As filed with the Securities and Exchange Commission on September 6, 2011
Registration No. 333-175077

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LyondellBasell Industries N.V.
Lyondell Chemical Company
See Table of Additional Registrants Below
(Exact name of registrant as specified in its charter)

The Netherlands Delaware	2860 2860	98-0646235 95-4160558
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Weena 737	1221 McKinney Street
3013AM Rotterdam	Suite 700
The Netherlands	Houston, Texas 77010
31 10 275 5500	(713) 309-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig B. Glidden
Weena 737
3013AM Rotterdam
The Netherlands
31 10 275 5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐ Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	Per Note(1)	Offering Price(1)	Registration Fee(1)
8% Senior Secured Notes Due 2017	$1,822,500,000	100%	$1,822,500,000	$211,593(4)
8% Senior Secured Notes Due 2017(2)	€303,750,000	100%	€303,750,000	$50,522(4)
Guarantees of $1,822,500,000 aggregate principal amount of its 8% Senior Secured Notes due 2017 and €303,750,000 aggregate principal amount of its 8% Senior Secured Notes due 2017(3)	—	—	—	(5)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	The amount of registration fee was calculated based on the noon buying rate for cable transfers as certified by the Federal Reserve Bank of New York on June 17, 2011 of $1.4326 = €1.00.
(3)	See inside facing page for additional registrants.

(4)	Previously paid.

(5)	Pursuant to Rule 457(n), no registration fee is required for the Guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
	Jurisdiction of	IRS Employer
	Incorporation	Identification
Exact Name of Registrant Guarantors(1)	or Formation	Number

LyondellBasell Finance Company	Delaware	75-3260806
LyondellBasell Acetyls, LLC	Delaware	27-1191233
Houston Refining LP	Delaware	76-0395303
LyondellBasell F&F Holdco, LLC	Delaware	27-1191320
LyondellBasell Acetyls Holdco, LLC	Delaware	27-1191133
Lyondell Refining I LLC	Delaware	76-0321158
Lyondell Refining Company LLC	Delaware	76-0321158
Lyondell Europe Holdings Inc.	Delaware	26-0547030
Lyondell Chimie France LLC	Delaware	23-1976967
Lyondell Chemical Technology, L.P.	Delaware	54-1613415
Lyondell Chemical Technology Management, Inc.	Delaware	23-2631289
Lyondell Chemical Technology 1 Inc.	Delaware	56-2561588
Lyondell Chemical Properties, L.P.	Delaware	23-2836105
Lyondell Chemical Overseas Services, Inc.	Delaware	95-4086869
Lyondell Chemical International Company	Delaware	51-0109803
Lyondell Chemical Delaware Company	Delaware	51-0309094
Equistar Chemicals, LP	Delaware	76-0550481
Basell North America Inc.	Delaware	51-0272090
Equistar GP, LLC	Delaware	27-1190908
Equistar LP, LLC	Delaware	27-1191017

(1)	The address and telephone number for each registrant guarantor is 1221 McKinney, Suite 700, Houston, Texas 77010 and (713) 309-7200.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 2011

PROSPECTUS

LYONDELL CHEMICAL COMPANY

OFFER TO EXCHANGE

$1,822,500,000 8% Senior Secured Notes Due 2017
€303,750,000 8% Senior Secured Notes Due 2017

FOR

$1,822,500,000 8% Senior Secured Notes Due 2017
€303,750,000 8% Senior Secured Notes Due 2017
that have been registered under the Securities Act of 1933

The Exchange Offer:

•	The exchange offer is not conditional upon any minimum principal amount of outstanding dollar denominated 8% Senior Secured Notes due 2017 (the “outstanding dollar notes”) and Euro denominated 8% Senior Secured Notes due 2017 (the “outstanding Euro notes,” and together with the outstanding dollar notes, the “outstanding notes”) being tendered for exchange.

•	Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 12:00 a.m., New York City time, on , 2011, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The terms of the exchange notes to be issued in exchange for the outstanding dollar notes (the “exchange dollar notes”) are identical to the outstanding dollar notes and the terms of the exchange notes to be issued in the exchange offer for the outstanding Euro notes (the “exchange Euro notes,” together with the exchange dollar notes, the “exchange notes”) are identical to the terms of the outstanding notes, except, in each case, that the exchange notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

•	The exchange notes are jointly and severally, and fully and unconditionally, guaranteed by LyondellBasell Industries N.V. and certain of its subsidiaries.

Resale of Exchange Notes

•	We intend to list the exchange notes on the Singapore Exchange Securities Traded Limited (the “SGX-ST”).

•	Broker-dealers who receive exchange notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such exchange notes.

•	Broker-dealers who acquired outstanding notes as a result of market-making or other trading activities may use this prospectus for the exchange offer, as supplemented or amended, in connection with resales of the exchange notes.

You should consider carefully the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “Commission” or “SEC”). In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than its respective date.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business on the first anniversary of the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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WHERE TO FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 (Reg. No. 333-175077) with respect to the securities being offered hereby. This prospectus does not contain all of the information contained in the registration statement, including the exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities being offered hereby. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. As described below, the registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge or may be obtained without charge to holders of outstanding notes upon written or oral request made to Lyondell Chemical Company. To obtain timely delivery of any requested information, holders of outstanding notes must make any request no later than five business days prior to the expiration of the exchange offer. To obtain timely delivery, you must request the information no later than          , 2011.

We are subject to the information requirements of the Securities Exchange Act of 1934, and in accordance therewith we are required to file reports, proxy and information statements and other information with the Securities and Exchange Commission. You can inspect and copy these materials at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington DC 20549. You may obtain information regarding the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. You can obtain electronic filings made through the Electronic Data Gathering, Analysis and Retrieval System at the Commission’s web site, http://www.sec.gov. We also post materials we have filed with the Commission on our website at www.lyondellbasell.com as soon as practicable after filing.

You may request a copy of this information, the exchange offer registration statement, and the Commission filings at no cost, by writing or telephoning us at the following address:

Lyondell Chemical Company
1221 McKinney Street, Suite 700
Houston, Texas 77010
(713) 309-7200
Attn: Corporate Secretary

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

Lyondell Chemical Company is an entity incorporated under the laws of the state of Delaware. However, LyondellBasell Industries N.V. is organized under the laws of The Netherlands. LyondellBasell Industries N.V. has agreed, in accordance with the terms of the indenture under which the exchange notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the exchange notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for securityholders to enforce judgments of courts of the U.S. predicated upon the civil liability provisions of the U.S. federal securities laws against certain of LyondellBasell Industries N.V.’s assets. A judgment of a U.S. court based solely upon civil liability under those laws may be unenforceable outside of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in jurisdictions outside of the U.S.

TRADEMARKS

We own or have rights to trademarks or trade names that we use in conjunction with the operation of our businesses. In addition, our names, logos and website names and addresses are our service marks or trademarks. Some of the more important trademarks that we own or to which we have rights include

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Alastian®, Avant®, CatalloyTM, Deflex®, Equistar®, GlacidoTM, Hostalen®, Indure®, Isomplus®, LupotechTM, MetoceneTM, Sequel®, SpherileneTM, Spheripol®, Spherizone®, SuperflexTM and VacidoTM. Each trademark, trade name or service mark by any other company appearing in this prospectus belongs to its holder.

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the words “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions.

We based the forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

•	if we are unable to comply with the terms of our credit facilities and other financing arrangements, those obligations could be accelerated, which we may not be able to repay;

•	we may be unable to incur additional indebtedness or obtain financing on terms that we deem acceptable, including for refinancing of our current obligations; higher interest rates and costs of financing would increase our expenses;

•	our ability to implement business strategies may be negatively affected or restricted by, among other things, governmental regulations or policies;

•	the cost of raw materials represent a substantial portion of our operating expenses, and energy costs generally follow price trends of crude oil and natural gas; price volatility can significantly affect our results of operations and we may be unable to pass raw material and energy cost increases on to our customers;

•	industry production capacities and operating rates may lead to periods of oversupply and low profitability;

•	uncertainties associated with worldwide economies create increased counterparty risks, which could reduce liquidity or cause financial losses resulting from counterparty exposure;

•	the negative outcome of any legal, tax and environmental proceedings may increase our costs;

•	we may be required to reduce production or idle certain facilities because of the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries, which would negatively affect our operating results;

•	we may face operating interruptions due to events beyond our control at any of our facilities, which would negatively impact our operating results, and because the Houston refinery is our only North American refining operation, we would not have the ability to increase production elsewhere to mitigate the impact of any outage at that facility;

•	regulations may negatively impact our business by, among other things, restricting our operations, increasing costs of operations or requiring significant capital expenditures;

•	we face significant competition due to the commodity nature of many of our products and may not be able to protect our market position or otherwise pass on cost increases to our customers;

•	we rely on continuing technological innovation, and an inability to protect our technology, or others’ technological developments could negatively impact our competitive position; and

•	we are subject to the risks of doing business at a global level, including fluctuations in exchange rates, wars, terrorist activities, political and economic instability and disruptions and changes in governmental policies, which could cause increased expenses, decreased demand or prices for our products and/or disruptions in operations, all of which could reduce our operating results.

Any of these factors, or a combination of these factors, could materially affect our future results of operations (including those of our joint ventures) and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of future performance, and our actual results and future developments (including those of our joint ventures) may differ materially from those projected in the forward-looking statements. Our management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels.

All subsequent written and oral forward looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that may be important to you. You should read the entire prospectus, including the financial data and related notes and the information incorporated by reference into this prospectus, before making an investment decision. In this prospectus, the terms “our,” “we,” “us,” “LyondellBasell,” the “Company,” and similar terms refer to LyondellBasell Industries N.V. and include all of our consolidated subsidiaries unless the context requires otherwise. When we use “Lyondell Chemical” or “LCC,” we are referring to our wholly owned subsidiary and the issuer of the outstanding notes and the exchange notes, Lyondell Chemical Company. Finally, the term “you” refers to a holder of the outstanding notes or the exchange notes.

In this prospectus we refer to the notes to be issued in the exchange offer as the “exchange notes” and the notes issued on April 8, 2010 as the “outstanding notes.” We refer to the exchange notes and the outstanding notes collectively as the “notes.”

The Company

Overview

We are the world’s third largest independent chemical company based on revenues and an industry leader in many of our product lines. We are a top worldwide producer of propylene oxide (“PO”), polyethylene (“PE”), ethylene and propylene and the world’s largest producer of polypropylene and polypropylene compounds (“PP compounds”). Additionally, we are a leading provider of technology licenses and a supplier of catalysts for polyolefin production. Our refinery in Houston, Texas (the “Houston Refinery”) is among North America’s largest full conversion refineries capable of processing significant quantities of heavy, high-sulfur crude oil. We participate in the full petrochemical value chain, from refining to specialized end uses of petrochemical products, and we believe that our vertically integrated facilities, broad product portfolio, manufacturing flexibility, superior technology base and operational excellence allow us to extract value across the full value chain.

Emergence from Chapter 11 Proceedings

We were formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (“LyondellBasell AF”) after completion of proceedings under chapter 11 of title 11 of the U.S. Bankruptcy Code. LyondellBasell AF and 93 of its subsidiaries were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the U.S. Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). Other subsidiaries of LyondellBasell AF were not involved in the Bankruptcy Cases. On April 23, 2010, the Bankruptcy Court approved our Third Amended and Restated Plan of Reorganization and we emerged from bankruptcy on April 30, 2010 (the date of our emergence from bankruptcy being the “Emergence Date”).

Prior to the Emergence Date, we had not conducted any business operations. Accordingly, unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the Emergence Date, as contained in this prospectus, reflect the actual historical consolidated results of operations and financial condition of LyondellBasell AF for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby or the adoption of “fresh-start” accounting. Thus, such financial information may not be representative of our performance or financial condition after the Emergence Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained in this prospectus relates to us and our subsidiaries following the Emergence Date.

As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and we now own and operate, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. References herein to “our” historical consolidated financial information (or data derived therefrom) for periods prior to May 1, 2010 should be read to refer to the historical financial information of LyondellBasell AF.

We are the successor to the combination in December 2007 of Lyondell Chemical Company (“Lyondell Chemical”) and Basell AF S.C.A. (“Basell”), which created one of the world’s largest private petrochemical companies with significant worldwide scale and leading product positions.

General Corporate Information

We are a public company with limited liability (naamloze vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009.

Lyondell Chemical’s executive offices are located at 1221 McKinney Street, Suite 700, Houston, Texas 77010. Our telephone number at our Houston office is (713) 309-7200. LyondellBassell Industries N.V.’s corporate seat is located at Weena 737, 3013 AM Rotterdam, The Netherlands. Our website address is www.lyondellbasell.com. The information in our website is not part of, or incorporated by reference into, this prospectus.

The Exchange Offer

On April 8, 2010, Lyondell Chemical completed the private offering of the $2,250,000,000 outstanding dollar notes and the €375,000,000 outstanding Euro notes. In December 2010, Lyondell Chemical redeemed $225,000,000 outstanding dollar notes and €37,500,000 outstanding Euro notes and in May 2011, redeemed an additional $202,500,000 outstanding dollar notes and €33,750,000 outstanding Euro notes.

In connection with the private offering, LyondellBasell, Lyondell Chemical and certain of LyondellBasell’s subsidiaries executed a registration rights agreement with the initial purchasers in the private offering of the outstanding notes in which we agreed to deliver to you this prospectus with respect to the outstanding notes and agreed to use our reasonable best efforts to file and cause to become effective with the Commission an exchange offer registration statement.

The Exchange Offer	We are offering to exchange your outstanding notes for a like principal amount of exchange notes, which are identical in all material respects, except:

• the exchange notes have been registered under the Securities Act;

• the exchange notes are not subject to transfer restrictions or entitled to registration rights; and

• the exchange notes are not entitled to additional interest provisions applicable to the outstanding notes in some circumstances relating to the timing of the exchange offer.

Expiration Date	The exchange offer will expire at 12:00 a.m., New York City time, on , 2011, unless we decide to extend it.

Resales of Exchange Notes	Based on interpretations by the Commission staff set forth in no action letters, we believe that after the exchange offer you may offer and sell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act so long as:

• you acquire the exchange notes in the ordinary course of business;

• you do not have an arrangement with another person to participate in a distribution of the exchange notes;

• you are not engaged in a distribution of, nor do you intend to distribute, the exchange notes; and

• if you are a broker-dealer, that you will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such exchange notes.

When you tender the outstanding notes, we will ask you to represent to us that:

• you are not our affiliate as defined in Rule 405 of the Securities Act;

• you will acquire the exchange notes in the ordinary course of business; and

• you have not engaged in, do not intend to engage in, nor have any arrangements or understanding with another person to participate in, a distribution of the exchange notes.

If you are unable to make these representations, you will be required to comply with the registration and prospectus delivery requirements under the Securities Act in connection with any resale transaction.

If you are a broker-dealer and receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus if you resell the exchange notes. By acknowledging your intent and delivering a prospectus you will not be deemed to admit that you are an “underwriter” under the Securities Act. You may use this prospectus as it is amended from time to time when you resell exchange notes that were acquired from market-making or trading activities. Starting on the expiration date and ending on the close of business on the first anniversary of the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Consequences of Failure to Exchange Outstanding Notes	If you do not exchange your outstanding notes during the exchange offer you will no longer be entitled to registration rights. You will not be able to offer or sell the outstanding notes unless they are later registered, sold pursuant to an exemption from registration or sold in a transaction not subject to the Securities Act or state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act. See “The Exchange Offer — Consequences of Failure to Exchange.”

Condition to the Exchange Offer	The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer, or the making of any exchange by a holder of the outstanding notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of outstanding notes being tendered. See “The Exchange Offer — Conditions.”

Procedures for Tendering Outstanding Notes	We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the outstanding notes are held in book-entry accounts maintained by the exchange agent at DTC, Euroclear or Clearstream, Luxembourg, a holder need not submit a letter of transmittal. However, all holders who exchange their outstanding notes for exchange notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

Holders of outstanding dollar notes hold their notes through DTC. Holders of outstanding Euro notes hold their notes through Euroclear or Clearstream, Luxembourg, which are participants in DTC.

To tender in the exchange offer, a holder must comply with the following procedures, as applicable:

Holders of outstanding notes through DTC: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes (either outstanding dollar notes or outstanding Euro notes) in book-entry form directly through DTC, you must submit an instruction and follow the procedures for book-entry transfer as provided under “The Exchange Offer — Book-Entry Transfer.”

Holders of outstanding notes through Euroclear or Clearstream, Luxembourg: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes (either outstanding dollar notes or outstanding Euro notes) in book-entry form directly through Euroclear or Clearstream, Luxembourg, you should be aware that pursuant to their internal guidelines, Euroclear and Clearstream, Luxembourg will automatically exchange your outstanding notes for exchange notes. If you do not wish to participate in the exchange offer, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to “Take No Action”; otherwise your outstanding notes will automatically be tendered in the exchange offer, and you will be deemed to have agreed to be bound by the terms of the letter of transmittal.

Only a registered holder of record of outstanding notes may tender outstanding notes in the exchange offer. If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you may request your respective broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you. Alternatively, if you are a beneficial owner and you wish to act on your own behalf in connection with the exchange offer, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other documents required by the letter of transmittal, or you cannot comply with the applicable procedures under DTC’s Automated Tender Offer Program or the procedures of Euroclear or Clearstream, Luxembourg, as applicable, for transfer of book-entry interests, prior to the expiration date, then you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Withdrawal of Tenders	You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent before 12:00 a.m., New York City time, on the expiration date of the exchange offer. See “The Exchange Offer — Withdrawal of Tenders.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section “The Exchange Offer — Conditions” of this prospectus, we will accept for exchange any and all outstanding notes that are properly tendered in the exchange offer before 12:00 a.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See “The Exchange Offer — Terms of the Exchange Offer; Acceptance of Tendered Notes.”

Fees and Expenses	We will bear expenses related to the exchange offer. See “The Exchange Offer — Fees and Expenses.”

Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

U.S. Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Consequences.”

Exchange Agent	Deutsche Bank Trust Company Americas is the exchange agent for the exchange offer of the outstanding dollar notes and Deutsche Bank AG, London Branch is the exchange agent for the exchange offer of the outstanding Euro notes. The addresses and telephone numbers of the exchange agents are set forth in the section captioned “The Exchange Offer — Exchange Agent” of this prospectus.

Terms of the Exchange Notes

The exchange notes will be identical to the outstanding notes except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes.

The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the exchange notes, see “Description of the Exchange Notes.”

Issuer	Lyondell Chemical Company

Securities Offered	Up to $1,822.5 million principal amount of 8% Senior Secured Notes due 2017 and €303.75 million principal amount of 8% Senior Secured Notes due 2017, which have been registered under the Securities Act.

Maturity Date	November 1, 2017.

Interest Payment Dates	Interest on all exchange notes will be paid semi-annually in cash in arrears on May 1 and November 1 of each year, commencing November 1, 2011.

Guarantees	The outstanding notes are, and the exchange notes will be, jointly and severally, and fully and unconditionally, guaranteed by LyondellBasell Industries N.V. and, subject to certain exceptions, each existing and future wholly owned U.S. restricted subsidiary of LyondellBasell Industries N.V., other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and together with LyondellBasell Industries N.V., the “Guarantors”). For information on the guarantees, see “Description of Exchange Notes — The Guarantees.”

Security	The outstanding notes and guarantees are, and the exchange notes and guarantees will be, secured by (i) a first priority lien on substantially all of Lyondell Chemical and each Subsidiary Guarantor’s existing and future property and assets (subject to certain exceptions) other than the assets securing the U.S. ABL Facility, (ii) a first priority lien on the capital stock of all U.S. subsidiaries of LyondellBasell Industries N.V. and each Subsidiary Guarantor (other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary), (iii) a first priority lien on 65% of the capital stock and 100% of the non-voting capital stock of all first-tier non-U.S. subsidiaries of the Issuer or LyondellBasell Industries N.V. and (iv) a second-priority lien on our accounts receivables, inventory, related contracts and other rights, deposit accounts into which the proceeds of the foregoing are credited and other assets related to the foregoing and proceeds thereof that secure the U.S. ABL Facility on a first priority basis, in each case subject to certain exceptions, permitted liens and release under certain circumstances.

For more information, see “Description of Exchange Notes — Security.” In addition, pledges of capital stock or other securities of our subsidiaries will be limited to the extent Rule 3-16 of Regulation S-X would require the filing of separate financial statements with the SEC for that subsidiary (such limitation is referred to herein as the “3-16 Exemption”); provided that the 3-16 Exemption will not apply to the capital stock of Lyondell Chemical and LyondellBasell Subholdings B.V. See “Description of Exchange Notes — Security.”

Ranking	The outstanding notes are, and the exchange notes will be, our senior obligations and will rank equal in right of payment to all of our other existing and future senior indebtedness, and will rank senior in right of payment to all existing and future subordinated indebtedness. See “Description of Exchange Notes — Ranking.”

Optional Redemption	At any time prior to May 1, 2013, we may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the exchange notes, at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date, with the net proceeds of one or more specified equity offerings.

In addition, prior to May 1, 2013, we may redeem up to 10% of the outstanding exchange notes per year, at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date.

In addition, prior to May 1, 2013, we may redeem the exchange notes at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof plus the applicable make-whole premium as of, and accrued and unpaid interest, to, but not including, the applicable redemption date.

On or after May 1, 2013, we may redeem all or a part of the exchange notes, at the redemption prices (expressed as percentages of principal amount) set forth specified under “Description of Exchange Notes — Redemption — Optional Redemption” plus accrued and unpaid interest thereon, if any, to but not including, the applicable redemption date. For a further discussion, see “Description of Exchange Notes — Redemption — Optional Redemption.”

Change of Control	Upon a change of control (as defined in “Description of Exchange Notes — Certain Definitions”) after the Emergence Date, we must offer to repurchase the exchange notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

Certain Indenture Covenants	We issued the outstanding notes, and will issue the exchange notes, under an indenture with Wilmington Trust FSB, the trustee. The indenture, among other things, restricts our ability to:

• incur additional indebtedness;

• make investments;

• pay dividends and make other restricted payments;

• create certain liens;

• sell assets;

• enter into certain types of transactions with our affiliates; and

• enter into mergers, consolidations, or sales of all or substantially all of our assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of Exchange notes — Certain Covenants.” Certain covenants will be suspended after we have received investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”); provided that no default has occurred and is continuing.

SGX-ST Listing	We intend to list the exchange notes on the SGX-ST.

Risk Factors	Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 12 for a discussion of certain factors you should consider in evaluating whether or not to tender your outstanding notes.

RISK FACTORS

You should carefully consider each of the risks described below and the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” together with all of the other information contained in this prospectus, including our consolidated financial statements and related notes, included elsewhere in the prospectus before deciding to invest in the notes. The risks described below are not the only risks facing us or that may materially adversely affect our business. While all known material risks have been discussed below, additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business. If any of the following risks develop into actual events, our business, financial condition or results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Relating to the Exchange Notes and the Exchange Offer

If you fail to exchange your outstanding notes, they will continue to be restricted securities and may become less liquid.

Outstanding notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the outstanding notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer — Procedures for Tendering.” Because we anticipate that most holders of the outstanding notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for the outstanding notes remaining after the completion of the exchange offer will be substantially limited. Any outstanding notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding notes at maturity. Further, following the exchange offer, if you did not tender your outstanding notes, you generally will not have any further registration rights, and such outstanding notes will continue to be subject to certain transfer restrictions.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your outstanding notes only if you properly tender the outstanding notes before expiration of the exchange offer. Neither we nor the applicable exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the outstanding notes for exchange. If you are the beneficial holder of outstanding notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your outstanding notes are held and instruct that person to tender on your behalf.

The value of the noteholders’ security interest in the collateral may not be sufficient to satisfy all our obligations under the exchange notes.

The exchange notes will be secured by (subject to exceptions and permitted liens) (i) a first priority lien on substantially all of the Issuer’s and each Subsidiary Guarantor’s existing and future property and assets other than property or assets securing our U.S. ABL Facility on a first priority basis, (ii) a first priority lien on the capital stock of all U.S. subsidiaries of LyondellBasell and each Subsidiary Guarantor (other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary) and (iii) a first priority lien on 65% of the capital stock and 100% of the non-voting capital stock of all first-tier non-U.S. subsidiaries of the Issuer or of LyondellBasell (subject in the case of the pledges of certain stock to the 3-16 Exemption). We refer to the debt having first priority liens on the foregoing collateral as “First Lien Debt.” In addition, the exchange notes will be secured by second priority liens on the accounts receivables, inventory, contracts and other rights, deposit accounts with respect to the proceeds of the foregoing are credited and other assets related to the foregoing and proceeds thereof that secure the U.S. ABL Facility on a first priority basis. The U.S. ABL Facility also has a second priority lien on the assets securing First Lien Debt. The Plan Roll-up Notes are secured on a third priority basis by the same collateral that secures the notes, the Senior Term Loan Facility and the U.S. ABL Facility, but on a basis junior to that of the notes, the Senior Term Loan Facility and the U.S. ABL Facility, as applicable. The indenture governing the notes permits us to incur additional First Lien Debt and unlimited junior liens on the collateral securing the notes.

Many of our assets, such as assets owned by our foreign subsidiaries, are not part of the collateral securing the notes. In addition, our foreign subsidiaries will be permitted to incur substantial indebtedness in compliance with the covenants under the indenture governing the notes and the agreements governing our other indebtedness. There are no limitations on our ability to transfer assets and cash flow to our non-Guarantor subsidiaries under the indenture, although we have no present intention of transferring any material portion of the notes collateral in this manner. Upon such a transfer, those assets would be released automatically from the lien securing the exchange notes.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By its nature, some or all of the collateral may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, competition or other future trends. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the collateral securing our obligations will be sufficient to pay our obligations under the exchange notes and any additional First Lien Debt which may be incurred pursuant to the terms of the indenture governing the exchange notes, in full or at all. There also can be no assurance that the collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain. To the extent that liens, rights or easements granted to third parties encumber assets located on property owned by us, such third parties have or may exercise rights and remedies with respect to the property subject to such liens that could adversely affect the value of the collateral and the ability of the collateral agent to foreclose on the collateral. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the exchange notes. Any claim for the difference between the amount, if any, realized by holders of the exchange notes from the sale of the collateral securing the exchange notes and the obligations under the exchange notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables.

With respect to some of the collateral, the collateral agent’s security interest and ability to foreclose may be subject to perfection, priority issues, state law requirements and practical problems associated with the realization of the trustee’s security interest or lien in the collateral, including cure rights, foreclosing on the collateral within the time periods permitted by third parties or prescribed by laws, obtaining third-party consents, making additional filings, statutory rights of redemption and the effect of the order of foreclosure. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that any such required consents can be obtained on a timely basis or at all. These requirements may limit the number of potential bidders for certain collateral in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the collateral. Therefore, the practical value of realizing on the collateral may, without the appropriate consents and filings, be limited.

The exchange notes will be effectively subordinated to all liabilities of our non-guarantor subsidiaries and structurally subordinated to claims of creditors of all of our foreign subsidiaries.

The exchange notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not the Issuer or Guarantors of the exchange notes. In the event of a bankruptcy, insolvency, liquidation, dissolution or reorganization of any of our non-Guarantor subsidiaries, these non-Guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to LyondellBasell Industries N.V. or the Issuer.

The exchange notes will not be guaranteed by any of LyondellBasell Industries N.V.’s non-U.S. subsidiaries. LyondellBasell Industries N.V.’s non-U.S. subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the exchange notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that LyondellBasell Industries N.V., the Issuer or the Subsidiary Guarantors have to receive any assets of any of the non-U.S. subsidiaries of LyondellBasell Industries N.V. upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of exchange notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

The indenture, the Senior Term Loan Facility and the U.S. ABL Facility allow us to incur substantial debt at our non-Guarantor subsidiaries, all of which would be effectively senior to the exchange notes and the guarantees to the extent of the assets of those non-Guarantor subsidiaries. As of June 30, 2011, our non-Guarantor subsidiaries had approximately $344 million of outstanding indebtedness, excluding intercompany liabilities, guarantees of indebtedness of joint ventures and other indebtedness referred to above, which would rank effectively senior to the exchange notes offered hereby, with respect to the assets of such non-Guarantor subsidiaries. In addition, there are no restrictions in the indenture governing the exchange notes relating to the transfer of funds between restricted subsidiaries, including between Guarantor and non-Guarantor restricted subsidiaries. Holders of the exchange notes will be structurally subordinated to creditors of the non-Guarantors and are subject to the foregoing risks concerning the amount of such structural subordination, among others.

Repayment of our debt, including required principal and interest payments on the exchange notes, is dependent on cash flow generated by our foreign subsidiaries.

Our foreign subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our foreign subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our foreign subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each foreign subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our foreign subsidiaries. While the indenture governing the exchange notes limits the ability of our foreign subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we are unable to receive distributions from our foreign subsidiaries we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

There are circumstances other than repayment or discharge of the exchange notes under which the collateral securing the exchange notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the exchange notes will be released automatically, including:

•	a sale, transfer or other disposition of such collateral in a transaction not prohibited under the indenture; and

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee.

The guarantee of a subsidiary guarantor will be automatically released to the extent it is released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture. The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the exchange notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the exchange notes, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the exchange notes by such subsidiary or any of its subsidiaries will be released under the indenture. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the exchange notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a claim on the assets of such unrestricted subsidiary and its subsidiaries that is senior to the claim of the holders of the exchange notes. See “Description of Exchange Notes.”

The collateral securing the exchange notes may be diluted under certain circumstances.

The collateral that will secure the exchange notes also secures our obligations under other First Lien Debt. This collateral may secure on a first-priority basis additional indebtedness that we incur in the future, subject to restrictions on our ability to incur debt and liens under the indenture governing the exchange notes and the Senior Term Loan Facility. Your rights to the collateral would be diluted by any increase in the indebtedness secured on a parity basis by this collateral.

The collateral securing the exchange notes may be subject to material exceptions, defects and encumbrances that adversely impact its value.

Any exceptions, defects, encumbrances, liens and other imperfections on the collateral that secures the First Lien Debt could adversely affect the value of the collateral securing the exchange notes as well as the ability of the collateral agent to realize or foreclose on such collateral. In addition, our business requires numerous federal, state and local permits and licenses. Continued operation of properties that are the collateral for the exchange notes depends on the maintenance of such permits and licenses may be prohibited. Our business is subject to substantial regulations and permitting requirements and may be adversely affected if we are unable to comply with existing regulations or requirements or changes in applicable regulations or requirements. In the event of foreclosure, the transfer of such permits and licenses may be prohibited or may require us to incur significant cost and expense. Further, we cannot assure you that the applicable governmental authorities will consent to the transfer of all such permits. If the regulatory approvals required for such transfers are not obtained or are delayed, the foreclosure may be delayed, a temporary shutdown of operations may result and the value of the collateral may be significantly decreased.

State law may limit the ability of the collateral agent, trustee and the holders of the exchange notes to foreclose on the real property and improvements included in the collateral.

The exchange notes will be secured by, among other things, liens on real property and improvements located in the States of Florida, Illinois, Iowa, Louisiana and Texas. The laws of those states may limit the ability of the trustee and the holders of the exchange notes to foreclose on the improved real property collateral located in those states. Laws of those states govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the exchange notes. These laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.

The holders of the exchange notes and the trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the trustee and the holders of the exchange notes from declaring a default and accelerating the exchange notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.

Rights of holders of exchange notes in the collateral may be adversely affected by the failure to perfect liens on certain collateral delivered after the issue date or acquired in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee or the collateral agent will monitor, or that we will inform the collateral agent or the administrative agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the lien on such after-acquired collateral. The collateral agent for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interests therein. Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the exchange notes.

If we, or any Subsidiary Guarantor, were to become subject to a bankruptcy proceeding, any liens recorded or perfected after the issue date of the exchange notes would face a greater risk of being invalidated than if they had been recorded or perfected on the issue date of the exchange notes. Liens recorded or perfected after the issue date of the exchange notes beyond the time period provided for perfecting as permitted under the U.S. Bankruptcy Code, such as the mortgage described above, may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing debt is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date of the indebtedness. Accordingly, if we or a subsidiary guarantor were to file for bankruptcy protection after the issue date of the exchange notes and the liens had been perfected less than 90 days before commencement of such bankruptcy proceeding, the liens securing the exchange notes may be especially subject to challenge as a result of having been perfected after their issue date. To the extent that such challenge succeeded, you would lose the benefit of the security that the collateral was intended to provide.

The pledge of the capital stock or other securities of the Issuer’s subsidiaries that secure the exchange notes will automatically be released from the lien on it and will no longer constitute collateral for so long as the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for such subsidiary.

The exchange notes and the guarantees will be secured by a pledge of the stock of some of our subsidiaries. Under the SEC regulations in effect as of the issue date of the exchange notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock or other securities of a subsidiary pledged as part of the collateral for any class of securities registered or to be registered is greater than or equal to 20% of the aggregate principal amount of the exchange notes then outstanding, such a subsidiary would be required to provide separate financial statements in filings with the SEC. Therefore, the indenture and the collateral documents provide that any capital stock and other securities of any of our subsidiaries will be excluded from the collateral for so long as the pledge of such capital stock or other securities to secure the exchange notes would cause such subsidiary to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time). We have agreed that the 3-16 Exemption will not apply to the pledges of stock of Lyondell Chemical and LyondellBasell Subholdings B.V. and we will file separate financial statements for those entities, if required to do so.

As a result, it may be more difficult, costly and time-consuming for holders of the exchange notes to foreclose on the assets of a subsidiary than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Exchange Notes — Security.”

In the event of bankruptcy, the ability of the holders of the exchange notes to exercise remedies in respect of the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of exchange notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy following the issuance of the exchange notes. Under applicable federal bankruptcy laws, upon the commencement of a bankruptcy case, an automatic stay goes into effect which, among other things, stays:

•	the commencement or continuation of any action or proceeding against the debtor that was or could have been commenced before the commencement of the bankruptcy case to recover a claim against the debtor that arose before the commencement of the bankruptcy case;

•	any act to obtain possession of, or control over, property of the bankruptcy estate or the debtor;

•	any act to create, perfect or enforce any lien against property of the bankruptcy estate; and

•	any act to collect or recover a claim against the debtor that arose before the commencement of the bankruptcy case.

Bankruptcy law could thus prevent, or at a minimum delay, the collateral agent from repossessing and disposing of, or otherwise exercising remedies in respect of, the collateral upon the occurrence of an event of default if a bankruptcy proceeding were to be commenced by or against us or the Guarantors prior to the collateral agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the collateral. Under the U.S. Bankruptcy Code, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instrument; provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral. The court may find “adequate protection” if the debtor pays cash or grants additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the exchange notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the exchange notes and the guarantees.

In the event of a total or partial loss to any of the mortgaged facilities, certain items of equipment, fixtures and other improvements may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to manufacture or construct replacement of such items could cause significant delays.

The terms of our indenture governing the exchange notes may restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The indenture governing the exchange notes issued hereby contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person;

•	enter into transactions with affiliates; and

•	enter into new lines of business.

In addition, our Senior Term Loan Facility requires us to maintain specified financial ratios and satisfy other financial condition tests.

Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet them.

A breach of the covenants under the indenture that governs the exchange notes offered hereby or under the credit agreement governing the Senior Term Loan Facility could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing our Senior Term Loan Facility would permit the lenders under our Senior Term Loan Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Senior Term Loan Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or holders of exchange notes accelerate the repayment of our borrowings, we cannot assure that we and our subsidiaries would have sufficient assets to repay such indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

In the event of a bankruptcy of us or any of the Guarantors, holders of the exchange notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the exchange notes exceed the fair market value of the collateral securing the exchange notes.

In any bankruptcy proceeding with respect to us or any of the Guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the exchange notes on the date of the bankruptcy filing was less than the then-current principal amount of the exchange notes. Upon a finding by the bankruptcy court that the exchange notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the exchange notes would be bifurcated between a secured claim in an amount equal to the value of the collateral and an unsecured claim with respect to the remainder of its claim which would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the exchange notes to receive post-petition interest or applicable fees, costs or charges and a lack of entitlement on the part of the unsecured portion of the exchange notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the exchange notes.

Insolvency laws of jurisdictions outside of the U.S. may preclude holders of the exchange notes from recovering payments due on the exchange notes.

Although the Issuer is incorporated in Delaware, LyondellBasell Industries N.V. is organized in The Netherlands. In addition, LyondellBasell Industries N.V. is party to certain of the key agreements affecting your rights as holders of the exchange notes and your ability to recover under the exchange notes are incorporated in jurisdictions other than the U.S. The insolvency laws of The Netherlands may not be as favorable to your interests as creditors as the laws of the U.S. or other jurisdictions with which you may be familiar.

U.S. investors in the exchange notes may have difficulties enforcing certain civil liabilities.

The Issuer is an entity incorporated under the laws of the State of Delaware. However, LyondellBasell Industries N.V. is organized under the laws of The Netherlands. LyondellBasell Industries N.V. has agreed, in accordance with the terms of the indenture under which the exchange notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the exchange notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for securityholders to enforce judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws against certain of LyondellBasell Industries N.V.’s assets. A judgment of a U.S. court based solely upon civil liability under those laws may be unenforceable outside of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in jurisdictions outside of the U.S.

Fraudulent transfer and other laws may permit a court to void the guarantees, and if that occurs, you may not receive any payments on the guarantees.

The issuance of the exchange notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the exchange notes and the guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) we or any of our Subsidiary Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the exchange notes or a guarantee, and, in the case of (ii) only, one of the following is also true:

•	we or any of our Subsidiary Guarantors were or was insolvent or rendered insolvent by reason of issuing the exchange notes or the guarantees;

•	payment of the consideration left us or any of our Subsidiary Guarantors with an unreasonably small amount of capital to carry on the business; or

•	we or any of our Subsidiary Guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature. If a court were to find that the issuance of the exchange notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or further subordinate the exchange notes or such guarantee to presently existing and future indebtedness of ours or such subsidiary guarantor, require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our other debt and that of our Subsidiary Guarantors that could result in acceleration of such debt.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the Subsidiary Guarantors were solvent at the relevant time, or regardless of the standard used, that the issuance of the exchange notes and the guarantees would not be subordinated to our or any Subsidiary Guarantor’s other debt.

If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Subsidiary Guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. Therefore, a court could void the obligations under the guarantees, subordinate them to the applicable subsidiary guarantor’s other debt or take other action detrimental to the holders of the exchange notes. In addition, a recent bankruptcy court decision in Florida questioned the validity of a customary savings clause in a guarantee.

The Issuer may not be able to fulfill its repurchase obligations in the event of a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under the Senior Term Loan Facility, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and the commitments to lend would terminate. The source of funds for any purchase of the exchange notes and repayment of borrowings under our Senior Term Loan Facility will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the exchange notes may be limited by law. In order to avoid the obligations to repurchase the exchange notes and events of default and potential breaches of the credit agreement governing our new Senior Term Loan Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us. Our failure to make the change of control offer or to pay the change of control purchase price when due would result in a default under the indenture governing the exchange notes. See “Description of Exchange Notes — Change of Control.”

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the exchange notes, constitute a “change of control” that would require us to repurchase the exchange notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. See the section titled “Description of Exchange Notes — Change of Control.”

In addition, the definition of change of control in the indenture governing the exchange notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain.

If an active trading market does not develop for the exchange notes, you may not be able to resell them.

There is no established trading market for the exchange notes. We intend to list the exchange notes on the SGX-ST, but this is not expected to become an active trading market for the bulk of the investors in the notes. Accordingly, an active trading market for the notes may not develop, in which case the market price and liquidity of the notes may be adversely affected.

In addition, you may not be able to sell your notes at a particular time or at a price favorable to you. Future trading prices of the notes will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industry generally;

•	the interest of securities dealers in making a market in the notes;

•	the market for similar securities; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of these securities. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the notes or to us could cause the liquidity or market value of the notes to decline.

We and the notes have been rated by nationally recognized statistical ratings organizations, and may in the future be rated by additional rating agencies. Any rating so assigned may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse change to our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

Risks Relating to Our Business

Economic downturns and disruptions in financial markets can adversely affect our business and results of operations.

Our results of operations can be materially affected by adverse conditions in the financial markets and depressed economic conditions generally. Economic downturns in the businesses and geographic areas in which we sell our products substantially reduce demand for our products and result in decreased sales volumes. Recessionary environments adversely affect our business because demand for our products is reduced, particularly from our customers in industrial markets generally and the automotive and housing industries specifically.

Moreover, many of our customers and suppliers rely on access to credit to adequately fund their operations. Disruptions in financial markets and economic slowdown can adversely impact the ability of our customers to finance the purchase of our products as well as the creditworthiness of those customers. These same factors may also impact the ability and willingness of suppliers to provide us with raw materials for our business.

The cyclicality and volatility of the industries in which we participate may cause significant fluctuations in our operating results.

Our business operations are subject to the cyclical and volatile nature of the supply-demand balance in the chemical and refining industries. Our future operating results are expected to continue to be affected by this cyclicality and volatility. The chemical and refining industries historically have experienced alternating periods of capacity shortages, causing prices and profit margins to increase, followed by periods of excess capacity, resulting in oversupply, declining capacity utilization rates and declining prices and profit margins.

In addition to changes in the supply and demand for products, changes in energy prices and other worldwide economic conditions can cause volatility. These factors result in significant fluctuations in profits and cash flow from period to period and over business cycles.

In addition, new capacity additions, especially in Asia and the Middle East, are expected to lead to a period of oversupply and lower profitability. The timing and extent of any changes to currently prevailing market conditions is uncertain and supply and demand may be unbalanced at any time. As a consequence, we are unable to accurately predict the extent or duration of future industry cycles or their effect on our business, financial condition or results of operations. We can give no assurances as to any predictions we may make with respect to the timing, extent or duration of future industry cycles.

Costs and limitations on supply of raw materials and energy may result in increased operating expenses.

The costs of raw materials and energy represent a substantial portion of our operating expenses. Energy costs generally follow price trends of crude oil and natural gas. These price trends may be highly volatile and cyclical. In the past, raw material and energy costs have experienced significant fluctuations that adversely affected our business segments’ results of operations. Moreover, fluctuations in currency exchange rates can add to this volatility.

We are not always able to pass raw material and energy cost increases on to our customers. When we do have the ability to pass on the cost increases, we are not always able to do so quickly enough to avoid adverse impacts on our results of operations.

Cost increases also may increase working capital needs, which could reduce our liquidity and cash flow. Even if we increase our sales prices to reflect rising raw material and energy costs, demand for products may decrease as customers reduce their consumption or use substitute products, which may have an adverse impact on our results of operations. In addition, producers in natural gas cost-advantaged regions, such as the Middle East, benefit from the lower prices of natural gas and NGLs. Competition from producers in these regions may cause us to reduce exports from North America and Europe. Any such reductions may increase competition for product sales within North America and Europe, which can result in lower margins in those regions. Additionally, there are a limited number of suppliers for some of our raw materials and utilities and, in some cases, the supplies are specific to the particular geographic region in which a facility is located.

It is also common in the chemical and refining industries for a facility to have a sole, dedicated source for its utilities, such as steam, electricity and gas. Having a sole or limited number of suppliers may limit our negotiating power, particularly in the case of rising raw material costs. Any new supply agreements we enter into may not have terms as favorable as those contained in our current supply agreements.

If our raw material or utility supplies were disrupted, our businesses may incur increased costs to procure alternative supplies or incur excessive downtime, which would have a direct negative impact on plant operations. For example, hurricanes have in the past negatively affected crude oil and natural gas supplies, as well as supplies of other raw materials, utilities (such as electricity and steam), and industrial gases, contributing to increases in operating costs and, in some cases, disrupting production. In addition, hurricane-related disruption of vessel, barge, rail, truck and pipeline traffic in the U.S. Gulf Coast area would negatively affect shipments of raw materials and product.

In addition, with increased volatility in raw material costs, our suppliers could impose more onerous terms on us, resulting in shorter payment cycles and increasing our working capital requirements.

We sell products in highly competitive global markets and face significant price pressures.

We sell our products in highly competitive global markets. Due to the commodity nature of many of our products, competition in these markets is based primarily on price and, to a lesser extent, on product performance, product quality, product deliverability, reliability of supply and customer service. Generally, we are not able to protect our market position for these products by product differentiation and may not be able to pass on cost increases to our customers.

In addition, we face increased competition from companies that may have greater financial resources and different cost structures or strategic goals than us. These include large integrated oil companies (many of which also have chemical businesses), government-owned businesses, and companies that receive subsidies or other government incentives to produce certain products in a specified geographic region. Increased competition from these companies, especially in our olefin and refining businesses, could limit our ability to increase product sales prices in response to raw material and other cost increases, or could cause us to reduce product sales prices to compete effectively, which could reduce our profitability. Competitors that have greater financial resources than us may be able to invest significant capital into their businesses, including expenditures for research and development.

In addition, specialty products we produce may become commoditized over time. Increased competition could result in lower prices or lower sales volumes, which would have a negative impact on our results of operations.

Our ability to source raw materials, including crude oil, may be adversely affected by political instability, civil disturbances or other governmental actions.

We obtain a substantial portion of our principal raw materials from sources in North Africa, the Middle East, and South America that may be less politically stable than other areas in which we conduct business, such as Europe or the U.S.

Recently, increased incidents of civil unrest, including demonstrations which have been marked by violence, have occurred in some countries in North Africa and the Middle East. Some political regimes in these countries are threatened or have changed as a result of such unrest. Political instability and civil unrest could continue to spread in the region and involve other areas. Such unrest, if it continues to spread or grow in intensity, could lead to civil wars, regional conflict, or regime changes resulting in governments that are hostile to countries in which we conduct substantial business, such as Europe, the U.S., or their respective allies.

We source a large portion of our crude oil from Venezuela. From time to time in the past, the Venezuelan national oil company, PDVSA, has declared itself in a force majeure situation and reduced deliveries of crude oil purportedly based on announced OPEC production cuts. It is impossible to predict how possible changes in governmental policies may affect our sourcing. Any significant reduction in Venezuelan crude oil supplies could negatively impact our ability to procure crude oil, from Venezuela or other sources, on economically advantageous terms. Political instability, civil disturbances and actions by governments in North Africa, the Middle East or South America are likely to substantially increase the price and decrease the supply of feedstocks necessary for our operations, which will have a material adverse effect on our results of operations.

Interruptions of operations at our facilities may result in liabilities or lower operating results.

We own and operate large-scale facilities. Our operating results are dependent on the continued operation of our various production facilities and the ability to complete construction and maintenance projects on schedule. Interruptions at our facilities may materially reduce the productivity and profitability of a particular manufacturing facility, or our business as a whole, during and after the period of such operational difficulties. In the past, we had to shut down plants on the U.S. Gulf Coast, including the temporary shutdown of the Houston Refinery, as a result of hurricanes striking the Texas coast.

In addition, because the Houston Refinery is our only North American refining operation, an outage at the refinery could have a particularly negative impact on our operating results. Unlike our chemical and polymer production facilities, which may have sufficient excess capacity to mitigate the negative impact of lost production at other facilities, we do not have the ability to increase refining production elsewhere in the U.S.

Although we take precautions to enhance the safety of our operations and minimize the risk of disruptions, our operations are subject to hazards inherent in chemical manufacturing and refining and the related storage and transportation of raw materials, products and wastes. These potential hazards include:

•	pipeline leaks and ruptures;

•	explosions;

•	fires;

•	severe weather and natural disasters;

•	mechanical failure;

•	unscheduled downtimes;

•	supplier disruptions;

•	labor shortages or other labor difficulties;

•	transportation interruptions;

•	remediation complications;

•	chemical and oil spills;

•	discharges or releases of toxic or hazardous substances or gases;

•	storage tank leaks;

•	other environmental risks; and

•	terrorist acts.

Some of these hazards may cause severe damage to or destruction of property and equipment and may result in suspension of operations or the shutdown of affected facilities.

Our operations are subject to risks inherent in chemical and refining businesses, and we could be subject to liabilities for which we are not fully insured or that are not otherwise mitigated.

We maintain property, business interruption, product, general liability, casualty and other types of insurance, including pollution and legal liability, that we believe are in accordance with customary industry practices. However, we are not fully insured against all potential hazards incident to our business, including losses resulting from natural disasters, war risks or terrorist acts. Changes in insurance market conditions have caused, and may in the future cause, premiums and deductibles for certain insurance policies to increase substantially and, in some instances, for certain insurance to become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability for which we were not fully insured, we might not be able to finance the amount of the uninsured liability on terms acceptable to us or at all, and might be obligated to divert a significant portion of our cash flow from normal business operations.

Further, because a part of our business involves licensing polyolefin process technology, our licensees are exposed to similar risks involved in the manufacture and marketing of polyolefins. Hazardous incidents involving our licensees, if they do result or are perceived to result from use of our technologies, may harm our reputation, threaten our relationships with other licensees and/or lead to customer attrition and financial losses. Our policy of covering these risks through contractual limitations of liability and indemnities and through insurance may not always be effective. As a result, our financial condition and results of operation would be adversely affected, and other companies with competing technologies may have the opportunity to secure a competitive advantage.

Certain activities related to a former project raise compliance issues under U.S. law.

We have identified an agreement related to a former project in Kazakhstan under which a payment was made in late 2008 that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of a special committee established by the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. We made a voluntary disclosure of these matters to the U.S. Department of Justice in late 2009 and are cooperating fully with that agency. In this respect, we may not have conducted our business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. We cannot reasonably estimate any potential penalty that may arise from these matters. We have adopted and are implementing more stringent policies and procedures designed to ensure compliance. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.

Our non-U.S. operations conduct business in countries subject to U.S. economic sanctions and certain activities raise compliance issues under U.S. law.

Certain of our non-U.S. subsidiaries conduct business in countries subject to U.S. economic sanctions, including Iran. U.S. and EU laws and regulations prohibit certain persons from engaging in business activities, in whole or in part, with sanctioned countries, organizations and individuals.

We have and continue to adopt more significant compliance policies and procedures to ensure compliance with all applicable sanctions laws and regulations. In connection with our continuing review of compliance risks in this area, we made a voluntary disclosure of certain matters to the U.S. Treasury Department and intend to continue cooperating fully with that agency. We cannot at this point in time predict the outcome of this matter because our investigation is ongoing, but there is a risk that we could be subject to civil and criminal penalties.

We have made the decision to terminate all business by us and our direct and indirect subsidiaries with the government, entities and individuals in Iran, Syria and Sudan. We have notified our counterparties in these countries of our decision and may be subject to legal actions to enforce agreements with the counterparties. These activities present a potential risk that could subject us to private legal proceedings that could be material to us. At this time, we cannot predict the outcome because our withdrawal activities are ongoing.

Our operations could be adversely affected by labor relations.

The vast majority of our employees located in Europe and South America are represented by labor unions and work councils. Approximately 900 of our employees located in North America are represented by labor unions. Of the North American employees, approximately 50% include our employees that are covered by a collective bargaining agreement between Houston Refining LP and the United Steelworkers Union, which expires on January 31, 2012.

Our operations have been in the past, and may be in the future, significantly and adversely affected by strikes, work stoppages and other labor disputes.

We cannot predict with certainty the extent of future costs under environmental, health and safety and other laws and regulations, and cannot guarantee they will not be material.

We may face liability arising out of the normal course of business, including alleged personal injury or property damage due to exposure to chemicals or other hazardous substances at our current or former facilities or chemicals that we manufacture, handle or own. In addition, because our products are components of a variety of other end-use products, we, along with other members of the chemical industry, are subject to potential claims related to those end-use products. Any substantial increase in the success of these types of claims could negatively affect our operating results.

We (together with the industries in which we operate) are subject to extensive national, regional, state and local environmental laws, regulations, directives, rules and ordinances concerning

•	emissions to the air;

•	discharges onto land or surface waters or into groundwater; and

•	the generation, handling, storage, transportation, treatment, disposal and remediation of hazardous substances and waste materials.

Many of these laws and regulations provide for substantial fines and potential criminal sanctions for violations. Some of these laws and regulations are subject to varying and conflicting interpretations. In addition, some of these laws and regulations require us to meet specific financial responsibility requirements. Any substantial liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

Although we have compliance programs and other processes intended to ensure compliance with all such regulations, we are subject to the risk that our compliance with such regulations could be challenged. Non-compliance with certain of these regulations could result in the incurrence of additional costs, penalties or assessments that could be material.

Our industry is subject to extensive government regulation, and existing or future regulations may restrict our operations, increase our costs of operations or require us to make additional capital expenditures.

Compliance with regulatory requirements could result in higher operating costs, such as regulatory requirements relating to emissions, the security of our facilities, and the transportation, export or registration of our products. We generally expect that regulatory controls worldwide will become increasingly more demanding, but cannot accurately predict future developments. Increasingly strict environmental laws and inspection and enforcement policies, could affect the handling, manufacture, use, emission or disposal of products, other materials or hazardous and non-hazardous waste. Stricter environmental, safety and health laws, regulations and enforcement policies could result in increased operating costs. Additionally, we are required to have permits for our businesses and are subject to licensing regulations. These permits and licenses are subject to renewal, modification and in some circumstances, revocation. Further, the permits and licenses are often difficult, time consuming and costly to obtain and could contain conditions that limit our operations.

We may incur substantial costs to comply with climate change legislation and regulatory initiatives.

There has been a broad range of proposed or promulgated state, national and international laws focusing on greenhouse gas (“GHG”) reduction. These proposed or promulgated laws apply or could apply in countries where we have interests or may have interests in the future. Laws in this field continue to evolve and, while they are likely to be increasingly widespread and stringent, at this stage it is not possible to accurately estimate either a timetable for implementation or our future compliance costs relating to implementation. Within the framework of EU emissions trading, we were allocated certain allowances of carbon dioxide per year for the affected plants of our European sites for the 2005 to 2007 period. For the second trading period (2008 to 2012), a number of our plants are included in the Europe-wide trading system. We expect to incur additional costs as a result of the existing emissions trading scheme and could incur additional costs in relation to any future carbon or other greenhouse gas emission trading schemes. The costs could be higher to the extent that we decide to sell credits that we need in the future.

In the U.S., the Environmental Protection Agency (the “EPA”) has promulgated federal GHG regulations under the Clean Air Act affecting certain sources. The EPA has issued mandatory GHG reporting requirements which could lead to further obligations. The recent EPA action could be a precursor to further federal regulation of carbon dioxide emissions and other greenhouse gases, and may affect the outcome of other climate change lawsuits pending in U.S. federal courts in a manner unfavorable to our industry. In any event, additional regulation is likely to be forthcoming at the U.S. federal level or the state level with respect to GHG emissions, and such regulation could result in the creation of additional costs in the form of taxes or required acquisition or trading of emission allowances.

Compliance with these or other changes in laws, regulations and obligations that create a GHG emissions trading scheme or GHG reduction policies generally could significantly increase our costs or reduce demand for products we produce. Depending on the nature of potential regulations and legislation, any future laws and regulations could result in increased compliance costs or additional operating restrictions, and could have a material adverse effect on our business and results of operations.

Legislation and regulatory initiatives could lead to a decrease in demand for our products.

New or revised governmental regulations and independent studies relating to the effect of our products on health, safety and the environment may affect demand for our products and the cost of producing our products. Initiatives by governments and private interest groups will potentially require increased toxicological testing and risk assessments of a wide variety of chemicals, including chemicals used or produced by us. For example, in the United States, the National Toxicology Program (“NTP”) is a federal interagency program that seeks to identify and select for study chemicals and other substances to evaluate potential human health hazards. In the European Commission, REACh is regulation designed to identify the intrinsic properties of chemical substances, assess hazards and risks of the substances, and identify and implement the risk management measures to protect humans and the environment.

Assessments by the NTP, REACh or similar programs or regulations in other jurisdictions may result in heightened concerns about the chemicals we use or produce and may result in additional requirements being placed on the production, handling, labeling or use of those chemicals. Such concerns and additional requirements could also increase the cost incurred by our customers to use our chemical products and otherwise limit the use of these products, which could lead to a decrease in demand for these products. Such a decrease in demand could have an adverse impact on our business and results of operations.

We operate internationally and are subject to exchange rate fluctuations, exchange controls, political risks and other risks relating to international operations.

We operate internationally and are subject to the risks of doing business on a global level, including fluctuations in currency exchange rates, transportation delays and interruptions, war, terrorist activities, epidemics, pandemics, political and economic instability and disruptions, restrictions on the transfer of funds, the imposition of duties and tariffs, import and export controls, changes in governmental policies, labor unrest and current and changing regulatory environments. Recent demonstrations and popular unrest in portions of the Middle East are examples of these events.

These events could reduce the demand for our products, decrease the prices at which we can sell our products, disrupt production or other operations, require substantial capital and other costs to comply, and/or increase security costs or insurance premiums, all of which could reduce our operating results. In addition, we obtain a substantial portion of our principal raw materials from international sources that are subject to these same risks. Our compliance with applicable customs, currency exchange control regulations, transfer pricing regulations or any other laws or regulations to which we may be subject could be challenged. Furthermore, these laws may be modified, the result of which may be to prevent or limit subsidiaries from transferring cash to us.

Furthermore, we are subject to certain existing, and may be subject to possible future, laws that limit or may limit our activities while some of our competitors may not be subject to such laws, which may adversely affect our competitiveness.

In addition, we generate revenues from export sales and operations that may be denominated in currencies other than the relevant functional currency. Exchange rates between these currencies and functional currencies in recent years have fluctuated significantly and may do so in the future. Future events, which may significantly increase or decrease the risk of future movement in currencies in which we conduct our business, cannot be predicted. We also may hedge certain revenues and costs using derivative instruments to minimize the impact of changes in the exchange rates of those currencies compared to the respective functional currencies. It is possible that fluctuations in exchange rates will result in reduced operating results.

Significant changes in pension fund investment performance or assumptions relating to pension costs may adversely affect the valuation of pension obligations, the funded status of pension plans, and our pension cost.

Our pension cost is materially affected by the discount rate used to measure pension obligations, the level of plan assets available to fund those obligations at the measurement date and the expected long-term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets may result in corresponding increases and decreases in the valuation of plan assets, particularly equity securities, or in a change of the expected rate of return on plan assets. Any change in key actuarial assumptions, such as the discount rate, would impact the valuation of pension obligations, affecting the reported funded status of our pension plans as well as the net periodic pension cost in the following fiscal years.

Certain of our current pension plans are underfunded. As of December 31, 2010, our pension plans were underfunded by $1,173 million. Any declines in the fair values of the pension plans assets could require additional payments by us in order to maintain specified funding levels.

Our pension plans are subject to legislative and regulatory requirements of applicable jurisdictions, which could include, under certain circumstances, local governmental authority to terminate the plan.

We may be required to record material charges against our earnings due to any number of events that could cause impairments to our assets.

We may be required to reduce production at or idle facilities for extended periods of time or exit certain businesses as a result of the cyclical nature of our industry. Specifically, oversupplies of or lack of demand for particular products or high raw material prices may cause us to reduce production. We may choose to reduce production at certain facilities because we have off-take arrangements at other facilities, which makes any reductions or idling unavailable at those facilities. Any decision to permanently close facilities or exit a business likely would result in impairment and other charges to earnings.

Temporary outages at our facilities can last for several quarters and sometimes longer. These outages could cause us to incur significant costs, including the expenses of maintaining and restarting these facilities. In addition, even though we may reduce production at facilities, we may be required to continue to purchase or pay for utilities or raw materials under take-or-pay supply agreements.

Many of our businesses depend on our intellectual property. Our future success will depend in part on our ability to protect our intellectual property rights, and our inability to do so could reduce our ability to maintain our competitiveness and margins.

We have a significant worldwide patent portfolio of issued and pending patents. These patents, together with proprietary technical know-how, are significant to our competitive position, particularly with regard to PO, performance chemicals, petrochemicals, and polymers, including process technologies such as Spheripol, Spherizone, Hostalen, Spherilene, Lupotech T and Lupotech G and Avant catalyst family technology rights. We rely on the patent, copyright and trade secret laws of the countries in which we operate to protect our investment in research and development, manufacturing and marketing. However, we may be unable to prevent third parties from using our intellectual property without authorization. Proceedings to protect these rights could be costly, and we may not prevail.

The protection afforded by patents varies from country to country and depends upon the type of patent and its scope of coverage. While a presumption of validity exists with respect to patents issued to us, our patents may be challenged, invalidated, circumvented or rendered unenforceable. As patents expire, the products and processes described and claimed under those patents become generally available for use by competitors.

Our continued growth strategy may bring us to regions of the world where intellectual property protection may be limited and difficult to enforce. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. Moreover, our competitors or other third parties may obtain patents that restrict or preclude our ability to lawfully produce or sell our products in a competitive manner, which could result in significantly lower revenues, reduced profit margins or loss of market share.

We also rely upon unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position. While it is our policy to enter into confidentiality agreements with our employees and third parties to protect our intellectual property, these confidentiality agreements may be breached, may not provide meaningful protection or adequate remedies may not be available. Additionally, others could obtain knowledge of our trade secrets through independent development or other access by legal or illegal means.

The failure of our patents or confidentiality agreements to protect our processes, apparatuses, technology, trade secrets or proprietary know-how could result in significantly lower revenues, reduced profit margins and cash flows and/or loss of market share. We also may be subject to claims that our technology, patents or other intellectual property infringes on a third party’s intellectual property rights. Unfavorable resolution of these claims could result in restrictions on our ability to deliver the related service or in a settlement that could be material to us.

We may not be able to fully or successfully implement our ongoing plans to improve and globally integrate our business processes and functions.

We continue to seek ways to drive greater productivity, flexibility and cost savings. In particular, we are working towards the improvement and global integration of our business processes and functions. As part of these efforts, we have been centralizing certain functions, implementing new information technology, and integrating our existing information technology systems.

Our ongoing implementation of organizational improvements is made more difficult by our need to coordinate geographically dispersed operations. Inabilities and delays in implementing improvements can negatively affect our ability to realize projected or expected cost savings. In addition, the process of organizational improvements may cause interruptions of, or loss of momentum in, the activities of our businesses. It may also result in the loss of personnel or other labor issues. These issues, as well as any information technology systems failures, also could impede our ability to timely collect and report financial results in accordance with applicable laws and regulations.

Shared control or lack of control of joint ventures may delay decisions or actions regarding the joint ventures.

A portion of our operations are conducted through joint ventures, where control may be exercised by or shared with unaffiliated third parties. We cannot control the actions of our joint venture partners, including any nonperformance, default or bankruptcy of joint venture partners. The joint ventures that we do not control may also lack adequate internal controls systems.

In the event that any of our joint venture partners do not observe their obligations, it is possible that the affected joint venture would not be able to operate in accordance with our business plans. As a result, we could be required to increase our level of commitment in order to give effect to such plans. Differences in views among the joint venture participants also may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the joint ventures and in turn our business and operations.

Litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

We are involved in civil litigation in the ordinary course of our business and from time-to-time are involved in governmental proceedings relating to the conduct of our business. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our liquidity and earnings.

Our capital requirements could limit or cause us to change our growth and development plans.

At June 30, 2011, we have approximately $5.9 billion of total consolidated debt. Our debt and the limitations imposed on us by our financing arrangements could:

•	require us to dedicate a substantial portion, or all, of our cash flow from operations to payments of principal and interest on our debt;

•	make us more vulnerable during downturns , which could limit our ability to take advantage of significant business opportunities and react to changes in our business and in market or industry conditions; and

•	put us at a competitive disadvantage relative to competitors that have less debt.

If our cash flow from operations and capital resources were reduced, we may be forced to reduce or delay investments and capital expenditures or other planned uses of our cash due to our substantial debt service obligations. We could choose to sell assets, seek additional capital or restructure or refinance our indebtedness, but there can be no assurances that we would be able to do so on terms we deem acceptable, if at all. Additionally, our debt instruments may limit our ability to effect such actions.

Our debt or other financing arrangements contain a number of restrictive covenants that impose operating and financial restrictions on us. There also is a minimum fixed charge coverage ratio contained in our U.S. ABL Facility that is applicable if availability under the facility falls below certain levels. We currently are in compliance with all of our restrictive and financial covenants; however, the ability to meet financial requirements can be affected by events beyond our control and, over time, these covenants may not be satisfied.

A breach of covenants of or the failure to pay principal and interest when due under our debt or other financing could result in a default or cross-default under all or some of those instruments. Any such default could result in an acceleration of all amounts outstanding under all facilities, and could relieve counterparties of their obligations to fund or otherwise make advances. Without waivers from the parties to our financing arrangements, any such default would have a material adverse effect on our ability to continue to operate.

A substantial portion of our shares are owned by a few persons, and their interests in LyondellBasell Industries N.V. may conflict with other stakeholders’ interests.

As of June 22, 2011, two of our shareholders collectively own approximately 45% of our outstanding ordinary shares. Under Dutch law, there are no quorum requirements for shareholder voting and most matters are approved or adopted by a majority of votes cast. As a result, as long as these shareholders or any other substantial shareholder own, directly or indirectly, a substantial portion of our outstanding shares, they will be able to significantly influence all matters requiring shareholder approval, including amendments to our Articles of Association, the election of directors, significant corporate transactions, dividend payments and other matters. These shareholders may have interests that conflict with other stakeholders, including holders of the exchange notes, and actions may be taken that other stakeholders do not view as beneficial.

Additionally, these shareholders are party to a nomination agreement that entitles each of the shareholders cause our Supervisory Board to nominate for election members to our Supervisory Board for so long as the shareholder owns specified percentages of our ordinary shares.

U.S. anti-inversion rules may apply to LyondellBasell Industries N.V. resulting in certain adverse U.S. federal income tax consequences.

The U.S. Internal Revenue Service (“IRS”) could seek to apply Section 7874 of the IRC to treat LyondellBasell Industries N.V. as a U.S. corporation for U.S. federal income tax purposes or, alternatively, it could seek to impose U.S. federal income tax on certain income of our U.S. subsidiaries. Such an application would be based upon the value of stock issued in our emergence from Chapter 11 that the former creditors and shareholders of our top U.S. holding company and its direct and indirect subsidiaries received by reason of holding claims against those entities.

Treatment as a U.S. corporation could result in significantly increased U.S. federal income tax liability to us. Application of the alternative could impose U.S. federal income tax on our U.S. subsidiaries.

Although no assurance can be given that the IRS would not take a contrary position regarding Section 7874’s application or that such position, if asserted, would not be sustained, we believe that the stock issued in connection with our emergence from the Bankruptcy Cases that is attributable to the value of the claims against our companies outside the U.S. Group makes a Section 7874 inapplicable to us. In addition, we believe that strong arguments can be made that Section 7874 should not in any event apply to us because of the substantial business activities that we and our affiliates conduct and have historically conducted in The Netherlands.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the exchange notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Outstanding Notes surrendered in exchange for exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of exchange notes will not result in any change in outstanding indebtedness.

HISTORICAL AND SELECTED FINANCIAL INFORMATION

See Management’s Discussion and Analysis of Financial Condition and Results of Operations for a discussion of factors that will enhance an understanding of this data.

The following selected financial data of the Company and its predecessor, LyondellBasell AF, should be read in conjunction with the Consolidated Financial Statements and related notes thereto and “— Management’s Discussion and Analysis of Financial Condition and Results of Operations,” below. The selected financial data of the Company and the Predecessor were derived from their consolidated financial statements. Those financial statements were prepared from the books and records of LyondellBasell AF for periods through April 30, 2010 and of the Company upon emergence from bankruptcy after that date. As discussed elsewhere in this prospectus, we became the successor parent holding company of the subsidiaries of LyondellBasell AF and the reporting entity upon completion of the bankruptcy proceedings. Financial information is reported for the Company as the successor on a basis different from financial information of the predecessor, LyondellBasell AF. As a result of the application of fresh-start accounting and restructuring activities pursuant to the Plan of Reorganization, the Successor period is not comparable to the Predecessor period.

	Successor			Predecessor
	Six Months	May 1	May 1	January 1
	Ended	through	through	through
	June 30,	December 31,	June 30,	April 30,	For the Year Ended December 31,
	2011	2010	2010	2010	2009	2008	2007(a)	2006
In millions of dollars
Results of Operations Data:
Sales and other operating revenues	$26,294	$27,684	$6,772	$13,467	$30,828	$50,706	$17,120	$13,175
Interest expense	(340)	(545)	(132)	(713)	(1,795)	(2,476)	(353)	(332)
Income (loss) from equity investments(b)	131	86	27	84	(181)	38	162	130
Income (loss) from continuing operations(c)	1,463	1,516	347	8,504	(2,872)	(7,343)	661	396
Earnings per share from continuing operations:
Basic	2.58	2.68	0.60
Diluted	2.56	2.67	0.60
Income (loss) from discontinued operations, net of tax	—	64	—	—	1	15	—	—
Earnings per share from discontinued operations:
Basic	—	0.11	—
Diluted	—	0.11	—
Balance Sheet Data:
Total assets	28,475	25,302	23,783		27,761	28,651	39,728	9,549
Short-term debt	50	42	557		6,182	774	2,415	779
Long-term debt(d)	5,815	6,040	6,753		802	23,195	22,000	3,364
Cash and cash equivalents	4,687	4,222	3,753		558	858	560	830
Accounts receivable	4,901	3,747	3,533		3,287	2,585	4,165	2,041
Inventories	5,577	4,824	4,372		3,277	3,314	5,178	1,339
Working capital	6,479	5,810	5,379		4,436	3,237	5,019	1,900
Liabilities subject to compromise	—	—	—		22,494	—	—	—

	Successor			Predecessor
	Six Months	May 1	May 1	January 1
	Ended	through	through	through
	June 30,	December 31,	June 30,	April 30,	For the Year Ended December 31,
	2011	2010	2010	2010	2009	2008	2007(a)	2006
In millions of dollars
Cash Flow Data:
Cash provided by (used in):
Operating activities	1,247	2,957	1,105	(925)	(787)	1,090	1,180	1,034
Investing activities	(651)	(312)	(110)	(224)	(611)	(1,884)	(11,899)	(535)
Expenditures for property, plant and equipment	(482)	(466)	(113)	(226)	(779)	(1,000)	(411)	(263)
Financing activities	(299)	(1,194)	133	3,315	1,101	1,083	10,416	(190)

(a)	Results of operations and cash flow data reflect the acquisition of Lyondell Chemical from December 21, 2007. Balance sheet data include Lyondell Chemical balances as of December 31, 2007. Results of operations and cash flow data for the year ended December 31, 2006 do not reflect Lyondell Chemical, and balance sheet data as of December 31, 2006 does not reflect Lyondell Chemical.

(b)	Loss from equity investments for the year ended December 31, 2009 includes pre-tax charges of $228 million for impairment of the carrying value of our investments in certain joint ventures.

(c)	Income from continuing operations for the eight months ended December 31, 2010 and the four months ended April 30, 2010, respectively, included an after-tax charge of $15 million and after-tax income of $8,640 million related to reorganization items. Loss from continuing operations for the year ended December 31, 2009 included after-tax charges of $1,925 million related to reorganization items and $11 million for impairments of goodwill and other assets and $228 million for the impairment of the carrying value of our investments in certain joint ventures, partially offset by $78 million of involuntary conversion gains related to insurance proceeds for damages sustained in 2005 at a polymers plant in Münchsmünster, Germany. Loss from continuing operations for the year ended December 31, 2008 included after-tax charges of $4,982 million related to the impairment of goodwill, $816 million to adjust the value of inventory to market value and $146 million, primarily for impairment of the carrying value of the Berre Refinery, all of which were partially offset by $51 million of involuntary conversion gains related to insurance proceeds for damages sustained at the Münchsmünster polymers plant. Income from continuing operations for the year ended December 31, 2007 included after-tax benefits of $130 million from the $200 million break-up fee related to a proposed merger with the Huntsman group, partially offset by after tax-charges of $95 million related to the in-process research and development acquired in the acquisition of Lyondell Chemical, and $13 million related to asset impairments of the carrying value of a plant in Canada and capitalized engineering costs for a new polymers plant in Germany. Income from continuing operations for the year ended December 31, 2006 included after-tax asset impairment charges of $27 million primarily for goodwill related to a 2005 acquisition of an ethylene business in France. After-tax amounts included herein generally have been tax effected using the U.S. statutory rate of 35%.

(d)	Includes current maturities of long-term debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods:

	Successor				Predecessor
	Six Months	May 1		May 1	January 1
	Ended	through		through	through		For the Year Ended
	June 30,	December 31,		June 30,	April 30,		December 31,	December 31,	December 31,
	2011	2010		2010	2010		2009	2008	2007
Ratio of earnings to fixed charges(a)	6.40x	3.71	x	3.49x	10.47	x	—	—	3.44x

(a)	For the years 2009 and 2008, earnings were insufficient to cover fixed charges by $4,076 million and $8,131 million, respectively.

We computed our consolidated ratios of earnings to fixed charges by dividing earnings available for fixed charges by fixed charges. For this purpose, earnings available for fixed charges consists of earnings before income taxes, undistributed earnings from affiliated companies’ non-controlling interests, cumulative effect of accounting changes, and fixed charges, excluding capitalized interest. Fixed charges are interest, whether expensed or capitalized, amortization of debt expense and discount on premium relating to indebtedness, and such portion of rental expense that can be demonstrated to be representative of the interest factor in the particular case.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Historical and Selected Financial Information” and the financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed in the forward-looking statements as a result of numerous factor. The forward looking statements are dependent upon events, risks and uncertainties that may be outside our control. Our actual results could differ materially from those discussed in these forward looking statements.

GENERAL

This discussion should be read in conjunction with the information contained in our Consolidated Financial Statements, and the notes thereto contained elsewhere in this prospectus. When we use the terms “we,” “us,” “our” or similar words in this discussion, unless the context otherwise requires, we are referring to LyondellBasell Industries N.V. and its consolidated subsidiaries. We also refer to the Company as “LyondellBasell N.V.,” the “Successor Company,” and the “Successor.”

In addition to comparisons of our operating results with the same period in the prior year, we have included, as additional disclosure, certain “trailing quarter” comparisons of second quarter 2011 operating results to first quarter 2011 operating results and fourth quarter 2010 operating results to third quarter 2010 operating results. Our businesses are highly cyclical, in addition to experiencing some less significant seasonal effects. Trailing quarter comparisons may offer important insight into current business direction.

References to industry benchmark prices or costs, including the weighted average cost of ethylene production, are generally to industry prices and costs reported by CMAI, except that references to industry benchmarks for refining and oxyfuels market margins are to industry prices reported by Platts, a reporting service of The McGraw-Hill Companies and crude oil and natural gas benchmark price references are to Bloomberg.

OVERVIEW

Our performance is driven by, among other things, global economic conditions generally and their impact on demand for our products, raw material and energy prices, and industry-specific issues, such as production capacity. Our businesses are subject to the cyclicality and volatility seen in the chemicals and refining industries generally.

Foreign Currency Translations of Non-U.S. Denominated Financial Statements — In countries outside of the United States, we generally generate revenues and incur operating expenses denominated in local currencies. The predominant local currency of our operations outside of the United States is the Euro. The gains and losses that result from the process of translating foreign functional currency financial statements to U.S. dollars are included in Accumulated other comprehensive income (loss) in Stockholders’ equity. These translation adjustments may be significant in any given period, based on the fluctuations of the Euro relative to the U.S. Dollar. In the quarters ended June 30, 2011 and March 31, 2011, increases in the value of the U.S. dollar relative to the Euro resulted in gains of $124 million and $376 million, respectively. Such gains, which are reflected in the $500 million gain in Accumulated other comprehensive income on the consolidated statement of stockholders’ equity at June 30, 2011, represent increases to comprehensive income for the respective periods.

EMERGENCE FROM CHAPTER 11 PROCEEDINGS

Bankruptcy Filing — On January 6, 2009, certain of LyondellBasell AF’s U.S. subsidiaries and one of its European holding companies, Basell Germany Holdings GmbH (“Germany Holdings” and collectively, the “Initial Debtors”) filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code. In addition, voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code were filed by LyondellBasell AF and its General Partner, LyondellBasell AF GP S.à.r.l. on April 24, 2009 and by thirteen additional U.S. subsidiaries on May 8, 2009 (collectively with the Initial Debtors, the “Debtors”). All 94 of these cases (the “Bankruptcy Cases”) were jointly administered under the caption “In re Lyondell Chemical Company, et al,” and the Debtors operated their businesses and managed their properties as “debtors-in-possession” under the jurisdiction of the U.S. Bankruptcy Court and in accordance with the applicable provisions of the U.S. Bankruptcy Code and orders of the U.S. Bankruptcy Court.

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010 (the “Emergence Date”). As a result of the emergence from chapter 11 proceedings, certain prepetition liabilities against the Debtors were discharged to the extent set forth in the Plan of Reorganization and otherwise applicable law and the Debtors made distributions to their creditors in accordance with the terms of the Plan of Reorganization.

Plan of Reorganization — LyondellBasell N.V. became the successor parent holding company for the subsidiaries of LyondellBasell AF after completion of the Bankruptcy Cases. LyondellBasell N.V. is a company with limited liability (Naamloze Vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. LyondellBasell AF, which was the predecessor parent holding company, is no longer part of the consolidated LyondellBasell group subsequent to the Emergence Date.

Under the Plan of Reorganization, the organizational structure of the Company in North America was simplified by the removal of 90 legal entities. The ultimate ownership of 49 of these entities (identified as Schedule III Debtors in the Plan of Reorganization) was transferred to a new owner, the Millennium Custodial Trust, a trust established for the benefit of certain creditors, and these entities are no longer part of LyondellBasell N.V. In addition, certain real properties owned by the Debtors, including the Schedule III Debtors, were transferred to the Environmental Custodial Trust, which now owns and is responsible for these properties. Any associated liabilities of the entities transferred to and owned by the Millennium Custodial Trust are the responsibility of those entities and claims regarding those entities will be resolved solely using their assets and the assets of the trust. In total, $250 million of cash was used to fund the two trusts, including approximately $80 million for the Millennium Custodial Trust and approximately $170 million for the Environmental Custodial Trust and to make certain direct payments to the Environmental Protection Agency and certain state environmental agencies.

Pursuant to the Plan of Reorganization, administrative and priority claims, as well as the new money debtor-in-possession (“DIP”) financing that had been incurred during the bankruptcy proceedings were repaid in full. The lenders of certain DIP loans representing a dollar-for-dollar roll-up or conversion of previously outstanding senior secured loans (“DIP Roll-up Notes”) received Senior Secured 11% Notes in the same principal amount as the DIP Roll-up Notes. Holders of senior secured claims received a combination of LyondellBasell N.V. class A ordinary shares; rights to purchase class B ordinary shares of LyondellBasell N.V.; LyondellBasell N.V. warrants to purchase class A ordinary shares; and cash in exchange for their claims. Pursuant to the Amended Lender Litigation Settlement approved by the U.S. Bankruptcy Court on March 11, 2010, allowed general unsecured claims received a combination of cash and class A ordinary shares of LyondellBasell N.V.

See “Liquidity and Capital Resources” below for a discussion of the emergence financing.

Tax Impact of Reorganization — Under the Plan of Reorganization, LyondellBasell AF’s pre-petition debt securities, revolving credit facility and other obligations were extinguished. Absent an exception, a debtor recognizes cancellation of indebtedness income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration that is less than its adjusted issue price. The Internal Revenue Code of 1986, as amended (“IRC”), provides that a debtor in a bankruptcy case may exclude CODI from income, but must reduce certain of its tax attributes by the amount of any CODI realized as a result of the consummation of a plan of reorganization. The amount of CODI realized by a taxpayer is the adjusted issue price of any indebtedness discharged less the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued and (iii) the fair market value of any other consideration, including equity, issued. As a result of the market value of our equity on the Emergence Date, the estimated amount of CODI exceeded the estimated amount of its tax attributes by approximately $7,433 million. The actual reduction in tax attributes does not occur until the first day of the subsequent tax year, or January 1, 2011.

As a result of tax attribute reduction, we do not expect to retain any U.S. net operating loss carryforwards, alternative minimum tax credits or capital loss carryforwards. In addition, we expect that a substantial amount of our tax basis in depreciable assets will be eliminated. Accordingly, it is expected that our liability for U.S. income taxes in future periods will reflect these adjustments and our estimated cash tax liabilities for the years following 2010 will be significantly higher than in 2009 or 2010. This situation may be somewhat postponed by the temporary bonus depreciation provisions contained in the Job Creation Act of 2010, which allows current year expensing for certain qualified acquisitions. As a result of certain prior year limitations on the deductibility of our interest expense in the U.S., we did retain approximately $2,500 million of interest carryforwards which are available to offset future taxable income, subject to certain limitations.

The Company recorded its adjusted taxes in fresh-start accounting without adjustment for estimated changes of tax attributes that could occur from May 1, 2010 to January 1, 2011, the date of actual reduction of tax attributes. Any adjustment to our tax attributes as a result of events or transactions that occurred during the period from May 1, 2010 to December 31, 2010 is reflected in the earnings of the Successor Company.

IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in-losses, against future U.S. taxable income in the event of a change in ownership. The emergence from chapter 11 proceedings is considered a change in ownership for purposes of IRC Section 382. The limitation under the IRC is based on the value of the corporation as of the Emergence Date. We do not expect that the application of these limitations will have a material affect upon our U.S. federal income tax liabilities. Germany has similar provisions that preclude the use of certain tax attributes generated prior to a change of control. As of the Emergence Date, the Company had tax benefits associated with excess interest expense carryforwards of $16 million in Germany that were eliminated as a result of the emergence. The reversal of tax benefits associated with the loss of these carryforwards is reflected in the Predecessor period.

Our current and future provisions for income taxes are significantly impacted by the initial recognition of, and changes in, valuation allowances in certain countries and are dependent upon future earnings and earnings sustainability in those jurisdictions. Consequently, our effective tax rate of 10.1% in the Successor period is not indicative of future effective tax rates.

Financial Information — Following the completion of the Bankruptcy Cases, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell N.V., the successor holding company, now owns and operates, directly and indirectly, substantially the same business owned and operated by LyondellBasell AF prior to emergence from bankruptcy. For accounting purposes, the operations of LyondellBasell AF are deemed to have ceased on April 30, 2010 and LyondellBasell N.V. is deemed to have begun operations on that date. Effective May 1, 2010, we adopted fresh-start accounting. References in the following discussions to the “Company” for periods prior to April 30, 2010, the Emergence Date, are to the Predecessor Company and, for periods after the Emergence Date, to the Successor Company.

The accompanying consolidated financial statements present separately the period prior to April 30, 2010 and the period after emergence from bankruptcy to recognize the application of fresh-start accounting. Management believes that combining the Successor and Predecessor periods for the year ended December 31, 2010, which is a non-GAAP presentation, provides a more meaningful comparison of the 2010, 2009 and 2008 results of operations and cash flows when considered with the effects of fresh-start accounting described below. As a result, we have combined the periods in our discussion to enable a more meaningful analysis of year over year results. The effects of fresh-start accounting are specifically addressed throughout the discussion to ensure a proper analysis. References in the following discussion to results for the year ended December 31, 2010 are to the combined Successor and Predecessor periods unless otherwise specifically described as Successor or Predecessor.

The primary impacts of our reorganization pursuant to the Plan of Reorganization and the adoption of fresh-start accounting on our results of operations are as follows:

Inventory — We adopted the last in, first out (“LIFO”) method of accounting for inventory upon implementation of fresh-start accounting. Prior to the emergence from bankruptcy, LyondellBasell AF used both the first in, first out (“FIFO”) and LIFO methods of accounting to determine inventory cost. For purposes of evaluating segment results, management reviewed operating results for LyondellBasell AF determined using current cost, which approximates results using the LIFO method of accounting for inventory. Subsequent to the Emergence Date, our operating results are reviewed using the LIFO method of accounting for inventory. While determining the impact of the adoption of LIFO on predecessor periods is not practicable, we believe that the current cost method used by the Predecessor for segment reporting is similar to LIFO and the current cost method would have resulted in a decrease of cost of sales of $29 million and $199 million for the twelve months ended December 31, 2009 and four months ended April 30, 2010, respectively.

In addition, on April 30, 2010, pursuant to ASC Topic 852, Reorganizations, we recorded inventory at fair value. The increase in inventory of $1,297 million was primarily in the U.S. and was largely driven by the price of crude oil. The decline of the per barrel benchmark price of crude oil from $86.15 at April 30, 2010 to $75.63 at June 30, 2010 contributed to a $333 million lower of cost or market charge in the second quarter 2010, primarily to our raw materials and finished goods inventory. In the third quarter 2010, lower market prices, primarily for polypropylene, resulted in an additional $32 million lower of cost or market charge to adjust the value of our finished goods inventory to market. During the fourth quarter 2010, we recorded a $323 million non-cash credit to reflect the market price recovery of WTI crude oil, substantially offsetting the second quarter 2010 lower of cost or market adjustment to our raw materials inventory. The effect of these adjustments to the value of our inventory is reflected in cost of sales for the Successor period.

Depreciation and amortization expense — Depreciation and amortization expense is lower in the Successor period as a result of our revaluation of assets for fresh-start accounting. For additional information on the revaluation of assets, see Note 4 to the LyondellBasell N.V. Consolidated Financial Statements for the year ended December 31, 2010. Depreciation and amortization as reported for all periods presented is as follows:

	Successor				Predecessor
	Three Months	Six Months	May 1	May 1	April 1	January 1	Twelve Months
	Ended	Ended	through	through	through	through	Ended
	June 30,	June 30,	December 31,	June 30,	April 30,	April 30,	December 31,
	2011	2011	2010	2010	2010	2010	2009	2008
Millions of dollars
Cost of sales:
Depreciation	$179	$339	$394	$93	$116	$464	$1,412	$1,493
Amortization	35	79	142	33	18	75	293	356
Research and development expenses:
Depreciation	4	9	11	2	3	8	24	23
Selling, general and administrative expenses:
Depreciation	6	12	11	1	4	18	45	39

	$224	$439	$558	$129	$141	$565	$1,774	$1,911

Interest expense — Lower interest expense in the Successor period was largely driven by the discharge or repayment of debt, upon which interest was accruing during the bankruptcy, through the Company’s reorganization on April 30, 2010 pursuant to the Plan of Reorganization, partially offset by interest expense on the new debt incurred as part of the emergence from bankruptcy.

	Successor				Predecessor
	Three Months	Six Months	May 1	May 1	April 1	January 1
	Ended	Ended	through	through	through	through	Twelve Months
	June 30,	June 30,	December 31,	June 30,	April 30,	April 30,	Ended December 31,
	2011	2011	2010	2010	2010	2010	2009	2008
Millions of dollars
Interest expense	$177	$340	$545	$132	$302	$713	$1,795	$2,476

Overview of Results of Operations

Three and Six Months Ended June 30, 2011 versus Three and Six Months Ended June 30, 2010

Global market conditions in the second quarter and first six months of 2011 improved from those experienced in the same periods in 2010 as general economic activities and demand in the durable goods sector, particularly the automotive markets, were higher. As a result, demand and operating rates were higher in 2011 than in 2010.

Excluding the impacts of fresh-start accounting, operating results in the second quarter and first six months 2011 generally reflected higher product margins compared to the same periods in 2010. The O&P-Americas business segment benefited from higher product margins driven by lower natural gas liquid prices relative to the price of crude oil. Higher operating results in the O&P-EAI and the I&D businesses were primarily a reflection of higher product margins and higher sales volumes due to improvement in the global economy and in the durable goods markets. The Refining and Oxyfuels business segment results reflected the benefit of higher refining margins at the Houston refinery. Revenues associated with licenses granted in prior periods contributed to higher results in the Technology segment.

2010 Versus 2009 — Global market conditions in 2010 improved from the weak conditions experienced throughout most of 2009 as demand in the durable goods sector, particularly the automotive markets, was higher than in 2009. As a result, demand and operating rates were higher in 2010 than in 2009. In addition, certain of our business segments benefited from planned and unplanned competitor operating disruptions, particularly during the second quarter 2010.

Excluding the impacts of fresh-start accounting discussed above in “— Emergence from Chapter 11 Proceedings,” operating results in 2010 generally reflected higher product margins and higher sales volumes compared to 2009. Reliable operations and the effect of industry supply disruptions resulted in higher product margins and higher sales volumes in the O&P-Americas business segment. Higher operating results in the O&P-EAI and the I&D businesses were primarily a reflection of higher sales volumes and higher product margins due to improvement in the durable goods markets, especially the automotive market. The Refining and Oxyfuels business segment results were higher in 2010 primarily due to higher refining margins at the Houston refinery. Lower licensing revenue contributed to lower results in the Technology segment.

2009 Versus 2008 — Although global market conditions in 2009 improved compared to late 2008, compared to the full year 2008, market conditions in 2009 were significantly weaker. Demand was particularly weak in durable goods market sectors, including housing and automotive markets. Similarly, while industry operating rates and sales volumes improved during the course of 2009 compared to late 2008, for the full year 2009, they were below the levels experienced for the full year 2008, despite the significant decline in business activity late in 2008.

Refining margins were significantly lower in 2009 as a result of weak demand for distillates, such as diesel and heating oil. Heavy crude oil refining margins were also negatively affected by a contraction in the differential between the price of light and heavy crude oil. After peaking at a record-setting level in mid-2008, prices for crude oil and NGLs on average were significantly lower in 2009. In 2009, chemical product margins also generally declined because of the weaker pricing environment and lower average sales prices. An exception was the U.S. polyethylene market, which experienced strong export demand and higher product margins during the latter half of 2009.

LyondellBasell AF’s underlying operating results in 2009, compared to 2008, primarily reflected the negative effects of significantly lower product margins and sales volumes. These were partly offset by the benefits of lower fixed costs, strong margins for LyondellBasell AF’s propylene oxide and advanced polyolefin products and higher U.S. polyethylene margins. A substantial portion of the lower product margins was due to refining operations, while the lower sales volumes were concentrated in the base chemicals and polymers products and reflected the weakness in demand. The lower fixed costs resulted from LyondellBasell AF’s aggressive cost reduction program.

Net income in 2009 also reflected charges related to LyondellBasell AF’s planned reorganization under chapter 11, including professional fees, write offs of plant asset values, contract rejection claims, employee severance costs and other costs associated with the chapter 11 proceedings and plant closures. For a detailed description of reorganization charges, see “Results of Operations” below.

Net income in 2008 included charges for asset impairments, reflecting declines in the value of inventory, goodwill and other intangible assets, as markets weakened and product sales prices and margins declined significantly at the end of 2008.

Results of operations for the Successor and Predecessor periods discussed in these “Results of Operations” are presented in the table below.

	Successor				Predecessor
	Three Months	Six Months	May 1	May 1	April 1	January 1	For the Twelve
	Ended	Ended	through	through	through	through	Months Ended
	June 30,	June 30,	December 31,	June 30,	April 30,	April 30,	December 31,
	2011	2011	2010	2010	2010	2010	2009	2008
Millions of dollars

Sales and other operating revenues	$14,042	$26,294	$27,684	$6,772	$3,712	$13,467	$30,828	$50,706
Cost of sales	12,474	23,417	24,697	6,198	3,284	12,405	29,372	48,780
Inventory valuation adjustment	—	—	42	—	—	—	127	1,256
Impairments	—	—	28	—	—	9	17	5,207
Selling, general and administrative expenses	247	458	564	129	91	308	850	1,197
Research and development expenses	56	89	99	23	14	55	145	194

Operating income (loss)	1,265	2,330	2,254	422	323	690	317	(5,928)
Interest expense	(177)	(340)	(545)	(132)	(302)	(713)	(1,795)	(2,476)
Interest income	13	21	17	12	3	5	18	69
Other income (expense), net	45	2	(103)	54	(65)	(263)	319	106
Income (loss) from equity investments	73	131	86	27	29	84	(181)	38
Reorganization items	(28)	(30)	(23)	(8)	7,181	7,388	(2,961)	—
Provision for (benefit from) income taxes	388	651	170	28	(1,327)	(1,315)	(1,411)	(848)
Income (loss) from discontinued operations, net of tax	—	—	64	—	—	(2)	1	15

Net income (loss)	$803	$1,463	$1,580	$347	$8,496	$8,504	$(2,871)	$(7,328)

Segment operating results discussed below are reviewed for the Successor period using the LIFO method of accounting for inventory and were reviewed for the Predecessor periods on a current cost basis.

RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 2011 versus Three and Six Months Ended June 30, 2010

Revenues — Revenues increased by $3,558 million, or 34%, in the second quarter 2011 compared to the second quarter 2010 and $6,055 million, or 30%, in the first six months of 2011 compared to the first six months of 2010. Higher average product prices were responsible for revenue increases of 19% and 17%, respectively, in the second quarter and first six months of 2011, while higher sales volumes added the remaining 15% and 13%, respectively, compared to the same periods in 2010. Average product sales prices were higher across most products and sales volumes increased primarily due to higher refining volumes and, to a lesser extent, higher sales volumes for European olefins and styrene.

Cost of Sales — The $2,992 million and $4,805 million increases in cost of sales for the second quarter and first six months was primarily due to higher raw material costs, which reflect the effects of higher prices for crude oil and other hydrocarbons compared to the second quarter and first six months of 2010. Depreciation and amortization expense was lower by $46 million and $247 million, respectively, in the second quarter and first six months of 2011 compared to the combined second quarter and first six months of 2010, primarily due to the $7,474 million write-down of Property, plant and equipment associated with the April 2010 revaluation of our assets in fresh-start accounting. The 2010 Successor period included a $333 million non-cash charge to adjust the value of inventory at June 30, 2010 to market value, which was lower than the April 30, 2010 value applied during fresh-start accounting.

SG&A Expenses — Selling, general and administrative (“SG&A”) expenses in the second quarter and first six months of 2011 were higher by $27 million and $21 million, respectively, compared to the second quarter and first six months of 2010. The increases reflect charges associated with activities to reorganize certain functional organizations, partially offset by lower employee-related expenses as a result of a lower headcount.

R&D Expenses — Research and development (“R&D”) expenses in the second quarter and first six months of 2011 increased $19 million and $11 million, respectively, primarily due to $16 million of charges related to employee severance and asset retirement obligations associated with an R&D facility that is being relocated.

Operating Income — The increases in operating income in the second quarter and first six months of 2011, compared to the second quarter and first six months of 2010, are primarily due to higher product margins across most of our products, and the effect of higher refining and product sales volumes. Operating results in the second quarter and first six months of 2011 and the Successor period in 2010 benefited from lower depreciation and amortization expense of $46 million, $255 million and $209 million, respectively, primarily due to the $7,474 million write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting in April 2010. Results in the 2010 Successor period included a $333 million non-cash charge to adjust inventory as described above. Operating results for each of our business segments are reviewed further in the “Segment Analysis” section below.

Interest Expense — Interest expense was $257 million and $505 million lower in the second quarter and first six months 2011 compared to the same periods in 2010, primarily due to the repayment or discharge of higher cost debt on the Emergence Date in accordance with the Plan of Reorganization, upon which interest had been accruing during the bankruptcy, and the repayment of $1,486 million of debt since the beginning of the fourth quarter 2010.

Other Income (Expense), net — Other income, net, in the second quarter and first six months of 2011 included a $41 million gain on the sale of surplus precious metals and the fair value adjustment of the warrants to purchase our shares, which reflected a $6 million benefit in the second quarter 2011 and a negative effect of $59 million in the first six months of 2011. The first six months of 2011 also benefited from $7 million of foreign exchange gains.

Other expense, net, in the second quarter and first six months of 2010 included foreign exchange losses of $14 million and $218 million, respectively. The foreign exchange losses for the first six months of 2010 are primarily related to the revaluation of third party debt of certain of our subsidiaries due to a decrease in the foreign exchange rates in effect at June 30, 2010 compared to December 31, 2009. Such debt was denominated in currencies other than the functional currencies of these subsidiaries and was refinanced upon emergence from bankruptcy.

Reorganization Items — The Company had reorganization items expense totaling $28 million and $30 million in the second quarter and first six months of 2011, respectively, and income from reorganization items of $7,173 million and $7,380 million in the second quarter and first six months of 2010. Income from reorganization items in the 2010 periods included gains totaling $13,617 million related to settlement of liabilities subject to compromise, deconsolidation of entities upon emergence, adjustments related to rejected contracts, and a reduction of environmental remediation liabilities. These gains were partially offset by a charge of $6,278 million related to the changes in net assets resulting from the application of fresh-start accounting and by several one-time emergence costs, including the success and other fees earned by certain professionals upon the Company’s emergence from bankruptcy, damages related to the rejection of executory contracts and plant closure costs.

Income Tax — Our effective income tax rate for the first six months of 2011 was 30.8% resulting in tax expense of $651 million on pretax income of $2,114 million. The 2011 effective income tax rate was lower than the U.S. statutory 35% rate primarily due to the effect of pretax income in countries with lower statutory tax rates and tax deductible foreign currency losses which were partially offset by the non-deductible expenses related to stock warrants. In the two months Successor period ended June 30, 2010, we recorded a tax provision of $28 million, representing an effective tax rate of 7.5% on pre-tax income of $375 million. In the four months ended April 30, 2010, the Predecessor recorded a tax benefit of $1,315 million, representing a negative effective tax rate of 18.3% on pretax income of $7,189 million. The provision for the 2010 Successor period differs from the statutory 35% rate primarily due to the fact that in several countries the Company generated either income with no tax expense or losses where no tax benefit was recorded due to valuation allowances on our deferred tax assets in those countries.

Net Income — The following table summarizes the major components contributing to net income:

	Successor			Predecessor
	Three Months	Six Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
Millions of dollars	2011	2011	2010	2010	2010
Operating income	$1,265	$2,330	$422	$323	$690
Interest expense, net	(164)	(319)	(120)	(299)	(708)
Other income (expense), net	45	2	54	(65)	(265)
Income from equity investments	73	131	27	29	84
Reorganization items	(28)	(30)	(8)	7,181	7,388
Provision for (benefit from) income taxes	388	651	28	(1,327)	(1,315)

Net income	$803	$1,463	$347	$8,496	$8,504

Second Quarter 2011 versus First Quarter 2011 — Net income was $803 million in the second quarter 2011 compared to $660 million in the first quarter 2011. Net income in the first quarter 2011 reflected a net pretax charge of $59 million related to the fair value adjustment of our outstanding warrants, partially offset by a $34 million pretax insurance recovery associated with misappropriation of assets. The second quarter 2011 reflected pretax charges totaling $102 million, including $61 million related to corporate restructurings, $28 million of reorganization items, $16 million of environmental charges and $12 million related to the early repayment of debt. These charges were partially offset by pretax benefits totaling $47 million, including a $41 million benefit from the sale of surplus precious metals. Apart from these items, net income in the second quarter 2011 reflected improvements in operating results for most of our business segments. These net benefits were partially offset by lower net operating income for the technology business segment and a higher provision for income taxes in the second quarter 2011.

Three Years Ended December 31, 2010

Revenues — We had revenues of $41,151 million in 2010, $30,828 million in 2009 and $50,706 million in 2008. Higher average product sales prices were responsible for nearly all of the 33% revenue increase in 2010. A slight 1% increase in revenues resulting from the effect of higher sales volumes in 2010 compared to 2009 was mostly offset by lower licensing revenue in the Technology business segment. Higher crude-oil and natural gas prices also contributed to the increase in average sales prices in 2010.

The $19,878 million decrease in 2009 compared to 2008 reflected the effect of significantly lower sales prices and sales volumes due to lower crude oil and natural gas prices and weaker demand. Lower average product sales prices and lower sales volumes were respectively responsible for 36% and 3% decreases in revenue in 2009 compared to 2008.

Cost of Sales — Cost of sales were $37,102 million in 2010, $29,372 million in 2009 and $48,780 million in 2008.

The $7,730 million increase in cost of sales in 2010 was primarily due to higher raw material costs, which reflect the effects of higher crude oil and natural gas liquids-based raw material prices, as well as the effect of higher sales volumes. Cost of sales in the Successor period included a $64 million charge related to a change in estimate related to a dispute over environmental liability. Lower depreciation and amortization expense of $630 million due to the $7,474 million write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting partially offset the higher costs in the Successor Period. The Predecessor period in 2010 included a charge of $23 million for plant closure and other costs related to a polypropylene plant in Terni, Italy.

The $19,408 million decrease in 2009 compared to 2008 was primarily due to lower market prices for crude oil, crude oil-based and natural gas liquids raw materials, lower fixed and variable costs, and lower sales volumes and operating rates, reflecting the weak demand.

Inventory Valuation Adjustment — The Company had non-cash inventory valuation adjustments of $42 million, $127 million and $1,256 million in the 2010 Successor period, 2009 and 2008, respectively. We recorded non-cash charges in the 2010 Successor period totaling $365 million to adjust the value of our raw materials and finished goods inventory to market as of June 30, 2010 and September 30, 2010. As discussed above, these lower of cost or market charges were the result of the decline in the per barrel benchmark price of crude oil from the Emergence Date to June 30, 2010 and lower market prices for certain products, primarily polypropylene. A non-cash credit of $323 million recorded in the fourth quarter 2010 to reflect the recovery of market price substantially offset the lower of cost or market adjustment related to our raw materials inventory. In 2009 and 2008, the Company recorded charges of $127 million and $1,256 million, respectively, to adjust the value of its inventory to market, which was lower than the carrying value on December 31, 2009 and 2008.

Impairments — Impairments of $37 million, $17 million and $5,207 million were recognized by the Company in 2010, 2009 and 2008, respectively. In the 2010 Successor period, we recognized $28 million of impairment charges, including a charge of $25 million related to impairment of the carrying value of assets at the Berre refinery. Capital spending required for the operation of the Berre refinery will continue to be impaired until such time as the discounted cash flow projections for the Berre refinery are sufficient to recover the asset’s carrying amount. In 2008, the Company recognized charges of $4,982 million for impairment of goodwill related to the December 20, 2007 acquisition of Lyondell Chemical and $225 million primarily related to the carrying value of its Berre refinery.

SG&A Expenses — Selling, general and administrative (“SG&A”) expenses were $872 million in 2010, $850 million in 2009 and $1,197 million in 2008. The $347 million decrease in 2009 compared to 2008 was primarily the result of LyondellBasell AF’s 2009 cost reduction program, and a favorable effect from changes in currency exchange rates. Currency exchange rates had a favorable effect on costs of non-U.S. operations as the U.S. dollar strengthened versus the Euro in 2009 compared to 2008. SG&A expenses in 2008 included $564 million of Lyondell Chemical and Berre refinery SG&A expense following their acquisitions by LyondellBasell AF on December 20, 2007 and April 1, 2008, respectively.

Operating Income (Loss) — The Company had operating income of $2,944 million and $317 million in 2010 and 2009, respectively, and an operating loss of $5,928 million in 2008. The results of our underlying operations improved in 2010, compared to 2009, reflecting higher product margins and the effect of higher sales volumes as demand increased due to improved global market conditions, particularly in the first half of the year compared to the same periods in 2009 when demand was very weak. Operating results in the 2010 Successor period benefited from lower depreciation and amortization expense of $651 million primarily due to the $7,474 million write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting. Operating results in the 2010 Successor period also included the negative impact of the $64 million non-cash charge related to a dispute over environmental liability.

Results in 2009 compared to 2008 reflected the benefits of the Company’s cost reduction program, offset by the unfavorable effects of lower product margins, sales volumes, and currency exchange rates on non-U.S. operating income. Results in 2008 were impacted by charges of $4,982 million and $225 million, respectively, for impairment of goodwill related to the December 20, 2007 acquisition of Lyondell Chemical and the carrying value of the Berre refinery; and a charge of $1,256 million to adjust inventory to market value.

Operating results for each of our business segments are reviewed further in the “Segment Analysis” section below.

Interest Expense — Interest expense was $1,258 million in 2010, $1,795 million in 2009 and $2,476 million in 2008. Interest expense was $537 million lower in 2010 compared to 2009, primarily due to the repayment or discharge of debt on the Emergence Date in accordance with the Plan of Reorganization, upon which interest was accruing during the bankruptcy, and the repayment of $1,233 million of debt in the fourth quarter 2010. This decrease in interest expense was partially offset by interest expense on the debt incurred as part of the emergence financing (see Note 15 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010) and $26 million of charges related to the prepayment of $769 million of debt in December 2010. The prepayment of debt included $275 million of our 8% senior secured notes and $494 million of the senior secured term loan facility in December 2010. We also repaid $464 million under the accounts receivable securitization facility and accounts receivable factoring agreement during October and November of 2010. Interest expense in 2009 was lower, compared to 2008, primarily due to various debt instruments becoming subject to compromise as a result of the chapter 11 filing. Contractual interest expense for the Predecessor periods was $2,720 million for 2009 and $2,476 million for 2008.

Other Income (Expense), net — The Company had other expense, net, of $366 million in 2010 and other income, net, of $319 million and $106 million in 2009 and 2008, respectively. Other expense, net, in 2010 included the negative effect of the fair value adjustment of the warrants to purchase our shares of $114 million and foreign exchange losses of $240 million. In 2009 and 2008, the Company recognized involuntary conversion gains of $120 million and $79 million, respectively, representing partial insurance settlements of outstanding insurance claims related to damages sustained in 2005 at the polymers plant in Münchsmünster, Germany, and foreign exchange gains of $123 million and $20 million, respectively, as a result of changes in currency exchange rates. Other income, net, in 2009 also included benefits totaling $72 million resulting from indemnification payments received from previous plant owners for employee benefit and environmental remediation costs related to plant closures and a $15 million gain related to settlement of a U.K. pension claim. The foreign exchange loss of $240 million in 2010 and gain of $123 million in 2009 were primarily the result of the revaluation of third party debt of certain of the Company’s subsidiaries due to changes in the foreign exchange rates in effect during those periods. Such debt was denominated in currencies other than the functional currencies of the subsidiaries and was refinanced upon emergence from bankruptcy.

Income (Loss) from Equity Investments — The Company had income from equity investments totaling $170 million in 2010, a loss from equity investments of $181 million in 2009 and income from equity investments of $38 million in 2008. The loss from equity investments in 2009 included a $228 million charge for impairment of the carrying value of the Company’s investments in certain joint ventures. Income from equity investments in 2010 benefited from the operations of our Saudi Ethylene & Polyethylene Company Ltd. joint venture, which commenced operations in June 2009, and from a new polypropylene plant operated by our HMC Polymers Company Ltd. joint venture that commenced operations in October 2010.

Reorganization Items — The Company had income from reorganization items totaling $7,365 million in 2010 compared to reorganization expense of $2,961 million in 2009. Gains from reorganization items in 2010 included gains totaling $13,617 million related to settlement of liabilities subject to compromise, deconsolidation of entities upon emergence, adjustments related to rejected contracts, and a reduction of environmental remediation liabilities. These gains were partially offset by a charge of $6,278 million related to the changes in net assets resulting from the application of fresh-start accounting and by several one-time emergence costs, including the success and other fees earned by certain professionals upon the Company’s emergence from bankruptcy, damages related to the rejection of executory contracts and plant closure costs. Reorganization items expense in the 2010 Successor period is primarily related to professional fees. The 2009 period included charges for the write off of assets associated with a lease rejection; damage claims related to certain executory contracts; the net write off of unamortized debt issuance costs, premiums and discounts; environmental liabilities; professional fees associated with the chapter 11 proceedings; shutdown costs related primarily to the shutdown of its olefins plant at Chocolate Bayou, Texas and the long-term idling of its ethylene glycol facility in Beaumont, Texas; as well as employee severance and other costs. For additional information on reorganization items, see Note 3 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010.

Income Tax — In the eight months ended December 31, 2010, the Successor recorded a tax provision of $170 million, representing an effective tax rate of 10.1% on pre-tax income of $1,686 million. In the four months ended April 30, 2010, the Predecessor recorded a tax benefit of $1,315 million, representing a negative effective tax rate of 18.3% on pre-tax income of $7,191 million. During 2009, the Predecessor recorded a tax benefit of $1,411 million, representing an effective tax rate of 32.9% on a pre-tax loss of $4,283 million. The provision for the 2010 Successor period differs from the statutory rate primarily due to the adjustment of various chapter 11 tax-related assets, the release of certain valuation allowances against our net operating loss carryforwards in the fourth quarter 2010, due to improved business results and the completion of a reorganization of our French subsidiaries. The tax provision for the 2010 Predecessor period differs from the statutory rate primarily because a significant portion of the pre-tax gain from the discharge of pre-petition liabilities, which was partially offset by restructuring charges for which no tax benefit was provided. The tax benefit recorded for 2009 was lower than the statutory rate primarily due to restructuring costs for which no tax benefit was provided. During 2008, LyondellBasell AF had a tax benefit of $848 million on a pretax loss of $8,191 million. The effective income tax rate of 10.4% in 2008 primarily reflected the effect of goodwill impairment charges, which are not deductible for tax purposes and the provision of valuation allowances in jurisdictions where future tax benefits are not expected to be realized.

Income (Loss) from Continuing Operations — Income from continuing operations was $10,022 million in 2010 and losses from continuing operations were $2,872 million in 2009 and $7,343 million in 2008. The following table summarizes the major components contributing to the income (loss) from continuing operations:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Operating income (loss)	$2,254	$690	$317	$(5,928)
Interest expense, net	(528)	(708)	(1,777)	(2,407)
Other income (expense), net	(103)	(263)	319	106
Income (loss) from equity investments	86	84	(181)	38
Reorganization items	(23)	7,388	(2,961)	—
Provision for (benefit from) income taxes	170	(1,315)	(1,411)	(848)

Net income (loss) from continuing operations	$1,516	$8,506	$(2,872)	$(7,343)

In 2009, the loss from equity investments for the O&P — EAI segment included charges of $228 million for impairment of the carrying value of the Company’s equity investments in certain joint ventures (see Note 13 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010).

The table below summarizes some of the items of special note with regards to our income (loss) from continuing operations for the periods shown:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months
	December 31,	April 30,	Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Pretax charges (benefits):
Impairments	$28	$9	$245	$5,207
Reorganization items	23	(7,388)	2,961	—
Warrants — fair value adjustment	114	—	—	—
Charge related to dispute over environmental liability	64	—	—	—
Charges and premiums related to repayment of debt	26	—	—	—
Inventory valuation adjustments	42	—	127	1,256
Interest rate swap termination — Structured Financing Transaction	—	—	—	55
Hurricane costs	—	—	5	55
Gain related to insurance settlements	—	—	(120)	(79)
Provisions for uncollectible accounts receivable	12	7	18	47

Total pretax income effect	309	(7,372)	3,236	6,541
Tax effect of above items	(48)	(1,260)	(1,133)	(546)

Total	$261	$(8,632)	$2,103	$5,995

Impairments in 2009 include an adjustment related to prior periods which increased income from operations and net income for the three-month period ended December 31, 2009, by $65 million. The adjustment related to an overstatement of goodwill impairment in 2008.

Income (Loss) from Discontinued Operations, Net of Tax — The Company had income from discontinued operations of $64 million in the 2010 Successor period related to the sale of its Flavor and Fragrance chemicals business. The Company had a loss from discontinued operations in the 2010 Predecessor period of $2 million and income from discontinued operations of $1 million and $15 million, respectively, in 2009 and 2008 related to the sale of a toluene di-isocyanate business in September 2008.

Fourth Quarter 2010 versus Third Quarter 2010 — Net income was $766 million in the fourth quarter 2010 compared to $467 million in the third quarter 2010. The $299 million increase in net income was primarily attributable to the release of non-U.S. valuation allowances against net deferred tax assets in the fourth quarter 2010, a net benefit related to reorganization items attributable to events that occurred during the fourth quarter 2010 and the gain related to the sale of our Flavor and Fragrance chemicals business in December 2010, partially offset by lower operating results attributable to our O&P-EAI and Technology segments discussed below. The release of the non-U.S. valuation allowances was due to improved business results and the completion of a reorganization of our French subsidiaries.

Segment Analysis

Our operations are primarily in five reportable segments: O&P — Americas; O&P — EAI; I&D; Refining and Oxyfuels; and Technology. These operations comprise substantially the same businesses owned and operated by LyondellBasell AF prior to the Company’s emergence from bankruptcy. However, for accounting purposes, the operations of LyondellBasell AF are deemed to have ceased on April 30, 2010 and LyondellBasell N.V. is deemed to have begun operations on that date. The results of operations for the Successor are not comparable to the Predecessor due to adjustments made under fresh-start accounting as described in “Emergence from Chapter 11 Proceedings.” The impact of these items is addressed in the discussion of each segment’s results below.

The following tables reflect selected financial information for our reportable segments. Operating income (loss) for segment reporting is on a LIFO basis for the Successor and on a current cost basis for the Predecessor.

	Successor				Predecessor
	Three Months	Six Months	May 1	May 1	April 1	January 1
	Ended	Ended	through	through	through	through
	June 30,	June 30,	December 31,	June 30,	April 30,	April 30,	For the Twelve Months Ended December 31,
	2011	2011	2010	2010	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues:
O&P — Americas segment	$4,010	$7,582	$8,406	$2,004	$1,163	$4,183	$8,614	$16,412
O&P — EAI segment	4,264	8,208	8,729	2,140	1,066	4,105	9,401	13,489
I&D segment	1,777	3,469	3,754	940	504	1,820	3,778	6,218
Refining and Oxyfuels segment	5,833	10,553	10,321	2,403	1,333	4,748	12,078	18,362
Technology segment	126	265	365	75	35	145	543	583
Other, including intersegment eliminations	(1,968)	(3,783)	(3,891)	(790)	(389)	(1,534)	(3,586)	(4,358)

Total	$14,042	$26,294	$27,684	$6,772	$3,712	$13,467	$30,828	$50,706

Operating income (loss):
O&P — Americas segment	$509	$930	$1,043	$149	$175	$320	$169	$(1,355)
O&P — EAI segment	207	386	411	114	44	115	(2)	220
I&D segment	235	469	512	109	34	157	250	(1,915)
Refining and Oxyfuels segment	296	460	241	14	29	(99)	(357)	(2,378)
Technology segment	23	89	69	23	8	39	210	202
Other, including intersegment eliminations	(5)	(4)	(22)	13	18	(41)	18	(134)
Current cost adjustment	—	—	—	—	15	199	29	(568)

Total	$1,265	$2,330	$2,254	$422	$323	$690	$317	$(5,928)

Income (loss) from equity investments:
O&P — Americas segment	$8	$11	$16	$3	$1	$5	$7	$6
O&P — EAI segment	61	112	68	25	28	80	(172)	34
I&D segment	4	8	2	(1)	—	(1)	(16)	(2)

Total	$73	$131	$86	$27	$29	$84	$(181)	$38

Olefins and Polyolefins — Americas Segment

Overview — In the second quarter and first six months of 2011, the U.S. ethylene industry benefited from processing natural gas liquids, which yielded lower cost ethylene compared to that produced from crude oil-

based liquids, which is the predominant feedstock used in the rest of the world. Ethylene margins remained strong in 2011 primarily due to advantaged prices for ethane, which was the favored feedstock during the second quarter and first six months of 2011, and high co-product sales prices. The polyethylene market decreased as a result of general industry conditions and because certain customers delayed purchases in anticipation of lower prices. Increasing prices for propylene throughout the second quarter and most of the first six months of 2011 pressured the polypropylene market. Operating results for both 2011 periods and the Successor period in 2010 also reflected the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets. The 2010 Successor period also includes the negative impact of a non-cash charge to adjust inventory to market value (see “Results of Operations-Cost of Sales”).

Ethylene Raw Materials — Benchmark crude oil and natural gas prices generally have been indicators of the level and direction of the movement of raw material and energy costs for ethylene and its co-products in the O&P — Americas segment. Ethylene and its co-products are produced from two major raw material groups:

•	crude oil-based liquids (“liquids” or “heavy liquids”), including naphtha, condensates, and gas oils, the prices of which are generally related to crude oil prices; and

•	natural gas liquids (“NGLs”), principally ethane and propane, the prices of which are generally affected by natural gas prices.

Although the prices of these raw materials are generally related to crude oil and natural gas prices, during specific periods the relationships among these materials and benchmarks may vary significantly.

In the U.S., we have significant capability to shift the ratio of raw materials used in the production of ethylene and its co-products to take advantage of the relative costs of heavy liquids and NGLs.

Production economics for the U.S. industry have favored NGLs during 2011. As a result, we focused on maximizing the use of NGLs at our U.S. plants. During the second quarter of 2011, approximately 80% of our ethylene production was from NGLs. A temporary disruption of NGLs supply from one of our suppliers in the first quarter of 2011 modestly reduced the amount of our ethylene production from NGLs in the first six months of 2011 to approximately 75%. Based on current trends and assuming the price of crude oil remains at a high level, we would expect production economics in the U.S. to continue to favor NGLs for the near and mid-term.

The following table shows the average U.S. benchmark prices for crude oil and natural gas for the applicable periods, as well as benchmark U.S. sales prices for ethylene and propylene, which we produce and sell or consume internally, and certain polyethylene and polypropylene products. The benchmark weighted average cost of ethylene production, which is reduced by co-product revenues, is based on CMAI’s estimated ratio of heavy liquid raw materials and NGLs used in U.S. ethylene production.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change

Crude oil — dollars per barrel	102.34	78.05	31%	98.50	78.46	26%
Natural gas — dollars per million BTUs	4.43	4.04	10%	4.31	4.70	(8)%
Weighted average cost of ethylene production — cents per pound	33.8	26.7	27%	33.2	30.4	9%
United States — cents per pound:
Ethylene	57.5	45.6	26%	53.4	49.0	9%
Polyethylene (HD)	95.3	84.0	13%	91.5	83.7	9%
Propylene — polymer grade	87.3	63.3	38%	79.5	62.4	27%
Polypropylene	113.8	89.8	27%	107.3	88.8	21%

The following table sets forth the O&P — Americas segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor			Predecessor
	Three
	Months	Six Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
Millions of dollars	2011	2011	2010	2010	2010
Sales and other operating revenues	$4,010	$7,582	$2,004	$1,163	$4,183
Operating income	509	930	149	175	320
Income from equity investments	8	11	3	1	5
Production Volumes, in millions of pounds
Ethylene	1,929	4,018	1,249	749	2,768
Propylene	556	1,325	513	264	1,019
Sales Volumes, in millions of pounds
Polyethylene	1,377	2,782	885	435	1,765
Polypropylene	611	1,196	449	221	836

Three and Six Months Ended June 30, 2011 versus Three and Six Months Ended June 30, 2010

Revenues — O&P — Americas revenues increased by $843 million, or 27%, in the second quarter 2011, compared to the same period in 2010 and by $1,395 million, or 23%, in the first six months of 2011 compared to same period in 2010. Higher average sales prices for most products in the second quarter and first six months of 2011 were responsible for revenue increases of 31% and 26%, respectively, while lower sales volumes reduced revenues by 4% in each period. An improved supply/demand balance and higher crude-oil based raw material costs have contributed to the higher average sales prices seen to date in 2011.

Operating Income — Operating results for the O&P — Americas segment in the second quarter and first six months of 2011 reflected increases of $185 million and $461 million, respectively, compared to the second quarter and first six months of 2010. Operating results for the 2010 Successor period were negatively impacted by a $171 million non-cash charge to adjust inventory at June 30, 2010 to market value, which was lower than the April 30, 2010 value applied during fresh-start accounting. The second quarter and first six months of 2011 benefited from lower depreciation expense of $33 million and $94 million, respectively, compared to the same periods in 2010. This was a result of the application of fresh-start accounting and the revaluation of our assets.

Both the second quarter 2011 and 2010 showed strong operating results for ethylene and polyethylene; however, operating income for the second quarter 2011 was slightly lower than the comparative period. Our second quarter 2010 operating results reflected a benefit from planned and unplanned competitor outages as margins were especially strong during that period. Operating results for the second quarter 2011 included the negative impact of a major turnaround at our Channelview plant and a utility supplier outage at our Morris, Illinois facility. Lower polypropylene operating results in the second quarter 2011 reflected the effects of elevated raw material costs and lower sales volumes as certain customers delayed purchases in anticipation of a decrease in polypropylene prices.

The $461 million increase in operating results for the first six months of 2011 compared to the first six months of 2010 was primarily the result of higher polyethylene product margins and sales volumes. Polyethylene product margins in 2011, particularly in the first quarter, were higher than those attained in the same periods of 2010 as higher average sales prices driven by strong demand more than offset higher ethylene feedstock costs. Polyethylene sales volumes increased 5% during the first half of 2011 primarily due to sales being limited by planned maintenance at one of our plants during the first half of 2010.

Second Quarter 2011 versus First Quarter 2011 — The O&P — Americas segment had operating income of $509 million in the second quarter 2011 compared to $421 million in the first quarter 2011. The increase in operating results for the second quarter 2011 reflects higher product margins for ethylene and the effect of higher polypropylene sales volumes, which more than offset the effect of lower polyethylene product margins and sales volumes. The higher product margins for ethylene were primarily the result of higher average sales prices. The lower product margins for polyethylene reflect higher average sales prices which could not keep pace with increases in the price of ethylene. Polyethylene volumes were lower reflecting inventory-related buying patterns, general market conditions and the effect of planned and unplanned production outages.

2010 Versus 2009 — Market demand in the U.S. for ethylene was higher in 2010 compared to 2009. As a result of higher industry operating rates compared to rates experienced during 2009, ethylene margins were higher as benchmark sales prices increased significantly more than the benchmark weighted average costs of ethylene production. Sales of polyolefins in 2010 were comparable to 2009 although producers favored domestic market sales over exports due to improved domestic demand.

The O&P — Americas segment operating results for 2010 primarily reflected strong demand and higher margins for ethylene due to improved economic conditions in 2010 and unplanned operating issues and turnarounds at competitor facilities in the first half of the year. Polypropylene results were also higher in 2010 compared to 2009 as domestic economic conditions improved. Demand for polyethylene in 2010 was comparable to 2009. Operating results for the Successor period reflected the impacts of the Company’s reorganization and fresh-start accounting, including a non-cash charge to adjust inventory to market value and the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations — Cost of Sales”). The net effect of these items contributed to the significantly improved results of operations in the 2010 Successor periods compared to the twelve months of 2009.

2009 Versus 2008 — While improving during the course of 2009, ethylene market demand in the U.S. remained weak, resulting in lower industry operating rates compared to rates in the 90% to 95% range during the first eight months of 2008. Ethylene margins contracted as benchmark sales prices decreased more than the benchmark weighted average cost of ethylene production. Polyolefins markets were weaker in 2009 compared to 2008 with the notable exception of U.S. polyethylene markets, which benefited from strong export demand during 2009.

The O&P — Americas segment operating results for 2009 primarily reflected the strong polyethylene (“PE”) export markets in 2009, lower olefins product margins and lower fixed costs. As a result of weak ethylene demand during late 2008 and the first half of 2009, LyondellBasell AF idled and subsequently shut down the Chocolate Bayou olefins plant, near Alvin, Texas. LyondellBasell AF also idled and subsequently restarted the La Porte, Texas olefins plant in January 2009. Strong PE export markets in 2009, benefited PE product margins and sales volumes. However, other polyolefins product markets were weaker and resulted in net lower sales volumes compared to 2008. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009 compared to 2008.

In the third quarter 2008, operating results were negatively impacted by lost production at certain U.S. Gulf Coast plants due to the effects of a hurricane.

Ethylene Raw Materials — Benchmark crude oil and natural gas prices generally have been indicators of the level and direction of the movement of raw material and energy costs for ethylene and its co-products in the O&P — Americas segment. Ethylene and its co-products are produced from two major raw material groups:

•	crude oil-based liquids (“liquids” or “heavy liquids”), including naphtha, condensates, and gas oils, the prices of which are generally related to crude oil prices; and

•	NGLs, principally ethane and propane, the prices of which are generally affected by natural gas prices.

Although the prices of these raw materials are generally related to crude oil and natural gas prices, during specific periods the relationships among these materials and benchmarks may vary significantly.

In the U.S., we have a significant capability to shift the ratio of raw materials used in the production of ethylene and its co-products to take advantage of the relative costs of heavy liquids and NGLs.

In 2010, especially in the latter part of the year, production economics for the industry favored NGLs. As a result, we increased our use of NGLs and reduced liquids consumption at our U.S. plants. During 2010, approximately 70% of our U.S. ethylene production was produced from NGLs.

The following table shows the average U.S. benchmark prices for crude oil and natural gas for the applicable periods, as well as benchmark U.S. sales prices for ethylene and propylene, which we produce and sell or consume internally, and certain polyethylene and polypropylene products. The benchmark weighted average cost of ethylene production, which is reduced by co-product revenues, is based on CMAI’s estimated ratio of heavy liquid raw materials and NGLs used in U.S. ethylene production.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	For the Twelve Months Ended December 31,			For the Twelve Months Ended December 31,
	2010	2009	Change	2009	2008	Change

Crude oil — dollars per barrel	79.58	62.09	28%	62.09	99.75	(38)%
Natural gas — dollars per million BTUs	4.48	3.78	19%	3.78	8.86	(57)%
United States — cents per pound
Weighted average cost of ethylene production	30.0	26.2	14%	26.2	45.4	(42)%
United States — cents per pound
Ethylene	45.9	33.9	35%	33.9	58.5	(42)%
Polyethylene (high density)	82.2	66.5	24%	66.5	86.4	(23)%
Propylene — polymer grade	59.6	37.9	57%	37.9	60.0	(37)%
Polypropylene	86.0	64.4	34%	64.4	87.6	(26)%

The following table sets forth the O&P — Americas segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor	Predecessor
	May 1	January 1	For the Twelve
	through	through	Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$8,406	$4,183	$8,614	$16,412
Operating income (loss)	1,043	320	169	(1,355)
Income from equity investments	16	5	7	6
Production Volumes, in millions of pounds
Ethylene	5,585	2,768	8,129	7,990
Propylene	1,998	1,019	2,913	3,975
Sales Volumes, in millions of pounds
Polypropylene	1,735	836	2,416	2,928
Polyethylene	3,704	1,765	5,472	5,256

Revenues — Revenues in 2010 increased by $3,975 million, or 46%, compared to 2009 primarily due to significantly higher overall average sales prices. The increases in average sales prices in the 2010 periods reflected an increase in demand resulting from improved economic conditions and the effect of constrained supply due to operating issues and turnarounds at competitor plants.

Revenues in 2009 decreased $7,798 million, or 48%, compared to 2008. Lower average product sales prices were responsible for a revenue decrease of 35% in 2009 compared to 2008, while net lower sale volumes were responsible for the remaining 12% decrease in revenues. Net lower 2009 sales volumes reflected the effect of lower sales volumes for polypropylene and ethylene and co-products, partly offset by higher sales volumes for polyethylene, which benefited from the strong U.S. export markets.

Operating Income (Loss) — Operating results for the O&P — Americas segment reflected an increase of $1,194 million in 2010 compared to 2009 and an increase of $1,524 million in 2009 compared to 2008. The underlying operations of the O&P — Americas segment in 2010 increased compared to 2009, primarily due to higher product margins for ethylene as higher average sales prices for ethylene and its co-products more than offset higher raw material costs. In addition, the effect of higher polypropylene sales volumes during 2010 partially offset the effect of higher utility, planned maintenance and other costs. Operating results for 2010 were impacted by a non-cash charge of $34 million to adjust inventory to market values. Lower depreciation and amortization expense of $204 million in 2010 compared to 2009 was primarily the result of our write-down of Property, plant, and equipment associated with the revaluation of our assets in fresh-start accounting.

Compared with 2008, the increase in the 2009 O&P — Americas operating results reflected the benefit of lower fixed costs, resulting from LyondellBasell AF’s cost reduction program, partially offset by net lower product margins and the effect of net lower sales volumes. Operating results for 2008 were negatively affected by the $120 million estimated impact of lost production due to Hurricane Ike, and related costs of $39 million, including a $7 million pretax charge for impairment of the carrying value of assets. Operating results for 2008 also included inventory valuation adjustments of $619 million and goodwill impairment charges of $624 million.

Fourth Quarter 2010 versus Third Quarter 2010 — The O&P — Americas segment had operating income of $446 million in the fourth quarter 2010 compared to $448 million in the third quarter 2010. Operating results in the fourth quarter 2010 included a non-cash benefit of $163 million related to inventory market price recovery in the fourth quarter 2010, which partially offsets the charges recorded in the second and third quarters of 2010 of $171 million and $26 million, respectively, to adjust inventory to market value after the Emergence Date. Excluding the non-cash inventory adjustment, the decline in fourth quarter 2010 operating results was primarily due to a combination of lower product margins for polyethylene and polypropylene, lower sales volumes, and higher fixed costs. Polyethylene and polypropylene product margins declined as the increases in feedstock prices outpaced the increases in average sales price. Product margins for ethylene were comparable in the third and fourth quarters of 2010. The decrease in sales volumes was primarily related to the effects of seasonality as well as planned and unplanned outages during the fourth quarter 2010. Fixed costs were higher in the fourth quarter 2010, compared to the third quarter 2010, primarily due to higher maintenance costs associated with the planned and unplanned outages and bonus expense.

Olefins and Polyolefins — Europe, Asia and International Segment

Overview — Ethylene market demand in Europe in the second quarter and first six months of 2011 was comparable to that in the second quarter and first six months of 2010. Ethylene industry margins expanded in 2011 as benchmark average sales prices increased more than the benchmark weighted average cost of ethylene production. Market demand for polyolefins in the second quarter of 2011 reflected the effect of delayed purchases as customers anticipated lower prices. Market demand for polyolefins was reduced in the second quarter of 2011 compared to second quarter 2010 and first quarter 2011. Total demand for the first six months of 2011 reflects a small increase over the same period in 2010.

In the second quarter and first six months of 2011, operating results for the O&P — EAI segment reflected strong product margins, particularly for ethylene, butadiene, and polypropylene, and higher sales volumes across most products compared to the second quarter and first six months of 2010. Operating results for the both 2011 periods and the Successor period in 2010 also reflected the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets. The 2010 Successor period also includes the negative impact of a non-cash charge to adjust inventory to market value (see “Results of Operations-Cost of Sales”).

Ethylene Raw Materials — In Europe, heavy liquids are the primary raw materials for our ethylene production.

The following table shows the average West Europe benchmark prices for Brent crude oil for the applicable periods, as well as benchmark West Europe prices for ethylene and propylene, which we produce and consume internally or purchase from unrelated suppliers, and certain polyethylene and polypropylene products.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010	Change	2011	2010	Change

Brent crude oil — dollars per barrel	115.95	79.41	46%	110.80	78.61	41%
Western Europe — €0.01 per pound
Weighted average cost of ethylene production	35.4	27.3	30%	35.0	28.0	25%
Ethylene	54.7	43.7	25%	53.4	42.6	25%
Polyethylene (high density)	65.9	53.8	22%	64.0	52.6	22%
Propylene	55.3	45.1	23%	53.1	42.0	26%
Polypropylene (homopolymer)	69.4	60.3	15%	68.0	55.8	22%
Average Exchange Rate — $US per €	1.4394	1.2749	13%	1.4026	1.3273	6%

The following table sets forth the O&P — EAI segment’s sales and other operating revenues, operating income, income from equity investments and selected product production and sales volumes.

	Successor			Predecessor
	Three
	Months	Six Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
Millions of dollars	2011	2011	2010	2010	2010
Sales and other operating revenues	$4,264	$8,208	$2,140	$1,066	$4,105
Operating income	207	386	114	44	115
Income from equity investments	61	112	25	28	80
Production volumes, in millions of pounds
Ethylene	999	1,996	595	247	1,108
Propylene	631	1,239	388	152	661
Sales volumes, in millions of pounds
Polyethylene	1,279	2,584	811	419	1,658
Polypropylene	1,631	3,335	1,183	580	2,117

Three and Six Months Ended June 30, 2011 versus Three and Six Months Ended June 30, 2010

Revenues — Revenues increased by $1,058 million and $1,963 million, respectively, in the second quarter and first six months of 2011 compared to revenues in the second quarter and first six months of 2010 primarily due to higher average product sales prices and to a lesser extent, higher sales volumes, mainly in olefins. The sales price increases reflect the effects of higher raw material costs and demand, which was particularly weak in the first half of 2010. Higher average sales prices were responsible for revenue increases of 32% in the second quarter 2011 and 27% in the first six months of 2011 compared to the overall revenue increases of 33% and 31%, respectively. The remaining increases in both periods were due to higher sales volumes.

Operating Income — Operating results for the O&P — EAI segment increased by $49 million and $157 million, respectively, in the second quarter and first six months of 2011 compared to the same periods in 2010. The operating results of our O&P — EAI business segment were higher in the second quarter and first six months of 2011 compared to the same periods in 2010, but reflected the impact of charges associated with activities to reorganize certain functional organizations and for increased liabilities at our Wesseling, Germany site. Improved business results were primarily a result of higher product margins for ethylene, butadiene and polypropylene and the effect of higher sales volumes for most products, partially offset by lower product margins for polyethylene. The strength in butadiene margins reflects strong global demand coupled with constrained supply as a result of a global preference for NGL processing. The lower product margins for polyethylene in the first half of 2011 reflect higher monomer prices compared to those experienced in the comparable 2011 period. Operating results for the 2010 Successor period included a $23 million charge for a plant closure and other costs related to a polypropylene plant in Terni, Italy, and a $5 million non-cash charge to adjust inventory at June 30, 2010 to market value, which was lower than the April 30, 2010 value applied during the application of fresh-start accounting. Depreciation and amortization expense was $17 million lower in the first six months of 2011 compared to the same 2010 period primarily due to the write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting.

Second Quarter 2011 versus First Quarter 2011 — The O&P — EAI segment had operating income of $207 million in the second quarter 2011 compared to $179 million in the first quarter 2011. The increase in operating results in the second quarter 2011, compared to the first quarter 2011, is primarily attributable to higher olefins margins, partially offset by fixed costs in the second quarter 2011 that reflect higher maintenance spending and a charge for reorganization activities. The higher product margins for olefins reflected the benefit of falling naphtha prices after monthly product prices had been settled. The combined operating results of polyethylene, polypropylene and polypropylene compounding reflected an improvement of approximately $10 million. Together, polypropylene and polypropylene compounding results improved primarily due to higher margins for polypropylene as volumes remained relatively unchanged. Polyethylene volumes were relatively unchanged.

2010 Versus 2009 — Ethylene market demand in Europe was generally higher in 2010 compared to 2009 as planned and unplanned outages resulted in reduced supply and higher operating results in the second and third quarters of 2010. Ethylene margins expanded as benchmark average sales prices increased more than the benchmark weighted average cost of ethylene production. Global polyolefin markets also improved in 2010 compared to 2009. The improvement in polypropylene and LDPE reflected tight supply conditions amid planned and unplanned industry outages throughout 2010.

The O&P — EAI segment operating results for the 2010 periods reflected higher product margins for both olefins and polyolefins. Higher sales volumes for PP Compounds and polypropylene in 2010 compared to 2009, reflect higher demand, primarily from the automotive industry. Operating results for the Successor period also reflected the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations-Cost of Sales”).

2009 Versus 2008 — While improving during the course of 2009, ethylene market demand in Europe remained weak, resulting in lower industry operating rates in the range of 75% to 80% compared to rates in the 85% to 90% range prior to the fourth quarter downturn in 2008. Ethylene margins contracted as benchmark sales prices decreased more than the benchmark weighted average cost of ethylene production. Global polyolefin markets were considerably weaker in 2009 compared to 2008. The general weakness in global polyolefin markets resulted in lower sales volumes, due to weaker demand, particularly in polypropylene, and lower product margins, as selling prices decreased significantly.

The O&P — EAI segment operating results for 2009 reflected the negative effects of significantly lower product margins compared to 2008 for olefins products, while polyolefin product results for 2009 reflected generally weaker global polyolefin markets, which resulted in lower sales volumes across all polyolefins product lines and net lower product margins compared to 2008. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009, partly offsetting the negative effects of the weak markets.

Ethylene Raw Materials — In Europe, heavy liquids are the primary raw materials for our ethylene production.

The following table shows the average West Europe benchmark prices for Brent crude oil, a heavy liquid raw material, for the applicable periods, as well as benchmark West Europe prices for ethylene and propylene, which we produce and consume internally or purchase from unrelated suppliers, and certain polyethylene and polypropylene products.

	Average Benchmark Price and Percent Change
	Versus Prior Year Period Average
	For the Year Ended			For the Year Ended
	December 31,			December 31,
	2010	2009	Change	2009	2008	Change

Brent crude oil — dollars per barrel	80.80	68.30	18%	68.30	101.83	(33)%
Western Europe — €0.01 per pound
Weighted average cost of ethylene production	29.5	23.8	24%	23.8	28.2	(16)%
Ethylene	43.2	33.4	29%	33.4	50.0	(33)%
Polyethylene (HD)	52.5	42.9	22%	42.9	58.5	(27)%
Propylene	42.4	27.7	53%	27.7	43.6	(36)%
Polypropylene (homopolymer)	57.7	39.9	45%	39.9	54.2	(26)%
Average Exchange Rate — $US per €	1.3205	1.3972	(5)%	1.3972	1.4739	(5)%

The following table sets forth the O&P — EAI segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$8,729	$4,105	$9,401	$13,489
Operating income (loss)	411	115	(2)	220
Income (loss) from equity investments	68	80	(172)	34
Production Volumes, in millions of pounds
Ethylene	2,502	1,108	3,503	3,615
Propylene	1,572	661	2,149	2,135
Sales Volumes, in millions of pounds
Polyethylene	3,402	1,658	4,815	4,821
Polypropylene	4,906	2,117	6,156	7,023

Revenues — Revenues for 2010 increased $3,433 million, or 37%, compared to revenues for 2009, and revenues for 2009 decreased $4,088 million, or 30%, compared to revenues for 2008. Higher average product sales prices across most products, particularly ethylene, butadiene, polyethylene and polypropylene, were responsible for a 25% increase in 2010 revenues compared to 2009. The remaining 12% increase was due to the effect of higher sales volumes, particularly polypropylene, including Catalloy and PP Compounds.

Lower average product sales prices, which include the unfavorable effects of changes in currency exchange rates as the U.S. dollar was stronger in relation to the Euro in 2009 compared to 2008, were responsible for a 29% decrease in 2009 revenues compared to 2008. The remaining decrease in revenues was the result of lower 2009 polypropylene and ethylene co-product sales volumes, which were partly offset by higher sales volumes for polyethylene and ethylene products.

Operating Income (Loss) — Operating results for 2010 increased $528 million compared to 2009 and decreased $222 million for 2009 compared to 2008. The underlying operating results of our O&P — EAI business segment were higher in 2010 compared to 2009, primarily as a result of higher product margins for ethylene, butadiene, polypropylene and polyethylene, mainly LDPE. Fixed costs were also higher in 2010 compared to 2009, reflecting costs related to our maintenance program and the start up of the polymers plant in Münchsmünster, Germany. Operating results for 2010 were negatively impacted by a $35 million charge associated with a change in estimate related to a dispute that arose during the third quarter 2010 over an environmental indemnity. Lower depreciation and amortization expense of $62 million in 2010 compared to

2009 was primarily a result of our write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting.

In 2009, the underlying operations of the O&P — EAI segment reflected significantly lower net product margins and lower sales volumes, primarily in Europe, offset by the benefit of lower fixed costs compared to 2008. The lower fixed costs were primarily a result of LyondellBasell AF’s cost reduction program.

Income (loss) from equity investments — Income from equity investments for the O&P — EAI segment increased $320 million in 2010 compared to 2009 and decreased $206 million from 2008 to 2009. We received dividends of $40 million from our equity investments during 2010. The decrease from 2008 to 2009 was primarily due to recognition of a $228 million after-tax impairment of the carrying value of LyondellBasell AF’s investment in certain joint ventures during 2009 as a result of weak current and projected market conditions. This loss was based on estimates of fair values developed in connection with LyondellBasell AF’s estimation of its reorganization enterprise value.

Fourth Quarter 2010 Versus Third Quarter 2010 — The O&P — EAI segment had operating income of $66 million in the fourth quarter 2010 compared to $231 million in the third quarter 2010. Underlying operating results reflected a decrease in the fourth quarter 2010, compared to the third quarter 2010, primarily due to lower product margins, particularly ethylene, and to a lesser extent, higher fixed costs and the effect of lower sales volumes. The lower product margins reflected higher raw material costs while the higher fixed costs resulted from higher costs related to our maintenance program. The decrease in product margins was amplified by the unfavorable effects of changes in currency exchange rates as the Euro weakened against the U.S. dollar in the fourth quarter compared to the third quarter 2010. Operating results in the fourth quarter 2010 included an $10 million non-cash credit related to inventory market price recovery in the fourth quarter 2010, which offsets the $5 million inventory adjustments recorded in each of the second and third quarters of 2010 to adjust inventory to market value after the Emergence Date. Operating results for the third quarter 2010 also included a $35 million charge associated with a change in estimate related to a dispute that arose during that period over an environmental liability.

Intermediates and Derivatives Segment

Overview — The PO and PO derivatives market remained generally steady during the second quarter and first six months of 2011 despite the effect of rising propylene prices.

The I&D segment results for the second quarter and first six months of 2011 reflected higher product margins for intermediates, acetyls, EO and derivatives and styrene. PO and derivative operating results in the first six months of 2011, compared to the same period in 2010, reflected the effect of higher deicer sales volumes, while results for the second quarter 2011 remained relatively unchanged. Operating results for the second quarter and first six months of 2011 reflected the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets. The 2010 Successor period also includes the negative impact of a non-cash charge to adjust inventory to market value. See “Results of Operations — Cost of Sales.”

The following table sets forth the Intermediates & Derivatives segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor			Predecessor
	Three	Six
	Months	Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
Millions of dollars	2011	2011	2010	2010	2010
Sales and other operating revenues	$1,777	$3,469	$940	$504	$1,820
Operating income	235	469	109	34	157
Income (loss) from equity investments	4	8	(1)	—	(1)
Sales Volumes, in millions of pounds
PO and derivatives	791	1,629	516	265	1,134
EO and derivatives	277	565	157	93	358
Styrene	817	1,669	511	269	858
Acetyls	417	855	300	139	518
TBA intermediates	459	944	329	141	613

Three and Six Months Ended June 30, 2011 versus Three and Six Months Ended June 30, 2010

Revenues — Revenues for the second quarter and first six months of 2011 increased $333 million and $709 million compared to the second quarter and first six months of 2010, respectively. Higher average sales prices resulted in revenue increases of 16% and 12%, respectively, in the second quarter and first six months of 2011. Higher sales volumes were responsible for revenue increases of 7% and 14% in the second quarter and first six months of 2011, respectively. Average sales prices for most products and were higher in both 2011 periods, and in the first six months of 2011, styrene and to a lesser extent EO and derivatives were the main contributors to volume increases.

Operating Income — Operating results for the I&D segment reflected an increase of $92 million in the second quarter 2011 compared to the second quarter 2010 and an increase of $203 million in the first six months of 2011 compared to the same 2010 period. Significant margin expansion in both 2011 periods resulted in higher product margins for acetyls, EO and derivatives and TBA intermediates, and in the first six months of 2011, higher styrene margins. Operating results for PO and PO derivatives remained relatively steady in the 2011 periods compared to the same periods in 2010. Operating results in the second quarter and first six months of 2011 benefited from lower depreciation and amortization expense of $8 million and $43 million, respectively, compared to the combined second quarter and first six months of 2010 primarily due to the write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting. Operating results for the 2010 Successor period were negatively impacted by a $25 million non-cash charge to adjust inventory at June 30, 2010 to market, which was lower than the value at April 30, 2010 applied during fresh-start accounting.

Second Quarter 2011 versus First Quarter 2011 — The I&D segment had operating income of $235 million in the second quarter 2011 compared to $234 million in the first quarter 2011. Operating results for the second quarter 2011 primarily reflected higher product margins for acetyls and styrene, partially offset by the effect of lower PO and PO derivative sales volumes with the end of the aircraft deicer season. Margins for acetyls and styrene benefited from higher average sales prices. Product margins for PO and PO derivatives remained relatively unchanged.

2010 Versus 2009 — Market demand for PO and PO derivatives improved in 2010 as the recovery of the automotive industry from a particularly weak 2009 and planned and unplanned industry outages during 2010 resulted in tightened supply. Demand in the Intermediates market also returned to at or above pre-recession levels.

The I&D segment’s operating results for 2010 primarily reflected higher sales volumes across most products compared to 2009. The propylene oxide business benefited from planned and unplanned competitor downtime in the first half of 2010 as the market for durable goods end-uses strengthened. Operating results for the Successor periods reflected the impacts of fresh-start accounting, including a non-cash charge, in the second quarter 2010, to adjust inventory to market value that was offset by the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations — Cost of Sales”).

2009 Versus 2008 — While improving during the course of 2009, markets for PO and PO derivatives, ethylene derivatives and other intermediate chemical products generally experienced weaker demand in 2009 compared to 2008 particularly in durable goods markets.

The I&D segment operating results in 2009 primarily reflected the negative effects of lower sales volumes compared to 2008. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009, partly offsetting the negative effects of the weak markets. Product margins were relatively stable. In response to lower PO demand, LyondellBasell AF temporarily idled two PO facilities in late 2008. In mid-May 2009, LyondellBasell AF restarted one of the idled PO facilities, which is located in Europe and is part of LyondellBasell AF’s joint venture with Bayer (see Note 12 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). The second PO facility restarted in September 2009.

In the third quarter 2008, operating results were negatively impacted by lost production at certain U.S. Gulf Coast plants due to the effects of a hurricane.

The following table sets forth the Intermediates & Derivatives segment’s sales and other operating revenues, operating income, income from equity investments and selected product sales volumes.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$3,754	$1,820	$3,778	$6,218
Operating income (loss)	512	157	250	(1,915)
Income (loss) from equity investments	2	(1)	(16)	(2)
Sales Volumes, in millions of pounds
PO and derivatives	2,248	1,134	2,695	2,997
EO and derivatives	614	358	1,063	1,387
Styrene	2,023	858	2,291	3,183
Acetyls	1,189	518	1,682	1,605
TBA intermediates	1,208	613	1,381	1,597

Revenues — Revenues for 2010 increased $1,796 million or, 48% compared to 2009, and revenues for 2009 decreased $2,440 million or, 39%, compared to revenues for 2008. The increase in revenue in 2010 compared to 2009 reflected increased demand in the current year leading to higher sales volumes and higher average sales prices across most products, particularly PO, BDO, PG, TBA, and styrene. The higher average product sales prices were responsible for a 28% revenue increase. Higher sales volumes, except in EO and EG, were responsible for the remaining 20% increase in revenues. EO and EG sales volumes were lower in 2010 due to planned and unplanned maintenance activities during the latter half of 2010.

The decrease in 2009 revenue compared to 2008 reflected the effect of lower product sales prices and net lower sale volumes, a trend which began in the latter part of 2008. Lower product sales prices, which include the unfavorable effects of changes in currency exchange rates as the U.S. dollar was stronger in relation to the Euro in 2009 compared to 2008 were responsible for a 23% decrease in revenues. The remaining 16% decrease in revenues was due to the lower sales volumes in 2009 compared to 2008.

Operating Income (Loss) — Operating results for 2010 for the I&D segment increased $419 million compared to 2009 and increased $2,165 for 2009 compared to 2008. Operating results for 2010 include an $8 million non-cash charge to adjust inventory at December 31, 2010 to market value, which was lower than the value at April 30, 2010 applied during fresh-start accounting. Lower depreciation and amortization expense of $104 million in 2010 compared to 2009 was primarily the result of our write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting. The remaining increases in 2010 primarily reflected the favorable effect of significantly higher sales volumes for PO and PO derivatives, TBA and styrene. Lower product margins for styrene and TBA and derivatives more than offset higher product margins for acetyls, EO and EG.

Results in 2009 reflected lower fixed costs compared to 2008 as a result of LyondellBasell AF’s cost reduction program, and lower utility costs compared to 2008 due to lower natural gas prices. Product margins in 2009 were flat compared to 2008, as lower product prices were offset by lower raw material costs. Results in 2008 were impacted by charges of $1,992 million for impairment of goodwill related to the December 20, 2007 acquisition of Lyondell Chemical and inventory valuation adjustments of $65 million.

Fourth Quarter 2010 versus Third Quarter 2010 — The I&D segment had operating income of $196 million in the fourth quarter 2010 compared to $207 million in the third quarter 2010. Operating results in the fourth quarter 2010 included a non-cash benefit of $17 million related to inventory market price recovery in the fourth quarter 2010, which partially offsets the $25 million charge recorded in the second quarter 2010 to adjust inventory to market value after the Emergence Date. The segment’s underlying fourth quarter 2010 operating results reflect slightly lower product margins higher fixed costs. The lower product margins primarily reflected higher raw material and utility costs.

Refining and Oxyfuels Segment

Overview — Benchmark U.S. heavy crude refining margins were higher in the second quarter and first six months of 2011 as a result of higher discounts for heavy crude oil. European refining margins were challenged by industry overcapacity and the loss of Libyan crude oil supply. Oxyfuels margins in 2011 improved compared to 2010 due to higher gasoline prices relative to the cost of natural gas liquids-based raw material costs.

Segment operating results in the second quarter and first six months of 2011 primarily reflected the effect of higher crude oil refining margins, higher oxyfuels margins, and increased crude runs at the Houston refinery compared to the same periods in 2010. Crude processing rates at the Houston refinery were significantly higher in the second quarter 2011, compared to the second quarter 2010, as the refinery experienced a crude unit shutdown in 2010. Second quarter 2011 crude processing rates at the Berre refinery were lower than the second quarter 2010 as crude margins did not support higher processing rates. Oxyfuels results in the second quarter and first six months of 2011 were higher compared to the same period in 2010. Operating results for the second quarter and first six months of 2011 and the Successor period in 2010 reflect the impacts of fresh-start accounting, including the benefit of lower depreciation and amortization expense related to the write-down of segment assets. In addition, the 2010 Successor period was negatively impacted by a non-cash charge to adjust inventory to market value. See “Results of Operations — Cost of Sales.”

The following table sets forth the Refining and Oxyfuels segment’s sales and other operating revenues, operating income and sales volumes for certain gasoline blending components for the applicable periods. In addition, the table shows market refining margins for the U.S. and Europe and MTBE margins in Northwest Europe (“NWE”). In the U.S., “LLS,” or Light Louisiana Sweet and “WTI,” or West Texas Intermediate, are

light crude oils, while “Maya” is a heavy crude oil. In Europe, “Urals — 4-1-2-1” is a measure of West European refining margins.

	Successor			Predecessor
	Three	Six
	Months	Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
Millions of dollars	2011	2011	2010	2010	2010
Sales and other operating revenues	$5,833	$10,553	$2,403	$1,333	$4,748
Operating income (loss)	296	460	14	29	(99)
Sales Volumes, in millions
Gasoline blending components — MTBE/ETBE (gallons)	206	398	159	77	266

Crude processing rates (thousands of barrels per day)
Houston Refinery	263	261	152	264	263

Berre Refinery	85	93	106	83	75

Market margins — $ per barrel
Light crude oil — 2-1-1 *	10.28	8.18	10.98	9.41	7.50
Light crude oil — Maya differential*	15.50	16.82	8.80	11.01	9.46

Total Maya 2-1-1	25.78	25.00	19.78	20.42	16.96

Urals — 4-1-2-1	7.71	7.75	7.53	6.93	6.17

Market margins — cents per gallon
MTBE — NWE	92.7	75.4	64.2	87.1	50.2

*	WTI crude oil was used as the Light crude reference for periods prior to 2011. As of January 1, 2011 Light Louisiana Sweet (“LLS”) crude oil is used as the Light crude oil reference. Beginning in early 2011, the WTI crude oil reference has not been an effective indicator of light crude oil pricing given the large location differential compared to other light crude oils.

Three and Six Months Ended June 30, 2011 versus Three and Six Months Ended June 30, 2010

Revenues — Revenues for the Refining and Oxyfuels segment increased $2,097 million and $3,402 million, respectively, in the second quarter and first six months of 2011 compared to second quarter and first six months of 2010. These increases are primarily due to higher average sales prices and the effect of higher refining sales volumes. Higher average sales prices were responsible for revenue increases of 48% and 40%, respectively, in the second quarter and first six months of 2011. The remaining increases in revenues of 8% and 7% in the second quarter and first six months of 2011 were related to higher sales volumes.

Houston refinery crude processing rates were higher by 39% and 15%, respectively, in the second quarter and first six months of 2011, compared to the same 2010 periods, primarily due to a crude unit fire in the second quarter 2010. Crude processing rates for the Berre refinery were 12% lower and 9% higher, respectively, in the second quarter and first six months of 2011, compared to the same 2010 periods, partially due to a local port strike in 2011.

Operating Income (Loss) — Operating results for the second quarter and first six months of 2011 increased by $253 million and $545 million, respectively, compared to the same periods in 2010. The improvement in the underlying operations of the refining and oxyfuels segment primarily reflects higher refining margins at the Houston refinery as indicated by the increase in the Maya 2-1-1 benchmark margin, and higher oxyfuels margins. Margins for oxyfuels products reflect the effect of higher spreads between the prices of gasoline and butane, a key raw material. Operating results in the first six months of 2011 include a $34 million insurance recovery associated with misappropriation of assets. Operating results for the second quarter and first six months of 2011 also benefited from lower depreciation expense of $12 million and

$101 million, respectively, compared to the same 2010 periods as a result of the application of fresh-start accounting and the revaluation of our assets. Operating results for the 2010 Successor period were negatively impacted by a $132 million non-cash charge to adjust inventory at June 30, 2010 to market value, which was lower than the April 30, 2010 value applied during fresh-start accounting.

Second Quarter 2011 versus First Quarter 2011 — The Refining and Oxyfuels segment had operating income of $296 million in the second quarter 2011 compared to $164 million in the first quarter 2011. The first quarter 2011 included a $34 million insurance recovery described above. The improvement in the second quarter 2011 was primarily driven by higher heavy crude oil refining margins, higher oxyfuels margins, and a full quarter of operation of the Houston refinery fluid catalytic cracker unit following the first quarter 2011 turnaround. Higher profits at the Houston refinery are due to higher industry margins, improved process unit operating performance, and commercial improvements in both crude oil acquisition and product sales. Crude processing rates at the Houston refinery were relatively unchanged in the second quarter 2011 compared to the first quarter 2011. Berre refinery crude processing rates were reduced by 14% in the second quarter 2011 in response to market conditions. Realized margins at the Berre refinery were lower in the second quarter 2011 as replacement crude oils for Libyan crudes became more expensive and sale prices for naphtha sold as petrochemical feedstock did not keep pace with the higher cost of raw materials. Oxyfuels product margins were seasonally higher in the second quarter 2011 compared to the first quarter 2011, reflecting the benefit of a higher spread between butane and gasoline and the higher demand for high octane, clean gasoline components.

2010 Versus 2009 — In 2010 compared to 2009, benchmark heavy crude refining margins averaged higher, primarily due to an increase in the differential between the cost of heavy and light crude oil.

Segment operating results in 2010 compared to 2009 primarily reflected higher benchmark refining margins and lower crude processing rates at the Houston refinery. Crude processing rates for the Houston refinery reflected the effects of a crude unit fire, sulfur recovery constraints and unplanned outages, while the Berre refinery crude processing rates were negatively affected by national strikes in France during the fourth quarter 2010. Oxyfuels results were lower in 2010. Operating results for the Successor period reflected the impacts of fresh-start accounting, including non-cash charges in the second and third quarters of 2010 to adjust inventory to market value, all of which was recovered in the fourth quarter 2010, and the benefit of lower depreciation and amortization expense related to the write-down of segment assets (see “Results of Operations — Cost of Sales”).

2009 Versus 2008 — Benchmark refining margins for 2009 were lower compared to the same period in 2008, generally reflecting the weaker global economy and consequent weaker demand for gasoline and distillate products, such as diesel and heating oil. The weaker demand resulted in lower prices for light crude oil, while OPEC-mandated production cuts resulted in lower supplies of heavy crude oil and lower price discounts relative to light crude oil. Both factors compressed the price differential between light and heavy crude oil. Benchmark margins for oxyfuels in 2009 were comparable to 2008.

Refining and Oxyfuels segment operating results in 2009 primarily reflected the effects of significantly lower U.S. refining margins compared to the same period in 2008. The operating results of the Berre refinery, which was acquired on April 1, 2008, reflected the weak distillate markets in 2009. Operating results in 2009 benefited from higher margins for oxygenated gasoline blending components and lower utility and fixed costs, but were negatively affected by outages of some of the Houston refinery’s sulfur recovery units during the second quarter 2009 and of a crude unit during the fourth quarter 2009. As a result of LyondellBasell AF’s cost reduction program, fixed costs were significantly lower in 2009 compared to 2008.

In 2008, operating results were negatively impacted by lost production at the Houston refinery due to the effects of a hurricane and a scheduled maintenance turnaround of one of the refinery’s crude trains and coker units during the third quarter 2008 that was delayed by an incident involving a contractor’s crane and an unplanned second quarter 2008 outage of a FCC unit.

The following table sets forth the Refining and Oxyfuels segment’s sales and other operating revenues, operating income and sales volumes for certain gasoline blending components for the applicable periods. In addition, the table shows market refining margins for the U.S. and Europe and MTBE margins in Northwest Europe (“NWE”). In the U.S., “WTI,” or West Texas Intermediate, is a light crude oil, while “Maya” is a heavy crude oil. In Europe, “Urals — 4-1-2-1” is a measure of West European refining margins.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months
	December 31,	April 30,	Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$10,321	$4,748	$12,078	$18,362
Operating income (loss)	241	(99)	(357)	(2,378)
Sales Volumes, in millions
Gasoline blending components — MTBE/ETBE (gallons)	625	266	831	1,018

Crude processing rates (thousands of barrels per day):
Houston Refining	223	263	244	222

Berre Refinery(1)	94	75	86	102

Market margins — $ per barrel
WTI — 2-1-1	8.98	7.50	6.98	12.37
WTI Maya	8.99	9.46	5.18	15.71

Total	17.97	16.96	12.16	28.08

Urals — 4-1-2-1	6.59	6.17	5.57	10.98

Market margins — cents per gallon
MTBE — NWE	33.9	50.2	67.9	51.9

(1)	Berre Refinery purchased April 1, 2008

Revenues — Revenues for the Refining and Oxyfuels segment increased $2,991 million, or 25%, in 2010 compared to 2009 and decreased $6,284 million, or 34%, from 2008 to 2009. Higher average sales prices at the Houston and Berre refineries in 2010 were responsible for a 30% increase in revenues compared to 2008. Lower crude processing rates in 2010 compared to 2009 decreased revenues by 5%. Crude processing rates for the Houston refinery were 3% lower, compared to 2009, as a result of a May 2010 crude unit fire and other planned and unplanned outages during 2010. Crude processing rates for the Berre refinery were 2% higher in 2010, compared to 2009, despite several planned and unplanned outages.

Lower average sales prices in 2009 were responsible for a 36% decrease in revenues compared to 2008, while higher sales volumes at the Houston refinery increased revenues by 2%. The decrease during 2009 was partially offset by the effect of a full year of operation of the Berre refinery, which was acquired April 1, 2008.

Operating Income (Loss) — Operating results increased $499 million in 2010, compared to 2009, and increased $2,021 million in 2009, compared to 2008. Operating results in 2010 were negatively impacted by a $21 million charge associated with a change in estimate related to a dispute that arose during the third quarter 2010 over an environmental indemnity, the impairment of assets related to the Berre refinery, and by a crude unit fire in May 2010 resulting in lost production and $14 million in cash costs. Operating results for 2009 included the benefit of $50 million from the settlement of hedging activity at the Houston refinery related to distillates. Lower depreciation and amortization expense of $269 million in 2010 compared to 2009 was primarily the result of the write-down of Property, plant and equipment associated with the revaluation of our assets in fresh-start accounting. Apart from the effects of the items listed above, increases in operating results for 2010 were primarily due to higher refining margins, especially at the Houston refinery, partially offset by lower product margins for oxyfuels. The decreased oxyfuels margins in 2010 are primarily due to the normalization of margins in 2010 compared to the exceptional margins achieved in 2009.

Operating results in 2009 were negatively affected by lower crude refining margins, partially offset by lower utility costs due to lower natural gas prices and lower fixed costs. The latter reflected LyondellBasell AF’s cost reduction program. The lower refining margins were primarily attributable to U.S. refining markets, although margins were lower for both the Houston and Berre refineries. In 2008, operating results were negatively impacted by scheduled maintenance turnarounds of crude and coker units and the related July 2008 crane incident at the Houston refinery, as well as by operating disruptions related to Hurricane Ike by an estimated $205 million. In addition to the turnaround and hurricane effects, operating results were negatively affected by an estimated $220 million as a result of lost production due to unplanned maintenance at the Houston refinery’s FCC and other operating units. Operating results were also negatively impacted by impairment charges against goodwill of $2,305 million and other assets of $218 million and inventory valuation adjustments of $442 million.

Fourth Quarter 2010 Versus Third Quarter 2010 — The Refining and Oxyfuels segment had operating income of $144 million in the fourth quarter 2010 compared to $83 million in the third quarter 2010. Operating results in the fourth quarter 2010 reflect the non-cash benefit of $132 million related to inventory market price recovery, which offsets the lower of cost or market charges recorded in the second and third quarters of 2010 of $132 million and $1 million, respectively, and the impairment of assets related to the Berre refinery. Third quarter 2010 operating results include the $21 million charge associated with a change in estimate related to a dispute over an environmental indemnity. The underlying operating results of the Refining and Oxyfuels business segment decreased in the fourth quarter 2010 primarily due to lower overall sales volumes, partially offset by higher refining margins at both the Houston and Berre refineries. Crude processing rates for the Houston refinery were 11% lower compared to the third quarter 2010, reflecting the effect of unplanned outages during the fourth quarter, while crude processing rates in the fourth quarter 2010 for the Berre refinery were only slightly lower compared to the third quarter 2010. Refining margins during the fourth quarter reflected the effect of higher average sales prices resulting from, in the case of the Berre refinery, the disruption due to the national strikes in France. Normal seasonal declines affected oxyfuels product margins and sales volumes during the fourth quarter 2010. The seasonal decline in margins was steeper than usual as the price of feedstocks, butane and ethanol, rose rapidly due to cold weather and a poor grain harvest, respectively.

Technology Segment

Overview — The Technology segment results in 2011 reflected higher research and development costs offset by higher licensing revenue in the first six months of 2011 compared to the comparable 2010 period. The following table sets forth the Technology segment’s sales and other operating revenues and operating income.

	Successor			Predecessor
	Three Months	Six Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
Millions of dollars	2011	2011	2010	2010	2010
Sales and other operating revenues	$126	$265	$75	$35	$145
Operating income	23	89	23	8	39

Three and Six Months Ended June 30, 2011 versus Three and Six Months Ended June 30, 2010

Revenues — Revenues for the second quarter and first six months of 2011 increased by $16 million, or 15%, and $45 million, or 20%, compared to second quarter and first six months of 2010, respectively. The increases were primarily due to the recognition in the 2011 periods of previously deferred process license revenue.

Operating Income — Operating income decreased by $8 million in the second quarter of 2011 and increased by $27 million in the first six months of 2011, compared to the second quarter and first six months of 2010. The decrease in the second quarter 2010 reflected higher R&D expenses, partially offset by the effects of higher revenue related to process licenses from prior years. The increase in the first six months of 2011 reflected the effects of higher revenue from process licenses from prior years, which was partially offset by higher R&D costs. Operating income in the 2010 periods reflected the impact of a slowdown in polyolefin projects that stemmed from the economic crisis in late 2008. The higher R&D costs include charges totaling $16 million for employee severance and asset retirement obligations related to an R&D facility that is being relocated.

Second Quarter 2011 versus First Quarter 2011 — The Technology segment had operating income of $23 million in the second quarter 2011 compared to $66 million in the first quarter 2011. Operating results in the second quarter decreased by $43 million primarily due to the effects of lower process license revenue, as well as higher R&D costs. The higher R&D costs include charges totaling $16 million for employee severance and asset retirement obligations related to an R&D facility that is being relocated.

2010 Versus 2009 — The Technology segment results in 2010 were negatively impacted by lower licensing revenue, reflecting a slowdown in new polyolefin projects as a consequence of the economic crisis beginning late in the fourth quarter 2008. Higher sales volumes for catalysts partially offset the results for process licenses. The negative effect of a strengthening U.S. dollar versus the Euro in 2010 also negatively impacted the Technology segment’s 2010 results.

2009 Versus 2008 — Technology segment results for 2009 were primarily affected by lower license revenue, reflecting weaker global markets compared to 2008. The segment results also reflected the negative effects of changes in currency exchange rates as the U.S. dollar strengthened versus the Euro. The 2009 results benefited from lower R&D expense, reflecting LyondellBasell AF’s cost reduction program and a government subsidy, and the effects of higher catalyst sales volumes.

The following table sets forth the Technology segment’s sales and other operating revenues and operating income.

	Successor	Predecessor
	May 1	January 1
	through	through	For the Twelve Months Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$365	$145	$543	$583
Operating income	69	39	210	202

Revenues — Revenues for 2010 decreased $33 million, or 6% compared to 2009 and decreased $40 million, or 7% from 2008 to 2009. Lower process license revenue in 2010 and 2009 was responsible for decreases in revenues of 15% and 7%, respectively. Higher catalyst sales volumes increased revenues by 9% and 5%, respectively. However, lower average sales prices for catalysts in 2009 compared to 2008 decreased revenues by 5%, offsetting the effect of the higher sales volumes. In addition, currency exchange rates had an unfavorable effect on operating income of non-U.S. operations as the U.S. dollar strengthened versus the Euro in both periods.

Operating Income — Operating income for 2010 for the Technology segment decreased $102 million compared to 2009 and increased $8 million from 2008 to 2009. Operating income for 2010 was negatively affected by an $8 million charge associated with a change in estimate related to a dispute that arose during the third quarter 2010 over an environmental indemnity and by a $17 million charge related to the sale, in 2010, of higher cost inventory. The remaining decrease in operating income in 2010 compared to 2009 was the result of lower licensing revenue, and to a lesser extent, the negative effects of a strengthening U.S. dollar versus the Euro in 2010 compared to 2009. These decreases in 2010 operating results were only partly offset by the effect of increased catalyst sales volumes in 2010. Operating income in 2009 also included the benefit of a government subsidy recognized as a reduction of R&D expense.

The $8 million increase in operating income in 2009, compared to 2008, was primarily the result of higher catalysts sales volumes, partly offset by an unfavorable effect from changes in currency exchange rates.

Currency exchange rates had an unfavorable effect on operating income as the U.S. dollar strengthened versus the Euro in 2009 compared to 2008.

Fourth Quarter 2010 versus Third Quarter 2010 — The Technology segment had operating income of $8 million in the fourth quarter 2010 compared to $38 million in the third quarter 2010. Apart from a fourth quarter 2010 charge of $17 million related to the sale of higher cost inventory during the year and an $8 million charge related to a dispute over environmental liability, operating results in the fourth quarter 2010 reflected lower licensing income and the effect of lower sales volumes for catalysts, compared to the third quarter 2010.

FINANCIAL CONDITION

Operating, investing and financing activities of continuing operations, which are discussed below, are presented in the following table:

	Successor			Predecessor
	Six Months	May 1	May 1	January 1
	Ended	through	through	through	For the Twelve Months Ended
	June 30,	December 31,	June 30,	April 30,	December 31,
	2011	2010	2010	2010	2009	2008
Millions of dollars
Source (use) of cash:
Operating activities	$1,247	$2,957	$1,105	$(936)	$(787)	$1,090
Investing activities	(651)	(312)	(110)	(213)	(611)	(1,884)
Financing activities	(299)	(1,194)	133	3,315	1,101	1,083

Operating Activities — Cash of $1,247 million provided in the first six months of 2011 primarily reflected an increase in earnings and higher distributions from our joint ventures, partially offset by an increase in cash used by the main components of working capital and company contributions to our pension plans. The $180 million of cash provided in the combined first six months of 2010 primarily reflected an increase in earnings offset by payments of reorganization items and certain annual payments related to sales rebates, employee bonuses, property taxes and insurance premiums.

The main components of working capital used cash of $481 million in the first six months of 2011 compared to $348 million in the first six months of 2010. The increase in these working capital components during the first half of 2011 reflects increases of $1,002 million and $619 million, respectively, in accounts receivable and inventory, partially offset by a $1,140 million increase in accounts payable. The increases in both accounts receivable and accounts payable reflects the effect of increasing prices over the period as well as the effect of a higher currency exchange rate on our European balances. The increase in inventory reflects temporary volume increases in our O&P EAI business segment and to a lesser extent, in our Refining and Oxyfuels business segment. Inventory was also affected by a higher currency exchange rate.

The $348 million use of cash by the main components of working capital in the first six months of 2010 reflected a $511 million increase in accounts receivable due to the effects of higher average sales prices and higher sales volumes and a $312 million increase in inventory, partially offset by a $475 million increase in accounts payable due to the higher costs and volumes of feedstocks, and more favorable payment terms. Price and volume changes in the first six months of 2010 more than offset the effects of lower exchange rates on the values of our European working capital.

Cash provided in the combined Successor and Predecessor periods of 2010 primarily reflected an increase in earnings offset by payments for reorganization items, claims under the Plan of Reorganization, and certain annual payments relating to sales rebates, employee bonuses, property taxes and insurance premiums. The use of cash in 2009 primarily reflected a $573 million increase in cash used by the main components of working capital — accounts receivable and inventory, net of accounts payable — and $329 million of vendor prepayments that were required by certain third parties as a result of LyondellBasell AF’s chapter 11 filing.

In 2010, the main components of working capital — accounts receivable and inventory, net of accounts payable used cash of $456 million compared to $573 million in 2009. The increase in these components of working capital during 2010 reflected a $702 million increase in accounts receivable due to higher average sales prices and higher sales volumes and a $395 million increase in inventory, partially offset by a $641 million increase in accounts payable due to the higher costs and volumes of feedstocks, and more favorable payment terms.

Changes in the main components of working capital used cash of $573 million in 2009 and provided cash of $747 million in 2008. The increase in cash used by the main components of working capital in 2009 primarily reflected a $503 million repayment that was required in connection with the termination of an accounts receivable securitization program in early 2009. Operationally, cash used by the main components of working capital increased by only $70 million, despite the effect of rising prices during 2009, as the Company focused on reducing working capital levels.

In 2008, the $747 million of cash provided by the main components of working capital primarily reflected the effects of declining crude oil prices on sales prices and the value of inventory; the disruptive effects of Hurricane Ike on the Company’s Gulf Coast operations; and the planned and unplanned outages related to a turnaround at the Houston Refinery. Other factors impacting the main components of working capital included a general tightening of credit in the industry and the delay, in December 2008 of certain payments.

Investing Activities — Cash of $651 million used in investing activities in the first six months of 2011 primarily reflects capital expenditures and a $239 million increase in restricted cash, partially offset by $57 million in proceeds related to the sale of surplus precious metals. The increase in restricted cash is primarily related to the issuance of letters of credit, which are cash collateralized.

Investing activities of $334 million in the combined 2010 period reflect capital expenditures that were partially offset by $12 million in proceeds from a money market fund that had suspended rights to redemption in 2008.

Cash used in investing activities in 2010 included $692 million of capital expenditures, partially offset by proceeds of $154 million from the sale of our F&F business in December 2010 and $12 million in proceeds from a money market fund that had suspended rights to redemption in 2008, as described below.

The cash used in 2009 primarily included $779 million of capital expenditures, partially offset by proceeds of $120 million from insurance claims, $20 million from sales of assets, and $23 million from a net reduction of short-term investments. The cash provided by insurance claims related to damages sustained in 2005 at the polymers plant in Münchsmünster, Germany.

The cash used in 2008 was primarily related to business acquisitions and capital expenditures, partially offset by proceeds from the sales of assets and insurance claims related to the polymers plant in Münchsmünster, Germany. Acquisitions in 2008 included the April 2008 acquisition of the Shell oil refinery, inventory and associated infrastructure and businesses at our Berre Refinery for a purchase price of $927 million, including final adjustment for working capital and the February 2008 acquisition of Solvay Engineered Polymers, Inc., a leading supplier of polypropylene compounds in North America, for $134 million (see Note 5 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). Asset sales included the September 2008 sale of the TDI business for proceeds of €77 million ($113 million) and the July 2008 sale of a Canadian plant for proceeds of $18 million. As a result of financial difficulties experienced by major financial institutions beginning in the latter part of 2008, LyondellBasell AF received notice that rights of redemption had been suspended with respect to a money market fund in which LyondellBasell AF had invested approximately $174 million. LyondellBasell AF subsequently redeemed a total of $172 million, including $137 million in 2008, $23 million in 2009 and $12 million in January 2010.

The following table summarizes capital expenditures for the periods presented:

		Successor
		Six			Predecessor
		Months	May 1	May 1	January 1	Twelve Months
		Ended	through	through	through	Ended
	Plan	June 30,	December 31,	June 30,	April 30,	December 31,
	2011	2011	2010	2010	2010	2009	2008
Millions of dollars
Capital expenditures by segment:
O&P — Americas	$361	$204	$146	$50	$52	$142	$201
O&P — EAI	286	79	105	31	102	411	509
I&D	122	20	77	5	8	23	66
Refining and Oxyfuels	345	159	108	22	49	167	196
Technology	38	10	19	3	12	32	33
Other	15	12	12	2	3	6	24

Total capital expenditures by segment	1,167	484	467	113	226	781	1,029
Less:
Contributions to PO Joint Ventures	3	2	1	—	—	2	29

Consolidated capital expenditures of continuing operations	$1,164	$482	$466	$113	$226	$779	$1,000

The capital expenditures presented in the table above for all periods prior to 2011 exclude costs of major periodic maintenance and repair activities, including turnarounds and catalyst recharges of $74 million in the first quarter 2010 and $71 million, $39 million and $164 million in the Predecessor periods of 2010, 2009 and 2008, respectively.

Financing Activities — Financing activities used cash of $299 million in the first six months of 2011 and provided $3,448 million in the combined 2010 period. In May 2011, we redeemed $203 million and €34 million ($50 million) of our 8% Senior Secured Notes due 2017, comprising 10% of the outstanding senior secured dollar notes and senior secured Euro notes at March 31, 2011. We paid $7 million of premiums in conjunction with the redemption of the notes. Also in May 2011, we paid cash dividends of $0.10 per share of common stock totaling $57 million to shareholders of record on May 5, 2011. In June 2011, we paid $15 million of fees related to the amendment of our U.S. ABL facility. In the first quarter of 2011, we received proceeds of $37 million upon conversion of outstanding warrants to common stock.

The two month Successor period ending June 30, 2010 reflects a net increase in borrowings of $132 million under our European Securitization facility and a $2 million payment related to a previous factoring facility in France. The cash used in the Successor period primarily reflects the repayment of debt in the fourth quarter of 2010. In December 2010, we redeemed $225 million and €37.5 million ($50 million) of our 8% Senior Secured Notes due 2017, comprising 10% of the outstanding senior secured dollar notes and senior secured Euro notes, respectively. In conjunction with the redemption of the notes, we paid premiums totaling $8 million. Also in 2010, we repaid $495 million of the Senior Term Loan Facility, including a mandatory quarterly amortization payment of $1 million and a prepayment, at par, of $494 million in December 2010.

Since the Emergence Date, we made net payments totaling $398 million under the European Securitization Facility, which includes the entire outstanding balance in October 2010. We also made net payments of $14 million under our accounts receivable factoring facility during the Successor period.

As part of our emergence from bankruptcy, we received gross proceeds of $2,800 million on April 30, 2010 in connection with the issuance of shares in a rights offering and paid $86 million of fees, including $70 million of fees to equity backstop providers. On April 30, 2010 we also received net proceeds of $3,242 million from the issuance of new debt by our subsidiary, Lyondell Chemical, including Senior Secured Notes in the amounts of $2,250 million and €375 million ($497 million) and from proceeds of the Senior

Term Loan facility of $495 million. Proceeds from the rights offering and the Senior Notes, along with borrowings under the Senior Term Loan Facility and the amended and restated European Securitization, were used to repay outstanding amounts of $2,167 million under the DIP New Money Term Loan, $985 million under the DIP ABL Facility and to pay a $195 million exit fee required under the DIP financing. We also paid fees totaling $92 million in connection with our new U.S. ABL Facility and amended and restated European Securitization facility. Predecessor debt classified as Liabilities subject to compromise immediately prior to emergence from bankruptcy was discharged pursuant to the Plan of Reorganization (see Note 4 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010).

Apart from the payments reflected above, during the 2010 Predecessor period, we repaid a $5 million Argentinean loan; made a $12 million mandatory quarterly amortization payment of the Dutch Tranche A Dollar Term Loan, $3 million of which was related to the DIP Roll-Up Loans; and made payments of $8 million on the French Factoring Facility. In addition, we made payments totaling $13 million related to the extension of the DIP financing. We also had a net increase in borrowings of $47 million under the European Securitization facility in the 2010 Predecessor period.

In 2009, LyondellBasell AF borrowed $2,167 million under a DIP financing arrangement, receiving net proceeds of $2,089 million and subsequently paid additional bank fees of $97 million. In addition, LyondellBasell AF paid fees of $93 million related to the issuance of the DIP ABL facility, and at December 31, 2009 had $325 million of net borrowings outstanding under this facility.

The chapter 11 filing in 2009 constituted a termination event under the asset-based credit facilities in the U.S., and LyondellBasell AF used $880 million of the net proceeds under the DIP financing arrangement to repay $766 million and $114 million outstanding under the previous inventory-based credit facility and the North American accounts receivable securitization program, respectively. As noted under Operating Activities, LyondellBasell AF also used $503 million to repurchase outstanding accounts receivable sold under its previous $1,150 million receivables securitization facility. In addition, LyondellBasell AF repaid a $100 million demand note related to emergency postpetition funding. In 2009, LyondellBasell AF made net repayments totaling $201 million under its European receivables securitization program, which was amended and restated in March 2009. LyondellBasell AF repaid $45 million (70 million Australian dollars) outstanding under an Australian term loan and $11 million of other loans, including $6 million outstanding under an Argentinean bank loan, and made mandatory quarterly amortization payments of the Dutch Tranche A Dollar Term Loan totaling $24 million, $6 million of which was related to the DIP financing.

A non-debtor subsidiary of LyondellBasell AF entered into an accounts receivable factoring agreement in 2009 under which it received $24 million of proceeds. See the “Accounts Receivable Factoring Agreement” section in “Liquidity and Capital Resources.” Also in 2009, LyondellBasell AF received $18 million of proceeds from an Argentinean bank loan and borrowed $17 million related to a letter of credit presented for payment under the prepetition senior secured revolving credit facility.

LyondellBasell AF had an additional $21 million of cash used by financing activities, primarily related to the effects of bank overdrafts.

The cash provided in 2008 primarily reflected net $1,510 million borrowed under LyondellBasell AF’s credit facilities offset by $384 million of long-term debt repayments. The borrowings were used to fund the business acquisitions described in the “Investing Activities” section above.

Liquidity and Capital Resources — As of June 30, 2011, we had cash on hand of $4,687 million. In addition, we had total unused availability under our credit facilities of $2,382 million at June 30, 2011, which included the following:

•	$1,737 million under our $2,000 million U.S. ABL facility, which is subject to a borrowing base, net of outstanding borrowings and outstanding letters of credit provided under the facility. At June 30, 2011, we had $263 million of outstanding letters of credit and no outstanding borrowings under the facility.

•	€432 million and $25 million (totaling approximately $645 million) under our €450 million European receivables securitization facility. Availability under the European receivables securitization facility is subject to a borrowing base, net of outstanding borrowings. There were no outstanding borrowings under this facility at June 30, 2011.

In addition to the letters of credit issued under the U.S. ABL facility, we also have outstanding letters of credit totaling $221 million, which are collateralized by cash. Such cash is included in the $250 million of Restricted cash reflected on the Consolidated Balance Sheets as of June 30, 2011.

We may use cash on hand, cash from operating activities and proceeds from asset divestitures to repay debt, which may include additional purchases of our outstanding bonds in the open market or otherwise. We also plan to finance our ongoing working capital, capital expenditures, debt service and other funding requirements through our future financial and operating performance, which could be affected by general economic, financial, competitive, legislative, regulatory, business and other factors, many of which are beyond our control. We believe that our cash, cash from operating activities and proceeds from our credit facilities provide us with sufficient financial resources to meet our anticipated capital requirements and obligations as they come due.

At June 30, 2011, we had total debt, including current maturities, of $5,865 million.

In June 2011, we obtained an amendment to our U.S. ABL facility to, among other things: (i) increase the facility to $2 billion; (ii) extend the maturity date to June 2016; (iii) reduce the applicable margin and commitment fee and (iv) amend certain covenants and conditions to provide additional flexibility.

In March 2011, we amended and restated our Senior Secured Term Loan Agreement to, among other things, modify the term of the agreement and certain restrictive covenants. This amended and restated agreement matures in April 2014.

In May 2011, we announced our intention to seek a buyer for our Berre refinery in France.

We are party to certain registration rights agreements relating to our Senior Secured 8% Notes and our Senior Secured 11% Notes, which obligate us to conduct an exchange offer for the 8% notes and register the resale of the 11% notes held by affiliates with the SEC. The registration rights agreements require the registration statements for the exchange or resale, as applicable, to be effective with the SEC by May 3, 2011, which has not occurred. As a result, beginning May 4, 2011, we are subject to penalties in the form of increased interest rates as required by the registration rights agreement. The interest penalties are 0.25% per annum for the applicable notes for the first 90 days that the registration statements are not effective, increasing by an additional 0.25% per annum for each additional 90 days, up to a maximum of 1.00% per annum. We do not expect the amount of penalties that we will ultimately pay to be material.

On August 3, 2011, the Management Board of the Company recommended to the Supervisory Board that the Company pay a dividend of $0.20 per share. The Supervisory Board has authorized and directed the Management Board to take actions necessary to pay the dividend. Subject to the Management Board’s adoption of a resolution declaring the dividend, it is expected that the dividend will be paid on September 7, 2011 to shareholders of record as of August 17, 2011. Management intends to declare interim dividends to the extent the Company’s cash flows and results of operations support such dividend payments in the future.

As of December 31, 2010, we had cash on hand of $4,222 million. In addition, we had total unused availability under our credit facilities of $1,883 million at December 31, 2010, which included the following:

•	$1,380 million under our $1,750 million U.S. ABL facility, which matures in 2014. Availability under the U.S. ABL facility is subject to a borrowing base of $1,750 million at December 31, 2010, and is reduced to the extent of outstanding borrowings and outstanding letters of credit provided under the facility. At December 31, 2010, we had $370 million of outstanding letters of credit and no outstanding borrowings under the facility.

•	€368 million and $16 million (totaling approximately $503 million) under our €450 million European receivables securitization facility. Availability under the European receivables securitization facility is subject to a borrowing base comprising €368 million and $16 million in effect as of December 31, 2010. There were no outstanding borrowings under this facility at December 31, 2010.

In October 2010, we provided the lenders under our accounts receivable factoring facility with notice of our intent to terminate the agreement. The facility was repaid in full in November 2010 and terminated.

At December 31, 2010, we had total short-term and long-term debt, including current maturities, of $6,082 million. At December 31, 2010, our $4 million of current maturities of long-term debt comprises various non-U.S. loans.

Receivables securitization — On May 4, 2010, we amended and restated an existing securitization agreement under which two of our non-U.S. subsidiaries may sell, subject to a borrowing base, up to €450 million in trade receivables. Transfers of accounts receivable under this three-year program do not qualify as sales; therefore, the transferred accounts receivable and the proceeds received through such transfers are included in trade receivables, net, and short-term debt in the consolidated balance sheets. There were no borrowings under this facility as of December 31, 2010.

Contractual and Other Obligations — The following table summarizes, as of December 31, 2010, our minimum payments for long-term debt, including current maturities, short-term debt, and contractual and other obligations for the next five years and thereafter.

		Payments Due By Period
	Total	2011	2012	2013	2014	2015	Thereafter
Millions of dollars

Total debt	$6,082	$46	$10	$1	$—	$1	$6,024
Interest on total debt	4,460	609	608	608	589	579	1,467
Pension benefits:
PBO	2,933	161	166	236	186	205	1,979
Assets	(1,760)	—	—	—	—	—	(1,760)

Funded status	1,173
Other postretirement benefits	332	22	22	23	23	24	218
Advances from customers	101	12	17	16	12	12	32
Other	605	112	93	71	35	33	261
Deferred income taxes	656	122	119	107	97	87	124
Other obligations:
Purchase obligations:
Take-or-pay contracts	15,223	2,400	2,352	2,328	2,357	1,910	3,876
Other contracts	41,593	13,484	6,325	5,612	5,405	4,767	6,000
Operating leases	1,687	278	232	211	185	152	629

Total	$71,912	$17,246	$9,944	$9,213	$8,889	$7,770	$18,850

Total Debt — Total debt includes our 8% U.S. dollar and Euro Senior Secured Notes due 2017, Senior Secured Term Loan Facility due 2016, 11% Senior Secured Notes due 2018, 8.1% guaranteed notes due 2027 (the “2027 Notes”) and various non-U.S. loans. See Note 15 for a discussion of covenant requirements under the credit facilities and indentures and additional information regarding our debt facilities.

Interest — Our debt and related party debt agreements contain provisions for the payment of monthly, quarterly or semi-annual interest at a stated rate of interest over the term of the debt.

Pension Benefits — We maintain several defined benefit pension plans, as described in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010. At December 31, 2010, the projected benefit obligation for our pension plans exceeded the fair value of plan assets by $1,173 million. Subject to future actuarial gains and losses, as well as actual asset earnings, we, together with our consolidated subsidiaries, will be required to fund the $1,173 million, with interest, in future years. We contributed $99 million to our pension plans in 2010 and LyondellBasell AF made contributions to the plans of $52 million in 2009 and $80 million in 2008. In January 2011, we contributed $155 million of the approximately $287 million of required contributions that we expect to make to our pension plans in 2011. Estimates of pension benefit payments through 2015 are included in the table above.

Other Postretirement Benefits — We provide other postretirement benefits, primarily medical benefits to eligible participants, as described in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010. We pay other unfunded postretirement benefits as incurred. Estimates of other postretirement benefit payments through 2015 are included in the table above.

Advances from Customers — We are obligated to deliver product, primarily at cost-based prices, in connection with long-term sales agreements under which our Predecessor received advances from customers in prior years. These advances are treated as deferred revenue and will be amortized to earnings as product is delivered over the remaining terms of the respective contracts, which primarily range from 4 to 8 years. The unamortized long-term portion of such advances totaled $101 million as of December 31, 2010.

Other — Other primarily consists of accruals for environmental remediation costs, obligations under deferred compensation arrangements, and anticipated asset retirement obligations. See “Critical Accounting Policies” below for a discussion of obligations for environmental remediation costs.

Deferred Income Taxes — The scheduled settlement of the deferred tax liabilities shown in the table is based on the scheduled reversal of the underlying temporary differences. Actual cash tax payments will vary depending upon future taxable income.

Purchase Obligations — We are party to various obligations to purchase products and services, principally for raw materials, utilities and industrial gases. These commitments are designed to assure sources of supply and are not expected to be in excess of normal requirements. The commitments are segregated into take-or-pay contracts and other contracts. Under the take-or-pay contracts, we are obligated to make minimum payments whether or not we take the product or service. Other contracts include contracts that specify minimum quantities; however, in the event that we do not take the contractual minimum, we are only obligated for any resulting economic loss suffered by the vendor. The payments shown for the other contracts assume that minimum quantities are purchased. For contracts with variable pricing terms, the minimum payments reflect the contract price at December 31, 2010.

Operating Leases — We lease various facilities and equipment under noncancelable lease arrangements for various periods. See Note 16 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010 for related lease disclosures.

RELATED PARTY TRANSACTIONS

We have related party transactions with certain of our major shareholders and their affiliates and our joint venture partners. We believe that such transactions are effected on terms substantially no more or less favorable than those that would have been agreed upon by unrelated parties on an arm’s length basis.

LyondellBasell AF had related party transactions with its equity investees and its affiliates as well as a member of its Board of Directors (see Note 7 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). In addition, prior to the Emergence Date, LyondellBasell AF had related party transactions with Access Industries.

CRITICAL ACCOUNTING POLICIES

Management applies those accounting policies that it believes best reflect the underlying business and economic events, consistent with accounting principles generally accepted in the U.S. (see Note 2 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010). Our more critical accounting policies include those related to the valuation of inventory, long-lived assets, the valuation of goodwill, accruals for long-term employee benefit costs such as pension and other postretirement costs, liabilities for anticipated expenditures to comply with environmental regulations, and accruals for taxes based on income. Inherent in such policies are certain key assumptions and estimates made by management. Management periodically updates its estimates used in the preparation of the financial statements based on its latest assessment of the current and projected business and general economic environment. Changes to these critical accounting policies have been reviewed with LyondellBasell N.V.’s Supervisory Board.

Inventory — LyondellBasell N.V. adopted the LIFO method of accounting for inventory upon implementation of fresh-start accounting. In conjunction with the implementation of fresh-start accounting on April 30, 2010, the Company recorded its inventory, which is primarily crude-oil derived, at fair value. The resulting increase in inventory was primarily in the U.S. and was largely driven by the price of crude oil. The per barrel benchmark price of WTI crude oil at April 30, 2010 had increased to $86.15. The price of crude oil is subject to many factors, including changes in economic conditions. The fluctuation in the price of crude oil from period to period may result in the recognition of charges to adjust the value of inventory to the lower of cost or market in periods of falling prices and the reversal of those charges in subsequent periods as market prices recover. Accordingly, our cost of sales and results of operations may be affected by such fluctuations.

Following the revaluation of our inventory on April 30, 2010, the per barrel benchmark price of WTI crude oil declined to $75.63 on June 30, 2010, resulting in a $333 million lower of cost or market adjustment primarily to the Company’s raw materials and finished goods inventory and associated increase in cost of sales for the period from May 1 through June 30, 2010. In the third quarter 2010, as a result of lower market prices for certain of the Company’s finished goods inventory, the Company recorded a non-cash charge of $32 million to adjust the value to the lower of cost or market. The recovery of the market price of crude oil in the fourth quarter of 2010, resulted in a non-cash credit of $323 million to earnings.

Long-Lived Assets — With respect to long-lived assets, key assumptions included the estimates of the asset fair values and useful lives at the Emergence Date and the recoverability of carrying values of fixed assets and other intangible assets, as well as the existence of any obligations associated with the retirement of fixed assets. Such estimates could be significantly modified and/or the carrying values of the assets could be impaired by such factors as new technological developments, new chemical industry entrants with significant raw material or other cost advantages, uncertainties associated with the European, U.S. and world economies, the cyclical nature of the chemical and refining industries, and uncertainties associated with governmental actions, whether regulatory or, in the case of Houston refinery, with respect to its crude oil contract.

Earnings in the 2010 Successor period included a pretax charge of $28 million primarily related to impairment of the carrying value of capital additions at our Berre refinery following an analysis of its discounted cash flow projections.

Predecessor earnings for 2009 included pretax impairment charges of $17 million, primarily related to the impairment of LyondellBasell AF’s emissions allowances that are subject to reallocation to other industry participants under a proposed regulation by the Texas Commission on Environmental Quality. As part of its reorganization, LyondellBasell AF also recognized charges totaling $679 million, including $624 million for the write off of the carrying value and related assets of its Chocolate Bayou olefins facility near Alvin, Texas and $55 million for the write off of its ethylene glycol facility in Beaumont, Texas.

Predecessor earnings for 2008 included a $218 million pretax charge for impairment of the carrying value of the assets related to LyondellBasell AF’s Berre Refinery. Also in 2008, LyondellBasell AF recognized a $7 million charge for impairment of its ethylene glycol facility in Beaumont, Texas.

For purposes of recognition and measurement of the above-noted impairments, long-lived assets were grouped with other assets and liabilities at the lowest level for which identifiable cash flows were largely independent of the cash flows of other assets and liabilities.

The estimated useful lives of long-lived assets range from 3 to 30 years. Depreciation and amortization of these assets, including amortization of deferred turnaround costs, under the straight-line method over their estimated useful lives totaled $1,123 million in 2010, including $558 million in the Successor period. Based upon the estimated fair values and re-assessed useful lives at the Emergence Date, depreciation and amortization would be approximately $850 million per year. If the useful lives of the assets were found to be shorter than originally estimated, depreciation and amortization charges would be accelerated over the revised useful life.

Goodwill — Goodwill of $595 million at December 31, 2010 represents the tax effect of the differences between the tax and book bases of the Company’s assets and liabilities resulting from the Company’s revaluation of those assets and liabilities to fair value in connection with the Company’s emergence from bankruptcy and adoption of fresh-start accounting. LyondellBasell N.V. evaluates the carrying value of goodwill annually or more frequently if events or changes in circumstances indicate that the carrying amount may exceed fair value. Recoverability is determined by comparing the estimated fair value of the reporting unit to which the goodwill applies to the carrying value, including goodwill, of that reporting unit.

The recoverability of LyondellBasell N.V.’s goodwill is dependent upon the future operating results associated with its reporting units, which could change significantly based upon business performance or other factors.

Long-Term Employee Benefit Costs — The costs to LyondellBasell N.V. of long-term employee benefits, particularly pension and other postretirement medical and life insurance benefits, are incurred over long periods of time, and involve many uncertainties over those periods. The net periodic benefit cost attributable to current periods is based on several assumptions about such future uncertainties, and is sensitive to changes in those assumptions. It is management’s responsibility, often with the assistance of independent experts, to select assumptions that in its judgment represent its best estimates of the future effects of those uncertainties. It also is management’s responsibility to review those assumptions periodically to reflect changes in economic or other factors that affect those assumptions.

The current benefit service costs, as well as the existing liabilities, for pensions and other postretirement benefits are measured on a discounted present value basis. The discount rate is a current rate, related to the rate at which the liabilities could be settled. LyondellBasell N.V.’s assumed discount rate is based on published average rates for high-quality (Aa rating) ten-year fixed income securities. For the purpose of measuring the benefit obligations at December 31, 2010, LyondellBasell N.V. used a discount rate of 5.25% for most U.S. plans while a rate of 5.0% was used for certain U.S. plans to reflect the different terms of the related benefit obligations. The discount rate used to measure obligations for non-U.S. plans at December 31, 2010 was 4.97%, reflecting market interest rates. The discount rates in effect at December 31, 2010 will be used to measure net periodic benefit cost during 2011.

The benefit obligation and the periodic cost of other postretirement medical benefits also are measured based on assumed rates of future increase in the per capita cost of covered health care benefits. As of December 31, 2010, the assumed rate of increase for our U.S. plans was 9.1%, decreasing to 5% in 2026 and thereafter. The assumed rate of increase for our Canadian plans, as of December 31, 2010, was 8.5%, decreasing to 5% in 2018 and thereafter. A one percentage point change in the health care cost trend rate assumption would have no significant effect on either the benefit liability or the net periodic cost, due to limits on LyondellBasell N.V.’s maximum contribution level under the medical plan.

The net periodic cost of pension benefits included in expense also is affected by the expected long-term rate of return on plan assets assumption. Investment returns that are recognized currently in net income represent the expected long-term rate of return on plan assets applied to a market-related value of plan assets which, for LyondellBasell N.V., is defined as the market value of assets. The expected rate of return on plan assets is a longer term rate, and is expected to change less frequently than the current assumed discount rate, reflecting long-term market expectations, rather than current fluctuations in market conditions.

The weighted average expected long-term rate of return on U.S. and non-U.S. plan assets of 8% and 6.24%, respectively, is based on the average level of earnings that its independent pension investment advisor had advised could be expected to be earned over time. The expectation is based on an asset allocation that varies by region. The asset allocations are summarized in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010. The actual returns in 2010 for U.S. and non- U.S. plan assets were 15.6% and 8.4%, respectively.

The actual rate of return on plan assets may differ from the expected rate due to the volatility normally experienced in capital markets. Management’s goal is to manage the investments over the long term to achieve optimal returns with an acceptable level of risk and volatility.

Net periodic pension cost recognized each year includes the expected asset earnings, rather than the actual earnings or loss. This unrecognized amount, to the extent it exceeds 10% of the projected benefit obligation for the respective plan, is recognized as additional net periodic benefit cost over the average remaining service period of the participants in each plan.

In May 2010, LyondellBasell N.V. resumed matching contributions under its defined contribution plans (the 401(k) Employee Savings Plans). LyondellBasell AF had temporarily suspended its matching contributions under the Company’s defined contribution plans beginning in March 2009 as a result of the bankruptcy.

Additional information on the key assumptions underlying these benefit costs appears in Note 18 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010.

Liabilities for Environmental Remediation Costs — Anticipated expenditures related to investigation and remediation of contaminated sites, which include current and former plant sites and other remediation sites, are accrued when it is probable a liability has been incurred and the amount of the liability can be reasonably estimated. Only ongoing operating and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally are not estimable, are not included in these liabilities.

As of December 31, 2010, LyondellBasell N.V.’s accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $107 million. The liabilities for individual sites range from less than $1 million to $37 million, and remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In the opinion of management, it is reasonably possible that losses in excess of the liabilities recorded for environmental remediation may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require LyondellBasell N.V. to reassess potential exposure related to environmental matters. See Note 21 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010 for further discussion of environmental remediation matters.

Accruals for Taxes Based on Income — The determination of our provision for income taxes and the calculation of our tax benefits and liabilities is subject to management’s estimates and judgments due to the complexity of the tax laws and regulations in the tax jurisdictions in which we operate. Uncertainties exist with respect to interpretation of these complex laws and regulations.

Deferred tax assets and liabilities are determined based on temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse.

We recognize future tax benefits to the extent that the realization of these benefits is more likely than not. Our current provision for income taxes was impacted significantly by the initial recognition of valuation allowances related to net deferred assets in certain non-U.S. jurisdictions. Further changes to these valuation allowances may impact our future provision for income taxes, which will include no tax benefit with respect to losses incurred and no tax expense with respect to income generated in these countries until the respective valuation allowance is eliminated.

For further information related to our income taxes, see Note 20 to the Consolidated Financial Statements of LyondellBasell N.V. for the year ended December 31, 2010. See Note 24 to LyondellBasell AF’s Consolidated Financial Statements for the year ended December 31, 2009 for further information related to income taxes in the predecessor periods.

Accounting and Reporting Changes

For a discussion of the potential impact of new accounting pronouncements on our consolidated financial statements, see Note 2 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

See Note 17 to LyondellBasell N.V.’s Consolidated Financial Statements for the year ended December 31, 2010 for discussion of LyondellBasell N.V.’s management of commodity price risk, foreign currency exposure and interest rate risk through its use of derivative instruments and hedging activities.

The Company’s ability to engage in risk mitigation activities through the use of derivative transactions was limited from early 2009 to April 30, 2010 as a result of the voluntary filings in 2009 for relief under chapter 11 of the U.S. Bankruptcy Code and the associated perceived credit risk.

Commodity Price Risk

A substantial portion of our products and raw materials are commodities whose prices fluctuate as market supply and demand fundamentals change. Accordingly, product margins and the level of our profitability tend to fluctuate with changes in the business cycle. We try to protect against such instability through various business strategies. These include provisions in sales contracts allowing us to pass on higher raw material costs through timely price increases, formula price contracts to transfer or share commodity price risk, and increasing the depth and breadth of our product portfolio.

In addition, we selectively use commodity swap, option, and futures contracts with various terms to manage the volatility related to purchases of natural gas and raw materials, as well as product sales. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions; however, in some cases, when the duration of a derivative is short, hedge accounting is not elected. When hedge accounting is not elected, the changes in fair value of these instruments will be recorded in earnings. When hedge accounting is elected, gains and losses on these instruments will be deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings. Market risks created by these derivative instruments and the mark-to-market valuations of open positions are monitored by management.

During 2010, we entered into futures contracts with respect to sales of gasoline and heating oil, and purchases of crude oil and sales of gasoline. At December 31, 2010, futures contracts for 28 million gallons of gasoline and heating oil in the notional amount of $70 million, maturing in February 2011, were outstanding.

We use value at risk (“VAR”), stress testing and scenario analysis for risk measurement and control purposes. VAR estimates the maximum potential loss in fair market values, given a certain move in prices over a certain period of time, using specified confidence levels. Using sensitivity analysis and hypothetical unfavorable changes in market prices ranging from 27% to 28% from those in effect at December 31, 2010, the effect would be to reduce net income by less than $1 million. The quantitative information about market risk is necessarily limited because it does not take into account the effects of the underlying operating transactions.

Foreign Exchange Risk

We manufacture and market our products in a number of countries throughout the world and, as a result, are exposed to changes in foreign currency exchange rates. Transactions are entered into, in part, in currencies other than the applicable functional currency.

A significant portion of our reporting entities use the Euro as their functional currency. Our reporting currency is the U.S. Dollar. The translation gains or losses that result from the process of translating the Euro denominated financial statements to U.S. Dollars are deferred in AOCI until such time as those assets are realized. Changes in the value of the U.S. Dollar relative to the Euro can therefore have a significant impact on comprehensive income. We generally do not attempt to minimize or mitigate the foreign currency risks resulting from the translation of assets and liabilities of foreign operations into our reporting currency.

Some of our operations enter into transactions denominated in other than their functional currency. This results in exposure to foreign currency risk for financial instruments, including, but not limited to third party and intercompany receivables and payables, intercompany loans and third party debt. We maintain risk management control systems intended to monitor foreign currency risk attributable to outstanding foreign currency balances. The control systems involve the centralization of foreign currency exposure management, offsetting exposures and estimating the expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency forward contracts to reduce the effects of our net currency exchange exposures. Since June 30, 2010, our policy has been to maintain an approximately balanced position in foreign currencies to minimize exchange gains and losses arising from changes in exchange rates. This position is monitored weekly. A 10% fluctuation compared to the U.S. dollar in the underlying currencies would result in an additional impact to earnings of no more than $2.5 million in any reporting period.

For the 2010 Successor and Predecessor periods and the years ended December 31, 2009 and 2008, other income (loss), net, in the Consolidated Statements of Income reflected a gain of $18 million, losses of $258 million and gains of $123 million and $20 million, respectively, in net exchange rate gains and losses. The $258 million loss in the 2010 Predecessor period and the $123 million gain in 2009 were primarily the result of the revaluation of third party debt of certain of our subsidiaries due to changes in the foreign exchange rates in effect during those periods. Such debt was denominated in currencies other than the functional currencies of the subsidiaries and was refinanced upon emergence from bankruptcy. For forward contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Interest Rate Risk

We are exposed to interest rate risk with respect to variable rate debt. Our variable rate debt consists of our U.S. asset-based facility, which was increased from $1,750 million to $2,000 million in June 2011, and our receivable securitization facility. At June 30, 2011 and December 31, 2010, there were no outstanding borrowings under these facilities.

CONTROLS AND PROCEDURES

Material Weakness in Internal Control over Financial Reporting

The Company has identified a material weakness in its internal controls. The Company did not maintain adequate controls over the accounting for income taxes related to consideration of the nonrecurring tax effects of fresh start accounting under ASC Topic 852 “Reorganizations.” Specifically the preparation and presentation of the complex information supporting deferred tax accounting and related disclosures was not sufficient to allow an effective review of that information. Additionally, the analysis of the tax provision information was not sufficient to ensure deferred taxes were accurately accounted for in accordance with U.S. GAAP in the appropriate predecessor and successor periods. This control deficiency resulted in the misstatement of the deferred tax provision in the successor period for the eight months ended December 31, 2010 included in the Company’s press release dated February 18, 2011 as furnished to the SEC under Item 2.02 of Form 8-K on February 18, 2011. The control deficiency also resulted in a revision of deferred tax expense and reorganization items in the predecessor period for the four months ended April 30, 2010 and of deferred tax liability and goodwill in the opening balance sheet at May 1, 2010 (not presented) included in the February 18, 2011 press release and included in our Form 10-Q for the quarter ended September 30, 2010. This control deficiency, if not corrected, could result in a material misstatement of the income tax account that would result in a material misstatement in our annual or interim consolidated financial statements that would not be prevented or detected on a timely basis.

We conducted a detailed review of our tax basis balance sheet accounts at December 31, 2010 including a detailed analysis of the tax provision to ensure deferred taxes were accurately accounted for in the appropriate predecessor and successor periods as reported in this annual report.

Plan for Remediation of Material Weakness in Internal Controls

To remediate the material weakness identified, we are implementing improvements to our internal controls over the calculation of our income tax provision and related balance sheet accounts. Specifically, we are implementing improved reporting processes to provide clarity of presentation and supporting documentation of the tax provision information including the implementation of standardization and enhanced utilization of tax reporting software to allow timely and effective review and analysis of the tax provision information.

We believe these actions will effectively remediate our internal control over financial reporting and enhance our disclosure controls and procedures.

DESCRIPTION OF BUSINESS

CORPORATE STRUCTURE AND OVERVIEW

LyondellBasell Industries N.V. was incorporated under Dutch law by deed of incorporation dated October 15, 2009. The Company was formed to serve as the new parent holding company for certain subsidiaries of LyondellBasell AF. From January 2009 through April 2010, LyondellBasell AF and 93 of its subsidiaries were debtors in jointly administered bankruptcy cases in U.S. Bankruptcy Court for the Southern District of New York. As of April 30, 2010, the date of emergence from bankruptcy proceedings, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the bankruptcy cases, including subsidiaries of LyondellBasell AF that were not involved in the bankruptcy cases.

Our Company is the successor to the combination in December 2007 of Lyondell Chemical and Basell, which created one of the world’s largest private petrochemical companies with significant worldwide scale and leading product positions.

We are the world’s third largest independent chemical company based on revenues and an industry leader in many of our product lines. We participate in the full petrochemical value chain, from refining to specialized end uses of petrochemical products, and we believe that our vertically integrated facilities, broad product portfolio, manufacturing flexibility, superior technology base and operational excellence allow us to extract value across the full value chain.

SEGMENTS

As of December 31, 2009, we began reporting our results of operations based on five business segments through which our operations are managed. Our reportable segments include:

•	Olefins and Polyolefins — Americas (“O&P — Americas”). Our O&P — Americas segment produces and markets olefins, including ethylene and ethylene co-products, and polyolefins

•	Olefins and Polyolefins — Europe, Asia, International (“O&P — EAI”). Our O&P — EAI segment produces and markets olefins, including ethylene and ethylene co-products, and polyolefins.

•	Intermediates and Derivatives (“I&D”). Our I&D segment produces and markets propylene oxide (“PO”) and its co-products and derivatives, acetyls, ethylene oxide and its derivatives.

•	Refining & Oxyfuels. Our Refining & Oxyfuels segment refines heavy, high-sulfur crude oil in the U.S. Gulf Coast, refines light and medium weight crude oil in southern France and produces oxyfuels at several of our olefin and PO units.

•	Technology. Our Technology segment develops and licenses polyolefin process technologies and provides associated engineering and other services. Our Technology segment also develops, manufactures and sells polyolefin catalysts. We market our process technologies and our polyolefin catalysts to external customers and use them for our own manufacturing operations.

The following chart sets out our business segments’ key products:

O&P Americas
and
O&P EAI	I&D	Refining & Oxyfuels	Technology

Olefins
  — Ethylene
— Propylene
— Butadiene

Polyolefins
  — Polypropylene (PP)
— Polyethylene (PE)
  — High density
      polyethylene (HDPE)
  — Low density
      polyethylene (LDPE)
  — Linear low density
      polyethylene (LLDPE)
  — Propylene-based
compounds, materials
and alloys
(PP compounds)*
  — Catalloy process resins
  — Polybutene-1 (PB-1)*

Aromatics
  — Benzene
— Toluene

Ethylene derivatives
— Ethanol	Propylene oxide,
co-products and derivatives
  — Propylene oxide (PO)
— Styrene monomer (SM)
— Tertiary butyl alcohol (TBA)
— Isobutylene
— Tertiary butyl
hydro-peroxide (TBHP)
  — Propylene glycol (PG)
— Propylene glycol ethers (PGE)
— Butanediol (BDO)
Acetyls
  — Vinyl acetate monomer (VAM)
— Acetic acid
— Methanol
Ethylene derivatives
  — Ethylene oxide (EO)
— Ethylene glycol (EG)
— Ethylene Glycol Ethers
	Flavor and fragrance chemicals**	Gasoline Ultra low sulfur diesel Jet fuel Lube oils Gasoline blending components — Methyl tertiary butyl ether (MTBE) — Ethyl tertiary butyl ether (ETBE) Alkylate Vacuum Gas Oil (VGO) Light crude oil	PP process technologies — Spheripol — Spherizone — Metocene Polyethylene process technologies — Lupotech — Spherilene — Hostalen Polyolefin catalysts — Avant Selected chemical technologies

*	O&P — EAI only.

**	Through December 2010, when the flavor and fragrance business was sold.

Olefins and Polyolefins Segments Generally

We are a top worldwide producer of ethylene, propylene and PE, and the world’s largest producer of PP and PP compounds. We manage our olefin and polyolefin business in two reportable segments, O&P — Americas and O&P — EAI.

Ethylene is the most significant petrochemical in terms of worldwide production volume and is the key building block for PE and a large number of other chemicals, plastics and synthetics. The production of ethylene results in co-products such as propylene, butadiene and aromatics, which include benzene and toluene. Ethylene and its co-products are fundamental to many segments of the economy, including the production of consumer products, packaging, housing and automotive components and other durable and nondurable goods.

Polyolefins are thermoplastics and comprise approximately two-thirds of worldwide thermoplastics demand. Since their industrial commercialization, thermoplastics have found wide-ranging applications and continue to replace traditional materials such as metal, glass, paper and wood. Our products are used in consumer, automotive and industrial applications ranging from food and beverage packaging to housewares and construction materials. PE is the most widely used thermoplastic, measured on a production capacity basis. We produce HDPE, LDPE, LLDPE and metallocene linear low density polyethylene. PP is the single largest polyolefin product produced worldwide, and we produce homopolymer, impact copolymer, random copolymer and metallocene PP.

We specialize in several specialty product lines: PP compounds; Catalloy process resins; and PB-1, focusing on specialty polyolefins and compounds that offer a wide range of performance characteristics. Typical properties of such specialty polyolefins and compounds include impact-stiffness balance, scratch resistance, soft touch and heat scalability. End uses include automotive and industrial products and materials. PP compounds consist of specialty products produced from blends of polyolefins and additives and are sold mainly to the automotive and home appliances industries.

We are the only manufacturer of Catalloy process resins, which are our proprietary products. The Catalloy process resins business focuses on specialty polyolefins that offer a wide range of performance characteristics. Catalloy process resins compete with a number of other materials, such as other PP resins, flexible PVC, ethylene propylene rubber, acrylonitrile butadiene styrene (“ABS”), polycarbonate, metals and reinforced polyurethanes.

Sales of ethylene accounted for approximately 3% of our total revenues in 2010. Sales of PP accounted for approximately 18% of our total revenues in 2010. Sales of PE (HDPE, LDPE and LLDPE, collectively) accounted for 16% of our total revenues in 2010.

Olefins and Polyolefins — Americas Segment

Overview

Our O&P — Americas segment produces and markets olefins, polyolefins, aromatics, specialty products and ethylene co-products. We are the largest producer of light olefins (ethylene and propylene) and PP and the third largest producer of PE in North America. In addition, we produce significant quantities of specialty products. In 2010, our O&P — Americas segment generated operating revenues of $9.2 billion (excluding inter-segment revenue).

The following table outlines:

•	the primary products of our O&P — Americas segment;

•	annual processing capacity as of December 31, 2010, unless otherwise noted; and

•	the primary uses for those products.

Product	Annual Capacity	Primary Uses

Olefins:
Ethylene	9.6 billion pounds	Ethylene is used as a raw material to manufacture polyethylene, EO, ethanol, ethylene dichloride, styrene and VAM
Propylene	5.5 billion pounds(1)	Propylene is used to produce PP, acrylonitrile and PO
Butadiene	1.1 billion pounds	Butadiene is used to manufacture styrene-butadiene rubber and polybutadiene rubber, which are used in the manufacture of tires, hoses, gaskets and other rubber products. Butadiene is also used in the production of paints, adhesives, nylon clothing, carpets, paper coatings and engineered plastics
Aromatics:
Benzene	195 million gallons	Benzene is used to produce styrene, phenol and cyclohexane. These products are used in the production of nylon, plastics, synthetic rubber and polystyrene. Polystyrene is used in insulation, packaging and drink cups

Product	Annual Capacity	Primary Uses

Toluene	40 million gallons	Toluene is used as an octane enhancer in gasoline, as a chemical raw material for benzene and/or paraxylene production and as a core ingredient in toluene diisocyanate, a compound used in urethane production
Polyolefins:
PP	4.4 billion pounds(2)	PP is primarily used to manufacture fibers for carpets, rugs and upholstery; housewares; medical products; automotive interior trim, fascia, running boards, battery cases, and bumpers; toys and sporting goods; fishing tackle boxes; and bottle caps and closures
HDPE	3.3 billion pounds	HDPE is used to manufacture grocery, merchandise and trash bags; food containers for items from frozen desserts to margarine; plastic caps and closures; liners for boxes of cereal and crackers; plastic drink cups and toys; dairy crates; bread trays; pails for items from paint to fresh fruits and vegetables; safety equipment, such as hard hats; house wrap for insulation; bottles for household and industrial chemicals and motor oil; milk, water, and juice bottles; large (rotomolded) tanks for storing liquids such as agricultural and lawn care chemicals; and pipe
LDPE	1.3 billion pounds	LDPE is used to manufacture food packaging films; plastic bottles for packaging food and personal care items; dry cleaning bags; ice bags; pallet shrink wrap; heavy-duty bags for mulch and potting soil; boil-in-bags ; coatings on flexible packaging products; and coatings on paper board such as milk cartons. Ethylene vinyl acetate is a specialized form of LDPE used in foamed sheets, bag-in-box bags, vacuum cleaner hoses, medical tubing, clear sheet protectors and flexible binders

Product	Annual Capacity	Primary Uses

LLDPE	1.3 billion pounds	LLDPE is used to manufacture garbage and lawn-leaf bags; industrial can liners; housewares; lids for coffee cans and margarine tubs; dishpans, home plastic storage containers, and kitchen trash containers; large (rotomolded) toys like outdoor gym sets; drip irrigation tubing; insulating resins and compounds used to insulate copper and fiber optic wiring; shrink wrap for multi-packaging canned food, bag-in-box bags, produce bags, and pallet stretch wrap
Specialty Polyolefins:
Catalloy process resins	600 million pounds	Catalloy process resins are used primarily in modifying polymer properties in film applications and molded products; for specialty films, geomembranes, and roofing materials; in bitumen modification for roofing and asphalt applications; and to manufacture automotive bumpers
Ethylene Derivatives:
Ethanol	50 million gallons	Ethanol is used as a fuel and a fuel additive and in the production of solvents as well as household, medicinal and personal care products

(1)	Includes (i) refinery-grade material from the Houston Refinery and (ii) 1 billion pounds per year of capacity from the product flex unit at the Channelview facility, which can convert ethylene and other light petrochemicals into propylene.

(2)	Includes 100% of 1.31 billion pounds of capacity of our Indelpro joint venture (described below).

See “Description of Properties” for the locations where we produce the primary products of our O&P — Americas segment. Annual processing capacity as of December 31, 2010 was calculated by estimating the average number of days in a typical year that a production unit of a plant is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit’s optimal daily output based on the design raw material mix. Because the processing capacity of a production unit is an estimated amount, actual production volumes may be more or less than the capacities set forth below. Capacities shown include 100% of the capacity of joint venture facilities.

Sales & Marketing / Customers

In 2010, no single external O&P — Americas segment customer accounted for 10% or more of our total revenues.

We currently produce ethylene at five sites in the U.S. Our ethylene production in the U.S. generally is consumed internally as a raw material in the production of polymers and other derivatives, or is shipped by pipeline to customers. In North America, we are a net seller of ethylene.

We currently produce propylene at six sites in the U.S., which includes production from the Houston Refinery’s fluid catalytic cracker coproduct stream. We use propylene as a raw material for production of PO, PP, and other derivatives. The propylene production within the U.S. that is not consumed internally is generally sold under multi-year contracts. In North America, we are a net seller of propylene.

We have butadiene and aromatics (benzene and toluene) production capabilities at two sites in the U.S. We generally sell our butadiene under multi-year contracts. We use the benzene as a raw material for production of styrene. In the U.S., we are a net purchaser of benzene. Our Refining & Oxyfuels business uses the toluene to blend into gasoline. Of the toluene production that is not consumed internally, a majority is sold on a spot basis.

We at times purchase ethylene, propylene, benzene and butadiene for resale, when necessary, to satisfy customer demand for these products above production levels. Volumes of ethylene, propylene, benzene and butadiene purchased for resale can vary significantly from period to period. However, purchased volumes have not historically had a significant impact on profits.

In the U.S., most of the ethylene and propylene production of our Channelview, Corpus Christi and La Porte facilities is shipped via a pipeline system, which has connections to numerous U.S. Gulf Coast consumers. This pipeline system, some of which is owned and some of which is leased, extends from Corpus Christi to Mont Belvieu to Port Arthur, Texas, as well as into the Lake Charles, Louisiana area. In addition, exchange agreements with other ethylene and co-products producers allow access to customers who are not directly connected to this pipeline system. Some ethylene is shipped by rail car from Clinton, Iowa to Morris, Illinois and also to customers. A pipeline owned and operated by an unrelated party is used to transport ethylene from Morris, Illinois to Tuscola, Illinois and is used as a raw material in the production of ethanol. Some propylene is shipped by ocean going vessel. Butadiene, benzene, toluene and other products are distributed by pipeline, rail car, truck, barge or ocean going vessel.

We produce PP at three sites in North America, one of which is owned by our Mexican joint venture, and one site in South America. We manufacture PE using a variety of technologies at six sites in the U.S. Our PP and PE production is typically sold to an extensive base of established customers under annual contracts or under customary terms and conditions without formal contracts. We also sell PP into our PP compounds business, which is managed worldwide by our O&P — EAI segment. We also have a facility in Ohio that produces performance polymer products, which include enhanced grades of PE. We believe that, over a business cycle, average selling prices and profit margins for specialty polymers tend to be higher than average selling prices and profit margins for higher-volume commodity PEs.

The majority of our polyolefin products sold in North America are sold through our sales organization. We have regional sales offices in various locations throughout the U.S. Polyolefins primarily are distributed in North America by rail car or truck.

Joint Venture Relationships

The following table describes our O&P — Americas segment’s significant manufacturing joint venture relationships.

			LyondellBasell		2010 Capacity
Name	Location	Other Parties	Ownership	Product	(In millions of pounds)

Indelpro	Mexico	Alfa S.A.B. de C.V.	49%	PP	1,310(1)

(1)	Represents the joint venture’s total capacity and not our proportional capacity.

Indelpro’s output is marketed by the joint venture. Indelpro’s annual capacity includes 770 million pounds produced from our Spherizone process technology. We receive equity distributions and revenues from technology licensing and catalyst sales from the joint venture. Further, we believe the geographic diversification provides benefits to our Company.

We also have a limited partnership with respect to our LaPorte, Texas olefin facility. The partnership produces ethylene and propylene. Our partner’s partnership interest entitles it to 500 million pounds of propylene annually. Our partnership interest entitles us to receive all remaining ethylene and propylene production, as well as other products produced.

Raw Materials

Raw material cost is the largest component of the total cost for the production of ethylene and its co-products. The primary raw materials used are heavy liquids and natural gas liquids (“NGLs”). Heavy liquids include crude oil-based naphtha and gas oil, as well as condensate, a very light crude oil resulting from natural gas production (collectively referred to as “heavy liquids”). NGLs include ethane, propane and butane. The use of heavy liquid raw materials results in the production of a significant amount of co-products such as propylene, butadiene, benzene and toluene, as well as gasoline blending components, while the use of NGLs results in the production of a smaller amount of co-products.

Historically, facilities using heavy liquids as feedstock have generated higher margins than those using ethane. However, in recent years ethane has had a cost advantage for use as feedstock based on higher crude oil prices relative to NGLs. As a result, a plant’s flexibility to consume a wide range of raw materials generally will provide an advantage over plants that are restricted in processing capabilities over a number of years. We have the capability to process significant quantities of either heavy liquids or NGLs. We estimate that in the U.S. we can process between 35% and 85% NGLs. Changes in the raw material feedstock will result in variances in production capacities among products. We believe our raw material flexibility in the U.S. is a key advantage in the production of ethylene and its co-products.

We source our heavy liquids requirements worldwide via a mix of contractual and spot arrangements. Spot market purchases are made in order to maintain raw material flexibility and to take advantage of raw material pricing opportunities. We purchase NGL requirements via long term and spot contractual arrangements from a variety of sources. A portion of the heavy liquids requirements for ethylene production are also obtained from our Refining & Oxyfuels segment. Heavy liquids generally are delivered by ship or barge, and NGLs are generally delivered via pipeline.

In North America, we also purchase large amounts of natural gas to be used for consumption (not as a raw material) in our business via market-based contractual arrangements with a variety of sources.

The principal raw materials used by our polyolefin business are ethylene and propylene. During 2010, our North American ethylene and propylene production exceeded the North American raw material requirements of the polyolefin business of our O&P — Americas segment. However, not all raw material requirements for ethylene and propylene in this region are sourced internally. Our Mexican joint venture, Indelpro, receives the majority of its chemical grade and refinery grade propylene needs from Pemex, the state owned oil company of Mexico, under a long-term contract. We purchase ethylene and propylene on a spot and contract basis to meet our internal and external demands as needed.

The raw materials for polyolefins and Catalloy process resins are, in general, commodity chemicals with numerous bulk suppliers and ready availability at competitive prices.

Industry Dynamics / Competition

With respect to olefins and polyolefins, competition is based on price, product quality, product delivery, reliability of supply, product performance and customer service. Industry consolidation in North America has led to fewer, although larger, competitors. Profitability is affected not only by supply and demand for olefins and polyolefins, but also by raw material costs and price competition among producers. Price competition may intensify due to, among other things, the addition of new capacity. In general, demand is a function of worldwide economic growth, which fluctuates. It is not possible to accurately predict the changes in raw material costs, market conditions, capacity utilization and other factors that will affect industry profitability in the future.

Based on published rated production capacities, we were the second largest producer of ethylene in North America as of December 31, 2010. North American ethylene rated capacity at December 31, 2010 was approximately 72 billion pounds per year, with approximately 84% of that North American capacity located along the Gulf Coast. At December 31, 2010, our ethylene rated capacity in the U.S. was approximately 9.6 billion pounds per year, or approximately 13% of total North American ethylene production capacity.

We compete in North America with other large marketers and producers for sales of ethylene and its co-products such as Dow, ExxonMobil, International Petroleum Investment Company (“IPIC”), Shell, INEOS, ChevronPhillips, TPC Group and others.

Based on published data regarding PP capacity, we believe that, including our proportionate share of the Indelpro joint venture, we are the largest producer of PP in North America as of December 31, 2010, with a proportionate share capacity of 3.3 billion pounds, or approximately 17% of the total North American capacity. Our largest competitors for sales of PP in North America are ExxonMobil, Total, Braskem, Formosa Plastics and INEOS.

With respect to PE, we believe that we are the third largest producer in North America as of December 31, 2010, with 5.8 billion pounds per year of capacity, or approximately 13% of North American capacity. Our largest competitors for sales of PE in North America are Dow, ExxonMobil, IPIC, Chevron Phillips, INEOS and Westlake.

Olefins and Polyolefins — Europe, Asia, International Segment

Overview

Our O&P — EAI segment produces and markets olefins (ethylene and ethylene co-products) and polyolefins. We are the largest producer of PP and PE in Europe and the largest worldwide producer of PP compounds. We also produce significant quantities of other specialty products such as Catalloy process resins and PB-1. Our O&P — EAI segment manages our worldwide PP compound business (including our facilities in North and South America), our worldwide PB-1 business, and our Catalloy process resins produced in Europe and Asia. We have eight joint ventures located principally in regions with access to low cost feedstocks or access to growing markets. In 2010, our O&P — EAI segment generated operating revenues of $12.5 billion (excluding inter-segment revenue).

We currently produce ethylene, propylene and co-products at three sites in Europe and one joint venture site in the Middle East. Butadiene is an important co-product of this production. We produce polyolefins (PP and PE) at 19 facilities in the EAI region, including 10 facilities located in Europe, four facilities located in East Asia, three facilities located in the Middle East and two facilities located in Australia. Our joint ventures own one of the facilities in Europe, four of the facilities in East Asia and three in the Middle East.

PP compounds consist of specialty products produced from blends of polyolefins and additives and are sold mainly to the automotive and white goods industries. We manufacture PP compounds at 15 facilities worldwide (a number of which are the same facilities as the polyolefin facilities described above), consisting of four facilities in Europe, five facilities in East Asia, three in North America, two in South America and one facility in Australia.

We produce Catalloy process resins at two sites in the EAI region, including one in The Netherlands and one in Italy. The process is proprietary technology that is not licensed to third parties, and as a result, we are the only manufacturer of Catalloy process resins.

We produce PB-1 at one facility in Europe. We believe that we are the largest worldwide producer of PB-1, a family of flexible, strong and durable butene-based polymers. A majority of the current PB-1 we produce is used in pipe applications and for under-floor heating and thermo sanitary systems. PB-1 is being developed to target new opportunities in applications such as “easy-open” packaging (seal-peel film), construction, fibers and fabrics, compounds, adhesives and coatings.

The following table outlines:

•	the primary products of our O&P — EAI segment;

•	annual processing capacity as of December 31, 2010, unless otherwise noted; and

•	the primary uses for those products.

Product	Annual Capacity	Primary Uses

Olefins
Ethylene	6.4 billion pounds(1)	Ethylene is used as a raw material to manufacture polyethylene, EO, ethanol, ethylene dichloride, styrene and VAM
Propylene	5.4 billion pounds(1)(2)	Propylene is used to produce PP, acrylonitrile and PO
Butadiene	550 million pounds(1)	Butadiene is used to manufacture styrene-butadiene rubber and polybutadiene rubber, which are used in the manufacture of tires, hoses, gaskets and other rubber products. Butadiene is also used in the production of paints, adhesives, nylon clothing, carpets, paper coatings and engineered plastics
Polyolefins:
PP	12.4 billion pounds(3)(4)	PP is primarily used to manufacture fibers for carpets, rugs and upholstery; housewares; medical products; automotive interior trim, fascia, running boards, battery cases, and bumpers; toys and sporting goods; fishing tackle boxes; and bottle caps and closures
HDPE	4.4 billion pounds(4)(5)	HDPE is used to manufacture grocery, merchandise and trash bags; food containers for items from frozen desserts to margarine; plastic caps and closures; liners for boxes of cereal and crackers; plastic drink cups and toys; dairy crates; bread trays; pails for items from paint to fresh fruits and vegetables; safety equipment, such as hard hats; house wrap for insulation; bottles for household and industrial chemicals and motor oil; milk, water, and juice bottles; large (rotomolded) tanks for storing liquids such as agricultural and lawn care chemicals; and pipe
LDPE	2.8 billion pounds(4)(6)	LDPE is used to manufacture food packaging films; plastic bottles for packaging food and personal care items; dry cleaning bags; ice bags; pallet shrink wrap; heavy-duty bags for mulch and potting soil; boil-in-bag bags; coatings on flexible packaging products; and coatings on paper board such as milk cartons. Ethylene vinyl acetate is a specialized form of LDPE used in foamed sheets, bag-in-box bags, vacuum cleaner hoses, medical tubing, clear sheet protectors and flexible binders

Product	Annual Capacity	Primary Uses

Specialty Polyolefins:
PP compounds	2.4 billion pounds(7)	PP compounds are used to manufacture automotive interior and exterior trims, dashboards, bumpers and under-hood applications; base material for products and parts used in appliances; anti-corrosion coatings for steel piping, wire and cable
Catalloy process resins	600 million pounds	Catalloy process resins are used primarily in modifying polymer properties in film applications and molded products; for specialty films, geomembranes, and roofing materials; in bitumen modification for roofing and asphalt applications; and to manufacture automotive bumpers
PB-1 resins	110 million pounds	PB-1 resins are used in flexible pipes, resins for seal-peel film, film modification, hot melt and polyolefin modification applications, consumer packaging and adhesives

(1)	Includes 100% of olefin capacity of SEPC (described below) of which we own 25%, which includes 2.2 billion pounds of ethylene and 630 million pounds of propylene.

(2)	Includes (i) refinery-grade material from our French refinery; (ii) 100% of the 1.015 billion pounds of capacity of the propane dehydrogenation (“PDH”) plant owned by SPC (described below) of which we own 25%; and (iii) 1.015 billion pounds of capacity from the Al-Waha joint venture (described below), of which we currently own 21%. Excludes 660 million pounds of capacity of HMC (described below) that came on line in late 2010.

(3)	Includes: (i) 100% of the 1.59 billion pounds of capacity at SPC; (ii) 100% of the 800 million pounds of capacity of SunAllomer (described below) of which we own 50%; (iii) 100% of the 880 million pounds of capacity of BOP (described below) of which we own 50%; (iv) 100% of the 990 million pounds of capacity of HMC (described below) of which we own 29%, but does not include 600 million pounds of expansion capacity that came on line in late 2010; (v) 100% of the 1.545 billion pounds of capacity of PolyMirae (described below) of which we own 42%; and (vi) 100% of the 990 million pounds of capacity at Al Waha. Excludes all capacity at our Terni, Italy location, where production ceased in July 2010.

(4)	Includes 100% of 880 million pounds of LDPE capacity and 880 million pounds of HDPE capacity from SEPC.

(5)	Includes 100% of the 705 million pounds of capacity of BOP. Also includes 705 million pounds of capacity at a site in Münchsmünster, Germany that was rebuilt following a fire in 2005 and started up in August 2010

(6)	Includes 100% of the 240 million pounds of capacity of BOP.

(7)	Includes 100% of the 165 million pounds of capacity of PolyPacific Pty (described below) of which we own 50% and 110 million pounds of capacity of SunAllomer.

See “Description of Properties” for the locations where we produce the primary products of our O&P — EAI segment. Annual processing capacity as of December 31, 2010 was calculated by estimating the average number of days in a typical year that a production unit of a plant is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit’s optimal daily output based on the design raw material mix. Because the processing capacity of a production unit is an estimated amount, actual production volumes may be more or less than the capacities set forth below. Capacities shown include 100% of the capacity of joint venture facilities.

Sales & Marketing / Customers

In 2010, no single external O&P — EAI segment customer accounted for 10% or more of our total revenues.

We currently produce ethylene at one site in France, two sites in Germany, and one joint venture site in the Middle East. Our ethylene production is generally consumed internally as a raw material in the production of polymers. In Western Europe, we are essentially balanced in our ethylene supply and demand.

We currently produce propylene at two sites in France, two sites in Germany and the three joint venture sites in the Middle East. We use propylene as a raw material for production of PO and PP. In Europe, we are a net purchaser of propylene.

We currently produce butadiene at one site in France and one site in Germany. We generally sell our butadiene under multi-year contracts.

We at times purchase ethylene, propylene, benzene and butadiene for resale, when necessary, to satisfy customer demand for these products above production levels. Volumes of ethylene, propylene, benzene and butadiene purchased for resale can vary significantly from period to period. However, purchased volumes have not historically had a significant impact on profits.

European ethylene and propylene production is generally either fully integrated with, or is transported via pipeline to, our PE and PP facilities in Europe.

We produce PP at nine sites in Europe, four sites in East Asia, two sites in Australia and two sites in the Middle East. All of the sites in East Asia and the Middle East and one of the sites in Europe (Poland) are owned by joint ventures.

We manufacture PE at five sites in Europe, including one joint venture facility in Poland, and one joint venture site in the Middle East.

With respect to PP and PE, our production is typically sold to an extensive base of established customers under annual contracts or under customary terms and conditions without formal contracts. We believe that, over a business cycle, average selling prices and profit margins for specialty polymers tend to be higher than average selling prices and profit margins for higher-volume commodity PPs.

For the O&P — EAI segment, we typically have marketing arrangements with our joint venture partners to sell and market PP and PE outside the country where such a joint venture facility is located.

Polyolefins primarily are distributed in Europe by rail car or truck.

We and our joint ventures manufacture PP compounds at five sites in East Asia (two of which are owned by joint ventures), four sites in Europe, three sites in North America, two sites in South America and one joint venture site in Australia. We manufacture Catalloy process resins at one facility in Italy and one facility in The Netherlands. We also manufacture PB-1 at the facility in The Netherlands.

Our regional sales offices are located in various locations, including The Netherlands; Hong Kong, China; India; and United Arab Emirates. We also operate through a worldwide network of local sales and representative offices in Europe, Asia and Africa. Our joint ventures typically manage their domestic sales and marketing efforts independently, and we typically operate as their agent/distributor for exports.

Joint Venture Relationships

The following table describes our O&P — EAI segment’s significant manufacturing joint venture relationships.

			LyondellBasell			2010
Name	Location	Other Parties	Ownership		Product	Capacity(1)
						(In millions
						of pounds)

SPC	Al-Jubail Industrial	Tasnee	25%		PP	1,590
	City, Saudi Arabia				Propylene	1,015
SEPC	Al-Jubail Industrial	Tasnee, Sahara	25%		Ethylene	2,200
	City, Saudi Arabia	Petrochemical			Propylene	630
		Company			HDPE	880
					LDPE	880
Al-Waha	Al-Jubail Industrial	Sahara Petrochemical	21	%(2)	PP	990
	City, Saudi Arabia	Company and others			Propylene	1,015
HMC	Thailand	PTT and others	29%		PP	990
Basell Orlen Polyolefins	Poland	Orlen	50%		PP	880
					HDPE	705
					LDPE	240
PolyPacific	Australia, Malaysia	Mirlex Pty.	50%		PP Compounding	165
SunAllomer	Japan	Showa Denko,	50%		PP	940
		Nippon Oil			PP Compounding	110
Polymirae	South Korea	Dailem, SunAllomer	42	%(3)	PP	1,540

(1)	Represents the joint venture’s total capacity and not our proportional capacity.

(2)	Reflects our current ownership percentage. Assuming the joint venture pays dividends over time, we anticipate our ownership will increase to a maximum of 25%.

(3)	Reflects our 35% direct ownership and 7% indirect ownership through SunAllomer.

These joint ventures provide us with additional income streams from cash dividends, licensing revenues, catalyst sales and marketing fees from selling joint venture products, as well as geographical diversification and access to local market skills and expertise. We generally license our polyolefin process technologies and supply catalysts to our joint ventures. Some of our joint ventures source cost advantaged raw materials from their local shareholders.

We market approximately 70% of the PP produced annually by SPC and are currently the exclusive marketer for the PP produced by Al-Waha that is sold outside of Saudi Arabia. We also market all of BOP’s PP, HPDE and LDPE sales outside of Poland. Our PolyPacific Pty. Joint venture markets all of its PP compounds production, and we market a portion of the PP produced by SunAllomer.

Raw Materials

Raw material cost is the largest component of the total cost for the production of ethylene and its co-products. The primary raw materials used in our European olefin facilities are heavy liquids and, for our Saudi joint venture facilities, NGLs, including include ethane, propane and butane. The principal raw materials used by our polyolefin and Catalloy process resins businesses are propylene and ethylene. In Western Europe, we have the capacity to produce approximately 50% of the propylene requirements of our European PP business and nearly 90% of the ethylene requirements of our European PE business. European propylene and ethylene requirements that are not produced internally generally are purchased pursuant to long-term contracts with third-party suppliers and are delivered via pipeline. Prices under these third-party contracts are market related and are negotiated monthly, and are generally based on published market indicators, normally with discounts.

In our wholly owned operations in Australia, greater than 90% of our propylene normally comes from third-party refinery grade propylene purchased under long-term contracts linked to Saudi or Singapore fuel markers and is processed at our integrated splitters located on each manufacturing site. Some of our EAI joint ventures receive propylene from their local shareholders under long-term contracts. The remaining supply for the joint ventures is purchased from local suppliers under long-term contracts and some spot purchases. Our Saudi joint ventures, Al-Waha, SEPC and SPC, produce their own olefins utilizing cost advantaged Saudi Arabian propane and ethane.

The raw materials for polyolefins are, in general, commodity chemicals with numerous bulk suppliers and ready availability at competitive prices.

A significant portion of the raw materials for our PP compounds are PP and other polymers (primarily Catalloy process resins). Our PP compounding facilities generally receive their PP and other polymers from one of our wholly owned or joint venture facilities via truck or rail car. In addition, there are four sites (two in Europe, one in North America and one in South America) that have both PP and PP compounding operations co-located, thereby minimizing product handling. PB-1 raw materials are sourced solely from external supply.

Industry Dynamics / Competition

Our ethylene rated capacity in Western Europe at December 31, 2010 was approximately 4.2 billion pounds per year, or approximately 8% of the 53 billion pounds per year of total Western Europe ethylene production capacity. Based on these published rated production capacities, we are the seventh largest producer of ethylene in Western Europe. In Western Europe, key ethylene competitors include INEOS, Dow, Polimeri Europa, Total, SABIC, Shell, BASF and ExxonMobil.

Based on published data regarding PP capacity, we believe that we are the largest producer of PP in Western Europe as of December 31, 2010, with 5.7 billion pounds per year of capacity, or approximately 25% of the Western European capacity for PP. Our largest competitors for sales of PP are Polimeri Europa, Total, SABIC, INEOS and Dow.

Based on published data regarding PE capacity, we believe that we are the largest producer of PE in Western Europe as of December 31, 2010, with 5.5 billion pounds per year of capacity, or approximately 16% of HDPE and LDPE Western European capacity. Our largest competitors for sales of PE are ExxonMobil, Dow, INEOS, SABIC, Total, Polimeri Europe, and Repsol.

We believe we are the largest PP compounds producer in the world with 2.3 billion pounds (which includes our proportionate share of joint ventures) of installed annual capacity as of December 31, 2010. Approximately 54% of our PP compounding capacity is in Europe, 20% is in North America, and 26% is in the rest of the world (including the capacity of our joint ventures). Our competitors for sales of PP compounds are Borealis, ExxonMobil, King Fa, Mitsubishi, Mitsui , SABIC, Sumitomo Chemical Co., Ltd., Washington Penn and many other independent companies.

Our 110 million pound PB-1 capacity competes with polybutene producers, of which Mitsui is the largest, and other polymers, plastomers and elastomers.

Intermediates and Derivatives Segment

Overview

Our I&D segment produces and markets PO and its co-products and derivatives; acetyls; and ethylene oxide and its derivatives. PO co-products include SM and C4 chemicals (TBA, oxyfuels (which is managed in the Refining & Oxyfuels segment), isobutylene and TBHP). PO derivatives include PG, PGE and BDO. We believe that our proprietary PO and acetyls production process technologies provide us with a cost advantaged position for these products and their derivatives. In 2010, our I&D segment generated $5.5 billion of revenues (excluding inter-segment revenue).

We produce PO through two distinct technologies based on indirect oxidation processes that yield co-products. One process yields TBA as the co-product; the other process yields SM as the co-product. The two technologies are mutually exclusive, necessitating that a manufacturing facility be dedicated either to PO/TBA or to PO/SM. Isobutylene and TBHP are derivatives of TBA. MTBE and ETBE are derivatives of isobutylene and are gasoline blending components reported in our Refining & Oxyfuels segment. PG, PGE and BDO are derivatives of PO. PG collectively refers to mono-propylene glycol (“MPG”), which is PG meeting U.S. pharmacopeia standards, and several grades of dipropylene glycol (“DPG”) and tri-propylene glycol (“TPG”).

The following table outlines:

•	the primary products of our I&D segment;

•	annual processing capacity as of December 31, 2010, unless otherwise noted; and

•	the primary uses for those products.

Product	Annual Capacity	Primary Uses

Propylene Oxide (PO)	5.2 billion pounds(1)	PO is a key component of polyols, PG, PGE and BDO
PO Co-Products:
Styrene Monomer (SM)	6.4 billion pounds(2)	SM is used to produce plastics, such as expandable polystyrene for packaging, foam cups and containers, insulation products and durables and engineering resins
TBA Derivative Isobutylene	1.4 billion pounds(3)	Isobutylene is a derivative of TBA used in the manufacture of synthetic rubber as well as fuel and lubricant additives, such as MTBE and ETBE
PO Derivatives:
Propylene Glycol (PG)	1.2 billion pounds(4)	PG is used to produce unsaturated polyester resins for bathroom fixtures and boat hulls; antifreeze, coolants and aircraft deicers; and cosmetics and cleaners
Propylene Glycol Ethers (PGE)	545 million pounds(5)	PGE are used as solvents for paints, coatings, cleaners and a variety of electronics applications
Butanediol (BDO)	395 million pounds	BDO is used in the manufacture of engineering resins, films, personal care products, pharmaceuticals, coatings, solvents and adhesives
Acetyls:
Methanol	190 million gallons(6)	Methanol is a raw material used to produce acetic acid, MTBE, formaldehyde and several other products
Acetic Acid	1.2 billion pounds	Acetic acid is a raw material used to produce VAM, terephthalic acid (used to produce polyester for textiles and plastic bottles), industrial solvents and a variety of other chemicals
Vinyl Acetate Monomer (VAM)	700 million pounds	VAM is used to produce a variety of polymers, products used in adhesives, water-based paint, textile coatings and paper coatings
Ethylene Derivatives:
Ethylene Oxide (EO)	800 million pounds EO equivalents; 400 million pounds as pure EO	EO is used to produce surfactants, industrial cleaners, cosmetics, emulsifiers, paint, heat transfer fluids and ethylene glycol
Ethylene Glycol (EG)	700 million pounds	EG is used to produce polyester fibers and film, polyethylene terephthalate resin, heat transfer fluids and automobile antifreeze
Ethylene Glycol Ethers	225 million pounds	Ethylene glycol ethers are used to produce paint and coatings, polishes, solvents and chemical intermediates
Other:
Flavor and Fragrance Chemicals(7)		Flavor and fragrance chemicals include terpene-based fragrance ingredients and flavor ingredients, primarily for the oral care markets, and also include products used in applications such as chemical reaction agents, or initiators, for the rubber industry and solvents and cleaners, such as pine oil, for the hard surface cleaner markets

(1)	Includes (i) 100% of the 385 million pounds of capacity of Nihon Oxirane (described below) of which we own 40%; (ii) 1.5 billion pounds of capacity that represents Bayer Corporation’s (“Bayer”) share of PO production from the Channelview PO/SM I plant and the Bayport, Texas PO/TBA plants under the U.S.

PO Joint Venture (described below); (iii) 100% of the 690 million pounds of capacity of the Maasvlakte PO/SM plant owned by the European PO Joint Venture, as to which Bayer has the right to 50% of the production; and (iv) 100% of the 600 million pounds of capacity of Ningbo ZRCC (described below) of which we own 27%.

(2)	Includes (i) approximately 700 million pounds of SM production from the Channelview PO/SM II plant that is committed to unrelated equity investors under processing agreements; (ii) 100% of the 830 million pounds of capacity of Nihon Oxirane; (iii) 100% of the 1.5 billion pounds of capacity of the Maasvlakte PO/SM plant; and (iv) 1.3 billion pounds of capacity from Ningbo ZRCC.

(3)	Represents total high-purity isobutylene capacity and purified isobutylene capacity.

(4)	PG capacity includes 100% of the approximately 220 million pounds of capacity of Nihon Oxirane. The capacity stated is MPG capacity. Smaller quantities of DPG and TPG are co-produced with MPG.

(5)	Includes 100% of the 110 million pounds associated with a tolling arrangement with Shiny Chemical Co., Ltd. (“Shiny”).

(6)	Represents 100% of the methanol capacity at the La Porte, Texas facility, which is owned by La Porte Methanol Company, a partnership owned 85% by us.

(7)	The Flavor and Fragrance chemicals business was sold in December 2010.

See “Description of Properties” for the locations where we produce the primary products of our I&D segment. Annual processing capacity as of December 31, 2010 was calculated by estimating the average number of days in a typical year that a production unit of a plant is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit’s optimal daily output based on the design raw material mix. Because the processing capacity of a production unit is an estimated amount, actual production volumes may be more or less than the capacities set forth below. Except as indicated, capacities shown include 100% of the capacity of joint venture facilities.

Sales & Marketing / Customers

In 2010, no single I&D segment customer accounted for 10% or more of our total revenues.

We estimate, based in part on published data, that worldwide demand for PO was approximately 15.1 billion pounds in 2010. More than 75% of that volume was consumed in the manufacture of three families of PO derivative products: polyols, glycols and glycol ethers. The remainder was consumed in the manufacture of performance products, including BDO and its derivatives.

We produce and deliver our PO and PO co-products through sales agreements, processing agreements and spot sales as well as product exchanges. We have a number of multi-year processing (or tolling) and sales agreements. In addition, Bayer’s ownership interest in the U.S. PO Joint Venture, which operates four of the U.S. operating units, represents ownership of an in-kind portion of the PO production. Bayer also has the right to 50% of the production of one of the facilities in The Netherlands. Our PO derivatives are sold through market-based sales contracts and spot sales. PO sold in the merchant market accounted for less than 10% of our total revenues in 2010.

Production levels at the PO/SM and PO/TBA co-product facilities are primarily determined by the demand for PO and PO derivatives. As a result, production levels of SM and TBA and its derivatives, isobutylene, TBHP, MTBE, and ETBE is based primarily on the demand for PO and PO derivatives and secondarily on the relative market demand for the co-products and the operational flexibility of our facilities in meeting this demand. MTBE and ETBE our reported in our Refining & Oxyfuels segment.

Based on published data, worldwide demand for SM in 2010 is estimated to have been approximately 56 billion pounds. SM accounted for less than 10% of our total revenues in 2010. We sell most of our SM production into the North American and European merchant markets and to Asian and South American export markets through long-term sales contracts and processing agreements.

We purchase SM for resale, when necessary, to satisfy customer demand above production levels. Volumes of SM purchases made for resale can vary significantly from period to period. However, purchased volumes have not historically had a significant impact on profits.

Our I&D segment converts most of its TBA, which is produced as a co-product to the PO process, to isobutylene and sells some of the TBA into the market. Over half of the isobutylene from the I&D segment is reacted with methanol or ethanol to produce MTBE and ETBE, which is marketed by the Refining & Oxyfuels segment. The remaining isobutylene is sold as high purity and purity grade isobutylene by the I&D segment. Isobutylene sales accounted for less than 10% of our total revenues in 2010.

Sales of our PO, its co-products, and its derivatives are made by us, Nihon Oxirane (a joint venture of which we own 40%) and their affiliates directly, and through distributors and independent agents located in the Americas, Europe, the Middle East, Africa and the Asia Pacific region. We have centralized certain sales and order fulfillment functions in regional customer service centers located in Houston, Texas; Rotterdam, The Netherlands; and Hong Kong, China. PO, PG and SM are transported by barge, ocean going vessel, pipeline, rail car and tank truck. BDO is primarily transported by tank truck and rail car.

Acetic acid and VAM are manufactured at a facility in La Porte, Texas, and are consumed internally, sold worldwide generally under multi-year contracts and sold on a spot basis. Acetic acid and VAM are shipped by barge, ocean going vessel, pipeline, rail car and tank truck. We have bulk storage arrangements in Europe and South America to serve our customers’ requirements in those regions. Sales are made through a direct sales force, agents and distributors. Sales of acetyls, including acetic acid and VAM, collectively accounted for less than 10% of our total revenues in 2010.

We estimate, based on published data, that worldwide demand in 2010 for acetic acid and VAM was 23.3 billion pounds and 11.4 billion pounds, respectively.

Methanol is produced at a La Porte, Texas facility owned by La Porte Methanol Company, our 85% owned joint venture with Linde. Each party to the joint venture receives its respective share of the methanol production. Our acetyls business uses the methanol as a raw material for acetic acid and also sells the methanol under annual contracts and on a spot basis to large U.S. customers. The product is shipped by barge and pipeline.

Ethylene oxide (“EO”) or EO equivalents, and EO’s primary derivative, ethylene glycol (“EG”), are produced at a wholly owned facility located in Bayport, Texas. The Bayport facility also produces other derivatives of EO, principally glycol ethers.

EO and EG typically are sold under multi-year contracts, with market-based pricing. Glycol ethers and ethanolamines are sold primarily into the solvent and distributor markets at market prices. EO is shipped by rail car, and its derivatives are shipped by rail car, truck, isotank or ocean-going vessel. EO and EG sales accounted for less than 10% of our total revenues in 2010.

The vast majority of the ethylene derivative products are sold in North America and Asia, primarily through our sales organizations.

Joint Venture Relationships

The following table describes our I&D segment’s significant manufacturing joint venture relationships.

			LyondellBasell
Name	Location	Other Parties	Ownership	Product	2010 Capacity (1)
					(In millions of pounds)

U.S. PO Joint Venture	Channelview, TX	Bayer	(2)	Propylene Oxide	1,500	(3)
	Bayport, TX
European PO Joint Venture	Rotterdam,	Bayer	50%	Propylene Oxide	690
	The Netherlands			Styrene Monomer	1,480
PO/ SM II LP	Channelview, TX	IPIC & BASF	(2)	Styrene Monomer	700	(3)
Nihon Oxirane	Chiba, Japan	Sumitomo	40%	Propylene Oxide	385
				Styrene Monomer	830
				Propylene Glycol	220
Ningbo ZRCC LCC Ltd.(4)	Ningbo, China	ZRCC	27%	Propylene Oxide	600
				Styrene Monomer	1,300
La Porte Methanol	La Porte, TX	Linde	85%	Methanol	190 million gallons

(1)	Unless otherwise noted, represents the joint venture’s total capacity and not our proportional capacity.

(2)	The parties’ rights in the joint ventures are based on off-takes, as opposed to ownership percentages.

(3)	Amount of off-take by other parties in the joint venture.

(4)	Start-up occurred in mid-2010.

Bayer’s ownership interest in the U.S. PO Joint Venture represents its off-take of 1.5 billion pounds of the joint venture’s PO production. We take, in-kind, the remaining PO production and all co-product (SM and TBA) production. Lyondell Chemical and Bayer have a separate joint venture, the PO Technology Joint Venture, through which Bayer was granted a non-exclusive and non-transferable right to use certain of our proprietary PO technology in the U.S. PO Joint Venture. Under the terms of operating and logistics agreements, we operate the U.S. PO Joint Venture plants and arrange and coordinate the logistics of PO delivery from the plants. We do not share marketing or product sales with Bayer under the U.S. PO Joint Venture.

Lyondell Chemical and Bayer also have a 50/50 joint venture, the European PO Joint Venture, for the ownership of the Maasvlakte PO/SM plant near Rotterdam, The Netherlands. Each party takes in-kind 50% of the PO and SM production of the European PO Joint Venture.

Lyondell Chemical’s PO/SM II plant at the Channelview, Texas complex was created through a joint venture among Lyondell Chemical, BASF and IPIC. Lyondell Chemical retains a majority interest in the joint venture and is the operator of the plant. As of December 31, 2010, 700 million pounds of SM capacity was committed to BASF and IPIC under processing arrangements.

In addition to the Nihon Oxirane joint venture shown in the table above, we participate in marketing most of the PO capacity from a 440 million pound facility in Rabigh, Saudi Arabia owned by Sumitomo and Saudi Aramco, through NOC Asia Co. Ltd. in which we have a 40% equity interest.

We jointly market all of the PO manufactured by the Ningbo ZRCC joint venture.

We also have a multi-year processing agreement, entered into by Lyondell Chemical and Shiny, whereby we provide the raw materials used to produce PGE at Shiny’s PGE plant in Tainan, Taiwan.

Raw Materials

The primary raw materials used for the production of PO and its co-products and derivatives are propylene, isobutane, mixed butane, ethylene and benzene. The market prices of these raw materials historically have been related to the price of crude oil, NGLs and natural gas, as well as market conditions for the raw materials. These raw materials are received in bulk quantities via pipeline or ocean going vessels.

In the U.S., we obtain a large portion of our propylene, benzene and ethylene raw materials needed for the production of PO and its co-products and derivatives internally from our crackers. Raw materials for the non-U.S. production of PO and its co-products and derivatives primarily are obtained from unrelated parties. We consume a significant portion of our internally-produced PO in the production of PO derivatives.

We consume large volumes of mixed butane for the production of PO and its co-products and derivatives. We have invested in facilities, or entered into processing agreements with unrelated parties, to convert the widely available commodity, normal butane, to isobutane. We also are a large consumer of oxygen for our PO/TBA plants.

The cost of raw materials generally is the largest component of total production cost for PO and its co-products and derivatives. Generally, the raw material requirements for these businesses are purchased at market-based prices from numerous suppliers in the U.S. and Europe with which we have established contractual relationships, as well as in the spot market. The raw materials for these businesses are, in general, commodity chemicals with ready availability at competitive prices. Historically, raw material availability has not been an issue. However, in order to enhance reliability and competitiveness of prices and rates for supplies of raw materials, industrial gas and other utilities, we have long-term agreements and other arrangements for a substantial portion of our production requirements.

The primary raw materials required for the production of acetic acid are carbon monoxide and methanol. We purchase the carbon monoxide from Linde pursuant to a long-term contract under which pricing is based primarily on cost of production. La Porte Methanol Company, our 85%-owned joint venture, supplies all of the methanol requirements for acetyls production. Natural gas is the primary raw material required for the production of methanol.

In addition to ethylene, acetic acid is a primary raw material for the production of VAM. For the production of VAM, we obtain our entire requirements for acetic acid and ethylene from our internal production. In 2010, we used a large percentage of our acetic acid production to produce VAM.

Industry Dynamics / Competition

With respect to PO, its co-products and derivatives, competition is based on a variety of factors, including product quality and price, reliability of supply, technical support, customer service and potential substitute materials. Profitability is affected by the worldwide level of demand along with price competition, which may intensify due to, among other things, new industry capacity. It is expected that from 2011 to 2012, approximately 9% of the 2010 worldwide PO capacity will be added in China and Thailand. During the same period, average world demand is expected to grow by approximately 6%. However, demand is a function of worldwide economic growth, which fluctuates. The PO demand growth rate also could be impacted by further development of alternative bio-based PO derivatives. It is not possible to predict accurately the changes in raw material costs, market conditions and other factors that will affect industry profitability in the future.

Based on published data regarding PO capacity, we believe that, including our share of Nihon Oxirane, Ningbo ZRCC and the European PO Joint Venture, we are the second largest producer of PO worldwide, with approximately 19% of the total worldwide capacity for PO. Our major worldwide competitors for sales of PO and its derivatives are Dow and Shell.

Based on published data regarding SM capacity, we believe that we are one of the largest producers of SM worldwide, with approximately 5% of the total worldwide capacity for SM as of December 31, 2010. We compete worldwide for sales of SM with many marketers and producers, among which are BASF, Dow, INEOS, Shell and Total.

We believe that we are the fourth and sixth largest producer of acetic acid and VAM, respectively, each with approximately 4% and 5% of the total worldwide capacity as of December 31, 2010. Our primary competitors include Celanese and BP for acetic acid and Celanese, Dow and DuPont for VAM.

Refining & Oxyfuels Segment

Overview

Our Refining & Oxyfuels segment refines heavy, high-sulfur crude oil in the U.S. Gulf Coast, refines light and medium weight crude oil in southern France and produces gasoline blending components at several of our olefin and PO units. In 2010, our Refining & Oxyfuels segment generated operating revenues of $13.5 billion (excluding inter-segment revenue).

The Houston Refinery, which is located on the Houston Ship Channel in Houston, Texas, has a heavy, high-sulfur crude oil processing capacity of approximately 268,000 barrels per day on a calendar day basis (normal operating basis), or approximately 292,000 barrels per day on a stream day basis (maximum achievable over a 24 hour period). The Houston Refinery has a Nelson Complexity Index of 11.4. The Houston Refinery is a full conversion refinery designed to refine heavy, high-sulfur crude oil. This crude oil is more viscous and dense than traditional crude oil and contains higher concentrations of sulfur and heavy metals, making it more difficult to refine into gasoline and other high-value fuel products. However, this crude oil has historically been less costly to purchase than light, low-sulfur crude oil. Processing heavy, high-sulfur crude oil in significant quantities requires a refinery with extensive coking, catalytic cracking, hydrotreating and desulfurization capabilities, i.e., a “complex refinery.” The Houston Refinery’s refined fuel products include gasoline (including blendstocks for oxygenate blending), jet fuel and ultra low sulfur diesel. The Houston Refinery’s products also include heating oil, lube oils (industrial lubricants, white oils and process oils), carbon black oil, refinery-grade propylene, petrochemical raw materials, sulfur, residual fuel and petroleum coke.

The Berre Refinery is designed to run light to medium sulfur crude oil and has a current capacity of approximately 105,000 barrels per day. It produces naphtha, vacuum gas oil, liquefied petroleum gas, gasoline, aviation fuel, diesel, bitumen and heating oil. The Berre Refinery provides raw material and site integration for our operations in France and supports our polyolefin business in Europe. The Berre Refinery also provides us with access to significant logistics assets, including pipeline access, storage terminals and harbor access to the Mediterranean Sea. The Berre Refinery has a Nelson Complexity Index of 6.7.

The Refining & Oxyfuels segment also includes gasoline blending components such as MTBE, ETBE and alkylate. MTBE and ETBE are produced as co-products of the PO and olefin production process at four sites located in the United States, France and The Netherlands. In 2009, we converted one of our MTBE units at Channelview, Texas to ETBE production. We currently have three sites that can produce either MTBE or ETBE with a combined capacity to produce 59,000 barrels per day of MTBE or ETBE; the Company’s total capacity for MTBE or ETBE production is 75,000 barrels per day. Alkylate is produced at one facility located in Texas.

The following table outlines:

•	the primary products of our Refining & Oxyfuels segment;

•	capacity as of December 31, 2010, unless otherwise noted; and

•	the primary uses for those products.

See “Description of Properties” for the locations where we produce the primary products of our Refining & Oxyfuels segment.

Key Products	Capacity(1)	Primary Uses

Houston Refinery:
Gasoline and components	120,000 barrels per day	Automotive fuel
Ultra Low Sulfur Diesel	95,000 barrels per day	Diesel fuel for cars and trucks
Jet Fuel	25,000 barrels per day	Aviation fuel
Lube Oils	4,000 barrels per day	Industrial lube oils, railroad engine additives and white oils for food-grade applications
Berre Refinery:
Diesel	42,000 barrels per day	Diesel fuel for cars and trucks
Cracker Feedstock	27,000 barrels per day	Raw material for Olefin unit
Fuel Oil	12,000 barrels per day	Heating fuel
Gasoline	8,000 barrels per day	Automotive fuel
Bitumen	7,000 barrels per day	Asphalt
Gasoline Blending Components:
MTBE/ ETBE	75,000 barrels per day(2)	MTBE is a high octane gasoline blending component; ETBE is an alternative gasoline blending component based on agriculturally produced ethanol
Alkylate	22,000 barrels per day	Alkylate is a high octane gasoline blending component

(1)	Only certain key products for the Houston Refinery and the Berre Refinery are identified. Thus, the sum of the capacities in this table will not equal either facility’s total capacity.

(2)	Represents total combined MTBE and ETBE capacity.

Sales & Marketing / Customers

In 2010, no single Refining & Oxyfuels segment customer accounted for 10% or more of our total revenues.

In the U.S., we market and sell gasoline (including blendstocks for oxygenate blending), jet fuel, heating oil, ultra low sulfur diesel fuel, lube oils, coke and sulfur produced at the Houston Refinery. These products are sold in large commodity markets. The Houston Refinery evaluates and determines its optimal product output mix, based on market prices and conditions. As a result, we are subject to various risks associated with selling commodity products.

Gasoline sales accounted for 9% of our total revenues in 2010. The Houston Refinery’s products primarily are sold in bulk on the U.S. Gulf Coast to other refiners, marketers, distributors and wholesalers at market-related prices. Diesel fuel is produced to meet ultra low sulfur specifications for the on-road transportation market. Most of the Houston Refinery’s products are sold under contracts with a term of one year or less or are sold in the spot market. The Houston Refinery’s products generally are transported to customers via pipelines and terminals owned and operated by other parties. Products also are transported via rail car, barge, truck and ocean going vessel. In addition to sales of refined products produced by the Houston Refinery, we also sell refined products purchased or received on exchange from other parties. The exchange arrangements help optimize refinery supply operations and lower transportation costs. To meet market demands, we also from time to time purchase refined products manufactured by others for resale to our customers. However, purchased volumes have not historically had a significant impact on profitability.

In Europe, the Berre Refinery provides a significant portion of the raw materials requirements for our nearby steam cracker. The remaining products are sold into local markets under market-based sales agreements or in the spot market. Key customers of the Berre Refinery include other refiners, marketers and distributors, and its products are primarily transported via pipelines and other infrastructure assets owned by us.

MTBE and ETBE are derivatives of TBA, which is a co-product of the PO produced by our I&D segment. As described, production levels of the TBA derivatives MTBE and ETBE depend primarily on the demand for PO and PO derivatives and secondarily on the relative market demand for MTBE and ETBE and the operational flexibility of our multiple production facilities in meeting this demand. Separately, MTBE and alkylate are also produced as derivatives of the ethylene co-products produced by our O&P — Americas segment. When necessary, we purchase MTBE for resale to satisfy customer demand for MTBE above our production levels. Volumes of MTBE purchased for resale can vary significantly from period to period. However, purchased volumes have not historically had a significant impact on profitability.

We sell our MTBE and ETBE production under market-based sales agreements and in the spot market. We blend our alkylate into gasoline and also sell alkylate under short-term contracts and in the spot market. Sales of MTBE and ETBE together, and alkylate each accounted for less than 10% of our total revenues in 2010.

Substantially all refiners and blenders have discontinued the use of MTBE in the U.S., partly as a result of governmental initiatives to increase use of bio-ethanol in gasoline and to reduce or effectively ban the use of MTBE. However, MTBE/ETBE demand for gasoline blending remains strong within most of the remaining worldwide market. Accordingly, we market MTBE and ETBE produced in the U.S. for use outside of the U.S. Our MTBE/ETBE plants generally have the flexibility to produce either MTBE or ETBE to accommodate market needs.

Japan has opted to use ETBE as a means of meeting its carbon dioxide reduction commitments under the Kyoto Protocol, and we source a significant portion of Japan’s bio-fuels needs.

Sales of our MTBE, ETBE and alkylate are made by our marketing and sales personnel, and through distributors and independent agents located in the Americas, Europe, the Middle East, Africa and the Asia Pacific region. We have centralized certain sales and order fulfillment functions in regional customer service centers located in Houston, Texas; Rotterdam, The Netherlands; and Hong Kong, China. We also have long-term contracts for distribution and logistics to supply to our customers. MTBE, ETBE and alkylate are transported by barge, ocean going vessel and tank truck.

Raw Materials

The largest source of the crude oil used as a raw material for the Houston Refinery in the past several years has been a crude supply agreement with PDVSA-Petroleo S.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela, which terminates in July 2011. During 2010, less than half of our crude supply was purchased under the crude supply agreement with PdVSA.

Most of the crude oil used as a raw material for the Berre Refinery is sourced from North Africa, the Middle East, Russia and other areas generally available in the Mediterranean region.

We purchase our ethanol requirements for the production of ETBE from regional producers and importers in Europe at market-related prices. Additionally, we have entered into a supply contract with a Brazilian ethanol producer to supply a significant portion of the ethanol used for the manufacture of ETBE at our Channelview facility. For further discussion regarding the raw materials requirements for the production of MTBE, ETBE and alkylate, see “— Intermediates and Derivatives — Raw Materials.”

Industry Dynamics / Competition

The markets for fuel products tend to be volatile as well as cyclical as a result of changing global economic conditions and prices for crude oil and refined product prices. Crude oil prices are impacted by worldwide economic conditions and political events, the economics of exploration and production, refined products demand and currency fluctuations. Prices and demand for fuel products are influenced by seasonal and short-term factors such as weather and driving patterns, as well as by longer term issues such as the economy, energy conservation and alternative fuels. Industry fuel products supply is dependent on short-term industry operating capabilities and on long-term refining capacity.

With a throughput capacity of approximately 268,000 barrels per day (on a calendar day basis), we believe that the Houston Refinery is among North America’s largest full conversion refineries capable of processing significant quantities of heavy, high-sulfur crude oil.

In North America, we compete for the purchase of heavy, high-sulfur crude oil based on price and quality. Our crude oil supply contract with PDVSA Oil terminated in July 2011, which has increased the need for us to purchase crude oil competitively on the open market. We began diversifying our portfolio in 2010 and expect to continue to purchase some of our crude oil from sources other than PDVSA on market-based terms. We compete in gasoline and distillate markets as a bulk supplier of fungible products satisfying industry and government specifications. Competition is based on price and location. Our refining competitors are major integrated oil companies, refineries owned or controlled by foreign governments and independent domestic refiners. Based on published data, as of January 2011, there were 148 operable crude oil refineries in the U.S., and total U.S. refinery capacity was approximately 17.6 million barrels per day.

During 2010, the Houston Refinery processed an average of approximately 241,000 barrels per day of crude oil, representing approximately 1% of all U.S. crude processing capacity.

A crack spread is a benchmark indication of refining margins based on the processing of a specific type of crude oil into an assumed selection of refined products. The Houston Refinery generally tracks the Maya 2-1-1 crack spread, which represents the difference between the first month futures price of two barrels of Maya crude oil as set by Pemex and one barrel each of U.S. Gulf Coast 87 Octane Conventional Gasoline and U.S. Gulf Coast No. 2 Heating Oil (high-sulfur diesel). The Berre Refinery refining spreads generally track the 4-1-2-1 Ural reported benchmark spread. This spread is calculated by adding the price of one barrel of gasoline to the price of two barrels of diesel and one barrel of #6 fuel oil and subtracting the price of four barrels of Mediterranean crude oil. While these benchmark refining spreads are generally indicative of the level of profitability at both the Houston Refinery and the Berre Refinery, there are many other factors specific to each refinery that influence operating results.

We believe that we are the largest producer of MTBE/ETBE worldwide. We compete for sales of MTBE and ETBE with independent MTBE producers worldwide and independent ETBE producers mainly in Europe. The most significant MTBE competitor is Saudi Basic Industries Corp., and the most significant ETBE competitors are Repsol, Total, Neste and Braskem. MTBE and ETBE face competition from products such as ethanol and other octane components. We compete with other refiners and olefin manufacturers for sales of alkylate that we do not internally blend into gasoline.

Technology Segment

Overview

Our Technology segment develops and licenses polyolefin and other process technologies and provides associated engineering and other services. Our Technology segment further develops, manufactures and sells polyolefin catalysts. We market our process technologies and our polyolefin catalysts to external customers and also use them in our own manufacturing operations. In 2010, our Technology segment generated operating revenues of $395 million (excluding inter-segment revenue).

Our polyolefin process licenses are structured to provide a standard core technology, with individual customer needs met by adding customized modules that provide the required capabilities to produce the defined production grade slate and plant capacity. For licenses involving proven technologies, we typically receive the majority of our license fees in cash at or before the date of customer acceptance rather than ongoing royalties. For these licenses, we generally recognize revenue upon delivery of the process design package and the related license. Each license agreement includes long-term confidentiality provisions to protect the technology. In addition to the basic license agreement, a range of services can also be provided, including project assistance; training; start-up assistance of the plant; and supply of resins from our production for pre-marketing by the licensee. We may also offer marketing and sales services. In addition, licensees generally continue to purchase polyolefin catalysts that are consumed in the production process, generally under long-term catalyst supply agreements with us.

Process Technology Licensing

We are a leading licensor of polyolefin process technologies.

Our PP licensing portfolio includes our Spheripol and Spherizone process technologies as well as Metocene technology.

Our PE process licensing portfolio comprises the Lupotech T (high pressure tubular process for producing LDPE), the Lupotech A (autoclave process mainly for producing ethylene vinyl acetate (EVA) copolymers), Hostalen (slurry process for producing multimodal HDPE), and Spherilene (gas phase process for producing full-density range of LLDPE to HDPE) processes.

In addition, we license a selective portfolio of chemical process technologies in the fields of olefin recovery, olefin conversion, aromatics extraction and acetyls.

Since 2000, we have sold licenses representing approximately 25 million tons of polyolefin capacity, which represents about 40% of worldwide installed capacity. In 2010, we entered into licensing agreements representing about one million tons of polyolefin capacity. Process licenses accounted for less than 10% of our total revenues in 2010.

Our Technology segment also provides technology services to our licensees. Such services include safety reviews, training and start-up assistance, engineering services for process and product improvements and manufacturing troubleshooting.

PP Process Technology

We license several PP process technologies, including Spheripol, Spherizone and Metocene.

Our Spheripol technology produces homopolymers and random copolymers in a single stage and impact copolymers in a multi-stage process. We believe that the Spheripol process is the most widely used PP production process in the world.

The Spherizone process, our newest technology, commercialized in 2002 and introduced for licensing in 2004, is able to produce higher quality PP, novel PP-based polyolefinic resins, and a wider product grade range than existing processes at similar operating cost. The Spherizone process introduces a single reactor concept, in which bimodality is created within one single reactor operating at different conditions between the different zones inside the reactor. The final product is a result of an intimate mixing of the different property determining phases at a “macro molecular” level.

Metocene PP technology was introduced for licensing in 2006. This add-on technology for the production of specialty PP products is based on using single-site catalyst systems. Metocene technology can be adapted to virtually any PP process, and its versatility expands the end use product range of conventional PP. In 2009, Polymirae became the first licensee to commence commercial production of Metocene.

PE Processes Technology

The different families of PE (HDPE, LDPE and LLDPE) require specialized process technologies for production, which are available through our broad PE process licensing portfolio. The portfolio includes Lupotech, Spherilene and Hostalen process technologies.

Lupotech T is a high pressure, tubular reactor process for the production of LDPE. This high pressure technology does not use a catalyst system typical for low pressure processes, but rather peroxide initiators to polymerize ethylene and optionally VAM for EVA-copolymers. By adjusting the temperature profile along the reactor and adding different peroxide mixtures, process conditions are modified to produce the desired products. The process produces the entire melt flow ratio and density range with competitive investment costs and low utilities and raw material demand.

Lupotech A is a high pressure autoclave process using peroxide mixture for polymerization and is mainly utilized for specialty LDPE and for the production of EVA copolymers with high VAM content.

Spherilene is a flexible gas-phase process for the production of the entire density range of PE products from LLDPE and MDPE to HDPE. The flexibility of this technology, which is demonstrated by a broad portfolio of grades, enables licensees to effectively manage the continuously dynamic PE markets at low investments costs and very low operating costs.

Hostalen is a low-pressure slurry process technology for the production of high-performance multimodal HDPE grades. This is desirable because a different product structure can be produced in each stage of the polymerization process, yielding products that are tailored for demanding processing requirements and sophisticated end use applications such as film, blow molding and pipe applications.

Chemical Process Technologies

We also offer for licensing a selective number of chemical processes, including the group of Trans4m processes, Aromatics extractions, Glacido and Vacido technology.

The Trans4m portfolio of process technologies offers tailored solutions for C4 and higher olefin recovery and conversion. These processes include separation, purification and skeletal isomerization of the C4 and C5 olefin streams for the selective conversion of low-value, mixed olefin streams from crackers to isobutylene, isoamylenes, butadiene, isoprene, piperylene and Dicyclopentadiene (DCPD). This group of processes is complemented by Aromatics extractions technology, which enables LyondellBasell to offer a comprehensive portfolio of processes to upgrade all olefinic streams from steam crackers to higher value products.

Glacido is a process technology for manufacturing of acetic acid by carbonylation of methanol. It utilizes a Rhodium-based homogeneous catalyst system. Vacido is a fixed-bed tubular process for the production of high-quality VAM, from acetic acid and ethylene. It utilizes a proprietary heterogeneous catalyst system.

Superflex technology produces propylene and ethylene, and is based on a fluidized catalytic reactor. The process technology is used for cracking less refined feedstock such as coker or fluid catalytic cracking unit light gasoline as well as mixed C4 to C9 streams.

Polyolefin Catalysts

Under the Avant brand, we are a leading manufacturer and supplier of polyolefin catalysts. Polyolefin catalysts accounted for less than 10% of our total revenues in 2010. As a large polyolefin producer, approximately 30% of catalyst sales are inter-company. Polyolefin catalysts are packaged and shipped via road, sea or air to our customers.

We produce catalysts at two facilities in Germany, one facility in Italy and one facility in the U.S. Our polyolefin catalysts, which are consumed during the polyolefin production process and define the processing and mechanical properties of polyolefins, provide enhanced performance for our process technologies and are being developed to enhance performance when used in third-party process technologies. We also supply catalysts for producing sophisticated PEs.

Customers using polyolefin catalysts must make continual purchases, because they are consumed during the polyolefin production process. New licensees generally elect to enter into long-term catalyst supply agreements.

Sales & Marketing

In 2010, no single Technology segment customer accounted for 10% or more of our total revenues. We market our process technologies and catalysts to external customers and also use them for our own polyolefin manufacturing operations. We have a marketing and sales force dedicated to the Technology segment, including catalyst sales and customer technical support for licensees.

Industry Dynamics / Competition

We believe that competition in the polyolefin process licensing industry is based on the quality and efficiency of the process technology, product performance and product application, complemented by customer service and technical support. Since the formation of Basell in 2000 through December 31, 2010, we have sold licenses representing approximately 25 million tons of capacity based on its six process technologies to polyolefin manufacturers. We estimate that approximately 40% of PP and 31% of PE worldwide licensed capacity from 2003 through 2010 use our technologies. As of December 31, 2010, we estimate that over 200 polyolefin production lines use our licensed process technologies. Our major competitors in PP technologies licensing are Dow Chemical, INEOS, Novolene Technology Holdings and Mitsui Chemicals. Our major competitors in PE technologies licensing are ChevronPhillips, INEOS, Mitsui Chemicals and Univation Technologies.

We are one of the world’s largest manufacturers and suppliers of PP catalysts. We also supply catalysts for producing PEs. Our major competitors in the worldwide catalyst business are Dow Chemical, BASF, Mitsui Chemicals, Toho Catalyst and WR Grace.

Research and Development

Our research and development activities are designed to improve our existing products and discover and commercialize new materials, catalysts and processes. These activities focus on product and application development, process development, catalyst development and fundamental polyolefin focused research.

We have four research and development facilities, each with a specific focus. Our facility in Frankfurt, Germany focuses on PE and metallocene catalysts. Our facility in Ferrara, Italy focuses on PP, PB-1, PP compounds and Ziegler-Natta catalysts. Our facility in Cincinnati, Ohio focuses on polyolefin product and application development in North America. Our center in Newtown Square, Pennsylvania develops chemical catalysts and technologies.

Our financial performance and market position depend in substantial part on our ability to improve our existing products and discover and commercialize new materials, catalysts and processes. Our research and development is organized by core competence communities that manage and provide resources for projects, intellectual property and catalyst manufacturing. These include:

•	Catalyst systems: catalyst research to enhance our polyolefin polymer properties, catalyst and process performance, including Ziegler Natta, chromium and metallocene catalyst.

•	Manufacturing platforms: research to advance process development and pilot plant integration to industrialize technology with improved polymer properties.

•	Product and application development: working directly with customers to provide new products with enhanced properties.

•	Processing testing and characterization: research to increase knowledge on polymers from production to processability.

•	Process design and support: research to reduce production and investment costs while improving processability.

•	Chemicals and fuels technologies: research to develop and improve catalysts for existing chemical processes and improve process unit operations.

• We have core research and development projects that focus on initiatives in line with our strategic direction. These projects are closely aligned with our businesses and customers with a goal of commercialization of identified opportunities. Core projects currently include research and development in areas such as:

•	PP product development with emphasis on Spherizone process technology.

•	Next generation products from existing and in-development processes, using advanced catalyst technologies including metallocenes.

•	Enhanced catalyst and process opportunities to extend gas phase PE technology.

•	Enhanced catalysts and process opportunities for selected chemical technologies.

As of December 31, 2010, approximately 915 of our employees are directly engaged in research and development activities.

In addition to our research and development activities, we provide technical support to our customers. Our technical support centers are located in Bayreuth, Germany; Geelong, Australia; Lansing, Michigan; and Tarragona, Spain.

In 2010, 2009 and 2008, our research and development expenditures were $154 million, $145 million and $194 million, respectively. A portion of these expenses are related to technical support and customer service and are allocated primarily to the segments.

GENERAL

Intellectual Property

We maintain an extensive patent portfolio and continue to file new patent applications in the U.S. and other countries. As of December 31, 2010, we owned approximately 6,500 patents and patent applications worldwide. Our patents and trade secrets cover our processes, products and catalysts and are significant to our competitive position, particularly with regard to propylene oxide, intermediate chemicals, petrochemicals, polymers and our process technologies such as Spheripol, Spherizone, Hostalen, Spherilene, Lupotech, Glacido, Vacido, Isomplus and Avant catalysts. We own globally registered and unregistered trademarks including the “LyondellBasell,” “Lyondell,” “Equistar” and “Houston Refining” trade names. While we believe that our intellectual property provides competitive advantages, we do not regard our businesses as being materially dependent upon any single patent, trade secret or trademark. Some of our heritage production capacity operates under licenses from third parties.

We rely on patent, copyright and trade secret laws of the countries in which we operate to protect our investment in research and development, manufacturing and marketing. Our employees working on these technologies are required to enter into agreements, or are covered by other arrangements such as collective bargaining agreements, providing for confidentiality and the assignment of rights to inventions made by them while employed by us.

Environmental

Regulation

We are subject to extensive international, national, state, local and environmental laws, regulations, directives, rules and ordinances concerning, and are required to have permits and licenses regulating, emissions to the air, discharges onto land or waters and the generation, handling, storage, transportation, treatment, disposal and remediation of hazardous substances and waste materials.

Under the European Union (“EU”) Integrated Pollution Prevention and Control Directive (“IPPC”), EU Member State governments are to adopt rules and implement an environmental permitting program relating to air, water and waste for individual facilities. The EU countries are at varying stages in their respective implementation of the IPPC permit program. We do not know with certainty what future IPPC permits will require, or the future costs of compliance with the IPPC permit program. The EU also has passed legislation governing the registration, evaluation and authorization of chemicals, known as REACh, pursuant to which we are required to register chemicals and gain authorization for the use of certain substances. As an importer of chemicals and materials from outside the EU, we are subject to additional registration obligations.

We also are subject to environmental laws that may have a significant effect on the nature and scope of cleanup of contamination at current and former operating facilities and at other sites at which hazardous substances generated by our current or former subsidiaries were disposed, the costs of transportation and storage of raw materials and finished products and the costs of the storage and disposal of wastewater. In the

U.S., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and also known as Superfund (“CERCLA”), imposes joint and several liability for the costs of remedial investigations and cleanup actions, as well as damages to natural resources, on entities that generated hazardous substances, arranged for disposal of the hazardous substances, transported to or selected the disposal sites and the past and present owners and operators of such sites. All such responsible parties (or any one of them) can be required to bear all of such costs regardless of fault, the legality of the original disposal or ownership of the disposal site. We are subject to potential liability under CERCLA as an owner or operator of facilities at which hazardous substances have been disposed or as a generator or transporter of hazardous substances disposed at other locations.

Under the EU Environmental Liability Directive, EU Member States can require the remediation of soil and groundwater contamination in certain circumstances, under the “polluter pays principle.” The scope of events and circumstances that could trigger remediation requirements and the level of remediation required vary from Member State to Member State.

Under the U.S. Resource Conservation and Recovery Act of 1976 (“RCRA”), various U.S. state and non-U.S. government regulations regulate the handling, transporting and disposal of hazardous and non-hazardous waste. Our manufacturing sites have, and may in the future, handle on-site waste disposal, subjecting us to these laws and regulations.

Capital Expenditures

In some cases, compliance with environmental, health and safety laws and regulations can only be achieved by capital expenditures. Regulatory-related capital expenditures at our facilities were $121 million, $250 million and $209 million in 2010, 2009 and 2008, respectively, and we estimate such expenditures to be approximately $243 million in 2011 and $221 million in 2012.

Our actual capital expenditures in 2010 primarily relate to projects designed to reduce and control emissions from our plant operations in both the U.S. and Europe.

Stricter environmental, safety and health laws, regulations and enforcement policies could result in increased environmental capital expenditures by us above current estimates.

Employee Relations

As of December 31, 2010, we had approximately 14,000 full-time and part-time employees. Of these, approximately 5,900 were located in North America, approximately 7,200 were located in Europe and approximately 1,000 were in other locations.

As of December 31, 2010, approximately 900 of our employees located in North America are represented by labor unions. The vast majority of our employees in Europe and South America are subject to staff council or works council coverage or collective bargaining agreements.

In addition to our own employees, we use the services of contractors in the routine conduct of our businesses.

We believe our relations with our employees are good.

Description of Properties

Our principal manufacturing facilities as of December 31, 2010 are set forth below, and are identified by the principal segment or segments using the facility. The facilities are wholly owned, except as otherwise noted below.

Location	Segment	Principal Products

Americas
Bayport (Pasadena), Texas*	I&D	Ethylene Oxide (EO), EG and other EO derivatives
Bayport (Pasadena), Texas(1)*	I&D	Propylene Oxide (PO), Propylene Glycol (PG), Propylene Glycol Ethers (PGE), Tertiary-Butyl-Alcohol (TBA) and Isobutylene
Bayport (Pasadena), Texas*	O&P — Americas	PP and Catalloy process resins
Channelview, Texas(2)*	O&P — Americas	Ethylene, Propylene, Butadiene, Benzene and Toluene
	Refining & Oxyfuels	Alkylate and MTBE
Channelview, Texas(1)(3)*	I&D	IPA, PO, BDO, SM and Isobutylene
	Refining & Oxyfuels	ETBE
Chocolate Bayou, Texas*	O&P — Americas	PE (HDPE)
Clinton, Iowa*	O&P — Americas	Ethylene and Propylene
PE (LDPE and HDPE)
Corpus Christi, Texas*	O&P — Americas	Ethylene, Propylene, Butadiene and Benzene
Edison, New Jersey	Technology	Polyolefin catalysts
Ensenada, Argentina	O&P — Americas	PP
Ensenada, Argentina	O&P — EAI	PP compounds
Fairport Harbor, Ohio	O&P — Americas	Performance polymers
Houston, Texas*	Refining & Oxyfuels	Gasoline, Diesel, Jet Fuel and Lube Oils
Jackson, Tennessee	O&P — EAI	PP compounds
La Porte, Texas(4)*	O&P — Americas	Ethylene and Propylene
PE (LDPE and LLDPE)
La Porte, Texas(4)(5)*	I&D	VAM, acetic acid and methanol
Lake Charles, Louisiana*	O&P — Americas	PP and Catalloy process resins
Mansfield, Texas	O&P — EAI	PP compounds
Matagorda, Texas*	O&P — Americas	PE (HDPE)
Morris, Illinois*	O&P — Americas	PE (LDPE and LLDPE)
Newark, New Jersey	O&P — Americas	Denatured Alcohol
Pindamonhangaba, Brazil	O&P — EAI	PP compounds
Tampico, Mexico(6)	O&P — Americas	PP
Tampico, Mexico(6)	O&P — EAI	PP compounds
Tuscola, Illinois*	O&P — Americas	Ethanol and PE (powders)
Victoria, Texas*†	O&P — Americas	PE (HDPE)
Europe
Aubette, France	O&P — EAI	Ethylene, Propylene and Butadiene
PP and PE (LDPE)
Bayreuth, Germany	O&P — EAI	PP compounds

Location	Segment	Principal Products

Berre l’Etang, France	Refining & Oxyfuels	Naphtha, vacuum gas oil (VGO), liquefied petroleum gas (LPG), gasoline, diesel, jet fuel, bitumen and heating oil
Botlek, Rotterdam, The Netherlands†	I&D Refining & Oxyfuels	PO, PG, PGE, TBA, Isobutylene and BDO MTBE and ETBE
Brindisi, Italy	O&P — EAI	PP
Carrington, U.K.	O&P — EAI	PP
Ferrara, Italy	O&P — EAI	PP and Catalloy process resins
	Technology	Polyolefin catalysts
Fos-sur-Mer, France†	I&D	PO, PG and TBA
	Refining & Oxyfuels	MTBE and ETBE
Frankfurt, Germany†	O&P — EAI	PE (HDPE)
	Technology	Polyolefin catalysts
Knapsack, Germany†	O&P — EAI	PP and PP compounds
Ludwigshafen, Germany†	Technology	Polyolefin catalysts
Maasvlakte (near Rotterdam), The Netherlands(7)	I&D	PO and SM
Milton Keynes, U.K.	O&P — EAI	PP compounds
Moerdijk, The Netherlands†	O&P — EAI	Catalloy process resins and PB-1
Münchsmünster, Germany†(8)	O&P — EAI	Ethylene, Propylene
PE (HDPE)
Plock, Poland(9)	O&P — EAI	PP and PE (HDPE and LDPE)
Tarragona, Spain(10)	O&P — EAI	PP and PP compounds
Terni, Italy(11)	O&P — EAI	PP
Wesseling, Germany(12)	O&P — EAI	Ethylene, Propylene and Butadiene
PP and PE (HDPE and LDPE)
Asia Pacific
Chiba, Japan(13)	I&D	PO, PG and SM
Clyde, Australia	O&P — EAI	PP
Geelong, Australia	O&P — EAI	PP
Guangzhou, China(14)	O&P — EAI	PP compounds
Kawasaki, Japan(15)	O&P — EAI	PP
Map Ta Phut, Thailand(16)	O&P — EAI	PP
Ningbo, China(17)	I&D	PO and SM
Oita, Japan(15)	O&P — EAI	PP and PP compounds
Port Klang, Malaysia(18)	O&P — EAI	PP compounds
Rayong, Thailand(19)	O&P — EAI	PP compounds
Suzhou, China	O&P — EAI	PP compounds
Victoria, Australia(18)	O&P — EAI	PP compounds
Yeochan, Korea(20)	O&P — EAI	PP
Middle East
Jubail, Saudi Arabia(21)	O&P — EAI	Propylene and PP
Jubail, Saudi Arabia(22)	O&P — EAI	Propylene and PP
Jubail, Saudi Arabia(23)	O&P — EAI	Ethylene and PE (LDPE and HDPE)

*	The facility, or portions of the facility, as applicable, owned by us are mortgaged as collateral for indebtedness.

†	The facility is located on leased land.

(1)	The Bayport PO/TBA plants and the Channelview PO/SM I plant are held by the U.S. PO Joint Venture between Bayer and Lyondell Chemical. These plants are located on land leased by the U.S. PO Joint Venture.

(2)	The Channelview facility has two ethylene processing units. Equistar Chemicals LP also operates a styrene maleic anhydride unit and a polybutadiene unit, which are owned by an unrelated party and are located within the Channelview facility on property leased from Equistar Chemicals, LP.

(3)	Unrelated equity investors hold a minority interest in the PO/SM II plant at the Channelview facility.

(4)	The La Porte facilities are on contiguous property.

(5)	The La Porte I&D facility is owned by La Porte Methanol Company, a partnership owned 15% by an unrelated party.

(6)	The Tampico PP facility is owned by Indelpro, a joint venture owned 51% by an unrelated party. The Tampico PP compounding plant is wholly owned by us.

(7)	The Maasvlakte plant is owned by the European PO Joint Venture and is located on land leased by the European PO Joint Venture.

(8)	The Münchsmünster facility was recently rebuilt following a fire in 2005.

(9)	The Plock facility is owned by our BOP joint venture and is located on land owned by PKN/Orlen.

(10)	The Tarragona PP facility is located on leased land; the compounds facility is located on co-owned land.

(11)	We ceased production at the Terni, Italy site in July 2010.

(12)	There are two steam crackers at the Wesseling, Germany site.

(13)	The PO/SM plant and the PG plant are owned by our Nihon Oxirane joint venture.

(14)	The Guangzhou facility commenced production in 2008.

(15)	The Kawasaki and Oita plants are owned by our SunAllomer joint venture.

(16)	The Map Ta Phut plant is owned by our HMC joint venture.

(17)	The Ningbo facility is owned by our ZRCC joint venture.

(18)	The Port Klang and Victoria plants are owned by our PolyPacific Pty. joint venture.

(19)	The Rayong plant is owned by Basell Asia Pacific Thailand, which is owned 95% by us and 5% by our HMC joint venture.

(20)	The Yeochan plant is owned by our PolyMirae joint venture.

(21)	The Jubail PP and PDH manufacturing plant is owned by our SPC joint venture.

(22)	The Jubail Spherizone PP and PDH manufacturing plant is owned by our Al-Waha joint venture.

(23)	The Jubail integrated PE manufacturing complex is owned by our SEPC joint venture.

Other Locations and Properties

Our corporate seat is located in Rotterdam, The Netherlands. We have administrative offices in Rotterdam, The Netherlands and Houston, Texas. We maintain research facilities in Newtown Square, Pennsylvania; Lansing, Michigan; Cincinnati, Ohio; Ferrara, Italy and Frankfurt, Germany. Our Asia Pacific headquarters are located in Hong Kong. We also have technical support centers in Bayreuth, Germany; Geelong, Australia; Lansing, Michigan and Tarragona, Spain. We have various sales facilities worldwide.

Depending on location and market needs, our production facilities can receive primary raw materials by pipeline, rail car, truck, barge or ocean going vessel and can deliver finished products by pipeline, rail car, truck, barge, isotank, ocean going vessel or in drums. We charter ocean going vessels, own and charter barges, and lease isotanks and own and lease rail cars for the dedicated movement of products between plants, products to customers or terminals, or raw materials to plants, as necessary. We also have barge docking facilities and related terminal equipment for loading and unloading raw materials and products.

We use extensive pipeline systems in the United States and in Europe, some of which we own and some of which we lease, that connect to our manufacturing and storage facilities. We lease liquid and bulk storage and warehouse facilities at terminals in the Americas, Europe and the Asia Pacific region. We own storage capacity for NGLs, ethylene, propylene and other hydrocarbons within a salt dome in Mont Belvieu, Texas, and operate additional ethylene and propylene storage facilities with related brine facilities on leased property in Markham, Texas.

LEGAL PROCEEDINGS

Bankruptcy Proceedings

On January 6, 2009, certain of LyondellBasell AF S.C.A.’s indirect U.S. subsidiaries, including Lyondell Chemical, and its German indirect subsidiary, Basell Germany Holdings GmbH, voluntarily filed for protection under Chapter 11 in the Bankruptcy Court. In April and May of 2009, LyondellBasell AF and certain other subsidiaries filed voluntary petitions for relief under Chapter 11 in the Bankruptcy Court. The Bankruptcy Cases were filed in response to a sudden loss of liquidity in the last quarter of 2008. The debtors operated their businesses and managed their properties as debtors in possession during the Bankruptcy Cases. In general, this means that the Debtors operated in the ordinary course without Bankruptcy Court intervention. Bankruptcy Court approval was required, however, where the debtors sought authorization to engage in certain transactions not in the ordinary course of business.

We emerged from bankruptcy on April 30, 2010. As of that date, all assets of the debtor entities vested in the reorganized debtor entities free and clear of all claims, liens, encumbrances, charges, and other interests, except as provided in the Plan of Reorganization or the confirmation order entered on April 23, 2010 (the “Confirmation Order”). Except as otherwise expressly provided in the Plan of Reorganization or in the Confirmation Order, on April 30, 2010, each holder of a claim or equity interest is deemed to have forever waived, released, and discharged the debtor entities and the reorganized debtor entities, to the fullest extent permitted by law, of and from any and all claims, equity interests, rights, and liabilities that arose prior to the confirmation date.

Environmental Matters

From time to time we and our joint ventures receive notices or inquiries from federal, state or local governmental entities regarding alleged violations of environmental laws and regulations pertaining to, among other things, the disposal, emission and storage of chemical and petroleum substances, including hazardous wastes. Item 103 of the SEC’s Regulation S-K requires disclosure of certain environmental matters when a governmental authority is a party to the proceedings and the proceedings involve potential monetary sanctions that we reasonably believe could exceed $100,000. There are no such matters pending as of June 30, 2011.

As part of the government settlement in the chapter 11 proceedings, the U.S., on behalf of EPA, was allowed a general unsecured claim of $499,000 against Millennium Specialty Chemicals Inc. and $480,000 against Houston Refining LP. In the case of the Houston refinery, the allegations arise from a 2007 EPA Clean Air Act inspection. In the case of Millennium Specialty Chemicals Inc., EPA conducted an inspection in 2008 at the Colonels Island, Georgia facility and questions were raised concerning handling of contaminated wastewater. The allowed claims settled the penalty amounts for alleged noncompliance based upon pre-petition activities; we are not aware of any active proceedings pending with respect to any post petition monetary sanctions.

Litigation and Other Matters

Information regarding our litigation and other legal proceedings can be found on page F-26 under the “Litigation and Other Matters” section of Note 14, Commitments and Contingencies, to the Condensed Consolidated Financial Statements.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

SUPERVISORY BOARD OF DIRECTORS

Our Supervisory Board is divided into three classes, each consisting of approximately one third of the total number of the Supervisory Board. Set forth below are descriptions of the backgrounds of our Supervisory Board directors.

Class I Directors

Qualifications

Milton Carroll, American, 61 Class I Supervisory Director since July 2010

Member of LyondellBasell Supervisory Board since July 2010.

Chairman of CenterPoint Energy, a public utility holding company, since 2002.

Chairman of Instrument Products, a private oil-tool manufacturing company, since 1977.

Director of Halliburton, an oilfield services company, since 2006.

Chairman of Health Care Service Corporation, a health benefits company, since 1998.

Director of Western Gas Holdings, the general partner of Western Gas Partners, an owner, operator and developer of midstream energy assets, since 2008.

Previously served as:

Director of Devon Energy, an oil and gas exploration and production company.

Director of EGL, Inc., a global logistics and supply chain management company.	Mr. Carroll has extensive knowledge of the oil and natural gas industries, corporate management, international operations, public company governance and board practices, among other skills, which strengthen the Supervisory Board’s collective qualifications, skills and experience.

Qualifications

Rudy van der Meer, Dutch, 66 Class I Supervisory Director since July 2010

Member of LyondellBasell Supervisory Board since July 2010.

Chairman of Supervisory Board of Imtech N.V., an electrical engineering technical service provider, since 2005.

Chairman of Supervisory Board of Energie Beheer Nederland B.V., a Dutch state owned natural gas exploration, production transportation and sale company, since 2006.

Supervisory Director of James Hardie Industries, an industrial fibre cement products and systems manufacturer, since 2007.

Chairman of Supervisory Board of Gazelle Holding B.V., a bicycle manufacturing company, since 2005.

Previously served as:

Supervisory Director of ING Bank Nederland N.V. and ING Verzekeringen (Insurance) Nederland, retail banking and insurance subsdiriaries, respectively, of ING Groep N.V.

Supervisory Director of Hagemeyer N.V., a distribution services focusing on electrical materials, safety and other maintenance, repair and operations products.

Chairman of Supervisory Board of Norit International B.V., a global water purification technology and applications company	Mr. van der Meer has extensive knowledge of global businesses, Dutch companies, and the chemicals industry, among other skills, which strengthen the Supervisory Board’s collective qualifications, skills and experience.

Qualifications

Jagjeet S. Bindra, American, 63 Class I Supervisory Director since May 2011
Director of Edison International, a generator and distributor of electric power, and its subsidiary, Southern California Edison Co., an electric utility company, since 2010.

Director of Larsen & Toubro, a technology, engineering, construction and manufacturing company, since 2009.

Deputy Chairman of Transfield Services, a global provider of operations, maintenance and asset and project management services, since 2010.

President, Chevron Global Manufacturing, Chevron Corp.’s worldwide manufacturing division, from 2004 to 2009.

Previously served as:

Director of Advisory Board of Hart Energy Consulting, an energy industry publisher.

Director of GS Caltex, a South Korean oil refiner.

Sriya Innovations, an alternative energy firm.

Reliance Petroleum Limited, a petroleum refiner and marketer.

Caltex Australia Limited, an integrated oil refining and marketing company	We believe that Mr. Bindra’s extensive knowledge and global experience in asset intensive industries, as well as his expertise in energy value chain and asset management, among other skills, will strengthen the Supervisory Board’s collective qualifications, skills and experience.

Class II Directors

Qualifications

Robin Buchanan, British, 59 Class II Supervisory Director since May 2011
Director of Schroders plc, a global asset management company, since 2010.

Director of the Centre for Corporate Governance at the London Business School since 2009.

Senior Advisor to Bain & Company, a global management consulting firm since 2007.

Advisor to Coller Capital Ltd., a private equity firm.

Dean and then President of the London Business School, from 2007 to 2009.

Managing Partner and then the Senior Partner, Bain & Company Inc. UK and South Africa between 1990 and 2007.

Previously served as:

Director of Liberty International plc, a retail property company. Director of Shire plc, a global specialty bio-pharmaceutical company.	We believe that Mr. Buchanan’s extensive knowledge and experience relating to business management finance and international board service, as well as his extensive experience in advising and consulting for companies in an array of industries, including in the industrial sector, among other skills, will strengthen the Supervisory Board’s collective qualifications, skills and experience.

Qualifications

Stephen F. Cooper, American, 64 Class II Supervisory Director since July 2010
Advisor at Zolfo Cooper, a leading financial advisory and interim management firm, of which he is co-founder and former chairman, since 1982.

Managing Partner of Cooper Investment Partners, a private equity firm specializing in underperforming companies.

Previously served as:

Vice Chairman and Chairman of the Restructuring Committee of LyondellBasell Industries AF S.C.A., the Company’s predecessor.

Vice Chairman and member of the office of Chief Executive Officer of Metro-Goldwyn-Mayer, a privately held motion picture and theatrical production and distribution company.

Chief Executive Officer of Hawaiian Telcom, a provider of phone, internet and wireless communication services to Hawaii.

Executive Chairman of Blue Bird Corporation, a manufacturer of school and transit buses and motor coaches.

Chairman of the Board of Collins & Aikman, which designed, engineered and manufactures automotive components, systems and modules.

Chief Executive Officer of Krispy Kreme Doughnuts, a branded retailer and wholesaler of doughnuts and packaged sweets.

Chief Executive Officer and Chief Restructuring Officer of Enron Corporation.	Mr. Cooper has more than thirty years of experience as a financial advisor and interim executive and advisor to companies facing operational and performance issues. We believe his substantial and expansive experience in various industries provides him with significant experience in all aspects of supervising management of large, complex companies.

Qualifications

Robert G. Gwin, American, 48 Class II Supervisory Director since May 2011
Senior Vice President, Finance and Chief Financial Officer of Anadarko Petroleum, an oil and gas exploration and production company, since 2009.

Director of Western Gas Holdings, the general partner of Western Gas Partners, an owner, operator and developer of midstream energy assets, since 2007 and Chairman since 2009.

Previously served as:

Senior Vice President, Finance of Anadarko Petroleum from 2008 to 2009.

Vice President, Finance and Treasurer of Anadarko Petroleum from 2006 to 2008.

President of Western Gas Holdings, the general partner of Western Gas Partners, an owner, operator and developer of midstream energy assets, from 2007 to 2009.

Chief Executive Officer of Western Gas Holdings from 2007 to 2010.	We believe that Mr. Gwin’s skills and knowledge relating to the oil and gas industry, finance, public company board experience and executive management expertise, among other skills, will strengthen the Supervisory Board’s collective qualifications, skills and experience.

Qualifications

Marvin O. Schlanger, American, 63 Chairman of the Board since June 2010 Class II Supervisory Director since April 2010
Principal of Cherry Hill Chemical Investments, LLC, a firm that provides management services and capital to the chemical industry, since 1998.

Chairman of CEVA Group Plc, a global supply chain management company, since 2009.

Director of Momentive Performance Materials Holdings, a specialty chemicals and materials company, since 2010.

Director of UGI Corporation, a distributer and marketer of energy products and services, and its subsidiaries, UGI Utilities Inc. and Amerigas Propane, Inc., since 1998.

Consultant to Apollo Management LLP. Previously served as:

Vice Chairman of Hexion Specialty Chemicals, a specialty chemicals and materials company (acquired by Momentive Performance in 2010).

Chairman and Chief Executive Officer of Resolution Performance Products, a manufacturer of specialty and intermediate chemicals and Resolution Specialty Materials LLC, which, together with Borden Chemical, formed Hexion Specialty Chemicals in 2005.

Chairman of Covalence Specialty Materials Corp., which was merged into Berry Plastics in 2007.

Director of Wellman, Inc., a manufacturer and marketer of PET packaging resins.	Mr. Schlanger has significant senior management experience as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Arco Chemical Company, a large public chemical company, as well as experience serving as chairman, director and committee member of the boards of directors of large public and private international companies, including his experience representing a major private equity firm’s shareholder interest.

Class III Directors

Qualifications

Jacques Aigrain, French-Swiss, 56 Class III Supervisory Director since May 2011
Chairman of LCH Clearnet Group, Limited, an independent clearinghouse group, since 2010.

Chief Executive Officer of SwissRe, a global reinsurance company, from 2006 to 2009.

Director of Swiss International Air Lines, Switzerland’s national airline, since 2001.

Director of Lufthansa German Airlines, the leading German airline, since 2007.

Director of Resolution Ltd., a financial services company that acquires businesses in the insurance industry, since 2010.

Previously served as:

Member of Board of Trustees of ETH Foundation.

Member of Industry Advisory Council of the Mayor of Shanghai. Member of Advisory Council of the Monetary Authority of Singapore. Chairman of Swiss American Chamber of Commerce.

Chairman of the Geneva Association.	We believe that Mr. Aigrain’s extensive operational and management expertise, as well as his experience with international companies and board service, among other skills, will strengthen the Supervisory Board’s collective qualifications, skills and experience.

Joshua J. Harris, American, 46 Class III Supervisory Director since April 2010
Senior Managing Director of Apollo Global Management, LLC, a global alternative asset manager and Managing Partner of Apollo Management, L.P. which he co-founded in 1990.

Director of the general partner of AP Alternative Assets, Apollo Global Management, LLC, Berry Plastics Group Inc., manufacturer of injection-molded plastic packaging, thermoformed products, flexible films and tapes and coatings, CEVA Group plc, a global logistics and transportation company and Momentive Performance Materials Holdings LLC, a producer of silicones and silicone derivatives.	Mr. Harris has significant experience in financing, analyzing, investing in and managing investments in public and private companies. Mr. Harris has substantial expertise in strategic and financial matters that inform his contributions to our Supervisory Board and enhance his oversight and direction of us. Mr. Harris’ service as a director of other companies in a variety of industries gives him a range of experience as a director on which he can draw in serving as our director and augments his knowledge of effective corporate governance.

Previously served as:

Director of Hexion Specialty Chemicals, Inc., a specialty chemicals and materials company (acquired by Momentive Performance in 2010).

Director of Verso Paper, a producer of coated paper and specialty paper products.

Qualifications

Director of Metals USA Holdings Corp., a provider of processed carbon steel, stainless steel, aluminum, red metals and manufactured metal components.

Director of Nalco Company, a sustainability services company focused on industrial water, energy and air applications.

Director of Pacer International, a freight transportation and third-party logistics services provider.

Director of General Nutrition Centers, a specialty retailer of health and wellness products worldwide.

Director of Furniture Brands International, Inc., a designer, manufacturer, and retailer of home furnishings.

Director of Compass Minerals Group, Inc., a producer and marketer of inorganic mineral products.

Director of Alliance Imaging, Inc., a provider of outpatient diagnostic imaging services.

Director of NRT LLC, a provider residential real estate brokerage services.

Director of Covalence Specialty Materials Corp., a manufacturer of plastic film products and producer of specialty adhesives and flexible packaging products.

Director of United Agri Products Inc., a distributer agricultural inputs and noncrop products.

Director of Quality Distribution, Inc., transporter of bulk chemicals in North America.

Director of Whitmire Distribution Corporation, a pharmaceutical distributor.

Director of Noranda Aluminum Holding Corporation, a producer of primary aluminum products and rolled aluminum coils

Qualifications

Scott M. Kleinman, American, 38 Class III Supervisory Director since April 2010
Partner of Apollo Management, LP, a global alternative asset manager, where he has worked since 1996.

Chairman of Verso Paper, a producer of coated paper and specialty paper products, since 2006.

Director of Noranda Aluminum Holding, a producer of aluminum products, since 2007.

Director of Realogy Corporation, a provider of residential real estate and relocation services, since 2007.

Director of Momentive Performance Materials, a producer of silicones and silicone derivatives, since 2006.

Previously served as:

Director of Hexion Specialty Chemicals, a specialty chemicals and materials company (acquired by Momentive Performance in 2010).	Mr. Kleinman has significant experience in financing, analyzing, investing in and managing investments in public and private companies. Mr. Kleinman gained substantial expertise in strategic and financial matters that inform his contributions to our Supervisory Board and enhance his oversight and direction of us through his involvement in Apollo’s diligence team that managed Apollo’s investments in us during our reorganization proceedings, which provided him with a unique knowledge of our organization. Mr. Kleinman’s service as a director of other companies in a variety of industries gives him a range of experience as a director on which he can draw in serving as our director and augments his knowledge of effective corporate governance.

Bruce A. Smith, American, 67 Class III Supervisory Director since July 2010
Chairman of Tesoro Corporation, manufacturer and marketer of petroleum products, from 1996 to 2010. President and Chief Executive Officer of Tesoro from 1995 to 2010.

Director of GEVO, Inc., a renewable chemicals and advanced biofuels company, since 2010.

Previously served as:

Director of Noble Energy, an independent energy company.	Mr. Smith has extensive senior leadership experience in the refining and marketing industry, substantial management background in publicly traded companies and previous experience serving as a director and chairman of the audit and compensation committees of publicly traded companies.

Board Leadership Structure

The Company maintains a two-tier governance structure, consisting of a Management Board, responsible for the management of the Company, and a Supervisory Board, responsible for the general oversight of the Management Board. The Management Board may consist only of executive directors and the Supervisory Board of non-executive directors. Marvin O. Schlanger is the non-executive Chairman of our Supervisory Board. James L. Gallogly, our Chief Executive Officer, is the sole member of our Management Board and is not a member of the Supervisory Board. Our Articles of Association provide that to the extent there is only one member of the Management Board, such member must be our CEO. Our two-tier board structure has the effect of separating the roles of chief executive officer and chairman of the board.

Maintaining the two-tier board structure allows our CEO to focus on managing our day-to-day business, including achieving our aims, strategy and risk profile, and results of operations. It also allows the non-executive chairman of the Supervisory Board to lead the Board in its fundamental role of supervising the policies of the Management Board and the general affairs of the Company as well as providing advice to the Management Board. The Supervisory Board recognizes the time, effort, and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required of our non-executive chairman. The Supervisory Board believes this separation of responsibilities is appropriate for LyondellBasell not only because of the size and composition of the Board, the scope and complexity of the Company’s operations, and the responsibilities of the Board and management, but also as a demonstration of our commitment to good corporate governance.

Role in Risk Oversight

While the Company’s management is responsible for the day-to-day management of risks to the Company, the Supervisory Board has broad oversight responsibility for the Company’s risk management programs. In this oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning as directed, and that necessary steps are taken to foster a culture of risk-adjusted decision-making throughout the organization. The primary means by which our Supervisory Board oversees our risk management structures and policies is through its regular communications with management. The Company believes that its leadership structure is conducive to comprehensive risk management practices, and that the Supervisory Board’s involvement is appropriate to ensure effective oversight.

The Supervisory Board and its committees meet in person approximately six times a year, including one meeting that is dedicated specifically to strategic planning. At each of these meetings, our Chief Executive Officer; Chief Financial Officer; and Chief Legal Officer are asked to report to the Supervisory Board and, when appropriate, specific committees. Additionally, other members of management and employees periodically are requested to attend meetings and present information. One of the purposes of these presentations is to provide direct communication between members of the Supervisory Board and members of management; the presentations provide members of the Supervisory Board with the information necessary to understand the risk profile of the Company, including information regarding the specific risk environment, exposures affecting the Company’s operations and the Company’s plans to address such risks. In addition to information regarding general updates to the Company’s operational and financial condition, management reports to the Supervisory Board on a number of specific issues meant to inform the Board about the Company’s outlook and forecasts, and any impediments to meeting those or its pre-defined strategies generally. These direct communications between management and the Supervisory Board allow the Board to assess management’s evaluation and management of the day-to-day risks of the Company.

In carrying out its oversight responsibility, the Supervisory Board has delegated to individual Board committees certain elements of its oversight function. The Audit Committee assists the Board in its involvement in the Company’s risk management process by providing oversight for the integrity of the Company’s financial statements; the Company’s independent accountants’ qualifications and independence; the performance of the Company’s internal audit function, independent accountant and the Company’s compliance program; and the Company’s system of disclosure and internal controls. The Compensation Committee undertakes risk oversight of the Company’s compensation programs through its responsibility to the Board to monitor the Company’s compensation structure from the point of view of not encouraging risks inconsistent with the interests of our shareholders. The Nominating & Governance Committee also participates in identifying and participating in the management of risk factors facing the Company. The Nominating & Governance Committee’s participation involves the review of policies and practices in the areas of corporate governance; consideration of the overall relationship of the Supervisory Board and the Company’s management; and the development, review and recommendation of governance guidelines applicable to the Company. The Health, Safety and Environmental (“HSE”) Committee reviews and monitors compliance with health, safety and environmental matters affecting the Company.

The Company has also initiated an enterprise risk management process, which is coordinated by the Company’s Director of Risk Management. This process initially involved the identification of the Company’s programs and processes related to risk management, and the individuals responsible for them. Included was a self-assessment survey completed by senior personnel requesting information regarding perceived risks to the

Company, with follow-up interviews with members of senior management to review the responses. The information gathered is tailored to coordinate with the Company’s strategic planning process such that the risks can be categorized in a manner that identify the specific Company strategies that may be jeopardized and plans can be developed to address the risks to those strategies.

The results of these efforts are reported to the Audit Committee of the Supervisory Board, which is responsible for the overseeing the design of the risk assessment process. Since the initiation of the enterprise risk management process, regular updates are given to the Supervisory Board on material Company risks. In addition, the Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on all financial and compliance risks in accordance with New York Stock Exchange requirements.

Independence of Supervisory Board Members

The Supervisory Board has determined that each of the following six directors is independent in accordance with the New York Stock Exchange listing standards and the Dutch Corporate Governance Code:

Jacques Aigrain
Jagjeet S. (“Jeet”) Bindra
Milton Carroll
Robert G. Gwin
Bruce A. Smith
Rudy van der Meer

Messrs. Buchanan, Cooper, Harris, Kleinman and Schlanger are not considered independent, as described below.

To assist in determining independence, the Supervisory Board adopted categorical standards of director independence, which meet or exceed the requirements of both the New York Stock Exchange and the Dutch Corporate Governance Code. These standards specify certain relationships that must be avoided in order for directors to be deemed independent.

The categorical standards our Supervisory Board uses in determining independence are included in our Corporate Governance Guidelines, which can be found on our website, at www.lyondellbasell.com. The Supervisory Board has determined that each of the six directors and director nominees listed above meets these categorical standards and that there are no other relationships that would affect the independence of these individuals.

The Company is party to nomination agreements with each of Access Industries and Apollo Management, pursuant to which each entity has the right to select individuals for nomination to our Supervisory Board based on certain share ownership levels. Messrs. Buchanan, Cooper, Harris, Kleinman and Schlanger were selected for nomination to our Supervisory Board based on these agreements. Each of Access and Apollo played significant roles in the bankruptcy proceedings of our predecessor, LyondellBasell AF. Access was the beneficial owner of the predecessor company until the emergence from bankruptcy proceedings. Apollo held significant amounts of the predecessor’s debt and, as a result, exerted significant influence in the bankruptcy proceedings. Additionally, each of Access and Apollo were parties to an equity commitment agreement pursuant to which they provided a backstop for a significant portion of the Company’s emergence financing. In connection therewith, they each demanded and received the above mentioned nomination rights as well as registration rights with respect to certain of the securities they received in the bankruptcy proceedings.

The information below describes the results of the analyses conducted to determine the independence of the nominees and directors named in the table:

Access Designated Directors

Robin Buchanan	Mr. Buchanan serves as a consultant to Access. As a result, and given his designation to the Supervisory Board by Access, the Supervisory Board has determined that he is not independent.
Stephen F. Cooper	Mr. Cooper was recruited by our predecessor company to serve as Vice Chairman of its Supervisory Board and as Chairman of its Restructuring Committee given Mr. Cooper’s vast experience in reorganization proceedings. The Remuneration Committee of the Company’s predecessor determined to pay Mr. Cooper a fee of $9.75 million in April 2010 in addition to his regular board fees, which was approved by the bankruptcy court, for his contribution in assisting the predecessor in its bankruptcy proceedings. As a result of this payment, and in addition to his designation to the Supervisory Board by Access, given the relationships between Access and the Company described above, the Supervisory Board has determined that he is not independent.

Apollo Designated Directors

Joshua J. Harris	Mr. Harris is a founding Managing Partner of Apollo Management LLC. Given the relationships between Apollo and the Company described above, and his designation to the Supervisory Board by Apollo, the Supervisory Board has determined that he is not independent.
Scott M. Kleinman	Mr. Kleinman is a Senior Partner at Apollo. Given the relationships between Apollo and the Company described above, and his designation to the Supervisory Board by Apollo, the Supervisory Board has determined he is not independent.
Marvin O. Schlanger	Mr. Schlanger is affiliated with Apollo, and receives compensation from Apollo for certain services. Given the relationships between Apollo and the Company described above, and his designation to the Supervisory Board by Apollo, the Supervisory Board has determined that he is not independent.

Board Committees

The Supervisory Board has four standing committees to assist the Supervisory Board in the execution of its responsibilities. The committees are the Audit Committee, the Nominating & Governance Committee, the Compensation Committee and the HSE Committee. The charters of each committee states that it will be composed of a minimum of three members of the Supervisory Board.

Audit Committee

The current members of the Audit Committee are Mr. Smith (Chairman) and Messrs. Aigrain, Gwin and Kleinman.

Each of Messrs. Smith, Aigrain and Gwin satisfies the additional New York Stock Exchange independence standards for audit committees. Mr. Kleinman is not independent. However, the transitional rules of the SEC and New York Stock Exchange allow for a minority of the members of our Audit Committee to not meet independence standards until one year after listing, at which time all members must be independent. The Company believes that Mr. Kleinman’s service on the Audit Committee is appropriate, given his knowledge and experience and does not believe that his lack of independence adversely affects the ability of the Committee to act independently or satisfy any of its responsibilities. However, on or before October 14, 2011, the anniversary of our listing on the New York Stock Exchange, Mr. Kleinman will cease to serve as a member of our Audit Committee.

SEC rules require that we have at least one financial expert on our Audit Committee. Our Supervisory Board has determined that Mr. Smith is an Audit Committee expert for purposes of the SEC’s rules based on a thorough review of his education and financial and public company experience.

Mr. Smith previously served as the Chief Financial Officer of Tesoro Corporation, a Fortune 100 manufacturer and marketer of petroleum products. He also served as the Chairman, President and Chief Executive Officer of Tesoro. Before joining Tesoro, Mr. Smith served in various financial positions, including Treasurer of Valero Energy Corporation, manager of a division of Continental Illinois National bank and Trust and a financial analyst at Ford Motor Company. Mr. Smith also holds a master’s degree in business administration with a concentration in finance from the University of Kansas.

The Supervisory Board has also determined that each member of the Audit Committee possesses the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members.

Mr. Smith serves on one public company audit committee in addition to ours and Mr. Kleinman serves on two public company audit committees in addition to ours.

Compensation Committee

The current members of the Compensation Committee are Messrs. Carroll (Chairman), Aigrain, Bindra, van der Meer and Kleinman. Each of Messrs. Carroll, Aigrain, Bindra and van der Meer is independent in accordance with the rules and regulations of the NYSE. Mr. Kleinman is not independent. However, the transitional rules of the NYSE also apply to our Compensation Committee. On or before October 14, 2011, Mr. Kleinman will cease to serve as a member of our Compensation Committee.

Nominating & Governance Committee

The current members of the Nominating & Governance Committee are Messrs. Smith (Chairman), Carroll, Gwin and Kleinman. Each of Messrs. Smith, Carroll and Gwin is independent in accordance with NYSE rules and regulations. The NYSE’s transitional rules apply to the Nominating & Governance Committee. On or before October 14, 2011, Mr. Kleinman will cease to serve as a member of our Nominating & Governance Committee.

HSE Committee

The current members of the HSE Committee are Messrs. van der Meer (Chairman), Bindra and Schlanger.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal year 2010, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 407(e)(4) of Regulation S-K.

During fiscal year 2010, none of our executive officers served as (i) a member of the compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE OFFICERS

Name and Age*	Significant Experience in Last Five Years

James L. Gallogly, 59

• Chairman of the Management Board since April 30, 2010 and Chief Executive Officer since May 2009.
• Executive Vice President of Exploration and Production for ConocoPhillips from 2008 to 2009.
• Executive Vice President of Refining, Marketing and Transportation for ConocoPhillips from 2006 to 2008.
• President and Chief Executive Officer of Chevron Phillips Chemical Company LLC from 2000 to 2006.

Craig B. Glidden, 53

• Executive Vice President and Chief Legal Officer since August 2009.
• Senior Vice President, Legal and Public Affairs, General Counsel and Corporate Secretary of Chevron Phillips Chemical Company from 2004 to 2009.

C. Kent Potter, 65

• Executive Vice President and Chief Financial Officer since August 2009.
• Director of LyondellBasell AF S.C.A., the Company’s predecessor, from 2007 to 2009.
• Director of Basell AF S.C.A. from 2005 to 2007.
• Chief Financial Officer of TNK-BP from 2003 to 2005.

Kevin W. Brown, 53

• Senior Vice President, Refining & Oxyfuels since October 2009. • Director of Sinclair Oil from 2006 to 2009. • Executive Vice President , Operations of Sinclair Oil from 2004 to 2009.
Massimo Covezzi, 53

• Senior Vice President, Research and Development since 2008. • Head of Research and Development from 2005 to 2008.
Bhavesh V. (“Bob”) Patel, 44

• Senior Vice President, Olefins and Polyolefins — EAI since November 2010, with additional responsibility for the Company’s Technology business since that time.
• Senior Vice President, Olefins and Polyolefins — Americas from March 2010 — November 2010.
• General Manager, Olefins and NGLs of Chevron Phillips Chemical Company from 2009 to 2010.
• General Manager, Asia Pacific Region — Singapore of Chevron Phillips Chemical Company from 2008 to 2009.
• Business Manager, Olefins of Chevron Phillips Chemical Company from 2005 to 2008.

Patrick D. Quarles, 44

• Senior Vice President, Intermediates & Derivatives since January 2010. • Divisional Vice President of Performance Chemicals from 2004 to 2009.
Timothy D. Roberts, 50

• Senior Vice President, Olefins and Polyolefins — Americas since June 2011.
• Vice President of Corporate Planning and Development at Chevron Phillips Chemical Company from February 2011 to June 2011.
• Chief Executive Officer and President of Americas Styrenics LLC from 2008 to 2011.
• General Manager — Styrenics of Chevron Phillips Chemical Company from 2006 to 2008.

Name and Age*	Significant Experience in Last Five Years

Paramijit Singh, 50

• Senior Vice President, Manufacturing — EAI since January 2009. • Senior Vice President, Technology Services from 2005 to 2008.
Karen M. Swindler, 45

• Senior Vice President, Manufacturing — Americas since November 2009.
• Director of Performance Improvement from July 2009 to November 2009.
• Divisional Vice President of North America Polymers Manufacturing from 2008 to 2009.
• Between 2003 and 2007, Ms. Swindler served as Vice President of Health, Safety and Environmental and Divisional Vice President of Manufacturing Northern Region.

Sergey Vasnetsov, 48

• Senior Vice President, Strategic Planning & Transactions since August 2010. • Managing Director of Equity Research at Barclay’s Capital from 1999 to 2010.
Paul Davies, 49

• Vice President and Chief Human Resource Officer since June 2010.
• Independent human resources consultant from 2008 to 2010.
• Vice President, Human Resources at Wyeth Pharmaceuticals from 1996 to 2008.

Wendy M. Johnson, 52

• Vice President and Chief Accounting Officer since July 2010. • Vice President and Assistant Controller from 2008 to 2010. • Director, Global Manufacturing and Accounting from 2004 to 2008.
Samuel L. Smolik, 58

• Vice President, Health, Safety and Environmental since November 2009. • Vice President, Downstream Health, Safety and Environmental of Royal Dutch Shell from 2004 to 2009.
Francesco Svelto, 51

• Vice President and Treasurer since January 2010.
• Interim Vice President from 2009 to 2010.
• Divisional Vice President — Business Finance, Polymers for 2008.
• Treasurer of Basell AF S.C.A. from 2003 to 2007.

*	As of September 1, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The following Compensation Discussion and Analysis, or CD&A, describes how we made compensation decisions for our executive officers that are named in the Summary Compensation Table on page 139 of this prospectus. These officers include James L. Gallogly, C. Kent Potter, Craig B. Glidden, Kevin W. Brown and Bhavesh V. (“Bob”) Patel. We refer to them collectively as the “named executive officers,” or “named executives,” throughout this prospectus.

Executive Summary

We began 2010 under the protection of chapter 11 of the U.S. bankruptcy laws. The Company is the successor to the entity that filed for bankruptcy protection in January 2009 after the combination of Lyondell Chemical Company and Basell in December 2007, and as a result of the subsequent economic recession and shutdown of the credit markets.

Our Compensation Committee was formed in August 2010. Prior to that time, the compensation of our executive officers was determined by the Remuneration Committee of LyondellBasell AF, our predecessor, and approved in many cases by the bankruptcy court in the bankruptcy proceedings under chapter 11. References to the Compensation Committee in this CD&A are to our current Compensation Committee, or the Remuneration Committee of our predecessor, as appropriate, unless specifically noted otherwise.

Significant items of note concerning the 2010 compensation for our named executive officers include:

•	Compensation consisting of base salaries; short-term incentive awards based on Company and individual performance; medium-term incentive awards earned over a three year performance period ending December 31, 2012 based on Company performance; and long-term incentive awards in the form of stock options and restricted stock units (and restricted shares, in the case of Mr. Gallogly);

•	Long-term, equity based incentive awards granted April 2010, after approval by the bankruptcy court, due to our successful emergence from bankruptcy proceedings; and

•	Achievement of approximately 146% of consolidated Company performance metrics, which account for 50% of the named executives’ target bonus payment based on our superior performance during 2010, including

•	Substantial improvement over prior year period in safety and environmental performance, with employees’ full-year 2010 recordable incidence rate down 41% as compared to 2009;

•	Providing approximately $200 million of fixed cost reductions to replace certain one-time savings that had been achieved in 2009; and

•	EBITDA in 2010 of $4 billion, representing strong performance by the Company and an 80% increase over 2009.

Additionally, the Company achieved a total shareholder return from the date its shares were issued in April 2010 until year end 2010 of approximately 57%.

As discussed throughout this CD&A, each of our named executive officers was hired during our bankruptcy proceedings. In certain cases, these hirings were very early in the bankruptcy proceedings. As a result, there were significant uncertainties involved in our named executive officers joining the Company, including but not limited to the timing and likelihood of our emergence from bankruptcy proceedings and the bankruptcy court’s actual approval of negotiated compensation terms. Additionally, we recruited each of our named executives based on their knowledge, skills and experience, as evidenced by the positions they held and which they left to work for us. Many of our compensation decisions were based on the difficulty in recruiting these individuals away from successful, secure companies where our named executive officers had successful careers and opportunities for advancement.

Compensation Philosophy

We believe that we should pay for performance and align our executives’ interests with those of our shareholders. To this end, our compensation program for our named executives has been designed to achieve the following objectives:

•	support a high performing culture that attracts and retains highly qualified executive talent;

•	tie annual incentives to the achievement of Company and individual performance objectives; and

•	align executives’ incentives with the creation of shareholder value through both medium and long term incentive plans.

Administration of Compensation Programs

Our current Compensation Committee met twice in 2010, and will meet several times each year in future years to perform its responsibilities as delegated by the Supervisory Board and set forth in the Compensation Committee’s charter. These responsibilities include evaluating and approving the Company’s compensation philosophy, policies, plans and programs for our named executive officers.

In the performance of its duties, the Compensation Committee reviews the total compensation, including the base salary, target bonus award opportunities, incentive award opportunities and other benefits, including potential severance payments for each of our named executive officers. In the first quarter of 2011, the Compensation Committee met to determine salary increases, if any, for the named executive officers; verified the results of the Company’s performance for annual incentive calculations; reviewed the individual annual incentive targets for 2011 for each of the named executive officers; and made decisions on granting other incentive awards.

The Compensation Committee has several resources it utilizes in its analysis of the appropriate compensation for the named executive officers. Late in 2010, the Compensation Committee hired an independent consultant to provide advice relating to market and general compensation trends. The Compensation Committee intends to use the services of its independent consultant for data gathering and analyses, and for use in its discussions of and decisions on the named executive officers’ compensation. The Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent consultant in 2010. The Company’s engagement with Cook & Co. includes meeting preparation and attendance, advice, best practice information, as well as competitive data. In addition to services related to executive compensation, the Nominating & Governance Committee of the Supervisory Board intends to use the consultant for information and advice related to director compensation. Cook & Co. has no other business relationships with the Company.

To ensure the independence of any compensation consultants utilized by the Compensation Committee for executive compensation matters, it is the Company’s policy that no compensation consultant engaged by the Compensation Committee to assist in determining or recommending the compensation of executive officers may be engaged by management of the Company to provide any other services unless first approved by the Compensation Committee.

Mr. Gallogly plays an important part in determining executive compensation, as he assesses the performance of the named executive officers reporting to him and reports these assessments with recommendations to the Compensation Committee.

To facilitate the Compensation Committee’s review of our executive compensation program, our human resources department provides the Compensation Committee with:

•	data from compensation survey databases and other historical data that it believes will be useful in reviewing the compensation of the named executive officers;

•	historical breakdowns of the total direct compensation component amounts approved by the Compensation Committee and previous Remuneration Committee for our officers;

•	recommendations for performance targets under our incentive plans;

•	recommendations of Mr. Gallogly, as Chief Executive Officer and the sole member of our Management Board, for the prospective total direct compensation component amounts and the methodology for calculating the amounts for the named executive officers that report to him; and

•	such additional information as the Compensation Committee may request.

Overview of Executive Compensation Program

Each of the named executive officers joined the Company during its bankruptcy proceedings and, with the exception of Mr. Potter (whose terms of retention were approved by the Bankruptcy Court), entered into employment agreements with the Company at that time. The employment agreements contain compensation packages designed to attract the named executives in light of the risks to them involved in joining us during our turnaround period. The Company underwent tremendous turnover of personnel, including executive officers, during 2007 and through 2009, and as a result, stability of the Company’s leadership team became a priority. As a result, in addition to the need to attract these individuals, retention was a significant factor in designing the total compensation provided for in their agreements.

Generally, our programs are designed to increase the proportion of “at-risk” pay as a percentage of total compensation as an executive’s responsibilities increase. This is based upon the belief that our senior executives have more opportunity to affect the performance of the Company and that executives’ performance will be enhanced by ensuring that a significant portion of their potential compensation is tied to the performance of the Company.

Salary Structure

For our named executives, base salary increases with responsibility, but at a lesser rate than increases in target incentive compensation percentages. This results in an increased percentage of “at-risk” compensation as the named executive’s responsibility is increased.

Benchmarking

In order to establish the initial compensation packages for our named executive officers and formulate our incentive plans described below, the Remuneration Committee of LyondellBasell AF considered data from the Towers Perrin 2008 Executive Compensation Database, which collects data from hundreds of companies for a given year across industries and revenue sizes (the “Towers Perrin Database”). Single regression analysis of the Towers Perrin Database established the market levels of compensation for each of the named executive officer’s position based on the revenue size of the individual’s responsibilities within the organization. The identity of the component companies that comprised the sub-set used in the single regression analyses was not made available to us. Our human resources department’s recommendations to the Remuneration Committee were designed to position each element of each named executive officer’s total direct compensation, including base salary and incentive awards, at approximately the 50th percentile in relation to similar compensation paid to the executive’s peers.

In setting compensation levels in the future, the Compensation Committee plans to use compensation surveys that include, but are not limited to, large chemical and energy companies. The purpose of benchmarking is to ensure that we are able to offer competitive packages in order to retain our executives. We believe that a cumulative target for the total of base salary and all incentive compensation at or near the 50th percentile for similar positions is appropriate, allowing for adjustment upon consideration of experience, individual performance and other factors.

The table below shows the benchmark median base salaries and incentive targets (including short, medium and long-term incentives) used in determining the named executives’ initial compensation packages.

		Benchmark
	Benchmark	Median Incentive
Officer	Median Base Pay	Targets

Mr. Gallogly	$1,344,337	770%
Mr. Potter	$710,894	335%
Mr. Glidden	$567,716	300%
Mr. Brown	$480,500	205%
Mr. Patel	$488,300	275%

Additionally, there is a group of companies whose performance we review to assist in making subjective considerations related to the achievement of our goals under our incentive programs. These companies’ results are reviewed to benchmark our performance against the industry in which we operate. These companies include:

Chemical Companies (Weighted 80%)	Energy & Refining Companies (Weighted 20%)

BASF
Dow Chemical
Huntsman Corp.
Celanese Corp.
Eastman Chemical Corp.
Westlake Corp.
ExxonMobil Chemical U.S. Segment
Shell Chemical Segment
ExxonMobil Chemical non-U.S. Segment
Ineos
Chevron Phillips Chemical Company
Borealis
Nova	Valero Energy Corp.
Sunoco
Tesoro Corp.
Western Refining Inc.
Holly Corp.
ALON USA Energy Inc.
Frontier Oil Corp.
Delek US Holdings Inc.
ConocoPhillips Refining Segment
ExxonMobil Refining Segment
Shell Refining Segment
Chevron Refining Segment

Internal Pay Equity

We believe our salary structure provides a framework for equitable compensation between executives. As a general matter, jobs having greater duties and responsibilities will have higher incentive compensation targets. However, each executive’s compensation package as a whole is analyzed to ensure appropriate compensation given the market for analogous positions within the marketplace and the mix of components of compensation is taken into account. Taken as a whole, our compensation program for executives is designed so that individuals’ incentive target levels rise as their salary level increases, with the portion of performance-based compensation rising as a percentage of total targeted compensation. The result is that each executive’s actual total compensation as a multiple of the total compensation of his subordinates will increase in periods of above-target performance and decrease in times of below-target performance.

Developing Performance Measures

We use Company financial and other performance criteria, including safety metrics, as well as individual performance criteria in determining payouts under incentive compensation awards. We attempt to develop performance measures that assess the performance of the Company relative to other companies in addition to absolute performance measures. This is based on our belief that absolute performance can be affected positively or negatively by industry-wide factors over which our executives have no control, such as the cyclicality of feedstock costs and the global economy. We also attempt to isolate the underlying performance necessary to enable achievement of performance criteria considering our unique circumstances within the industry.

For purposes of awards under our incentive programs, we have set performance metrics so as to require high performance in order to receive target incentive compensation levels, and have selected multiple metrics to promote the well-rounded executive performance necessary to enable the Company to achieve long-term success.

Although our incentive programs use performance metrics, we have no threshold measures such that payouts are guaranteed assuming the attainment of specified targets. We use numerical targets as one of the components to determine whether payouts are warranted under each of the metrics; however, the discretionary nature of our programs means that the achievement (or non-achievement) of such targets is only the starting point in the Committee’s determination of payouts for that metric. This is because we believe that judging performance based on an analysis of all relevant considerations provides a more meaningful determination of actual performance than using bright line performance targets. To this end, the Compensation Committee retains discretion to consider other factors in addition to the stated performance metrics to determine relative performance.

Elements of our Executive Compensation Program

Our executive compensation program generally consists of four principal components:

•	base salary;

•	annual cash incentive compensation;

•	medium-term incentive compensation; and

•	long-term equity-based incentive compensation.

We have chosen to pay each of these elements because we believe they best serve to advance our compensation objectives, as discussed in more detail below.

Base Salary

We pay base salaries to our named executives to provide them with sufficient, regularly paid income for performing day-to-day responsibilities. As executives assume more responsibilities within the Company, a smaller percentage of their total compensation will be from base salary. By providing a competitive base salary, we serve our compensation objectives of retaining and attracting employees and motivating employees by rewarding individual performance and tenure with base salary increases.

In 2010, each of our named executive officers other than Messrs. Gallogly and Patel received merit increases, effective May 1, 2010. Mr. Gallogly did not receive an increase in 2010, as he requested that his salary be frozen for this period. Mr. Patel did not receive an increase, as his employment did not begin until March 2010. The increases in base salary for Messrs. Potter, Glidden and Brown were 4.2%, 6.2% and 6.2%, respectively. These increases were based on each of the individual’s performance ratings that had previously been determined under the Company’s 2009 Short-Term Incentive Plan. Although Mr. Patel did not receive a merit increase, his salary increased from $430,000 to $475,000 in November 2010 in connection with his change in position from Senior Vice President — O&P-Americas to Senior Vice President — O&P — EAI at that time.

Our named executive officers were being paid the following base salaries as of January 1, 2011:

Annual Base
Name	Salary

Mr. Gallogly	$1,500,000
Mr. Potter	$729,404
Mr. Glidden	$557,076
Mr. Brown	$428,814
Mr. Patel	$475,000

Annual Cash Incentive Compensation

We paid annual bonuses to our named executives under our 2010 Short-Term Incentive Plan, or the 2010 STI. Our named executives’ bonuses are targeted at a percentage of base salary ranging from 75 to 200% of base salary. The percentages of base salary that form the target bonuses of our named executives were determined based on arm’s length negotiations with those individuals when they were recruited to join the

Company. In negotiating such percentages, the Company used the benchmarking data described under “Overview of Executive Compensation — Benchmarking” to agree to compensation terms that would result in compensation at or around the 50th percentile. Actual payouts under the STI can range from zero to 300% of the targeted percentage of base salary. The actual payouts are based on achievement of goals under the Company performance metrics and personal performance. Mr. Gallogly’s employment agreement provides that his maximum bonus is 200% of his annual base salary. We tie actual payouts of our named executives’ bonuses to the achievement of Company financial and performance measures, and the performance of the components of the Company for which they have direct supervisory authority, which are referred to as award units. These individuals have the highest level of decision making authority within our organization and, therefore, the most ability to influence the Company’s operational performance and results of operations. As a result, we believe it is appropriate to put a significant portion of their potential total compensation at risk based on whether the goals of the Company are achieved.

For 2010, bonus targets and maximum bonus payouts, each as a percentage of base salary, for the named executive officers were:

Name	Target Bonus		Maximum Bonus Payout
	(Percentage of Base Salary)

Mr. Gallogly	100%		200%
Mr. Potter	170%	(1)	510%	(1)
Mr. Glidden	80%		240%
Mr. Brown	75%		225%
Mr. Patel	75%/80%	(2)	225%/240%	(2)

(1)	As described in this CD&A, pursuant to the terms of his compensation as approved by the bankruptcy court, Mr. Potter does not receive any grants under the Company’s medium and long term incentive plans. In lieu thereof, Mr. Potter has a higher target bonus percentage.

(2)	In connection with the change in Mr. Patel’s position from SVP — O&P Americas to SVP — O&P-EAI in November 2010, his target bonus as a percentage of salary increased to 80%.

Our business and financial results can be significantly impacted by economic factors outside the control of the Company and management. Mitigation of the impact of adverse conditions and the continuous improvement of our organization are expectations of our named executives. As a result, our 2010 STI includes a personal performance component that will affect the named executives’ incentive payments.

To support our strong pay-for-performance philosophy, the measures chosen for our named executive officers’ bonus calculations are those that we believe drive behaviors that increase value to our shareholders and are appropriately measured on an annual basis. In 2010, those measures primarily were based on (i) safety, (ii) costs, and (iii) net income before interest, taxes, depreciation and amortization (“EBITDA”). Safety is the foremost goal within our Company, and tying compensation to the achievement of safe operations ensures the safety or our people and protection of our assets is one of our named executives’ primary concerns. Additionally, we believe that to compete effectively, we must maintain an appropriate cost structure and, therefore, have included a cost metric. Finally, EBITDA is an indication of our ability to generate competitive earnings. We believe the ability to grow our earnings is an important metric to our shareholders, and drives shareholder value. The specific measures for 2010 bonus purposes are discussed below.

The 2010 STI awards for our named executive officers are based on an overall Company scorecard as well as award units ratings, with the Company scorecard and the award units weighted equally in determining the total achievement of Company performance. The Company scorecard includes the consolidated results of the Company, based on the achievement of the performance measures. Award units are assigned to operational or functional groups within the Company and are divided into three categories: business, manufacturing and service (including research and development). Award units and the performance criteria for each award unit are established at the beginning of each annual performance period. In 2010, we had 68 discrete award units within the Company. The award unit criteria for 2010 were designed based on the Company scorecard, modified to address specific budgets, targets and performance indicators related to the applicable award unit.

Mr. Gallogly’s STI award for 2010 performance was based 50% on the Company scorecard and 50% on a weighted average of all award unit ratings within the Company. The 2010 awards for the other named executive officers were based 50% on the Company scorecard and 50% on a weighted average rating of award units for which such executives were responsible, described below.

The following table shows the metrics for the Company’s 2010 scorecard, which comprises one-half of the performance calculation for each of the named executives’ annual incentive; the weighting of each metric; considerations used in determining achievement; and the actual payouts for 2010. Under the STI, the possible payout for each metric ranges from 0 to 200%.

Metric	Weight	Considerations	Payout

HSE Performance	12.5%	Based on Recordable Injury Rate and HSE Management, with a goal of 1.8 for recordable injuries.* The severity of injuries and benchmarks, process safety incidents, environmental performance and stewardship, and audit results were considered.	90%
Costs	12.5%	Based on cash fixed costs compared to budget, with a goal of $3.57 billion. Benchmarks and success in cost improvement initiatives were considered.	125%
Business Results	25%	Based on EBITDA, with a goal of $1.6 billion, with appropriate adjustments for unusual events compared to budget. The business environment and the Company’s performance relative to its peers were considered.	185%

Total	50%		146.25%

*	Recordable injuries are measured by the total number of injuries needing medical attention or time off work for every million of hours worked.

The Compensation Committee reviewed the Company’s performance and made the considerations shown in the above table to determine the payouts as noted based on several factors. The Company’s safety performance, measured by recordable incidence rate for employees and contractors was 2.1, over its goal of 1.8. However, the Company’s employees’ full year incidence rate of 1.5 showed a 41% improvement over the prior year period. Additionally, process safety and environmental incidents were substantially improved over the prior year. As a result, the Compensation Committee determined that a 90% payout of the HSE Performance was appropriate. The Committee also considered the Company’s substantial cost improvement initiatives, including providing approximately $200 million of fixed-costs savings to replace certain one time savings that had been achieved in 2009. Based on reduction of fixed costs, particularly given the $1 billion in savings already achieved in the prior year, the Compensation Committee determined to pay out the cost metric at 125%. Finally, the Company’s business results in 2010 were outstanding, with over $4 billion in EBITDA, which was more than twice the Company’s budget for the year. After consideration of economic conditions and the performance of the industry as a whole, the Committee determined that a payout for business results at 185% was appropriate. The 185% was chosen because, notwithstanding the outstanding financial performance of the Company, the Committee acknowledged the benefit received by economic conditions generally. The Committee determined that based on the Company’s performance, and its differential performance as compared to others within the industry, less than the full 200% should be awarded for the Business Results Metric. The aggregate total payout for the Company Scorecard, which is half of the total Company performance metric used in calculating how much of the target bonus each named executive has earned, was 146.25%.

The Compensation Committee reviewed and approved management’s determinations for the award units rating based on each award units performance. Award unit performance comprises one-half of the Company performance calculation for determining how much of the target bonus each named executive has earned. Each of the Company’s award units other than those representing functional groups such as Finance and Legal use the same measures for performance as are used for the Company scorecard, including HSE Performance, Costs and Business Results, modified to address specific budgets, targets and performance indicators related to the applicable award unit. Functional groups use a Customer Service metric in lieu of the Business Results metric.

Business award units’ metrics are weighted: HSE Performance 10%; Costs 20%; and Business Results 20%. Functional Award units’ metrics are weighted: HSE Performance 10%; Costs 20%; and Customer Service Satisfaction 20%.

Management carefully reviewed each of the Company’s 68 award units for its safety performance, its cost control and reduction, the EBITDA of the particular operations and the customer satisfaction ratings. In making determinations and recommendations to the Committee with respect to the each of the award units’ ratings, management of the Company considered the extent to which the actions of management had affected, either positively or negatively each award units’ results.

The safety performance targets for award units were based on the Company’s 2010 scorecard goal, with each award unit receiving a payout of between 0% and 200%, depending on the number of (or absence of) injuries, process safety incidents, environmental incidents and the severity of any such events within each award unit that contributed to the Company’s overall HSE Performance. Consideration was also given to the degree of difficulty in achieving the target in office locations compared to manufacturing locations and the extent to which performance was improved over prior years. The average payout for the safety metrics in the award units was 91%.

To determine the payouts for the cost and business results measures for each award unit, management reviewed the particular operations’ or departments’ operating expenses; selling, general & administrative expenses; and EBITDA within the year, as applicable. Consideration was given to those factors that management deemed important in judging the unit’s success in controlling or cutting costs or improving earnings such as process improvements, reorganizations, contract negotiations, market development and margin improvements. The impact of external factors such as exchange rates, commodities markets, labor markets, and political issues was excluded. Individual award unit payouts for cost ranged between 70% and 190%, with an average of 122%. Payouts for business results ranged between 80% and 200%, with an average of 144%.

Additionally, the customer service ratings for functional groups, which include Finance, Information Technology and Legal in the table below, were based on ratings given by senior leaders of the Company to each of the specified award units. These ratings were based on these functions’ primary clients’ satisfaction of the services provided, as well as the success of each department in meeting its goals for the year. Payouts for customer service ranged between 40% and 190%, with an average of 133%.

The following table shows the award units, the weighting of each of those award units for the named executive officer, and the weighted payout of all award units for which each named executive officer had primary responsibility, other than Mr. Gallogly. Mr. Gallogly’s award unit payout was based on the weighted average of all 68 award units of 133%.

Name and Award Unit(s)	Weight of Each Award Unit	Weighted Award Unit Payout

C. Kent Potter		139%
Finance	57%
Information Technology	43%
Craig B. Glidden		162%
Legal	100%
Kevin W. Brown		98%
Houston Refinery	40%
Refining Americas	20%
Oxyfuels	15%
Berre Refinery	10%
Global Procurement	10%
Refining France	5%
Bob V. Patel		157%
Americas Olefins	57%
Americas PP & Catalloy	18%
Americas PE	15%
Americas Supply Chain	10%

In addition to the Company scorecard and award units, each of the named executive officer’s awards was dependent on his individual performance. Depending on the individual named executive’s personal performance, his award may be adjusted down to zero and up to 1.5 times the calculated award. The Compensation Committee reviewed the personal performance of each of the named executive officers, taking into account the individual’s impact on the Company’s performance and success during the year. For all of the named executive officers other than Mr. Gallogly, the Committee also considered Mr. Gallogly’s recommendations of those officers’ performance. The Compensation Committee conducted its own evaluation of Mr. Gallogly’s performance in 2010 to determine his individual performance modifier. Based on this evaluation and the discussions of the named executives’ performance, the Committee approved multiples shown in the table below. These multiples reflect the Compensation Committee’s recognition of these individuals’ contributions to the Company’s strong operational performance and safety improvement in 2010.

Individual
Officer	Modifier

Mr. Gallogly	1.476 (1)
Mr. Potter	1.3
Mr. Glidden	1.5
Mr. Brown	1.3
Mr. Patel	1.5

(1)	This represents the multiplier required to deliver the maximum payout of 200% defined in Mr. Gallogly’s contract.

Medium Term Cash Incentive Compensation

Under our 2010 Medium Term Incentive Plan, or 2010 MTI, we grant performance based incentive awards that provide for payouts based on the achievement of Company financial results after a three-year performance period. Target awards are based on a specified cash dollar amount, and can pay from 0 — 200% of target, depending on the Company’s achievement of the performance measures, as determined by the Compensation Committee. The plan provides that the awards may be settled in cash or shares, at the discretion of the Compensation Committee. The awards granted in 2010 will be settled in cash. We believe that these medium-term awards serve our compensation objectives by tying incentives to measurable corporate performance that, in turn, creates shareholder value. Further, medium-term incentives balance rewards for short-term and long-term results and help to drive accountability for results. Medium-term incentives also help to provide an attractive overall compensation package to further our objective of recruiting and retaining our executive talent.

In 2010, each of our named executive officers other than Mr. Potter was granted an MTI award. These awards are paid out in the first quarter of 2013 based on the Company’s achievement of the metrics shown in the table below over the period ending December 31, 2012, provided that the participant is employed on the date on which the Compensation Committee certifies the performance results, which is expected to occur in the first quarter of 2013. The 2010 MTI also provides for prorated payouts in the event of a change in control of the Company and in the event of the retirement, death or termination other than for cause of the individual. Mr. Potter was not included as a participant in the 2010 MTI, as he receives a higher target bonus percentage under the 2010 STI pursuant to his negotiated compensation terms as approved by the bankruptcy court. The table below shows the metrics, weighting of those metrics, and considerations in evaluating achievements for the 2010 MTI.

Metric	Weight	Considerations

Return on Assets	67%	Percentage change in return on assets, as measured by EBITDA/assets, between January 1, 2010 and December 31, 2012 for the Company compared to peer companies, considering relative change, market conditions and any special circumstances.
Costs	33%	Cost improvements over the performance period and improvement in the Company’s position in cost benchmarks, considering size of achievement, success in cost improvement initiatives, market conditions, and special circumstances applicable to the Company.

There is no specific target for the either of the metrics. At the end of the performance period, the Compensation Committee will review the Company’s results in each of the metrics and determine an appropriate payout, considering the factors described above as well as any other considerations that may be appropriate at that time.

Long-Term Equity-Based Incentive Compensation

We have the ability to grant a variety of equity-based awards under our 2010 Long-Term Incentive Plan, or 2010 LTI, including restricted stock units, restricted stock, stock options and stock appreciation rights. The restricted stock and restricted stock units we granted in 2010 to our executives vest after five years. We believe the long-term vesting is an appropriate retention tool. Further, receipt of awards only after five years of service motivates our named executive officers to act in a manner that will increase shareholder value over time. Restricted stock units correspond to an equal number of our shares. At the end of the five-year vesting period for each grant, the Company will deliver an equal number of shares. Restricted stock units are entitled to dividend equivalents, which are paid out based on the number of shares underlying the units when and if the Company declares and pays dividends on its shares.

We also granted stock options to our named executive officers in 2010. Stock options for named executive officers other than Mr. Gallogly begin vesting two years after date of grant, and vest in equal annual installments over three years thereafter. We believe that time-vested awards encourage long-term value creation and executive retention because executives can realize value from such awards only if our share value increases and they remain employed by us at least until the awards vest. The terms of the stock options granted to Mr. Gallogly are described below.

Awards granted under the 2010 LTI, unless otherwise provided in an applicable award or employment agreement, have a “double-trigger” change in control provision pursuant to which they will vest in the event of a change in control of the Company followed within one year by constructive termination or involuntary termination without cause. Mr. Gallogly’s employment agreement has a “single-trigger” provision that provides for immediate vesting upon a change in control, regardless of a change in his employment status. Mr. Gallogly’s employment agreement contains the only single-trigger provision in our compensation programs. This provision was deemed necessary to recruit Mr. Gallogly from his previous position as an executive of ConocoPhillips, one of the largest U.S. companies and a Fortune 10 company, given the uncertainty of the Company’s future and prospects when Mr. Gallogly joined the Company.

In connection with the hiring of Messrs. Gallogly, Glidden and Brown, we agreed to certain initial equity grants as soon as practicable following our emergence from bankruptcy, which occurred on April 30, 2010. The amounts of these awards were determined by the Company in its consideration and formulation of the overall compensation packages that were offered to these individuals, using the market levels of long-term incentive compensation included in the Towers Perrin Database. Significantly, the initial equity grants provided for in these executives’ employment agreements reflected the Company’s need to persuade these individuals to join us during our bankruptcy case. In all cases, the individuals were giving up substantial value at successful companies in order to join a company that faced not only significant challenges, but unique risks as a going concern. Additionally, because we were in bankruptcy proceedings when these individuals were hired, the actual grants of these awards were delayed significantly from the dates of hire because they could not be granted until emergence, which was not a certainty, but also were not certain to be confirmed or approved by the bankruptcy court.

Mr. Gallogly’s grants included 1,771,794 restricted shares and stock options to purchase 5,639,020 shares. The restricted shares vest in full on May 14, 2014, subject to earlier forfeiture upon termination of employment as provided in Mr. Gallogly’s employment agreement. The stock options have an exercise price of $17.61 per share and vest in five annual equal increments beginning on May 14, 2010. Mr. Gallogly’s compensation was based on numerous factors, including market levels included in the Tower’s Perrin Database. Mr. Gallogly joined the Company in May 2009, four months into the Company’s bankruptcy proceedings under chapter 11, as its Chief Executive Officer. This gave rise to several unique circumstances in determining Mr. Gallogly’s compensation including, but not limited to, the fact that Mr. Gallogly was recruited to lead the Company’s reorganization efforts not as a short-term “turn-around expert,” but as an executive that could both turn-around the Company by spearheading its emergence from bankruptcy and provide the leadership and management required to improve operations, sustain those improvements over the long-term and ultimately grow the Company for the benefit of all the Company’s stakeholders.

As a result, granting Mr. Gallogly significant long-term equity awards as provided in his employment agreement that was approved by the bankruptcy court was viewed to be in the best interests of the Company and its stakeholders. As described elsewhere in this CD&A, we believe that equity awards of the types granted to our named executive officers appropriately incentivize our named executives to act in a manner that will benefit shareholders and grow the long-term value of the Company.

The initial grants of equity awards made on April 30, 2010 to Messrs. Glidden and Brown as provided for in their employment agreements included the following:

Name	Initial Equity Award

Craig B. Glidden	Stock options to purchase 34,676 shares and 19,612 restricted stock units
Kevin W. Brown	Stock options to purchase 14,881 shares and 8,417 restricted stock units

The awards shown in the table above were part of the compensation agreed to when we recruited Messrs. Glidden and Brown. These awards are considered by the Company to be 2009 awards. However, as explained, they could not be granted until our emergence from bankruptcy proceedings, which occurred in April 2010. As a result, they are considered for SEC disclosure purposes to be 2010 compensation. The stock options have an exercise price of $17.61 and vest in three equal, annual installments beginning on the second anniversary of date of grant of April 30, 2010. The restricted stock units cliff vest on the fifth anniversary of the date of grant of April 30, 2010.

In addition to the grants described above, the named executive officers shown in the table below were granted the following equity awards on April 30, 2010, which were provided for in their employment agreements, and which have the same terms and conditions as those included in the above table:

Name	Awards

Craig B. Glidden	Stock options to purchase 321,990 shares and 182,104 restricted stock units
Kevin W. Brown	Stock options to purchase 223,215 shares and 126,241 restricted stock units
Bob V. Patel	Stock options to purchase 175,596 shares and 99,310 restricted stock units

The Compensation Committee does not intend to grant its named executive officers additional equity awards under the 2010 LTI until 2015 other than in the case of promotions or other extraordinary circumstances.

Mr. Potter does not participate in the 2010 LTI. As described elsewhere in this CD&A, Mr. Potter’s compensation arrangement, as approved by the bankruptcy court, provides for a higher target bonus percentage under the 2010 STI in lieu of medium and long term equity compensation.

Other Benefits

In addition to the compensation described above, we provide our named executive officers with very few perquisites or other benefits. Those benefits include 401(k) plan matching contributions; life and disability benefits; vacation pay; and eligibility to participate in health and welfare benefit plans, including pension plans, available to our employees generally. We at times make expatriation payments to employees to make them whole when a requested relocation would adversely affect their compensation due to different tax regimes. We may make these types of payments to our named executive officers in future years if the situation warrants.

Claw-Back Provisions

The Compensation Committee recognizes the benefits to the Company and its stakeholders of “claw-back” policies for its executive officers. Under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC has been charged with requiring stock exchanges, including the NYSE on which our shares are listed, to prohibit listing of securities of any company that has not developed and implemented compensation claw-back policies. The Dodd-Frank Act’s provisions regarding claw-back policies are specific as to what is required, although implementing regulations have not yet been promulgated. The Compensation Committee currently is reviewing those requirements and, in light of its compensation programs generally, is developing such a policy.

Share Ownership Guidelines

The Compensation Committee has determined that share ownership guidelines are in the best interest of its shareholders, and intends to adopt such guidelines in advance of the vesting of equity award grants to its named executive officers other than Mr. Gallogly, whose stock options began vesting in 2010. The stock option awards granted to the other named executives begin vesting in 2012.

Insider Trading

The Company maintains an insider trading policy that prohibits the named executive officers from engaging in most transactions involving the Company’s shares during periods, determined by the Company, that those executives are most likely to be aware of material inside information. Named executive officers must clear all of their transactions in our shares with the Company’s Corporate Secretary’s office to ensure they are not transacting in our securities during a time that they may have material, nonpublic information.

Additionally, as a general matter, it is our policy that no transactions that reduce or cancel the risk of an investment in our shares, such as puts, calls and other exchange traded derivatives, or hedging activities that allow a holder to own a covered security without the full risks and rewards of ownership, will be cleared. We consider it inappropriate for our executive officers to engage in short-term speculation in our securities based on fluctuations in the market or to engage in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, individuals subject to our Policy Prohibiting Insider Trading, which is applicable to all executive officers, are prohibited from purchasing, selling or writing options on our securities or engaging in transactions in other third-party derivative securities with respect to our securities, including puts, calls, short sales, collars, forward sale contracts, and other short-term purchase or sale transactions.  Transactions involving both the purchase and sale of our securities in the open market within a one week period are presumed to be prohibited “short-term purchase or sale transactions.”

Accounting and Tax Matters

Section 162(m) of the Internal Revenue Code denies a compensation deduction for federal income tax purposes for certain compensation in excess of $1 million paid to specified individuals. “Performance based” compensation meeting specified standards is deductible without regard to the $1 million cap. None of the compensation paid or awarded to our officers or employees in 2010 was subject to Section 162(m). Certain compensation payable to our officers under the employment agreements currently in effect and future payments of compensation approved by our Compensation Committee may be in excess of what is deductible under Section 162(m), and our Compensation Committee reserves the right to structure future compensation of our executive officers without regard for whether such compensation is fully deductible if, in the committee’s judgment, it is in the best interests of our company and our shareholders to do so.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may apply to certain awards under our long-term incentive plans. For example, restricted stock units and stock options may be classified as deferred compensation for this purpose.

The Treasury Department and Internal Revenue Service have issued final regulations implementing Section 409A, which generally became effective January 1, 2009. Based on these regulations, we have structured our compensation arrangements in a manner that complies with or is exempt from Section 409A.

Executive Compensation Tables

We are required to present compensation information in the tabular formats prescribed by the SEC. This format, including the tables’ column headings, may be different from the way we describe or consider elements and components of our compensation internally.

We believe the following information may be useful to an understanding of the tables presented in this section. The CD&A contains a discussion that should be read in conjunction with the compensation tables included in this section to gain a complete understanding of our executive compensation philosophy, programs and decisions.

•	Our annual cash bonuses are earned and paid under our 2010 STI based on the achievement of performance goals. As a result, they are considered incentive compensation rather than bonuses for SEC disclosure purposes and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, rather than the “Bonus” column.

•	As described in the CD&A, equity awards granted to the named executive officers in 2010 include stock options, restricted stock units, and restricted shares. The value of stock awards included in the tables is the aggregate fair value of the awards on the date of grant, calculated pursuant to U.S. GAAP. Under FASB ASC 718, Compensation — Stock Compensation, we generally recognize compensation expense based on the grant date fair value of the awards ratably over the periods in which they are earned, which is the vesting period. SEC disclosure rules require us to include the aggregate grant date fair value, which is effectively the value (for financial reporting purposes) that may be earned over the entire life of the award. This amount is required to be disclosed, notwithstanding that the named executives are not entitled to the awards until they vest, and that vesting occurs after five years in the case of restricted shares and restricted stock units and over a period of time on a ratable basis in the case of stock options.

The values included in the tables are neither guarantees of performance by the Company nor compensation that may be earned by or paid to the executives. However, the required inclusion of the aggregate amounts the named executives may receive in the future may be helpful to readers, as it provides an understanding of the named executives’ potential compensation over time, using the value as of the date of grant.

•	In March 2011, we made annual incentive award payments under the 2010 STI to the named executives, as disclosed in the Summary Compensation Table. Notwithstanding that the awards have been earned and paid, we are required to include the threshold, target and maximum dollar amounts that could have been paid for 2010 performance in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards,” in the Grant of Plan-Based Awards in 2010 table. This disclosure enables readers to compare the amounts actually earned, as disclosed in the Summary Compensation Table, to the named executives’ possible payments under the awards.

•	Although we consider all of our equity awards to be a form of incentive compensation because their value will increase as the market value of our shares increases, only awards with performance criteria are considered “equity incentive plan awards” for SEC disclosure purposes. As a result, none of our equity awards have been included as “Equity Incentive Plan Awards” in the Outstanding Equity Awards at December 31, 2010 table. Restricted stock units, restricted shares and stock options are disclosed in other tables, as applicable.

•	Under the SEC’s disclosure rules, to the extent compensation tables would have no values in them because they are inapplicable to the Company, they may be excluded. The Company has not included (i) an Option Exercises and Stock Vested table, as no named executive officer exercised stock options or vested in any stock awards (other than stock options) in 2010 or (ii) a Nonqualified Deferred Compensation table, as the Company does not currently maintain a nonqualified deferred compensation plan.

Summary Compensation Table

						Non-Equity	Change in	All
				Stock	Option	Incentive Plan	Pension	Other
Name and Principal			Bonus	Awards	Awards	Compensation	Value	Compensation
Position(1)	Year	Salary(1)	(2)	(3)	(4)	(5)	(6)	(7)	Total

James L. Gallogly	2010	1,500,000	—	31,201,292	41,334,017	3,000,000	11,955	14,700	77,061,964
Chief Executive Officer	2009	923,077	4,346,154	—	—	—	5,708	—	5,274,939
C. Kent Potter	2010	719,791	—	—	—	2,297,479	12,478	14,700	3,044,448
Executive Vice President &	2009	296,154	796,154	—	—	—	4,828	145,833	1,242,969
Chief Financial Officer
Craig B. Glidden	2010	546,443	—	3,552,219	3,195,727	1,030,312	11,397	—	8,336,098
Executive Vice President &	2009	211,383	1,235,483	—	—	—	5,443	—	1,452,309
Chief Legal Officer
Kevin W. Brown	2010	416,702	—	2,371,327	2,133,340	467,688	11,249	8,192	5,408,498
Senior Vice President —	2009	100,000	1,075,000	—	—	—	2,707	—	1,177,707
Refining & Oxyfuels
Bhavesh V. (Bob) Patel	2010	339,519	670,386	1,748,849	1,573,340	585,492	8,369	26,690	4,952,645
Senior Vice President —
O&P — EAI

(1)	All amounts are in U.S. dollars. Mr. Gallogly commenced employment with us in May 2009; Messrs. Potter and Glidden commenced employment in August 2009; Mr. Brown commenced employment October 2009; and Mr. Patel commenced employment in March 2010. Amounts shown in the salary column in 2009 are for the period of time each of the executives performed services for us.

(2)	Amounts include (a) signing bonuses paid to Messrs. Gallogly, Potter, Glidden and Brown in 2009 in the amount of $2,500,000, $500,000, $1,066,000 and $1,000,000, respectively, and $670,386 to Mr. Patel in 2010 and (b) guaranteed annual cash bonuses for 2009, negotiated at the time of hiring of each of Messrs. Gallogly, Potter, Glidden and Brown, in the amounts of $1,846,154, $296,154, $169,470 and $75,000, respectively. The signing bonuses generally were intended to compensate the named executives for earned but not yet paid incentive payments they forfeited when they left their prior employments. Additionally, in the case of Mr. Patel, a portion of his signing bonus was to compensate him for reimbursement payments he was obligated to make to his prior employer for repatriation costs as a result of an intercontinental relocation in the amount of $170,386.

(3)	Mr. Gallogly’s stock awards includes 1,771,794 restricted shares, granted pursuant to the 2010 LTI. The shares vest in full on May 14, 2014, subject to earlier forfeiture. Pursuant to his employment agreement, Mr. Gallogly was entitled to receive restricted shares valued at $25 million, using a share price of $14.11 as provided in the Company’s Plan of Reorganization as approved by the bankruptcy court. The value shown in the table is the aggregate grant date fair value when the shares were ultimately issued on April 30, 2010, at which time the fair value was higher than $14.11. The other executives’ stock awards include restricted stock units, granted pursuant to the 2010 LTI, which entitle the recipient to an equal number of shares upon vesting. The executives’ restricted stock units vest in full on April 30, 2015, subject to earlier forfeiture. Amounts included in the table are the aggregate grant date fair value of the awards calculated in accordance with ASC 718. See Note 19 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the calculation of the fair value of the awards.

(4)	Amounts shown are the aggregate grant date fair values, calculated in accordance with ASC 718. The fair values of stock options were estimated at their grant dates using the Black-Scholes option-pricing model. We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes; because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options. The assumptions used for Mr. Gallogly’s stock options were a dividend yield of 0%; a risk-free interest rate of 2.44%; an expected life of 4.5 years; and a stock price volatility of 47%. The assumptions used for the other stock options were a dividend yield of 0%; a risk-free interest rate of 3.25%; an expected life of 6.5 years; and a stock price volatility of 47%. See Note 19 to the Company’s Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the calculation of the fair value of the awards.

(5)	Amounts include annual incentive award payments under our 2010 STI for service during 2010.

(6)	Amounts include increases during 2010 in the actuarial present values of the LyondellBasell Retirement Plan. The increases are calculated based on the difference between the total benefit actuarially reduced from age 65 to current age and the present value of the benefits under the plan. See the Pension Benefits Table on page 41 for more information.

(7)	Amounts included in “All Other Compensation” for 2010 include the following: 401(k) matching contributions of $14,700 for Mr. Gallogly; $14,700 for Mr. Potter; $8,192 for Mr. Brown; and $9,498 for Mr. Patel. Amounts shown for Mr. Patel also include $17,067 of relocation expenses incurred in connection with his relocation to The Netherlands and $125 for insurance premiums.

Grant of Plan-Based Awards in 2010

					All Other	All Other
					Stock	Option
					Awards:	Awards:
		Estimated Future Payouts			Number of	Number of	Exercise
		Under Non-Equity Incentive			Shares of	Securities	or Base
		Plan Awards(2)			Stock or	Underlying	Price of
	Grant	Threshold	Target	Maximum	Units(3)	Options	Option
Name	Date(1)	($)	($)	($)	(#)	(4)(#)	Awards ($)

James L. Gallogly	4/30/2010	—	—	—	1,771,794	5,639,020	17.61
	—	—	1,500,000	3,000,000	—	—	—
	—	—	1,500,000	3,000,000	—	—	—
C. Kent Potter	—	—	1,239,987	3,719,961	—	—	—
Craig B. Glidden	4/30/2010	—	—	—	201,716	356,666	17.61
	—	—	445,661	1,336,983	—	—	—
	—	—	288,503	577,006	—	—	—
Kevin W. Brown	4/30/2010	—	—	—	134,658	238,096	17.61
	—	—	321,610	964,832	—	—	—
	—	—	200,000	400,000	—	—	—
Bob Patel	4/30/2010	—	—	—	99,310	175,596	17.61
	—	—	380,000	1,140,000	—	—	—
	—	—	129,000	258,000	—	—	—

(1)	The grant date for all equity awards is April 30, 2010 the date of our emergence from bankruptcy proceedings, which is the date on which 2010 LTI became effective.

(2)	The awards shown are (i) the estimated possible payouts of the executives’ annual incentive awards under the 2010 STI for performance in 2010 and (ii) the estimated future payments of the 2010 MTI awards after the three year performance period ending December 31, 2012. Actual payouts of the annual incentive awards for 2010 are shown in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.” The named executives’ target incentive awards are a percentage of base salary, provided for in their employment agreements. The maximum shown in the table is the maximum amount that can be earned under the terms of the 2010 STI, which is 300% of target, other than for Mr. Gallogly, whose employment agreement limits his maximum award to 200% of his salary. As described in this prospectus, there is no minimum performance requirement for a threshold payment. Instead, each performance criteria is assessed and weighted, which can result in a payment of zero with respect to any particular performance criterion. The 2010 MTI awards are earned over a three-year performance period ending December 31, 2012, with payouts, if any, in the first quarter of 2013. As described in the CD&A, there are no minimum performance requirements for a threshold payment. Each performance criteria is assessed and weighted, which can result in a payment of 0 to 200% of the target award.

(3)	Represents awards granted under our 2010 LTI. Mr. Gallogly’s stock award represents restricted shares that vest in full on May 14, 2014. The other named executives’ awards represent restricted stock units, which represent the right to receive an equal number of our shares on the date of vesting, which is April 30, 2015 for all restricted stock awards disclosed.

(4)	Represents stock options granted on April 30, 2010. The exercise price is equal to the reorganized value at the date of emergence and approved by the bankruptcy court in connection with out emergence from chapter 11 proceedings. Mr. Gallogly’s options vest in five annual installments beginning May 14, 2010. The other named executives’ awards vest over a three year period beginning April 30, 2012, the second anniversary of the date of grant.

Outstanding Equity Awards at December 31, 2010

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised			Units of Stock	Units of Stock
	Options	Options	Option	Option	That Have	That Have
	Exercisable	Unexercisable	Exercise	Expiration	Not Vested	Not Vested
Name	(#)	(#)(1)	Price ($)	Date	(#)(2)	($)(3)

James L. Gallogly	1,127,804	4,511,216	17.61	04/30/2017	1,771,794	60,949,714
C. Kent Potter	—	—	—	—	—	—
Craig B. Glidden	—	356,666	17.61	04/30/2020	201,716	6,939,030
Kevin W. Brown	—	238,096	17.61	04/30/2020	134,658	4,632,235
Bob Patel	—	175,596	17.61	04/30/2020	99,310	3,416,264

(1)	Mr. Gallogly’s options vest in five equal annual increments beginning on May 14, 2010 and expire on April 30, 2017. The other named executive’s options vest in three equal annual increments beginning on the second anniversary of date of grant of April 30, 2010 and expire on April 30, 2020.

(2)	Includes Mr. Gallogly’s restricted shares that vest in full on May 14, 2014, subject to earlier forfeiture. Each of the other executives’ amounts include restricted stock units that vest in full on April 30, 2015, subject to earlier forfeiture.

(3)	Dollar values are based on the closing price of $34.40 of the Company’s shares on the New York Stock Exchange on December 31, 2010.

Pension Benefits

		Number of		Payments
		Years	Present Value of	During Last
		Credited	Accumulated	Fiscal Year
Name	Plan Name	Service(#)	Benefit ($)	($)

James L. Gallogly	LyondellBasell Retirement Plan	1	17,663	—
C. Kent Potter	LyondellBasell Retirement Plan	1	17,306	—
Craig B. Glidden	LyondellBasell Retirement Plan	1	13,956	—
Kevin W. Brown	LyondellBasell Retirement Plan	1	16,840	—
Bob V. Patel	LyondellBasell Retirement Plan	1	8,369	—

(1)	The amounts shown in the table are the actuarial present value of each participant’s accumulated benefits as of December 31, 2010, calculated on the same basis as used in Note 18 to our Consolidated Financial Statements in our Annual report on Form 10-K for the year ended December 31, 2010, with the exception that each participant was assumed to continue to be actively employed by us until age 65 (earliest unreduced retirement age) and immediately commence his benefit at that time.

The LyondellBasell Retirement Plan is a U.S. qualified defined benefit pension plan that provides pension benefits under a cash balance formula that defines participants’ accrued benefits in terms of a notional cash account balance. Eligible employees become participants immediately upon employment and are fully vested upon the earliest of (i) three years of service, (ii) death, or (iii) reaching age 65. The notional account balance for each participant comprises a pay credit of 5% and interest credits, each of which are accumulated at the end of each quarter. Pay credits are based on quarterly base pay, as limited by the IRS and interest credits are based on the 5th, 4th and 3rd monthly-determined 30 year treasury rates before the start of that quarter. Benefits under the plan are payable upon separation from the Company.

Potential Payments upon Termination or Change-in-Control

The Company’s compensation plans and programs contain general provisions for payments to participants upon termination of employment or in the event of a change-in-control. Under the 2010 STI, participants receive a pro-rated payment in the event of termination other than for cause or because of death or disability. Under the 2010 MTI, participants receive pro-rated payments of their awards in the event of termination of employment not for cause, because of a death or disability and in the event of a change-in-control. Under the 2010 LTI, participants vest in a pro-rated portion of their awards in the event of termination of employment not for cause or because of a death or disability. In the event of a change-in-control followed within one year by termination not for cause, participants in the 2010 LTI will receive immediate and full vesting of their awards. As discussed below, Mr. Gallogly’s employment agreement provides for different provisions upon changes-in-control.

The Company has entered into employment agreements with each of the named executive officers, other than Mr. Potter. These agreements contain provisions regarding consideration payable to the executives upon termination of employment that are in addition to the payments available to employees generally. Each of the agreements also contains post-termination restrictive covenants, including non-solicitation and non-interference covenants, which last for one year after termination.

Only Mr. Gallogly’s employment agreement provides for a benefit in the event of a change-in-control. We believe the change-in-control protections included in Mr. Gallogly’s agreement are appropriate, particularly given that they were included in part as a means to recruit Mr. Gallogly while the Company was in bankruptcy proceedings. The protections afforded also allow Mr. Gallogly to focus on Company performance and the creation of shareholder value through a possible change in control situation. Finally, we believe the change-in-control protections ensure impartiality and objectivity by Mr. Gallogly and enhance the interest of our shareholders. In the event of a change-in-control, Mr. Gallogly will fully vest in any previously awarded stock options and restricted shares, and the stock options will remain exercisable through their term.

To the extent not addressed in the employment agreements, payments to the named executive upon termination of employment or in the event of a change-in-control will be in accordance with the plans and policies applicable to employees generally. We do not provide gross-up payments for any taxes that may be due under Section 4999 of the Internal Revenue Code.

We enter into employment agreements with our executive officers based on competitive market practices and because they provide a form of protection for the Company through restrictive covenant provisions. They also provide the executive a sense of security and trust that they will be treated fairly in the event of a termination not for cause.

The terms “Cause,” “Good Reason,” and “Change-in-Control” as used in the table below are defined in the executives’ employment agreements and have the meanings generally described below. You should refer to the individual agreements for the actual definitions.

“Cause” generally means the executive has:

•	continuously failed to substantially perform his duties in a material deterioration in the financial condition of the Company;

•	engaged in fraud or embezzlement against the Company;

•	engaged in willful malfeasance or gross negligence in the performance of his duties that results in material harm to the Company;

•	been convicted of a felony involving moral turpitude;

•	intentionally and materially harmed the Company; or

•	breached the covenants contained in his agreement.

“Good Reason” generally means that, without the executive’s consent:

•	his duties or responsibilities have been substantially diminished;

•	any material reduction in the minimum compensation set forth in his agreement;

•	the Company has breached his employment agreement; or

•	he has been reassigned to a location more than twenty-five (25) miles away (for Messrs. Gallogly and Glidden only).

“Change-in-Control” generally means that:

•	at least fifty percent (50%) of the Company’s capital stock or voting power has been acquired by one person or persons acting as a group that was not or were not the holder of ten percent (10%) thereof at April 30, 2010;

•	the majority of the Board of Directors consists of individuals other than those serving as of April 30, 2010 or those that were not elected with the approval of at least a majority of those directors;

•	there has been a merger of the Company that resulted in a person or persons acting as a group (that was not a holder of at least ten percent (10%) at April 30, 2010) acquiring fifty percent (50%) or more of the Company’s voting securities; or

•	the Company sells all or substantially all of its assets.

The following tables represent potential payouts to our named executives upon termination of employment pursuant to the terms of their employment agreements. These payouts are determined for SEC disclosure purposes and are not necessarily indicative of the actual amounts the executive would receive. The payout for continuation of health and welfare benefits is an estimate of the cost the Company would incur to continue those benefits. Each of Messrs. Glidden, Brown and Patel would be required to execute a release in favor of the Company in order to receive their payments.

Potential Consideration upon Termination of Employment:

James L. Gallogly
Triggering Event	Compensation Component	Payout ($)

Death or Disability	• Accrued but unpaid base salary and bonus	—
	• Full maximum bonus, pro rated to date of termination, paid in a lump sum	3,000,000
	• Accelerated vesting of restricted stock(1)	60,949,714
	• Accelerated vesting of stock options(2)	75,743,317

	Total	139,693,031

Termination Without Cause by the Company or For Good Reason by the Employee	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus full maximum bonus, paid in a lump sum	4,500,000
	• Continued coverage under health and welfare benefit plans for twelve (12) months	10,224
	• Accelerated vesting of restricted stock(1)	60,949,714
	• Accelerated vesting of stock options(2)	75,743,317

	Total	141,203,255

Termination by Mutual Consent	• Accrued but unpaid base salary and bonus	—
	• Continued coverage under health and welfare benefit plans for twelve (12) months	10,224
	• Continued vesting of pro-rated portion of restricted stock(3)	4,961,985
	• Accelerated vesting of pro-rated portion of next installment of stock options(2)	11,932,166

	Total	16,904,375

Craig B. Glidden
Triggering Event	Compensation Component	Payout ($)

Termination Without Cause by the Company or For Good Reason by the Employee	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus target bonus, paid in a lump sum	983,597

	Total	983,597

Kevin W. Brown
Triggering Event	Compensation Component	Payout ($)

Termination Without Cause by the Company or For Good Reason by the Employee	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus target bonus, paid in a lump sum	750,424

	Total	750,424

Bob V. Patel
Triggering Event	Compensation Component	Payout ($)

Termination Without Cause by the Company or For Good Reason by the Employee	• Accrued but unpaid base salary and bonus	—
	• One year’s base salary plus target bonus, paid in a lump sum	855,000
	• Cash payment equal to twelve (12) months COBRA	16,279

	Total	871,279

(1)	The accelerated vesting of Mr. Gallogly’s restricted shares was calculated based on the number of shares that would vest, multiplied by $34.40, the closing price of the Company’s shares on the NYSE on December 31, 2010.

(2)	The accelerated vesting of stock options is calculated based on the difference between the exercise price of the stock options and $34.40, multiplied by the number of shares. As a result, the amount included in the table is the “spread” on the options on December 31, 2010.

(3)	The value of the continued vesting of the pro-rated portion of restricted shares is based on the $34.40 share price, multiplied by the number of shares that continue to vest.

Potential Consideration Upon Change-in-Control

Assuming a change-in-control had occurred on December 31, 2010, the vesting of all of Mr. Gallogly’s equity awards would be accelerated and his options would remain exercisable through the end of their term. Using the closing price of the Company’s shares on December 31, 2010, this would result in consideration of $60,949,714 related to the vesting of the restricted shares and $75,743,317 related to the vesting of his otherwise unvested stock options. The consideration related to the restricted shares is based on the number of shares multiplied by the closing price of the shares on December 31, 2010. The consideration related to the stock options was calculated based on the difference between the exercise price of the options and the closing price of our shares on December 31, 2010, multiplied by the number of shares underlying the options.

There can be no assurances as to what the trading price of the Company’s shares would be at any possible date of termination of Mr. Gallogly’s employment or change-in-control. For these reasons, as described above, the calculations are not indicative of what Mr. Gallogly may ultimately receive if his employment were terminated or if a change-in-control occurred.

Compensation of the Members of the Supervisory Board

Under our Articles of Association, any decisions on compensation of members of our Supervisory Board are made by our general meeting of shareholders. If any changes need to be made to compensation of members of our Supervisory Board, the Nominating & Governance Committee makes recommendations to the Supervisory Board. The Supervisory Board would then approve or modify those recommendations and propose them to the shareholders at a general meeting.

Director Compensation in 2010

The members of our Supervisory Board receive equity and cash compensation for their service on the Board and its committees. Compensation for members of the Supervisory Board is reviewed annually by the Nominating & Governance Committee, and is approved by shareholders. The Board’s goal in designing directors’ compensation is to provide a competitive package that will enable it to attract and retain highly skilled individuals with relevant experience and that reflects the time and talent required to serve on the board of a complex international company. The Supervisory Board seeks to provide sufficient flexibility in the form of compensation delivered to meet the needs of different individuals while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

Members of the Supervisory Board received grants of restricted stock units and cash retainers and fees. At the Extraordinary General Meeting of shareholder in August 2010, our shareholders approved an aggregate of $2.5 million for Supervisory Board compensation, consisting of $1.5 million in cash and restricted stock units valued at $1 million. In accordance with our Articles of Association, these amounts were allocated based on determinations made by the Supervisory Board.

The table below sets forth the allocation of the aggregate amount approved by shareholders. The amounts included in the table are the annual compensation amounts under the Supervisory Board compensation program. Actual amounts earned by or paid to Supervisory Directors in 2010 are in the following table entitled “Director Compensation.”

Annual Retainer
Cash	$60,000 ($80,000 for Chairman of the Board)
Restricted stock units	Valued at $120,000 ($150,000 for Chairman of the Board)
Board Meeting Fees
Intercontinental Travel	$12,500 for each Supervisory Board meeting attended
Continental Travel	$2,000 for each Supervisory Board meeting attended
Committee Fees
Members	$10,000 ($11,000 for Audit Committee)
Chairmen	$15,000 ($20,000 for Audit Chair)

Director Compensation

	Fees Earned or	Stock
	Paid in	Awards
Name	Cash ($)(1)	($)(2)	Total ($)

Marvin O. Schlanger, Chairman of the Board	74,486	124,114	198,600
Milton Carroll	76,952	99,295	176,247
Stephen F. Cooper	80,109	99,295	179,404
Joshua J. Harris(3)	49,658	99,295	148,953
Scott M. Kleinman(3)	62,897	99,295	162,192
Jeffrey S. Serota(3)(4)	62,158	99,295	161,453
Bruce A. Smith	76,541	99,295	175,836
Rudy M. J. van der Meer	40,932	99,295	140,227

(1)	Includes retainers, meeting and committee fees earned or paid through December 31, 2010. Messrs. Cooper and Kleinman each elected to have his Dutch sourced compensation taxed under the so-called “Dutch 30% tax ruling.” Under the ruling, the reimbursement by the Company of expenses may be considered income in The Netherlands, and each of Messrs. Cooper and Kleinman were taxed on certain reimbursements of expenses. The amounts in the table include $17,951 and $499 for Messrs. Cooper and Kleinman, respectively, for gross-ups paid by the Company as a result of their reimbursements of expenses being taxed. The gross-ups were paid in Euros, and the dollar amounts are based on a conversion rate of 1.339 on December 31, 2010.

(2)	Includes 5,541 restricted stock units for all directors, other than Mr. Schlanger, who received 6,926 restricted stock units. In accordance with FASB Topic ASC 718, Compensation — Stock Compensation, the grant date fair value of the awards generally is the number of shares issued times the market value of our shares on that date. See Note 19 to our Consolidated Financial Statement included in our Form 10-K for the year ended December 31, 2010 for a description accounting for equity-based compensation in accordance with ASC 718.

(3)	Each of Messrs. Harris and Kleinman received these securities as a nominee for the sole benefit of an affiliate of Apollo. Mr. Serota received the securities as a nominee for the sole benefit of an affiliate of Ares. Such affiliates have all economic, pecuniary and voting rights, if any, in respect of such securities. Accordingly, Messrs. Harris, Kleinman and Serota each disclaim beneficial ownership of these securities.

(4)	Mr. Serota resigned from our Supervisory Board effective May 18, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We have adopted a written Related Party Transaction Approval Policy, which requires the disinterested members of the Audit Committee to review and approve, in advance of commitment, certain transactions that we may enter into with the following related parties:

•	members of the Supervisory Board;

•	executive officers;

•	holders of 5% or more of our shares;

•	entities for which a LyondellBasell Industries N.V. officer or Supervisory Board member serves as an officer or a member of that entity’s board of directors or equivalent governing body;

•	immediate family members of the foregoing; and

•	entities, of which any of the foregoing own more than 10%.

The transactions covered by the policy are those which are:

•	in the ordinary course of business and have a value of $25 million or more, or

•	not in the ordinary course of business, regardless of value.

Additionally, transactions covered include any transactions where an officer or director of the Company will have a material interest and the transaction has a value of $120,000 or more.

The disinterested members of the Audit Committee determine the fairness of the transactions to LyondellBasell Industries N.V. by considering whether the transactions have terms no less favorable than those which could be obtained from non-related parties. Below is a description of related party transactions since the beginning of the last fiscal year.

In connection with Stephen F. Cooper’s service as Chairman of the Restructuring Committee and Vice Chairman of the Supervisory Board of LyondellBasell AF during bankruptcy proceedings and his extraordinary efforts and contributions in furtherance of the restructuring of our predecessor, the remuneration committee of our predecessor determined to award Mr. Cooper a payment, which was approved by the bankruptcy court, of $9.75 million in addition to his regular board fees in April 2010.

Additionally, we entered into certain agreements with the Access Industries, Apollo Management and Ares Management, or their affiliates upon our emergence from bankruptcy. These agreements include a registration rights agreement dated April 30, 2010 obligating us to, at our own cost, register for resale certain of our securities owned by Access, Apollo and Ares or their affiliates. Additionally, we entered into nomination agreements with each of Access, Apollo and Ares or their affiliates that give them the right to nominate individuals for appointment to the Supervisory Board if certain ownership thresholds are met. The nomination rights continue for so long as the shareholders meet the required thresholds.

These transactions were approved by the bankruptcy court; they were not approved pursuant to the Related Party Transaction Policy, nor were they approved by our Audit Committee, as the Company became obligated before the Related Party Transaction Policy was adopted and the Audit Committee was formed.

In December 2010, the Company entered into a cooperation agreement with Access Industries. Employees of the Company have been providing assistance and support to Access Industries in connection with certain tax and accounting matters related to the time period during which LyondellBasell AF was wholly-owned by certain affiliates of Access Industries. Pursuant to the cooperation agreement, we charge Access Industries for these services on a time and materials basis, and in 2010 charged $110,000. The agreement terminates December 31, 2014, and we reasonably believe that the amounts ultimately charged through the term will far exceed $120,000. The Audit Committee approved the cooperation agreement at its November 2010 meeting.

In addition, at least annually, our Controller’s Department will prepare a summary of all transactions and all currently proposed transactions with those related parties, including transactions that did not require pre-approval under the policy, and the summary is presented to the Audit Committee for review.

Each director, officer and employee must make prompt and full disclosure of all conflicts of interest. A conflict of interest includes a financial interest in any contract with us or in any organization doing business with us, or the receipt of improper personal benefits or loans as a result of his or her position in the Company. On an annual basis, each Supervisory Director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the Supervisory Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. These obligations are set forth in writing in our Code of Conduct available through our website, www.lyondellbasell.com. Any waivers of our Code of Conduct for our executive officers or members of our Supervisory Board will be reported promptly.

We also have a Code of Ethics, applicable to our Chief Executive Officer, Chief Financial Officer and Controller, as defined by applicable SEC rules.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under SEC rules, we are required to include, in tabular format, information relating to the beneficial ownership of our shares by each (i) director, (ii) director nominee, and (iii) executive officer named in the Summary Compensation Table on page 139. We also are required to include information with respect to all of these individuals, and all other executive officers, as a group.

Beneficial ownership of shares generally means voting or investment power over the shares, as well as shares that the individual has the right to acquire within 60 days. Our directors and executive officers, other than Mr. Gallogly, have all been granted restricted stock units under our long term incentive program. The restricted stock units granted to directors vest on June 30 in the year that their then current term of office expires. As noted under “Supervisory Board of Directors — Compensation of Members of the Supervisory Board,” each of Messrs. Harris and Kleinman hold their securities as a nominee for the benefit of an affiliate of the entity that selected them for nomination to our Supervisory Board. As a result, they each disclaim all beneficial ownership in the restricted stock units.

Our executive officers’ restricted stock units vest in 2015, and therefore the shares underlying those units are similarly not considered to be beneficially owned. Mr. Gallogly was granted restricted shares in April 2010. These shares vest in full in 2014, and are therefore not deemed to be beneficially owned for SEC disclosure purposes.

Our executive officers, including Mr. Gallogly, have been granted stock options to purchase our shares. Mr. Gallogly’s stock options vest in five equal, annual increments beginning on May 14, 2010. Our other executive officers’ stock options grant in three equal, annual increments beginning on the second anniversary of the dates of grant, which occurred in 2010; as a result, executive officers other than Mr. Gallogly do not have the right to acquire the shares underlying the options within 60 days.

Our directors, director nominees and executive officers, both individually and in the aggregate, beneficially own less than 1% of our outstanding shares as of September 1, 2011.

Share Ownership Table

		Common Shares
	Common	Covered by
Name	Shares Owned	Exercisable Options

Jacques Aigrain	2,881	0
Jagjeet S. Bindra	7,881	0
Robin Buchanan	2,881	0
Milton Carroll	8,422	0
Stephen F. Cooper	8,422	0
Robert G. Gwin	2,881	0
Joshua J. Harris(1)	8,422	0
Scott M. Kleinman(2)	8,422	0
Marvin O. Schlanger	11,527	0
Bruce A. Smith	13,422	0
Rudy M.J. van der Meer	5,630	0
James L. Gallogly	0	1,879,673 (3)
C. Kent Potter	2,000	0
Craig Glidden	0	0
Kevin Brown	0	0
Bhavesh V. (Bob) Patel	0	0
All directors, nominees and executive officers as a group (26 persons)	82,791	1,879,673

(1)	Mr. Harris is associated with Apollo Management, a more than 5% beneficial owner of our shares. Mr. Harris disclaims beneficial ownership of ordinary shares owned by Apollo and any other shareholder, except to the extent of any pecuniary interest therein.

(2)	Mr. Kleinman also is associated with Apollo, a more than 5% beneficial owner of our shares. Mr. Kleinman disclaims beneficial ownership of ordinary shares owned by Apollo and any other shareholder, except to the extent of any pecuniary interest therein.

(3)	Includes vested options to purchase shares. The options have an exercise price of $17.61 and expire April 30, 2017. Mr. Gallogly will vest in an additional 1,127,804 options on each of May 14, 2012, 2013 and 2014.

PERSONS OWNING MORE THAN 5% OF LYONDELLBASELL SHARES

The table below shows information for shareholders known to us to beneficially own more than 5% of our common shares, based on their filings with the SEC through September 1, 2011.

	Shares Beneficially Owned
Name and Address	Number	Percentage(1)

Apollo Management Holdings, L.P.(2)	164,898,365	28.8%
9 West 57th Street New York, NY 10019
Certain affiliates of Access Industries, LLC(3)	90,443,366	15.8%
730 Fifth Ave., 20th Floor New York, NY 10019
Bank of America Corporation	37,699,995	6.6%
Bank of America Center 100 N. Tryon Street Charlotte, NC 28255
FMR LCC	35,530,161	6.2%
82 Devonshire Street Boston, MA 02109

(1)	All percentages are based on 573,253,163 shares outstanding as of September 1, 2011.

(2)	Apollo Management Holdings, L.P. is the general partner or manager of various Apollo investment managers that, through various affiliated investment managers, manage four of the Apollo investments funds that hold our shares. Apollo Principal Holdings II, L.P. is the general partner or manager of various Apollo investment advisors that, indirectly through various affiliated investment advisors, provide investment advisor services to various Apollo investment funds, including one of the Apollo investment funds that hold our shares. Apollo Principal Holdings III, L.P. is the general partner or manager of various Apollo investment advisors that, indirectly through various affiliated investment advisors, provide investment advisor services to various Apollo investment funds, including one of the Apollo investment funds that hold our shares. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P., Apollo Principal Holdings II GP, LLC is the general partner of Apollo Principal Holdings II, L.P. and Apollo Principal Holdings III GP Ltd. is the general partner of Apollo Principal Holdings III, L.P. Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Apollo Management Holdings GP, LLC and of Apollo Principal Holdings II GP, LLC. Each of Apollo Management Holdings GP, LLC, Apollo Management Holdings, L.P. and its affiliated investment managers, Apollo Principal Holdings II GP, LLC, Apollo Principal Holdings II, L.P. and its affiliated investment advisors, Apollo Principal Holdings III GP Ltd., Apollo Principal Holdings III, L.P. and its affiliated investment advisors, and Messrs. Black, Harris and Rowan disclaims beneficial ownership of any ordinary shares that may be held or acquired by any of the Apollo investment funds, except to the extent of any pecuniary interest therein.

(3)	Access Industries is a privately-held U.S. industrial group with holdings primarily in natural resources and chemicals, media and telecommunications and real estate, which controls directly or indirectly AI International Chemicals S.à.r.l. and certain other entities that became recordholders of our outstanding ordinary shares on or after the Emergence Date (collectively, the “Access Recordholders”). Len Blavatnik, an individual whose principal occupation is Chairman of Access Industries, may be deemed to beneficially own the shares held by one or more of the Access Recordholders. Access Industries and each of its affiliated entities and the officers, partners, members and managers thereof (including, without limitation, Mr. Blavatnik), other than the Access Recordholders, disclaim beneficial ownership of any ordinary shares owned by the Access Recordholders, except to the extent of any pecuniary interest therein.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Term Loan Facility

On April 8, 2010, Lyondell Chemical and LyondellBasell Industries N.V. entered into the Senior Term Loan Facility with, among others, Banc of America Securities LLC and UBS Securities LLC, as joint lead arrangers and book-runners, Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as joint book-runners. The Senior Term Loan Facility provides for:

•	a $500 million senior term loan facility; and

•	up to $500 million in one or more incremental term loan facilities.

The Senior Term Loan Facility has a six year maturity. The outstanding aggregate principal amount of term loans was approximately $5 million on June 30, 2011.

Lyondell Chemical’s obligations under the Senior Term Loan Facility and any hedging obligation provided by lenders thereunder are unconditionally guaranteed, jointly and severally, and fully and unconditionally, on a senior secured basis, initially by the guarantors. Lyondell Chemical’s obligations under the Senior Term Loan Facility and any hedging obligation and the guarantees will be secured on a pari passu basis with the notes by perfected first priority security interests in the Notes Collateral (as defined in “Description of Exchange Notes — Security — General”) and by second priority security interests in the ABL Facility Collateral (as defined in “Description of Exchange Notes — Security — General”), in each case subject to permitted liens and other exceptions. See “Risk Factors — The value of the noteholders’ security interest in the collateral may not be sufficient to satisfy all our obligations under the notes.”

Borrowings under the Senior Term Loan Facility bear interest at either (a) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits in the London interbank market for the interest period relevant to such borrowing adjusted for certain additional costs (“LIBOR”) or (b) a base rate determined by reference to the highest of the administrative agent’s prime rate, the federal funds effective rate plus 0.50%, or one-month LIBOR plus 1.00% (the “Base Rate”), in each case plus an applicable margin.

Voluntary prepayments of the loans under the Senior Term Loan Facility are permissible without penalty, subject to certain conditions pertaining to minimum notice and payment/reduction amounts.

The Senior Term Loan Facility contains affirmative and negative covenants typical for a senior secured credit facility of this nature. The Senior Term Loan Facility does not contain financial maintenance covenants. The Senior Term Loan Facility contains customary events of default (subject to grace periods, as appropriate).

The collateral agent under the Senior Term Loan Facility and the collateral agent under the indenture governing the notes offered hereby entered into an intercreditor agreement as to the relative priorities of their respective security interests in the assets securing the notes and borrowings under the Senior Term Loan Facility and certain other matters relating to the administration of security interests (the “First Lien Intercreditor Agreement”).

The collateral agent under the Senior Term Loan Facility, the collateral agent under the indenture governing the notes, the administrative agent under the U.S. ABL Facility (the “ABL Facility Agent”) and the collateral agent under the indenture governing the Plan Roll-up Notes entered into an intercreditor agreement as to the relative priorities of their respective security interests in the assets securing the notes, borrowings under the Senior Term Loan Facility, borrowings under the U.S. ABL Facility, and the assets securing the Plan Roll-up Notes and certain other matters relating to the administration of security interests (the “Junior Lien Intercreditor Agreement”). The Junior Lien Intercreditor Agreement provides that the Authorized Collateral Agent controls the right to exercise remedies and take enforcement actions with respect to the collateral secured on first priority basis in favor of the Senior Term Loan Facility and notes and the ABL Facility Agent controls the right to exercise remedies and take enforcement actions with respect to the collateral secured on first priority basis in favor of the U.S. ABL Facility in each case subject to a 180 day standstill provision. See “Description of Exchange Notes — Security — Junior Lien Intercreditor Agreement.”

U.S. ABL Facility

On April 8, 2010, Lyondell Chemical, Houston Refining LP, Equistar Chemicals LP and LyondellBasell Acetyls, LLC (collectively, the “ABL Borrowers”) entered into a senior secured asset-based credit facility (the “U.S. ABL Facility”) with, among others, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as joint lead arrangers, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Barclays Capital, the investment banking division of Barclays Bank plc, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Morgan Stanley Senior Funding, Inc., UBS Securities LLC and Wells Fargo Capital Finance, LLC, as joint book-runners. The ABL Borrowers are able to borrow and request letters of credit under the U.S. ABL Facility on and after the Emergence Date. Upon satisfaction of certain conditions, other wholly owned U.S. subsidiaries of Lyondell Chemical may become borrowers under the U.S. ABL Facility. The U.S. ABL Facility was amended on June 2, 2011, and the descriptions of the facility herein are to the facility, as amended provides for:

•	a $2,000 million asset-based loan; and

•	up to $250 million in incremental asset-based commitments under the U.S. ABL Facility from existing or new lenders, subject to the satisfaction of certain conditions.

The U.S. ABL Facility matures in June 2016. Proceeds from the U.S. ABL Facility are used by the ABL Borrowers for general corporate purposes, including working capital. As of December 31, 2010, there were no borrowings outstanding under the U.S. ABL Facility.

The borrowing base, at any time, shall be equal to the sum of available inventory plus available receivables less availability reserves.

The ABL Borrowers’ obligations under the U.S. ABL Facility are guaranteed jointly and severally, and fully and unconditionally, on a senior secured basis, by the guarantors (except, in the case of any guarantor which is a borrower, to the extent of its own obligations in its capacity as a borrower). The ABL Borrowers’ obligations under the U.S. ABL Facility and the guarantees are secured by (i) a first priority perfected lien on the ABL Facility Collateral and (ii) a second priority perfected lien on the Notes Collateral.

Borrowings under the U.S. ABL Facility bear interest at either:

•	an applicable margin plus the Base Rate (“Base Rate Loans”); or

•	an applicable margin plus LIBOR (“Eurodollar Rate Loans”).

The U.S. ABL Facility also requires payment to the lenders of a commitment fee on the average daily unused commitments under the U.S. ABL Facility. Mandatory prepayments of the loans under the U.S. ABL Facility are made from net cash proceeds from certain sales of ABL Facility Collateral and insurance and condemnation awards involving and to the extent of ABL Facility Collateral.

The U.S. ABL Facility contains financial, affirmative and negative covenants typical for a senior secured asset-based credit facility. Under the terms of the proposed financial covenants, LyondellBasell Industries N.V. and its restricted subsidiaries may be subject to a springing fixed charge coverage ratio test, based upon excess availability and total liquidity.

The U.S. ABL Facility contains events of default applicable to the ABL Borrowers and the guarantors substantially the same as those in the definitive documentation for the Senior Term Loan Facility, as well as such events of default specific to the U.S. ABL Facility, as are usual and customary for comparable facilities.

The rights and priorities of the U.S. ABL Facility with respect to the collateral are governed by the Junior Lien Intercreditor Agreement which provides that the ABL Facility Agent controls the right to exercise remedies and take enforcement actions with respect to the collateral secured on first priority basis in favor of the U.S. ABL Facility and the Authorized Collateral Agent controls the right to exercise remedies and take enforcement actions with respect to the collateral secured on first priority basis in favor of the Senior Term Loan Facility and the notes in each case subject to a 180-day standstill provision. See “Description of Exchange Notes — Security — Junior Lien Intercreditor Agreement.”

Plan Roll-Up Notes

Consistent with the terms of the Plan of Reorganization, on the Emergence Date, Lyondell Chemical issued Plan Roll-up Notes under an indenture entered into among Lyondell Chemical, the guarantors and a trustee and collateral agent, in an aggregate amount of $3,240 million in exchange for DIP roll-up loans incurred in our Chapter 11 proceedings as part of our DIP Term Loan Facility. The Plan Roll-up Notes are secured on a third priority basis by the guarantors, and, except as indicated below, are secured by the same collateral that secures the notes, the Senior Term Loan Facility and the U.S. ABL Facility but on a basis junior to that of the notes, the Senior Term Loan Facility and the U.S. ABL Facility, as applicable.

The Plan Roll-up Notes are secured by the same security package as the notes, the Senior Term Loan Facility and the U.S. ABL Facility on a third-priority basis and bear interest at a rate equal to 11%. The Plan Roll-up Notes are redeemable by Lyondell Chemical prior to maturity at specified redemption premiums, depending on the date the notes are redeemed. The Plan Roll-up Notes are redeemable at par on or after May 1, 2013.

Upon a change of control, each holder will have the right to require Lyondell Chemical to repurchase all or any of that holder’s Plan Roll-up Notes pursuant to a Change of Control offer at a purchase price equal to 101% of the principal amount plus accrued interest.

The outstanding Plan Roll-up Notes are subject to affirmative covenants limited to those in the indenture governing the notes. In addition, the outstanding Plan Roll-up Notes are subject to negative covenants limited to those in the indenture governing the notes but with appropriate differences for junior debt. Certain of the covenants in the outstanding Plan Roll-up Notes are suspended upon attainment of and for so long as Lyondell Chemical maintains a corporate investment grade credit rating from both S&P and Moody’s.

The Plan Roll-up Notes contain events of default substantially similar to those in the outstanding notes.

The rights and priorities of the Plan Roll-up Notes with respect to the collateral are governed by the Junior Lien Intercreditor Agreement which provides that the Authorized Collateral Agent will control the right to exercise remedies and take enforcement actions with respect to the collateral secured on first priority basis in favor of the Senior Term Loan Facility and notes offered hereby and the ABL Facility Agent controls the right to exercise remedies and take enforcement actions with respect to the collateral secured on first priority basis in favor of the U.S. ABL Facility in each case subject to a 180 day standstill provision. See “Description of Exchange Notes — Security — Junior Lien Intercreditor Agreement.”

In connection with the issuance of the Plan Roll-up Notes, we entered into a registration rights agreement with certain holders thereof that requires us to register the resale of such holders’ Plan Roll-up Notes with the SEC under the Securities Act. The registration rights agreement requires a registration statement to be effective with the SEC by April 30, 2011. If the registration statement (i) does not become effective on or prior to April 30, 2011 or (ii) becomes effective but thereafter ceases to be effective for more than 60 days (whether or not consecutive) in any 12-month period during the shelf registration period (as defined in the registration rights agreement) (each such event, a “Registration Default”), the interest rate on the Plan Roll-up Notes payable to holders that are party to such agreement will be increased by 0.25% per annum for the 90-day period following such Registration Default will increase by an additional 0.25% for each subsequent 90-day period that such Registration Default remains, up to a maximum of 1.00% per annum. We are currently paying increased interest on the Plan Roll-Up Notes, as no registration statement has become effective.

We are evaluating opportunities to improve our cash flow and to reduce our cost of capital, including modifications, replacements or refinancings of the presently contemplated Plan Roll-Up Notes, which may be done under the terms of the indenture with debt that is secured on a pari passu basis with the notes offered hereby and the Senior Term Loan Facility or on a junior basis to the notes offered hereby and the Senior Term Loan Facility, subject, in each case, to specified limitations. There can be no assurance that any such modifications, replacements or refinancings will be entered into.

European Securitization

On May 4, 2010, Basell Sales and Marketing Company B.V. and Lyondell Chemie Nederland B.V. (the “Sellers”) entered into an amended and restated European Securitization. The European Securitization has an initial 364 day term, a two year term out feature and a commitment of up to €450 million. Transfers of accounts receivable under this three-year program do not qualify as sales; therefore, the transferred accounts receivable and the proceeds received through such transfers are included in trade receivables, net, and short-term debt in the consolidated balance sheets. In October 2010, the outstanding amounts under this facility were repaid.

2027 Notes

Basell Finance Company has issued $300 million of 8.1% guaranteed notes due March 15, 2027 (the “2027 Notes”) The 2027 Notes are guaranteed by LyondellBasell Industries Holdings B.V., a subsidiary of LyondellBasell Industries N.V. The 2027 Notes provide certain restrictions with respect to the level of maximum debt that can be incurred and security that can be granted by the operating companies in Italy and The Netherlands that are direct or indirect wholly owned subsidiaries of LyondellBasell Industries Holdings B.V.

The 2027 Notes contain customary provisions for default, including, among others, the non-payment of principal and interest on the 2027 Notes, certain failures to perform or observe any other obligation under the 2027 Agreement on the 2027 Notes, the occurrence of certain defaults under other indebtedness, failure to pay certain indebtedness and the insolvency or bankruptcy of certain LyondellBasell Industries N.V. subsidiaries.

DESCRIPTION OF THE EXCHANGE NOTES

General

In this Description of the Exchange Notes, the term (i) “the Company” refers only to LyondellBasell Industries N.V. and (ii) references to the “Issuer” in this description refer to Lyondell Chemical Company. Additionally, the term “Guarantors” refers to any Person (other than the Issuer) that executes the Indenture relating to the Notes or who executes a supplemental indenture in which such Person agrees to be bound by the terms of the Indenture as a guarantor, as more fully described under “— The Guarantees.” For purposes of this description, unless the context indicates otherwise, references to “Notes” include the outstanding notes and the exchange notes offered hereby.

The outstanding notes were, and the exchange notes will be, issued under the Indenture dated April 8, 2010 between the Issuer, Wilmington Trust, FSB, as trustee, and the other parties thereto. The outstanding notes and the exchange notes are identical in all material respects, except:

•	the exchange notes have been registerd under the Securities Act;

•	the exchange notes are not subject to transfer restrictions or entitled to registration rights; and

•	the exchange notes are not entitled to additional interest provisions applicable to the outstanding notes in some circumstances relating to the timing of the exchange offer.

The following summary of certain provisions of the Indenture, the Exchange Notes, the Registration Rights Agreement, the Security Documents, the First Lien Intercreditor Agreement and the Junior Lien Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Capitalized terms used in this “Description of Exchange Notes” and not otherwise defined have the meanings set forth under “— Certain Definitions.”

We have outstanding dollar Notes with an aggregate principal amount of $1,822,500,000 and outstanding Euro Notes with an aggregate principal amount of €303,750,000.

The Issuer may issue additional Notes from time to time after this offering. Any offering of additional Notes is subject to the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens.” The Notes and any additional Notes subsequently issued under the Indenture may, at our election, be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Notes,” references to the “Notes” include any additional Notes actually issued. There can be no assurances, however, that any additional Notes subsequently issued under the Indenture will be treated as fungible with the Notes of the relevant series for United States federal income tax purposes or under the laws of any other jurisdiction.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially will be the principal corporate trust office of the Deutsche Bank Trust Company Americas, as Paying Agent in the case of U.S. Dollar-denominated Notes and Deutsche Bank AG, London Branch, as Paying Agent for the Euro-denominated Notes).

The Notes will be issued by the Issuer in denominations of $100,000 or €50,000 and integral multiples of $1,000 or €1,000, respectively, in excess thereof.

Terms of the Notes

The Notes are senior Obligations of the Issuer, have the benefit of the first priority security interest in the Notes Collateral and second priority security interest in the ABL Facility Collateral described under “— Security” and mature on November 1, 2017. Each U.S. Dollar-denominated Note bears interest at a rate of

8.000% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing November 1, 2011 for the Exchange Notes. Each Euro-denominated Note bears interest at a rate of 8.000% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing November 1, 2011 for the Exchange Notes.

Additional interest is payable with respect to the Notes in certain circumstances if the Issuer does not consummate the exchange offer (or shelf registration, if applicable) as provided in the Registration Rights Agreement. See “Exchange Offer; Registration Rights.”

Redemption

Optional Redemption

At any time prior to May 1, 2013, the Issuer may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (including any additional Notes), at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date, with the net proceeds of one or more Equity Offerings; provided that:

(1)	at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture (together with any additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

In addition, prior to May 1, 2013, the Issuer may redeem up to 10% of the outstanding Notes per year (including any additional Notes) upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, prior to May 1, 2013, the Issuer may redeem the Notes (including any additional Notes) at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after May 1, 2013, the Issuer may redeem all or a part of the Notes (including any additional Notes) upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve months beginning on May 1 of the years indicated below:

Redemption Price
of Notes

2013	106.000%
2014	104.000%
2015	102.000%
2016 and thereafter	100.000%

Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including in the case of any Equity Offering, completion of such Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Selection

Selection of Notes for redemption will be made by the Trustee on a pro rata basis to the extent practicable; provided that no Notes of $100,000 or €50,000, as applicable, principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest (if any) on, the Notes to be redeemed. Selection of Euro-denominated Notes for redemption by the Trustee on a pro rata basis shall be calculated in U.S. Dollars using the U.S. Dollar-equivalent on the date of selection.

If less than all the Notes are to be redeemed at any time in connection with an optional redemption, the Trustee will select Notes for redemption as follows:

•	if the Notes to be redeemed are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

•	if the Notes to be redeemed are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

Offers to Purchase; Open Market Purchases

The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase or redeem Notes as described under “— Change of Control,” “— Certain Covenants — Asset Sales” and “— Redemption — Special Mandatory Redemption.”

The Company, its Subsidiaries or any Affiliates of the Company may at any time and from time to time purchase Notes in the open market or otherwise.

Ranking

The Indebtedness evidenced by the Notes is senior Indebtedness of the Issuer and the Guarantors, and ranks pari passu in right of payment with all existing and future senior Indebtedness of the Issuer, and senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer. The Notes have the benefit of (i) a first priority security interest in the Notes Collateral that will be pari passu in priority with the Senior Term Loan Facility and all other existing and future First Priority Lien Obligations with respect to all Notes Collateral, (ii) a second priority security in the ABL Facility Collateral that is pari passu in priority with the Senior Term Loan Facility and all other existing and future First Priority Lien Obligations, in each case subject to Permitted Liens and exceptions described under “— Security — General.” In addition, the Notes (together with the Senior Term Loan Facility and all other existing and future First Priority Lien Obligations) are (x) senior in priority to the Plan Roll-Up Notes and all other existing and future Junior Lien Obligations with respect to all Collateral, (y) senior in priority to the ABL Facility with respect to the Notes Collateral and (z) junior in priority to the ABL Facility with respect to the ABL Facility Collateral.

The covenants under the Indenture permit substantial amounts of additional Indebtedness to be Incurred at Subsidiaries that are not Guarantors and that may be secured with assets that are not Collateral for the Notes, as well as Indebtedness that may be secured on a pari passu or junior basis on the Collateral.

The Guarantees

The Guarantors

The Company, each existing and subsequently acquired or organized direct or indirect Wholly-Owned Domestic Subsidiary of the Company (other than any Excluded Subsidiary (each such entity, a “Guarantor”) irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Issuer under the Indenture and the Notes (the “Guarantee”). Such Guarantors agree that they will pay principal of, premium, if any, interest and additional interest, if any, on the Notes, expenses, indemnification or otherwise. Such Guarantors agree to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Guarantees.

The Guarantees of the Notes are:

•	senior secured Obligations of the Guarantors; and

•	equal in right of payment to all existing and future unsubordinated Indebtedness of the Guarantors.

The Obligations of any Guarantor, including the Company, under its Guarantee of the Notes will be automatically and unconditionally released and discharged when any of the following occurs:

(1)	upon the full and final payment by or on behalf of the Issuer of all of its Obligations under the Indenture and the Notes;

(2)	except with respect to the Guarantee of the Company (subject to the provisions described under “— Certain Covenants — Merger, Amalgamation, Consolidation or Sale of All or Substantially All of the Assets”), any issuance, sale, exchange, transfer or other disposition (including, without limitation, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or otherwise), directly or indirectly, of Capital Stock of such Guarantor (or any parent of such Guarantor) to any Person that is not a Restricted Subsidiary of the Company that results in such Guarantor ceasing to be a Restricted Subsidiary of the Company; provided that such issuance, sale, exchange, transfer or other disposition is made in accordance with the provisions of the Indenture;

(3)	except with respect to the Guarantee of the Company, the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

(4)	except with respect to the Guarantee of the Company (subject to the provisions described under “— Certain Covenants — Merger, Amalgamation, Consolidation or Sale of All or Substantially All of the Assets”), upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default has occurred or is continuing or would be caused thereby;

(5)	except for the guarantee by the Company, the occurrence of legal defeasance or covenant defeasance in accordance with the Indenture;

(6)	except for Guarantee by the Company and for those limitations described in the following paragraph, in the event that the continued Obligation of such Guarantor under its Guarantee or the continued existence of such Guarantee will result in a violation of applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Company or such Guarantor; provided that all guarantees, if any, of all other First Priority Lien Obligations by such Guarantor are also released; or

(7)	upon such Guarantor being designated as an Excluded Subsidiary in compliance with the Indenture and the Company gives written notice of such release to the Trustee.

In addition to the existing Guarantors, other Domestic Subsidiaries may become Guarantors as provided in the Indenture. The Obligations of the Guarantors under their Guarantees are limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law. See “Risk Factors — Risks Related to the Notes — Fraudulent transfer and other laws may permit a court to void the guarantees, and if that occurs, you may not receive any payments on the guarantees.”

Additional Amounts

All payments made under or with respect to the Guarantee by (i) the Company or (ii) any entity that becomes a successor of the Company that is organized in a jurisdiction other than the United States, any state thereof or the District of Columbia as a result of a merger of or other transaction permitted by provisions of the Indenture described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (each such person, a “Payor”) will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which any Payor is organized, resident or doing business for tax purposes or from or through which any Payor makes any payment on the Notes or its Guarantee or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Payor is required to withhold or deduct Taxes by law. If a Payor is required by law to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or such Guarantee, the Payor, subject to the exceptions listed below, will pay additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by each holder of the Notes after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted. A Payor will not, however, pay Additional Amounts to a holder or beneficial owner of Notes:

(a)	to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the holder’s or beneficial owner’s present or former connection with the Relevant Taxing Jurisdiction or but for any such connection on the part of a partner, beneficiary, settlor or shareholder of such a holder or beneficial owner (other than any connection resulting from the acquisition, ownership, holding or disposition of Notes, the receipt of payments thereunder and/or the exercise or enforcement of rights under any Notes);

(b)	to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the holder or beneficial owner of Notes, following the Payor’s written request addressed to the holder, to the extent such holder or beneficial owner is legally eligible to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(c)	with respect to any estate, inheritance, gift, sales, personal property or any similar Taxes;

(d)	with respect to any Taxes, which are payable otherwise than by withholding from payments of principal of or interest on the Notes;

(e)	if such holder is a fiduciary or partnership or person other than the sole beneficial owner of such payment and the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such Note (but only if there is no material cost or expense associated with transferring such Note to such beneficiary, partner or sole beneficial owner and no restriction on such transfer that is outside the control of such beneficiary, partner or sole beneficial owner);

(f)	to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(g)	with respect to any withholding or deduction that is imposed on a payment to an individual and that is required to made pursuant to the European Council Directive on the taxation of savings income which was adopted by the ECOFIN Council on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to such directive (the “EU Savings Tax Directive”) or is required to be made pursuant to the Agreement between the European Community and the Swiss Confederation dated October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive (the “EU-Swiss Savings Tax Agreement”) or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreement;

(h)	to the extent of any Taxes imposed by the United States or any political subdivision thereof or tax authority therein; or

(i)	any combination of items (a) through (h).

The Payor will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Payor will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Payor, such other documentation that provides reasonable evidence of such payment by the Payor.

At least 30 calendar days prior to each date on which any payment under or with respect to a Guarantee is due and payable, if the Payor will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 35th day prior to the date on which payment under or with respect to the Guarantee is due and payable, in which case it will be promptly thereafter), the Payor will deliver to the Trustee an officers’ certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. The Payor will promptly publish a notice in accordance with the provisions set forth in “— Notices” stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

The Payor will indemnify and hold harmless the holders of Notes, and, upon written request of any holder of Notes, reimburse such holder for the amount of (i) any Taxes levied or imposed by a Relevant Taxing Jurisdiction and payable by such holder in connection with payments made under or with respect to the Notes held by such holder or any Guarantee; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if the Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the holder of the Notes would not have been entitled to receive payment of Additional Amounts hereunder by virtue of clauses (a) through (i) above or to the extent such holder received Additional Amounts with respect to such payments.

The tax gross-up and indemnity obligations described above will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor Person to any Payor and to any jurisdiction in which such successor is organized or is otherwise resident or doing business for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents. Whenever the Indenture or this “Description of Notes” refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note or any Guarantee, such reference includes the payment of Additional Amounts or indemnification payments as described hereunder, if applicable.

Security

General

The Notes and the Guarantees are secured by first priority security interests in the Notes Collateral and by second priority security interests in the ABL Facility Collateral (second in priority to the first-priority Liens on the ABL Facility Collateral that secure the Obligations under the ABL Facility), in each case subject to Permitted Liens and on a pari passu basis with the First Priority Lien Obligations. The Plan Roll-Up Notes will be secured by third priority security interests in the ABL Facility Collateral and the Notes Collateral and a portion of the Plan Roll-Up Notes may be secured by European assets that are not part of the Notes Collateral. The secured parties under the ABL Facility have rights and remedies with respect to the ABL Facility Collateral that, if exercised, could adversely affect the value of the ABL Facility Collateral or the ability of the respective agents under the First Lien Intercreditor Agreement to realize or foreclose on the ABL Facility Collateral on behalf of the First Lien Secured Parties. First Lien Secured Parties other than the holders of the Notes will have rights and remedies with respect to the Collateral that, if exercised, could also adversely affect the value of the Collateral on behalf of the holders of the Notes, particularly the rights described below under “— Security — First Lien Intercreditor Agreement.”

The “Notes Collateral” consists of substantially all the present and after-acquired assets of the Issuer and the Pledgors, including, without limitation, the following property: all accounts receivable and inventory (other than the ABL Facility Collateral), equipment, general intangibles, investment property, intellectual property, Owned Real Property (subject to clause (i) of the definition of “Excluded Assets” as described below), 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of all first-tier Foreign Subsidiaries of the Issuer and 100% of the Capital Stock of all Domestic Subsidiaries of the Issuer and each Pledgor, intercompany notes and proceeds of the foregoing of the Issuer and each Pledgor and 65% of the voting Capital Stock of all first-tier Foreign Subsidiaries of the Company and 100% of the non-voting Capital Stock of all first-tier Foreign Subsidiaries of the Company and 100% of the Capital Stock of all Domestic Subsidiaries of the Company, including the Issuer.

The Notes Collateral does not include, subject to certain exceptions, (i) any fee-Owned Real Property with a value of less than $25.0 million and all leasehold interests (other than interest in ground leases agreed on the Issue Date), (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims, (iii) assets specifically requiring perfection through control agreements (i.e., cash, deposit accounts or other bank or securities accounts, etc.), (iv) the Capital Stock of any Joint Venture, or of any special purpose subsidiary whose material assets are comprised solely of the Capital Stock of such Joint Venture, where the pledge of such Capital Stock would be prohibited by any applicable contractual requirement pertaining to such Joint Venture, (v) the ABL Facility Collateral, (vi) preferred stock issued in connection with a Structured Finance Transaction that is (x) on the Issue Date is subject to an existing Lien on the Issue Date or (y) prohibited from being pledged, and (vii) certain other exceptions described in the Security Documents (all such excluded assets referred to as “Excluded Assets”).

In addition, to the extent that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock secures the Notes, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Notes Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement (such requirement, the “3-16 Exemption”); provided that the 3-16 Exemption will not apply to the capital stock of the Issuer and LyondellBasell Subholdings, B.V. In such event, the Security Documents may be amended or modified, without the consent of any holder of such Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock of such Subsidiary that are so deemed to no longer constitute part of the Notes Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Notes Collateral.

The “ABL Facility Collateral” consists of all present and after-acquired inventory, accounts receivable, related contracts and other rights, deposit accounts into which proceeds of the foregoing are credited and books and records related thereto, together with all proceeds of the foregoing, in each case to the extent of the rights, title and interest therein of any “Borrower” under the ABL Facility.

In connection with any enforcement action with respect to the Notes Collateral or any insolvency or liquidation proceeding, all proceeds of the Notes Collateral (after paying the fees and expenses of the Collateral Agent, Senior Term Loan Collateral Agent, Paying Agent and Trustee and any expenses of selling or otherwise foreclosing on the Notes Collateral) will be applied pro rata to the repayment of the Obligations under the Notes and the other then outstanding First Priority Lien Obligations. In connection with any enforcement action with respect to the ABL Facility Collateral or any insolvency or liquidation proceeding, all proceeds of the ABL Facility Collateral (after paying the fees and expenses of the ABL Collateral Agent and any expenses of selling or otherwise foreclosing on such collateral) will be applied to the repayment of the Obligations under the ABL Facility, with any excess proceeds of such enforcement action applied to the repayment of the Obligations under the Notes and the other then outstanding First Priority Lien Obligations on a pro rata basis after payment of all fees and expenses of the Collateral Agent, Senior Term Loan Collateral Agent, Paying Agent and Trustee. The Company, the Issuer and the Pledgors will be able to Incur additional Indebtedness in the future that could share in the Collateral, including Additional First Priority Lien Obligations. The amount of such First Priority Lien Obligations and additional Indebtedness is limited by the covenants described under “— Certain Covenants — Liens” and “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such Additional First Priority Lien Obligations and additional Indebtedness could be significant.

After-Acquired Collateral

Subject to certain limitations and exceptions (including the 3-16 Exemption and the Excluded Assets limitations and exception and subject to Permitted Liens), if any of the Issuer, the Company or any Pledgor creates any additional security interest upon any property or asset that would constitute Notes Collateral to secure any First Priority Lien Obligations (which include Obligations in respect of Secured Credit Facility Indebtedness), it must concurrently grant (i) a first priority security interest (subject to Permitted Liens) upon such property as security for the Notes and the Senior Term Loan Facility, (ii) a second priority security interest upon such property as security for the ABL Facility and (iii) a third priority security interest upon such property as security for the Plan Roll-Up Notes. In addition, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent (i) with respect to the first priority security interest for the benefit of the Collateral Agent on behalf of the holders of the Notes and for the benefit the Senior Term Loan Agent on behalf of the lenders under the Senior Term Loan Facility, (ii) with respect to the second priority security interest for the benefit of the ABL Collateral Agent on behalf of the lenders under ABL Facility and (iii) with respect to the third priority security interest for the benefit of the trustee in respect of the Plan Roll-Up Notes on behalf of the holders of the Plan Roll-Up Notes. If such third party does not consent to the granting of the first priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest. The Issuer, the Company and the Pledgors will also ensure that second priority security interests are maintained as security for the Notes in any ABL Facility Collateral pledged to secure the ABL Facility.

Security Documents

The Company, the Issuer, the Pledgors, the Trustee and the Collateral Agent entered into a collateral agreement (as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time, the “Collateral Agreement”) that established the terms of the security interests and Liens that secure the Notes. These security interests secure the payment and performance when due of all of the Obligations of the Issuer under the Notes and the Indenture and the Guarantors under the Guarantee, as provided in the Security Documents.

Subject to the terms of the Security Documents, the Company, the Issuer and the Pledgors have the right to remain in possession and retain exclusive control of the Notes Collateral (other than any cash, securities, Obligations and Cash Equivalents constituting part of the Notes Collateral and deposited with the administrative agent under the Senior Term Loan Facility in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Notes Collateral and to collect, invest and dispose of any income therefrom.

First Lien Intercreditor Agreement

The Collateral Agent and the Senior Term Loan Collateral Agent entered into a First Lien Intercreditor Agreement (as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time, the “First Lien Intercreditor Agreement”) with respect to the Common Collateral, which may be amended from time to time without the consent of the holders of the Notes to add other parties holding First Priority Lien Obligations permitted to be Incurred under the Indenture, the Senior Term Loan Facility and the First Lien Intercreditor Agreement.

The First Lien Intercreditor Agreement provides that, notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any liens on any Common Collateral in which one or more collateral agents for any Series of First Priority Lien Obligations have perfected security interests, the security interests of the Collateral Agent, the Senior Term Loan Collateral Agent and each Additional First Lien Collateral Agent in such Common Collateral will rank equal in priority. Under the First Lien Intercreditor Agreement, as described below, the “Authorized Collateral Agent” has the right to exercise remedies and take enforcement actions with respect to the Common Collateral, and the Authorized Representatives of other Series of First Priority Lien Obligations will have no right to take actions with respect to the Common Collateral (subject to the right of any such Authorized Representative of such other Series of First Priority Lien Obligations to take limited protective measures with respect to the liens securing such First Priority Lien Obligations and to take certain actions that would be permitted to be taken by unsecured creditors). The Authorized Collateral Agent is initially the Senior Term Loan Collateral Agent. The Collateral Agent, as Authorized Representative in respect of the Notes, will initially have no rights to exercise remedies or take enforcement actions under the First Lien Intercreditor Agreement (other than as described in the immediately preceding sentence).

The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 150 days (throughout which 150-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other applicable indenture or credit agreement for that Series of First Priority Lien Obligations, and (b) the Senior Term Loan Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default, as defined in the Indenture or other applicable indenture or credit agreement for that Series of First Priority Lien Obligations, has occurred and is continuing and (ii) the First Priority Lien Obligations of that Series are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other applicable indenture or credit agreement for that Series of First Priority Lien Obligations; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Common Collateral (1) at any time the Authorized Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Common Collateral or

(2) at any time the Issuer, the Company or any Pledgor that has granted a security interest in such Common Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

The Authorized Collateral Agent has the sole right to act or refrain from acting with respect to the Common Collateral. No other collateral agent with respect to First Priority Lien Obligations or Non-Controlling Secured Party may exercise remedies or take enforcement actions with respect to the Common Collateral and no Authorized Representative of any Non-Controlling Secured Party or other First Lien Secured Party (other than the Authorized Collateral Agent) will commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Common Collateral.

Notwithstanding the equal priority of the liens securing each Series of First Priority Lien Obligations, the Authorized Collateral Agent may deal with the Common Collateral as if the Authorized Collateral Agent had a senior lien on such Common Collateral. No other Authorized Representative or Non-Controlling Secured Party may contest, protest or object to any foreclosure proceeding or action brought by the Authorized Collateral Agent or Controlling Secured Party. Each of the First Lien Secured Parties also will agree that it will not contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Common Collateral, or the provisions of the First Lien Intercreditor Agreement.

In addition, the First Lien Intercreditor Agreement provides that neither the Company, the Issuer nor any Pledgor shall, or permit any Subsidiary to, grant or permit or suffer to exist any additional liens on any asset or property to secure any Series of First Priority Lien Obligations unless it has granted a lien on such asset or property to secure each other Series of First Priority Lien Obligations; provided that a lien on such asset or property need not be granted to secure the Notes to the extent such a lien would be prohibited by the 3-16 Exemption.

With respect to any Common Collateral in which a lien can be perfected by the possession or control of such Common Collateral or of any deposit, securities or other account in which such Common Collateral is held, then the Authorized Collateral Agent shall also hold or control such Common Collateral as gratuitous bailee and sub-agent for each other collateral agent in respect of First Priority Lien Obligations. Subject to the rights of the Authorized Collateral Agent and the other terms of the First Lien Intercreditor Agreement, any such collateral agent that holds or controls Common Collateral as gratuitous bailee and sub-agent shall be entitled to deal with the applicable pledged or controlled Common Collateral as if the liens thereon of the collateral agent or First Lien Secured Parties or Series of First Priority Lien Obligations did not exist; provided that any proceeds arising from such pledged or controlled Common Collateral shall be subject to application in accordance with the terms of the First Lien Intercreditor Agreement.

If an event of default has occurred and is continuing under the documents governing any of the First Priority Lien Obligations and the Authorized Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any bankruptcy case of the Issuer, the Company or any Pledgor, the proceeds of any sale, collection or other liquidation of any such Common Collateral by the Authorized Collateral Agent or any First Lien Secured Party (or received pursuant to any other intercreditor agreement), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the First Priority Lien Obligations are entitled under any other intercreditor agreement shall be applied among the First Priority Lien Obligations to the payment in full of the First Priority Lien Obligations on a ratable basis, after payment of all amounts owing to the Authorized Collateral Agent and the Collateral Agent, Senior Term Loan Collateral Agent, Paying Agent and Trustee.

Notwithstanding the foregoing, with respect to any Common Collateral for which a third party (other than a First Lien Secured Party or the ABL Facility) has a Lien or security interest that is junior in priority to the security interest of any Series of First Priority Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Priority Lien Obligations (such third party, an “Intervening Creditor”), the value of any Common Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed in respect of the Series of First Priority Lien Obligations with respect to which such impairment exists.

None of the First Lien Secured Parties may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Authorized Collateral Agent and the Collateral Agent, the Senior Term Loan Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Common Collateral. In addition, none of the First Lien Secured Parties may seek to have any Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral. If any First Lien Secured Party obtains possession of any Common Collateral or realizes any proceeds or payment in respect thereof, at any time prior to the discharge of each Series of the First Priority Lien Obligations, then it must hold such Common Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Common Collateral, proceeds or payment to the Authorized Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.

If the Issuer, the Company or any Pledgor becomes subject to any bankruptcy case, the First Lien Intercreditor Agreement will provide that (1) if the Issuer, the Company or any Pledgor shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party will agree not to object to any such financing or to the Liens on the Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Common Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted to secure the First Priority Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Common Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:

(A)	the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the bankruptcy case,

(B)	the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Secured Parties as set forth in the First Lien Intercreditor Agreement,

(C)	if any amount of such DIP Financing or cash collateral is applied to repay any of the First Priority Lien Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement, and

(D)	if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the First Lien Intercreditor Agreement;

provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its representative that shall not constitute Common Collateral; and provided further that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

The First Lien Secured Parties acknowledged that the First Priority Lien Obligations of any Series may, subject to the limitations set forth in the First Lien Intercreditor Agreement and the other First Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in the First Lien Intercreditor Agreement defining the relative rights of the First Lien Secured Parties.

Junior Lien Intercreditor Agreement

On the Emergence Date, the Collateral Agent, on its own behalf and on behalf of the First Lien Secured Parties under the Indenture, the Senior Term Loan Collateral Agent, on its own behalf and on behalf of the First Lien Secured Parties under the Senior Term Loan Facility, the ABL Collateral Agent, on its own behalf and on behalf of the administrative agent and lenders under the ABL Facility, the trustee under the Plan Roll-Up Notes (the “Roll-Up Notes Trustee” and, together with the Collateral Agent, the Senior Term Loan Collateral Agent and the ABL Collateral Agent, the “Applicable Collateral Agents”), on its own behalf and on behalf of the holders of the obligations under the Plan Roll-Up Notes, the Company, the Issuer and the Pledgors entered into an intercreditor agreement (the “Junior Lien Intercreditor Agreement”) that sets forth the relative priority of the Liens securing any First Priority Lien Obligations, the Liens securing the ABL Obligations and the Liens securing any Junior Lien Obligations (collectively, the “Applicable Obligations”). Although the holders of First Priority Lien Obligations, ABL Obligations and Junior Lien Obligations are not parties to the Junior Lien Intercreditor Agreement, by their acceptance of the Notes, the loans under the Senior Term Loan Facility, the loans under the ABL Facility or the Plan Roll-Up Notes, respectively, each agreed to be bound thereby. In addition, the Junior Lien Intercreditor Agreement provides that it may be amended from time to time without the consent of the holders of the Notes to add Additional First Lien Secured Parties with respect to Additional First Priority Lien Obligations and/or additional secured parties with respect to Additional Junior Lien Obligations, in each case to the extent permitted to be Incurred under the Indenture, the Senior Term Loan Facility, the ABL Facility and the Plan Roll-Up Notes Indenture.

The Junior Lien Intercreditor Agreement provides, among other things:

•	Lien Priority. Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing any ABL Obligations (the “ABL Facility Liens”), the Liens securing any First Priority Lien Obligations (the “First Priority Obligation Liens”) or the Liens securing any Junior Lien Obligation (the “Junior Priority Liens”) or the enforceability of any such Liens or Obligations, (1) the ABL Facility Liens on the ABL Facility Collateral will rank senior to any First Priority Obligation Liens or Junior Priority Liens on the ABL Facility Collateral, (2) the First Priority Obligation Liens on the Notes Collateral will rank senior to any ABL Facility Liens or Junior Priority Liens on the Notes Collateral, (3) the ABL Facility Liens on the Notes Collateral will rank senior to any Junior Priority Liens on the Notes Collateral, (4) the First Priority Obligation Liens on the ABL Facility Collateral will rank senior to any Junior Priority Liens on the ABL Facility Collateral and (5) the Junior Priority Liens on all Collateral will rank junior to the ABL Facility Liens on all Collateral and the First Priority Obligation Liens on all Collateral.

•	Prohibition on Contesting Liens and Obligations. No Applicable Collateral Agent or holder of any Applicable Obligation may contest or support any other person in contesting the validity or enforceability of the Liens of any other Applicable Collateral Agent or holder of any other class of Applicable Obligations.

•	Similar Liens. So long as there are at least two classes of Applicable Obligations outstanding, neither the Company nor any Guarantor will grant any Lien to secure any class of Applicable Obligations unless the Company or such Guarantor has granted a Lien to secure each other class of then outstanding Applicable Obligations; provided that (i) the Company may secure obligations under the Plan Roll-Up Notes with Liens on certain European assets of the Company and its Restricted Subsidiaries to the extent permitted by the Senior Term Loan Facility, the ABL Facility and the Indenture, without granting a Lien on such European assets to secure the ABL Obligations or any First Priority Lien Obligations and (ii) the foregoing provisions shall not be deemed violated by virtue of the operation of the 3-16 Exemption with respect to the Notes or the Plan Roll-Up Notes. Any proceeds from any Lien granted in contravention of the foregoing will be subject to distribution in accordance with “— Application of Proceeds and Turn-Over Provisions” below.

•	Exercise of Remedies and Release of Liens with respect to ABL Facility Collateral. Subject to the provisions described below under “— Standstill Period,” the ABL Collateral Agents will have the sole power to exercise remedies against the ABL Facility Collateral (subject to the right of any First Lien Collateral Agent and the Roll-Up Notes Trustee to take limited protective measures with respect to the First Priority Obligation Liens and the Junior Priority Liens, respectively, and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Facility Collateral. Subject to the provisions described below under “— Standstill Period,” after the Discharge of ABL Obligations, if any First Priority Lien Obligations remain outstanding, the First Lien Collateral Agents will have the sole power to exercise remedies against the ABL Facility Collateral (subject to the right of the Roll-Up Notes Trustee to take limited protective measures with respect to the Junior Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the ABL Facility Collateral. After the Discharge of First Priority Lien Obligations, the Roll-Up Notes Trustee shall be permitted to exercise remedies against the ABL Collateral. The Applicable Collateral Agent that is then entitled to exercise remedies against the ABL Facility Collateral pursuant to the three prior sentences shall be referred to as the “Authorized ABL Collateral Agent” and each other Applicable Collateral Agent at such time shall be referred to as the “Non-Authorized ABL Collateral Agent”. Upon any sale of any ABL Facility Collateral in connection with any enforcement action consented to by the Authorized ABL Collateral Agent, which results in the release of the Liens of such Authorized ABL Collateral Agent on such item of ABL Facility Collateral, the Liens of each other class of Applicable Obligations on such item of ABL Facility Collateral will be automatically released.

•	Exercise of Remedies and Release of Liens with respect to Notes Collateral. Subject to the provisions described below under “— Standstill Period,” the First Lien Collateral Agents (subject to the terms of the First Lien Intercreditor Agreement) will have the sole power to exercise remedies against the Notes Collateral (subject to the right of the ABL Collateral Agent and the Roll-Up Notes Trustee to take limited protective measures with respect to the ABL Facility Liens and the Junior Priority Liens, respectively, and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Collateral. Subject to the provisions described below under “— Standstill Period,” after the Discharge of First Priority Lien Obligations, if any ABL Obligations remain outstanding, the ABL Collateral Agent will have the sole power to exercise remedies against the Notes Collateral (subject to the right of the Roll-Up Notes Trustee to take limited protective measures with respect to the Junior Priority Liens and to take certain actions that would be permitted to be taken by unsecured creditors) and to foreclose upon and dispose of the Notes Collateral. After the Discharge of ABL Obligations, the Roll-Up Notes Trustee shall be permitted to exercise remedies against the Notes Collateral. The Applicable Collateral Agent that is then entitled to exercise remedies against the Notes Collateral pursuant to the three prior sentences shall be referred to as the “Authorized Notes Collateral Agent” and each other Applicable Collateral Agent at such time shall be referred to as the “Non-Authorized Notes Collateral Agent”. Upon any sale of any Notes Collateral in connection with any enforcement action consented to by the Authorized Notes Collateral Agent, which results in the release of the Liens of such Authorized Notes Collateral Agent on such item of Notes Collateral, the Liens of each other class of Applicable Obligations on such item of Notes Collateral will be automatically released.

•	Application of Proceeds and Turn-Over Provisions. In connection with any enforcement action with respect to the Collateral or including in respect of any Insolvency or Liquidation Proceeding, (x) (1) all proceeds of ABL Facility Collateral will first be applied to the repayment of all ABL Obligations, before being applied to any First Priority Lien Obligations or any Junior Lien Obligations; (2) after the Discharge of ABL Obligations, if any First Priority Lien Obligations remain outstanding, all proceeds of ABL Facility Collateral will first be applied to the repayment of any outstanding First Priority Lien Obligations in accordance with the First Lien Intercreditor Agreement, before being applied to any Junior Lien Obligations; and (3) after the Discharge of First Priority Lien Obligations, all proceeds of ABL Facility Collateral will be applied to the repayment of Junior Lien Obligations (the class of Applicable Obligations that is then entitled to receive the proceeds of ABL Facility Collateral pursuant to the foregoing shall be referred to as the “Authorized ABL Class of Obligations” and each class of Applicable Obligations that is then not entitled to receive proceeds of ABL Facility Collateral pursuant to the foregoing shall be referred to as a “Non-Authorized ABL Class of Obligations”); and (y)(1) all proceeds of Notes Collateral shall be applied to First Priority Lien Obligations in accordance with the First Lien Intercreditor Agreement, before being applied to ABL Obligations or any Junior Lien Obligations; (2) after the Discharge of First Priority Lien Obligations, if any ABL Obligations remain outstanding, all proceeds of Notes Collateral will first be applied to the repayment of any outstanding ABL Obligations, before being applied to any Junior Lien Obligations; and (3) after the Discharge of ABL Obligations, all proceeds of Notes Collateral will be applied to the repayment of Junior Lien Obligations (the class of Applicable Obligations that is then entitled to receive the proceeds of Notes Collateral pursuant to the foregoing shall be referred to as the “Authorized Notes Class of Obligations” and each class of Applicable Obligations that is not then entitled to receive proceeds of Notes Collateral pursuant to the foregoing shall be referred to as a “Non-Authorized Notes Class of Obligations”). If any holder of any Applicable Obligations or if any Applicable Collateral Agent receives any proceeds of Collateral in contravention of the foregoing, such proceeds will be turned over to the Applicable Collateral Agent entitled to receive such proceeds pursuant to the prior sentence, for application in accordance with the prior sentence.

•	Amendment and Refinancings. The ABL Obligations, the First Priority Lien Obligations and the Junior Lien Obligations may be amended or refinanced subject to continuing rights of the holders of such refinancing Indebtedness under the Junior Lien Intercreditor Agreement.

•	Certain Matters in Connection with Liquidation and Insolvency Proceedings.

•	Debtor-in-Possession Financings with respect to ABL Facility Collateral. In connection with any Insolvency or Liquidation Proceeding of the Company, the Issuer or any Pledgor, in the case of the ABL Facility Collateral, (x) the Authorized ABL Collateral Agents may consent to certain debtor-in-possession financings secured by a Lien on the ABL Facility Collateral ranking prior to the Liens of the Non-Authorized ABL Collateral Agents on the ABL Facility Collateral or to the use of cash collateral constituting proceeds of the ABL Facility Collateral without the consent of any holder of any Non-Authorized ABL Class of Obligations or any other Non-Authorized ABL Collateral Agent, and none of the holders of any Non-Authorized ABL Class of Obligations or any other Non-Authorized ABL Collateral Agent shall be entitled to object to such use of cash collateral or debtor-in-possession financing or to seek “adequate protection” in connection therewith (other than in the form of a junior lien in accordance with the terms of the Junior Lien Intercreditor Agreement on any additional items of collateral for the Authorized ABL Class of Obligations which are granted in connection with such debtor-in-possession financing or use of cash collateral).

•	Debtor-in-Possession Financings with respect to Notes Collateral. In connection with any Insolvency or Liquidation Proceeding of the Company, the Issuer or any Pledgor, in the case of the Notes Collateral, the Authorized Notes Collateral Agent may consent to certain debtor-in-possession financings secured by a Lien on the Notes Collateral ranking prior to the Liens of the Non-Authorized Notes Collateral Agents on the Notes Collateral or to the use of cash collateral constituting proceeds of the Notes Collateral without the consent of any holder of any Non-Authorized Notes Class of Obligations or any other Non-Authorized Notes Collateral Agent, and none of the holders of any Non-Authorized Notes Class of Obligations or any other Non-Authorized Notes Collateral Agent shall be entitled to object to such use of cash collateral or debtor-in-possession financing or to seek “adequate protection” in connection therewith (other than in the form of a junior lien in accordance with the terms of the Junior Lien Intercreditor Agreement on any additional items of collateral for the Authorized Notes Class of Obligations which are granted in connection with such debtor-in-possession financing or use of cash collateral).

•	Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest with respect to ABL Facility Collateral. In the case of ABL Facility Collateral, none of the holders of any Non-Authorized ABL Class of Obligations nor any Non-Authorized ABL Collateral Agent may (A) seek relief from the automatic stay with respect to any ABL Facility Collateral, (B) object to any sale of any ABL Facility Collateral in any Insolvency or Liquidation Proceeding which has been consented to by the Authorized ABL Collateral Agent or (C) object to any claim of any holder of any Authorized Class of ABL Obligations or Authorized ABL Collateral Agent to post-petition interest, fees or expenses to the extent of the value of the ABL Facility Collateral, such value to be determined without regard to the existence of the ABL Liens securing any other Non-Authorized ABL Class of Obligations.

•	Relief from Automatic Stay; Bankruptcy Sales and Post-Petition Interest with respect to Notes Collateral. In the case of Notes Collateral, none of the holders of any Non-Authorized Notes Class of Obligations nor any Non-Authorized Notes Collateral Agent may (A) seek relief from the automatic stay with respect to any Notes Collateral, (B) object to any sale of any Notes Collateral in any Insolvency or Liquidation Proceeding which has been consented to by the Authorized Notes Collateral Agent or (C) object to any claim of any holder of any Authorized Class of Notes Obligations or Authorized Notes Collateral Agent to post-petition interest, fees or expenses to the extent of the value of the Notes Collateral, such value to be determined without regard to the existence of the First Priority Liens securing any other Non-Authorized Notes Class of Obligations.

•	Adequate Protection. None of any holder of Applicable Obligations nor any Applicable Collateral Agent may, except as expressly provided above, seek adequate protection on account of its Lien on ABL Facility Collateral other than in the form of junior priority liens; provided however that the holders of the Authorized ABL Class of Obligations and the Authorized ABL Collateral Agent may seek adequate protection with respect to the ABL Facility Collateral and the holders of the Authorized Notes Class of Obligations and the Authorized Notes Collateral Agent may seek adequate protection with respect to the Notes Collateral.

•	Plans of Reorganization. No Applicable Collateral Agent or holder of Applicable Obligations may support any plan of reorganization or file any proof of claim in any Insolvency or Liquidation Proceeding which, in either case, is not in accordance with the intercreditor provisions described above.

•	Standstill Period. The Junior Lien Intercreditor Agreement provides that, notwithstanding any of the provisions described above, if prior to the commencement of an Insolvency or Liquidation Proceeding, after a period (the “ABL Collateral Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice to the Authorized ABL Collateral Agent stating that the existence of an Event of Default as defined under the debt documents of any Non-Authorized ABL Class of Obligations has occurred and is continuing thereunder, and as a result of such Event of Default the principal and interest under such other Non-Authorized ABL Class of Obligations has become due and payable, then, upon notice to the Authorized ABL Collateral Agent indicating that applicable Non-Authorized ABL Collateral Agent intends to exercise remedies and enforce against the ABL Facility Collateral, then such Non-Authorized ABL Collateral Agent may exercise any rights or remedies (including setoff) with respect to any ABL Facility Collateral (including, without limitation, the enforcement of or execution on any judgment Lien) or institute any action or proceeding with respect to such rights or remedies only so long as the Authorized ABL Collateral Agent or the holders of the Authorized ABL Class of Obligations shall not have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of their rights or remedies with respect to the ABL Facility Collateral; provided that if the Authorized Collateral Agent shall have provided notice as set forth above and shall have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of their rights or remedies with respect to the ABL Facility Collateral, then the Roll-Up Notes Trustee shall be prohibited from exercising remedies against ABL Facility Collateral. In addition, the Junior Lien Intercreditor Agreement provides that, notwithstanding any of the provisions described above, if prior to the commencement of an Insolvency or Liquidation Proceeding, after a period (the “Notes Collateral Standstill Period”) of 180 consecutive days has elapsed from the date of delivery of written notice to the Authorized Notes Collateral Agent stating that the existence of an Event of Default as defined under the debt documents of any Non-Authorized Notes Class of Obligations has occurred and is continuing thereunder, and as a result of such Event of Default the principal and interest under such Non-Authorized Notes Class of Obligations has become due and payable, then, upon notice to the Authorized Notes Collateral Agent indicating that applicable Non-Authorized Notes Collateral Agent intends to exercise remedies and enforce against the Notes Collateral, then such Non-Authorized Notes Collateral Agent may exercise any rights or remedies (including setoff) with respect to any Notes Collateral (including, without limitation, the enforcement of or execution on any judgment Lien) or institute any action or proceeding with respect to such rights or remedies only so long as the Authorized Notes Collateral Agent or the holders of the Authorized Notes Class of Obligations shall not have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of their rights or remedies with respect to the Notes Collateral; provided that if the ABL Collateral Agent shall have provided notice as set forth above and shall have commenced and be diligently pursuing (within such 180 consecutive day period) the exercise of any of its rights or remedies with respect to the Notes Collateral, then the Roll-Up Notes Trustee shall be prohibited from exercising remedies against Notes Collateral.

Release of Collateral

Subject to the First Lien Intercreditor Agreement, Liens on Collateral securing the Notes will be automatically and unconditionally released:

(1)	as to any property or asset (including Capital Stock of a Subsidiary of the Company), to enable the Company, the Issuer and the Pledgors to consummate the disposition of such property or asset to the extent not prohibited by clause (6) below or under the covenants described under “— Certain Covenants — Asset Sales” or “— Certain Covenants — Limitation on Restricted Payments”;

(2)	to release Excess Proceeds and Collateral Excess Proceeds to the Issuer that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with the Indenture and not required to be made a part of the Collateral;

(3)	in respect of the property and assets of a Pledgor, upon the designation of such Pledgor to be an Unrestricted Subsidiary in accordance with the covenant described under “— Certain Covenants — Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(4)	to the extent (x) greater than $750.0 million of loans are outstanding under the Senior Term Loan Facility and (y) the Collateral is released from the Liens securing the Senior Term Loan Facility and is not otherwise securing or will not be securing Indebtedness outstanding under any refinancing or replacement thereof or any other similar Secured Indebtedness or any Indebtedness secured by junior Liens on the Collateral;

(5)	in respect of the property and assets of a Guarantor upon release of the Guarantee with respect to the Notes of such Guarantor;

(6)	in the case of the property and assets of a specific Pledgor, upon such Pledgor making a Transfer of such assets to any Restricted Subsidiary of the Issuer that is not a Pledgor; provided that (i) such Transfer is not subject to the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” and (ii) the aggregate net book value of the assets of

Restricted Subsidiaries that are at any time Notes Collateral (excluding cash proceeds of accounts receivable, inventory and related assets) that are so transferred pursuant to this clause (6) shall not exceed 5% of the Consolidated Net Tangible Assets of the Issuer and its Restricted Subsidiaries per year and shall not be in an amount that will result in an Excluded Subsidiary ceasing to qualify as an Excluded Subsidiary in accordance with the definition thereof; provided further, that Liens on all property and assets of any Subsidiary of Lyondell Europe Holdings, Inc., a Delaware corporation, will be automatically and unconditionally released upon any transfer of such Subsidiary;

(7)	as described under “— Amendments and Waivers” below; or

(8)	as to the pledge of Capital Stock of first-tier Foreign Subsidiaries, in connection with a reorganization, change or modification of the direct or indirect ownership of Foreign Subsidiaries by the Company, the Issuer or a Pledgor, as applicable, in compliance with the Indenture, a release may be obtained as to such Capital Stock in connection with the substitution of pledge of 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of any one or more new or replacement first- tier Foreign Subsidiaries pursuant to valid Security Documents.

The security interests in all Collateral securing the Notes also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest and additional interest, if any, on, the Notes and all other Obligations under the Indenture and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including additional interest, if any), are paid (including pursuant to a satisfaction and discharge of the Indenture as described under “— Satisfaction and Discharge”) or (ii) a legal defeasance or covenant defeasance under the Indenture as described under “— Defeasance.”

Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

Notwithstanding anything to the contrary herein, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the TIA. The Issuer, the Company and the Pledgors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Trustee, the Collateral Agent or Senior Term Loan Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•	selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•	selling, transferring or otherwise disposing of inventory or accounts receivable in the ordinary course of business;

•	making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the business of the Company or its Subsidiaries.

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem Notes as described under “— Redemption — Optional Redemption.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption as described under “— Redemption — Optional Redemption,” the Issuer shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Issuer, consistent with this covenant, that a holder must follow in order to have its Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In addition, the Issuer will not be required to make a Change of Control Offer upon the consummation of a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

Any Change of Control Offer will comply with any applicable regulations under the federal securities laws, including Rule 14e-1 of the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

This Change of Control repurchase provision is a result of negotiations between the Issuer and the initial purchasers. The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events that would constitute a Change of Control would also constitute an event of default under the Senior Term Loan Facility, the Plan Roll-up Notes Indenture and the ABL Facility. Future Credit Facilities of the Company or its Subsidiaries may contain prohibitions on certain events that would constitute a Change of Control or require such Credit Facilities to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such Credit Facility, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Related to this Offering and the Notes — The Issuer may not be able to fulfill its repurchase obligations in the event of a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the Indenture, there is no precise established definition of the phrase. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in aggregate principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture, which (in the absence of a Covenant Suspension Event (as defined below)) will bind the Company and its Restricted Subsidiaries. If on any date (i) the Notes have Investment Grade Ratings from two Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing until the Reversion Date (as defined below) (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of Exchange Notes” will not be applicable to the Exchange Notes (collectively, the “Suspended Covenants”):

(1)	“ — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“ — Limitation on Restricted Payments”;

(3)	“ — Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“ — Asset Sales”;

(5)	“ — Transactions with Affiliates”; and

(6)	clause (4) of the third paragraph under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

At any time the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the holders of the Notes will be entitled to substantially less, and materially limited, covenant protection.

If on any date subsequent to a Covenant Suspension Event (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph, or one of the clauses set forth in the second paragraph, under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Emergence Date, so that it is classified as permitted under clause (d) of the second paragraph under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “— Certain Covenants — Limitation on Restricted Payments” will be made as though the covenant described under “— Certain Covenants — Limitation on Restricted Payments” had been in effect since the Emergence Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph under “— Certain Covenants — Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period.

For purposes of the covenant described under “— Certain Covenants — Asset Sales,” on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Indenture provides that:

(1)	the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	the Company will not permit any of its Restricted Subsidiaries (other than the Issuer or any Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and, subject to the third paragraph of this covenant, any Restricted Subsidiary of the Company that is not a Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations do not apply to:

(a)	(i) Indebtedness under the Notes issued on the Issue Date, and the guarantees thereof, and (ii) an aggregate principal amount of Indebtedness outstanding in the form of any other series of notes representing First Priority Lien Obligations (“other notes”) issued in one or more tranches under the Indenture, and the guarantees by the Guarantors thereof, if, (x) on a pro forma basis after giving effect thereto (including a pro forma application of the proceeds thereof), the Secured Indebtedness Leverage Ratio of the Company would not exceed 2.00 to 1.00, or (y) pursuant to a Permitted Roll-Up Notes Refinancing;

(b)	Indebtedness under the Plan Roll-Up Notes in an aggregate principal amount not to exceed $3,250 million at any one time outstanding;

(c)	Indebtedness Incurred pursuant to Credit Facilities, as follows:

(i)	Indebtedness under any Credit Facilities (other than Asset Backed Credit Facilities) in the aggregate principal amount of $1,000 million plus an aggregate additional principal amount of Indebtedness secured by a Lien outstanding at any one time such that on a pro forma basis (including a pro forma application of the proceeds therefrom) the Secured Indebtedness Leverage Ratio of the Company would not exceed 2.00 to 1.00; provided that (x) regardless of whether such Secured Indebtedness Leverage Ratio is satisfied, term loans may be Incurred under this subclause (c)(i) as part of a Permitted Roll-Up Notes Refinancing and (y) the availability of Indebtedness under Credit Facilities shall be reduced for a period of time as a result of a Permitted Roll-Up Notes Refinancing as provided in the definition thereof, provided further that the amount of Indebtedness that may be Incurred pursuant to this subclause (i) shall be reduced by the amount of any (x) prepayments of term loans under Credit Facilities or (y) permanent reductions of Indebtedness under any revolving credit facility (other than any such prepayments of the ABL Facility), in the case of each of (x) and (y) with the proceeds of an Asset Sale (other than any Asset Sale in respect of Specified ABL Facility Assets);

(ii)	Indebtedness under Asset Backed Credit Facilities in an aggregate principal amount not to exceed the greater of (A) $1,750 million and (B) the sum of 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries and 65% of the net book value of the inventory of the Company and its Restricted Subsidiaries (the “Borrowing Base”) less (x) in the case of the calculation of the Borrowing Base under this subclause (ii) (B), the amount of the Borrowing Base that is the subject of an on balance sheet Qualified Receivables Financing (it being understood that any of the Borrowing Base that is subject to arrangements for disposition or transfer in connection with an off-balance sheet Qualified Receivables Financing shall not be included in the Borrowing Base) and (y) in the case of Indebtedness permitted to be Incurred under this subclause (ii)(B), the amount of any Indebtedness Incurred under any Oil Index Credit Facility; provided that any assets or property securing any Project Financing Incurred pursuant to clause (e)(ii) below shall be excluded when determining the Borrowing Base; provided further that Indebtedness that may be Incurred pursuant to this subclause (ii) shall be reduced by the amount of any permanent reductions of Indebtedness under any revolving credit facility (other than any such prepayments of revolving credit facilities Incurred pursuant to clause (c)(i) above) with the proceeds of an Asset Sale (other than any Asset Sale in respect of Specified ABL Facility Assets); provided further that, in the event of an Asset Acquisition, Indebtedness may be Incurred against the Borrowing Base pursuant to the foregoing in anticipation of the completion of such Asset Acquisition on the assumption that the Borrowing Base of the subject of the Asset Acquisition has been acquired;

(iii)	Indebtedness under any Oil Indexed Credit Facility in an aggregate principal amount not to exceed $750.0 million; provided that amounts Incurred pursuant to an Oil Index Credit Facility will be required to reduce the amount of Indebtedness Incurred under the Borrowing Base to the extent Indebtedness in such amount as would no longer be permitted to be Incurred under subclause (ii) above (without duplication for the requirements of subclause (ii) above);

(d)	Indebtedness existing on the Emergence Date (other than the Notes and Indebtedness described in clauses (b) and (c) above) in an aggregate principal amount not to exceed $400.0 million, after giving effect to the consummation of the Reorganization Plan, which shall have the obligors, collateral, maturity and amortization features summarized under “Description of Certain Indebtedness” herein, and guarantees of Indebtedness of Joint Ventures outstanding on the Emergence Date, and operating leases of the Company and the Restricted Subsidiaries outstanding on the Emergence Date to the extent characterized as a Capitalized Lease Obligation;

(e)	(i) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any Restricted Subsidiary, Disqualified Stock issued by the Company or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Company to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that Indebtedness Incurred pursuant to this clause (e)(i) is not Incurred to finance a Business Acquisition, (ii) Indebtedness Incurred in connection with any Project Financing or (iii) Indebtedness Incurred pursuant to a Catalyst Sale/Leaseback Transaction;

(f)	Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement Obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance or similar requirements, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(g)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(h)	Indebtedness of the Company to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not the Issuer or a Guarantor is subordinated in right of payment to the Obligations of the Company under the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (h);

(i)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (i);

(j)	Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if the Issuer or a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management operations of the Company and its

Subsidiaries), such Indebtedness is subordinated in right of payment to the Obligations of the Issuer or such Guarantor, as applicable, in respect of the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (j);

(k)	Hedging Obligations that are not Incurred for speculative purposes but for the purpose of (1) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding; (2) fixing or hedging currency exchange rate risk with respect to any currency exchanges; (3) fixing or hedging commodity price risk, including the price or cost of raw materials, emission rights, manufactured products or related commodities, with respect to any commodity purchases or sales; or (4) hedging the potential exposure in respect of certain executives’ and employees’ options over, or stock appreciation rights in relation to, shares of Royal Dutch Shell plc and BASF AG;

(l)	(i) obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or (ii) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any of the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(m)	Indebtedness or Disqualified Stock of the Company or, subject to the third paragraph of this covenant “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Company not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (m), does not exceed the greater of $750.0 million and 3.75% of the Consolidated Net Tangible Assets of the Company at the time of Incurrence (it being understood that any Indebtedness Incurred pursuant to this clause (m) shall cease to be deemed Incurred or outstanding for purposes of this clause (m) but shall be deemed Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (m));

(n)	Indebtedness or Disqualified Stock of the Company, the Issuer or any Subsidiary Guarantor and Preferred Stock of the Issuer or any Subsidiary Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference not greater than 200% of the net cash proceeds received by the Company and its Restricted Subsidiaries since immediately after the Emergence Date from the issue or sale of Equity Interests of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to the Company) or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Company or any of its Restricted Subsidiaries) as determined in accordance with clauses (c)(ii) and (c)(iii) under “— Certain Covenants — Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(o)	any guarantee by the Company or any Restricted Subsidiary of Indebtedness or other Obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness

Incurred by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s obligations with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the obligations of such Restricted Subsidiary in respect of the Notes, as applicable, and (ii) if such guarantee is of Indebtedness of the Company, such guarantee is Incurred in accordance with the covenant described under “— Future Subsidiary Guarantors” solely to the extent such covenant is applicable;

(p)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (a), (d), (e), (n) and (q) of this paragraph or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premiums) and original issue discount, expenses, defeasance costs and fees in connection therewith; provided that any such Indebtedness until reclassified in accordance with the Indenture shall remain Incurred pursuant to clauses (a), (d), (e), (n) and (q), as applicable (subject to the following proviso, “Refinancing Indebtedness”), prior to its maturity; provided, however, that such Refinancing Indebtedness:

(1)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(2)	to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or the Obligations of such Restricted Subsidiary in respect of the Notes, as applicable, such Refinancing Indebtedness is junior to the Notes or such Obligations of such Restricted Subsidiary, as applicable, to at least same extent or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, as the case may be, of the same issuer; and

(3)	shall not include (x) Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Issuer or a Guarantor, or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided further that subclause (1) of this clause (p) will not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations;

(q)	Indebtedness, Disqualified Stock or Preferred Stock of (x) the Company or, subject to the third paragraph of this covenant, any of its Restricted Subsidiaries (A) Incurred to finance an Asset Acquisition or (B) Incurred by a Person in connection with or anticipation of such Person becoming a Restricted Subsidiary as a result of an Asset Acquisition or to finance an Asset Acquisition or (y) a Person existing at the time such Person becomes a Restricted Subsidiary of the Company as a result of an Asset Acquisition or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary of the Company and, in any such case under this subclause (y), not Incurred in connection with or in anticipation of, such Asset Acquisition; provided that, in the case of clause (y), the holders of any such Indebtedness do not, at any time, have direct or indirect recourse to any property or assets of the Company or any Restricted Subsidiary other than the property or assets that are the subject of such Asset Acquisition; provided that after giving effect to such Asset Acquisition, either:

(1)	the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such Asset Acquisition;

(r)	Indebtedness Incurred in a Qualified Receivables Financing that is without recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings);

(s)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(t)	Indebtedness under any Treasury Services Agreement or any Structured Financing Transaction;

(u)	Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (u), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (u), does not exceed the greater of $350.0 million and 3.50% of the Consolidated Net Tangible Assets of the Foreign Subsidiaries at any one time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (u) shall cease to be deemed Incurred or outstanding for purposes of this clause (u) but shall be deemed Incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (u));

(v)	Indebtedness of the Company or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay Obligations contained in supply arrangements, in each case, in the ordinary course of business;

(w)	Indebtedness consisting of Indebtedness issued by the Company or a Restricted Subsidiary of the Company to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent entity of the Company to the extent described in clause (4) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(x)	Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, Joint Ventures of the Company or any Restricted Subsidiary not to exceed, at any one time outstanding, the greater of $250.0 million and 1.25% of the Consolidated Net Tangible Assets of the Company; and

(y)	Indebtedness Incurred by Lyondell Basell Australia Pty Ltd. and its successors in an aggregate principal amount at any one time outstanding not to exceed $80.0 million; provided that such Indebtedness is not guaranteed by the Company or any Restricted Subsidiary of the Company organized under the laws of any jurisdiction other than Australia.

Restricted Subsidiaries that are not Guarantors may not Incur Indebtedness or issue Disqualified Stock or Preferred Stock under the first paragraph of this covenant or clauses (m) or (q)(x) (or clause (o) to the extent constituting a guarantee of Indebtedness Incurred under the first paragraph of this covenant or clauses (m) or (q)(x)) of the second paragraph of this covenant if, after giving pro forma effect to such Incurrence or issuance (including a pro forma application of the net cash proceeds therefrom), the aggregate amount of Indebtedness and Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Guarantors Incurred or issued pursuant to the first paragraph of this covenant and clauses (m) and (q)(x) (or clause (o) to the extent constituting a guarantee of Indebtedness Incurred under the first paragraph of this covenant or clauses (m) or (q)(x)) of the second paragraph of this covenant, collectively, would exceed the greater of $400.0 million and 4.0% of the Consolidated Net Tangible Assets of Restricted Subsidiaries that are not Guarantors.

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (y) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided that Indebtedness Incurred, or committed for, under the Credit Facilities and the Plan Roll-Up Notes on or before the Emergence Date or pursuant to an Oil Indexed Credit Facility shall at all times be deemed to be Incurred under clauses (b) and (c) of the definition of the second paragraph of this covenant; and

(2)	at the time of Incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above without giving pro forma effect to the Indebtedness Incurred pursuant to the second paragraph above when calculating the amount of Indebtedness that may be Incurred pursuant to the first paragraph above. Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or Obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. Dollar-equivalent), in the case of revolving credit debt; or if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreement; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company;

(3)	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Company or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clause (h) or (j) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4)	make any Restricted Investment (all of the payments and other actions set forth in clauses (1) through (4) above are collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)	immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)	the aggregate amount of Restricted Payments made after the Emergence Date, including the Fair Market Value of non-cash amounts constituting Restricted Payments and Restricted Payments permitted by clauses (1), (2), (6)(b), (8), (12)(b) and (16) of the following paragraph, but excluding all other Restricted Payments permitted by the next paragraph below, shall not exceed the sum of, without duplication:

(i)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period, the “Reference Period”) from March 31, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(ii)	100% of the aggregate net cash proceeds, including cash and the Fair Market Value of property other than cash, received by the Company after March 31, 2012 (other than net cash proceeds to the extent such net cash proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (n) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of

Equity Interests of the Company (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary), plus

(iii)	100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash after March 31, 2012 (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (n) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(iv)	100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or any Restricted Subsidiary thereof issued after March 31, 2012 (other than Indebtedness or Disqualified Stock issued to the Company or a Restricted Subsidiary thereof) or 100% of the principal amount of any debt securities of the Company or any Restricted Subsidiary thereof that are convertible into or exchangeable for Capital Stock issued after the Emergence Date (other than debt securities issued to the Company or a Restricted Subsidiary thereof) which, in any such case, has been converted into or exchanged for Equity Interests in the Company (other than Disqualified Stock)or any direct or indirect parent entity of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished) after March 31, 2012, plus

(v)	100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary after March 31, 2012 from:

(A)	the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of Restricted Investments made by the Company and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by any Person (other than the Company or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (7) below) or

(B)	the sale (other than to the Company or a Restricted Subsidiary of the Company) of the Capital Stock of an Unrestricted Subsidiary, plus

(vi)	in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, in each case subsequent to March 31, 2012, the Fair Market Value of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (7) below or constituted a Permitted Investment).

The foregoing provisions do not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)	(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or Subordinated Indebtedness of the Company, any direct or indirect parent entity of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale of Equity Interests of the Company, any direct or indirect parent entity of the Company or contributions to the equity capital of the Company or any Restricted Subsidiary (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company) (collectively, including any such contributions, “Refunding Capital Stock”), (b) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which are used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)	the redemption, repurchase, defeasance, or other acquisition or retirement of Subordinated Indebtedness of the Company, the Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer, the Company or any Guarantor that is Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, plus any accrued and unpaid interest, of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses incurred in connection therewith),

(b)	such Indebtedness is subordinated to the Notes or such Guarantor’s obligations in respect of the Notes, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(c)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and

(d)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is 91 days following the last maturity date of any Notes then outstanding were instead due on such date;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any direct or indirect parent entity of the Company held by any future, present or former employee, director or consultant of the Company, any direct or indirect parent entity of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $35.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $70.0 million in any calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a)	the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent entity of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent entity of the Company that occurs after the Emergence Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments”) or be used as the basis for the Incurrence of Indebtedness under clause (n) of the second paragraph of “— Certain Covenants — Limitation of Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, plus

(b)	the cash proceeds of key man life insurance policies received by the Company, any direct or indirect parent entity (to the extent contributed to the Company) of the Company or any of its Restricted Subsidiaries after the Emergence Date, provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided further that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any present or former employees, directors, officers or consultants of the Company, any of its Restricted Subsidiaries or any direct or indirect parent entity of the Company in connection with a repurchase of Equity Interests of the Company or any direct or indirect parent entity of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)	(a) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Emergence Date; and (b) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, in the case of each of (a) and (b) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed the greater of $250.0 million and 1.25% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Company) of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (7);

(8)	(i) Restricted Payments by the Company in an amount not to exceed $50.0 million per annum, and (ii) following a Primary Offering only, the payment of dividends on the listed Equity Interests at a rate not to exceed 6% per annum of the net cash proceeds received by the Company or the Issuer in connection with such a Primary Offering or any subsequent Primary Offering;

(9)	Restricted Payments that are made with Excluded Contributions;

(10)	other Restricted Payments in an aggregate amount not to exceed the greater of $350.0 million and 1.75% of the Consolidated Net Tangible Assets of the Company at the time made;

(11)	the payment of dividends or other distributions to any direct or indirect parent of the Issuer that files a consolidated tax return that includes the Issuer and its Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members) in an amount not to exceed the amount that the Issuer and its Restricted Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Issuer and its Restricted Subsidiaries paid such taxes as a standalone taxpayer (or standalone group);

(12)	the payment of Restricted Payments, if applicable:

(a)	in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses (including legal, audit, tax, including franchise tax, expenses) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of the Issuer and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b)	in amounts required for any direct or indirect parent of the Company, if applicable to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been guaranteed by and treated as Indebtedness of the Company or its Restricted Subsidiaries, as applicable, Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence or Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (it being agreed that (i) all interest expense shall be included in the calculation of the “Fixed Charge Coverage Ratio” of the Company and (ii) no contribution of such proceeds may be included in the calculation of Restricted Payments capacity or in the amount of Indebtedness that may be Incurred based on contributions to the Company); and

(c)	in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any unsuccessful equity or debt offering of such parent that has been undertaken to finance the Company and its Subsidiaries;

(13)	repurchases of Equity Interests of the Company and its Subsidiaries deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(14)	purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(15)	Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(16)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under “— Change of Control” and “— Certain Covenants — Asset Sales”; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer, Asset Sale Offer or Collateral Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value in accordance with the requirements of the Indenture;

(17)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

(18)	any Restricted Payment made in connection with the Emergence Transactions;

(19)	distributions by any Restricted Subsidiary of the Company or any Joint Venture of chemicals to a holder of Capital Stock of such Restricted Subsidiary or Joint Venture if such distributions are made pursuant to a provision in a Joint Venture agreement or other arrangement entered into in connection with the establishment of such Joint Venture or Restricted Subsidiary that requires such holder to pay a price for such chemicals equal to that which would be paid in a comparable transaction negotiated on an arm’s length basis (or pursuant to a provision that imposes a substantially equivalent requirement); and

(20)	any Restricted Payments under any Treasury Services Agreement or any Structured Financing Transaction;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (6), (7), (8), (9), (10) and (12)(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Notwithstanding clause (10) of the second paragraph of this covenant, prior to March 31, 2012 the Company will not, and will not permit any of its Restricted Subsidiaries to, pay any cash dividend or make any cash distribution on, or in respect of, the Company’s Capital Stock or purchase for cash or otherwise acquire for cash any Capital Stock of the Company or any direct or indirect parent of the Company for the purpose of paying any cash dividend or making any cash distribution to, or acquiring Capital Stock of any direct or indirect parent of the Company for cash from, the Sponsors, or guarantee any Indebtedness of any Affiliate of the Company for the purpose of paying such dividend, making such distribution or so acquiring such Capital Stock to or from the Sponsors, in each case by means of the exception provided by clause (10) of the second paragraph of this covenant, if at the time and after giving effect to such payment, the Secured Indebtedness Leverage Ratio of the Company would be greater than 2.00 to 1.00.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)	(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)	sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)	agreements existing and contractual encumbrances or restrictions in effect on the Emergence Date, including pursuant to the Senior Term Loan Facility, the ABL Facility, the Plan Roll-Up Notes, the Euro Securitization and the other Credit Facilities;

(2)	the Indenture, the Notes or the other notes permitted to be Incurred pursuant to clause (a) under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (including, without limitation, any Liens permitted by the Indenture or the indenture for such other notes);

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument (including those governing Capital Stock) of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)	contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)	Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “— Certain Covenants — Liens” that limit the right of the Company or any Restricted Subsidiary to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in Joint Venture agreements and other similar agreements entered into in the ordinary course of business;

(9)	purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business;

(10)	customary provisions contained in leases, subleases, licenses and other similar agreements entered into in the ordinary course of business;

(11)	any encumbrance or restriction in connection with a Qualified Receivables Financing; provided such restrictions only apply to the applicable receivables and related intangibles;

(12)	other Indebtedness, Disqualified Stock or Preferred Stock (a) of any Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary, (b) of any Restricted Subsidiary that is not a Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Company) or (c) of any Restricted Subsidiary Incurred in connection with any Project Financing, provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Emergence Date by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(13)	any Restricted Investment not prohibited by the covenant described under “— Certain Covenants — Limitation on Restricted Payments” and any Permitted Investment;

(14)	customary provisions in Hedging Obligations permitted under the Indenture and entered into in the ordinary course of business; or

(15)	any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or Obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, as determined in good faith by the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Company or a Restricted Subsidiary of the Company to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Notes or such Restricted Subsidiary’s Obligations in respect of the Notes) that are assumed by the transferee of any such assets,

(b)	any notes or other Obligations or other securities or assets received by the Company or such Restricted Subsidiary of the Company from such transferee that are converted by the Company or such Restricted Subsidiary of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c)	any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 3.0% of the Consolidated Net Tangible Assets of the Company and $600.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 15 months after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(1)	to repay (a) Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto); provided that if the Issuer shall so reduce First Priority Lien Obligations, the Issuer will equally and ratably reduce Notes Obligations in any manner set forth in clause (d) below at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, (b) Indebtedness constituting Pari Passu Indebtedness other than First Priority Lien Obligations so long as the Asset Sale proceeds are with respect to non-Collateral (provided that if the Company shall so reduce Pari Passu Indebtedness, the Issuer will equally and ratably reduce Notes

Obligations in any manner set forth in clause (d) below), (c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, or (d) Notes Obligations as provided under “— Redemption — Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer in accordance with the procedures set forth below for an Asset Sale Offer or a Collateral Asset Sale Offer, as applicable; or

(2)	to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Company), assets or property, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; provided, however, that with respect to any Asset Sale of Collateral only, the assets or property subject to such Investment (other than to the extent it would constitute Excluded Assets) shall be pledged as Collateral.

In the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within six months of such cancellation or termination of the prior binding commitment; provided, further, that the Company or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Collateral Excess Proceeds or Excess Proceeds, as applicable. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary of the Company may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds from Asset Sales of Collateral (other than Specified ABL Facility Assets) that are not invested or applied as set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to purchase or make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Collateral Excess Proceeds.” The Issuer shall make an offer to all holders of the Notes and, if required by the terms of any First Priority Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Priority Lien Obligations or such other Obligations (including any mandatory prepayment required by the Senior Term Loan Facility) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Priority Lien Obligations or such other Obligations that is a minimum of $100,000 or €50,000 or an integral multiple of $1,000 or €1,000, respectively, in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such First Priority Lien Obligations were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of other First Priority Lien Obligations, such lesser price, if any, as may be provided for by the terms of such other First Priority Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture; provided, that with respect to any Net Proceeds from Asset Sales of Collateral realized or received by any Foreign Subsidiary, the aggregate amount of such Net Proceeds required to be applied shall be subject to reduction to the extent the expatriation of such Net Proceeds (1) would result in adverse tax or legal consequences, (2) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (3) would result in the insolvency of a Foreign Subsidiary. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten (10) Business Days after the date that Collateral Excess Proceeds exceed $200 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

Any Net Proceeds from any Asset Sale of non-Collateral (other than Specified ABL Facility Assets) that are not invested or applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to purchase or make an offer to purchase Notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Company, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Pari Passu Indebtedness), that is at least $100,000 or €50,000 and an integral multiple of $1,000 or €1,000, respectively, in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture; provided, that with respect to any Net Proceeds from Asset Sales of non-Collateral realized or received by any Foreign Subsidiary, the aggregate amount of such Net Proceeds required to be applied shall be subject to reduction to the extent the expatriation of such Net Proceeds (1) would result in adverse tax or legal consequences, (2) would be reasonably likely to result in adverse personal liability of any director of the Company or a Foreign Subsidiary or (3) would result in the insolvency of the Foreign Subsidiary. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $200 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such other First Priority Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Company may use any remaining Collateral Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes or other First Priority Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Priority Lien Obligations or such other Obligations to be purchased in the manner described below. To the extent that the aggregate amount of Notes (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose that is not prohibited by the Indenture. If the aggregate principal amount of Notes (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero.

The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its Obligations described in the Indenture by virtue thereof.

If more Notes (and such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable) are tendered pursuant to an Asset Sale Offer or a Collateral Asset Sale Offer than the Issuer is required to purchase, Notes tendered will be repurchased on a pro rata basis; provided that no Notes of $100,000 or €50,000 or less shall be purchased in part. Selection of such First Priority Lien Obligations or Pari Passu Indebtedness, as applicable, will be made pursuant to the terms of such First Priority Lien Obligations or Pari Passu Indebtedness.

Notices of an Asset Sale Offer or a Collateral Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(a) such Affiliate Transaction is on terms that are not less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions do not apply to the following:

(1) transactions between or among the Company and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer;

(2) Restricted Payments permitted by the provisions of the Indenture described under “— Certain Covenants — Limitation on Restricted Payments” and Permitted Investments;

(3) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent entity of the Company;

(4) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;

(6) any agreement as in effect as of the Emergence Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Emergence Date) or any transaction contemplated thereby as determined in good faith by the Company;

(7) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any registration rights agreement to which it is a party as of the Emergence Date, and, any amendment thereto or similar agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement shall only be permitted by this clause (7) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Emergence Date;

(8) the Emergence Transactions, including the payment of fees and expenses paid in connection therewith;

(9) (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(10) any transaction effected as part of a Qualified Receivables Financing;

(11) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Person;

(12) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent entity of the Company or of a Restricted Subsidiary of the Company, as appropriate, in good faith;

(13) the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(14) any contribution to the capital of the Company;

(15) transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate of the Company or any of its Restricted Subsidiaries solely because a director of such Person is also a director of the Company or any direct or indirect parent entity of the Company; provided, however, that such director abstains from voting as a director of the Company or any direct or indirect parent entity of the Company, as the case may be, on any matter involving such other Person;

(16) pledges of Equity Interests of Unrestricted Subsidiaries;

(17) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(18) any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(19) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officer’s Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the Indenture; and

(20) transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Company or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event).

Liens

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Indebtedness on any asset or property of the Company or such Restricted Subsidiary, other than Liens securing Indebtedness that are junior in priority to the Liens on such property or assets securing the Notes, on terms no less favorable in any material respect to the holders of the Notes than those set forth in the Junior Lien Intercreditor Agreement.

Reports and Other Information

The Indenture provides that, for periods commencing with the period ending on December 31, 2010 and notwithstanding that the Issuer or the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC),

(1) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, the Company will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, the Company will not be required to furnish any information, certificates or reports required by Item 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

In the event that the rules and regulations of the SEC permit the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for the Company will satisfy this covenant.

In addition, the Issuer will make such information available to prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer is deemed to have furnished such reports referred to above to the Trustee if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied prior to the commencement of the exchange offers contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offers registration statement and/or shelf registration statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, and such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in the first paragraph of this covenant and/or (2) the posting of reports that would be required to be provided to the Trustee and the holders on the Issuer’s website (or that of any of its parent companies).

Future Subsidiary Guarantors

The Indenture provides that, the Company will cause each (i) Domestic Subsidiary of the Company (other than the Issuer) that is Wholly Owned other than, at the election of the Issuer, an Excluded Subsidiary and (ii) Wholly Owned Restricted Subsidiary of the Company (other than the Issuer) that guarantees the Senior Term Loan Facility to execute and deliver to the Trustee (a) a supplemental indenture joining each such Subsidiary of the Company to the Indenture; and (b) Security Documents and intercreditor agreements providing for First Priority Lien Obligations (other than, in the case of the ABL Facility Collateral, which shall be subject to a second priority security interest), pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and subject to the same conditions and limitations as those described under “— The Guarantees” and in the Indenture (each such guarantee of the Notes, an “Additional Guarantee”).

Notwithstanding the foregoing and the other provisions of the Indenture, any Additional Guarantee of the Notes by a Domestic Subsidiary of the Company that is Wholly Owned shall provide by its terms that it shall be automatically and unconditionally released and discharged in the circumstances described under “— The Guarantees.” Any Additional Guarantee shall be considered a “Guarantee” as described under “— The Guarantees,” and any such Domestic Subsidiary of the Company providing such Additional Guarantee shall be considered a “Guarantor” as described under “— The Guarantees.”

After-Acquired Property

Subject to Permitted Liens and the 3-16 Exemption and Excluded Assets limitations, the Indenture provides that, if any of the Company, the Issuer or any Pledgor acquires any First Priority After-Acquired Property, the Company, the Issuer or such Pledgor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected first priority security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect. In addition, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent (i) with respect to the first priority security interest for the benefit of the Collateral Agent on behalf of the holders of the Notes and for the benefit of the Senior Term Loan Collateral Agent on behalf of the lenders under the Senior Term Loan Facility, (ii) with respect to the second priority security interest for the benefit of the ABL Collateral Agents on behalf of lenders under ABL Facility and (iii) with respect to the third priority security interest for the benefit of the trustee under the Plan Roll-Up Notes Indenture on behalf of the holders of the Plan Roll-Up Notes. If such third party does not consent to the granting of the first priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest. The Issuer, the Company and the Pledgors will also ensure that second priority security interests are maintained as security for the Notes in any property or assets pledged to secure the ABL Facility.

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The Indenture provides that the Company may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, Canada or any province thereof or any state which was a member of the European Union on December 31, 2003 (other than Greece) (the Company or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company (if other than the Company) expressly assumes all the Obligations of the Company under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form required by the Indenture and in compliance with the intercreditor agreements;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an Obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either (a) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or (b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than the Company) will succeed to, and be substituted for, the Company under the Indenture and the Notes, and in such event the Company will automatically be released and discharged from its Obligations under the Indenture and the Notes. Notwithstanding the first sentence of this covenant, without complying with the foregoing clause (4), the Company may (A) merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in any state of the U.S., the District of Columbia, Canada or any province thereof or any state which was a member state of the European Union on December 31, 2003 (other than Greece) and (B) may otherwise convert its legal form under the laws of its jurisdiction of organization.

The Indenture further provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Issuer (if other than the Issuer) expressly assumes all the Obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form required by the Indenture and in compliance with the intercreditor agreements;

(3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an Obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either (a) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or (b) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the Indenture and the Notes, and in such event the Issuer will automatically be released and discharged from its Obligations under the Indenture and the Notes. Notwithstanding the first sentence of this covenant, without complying with the foregoing clause (4), the Issuer may (A) merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer, as the case may be, in any state of the U.S. or the District of Columbia and (B) may otherwise convert its legal form under the laws of its jurisdiction of organization so long as there remains a corporate co-obligor. This covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Notwithstanding the foregoing, the LCC Assumption and the related transactions shall be permitted under the Indenture.

The Indenture further provides that, subject to certain limitations in the Indenture governing release of assets and property securing the Notes upon the sale or disposition of a Restricted Subsidiary of the Company that is a Pledgor, no Pledgor will, and the Company will not permit any Pledgor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Pledgor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1) either (a) such Pledgor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Pledgor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Pledgor or such Person, as the case may be, being herein called the “Successor Pledgor”) and the Successor Pledgor (if other than such Pledgor) expressly assumes all the Obligations of such Pledgor under the Indenture and the Security Documents pursuant to documents or instruments in form required by the Indenture and in compliance with the intercreditor agreements, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described under “— Certain Covenants — Asset Sales”; and

(2) the Successor Pledgor (if other than such Pledgor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to certain limitations described in the Indenture, the Successor Pledgor (if other than such Pledgor) will succeed to, and be substituted for, such Pledgor under the Indenture and such Pledgor’s Obligations in respect of the Notes, and such Pledgor will automatically be released and discharged from its Obligations under the Indenture and such Pledgor’s Obligations in respect of the Notes. Notwithstanding the foregoing, (1) a Pledgor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Pledgor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Pledgor is not increased thereby and (2) a Pledgor may merge, amalgamate or consolidate with another Pledgor or the Company or may convert its legal form under the laws of reorganization of its jurisdiction.

In addition, notwithstanding the foregoing, any Pledgor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to the Company or any Pledgor.

Defaults

An Event of Default is defined in the Indenture as:

(1) a default in any payment of interest (including any additional interest) on any Note when due, continued for 30 days,

(2) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3) the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture,

(4) the failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $100.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(5) certain events of bankruptcy, insolvency or reorganization of the Company, the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”),

(6) failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $100.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”),

(7) the Guarantee of the Company or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company denies or disaffirms its Obligations under the Indenture and such Default continues for 10 days,

(8) unless all of the Notes Collateral has been released from the first priority Liens in accordance with the provisions of the Security Documents, the first priority Liens on all or substantially all of the Notes Collateral cease to be valid or enforceable and such Default continues for 30 days, or the Company, the Issuer or any Pledgor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Company, the Company fails to cause such Subsidiary to rescind such assertions within 30 days after the Company has actual knowledge of such assertions, or

(9) the failure by the Company, the Issuer or any Pledgor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clause (8) the “security default provisions”).

The foregoing constitutes Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (3) or (9) will not constitute an Event of Default until the Trustee or the holders of 30% in aggregate principal amount of outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified in clause (3) or (9) hereof after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer) occurs and is continuing, the Trustee or the holders of at least 30% in aggregate principal amount of outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in aggregate principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity and security against any loss, liability or expense acceptable to the Trustee in its sole discretion. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing,

(2) holders of at least 30% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

(3) such holders have offered the Trustee security and reasonable indemnity against any loss, liability or expense acceptable to the Trustee in its sole discretion,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to reasonable indemnification and security satisfactory to it in its reasonable discretion against all losses and expenses caused by taking or not taking such action.

The Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after an occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture and Security Documents may be amended with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

 (1) reduce the amount of Notes whose holders must consent to an amendment,

 (2) reduce the rate of or extend the time for payment of interest on any Note,

 (3) reduce the principal of or change the Stated Maturity of any Note,

 (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “— Redemption — Optional Redemption” above,

 (5) make any Note payable in money other than that stated in such Note,

 (6) expressly subordinate the Notes to any other Indebtedness of the Company, the Issuer or any Pledgor,

 (7) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes,

 (8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

 (9) make any change in the provisions in the Junior Lien Intercreditor Agreement, the First Lien Intercreditor Agreement or the Indenture dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes, or

(10) except as expressly provided by the Indenture, modify or release the Guarantee of any Significant Subsidiary in any manner adverse to the holders of the Notes.

Without the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change to, or extend the time for performance under, the Special Mandatory Redemption provisions described under “— Redemption — Special Mandatory Redemption.”

Without the consent of the holders of at least 66% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

Without the consent of any holder, the Issuer, the Guarantors and Trustee may amend the Indenture, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement to cure any ambiguity, omission, mistake, defect or inconsistency, to provide for the assumption by a Successor Issuer of the Obligations of the Issuer under the Indenture and the Notes, to provide for the assumption by a Successor Company of the Obligations of the Company under the Indenture and the Notes, to provide for the assumption by a Successor Pledgor of the Obligations of a Pledgor under the Indenture and the Security Documents, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add a Pledgor with respect to the Notes, to secure the Notes, to release Collateral in compliance with the Indenture, the First

Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, to add additional secured creditors holding Other First-Lien Obligations, other Junior Lien Obligations or any other secured Indebtedness permitted to be Incurred, so long as such Obligations are in compliance with the Indenture or the Security Documents, to add to the covenants of the Company or the Restricted Subsidiaries for the benefit of the holders or to surrender any right or power conferred upon the Company and the Restricted Subsidiaries, to make any change that does not adversely affect the rights of any holder, to conform the text of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Security Documents, the First Lien Intercreditor Agreement or the Junior Lien Intercreditor Agreement, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA to effect any provision of the Indenture or to make certain changes to the Indenture to provide for the issuance of additional Notes.

For purposes of any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of Notes, the principal amount, on the relevant date of determination, of Notes, the holders of which have so consented or otherwise taken action, and of Notes then outstanding, shall be calculated in U.S. Dollars, with the aggregate principal amount of outstanding Euro-denominated Notes converted into U.S. Dollars using the U.S. Dollar-equivalent on the Issue Date.

The consent of the noteholders will not be necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, the Issuer will be required to mail to the respective noteholders a notice briefly describing such amendment. However, the failure to give such notice to all noteholders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Company, the Issuer or any direct or indirect parent corporation, as such, has any liability for any Obligations of the Issuer under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes were issued in registered form and the registered holder of a Note is treated as the owner of such Note for all purposes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of Notes, as not prohibited by the Indenture) as to all outstanding Notes when:

(1) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under the Indenture; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Defeasance

The Issuer at any time may terminate all its Obligations under the Notes and the Indenture with respect to the holders of the Notes (“legal defeasance”), except for certain Obligations, including those respecting the defeasance trust and Obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its Obligations under the covenants described under “— Certain Covenants” for the benefit of the holders of the Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “— Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the Notes) and the undertakings and covenants contained under “— Change of Control” and “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the Notes. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its Obligations with respect to the Notes and the Security Documents.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clauses (3), (4) and (5) (with respect only to Significant Subsidiaries), (6) or (7) under “— Defaults” or because of the failure of the Company to comply with the first clause (4) under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise its defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee and Collateral Agent

Wilmington Trust FSB is the Trustee under the Indenture. Deutsche Bank Trust Company Americas is initially the Collateral Agent under the Indenture and has been appointed by the Issuer as U.S. Registrar and a U.S. Paying Agent with regard to the Notes. Deutsche Bank AG, London Branch has been appointed as Euro Paying Agent and Common Depositary under the Indenture. Deutsche Bank Luxembourg S.A. has been appointed Registrar for the Euro-denominated Notes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“2027 Notes” means the 8.10% guaranteed notes due March 15, 2027 issued by Basell Finance Company B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (formerly known as Montell Finance Company B.V.).

“ABL Collateral Agent” means the representative(s) from time to time administrating the collateral on behalf of the lenders under the ABL Facility.

“ABL Facility” means the asset based revolving credit agreement dated as of its effective date among the Issuer, Equistar Chemicals, L.P., Houston Refining L.P., LyondellBasell Acetyls LLC and each other Subsidiary of the Issuer from time to time designated as a “Borrower” thereunder, the lenders and agents party thereto and Citibank, N.A., as administrative agent, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“ABL Facility Collateral” has the meaning ascribed to such term under “— Security — General.”

“ABL Obligations” means all Indebtedness and other Obligations under the ABL Facility.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset at the time such asset is acquired by such specified Person.

“Additional Amounts” has the meaning ascribed to such term under “— The Guarantees — Additional Amounts.”

“Additional First Lien Collateral Agent” means the collateral agent with respect to any Additional First Priority Lien Obligations.

“Additional First Lien Secured Party” means the holders of any Additional First Priority Lien Obligations, including the holders of the Notes, and any Additional First Lien Collateral Agent or Authorized Representative with respect thereto, including the Trustee.

“Additional First Priority Lien Obligations” means any First Priority Lien Obligations that are Incurred after the Issue Date (other than Indebtedness Incurred under the Senior Term Loan Facility) and secured by the Common Collateral on a first priority basis pursuant to the Security Documents.

“Additional Guarantee” has the meaning ascribed to such term under “— Certain Covenants — Future Subsidiary Guarantors.” “Additional Junior Lien Obligations” means any Junior Lien Obligations that are Incurred after the Issue Date and secured on a basis junior to the Liens securing the Notes and junior to the Liens securing the ABL Facility.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition,

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning ascribed to such term under “— Certain Covenants — Transactions with Affiliates.”

“Applicable Authorized Agent Date” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“Applicable Premium” means

(x) with respect to any U.S. Dollar-denominated Note on any redemption date, the greater of:

(1) 1.00% of the then outstanding principal amount of the U.S. Dollar-denominated Note; and

(2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the U.S. Dollar-denominated Note at May 1, 2013 (such redemption price being set forth in table appearing under “— Optional Redemption”) plus (ii) all required interest payments due on the U.S. Dollar-denominated Note through May 1, 2013 (excluding accrued but unpaid interest but including additional interest, if any), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the outstanding principal amount of the U.S. Dollar-denominated Note; and

(y) with respect to any Euro-denominated Note, on any redemption date, the greater of:

(1) 1.00% of the then outstanding principal amount of the Euro-denominated Note; and

(2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Euro-denominated Note at May 1, 2013 (such redemption price being set forth in table appearing under “— Optional Redemption”) plus (ii) all required interest payments due on the Euro-denominated Note through May 1, 2013 (excluding accrued but unpaid interest but including additional interest, if any), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over (b) the outstanding principal amount of the Euro-denominated Note.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Backed Credit Facility” means (i) the ABL Facility; (ii) any credit facility provided on the basis of the value of inventory, accounts receivable or other current assets (and related documents and intangibles) to the Company or any of its Subsidiaries or similar instrument; and (iii) any similar credit support agreements or guarantees Incurred from time to time, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time; provided that any credit facility that refinances or replaces an Asset Backed Credit Facility must comply with clause (ii) of this definition in order to be an Asset Backed Credit Facility; and provided, further, that, if at the time any such refinancing or replacement is necessary or advisable in the good faith judgment of the Board of Directors of the Company, and an Asset Backed Credit Facility that complies with clause (ii) of this definition is not available on terms considered commercially reasonable for facilities of this nature (as determined in the good faith judgment of the Board of Directors of the Company), then the ABL Facility may be refinanced with or replaced by any Credit Facility and such Credit Facility shall be an Asset Backed Credit Facility for purposes hereof.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary of the Company) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or redundant, surplus, obsolete, damaged or worn out property or equipment, whether now owned or hereafter acquired, in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “— Certain Covenants — Limitation on Restricted Payments”;

(d) any sale, conveyance or other disposition of property or assets of the Company or any Restricted Subsidiary (whether in a single transaction or a series of related transactions), including by way of a Sale/ Leaseback Transaction, or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $50.0 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company;

(f) (i) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company and (ii) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company;

(g) foreclosure or any similar action with respect to any property or other asset of the Company or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or other ownership interest in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;

(i) any lease, assignment, license or sublease which does not materially interfere with the business of the Company and its Restricted Subsidiaries;

(j) any grant of any license of patents, trademarks, know-how or any other intellectual property which does not materially interfere with the business of the Company and its Restricted Subsidiaries;

(k) any transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) in a Qualified Receivables Financing;

(l) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary, including any Sale/Leaseback Transaction or asset securitization permitted by the Indenture;

(m) dispositions in connection with Permitted Liens;

(n) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(o) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(q) pursuant to buy-sell arrangements or similar agreements between Lyondell China Holdings Limited of Ningbo ZRCC and Lyondell Chemical Company Ltd.; and

(r) any sale, conveyance or other disposition of property or assets of the Company or any Restricted Subsidiary (whether in a single transaction or a series of related transactions) in connection with the Emergence Transactions.

“Asset Sale Offer” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Authorized Collateral Agent” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“Authorized Representative” means (i) in the case of any Obligations under the Senior Term Loan Facility or the secured parties under the Senior Term Loan Facility, the Senior Term Loan Collateral Agent, (ii) in the case of the Obligations under the Notes or the holders of the Notes, the Collateral Agent, (iii) in the case of the ABL Facility, the ABL Collateral Agent and (iv) in the case of any Series of Additional First Priority Lien Obligations that become subject to the First Lien Intercreditor Agreement, the Authorized Representative named for such Series in the applicable joinder agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Basell GmbH” means Basell Germany Holdings GmbH and any successor in interest thereto.

“Berre Facility” means any receivables-backed credit or factoring facility entered into by one or more Foreign Subsidiaries (other than Basell GmbH) related to receivables of the refinery located in Berre, France, and any permitted refinancings thereof.

“Board of Directors” means, as to any Person, the board of directors or, supervisory board of such Person, or equivalent governing body (or, if such Person is a partnership or limited liability company, the board of directors or other governing body of the general partner of such Person or manager ) or any duly authorized committee thereof.

“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund Issues, assuming a price for the Comparable German Bund Issues (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, where:

(a) “Comparable German Bund Issues” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to May 1, 2013, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Euro-denominated Notes and of a maturity most nearly equal to May 1, 2013; provided that if the period from such redemption date to May 1, 2013 is less than one year, a fixed maturity of one year shall be used;

(b) “Comparable German Bund Price” means, with respect to any redemption date, the average of the Reference German Bund Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(c) “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Trustee in consultation with the Issuer; and

(d) “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding such redemption date.

“Business Acquisition” means the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City, London or The Netherlands.

“Calculation Date” has the meaning ascribed to such term in the definition of “Fixed Charge Coverage Ratio.”

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cases” means the proceedings of LyondellBasell Industries AF S.C.A. and certain of its Subsidiaries and affiliates, as debtors and debtors in possession under Chapter 11.

“Cash Equivalents” means:

(1) U.S. Dollars, pounds sterling, Euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union (other than Greece or Portugal) or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations and reverse repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(8) U.S. Dollar-denominated money market funds as defined in Rule 2a-7 of the General Rules and Regulations promulgated under the Investment Company Act of 1940;

(9) tax-exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody’s or the equivalent rating by any other internationally recognized rating agency; and

(10) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (9) above.

“Catalyst Sale/Leaseback Transaction” means a Sale/Leaseback Transaction that relates to a catalyst containing one or more precious metals used by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of the Company.

“Change of Control Offer” has the meaning ascribed to such term under “— Change of Control.”

“Chapter 11” means Chapter 11 of the Bankruptcy Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means Deutsche Bank Trust Company Americas as collateral agent under the Security Documents.

“Collateral Agreement” has the meaning ascribed to such term under “— Security — Security Documents.”

“Collateral Asset Sale Offer” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Collateral Excess Proceeds” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Common Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Priority Lien Obligations are outstanding at any time and the holders of less than all Series of First Priority Lien Obligations hold a valid and perfected security interest in any Collateral at such time then such Collateral shall constitute Common Collateral for those Series of First Priority Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Common Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Company” means LyondellBasell Industries N.V., a naamloze vennootschap (public limited liability corporation) formed under the laws of the Netherlands, and any successor in interest thereto.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income;

(2) to the extent Consolidated Net Income has been reduced thereby;

(a) taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations), or such equivalent items in any foreign jurisdiction;

(b) Consolidated Interest Expense;

(c) Consolidated Non-cash Charges;

(d) the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness,

(e) any expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, any Investment, acquisition, disposition, recapitalization or Incurrence, repayment, amendment or modification of Indebtedness permitted to be Incurred or repaid by the Indenture (including a refinancing thereof) (in each case, whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the Notes and the Credit Facility Indebtedness and other Exit Financing, (ii) any amendment or other modification of the Notes or other Indebtedness, (iii) any additional interest in respect of the Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Financing; and

(f) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility consolidations, retention, headcount reductions, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); and

(3) the amount of net cost savings projected by such Person in good faith to be realized by specified actions taken or to be taken prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period); provided that (x) such cost savings are reasonably identifiable and factually supportable and (y) such actions have been taken or are to be taken within twelve months of the date of determination to take such action and the benefit is expected to be realized within twelve months of taking such action; minus

(4) any non-cash gains increasing Consolidated Net Income of such Person for such period (excluding (i) the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period and any items for which cash was received in a prior period, (ii) items referenced in clause (e) of Consolidated Net Income and (iii) gains which have been offset against losses in determining Consolidated Net Income but for which the loss has not been added back as a Consolidated Non-cash Charge pursuant to the definition of Consolidated EBITDA);

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

Notwithstanding anything herein to the contrary, Consolidated EBITDA for the Fiscal Quarter ending (i) June 30, 2009 shall be deemed to be $551.0 million, (ii) September 30, 2009 shall be deemed to be $757.0 million and (iii) December 31, 2009 shall be deemed to be $578.0 million, before giving pro forma effect to any transaction occurring after the Issue Date, as permitted under the definitions of “Fixed Charge Coverage Ratio” and “Secured Indebtedness Leverage Ratio.”

“Consolidated Interest Expense” means, with respect to any Person for any period, the consolidated interest expense (net of interest income for such period) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation:

(1) amortization of original issue discount,

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued,

(3) net payments and receipts (if any) pursuant to interest rate Hedging Obligations,

(4) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, and

(5) the interest portion of any deferred payment obligation,

but excluding, in each case, any amortization of fees, debt issuance costs and commissions incurred in connection with the Credit Facilities, any Receivables Financing, the issuance of the Notes, the Plan Roll-Up Notes, the Euro Securitization and any other debt issuance.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period:

(1) the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis; plus

(2) cash dividends or distributions paid to such Person or any Restricted Subsidiary of such Person by any other Person (the “Payor”) other than a Restricted Subsidiary, to the extent not otherwise included in Consolidated Net Income, which have not been derived from Indebtedness of the Payor to the extent such Indebtedness is Guaranteed by such referent Person or any Restricted Subsidiary of such referent Person;

provided that there shall be excluded therefrom, without duplication (but only to the extent included in the calculation of the foregoing):

(a) (i) any net after-tax income or loss from operating results of discontinued operations as defined by GAAP, and (ii) any net after-tax gains or losses from sales of discontinued operations;

(b) any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and post-retirement employee benefit plans, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to facilities closing costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and all costs and expenses of such Person and its Restricted Subsidiaries Incurred in connection with the Cases and the Exit Financings);

(c) the Net Income of any Payor, other than a Restricted Subsidiary of such Person or Net Income of such Payor that is accounted for by the equity method of accounting, except to the extent of cash dividends or distributions paid to such Person or to a Restricted Subsidiary of such Person by such Payor (or to the extent converted into cash);

(d) the Net Income (but not loss) of any Restricted Subsidiary of such Person that is not a guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided, however, that the Net Income of Restricted Subsidiaries shall only be excluded in any calculation of Consolidated Net Income of the Company as a result of application of this clause (d) if the restriction on dividends or similar distributions results from consensual restrictions other than any restriction contained in clauses (1), (2) and (4) and, to the extent related to clauses (1), (2), and (4), clause (15) under “— Certain Covenants — Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(e) (i) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and (ii) any restoration to or deduction from income for changes in estimates related to the post-emergence settlement of pre-petition claims obligations in relation with Chapter 11 following the Issue Date;

(f) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any gains or losses of the successor corporation prior to such consolidation, merger or transfer of assets;

(g) any charges or credits relating to any purchase accounting adjustments or to the adoption of fresh start accounting principles;

(h) any (i) one-time non-cash compensation charges, and (ii) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or post-employment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, Preferred Stock or other rights;

(i) Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(j) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Company) or reserves relating thereto;

(k) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation with the Indebtedness extinguished;

(l) any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered in relation with Indebtedness); and

(m) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP.

Notwithstanding the foregoing, for the purpose of the covenant described under “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Company or a Restricted Subsidiary of the Company to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (c)(iv) or (c)(v) of the first paragraph of the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Restricted Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided, that in the event that such Person or any of its Restricted Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Restricted Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the consolidated depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries (including the amortization of prior service costs and actuarial gains and losses related to pensions and other post-employment benefits) (including any lower-of-cost-or-market adjustments of inventory) reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlling Secured Parties” means, with respect to any Common Collateral, holders of the Series of First Priority Lien Obligations whose Authorized Representative is the Authorized Collateral Agent for such Common Collateral.

“Covenant Suspension Event” has the meaning ascribed to such term under “— Certain Covenants.”

“Credit Facilities” means:

(1) the Senior Term Loan Facility,

(2) any Asset Backed Credit Facility;

(3) any debt facilities or other financing arrangements (including, without limitation, commercial paper facilities) providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders; and

(4) any such agreements, instruments or guarantees governing Indebtedness Incurred to refinance any Indebtedness or commitments referred to in clauses (1), (2) and (3) above whether by the same or any other lender or group of lenders.

“Credit Facility Indebtedness” means any and all amounts payable under or in respect of the Credit Facilities as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Senior Term Loan Facility), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, currency derivative or other similar agreement to which such Person is a party or beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent entity of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issue date thereof.

“DIP Financing” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“DIP Financing Liens” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“DIP Lenders” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“DIP Roll-Up Claims” means the Roll-Up Loans and all related Obligations of the Issuer and certain of its Affiliates under, and as is defined in, the Debtor-in-Possession Credit Agreement, dated as of March 3, 2009 among LyondellBasell Industries AF S.C.A., the other borrowers thereto (each, a debtor and debtor-in-possession under Chapter 11), the administrative agent and collateral agent, the syndication agent, joint lead arranger and sole bookrunner, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time, and as ordered by the Bankruptcy Court, as of the Emergence Date.

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in the Junior Lien Intercreditor Agreement with respect to the reinstatement or continuation of any ABL Obligations under certain circumstances, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Facility, delivery of cash collateral or backstop letters of credit in respect thereof in a manner reasonably satisfactory to the ABL Collateral Agent and issuing lenders under the ABL Facility, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the ABL Facility (as defined therein); provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made in connection with the establishment of a replacement Asset Backed Credit Facility (unless in connection with such replacement all of the ABL Obligations are repaid in full in cash (and the other conditions set forth in this definition prior to the proviso are satisfied) with the proceeds of a Qualified Receivables Financing, in which case a Discharge of ABL Obligations shall be deemed to have occurred). In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of First Priority Lien Obligations” shall mean, except to the extent otherwise provided in the Junior Lien Intercreditor Agreement with respect to the reinstatement or continuation of any First Priority Lien Obligation under certain circumstances, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all First Priority Lien Obligations and, with respect to any letters of credit or letter of credit guaranties outstanding under the First Lien Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with such First Lien Document, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of the First Lien Secured Parties under the First Lien Documents; provided that the Discharge of First Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such modified indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund Obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Emergence Date’’ means April 30, 2010, the date LyondellBasell Industries AF S.C.A. and certain of its Subsidiaries and affiliates, as debtors and debtors in possession under Chapter 11, emerged from Chapter 11 protection.

“Emergence Transactions” means all transactions arising out of the Reorganization Plan and emergence from Chapter 11, including, but not limited to, Exit Financing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common stock or Preferred Stock (other than Disqualified Stock) of the Company or any direct or indirect parent entity of the Company (to the extent the proceeds thereof are contributed to the Company), as applicable, on a primary basis, other than:

(1) public offerings with respect to the Company’s or such direct or indirect parent entity’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Company; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“EU Savings Tax Directive” has the meaning ascribed to such term under “— The Guarantees — Additional Amounts.”

“EU-Swiss Savings Tax Agreement” has the meaning ascribed to such term under “— The Guarantees — Additional Amounts.”

“Euro Securitization” means the transaction dated May 4, 2010 entered into in connection with the €450 million revolving securitization facility of trade account receivables with Basell Sales and Marketing Company B.V. and Lyondell Chemie Nederland B.V., as sellers, and Basell Polyolefins Collections Ltd., as receivables purchaser, as such facility may be amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Excess Proceeds” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” has the meaning ascribed to such term under “— Security — General.”

“Excluded Contributions” means aggregate net cash proceeds, including cash and the Fair Market Value of property other than cash, received by the Company from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Subsidiary” means (i) any Receivables Subsidiary, (ii) any Qualified Non-Recourse Subsidiary, (iii) any Special Purpose Subsidiary, (iv) any Wholly Owned Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (v) any Domestic Subsidiary of the Company as of the Emergence Date or at any time thereafter meeting any one of the following conditions that has been designated by the Issuer as an Excluded Subsidiary in a writing to the Trustee (which designation may be rescinded by granting a Guarantee in accordance with the requirements of the Indenture): (a) the Total Assets of such Domestic Subsidiary determined as of the end of the fiscal year of the Company most recently ended for which financial statements are required to be delivered under the Indenture does not exceed $25.0 million, or (b) the Consolidated EBITDA of such Domestic Subsidiary does not exceed $25.0 million, for the period of four consecutive quarters of the Company most recently ended for which financial statements are required to be delivered pursuant to the Indenture; provided that if, at any time or from time to time, Domestic Subsidiaries (other than a Special Purpose Subsidiary) shall not be designated as Excluded Subsidiaries to the extent that such Domestic Subsidiaries under this clause (v) would represent, in the aggregate, (a) 5% or more of Total Assets of the Company at the end of the most recently ended fiscal year of the Company or (b) 5% or more of the Consolidated EBITDA of the Company for the most recently ended fiscal year, in each case, based upon the most recent financial statements required to be delivered pursuant to the Indenture; provided, further, that, if the most recent financial statements required to be delivered pursuant to the Indenture for any fiscal quarter indicate that, by reason of subsequent changes following the designation of any one or more Restricted Subsidiaries as an Excluded Subsidiary or Excluded Subsidiaries, the foregoing requirements of this definition would not be complied with (other than as a result of an impairment charge), individually or in the aggregate, then the Company shall use commercially reasonable efforts to promptly (but in any event within 180 days after the date the financial statements are required), rescind such designations as are necessary, and provide such Guarantees as are necessary, so as to comply with the requirements of the Indenture. Any uncured Default shall not occur until the expiration of such 180-day provided such efforts are used.

“Exit Financing” means the financings executed pursuant to the Reorganization Plan, including the Senior Term Loan Facility, the ABL Facility, the Euro Securitization, the Plan Roll-Up Notes and the Notes.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction; provided that, other than as expressly set forth in the Indenture, for purposes of determining the “Fair Market Value” of any property or assets, such Fair Market Value shall be determined by (x) the Company in good faith with respect to property or assets with a Fair Market Value not in excess of $250.0 million, (y) an opinion as to the Fair Market Value issued by a qualified accounting, appraisal, financial advisory or investment banking firm or (z) the Board of Directors of the Company, as evidenced by a certificate of an officer of the Company, with respect to property or assets with a Fair Market Value in excess of $250.0 million.

“First Lien Collateral Agents” mean the Collateral Agent and the Senior Term Loan Collateral Agent.

“First Lien Documents” means the credit, guarantee and security documents governing the First Priority Lien Obligations (and any Additional First Priority Lien Obligations), including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Intercreditor Agreement” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the Senior Term Loan Facility, (b) the “Secured Parties,” as defined in the Collateral Agreement and (c) any Additional First Lien Secured Parties.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Priority Lien Obligations, and any Additional First Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the collateral securing both the First Priority Lien Obligations.

“First Priority After-Acquired Property” means (x) at any time the outstanding principal amount of loans under the Senior Term Loan Facility is greater than $500.0 million, any property of the Company, the Issuer or any Pledgor that secures any First Priority Lien Obligations and Other First-Lien Obligations other than the Notes that is not already subject to the Lien under the Security Documents, other than any Excluded Assets, and (y) if clause (x) is not applicable, then any property of the Company, the Issuer or any Pledgor that constitutes Notes Collateral (other than Excluded Assets).

“First Priority Lien Obligations” means (i) all Indebtedness under the Credit Facilities (other than the Asset Backed Credit Facility and any other Credit Facility Incurred pursuant to clause (c)(ii) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), (ii) the Notes Obligations and the Obligations in respect of any refunding, refinancing or defeasement of the Notes, (iii) all other Obligations of the Company, the Issuer or any Restricted Subsidiary in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Credit Facility Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services, (iv) Additional First Priority Lien Obligations, if any, permitted to be Incurred under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (v) Indebtedness under any Oil Indexed Credit Facility Incurred pursuant to clause (c)(iii) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the

Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event, and (2) all adjustments of the nature set forth as “Reorganization Adjustments” under “Unaudited Consolidated Pro Forma Financial Information” as set forth in the Offering Memorandum for the Company to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

For the purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination or if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreement.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Restricted Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Emergence Date as adopted by the Company. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.

“Guarantee” has the meaning ascribed to such term under “— The Guarantees.”

“Guarantor” has the meaning ascribed to such term under “— The Guarantees.”

“Hedging Obligations” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, emission rights, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that (i) constitutes a trade payable or similar Obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out Obligations until such Obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness

(other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any Obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed Obligations of the respective seller; or (4) Obligations under or in respect of a Qualified Receivables Financing or Qualified Joint Venture Transaction.

Notwithstanding anything in the Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indenture.

“Indenture” means the indenture under which the Notes were issued, as amended, supplemented, modified, extended, restructured, renewed or restated in whole or in part from time to time, in accordance with the terms thereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Insolvency or Liquidation Proceeding” shall mean, with respect to any person, any (a) insolvency, bankruptcy, receivership, reorganization, readjustment, composition or other similar proceeding relating to such person or its property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding up of such person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such person or (d) other marshalling of the assets of such person.

“Intervening Creditor” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Company and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees (other than guarantees of performance made by the Company or any of its Restricted Subsidiaries in connection with a Joint Venture)), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “— Certain Covenants — Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means April 8, 2010.

“Issuer” means Lyondell Chemical Company, a Delaware corporation, and any successor thereto in accordance with the Indenture.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Junior Lien Intercreditor Agreement” has the meaning ascribed to such term under “— Security — Junior Lien Intercreditor Agreement.”

“Junior Lien Obligations” means the Plan Roll-Up Notes and Obligations with respect to other Indebtedness permitted to be Incurred under the Indenture, which is by its terms intended to be secured on a basis junior to the Liens securing the Notes and, to the extent required thereby, the ABL Facility; provided such Lien is permitted to be Incurred under the ABL Facility, the Plan Roll-Up Notes Indenture, the Senior Term Loan Facility and the Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest); provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.

“Limited Recourse Stock Pledge” means the pledge of the Equity Interests in any Joint Venture (that is not a Restricted Subsidiary) or any Unrestricted Subsidiary to secure non-recourse debt of such Joint Venture or Unrestricted Subsidiary, which pledge is made by a Restricted Subsidiary of the Company, the activities of which are limited to making and managing Investments, and owning Equity Interests, in such Joint Venture or Unrestricted Subsidiary, but only for so long as its activities are so limited.

“Major Non-Controlling Authorized Representative” means has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“Master Agreement” has the meaning ascribed to such term in the definition of “Hedging Obligations”

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Property” means each parcel of Real Property owned or leased by the Company, the Issuer or any Pledgor encumbered by a Mortgage to secure the First Priority Lien Obligations.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time.

“Negromex Receivables Dispositions” means any disposition of accounts receivables arising from transactions with Industrias Negromex, S.A. de C.V.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under “— Certain Covenants — Asset Sales”) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Controlling Authorized Representative Enforcement Date” has the meaning ascribed to such term under “— Security — First Lien Intercreditor Agreement.”

“Non-Controlling Secured Parties” means, with respect to any Common Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Common Collateral.

“Notes Collateral” has the meaning ascribed to such term under “— Security — General.”

“Notes Obligations” means Obligations in respect of the Notes (including other notes Incurred pursuant to clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), the Indenture and the Security Documents, including, for the avoidance of doubt, Obligations in respect of exchange notes and guarantees thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.

“Offering Memorandum” means the offering memorandum dated as of March 24, 2010, relating to the initial issuance of Notes under the Indenture.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of any Person.

“Officer’s Certificate” means a certificate signed on behalf of any Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the Indenture.

“Oil Indexed Credit Facility” means a working capital facility for which availability is conditioned upon the price per barrel of crude oil that is not less than $125.0 and the proceeds of which are utilized for working capital purposes and related fees and expenses; provided that the Notes and any other First Priority Lien Obligations are secured by a Lien ranking at least pari passu with any Lien on assets securing any Oil Indexed Credit Facility and the collateral agent under any Oil Indexed Credit Facility shall have been made party to the First Lien Intercreditor Agreement and any Oil Indexed Credit Facility shall be subject to the terms thereof.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Issuer or to the Trustee.

“Other First-Lien Obligations” means other Indebtedness of the Company and its Restricted Subsidiaries that is equally and ratably secured with the Notes as permitted by the Indenture and is designated by the Company as an Other First-Lien Obligation.

“Owned Real Property” means each parcel of Real Property that is owned in fee by the Company, the Issuer or any Pledgor that has an individual Fair Market Value of more than $25.0 million (provided that such $25.0 million threshold shall not be applicable in the case of any Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property); provided that, with respect to any Real Property that is partially owned in fee and partially leased by the Company, the Issuer or any Pledgor, Owned Real Property will include only that portion of such Real Property that is owned in fee and only if (i) such portion that is owned in fee has an individual Fair Market Value of more than $25.0 million (provided that such $25.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property) and (ii) a mortgage in favor of the Collateral Agent (for the benefit of the trustee and the holders of the Notes) is permitted on such portion of Real Property owned in fee by applicable law and by the terms of any lease or other applicable document governing any leased portion of such Real Property.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and

(2) with respect to any Pledgor, its Obligations in respect of the Notes and any Indebtedness which ranks pari passu in right of payment to such Pledgor’s Obligations in respect of the Guarantees of the Notes.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer. Deutsche Bank Trust Company Americas shall initially be the Paying Agent with respect to the U.S. Dollar-denominated Notes on the Issue Date and Deutsche Bank AG, London Branch shall initially be the Paying Agent with respect to the Euro-denominated Notes on the Issue Date.

“Payor” has the meaning ascribed to such term under “— The Guarantees — Additional Amounts.”

“PBGC Settlement” means the settlement agreement between the Issuer and the Pension Benefit Guaranty Corporation (or any successor in interest thereto) as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time.

“Permitted Holder Group” has the meaning ascribed to such term in the definition of “Permitted Holders.”

“Permitted Holders” means, at any time, each of (i) the Sponsor, (ii) any Person that has no material assets other than the Capital Stock of the Company and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clause (i) above and that, directly or indirectly, holds or acquires beneficial ownership of the Voting Stock of the Company (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has sole voting rights proportional to the percentage of ownership interests held or acquired by such member relative to the other members of the Permitted Holder Group with respect to voting in the election of Directors of the Company or any of its Subsidiaries generally and (2) no Person or other group (other than Permitted Holders specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “— Certain Covenants — Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Emergence Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Emergence Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Emergence Date or (y) as otherwise permitted under the Indenture;

(6) loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent entity of the Company, (b) required by applicable employment laws loans and (c) other loans and advances not to exceed $25.0 million at any one time outstanding;

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (k) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9) any Investment by the Company or any of its Restricted Subsidiaries in a Similar Business or in Joint Ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $750.0 million and (y) 3.75% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value, plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (9); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Company or any of its Restricted Subsidiaries having an aggregate Fair Market, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 1.25% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Company) of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (10); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (4)(c)(ii) or (iii) under “— Certain Covenants — Limitation on Restricted Payments”;

(12) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(14) any Investment in connection with a Qualified Receivables Financing, including Investments in a Receivables Subsidiary, of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness and, to the extent constituting an Investment, the acquisition of accounts receivable that have been sold, transferred or otherwise disposed of in a Receivables Financing, including the repurchase of accounts receivable by the Company or any of its Subsidiaries or other payment obligations of the Company or any Restricted Subsidiary of the Company pursuant to Standard Securitization Undertakings;

(15) any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;

(16) Investments of a Restricted Subsidiary of the Company or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary of the Company in a transaction that is not prohibited by the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(17) any Investment in any Subsidiary of the Company or any Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(18) Investments through the licensing contribution in a Person that is or will be as a result of such Investment a Joint Venture or Investments through the licensing, contribution or transactions that economically result in a contribution in kind of intellectual property pursuant to Joint Venture arrangements, in each case in the ordinary course of business;

(19) purchase of shares of Royal Dutch Shell plc and BASF AG required to satisfy Basell B.V.’s obligations under its stock option plans as such plans and stock appreciation rights were in effect on the Emergence Date;

(20) a transaction the extent constituting an Investment that is permitted by and made in accordance with clauses (12) and (13) under “— Certain Covenants — Limitation on Restricted Payments”;

(21) any Investment in connection with a Structured Financing Transaction;

(22) a transaction to the extent constituting an Investment that is permitted by and made in accordance with clause (38) of the definition of “Permitted Liens”;

(23) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “— Certain Covenants — Transactions with Affiliates” (except transactions described in clauses (2), (4), (5), (9)(b), (15) and (19) of such paragraph); and

(24) any Qualified Joint Venture Transaction.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance bonds, surety bonds, bid bonds, letters of credit or similar instruments issued pursuant to the request of and for the account of such Person in the ordinary course of its business or with respect to statutory, regulatory, contractual, or warranty requirements;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (B) Liens securing First Priority Lien Obligations in an aggregate principal amount not to exceed the greater of (x) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to clauses (a), (c)(i) and (c)(iii) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 2.00 to 1.00; provided that, with respect to Liens securing First Priority Lien Obligations permitted under this subclause (B), the Notes are secured by Liens on the assets subject to such Liens on at least a pari passu basis with the Liens securing all such First Priority Lien Obligations, with the priority and subject to intercreditor arrangements, in each case not materially less favorable to the holders of the Notes than those described under “— Security”; (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (c)(ii), (e)(i) or (e)(ii), (m), (u) or (y) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (provided that (1) in the case of clause (c)(ii) any Lien on Notes Collateral securing Indebtedness under the ABL Facility, or any refinancing or replacement thereof, must be expressly subject to the terms of the Junior Lien Intercreditor Agreement, (2) in the case of clause (e)(i), such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any proceeds or products thereof, (3) in the case of clause (u), such Lien does not extend to the property or assets of any Subsidiary of the Company other than a Foreign Subsidiary, (4) in the case of clause (e)(ii) such Lien applies solely to acquired property or asset of the acquired entity, as the case may be) and (5) in the case of clause (y), such Lien does not extend to the property or assets of the Company or any Restricted Subsidiary of the Company organized under the laws of any jurisdiction other than Australia) and (D) Liens securing the Notes Obligations;

(7) Liens existing on the Emergence Date (other than Liens in favor of the lenders under the Senior Term Loan Facility and under the ABL Facility);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary of the Company;

(9) Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations not Incurred in violation of the Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Company or any Subsidiary of the Company;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business or other precautionary Uniform Commercial Code financing statement filings;

(15) Liens in favor of the Company, the Issuer or any Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing to the extent permitted by the covenant described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(17) Liens securing insurance premium financing arrangements; provided, however, that such Lien is limited to the applicable insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums (including tender premiums) and original issue discount, related to such refinancing, refunding, extension, renewal or replacement and (z) Junior Lien Obligations shall not be refinanced with First Priority Lien Obligations (other than any Permitted Roll-Up Notes Refinancing); provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B) or (C), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) or (C) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B) or (C) and for purposes of the definition of Secured Credit Facility Indebtedness;

(21) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(25) other Liens on assets not constituting Notes Collateral securing Obligations that do not exceed $50.0 million in aggregate at any time;

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(27) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(28) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(29) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts Incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(30) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(31) any netting or set-off arrangements entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Restricted Subsidiary of the Company, including pursuant to any Treasury Services Agreement;

(32) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(33) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(34) Liens (i) on cash advances in favor of the seller of any property to be acquired in or monies placed in escrow pursuant to an Investment permitted pursuant to the definition of “Permitted Investments” to be applied against the purchase price for such Investment, (ii) over assets being acquired pursuant to Investments permitted pursuant to the definition of “Permitted Investments” pending payment in full of the purchase price, (iii) consisting of an agreement to dispose of any property in a disposition permitted pursuant to the definition of “Asset Sale” and (iv) consisting of intellectual property licenses permitted by clause (18) of the definition of “Permitted Investments”;

(35) Liens arising by reason of deposits necessary to qualify the Company or any other Restricted Subsidiary of the Company to conduct business, maintain self insurance or comply with any law and Liens securing the PBGC Settlement;

(36) any Lien arising as a result of a sale, transfer or other disposal which is an Asset Sale in compliance with “— Certain Covenants — Asset Sales”;

(37) Liens relating to a Catalyst Sale/Leaseback Transaction;

(38) Liens relating to any Limited Recourse Stock Pledge; and

(39) Liens relating to any Treasury Services Agreement, Qualified Joint Venture Transaction or Structured Financing Transaction.

“Permitted Roll-Up Notes Refinancing” means the issuance of other notes, and the Incurrence of additional term loans under any Credit Facilities, in an aggregate principal amount not to exceed $1,500.0 million if the proceeds thereof are used to refinance Plan Roll-Up Notes (and related interest, premiums, if any, and expenses) so long as:

(i) on a pro forma basis after giving effect thereto (including a pro forma application of the proceeds thereof), (x) the Fixed Charge Coverage Ratio of the Company is at least 2.00 to 1.00, (y) the Fixed Charge Coverage Ratio of the Company immediately after giving effect to the Incurrence of such Indebtedness is greater the Fixed Charge Coverage Ratio immediately prior to such Incurrence and (z) the requirements of subclauses (1) and (3) of clause (p) of the second paragraph of the covenant “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” are satisfied with respect to such refinancing; and

(ii) to the extent that the aggregate principal amount of such other notes and term loans exceeds $1,000.0 million, the principal amount of Indebtedness permitted pursuant to subclause (c)(i) of the second paragraph of the covenant “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” shall be reduced on a dollar for dollar basis (without duplication for Indebtedness Incurred as part of a Permitted Roll-Up Notes Refinancing), until such time as such excess over $1,000.0 million (x) would be permitted to be Incurred under the first paragraph of the covenant “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) would be permitted to be secured by a Lien as an Additional First Priority Lien Obligation pursuant to clause (6)(B)(y) of the definition of Permitted Liens.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan Roll-Up Notes” means (a) third-priority senior secured notes of the Issuer and guaranteed by one or more Guarantors issued in respect of DIP Roll-Up Claims under the Reorganization Plan; provided that any Indebtedness issued in lieu of the Plan Roll-Up Notes in respect of DIP Roll-Up Claims will be deemed to be Plan Roll-Up Notes (provided that any such Indebtedness is Incurred in compliance with the terms of the Indenture applicable to refinancings and replacements of Plan Roll-Up Notes had they been issued pursuant to the Plan of Reorganization), or (b) any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part thereof.

“Plan Roll-Up Notes Indenture” means the indenture under which the Plan Roll-Up Notes are issued, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time all in accordance with the Indenture; provided no such amendment or modification may shorten the maturity of the Plan-Roll-Up Notes.

“Pledgor” means any Guarantor other than the Company; provided that upon the release or discharge of such Subsidiary from its Obligations to pledge its assets and property to secure the Notes in accordance with the Indenture or the Security Documents, such Subsidiary ceases to be a Pledgor.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Primary Offering” means an Equity Offering on any investment exchange or any other sale or issue by way of flotation or public offering or any equivalent circumstances with aggregate net cash proceeds to the Company or contributed to the Company of at least $500.0 million.

“Project Financings” means, with respect to any project, the Incurrence of Indebtedness relating to the development, expansion, renovation, upgrade or other modification or construction of such project pursuant to which the providers of such Indebtedness or any trustee or other intermediary on their behalf or beneficiaries designated by any such provider, trustee or other intermediary are granted security over one or more assets relating to such project for repayment of principal, premium and interest or any other amount in respect of such Indebtedness, including Indebtedness to finance working capital requirements with respect to any project; provided that any working capital financing shall not be secured by any assets or property included in calculating the Borrowing Base for purposes of clause (c)(ii) of the second paragraph of the covenant “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

“Qualified Joint Venture Transaction” means any transaction in which (i) Indebtedness is owed or incurred by any Restricted Subsidiary whose activities are limited to holding shares in Joint Ventures (but only to the extent that (a) the creditors under the relevant agreement have no recourse to the Company other than to such Restricted Subsidiary; and (b) the recourse those creditors have to such Restricted Subsidiary is limited to the proceeds (if any) of dividends received by such Restricted Subsidiary in respect of such Restricted Subsidiary’s investment in such Joint Ventures) or (ii) involving guarantees by the Company or any Restricted Subsidiary of Indebtedness of a customer or a third party guarantor of such customer’s Indebtedness that are made to a governmental export credit agency, a state development bank or like governmental agency or organization to the extent that such guarantees are conditioned on a failure to perform by any of the Company, such Restricted Subsidiary or a joint venture under an engineering procurement or construction contract entered into with such customer or third party guarantor; provided that the aggregate amount of any Indebtedness referenced in this clause (ii) shall not at any time exceed 1.0% of Consolidated Net Tangible Assets of the Company.

“Qualified Non-Recourse Debt” means Indebtedness that (1) is (a) Incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any property (real or personal) or equipment (whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or (b) assumed by a Qualified Non-Recourse Subsidiary, (2) is non-recourse to the Company, the Issuer and any Pledgor and (3) is non-recourse to any Restricted Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” means (1) a Restricted Subsidiary that is not a Pledgor and that is formed or created in order to finance an acquisition, lease, construction, repair, replacement or improvement of any property or equipment (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt and (2) any Restricted Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions (including, without limitation, the Euro Securitization, the Berre Facility and the Negromex Receivables Dispositions):

(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries;

(2) all sales of accounts receivable and related assets are made at Fair Market Value; and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure the ABL Facility, any Credit Facility Indebtedness or any Indebtedness in respect of the Notes shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) S&P, (2) Moody’s, or (3) if either or both of S&P and Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Real Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings, structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to any other Person, including to a Receivables Subsidiary, or may grant a security interest in, bank accounts, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any Obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Refinancing Indebtedness” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Refunding Capital Stock” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Restricted Payments.”

“Relevant Taxing Jurisdiction” has the meaning ascribed to such term under “— The Guarantees — Additional Amounts.”

“Reorganization Plan” means a plan of reorganization in any of the Cases.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Company, except for such cash and Cash Equivalents subject only to such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Restricted Payments.”

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company. For the avoidance of doubt, the Issuer shall at all times constitute a Restricted Subsidiary.

“Retired Capital Stock” has the meaning ascribed to such term under “— Certain Covenants — Limitation on Restricted Payments.”

“Reversion Date” has the meaning ascribed to such term under “— Certain Covenants.”

“Roll-Up Loans” means $3,250 million of a dollar-for-dollar “roll-up” of previously outstanding senior secured loans.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company.

“SEC” means the Securities and Exchange Commission or any successor agency or commission.

“Second Commitment” has the meaning ascribed to such term under “— Certain Covenants — Asset Sales.”

“Secured Credit Facility Indebtedness” means any Credit Facility Indebtedness that is secured by a Permitted Lien Incurred or deemed Incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness constituting First Priority Lien Obligations of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of such calculation. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event and (2) all adjustments of the nature set forth as “Restructuring Adjustments” under “Unaudited Consolidated Pro Forma Financial Information” in this Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For the purposes of this definition, any amount in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination or if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreement.

“Secured Leverage Calculation Date” has the meaning ascribed to such term in the definition of “Secured Indebtedness Leverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, modified, extended, restructured, renewed, restated or replaced in whole or in part from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Senior Term Loan Collateral Agent” means UBS AG, Stamford Branch, as the collateral agent under the Senior Term Loan Facility, or its successors.

“Senior Term Loan Facility” means the senior secured term loan facility of the Issuer to be entered into on the Emergence Date as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the secured parties under the Senior Term Loan Facility (in their capacities as such), (ii) the holders of the Notes, the Collateral Agent and the Trustee, each in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to the First Lien Intercreditor Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties); (b) with respect to any First Priority Lien Obligations, each of (i) the Obligations under the Senior Term Loan Facility, (ii) the Notes Obligations and the Obligations in respect of any refunding, refinancing or defeasement of the Notes and (iii) the Additional First Priority Lien Obligations Incurred pursuant to any applicable agreement, which pursuant to any joinder agreement, are to be represented under the First Lien Intercreditor Agreement by a common Authorized Representative (in its capacity as such for such Additional First Priority Lien Obligations); and (c) with respect to any Junior Lien Obligations, each of (i) the Obligations under the Plan Roll-Up Notes and (ii) the Junior Lien Obligations Incurred after the Issue Date pursuant to any applicable agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Company and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Mandatory Redemption” has the meaning ascribed to such term under “— Redemption — Special Mandatory Redemption.”

“Special Purpose Subsidiary” means any Subsidiary of the Company whose material assets are comprised solely of the Capital Stock of a Joint Venture, where the pledge of such Capital Stock would be prohibited by any contractual requirement pertaining to such Joint Venture.

“Specified ABL Facility Assets” means any ABL Facility Collateral, the net proceeds of an Asset Sale of which are required to be applied as a prepayment of any Asset Backed Credit Facility.

“Specified Premium” means 1.00% if the Special Mandatory Redemption occurs on or prior to the 90th day following the Issue Date and 1.50% if the Special Mandatory Redemption occurs after the 90th day following the Issue Date.

“Sponsor” means Apollo Global Management, LLC and any of its Affiliates.

“Standard Securitization Undertakings” means representations, warranties, undertakings, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Structured Financing Transaction” means a sale of preferred shares of a Restricted Subsidiary, depositing the proceeds of such sale with a bank and pledging such deposit to guarantee a put and call with respect to such preferred shares.

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to Obligations in respect of the Notes.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or (3) with respect to the Company, for so long as the Company or any of its Subsidiaries, individually or in the aggregate, has at least a 50% ownership interest in Lyondell Bayer Manufacturing Maasvlakte VOF, Lyondell Bayer Manufacturing Maasvlakte VOF. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Successor Company” has the meaning ascribed to such term under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

“Successor Issuer” has the meaning ascribed to such term under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

“Successor Pledgor” has the meaning ascribed to such term under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

“Suspended Covenants” has the meaning ascribed to such term under “— Certain Covenants.”

“Suspension Period” has the meaning ascribed to such term under “— Certain Covenants.”

“Taxes” has the meaning ascribed to such term under “— The Guarantees — Additional Amounts.”

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance sheet required to be delivered pursuant to the covenant under “— Certain Covenants — Reports and Other Information.”

“Transfer” has the meaning ascribed to such term under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2013; provided, however, that if the period from such redemption date to May 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Treasury Services Agreement” means any agreement between the Issuer, any Guarantor or Restricted Subsidiary and any commercial bank or other financial institution relating to treasury, depository, and cash management services, employee credit card arrangements or automated clearinghouse transfer of funds.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary;

The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (except as permitted under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “— Certain Covenants — Limitation on Restricted Payments.”

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “— Certain Covenants — Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Domestic Subsidiary” is any Wholly Owned Subsidiary that is a Domestic Subsidiary.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the outstanding notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the outstanding notes, at our cost, (1) to use our reasonable best efforts to (a) file and cause to become effective with the Commission an exchange offer registration statement on or before 365 days after the Emergence Date and (b) consummate a registered offer to exchange the notes for new exchange notes having terms substantially identical in all material respects to the notes (except that the new exchange notes will not contain terms with respect to additional interest or transfer restrictions) pursuant to such exchange offer registration statement and (ii) under certain circumstances, to use commercially reasonable efforts to file a shelf registration statement with respect to resales of the notes promptly after the 365th day after the Emergence Date (such date, the “Exchange Date”). If the Issuer does not consummate the exchange offer (or shelf registration, if applicable) as provided in the registration rights agreement, the Issuer will be required to pay additional interest with respect to the notes in certain circumstances. We currently are incurring penalty interest on the outstanding notes.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the related rules and regulations of the SEC.

Each holder of outstanding notes will be required to make the following representations to us in order to participate in the exchange offer:

•	the holder is not an affiliate as defined in Rule 405 of the Securities Act;

•	the holder will require the exchange notes in the ordinary course of business; and

•	the holder has not engaged in, does not intend to engage in, nor has any arrangements or understanding with another person to participate in, a distribution of the exchange notes.

In the event that the exchange offer is not consummated by the Exchange Date, we will, subject to certain conditions, at our own cost:

•	file a shelf registration statement covering resales of the notes promptly following the Exchange Date;

•	use our commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act within 90 days after the Exchange Date; and

•	use our commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all notes registered thereunder are disposed of in accordance therewith or cease to be outstanding or on the date upon which all notes covered by such shelf registration statement become eligible for resale without regard to volume, manner of sale or other restrictions contained in Rule 144, such period, the “shelf registration period”.

In the event that (a) on the Exchange Date the exchange offer registration statement has not become effective, (b) the exchange offer is not consummated within 45 days following effectiveness of the exchange offer registration statement or (c) within 90 days after filing a shelf registration statement covering resales of the notes the shelf registration statement has not been declared effective by the SEC, or subject to limited exceptions, such shelf registration statement cease to be effective at any time during the shelf registration period, (a “registration default”), then additional interest will accrue on the aggregate principal amount of notes from and including the date on which any such registration default has occurred to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 1.00% per annum.

In the event a Shelf Registration Statement is filed, holders of outstanding notes will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have such holder’s outstanding notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring exchange notes, a holder will be deemed to have agreed by virtue of the registration rights agreement to indemnify us, against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of outstanding notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of the registration rights agreement.

Terms of the Exchange Offer; Acceptance of Tendered Notes

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 12:00 a.m. New York City time on the expiration date. We will issue exchange notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for exchange notes and (i) for outstanding dollar notes only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof or (ii) for outstanding Euro notes only in minimum denominations of €50,000 and integral multiples of €1,000 in excess thereof. The exchange notes will be delivered promptly after the expiration date.

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 12:00 a.m., New York City time, on          , 2011, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

The exchange notes will accrue interest at a rate of 8% per annum. Interest on the exchange notes will accrue from the last date on which interest was paid on the outstanding notes. Interest on the exchange notes are payable semi-annually on May 1 and November 1, commencing on November 1, 2011.

Conditions

Notwithstanding any other term of the exchange offer, outstanding notes will not be required to be accepted for exchange, nor will exchange notes be issued in exchange for any outstanding notes, and we may terminate or amend the exchange offer as provided herein before the acceptance of such outstanding notes, if, because of any change in law, or applicable interpretations thereof by the Commission, we determine that we are not permitted to effect the exchange offer. We have no obligation to, and will not knowingly, permit acceptance of tenders of outstanding notes from our affiliates or from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations thereof by the Staff of the Commission, or if the exchange notes to be received by such holder or holders of outstanding notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the U.S.

Procedures for Tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the outstanding notes are held in book-entry accounts maintained by the exchange agent at The Depository Trust Company (“DTC”), the Euroclear System or Clearstream, Luxembourg, a holder need not submit a letter of transmittal. However, all holders who exchange their outstanding notes for exchange notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

Holders of outstanding dollar notes hold their notes through DTC. Holders of outstanding Euro notes hold their notes through Euroclear or Clearstream, Luxembourg, which are participants in DTC.

To tender in the exchange offer, a holder must comply with the following procedures, as applicable:

•	Holders of outstanding notes through DTC: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes (either outstanding dollar notes or outstanding Euro Notes) in book-entry form directly through DTC, you must submit an instruction and follow the procedures for book-entry transfer as provided under “— Book-Entry Transfer.”

•	Holders of outstanding notes through Euroclear or Clearstream, Luxembourg: If you wish to exchange your outstanding notes and either you or your registered holder hold your outstanding notes (either outstanding dollar Notes or outstanding Euro notes) in book-entry form directly through Euroclear or Clearstream, Luxembourg, you should be aware that pursuant to their internal guidelines, Euroclear and Clearstream, Luxembourg will automatically exchange your outstanding notes for exchange notes. If you do not wish to participate in the exchange offer, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to “Take No Action”; otherwise your outstanding notes will automatically be tendered in the exchange offer, and you will be deemed to have agreed to be bound by the terms of the letter of transmittal.

Only a registered holder of record of outstanding notes may tender outstanding notes in the exchange offer. If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you may request your respective broker, dealer, commercial bank, trust company or other nominee to effect the above transactions for you. Alternatively, if you are a beneficial owner and you wish to act on your own behalf in connection with the exchange offer, you must either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the outstanding notes held by the holder, the tendering holder should so indicate. The amount of outstanding notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of outstanding notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “— Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or outstanding notes to us. Delivery of documents to DTC, Euroclear or Clearstream, Luxembourg in accordance with their respective procedures will not constitute delivery to the exchange agent.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date. If the applicable letter of transmittal is signed by the record holder(s) of the outstanding notes tendered, the signature must correspond with the name(s) written on the face of the outstanding note without alteration, enlargement or any change whatsoever. If a letter of transmittal is signed by a participant in DTC or Euroclear or Clearstream, Luxembourg, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the outstanding notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or “an eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If a letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

If a letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived.

Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

The exchange agent has established an account with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program procedures for such transfer. Pursuant to their internal guidelines, Euroclear and Clearstream, Luxembourg will automatically exchange outstanding notes for exchange notes on behalf of the holders of the outstanding notes. If they do not wish to participate in the exchange offer, the registered holder of outstanding notes on the records of Euroclear or Clearstream, Luxembourg must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to “Take No Action”; otherwise such outstanding notes will be tendered in the exchange offer, and the holder of such notes will be deemed to have agreed to be bound by the terms of the letter of transmittal. The exchange for outstanding notes so tendered will only be made after a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message transmitted by DTC, Euroclear or Clearstream as the case may be, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express or deemed acknowledgment from a participant tendering outstanding notes and that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgement from the tendering participant that the representations contained in the appropriate letter of transmittal and described below are true and correct.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program in the case of the outstanding dollar notes or the applicable procedures of Euroclear or Clearstream, Luxembourg for transfer of book-entry interests, as applicable, in the case of the outstanding Euro notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or (ii) a properly transmitted agent’s message and notice of guaranteed delivery, that (a) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange (the “NYSE”) trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, Euroclear or Clearstream, Luxembourg, as applicable, and all other documents required by the letter of transmittal within three NYSE trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal of Tenders

Tenders of outstanding notes may be withdrawn at any time prior to 12:00 a.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC, Euroclear or Clearstream, Luxembourg, on behalf of the holder in accordance with the standard operating procedures of DTC or Euroclear or Clearstream, Luxembourg.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding notes to be withdrawn;

•	be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the outstanding notes are to be re-registered, if different from that of the withdrawing holder.

If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC or Euroclear or Clearstream, Luxembourg, as applicable, to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any outstanding notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under the caption “— Procedures for Tendering” above at any time on or before expiration of the exchange offer.

Exchange Agent

Deutsche Bank has been appointed as exchange agent for the exchange offer. You should direct your questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the appropriate exchange agent addressed as follows:

For exchange dollar notes:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:

Deutsche Bank Trust Company Americas
DB Services Americas, Inc.
MS JCK01-0218
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Trust & Securities Services
Telephone: (800) 735-7777 (Option #1)	(615) 866-3889 To Confirm by Telephone: (800) 735-7777 (Option #1)	Deutsche Bank Trust Company Americas
DB Services Americas, Inc.
MS JCK01-0218
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Trust & Securities Services
Telephone: (800) 735-7777 (Option #1)

For exchange Euro notes:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street, London, EC2N 2DB England Attn: Trust & Securities Services Telephone: +44 (207) 547-5000	+44 (207) 547-5001 To Confirm by Telephone: +44 (207) 547-5000	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street, London, EC2N 2DB England Attn: Trust & Securities Services Telephone: +44 (207) 547-5000

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the exchange offer. We are making the principal solicitation for tenders pursuant to the exchange offer by mail; however we may make additional solicitations by telegraph, telephone, telecopy or in person by our officers and regular employees.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith.

We will bear the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and the trustee, and accounting, legal, printing and related fees and expenses.

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. If, however, exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Resale of Exchange Notes

Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any owner of such exchange notes (other than any such owner which is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, if such exchange notes are acquired in the ordinary course of such owner’s business and such owner does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such exchange notes. Any owner of outstanding notes who tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes may not rely on the position of the staff of the Commission enunciated in the “Exxon Capital Holdings Corporation” or similar no-action letters but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling securityholders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

By signing the letter of transmittal, or causing DTC, Euroclear or Clearstream, Luxembourg, as applicable, to transmit an agent’s message to the exchange agent, each tendering holder of outstanding notes will represent to us to the effect that (A) it is not our affiliate, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in the exchange offer and (C) it is acquiring the exchange notes in its ordinary course of business. Each holder will acknowledge and agree that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the exchange notes acquired in the exchange offer (1) could not under Commission policy as in effect on the date of the registration rights agreement rely on the position of the Commission enunciated in the No-Action Letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of exchange notes obtained by such holder in exchange for outstanding notes acquired by such holder directly from us or our affiliate.

To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or to register the exchange notes before offering or selling such exchange notes. We have agreed, pursuant to the registration rights agreement and subject to certain specified limitations therein, to cooperate with selling holders or underwriters in connection with the registration and qualification of the exchange notes for offer or sale under the securities or “blue sky” laws of such jurisdictions as may be necessary to permit the holders of exchange notes to trade the exchange notes without any restrictions or limitations under the securities laws of the several states of the U.S.

Consequences of Failure to Exchange

Holders of outstanding notes who do not exchange their outstanding notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such outstanding notes as set forth in the legend thereon as a consequence of the issuance of the outstanding notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted outstanding notes could be adversely affected.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

BOOK-ENTRY; DELIVERY AND FORM

Each issue of exchange notes issued in exchange for outstanding notes will be represented by a global note in definitive, fully registered form without interest coupons (collectively, the “Global Notes”). The Global Notes representing the exchange dollar notes (collectively, the “Dollar Global Notes”) and will be deposited with the applicable trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.

The Global Notes representing the exchange Euro notes (collectively, the “Euro Global Notes”) will be deposited with a common depositary (the “Common Depositary”) for the Euroclear System as operated by Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream, Luxembourg,” formerly Cedelbank) and registered in the name of a nominee of the Common Depositary.

Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC, Euroclear and Clearstream, Luxembourg and their respective direct or indirect participants, which rules and procedures may change from time to time.

Global Notes

The following description of DTC, Euroclear and Clearstream, Luxembourg is based on our understanding of their current operations and procedures. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

Upon the issuance of the Dollar Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Dollar Global Note will be limited to its participants or persons who hold interests through its participants. Ownership of beneficial interests in the Dollar Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

Upon the issuance of the Euro Global Notes, the Common Depositary will credit, on its internal system, the respective principal amount of the beneficial interests represented by such global note to the accounts of Euroclear and Clearstream, Luxembourg. Euroclear and Clearstream, Luxembourg will credit, on their internal systems, the respective principal amounts of the individual beneficial interests in such global notes to the accounts of persons who have accounts with Euroclear and Clearstream, Luxembourg. Ownership of beneficial interests in the Euro Global Notes will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream, Luxembourg. Ownership of beneficial interests in the Euro Global Notes will be shown on and the transfer of that ownership will be effected only through, records maintained by Euroclear and Clearstream, Luxembourg or their nominees (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

As long as DTC or the Common Depositary, or its respective nominee, is the registered holder of a global note, DTC or the Common Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such global notes for all purposes under the indentures and the notes. Unless (1) in the case of a Dollar Global Note, DTC notifies us that it is unwilling or unable to continue as depositary for such global note or ceases to be a “clearing agency” registered under the Exchange Act, (2) in the case of a Euro Global Note, Euroclear and Clearstream, Luxembourg notify us they are unwilling or unable to continue as clearing agency, (3) in the case of a Euro Global Note, the Common Depositary notifies us that it is unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 90 days of such notice or (4) in the case of any global note, an event of default has occurred and is continuing with respect to such note, owners of beneficial interests in such global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the owners or holders of such global note (or any notes represented thereby) under the indentures or the notes. In addition, no beneficial owners of an interest in a global note will be able to transfer that interest except in accordance with DTC’s and/or Euroclear’s and Clearstream, Luxembourg’s applicable procedures (in addition to those under the indentures).

Investors may hold their interests in the Euro Global Notes through Euroclear or Clearstream, Luxembourg, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Investors may hold their interests in the Dollar Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC and/or Euroclear and Clearstream, Luxembourg.

Payments of the principal of and interest on Dollar Global Notes will be made to DTC or its nominee as the registered owner thereof. Payments of the principal of and interest on the Euro Global Notes will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither we, the trustees, DTC, the Common Depositary nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of DTC or its nominee. We expect that the Common Depositary, in its capacity as paying agent, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit the accounts of Euroclear and Clearstream, Luxembourg, which in turn will immediately credit accounts of participants in Euroclear and Clearstream, Luxembourg with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note for such notes as shown on the records of Euroclear and Clearstream, Luxembourg. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Because DTC, Euroclear and Clearstream, Luxembourg can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global notes to pledge such interest to persons or entities that do not participate in the DTC, Euroclear or Clearstream, Luxembourg systems, or otherwise take actions in respect of such interest may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC, Euroclear and Clearstream, Luxembourg can act only on behalf of participants, which in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system or in Euroclear and Clearstream, Luxembourg, as the case may be, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the Dollar Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in Dollar Global Notes between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers of interests in Euro Global Notes and Dollar Global Notes between participants in Euroclear and

Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers of beneficial interests in Dollar Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Dollar Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the DTC settlement date). Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

DTC, Euroclear and Clearstream, Luxembourg have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, Luxembourg, as the case may be, interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC, Euroclear and Clearstream, Luxembourg reserve the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to their respective participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve system, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Euroclear and Clearstream, Luxembourg have advised us as follows: Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

Euroclear and Clearstream, Luxembourg each provide various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and

Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

Account holders in both Euroclear and Clearstream, Luxembourg are worldwide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

An account holder’s overall contractual relations with either Euroclear or Clearstream, Luxembourg are governed by the respective rules and operating procedures of Euroclear or Clearstream, Luxembourg and any applicable laws. Both Euroclear and Clearstream, Luxembourg act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

Although DTC, Euroclear and Clearstream, Luxembourg currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the trustees will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If any depositary is at any time unwilling or unable to continue as a depositary for notes for the reasons set forth above under “— Global Notes,” the Issuer will issue certificates for such notes in definitive, fully registered, non-global form without interest coupons in exchange for the applicable global notes. Certificates for notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Clearstream, Luxembourg or the Common Depositary (in accordance with their customary procedures).

The holder of a non-global note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in The City and State of New York or in London, England, which initially will be the offices of the applicable trustee in such locations or, in the case of euro notes, to the transfer agent in Luxembourg. Upon the transfer, change or replacement of any note bearing a legend, or upon specific request for removal of a legend on a note, we will deliver only notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by us that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any note in non-global form may be transferred to a person who takes delivery in the form of an interest in any global note, the transferor will be required to provide the applicable trustee with a Restricted Global Note Certificate or a Regulation S Global Note Certificate, as the case may be. Upon transfer or partial redemption of any note, new certificates may be obtained from the applicable trustee or from the transfer agent in Luxembourg.

Notwithstanding any statement herein, we and the trustees reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and any State therein and any other applicable laws or as DTC, Euroclear or Clearstream, Luxembourg may require.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the United States federal income tax consequences from the exchange offer and from the ownership of the outstanding notes or exchange notes. It deals only with outstanding notes or exchange notes held as capital assets and not with special classes of Holders, such as dealers in securities or currencies, life insurance companies, tax exempt entities, and persons that hold an outstanding note or an exchange note in connection with an arrangement that completely or partially hedges the outstanding note or exchange note. Further, the discussion does not address all aspects of taxation that might be relevant to particular Holders in light of their individual circumstances. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of an outstanding note or an exchange note that is, for United States federal income tax purposes: (1) a citizen or resident of the United States; (2) a partnership, corporation or other entity created or organized in or under the law of the United States or of any State of the United States; (3) an estate, the income of which is subject to United States federal income tax regardless of its source; (4) a trust classified as a United States person for United States federal income tax purposes. A “Non-U.S. Holder” is a beneficial owner of an outstanding note or an exchange note that, for United States federal income tax purposes, is not a U.S. Holder.

HOLDERS TENDERING THEIR OUTSTANDING NOTES OR PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX AND ANY STATE OR LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF THE OUTSTANDING NOTES FOR EXCHANGE NOTES, AND OF THE OWNERSHIP AND DISPOSITION OF THE OUTSTANDING NOTES OR EXCHANGE NOTES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AND ANY CONSEQUENCES UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

Exchange of Outstanding Notes for Exchange Notes

The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be treated as an “exchange” for United States federal income tax purposes because the outstanding notes will not be considered to differ materially in kind or extent from the exchange notes. Rather, the exchange notes received by a Holder will be treated as a continuation of the outstanding notes in the hands of such Holder. The adjusted basis and holding period of the exchange notes for any Holder will be the same as the adjusted basis and holding period of the outstanding notes. Similarly, there will be no United States federal income tax consequences to a Holder of outstanding notes that does not participate in the exchange offer.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connections with resales of the exchange notes received in exchange for the outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business on the first anniversary of the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of the exchange notes by broker-dealers. The exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transaction, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “Underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “Underwriter” within the meaning of the Securities Act.

Any investors that wish to exchange their outstanding notes in the exchange offer must make certain representations as set forth in this prospectus and in the letter of transmittal.

For a period of one year after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer and will indemnify the holders of the exchange notes against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes being offered hereby and certain other legal matters will be passed upon by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of (i) LyondellBasell Industries N.V. as of December 31, 2010 and for the period from May 1, 2010 through December 31, 2010 and (ii) the Predecessor of LyondellBasell N.V. as of December 31, 2009 and for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 included in this prospectus have been so included in reliance on the reports (which contain an explanatory paragraph relating to the Company’s emergence from bankruptcy and adoption of fresh start accounting as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of (i) Lyondell Chemical Company (the “Successor Company”) as of December 31, 2010 and for the period from May 1, 2010 through December 31, 2010 and (ii) Lyondell Chemical Company (the “Predecessor Company”) as of December 31, 2009 and for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 included in this prospectus have been so included in reliance on the reports (which contain an explanatory paragraph relating to the Predecessor Parent’s emergence from bankruptcy and adoption of fresh start accounting as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of (i) LyondellBasell Industries Subholdings B.V. as of December 31, 2010 and for the period from May 1, 2010 through December 31, 2010 and (ii) the Predecessor of LyondellBasell Subholdings B.V. as of December 31, 2009 and for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 included in this prospectus have been so included in reliance on the reports (which contain an explanatory paragraph relating to the Predecessor Parent’s emergence from bankruptcy and adoption of fresh start accounting as described in Note 3 to the consolidated financial statements) of PricewaterhouseCoopers Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LYONDELLBASELL INDUSTRIES N.V.

PART I. FINANCIAL INFORMATION

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF INCOME

	Successor			Predecessor
	Three Months	Six Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
	2011	2011	2010	2010	2010
Millions of dollars, except earnings per share
Sales and other operating revenues:
Trade	$13,733	$25,693	$6,655	$3,654	$13,260
Related parties	309	601	117	58	207

	14,042	26,294	6,772	3,712	13,467
Operating costs and expenses:
Cost of sales	12,474	23,417	6,198	3,284	12,414
Selling, general and administrative expenses	247	458	129	91	308
Research and development expenses	56	89	23	14	55

	12,777	23,964	6,350	3,389	12,777
Operating income	1,265	2,330	422	323	690
Interest expense	(177)	(340)	(132)	(302)	(713)
Interest income	13	21	12	3	5
Other income (expense), net	45	2	54	(65)	(265)

Income (loss) before equity investments, reorganization items and income taxes	1,146	2,013	356	(41)	(283)
Income from equity investments	73	131	27	29	84
Reorganization items	(28)	(30)	(8)	7,181	7,388

Income before income taxes	1,191	2,114	375	7,169	7,189
Provision for (benefit from) income taxes	388	651	28	(1,327)	(1,315)

Net income	803	1,463	347	8,496	8,504
Net (income) loss attributable to non-controlling interests	1	4	(5)	58	60

Net income attributable to the Company	$804	$1,467	$342	$8,554	$8,564

Earnings per share:
Net income:
Basic	$1.41	$2.58	$0.60

Diluted	$1.38	$2.56	$0.60

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
Millions, except shares and par value data

ASSETS
Current Assets:
Cash and cash equivalents	$4,687	$4,222
Restricted cash	250	11
Accounts receivable:
Trade, net	4,605	3,482
Related parties	296	265
Inventories	5,577	4,824
Prepaid expenses and other current assets	1,098	975

Total current assets	16,513	13,779
Property, plant and equipment, net	7,569	7,190
Investments and long-term receivables:
Investment in PO joint ventures	436	437
Equity investments	1,654	1,587
Related party receivables	19	14
Other investments and long-term receivables	63	67
Goodwill	621	595
Intangible assets, net	1,310	1,360
Other assets	290	273

Total assets	$28,475	$25,302

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2	$4
Short-term debt	50	42
Accounts payable:
Trade	2,988	1,968
Related parties	1,011	793
Accrued liabilities	1,613	1,705
Deferred income taxes	315	319

Total current liabilities	5,979	4,831
Long-term debt	5,813	6,036
Other liabilities	2,110	2,183
Deferred income taxes	947	656
Commitments and contingencies
Stockholders’ equity:
Ordinary shares, €0.04 par value, 1,275 million shares authorized, 568,814,697 and 565,676,222 shares issued, respectively	30	30
Additional paid-in capital	9,982	9,837
Retained earnings	2,997	1,587
Accumulated other comprehensive income	586	81
Treasury stock, at cost, 1,323,677 and 1,122,651 ordinary shares, respectively	(16)	—

Total Company share of stockholders’ equity	13,579	11,535
Non-controlling interests	47	61

Total equity	13,626	11,596

Total liabilities and equity	$28,475	$25,302

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Cash flows from operating activities:
Net income	$1,463	$347	$8,504
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	439	129	565
Asset impairments	18	—	9
Amortization of debt-related costs	20	5	307
Inventory valuation adjustment	—	333	—
Equity investments —
Equity income	(131)	(27)	(84)
Distribution of earnings	107	28	18
Deferred income taxes	316	(3)	(1,321)
Reorganization items and fresh start accounting adjustments, net	30	8	(7,388)
Reorganization-related payments, net	(10)	(275)	(407)
(Gain) loss on sale of assets	(48)	—	4
Unrealized foreign currency exchange loss (gain)	(1)	14	264
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(1,002)	139	(650)
Inventories	(619)	56	(368)
Accounts payable	1,140	226	249
Prepaid expenses and other current assets	(96)	(7)	58
Other, net	(379)	132	(685)

Net cash provided by (used in) operating activities	1,247	1,105	(925)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(482)	(113)	(226)
Proceeds from disposal of assets	70	4	1
Short-term investments	—	—	12
Restricted cash	(239)	(1)	(11)

Net cash used in investing activities	(651)	(110)	(224)

Cash flows from financing activities:
Issuance of Class B common stock	—	—	2,800
Shares issued upon exercise of warrants	37	—	—
Dividends paid	(57)	—	—
Repayments of debtor-in-possession term loan facility	—	—	(2,170)
Net repayments under debtor-in-possession revolving credit facility	—	—	(325)
Net borrowings on revolving credit facilities	—	130	38
Proceeds from short-term debt	—	—	8
Repayments of short-term debt	—	—	(14)
Issuance of long-term debt	—	—	3,242
Repayments of long-term debt	(260)	—	(9)
Payments of debt issuance costs	(15)	(2)	(253)
Other, net	(4)	5	(2)

Net cash provided by (used in) financing activities	(299)	133	3,315

Effect of exchange rate changes on cash	168	(86)	(13)

Increase in cash and cash equivalents	465	1,042	2,153
Cash and cash equivalents at beginning of period	4,222	2,711	558

Cash and cash equivalents at end of period	$4,687	$3,753	$2,711

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

					Accumulated	Total
			Additional	Retained	Other	Stockholders’	Non-
	Ordinary Shares		Paid-in	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Issued	Treasury	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income
Millions of dollars

Balance, January 1, 2011	$30	$—	$9,837	$1,587	$81	$11,535	$61
Warrants exercised	—	—	125	—	—	125	—
Shares purchased	—	(16)	—	—	—	(16)	—
Share-based compensation	—	—	20	—	—	20	—
Net income (loss)	—	—	—	1,467	—	1,467	(4)	$1,463
Cash dividends ($0.10 per share)	—	—	—	(57)	—	(57)	—	—
Distributions to non- controlling interests	—	—	—	—	—	—	(21)	—
Contributions from non- controlling interests	—	—	—	—	—	—	11	—
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	2	2	—	2
Changes in unrecognized employee benefits gains and losses, net of tax of less than $1	—	—	—	—	3	3	—	3
Foreign currency translations, net of tax of less than $1	—	—	—	—	500	500	—	500

Comprehensive income								$1,968

Balance, June 30, 2011	$30	$(16)	$9,982	$2,997	$586	$13,579	$47

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

LyondellBasell Industries N.V. is a limited liability company (Naamloze Vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. LyondellBasell Industries N.V. was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (together with its subsidiaries, “LyondellBasell AF,” the “Predecessor Company” or the “Predecessor”) after completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). LyondellBasell Industries AF S.C.A. and 93 of its subsidiaries were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). As of April 30, 2010 (the “Emergence Date”), LyondellBasell Industries AF S.C.A.’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell Industries AF S.C.A. owned and operated prior to emergence from the Bankruptcy Cases, which business includes subsidiaries of LyondellBasell Industries AF S.C.A. that were not involved in the Bankruptcy Cases. LyondellBasell Industries AF S.C.A. is no longer part of the LyondellBasell group.

Effective May 1, 2010, we adopted fresh-start accounting pursuant to Accounting Standards Codification (“ASC”) 852, Reorganizations. Accordingly, the basis of the assets and liabilities in LyondellBasell AF’s financial statements for periods prior to May 1, 2010 will not be comparable to the basis of the assets and liabilities in the financial statements prepared for LyondellBasell N.V. after emergence from bankruptcy.

LyondellBasell Industries N.V., together with its consolidated subsidiaries (collectively “LyondellBasell N.V.,” the “Successor Company” or the “Successor”), is a worldwide manufacturer of chemicals and polymers, a refiner of crude oil, a significant producer of gasoline blending components and a developer and licensor of technologies for production of polymers and other chemicals. When we use the terms “LyondellBasell N.V.,” the “Successor Company,” the “Successor,” “we,” “us,” “our” or similar words, unless the context otherwise requires, we are referring to LyondellBasell N.V. after April 30, 2010. References herein to the “Company” for periods through April 30, 2010 are to the Predecessor Company, LyondellBasell AF, and for periods after the Emergence Date, to the Successor Company, LyondellBasell N.V.

The accompanying consolidated financial statements are unaudited and have been prepared from the books and records of LyondellBasell N.V. after April 30, 2010 and LyondellBasell AF for periods up to and including that date in accordance with the instructions to Form 10-Q and Rule 10-1 of Regulation S-X for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In our opinion, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These consolidated financial statements should be read in conjunction with the LyondellBasell N.V. consolidated financial statements and notes thereto included in the LyondellBasell Industries N.V. Current Report on Form 8-K/A filed with the SEC on August 15, 2011.

2.	Accounting and Reporting Changes

Comprehensive Income — In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) related to ASC 220, Comprehensive Income: Presentation of Comprehensive Income. This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Under the ASC 220, an entity can elect to present either 1) one continuous statement of comprehensive income or 2) in two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the income statement format used today, and the second statement would include components of other comprehensive income (OCI). The ASU does not change the items that must be reported in OCI. The

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Accounting and Reporting Changes — (Continued)

statement(s) would need to be presented with equal prominence as the other primary financial statements. The ASU is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted but full retrospective application is required. The adoption of this amendment will have an affect on the presentation of our Consolidated Financial Statements by inclusion of either Consolidated Statements of Other Comprehensive Income or a Consolidated Statements of Comprehensive Income.

Fair Value Measurement — In May, 2011 the FASB issued new guidance related to ASC 820, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS and changes some fair value measurement principles and disclosure requirements. This guidance aligns the fair value measurement of instruments classified within an entity’s shareholders’ equity with the guidance for liabilities and as a result, requires an entity to measure the fair value of its own equity instruments from the perspective of a market participant that holds the equity instruments as assets. This guidance also enhances disclosure requirements for recurring Level 3 fair value measurements to include quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements. New disclosures on the use of a nonfinancial asset measured or disclosed at fair value are required if its use differs from its highest and best use. In addition, entities must report the level in the fair value hierarchy of assets and liabilities not recorded at fair value but where fair value is disclosed. The ASU is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. The adoption of this amendment is not expected to have a material effect on the presentation of our consolidated financial statements.

In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. In 2010, we adopted all of the amendments regarding fair value measurements except for a requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. Our implementation in January 2011 of the requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements did not have a material impact on the presentation of our consolidated financial statements.

Business Combinations — In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.

Goodwill — In December 2010, the FASB issued guidance related to ASC Topic 350, Intangibles — Goodwill and Other, to require a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2010. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Accounting and Reporting Changes — (Continued)

Revenue Recognition — In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, did not have a material effect on our consolidated financial statements.

3.	Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010. As of June 30, 2011, approximately $106 million of priority and administrative claims are accrued but have yet to be paid.

The Company’s charges (credits) for reorganization items were as follows:

	Successor			Predecessor
	Three Months	Six Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
	2011	2011	2010	2010	2010
Millions of dollars
Change in net assets resulting from the application of fresh-start accounting	$—	$—	$—	$6,278	$6,278
Gain on discharge of liabilities subject to compromise	—	—	—	(13,617)	(13,617)
Asset write-offs and rejected contracts	—	—	—	(3)	25
Estimated claims	25	24	—	59	(262)
Professional fees	1	5	4	91	172
Employee severance costs	—	—	—	8	—
Plant closures costs	—	—	—	3	12
Other	2	1	4	—	4

Total	$28	$30	$8	$(7,181)	$(7,388)

Estimated claims in the above table include adjustments made to reflect the Debtors’ estimated claims to be allowed.

4.	Restricted Cash

Restricted cash primarily represents amounts deposited with financial institutions to collateralize letters of credit. As of June 30, 2011, letters of credit totaling $221 million were cash collateralized. Such cash is included in the $250 million reflected as Restricted cash on the Consolidated Balance Sheet as of June 30, 2011.

5.	Accounts Receivable

Our allowance for doubtful accounts receivable, which is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, totaled $14 million and $12 million at June 30, 2011 and December 31, 2010, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Inventories

Inventories consisted of the following components:

	June 30,	December 31,
	2011	2010
Millions of dollars

Finished goods	$3,547	$3,127
Work-in-process	273	230
Raw materials and supplies	1,757	1,467

Total inventories	$5,577	$4,824

The two months ended June 30, 2010 include a $333 million non-cash charge to adjust the value of inventory at June 30, 2010 to market value, which was lower than the April 30, 2010 value applied during fresh-start accounting.

7.	Property, Plant and Equipment, Goodwill, Intangibles and Other Assets

The components of property, plant and equipment, at cost, and the related accumulated depreciation were as follows:

	June 30,	December 31,
	2011	2010
Millions of dollars

Land	$301	$286
Manufacturing facilities and equipment	7,292	6,752
Construction in progress	750	569

Total property, plant and equipment	8,343	7,607
Less accumulated depreciation	(774)	(417)

Property, plant and equipment, net	$7,569	$7,190

In the first six months of 2011, we recognized $13 million of impairment charges related to the capital expenditures at the Berre refinery. Capital spending required for the operation of the Berre refinery will continue to be impaired until such time as the discounted cash flow projections for the Berre refinery are sufficient to recover the asset’s carrying amount.

In July 2010, we ceased production and permanently shut down our polypropylene plant at Terni, Italy. We recognized charges of $23 million, in cost of sales, related to plant and other closure costs in the first quarter of 2010.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Property, Plant and Equipment, Goodwill, Intangibles and Other Assets — (Continued)

Depreciation and amortization expense is summarized as follows:

	Successor			Predecessor
	Three Months	Six Months	May 1	April 1	January 1
	Ended	Ended	through	through	through
	June 30,	June 30,	June 30,	April 30,	April 30,
	2011	2011	2010	2010	2010
Millions of dollars
Property, plant and equipment	$184	$351	$94	$125	$499
Investment in PO joint ventures	8	15	9	4	19
Emission allowances	18	36	—	—	—
Various contracts	13	35	—	—	—
Technology, patent and license costs	—	—	5	6	25
Software costs	1	2	—	3	12
Other	—	—	21	3	10

Total depreciation and amortization	$224	$439	$129	$141	$565

Asset Retirement Obligations — The liabilities recognized for all asset retirement obligations were $148 million and $132 million at June 30, 2011 and December 31, 2010, respectively.

Goodwill — Goodwill increased from $595 million at December 31, 2010 to $621 million at June 30, 2011. The $26 million change in goodwill is a result of foreign exchange translation.

8.	Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), share ownership in a U.S. propylene oxide (“PO”) manufacturing joint venture (the “U.S. PO Joint Venture”) and a separate joint venture for certain related PO technology. Bayer’s ownership interest represents ownership of annual in-kind PO production of the U.S. PO Joint Venture of 1.5 billion pounds in 2010. We take in-kind the remaining PO production and all co-product (styrene monomer (“SM”) or “styrene”) and tertiary butyl alcohol (“TBA”) production from the U.S. PO Joint Venture.

In addition, we and Bayer each have a 50% interest in a separate manufacturing joint venture (the “European PO Joint Venture”), which includes a world-scale PO/SM plant at Maasvlakte near Rotterdam, The Netherlands. We and Bayer each are entitled to 50% of the PO and SM production at the European PO Joint Venture.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Investment in PO Joint Ventures — (Continued)

Changes in our investment in the U.S. and European PO joint ventures for 2011 and 2010 are summarized as follows:

	U.S. PO Joint	European PO	Total PO
	Venture	Joint Venture	Joint Ventures
Millions of dollars

Successor
Investments in PO joint ventures — January 1, 2011	$291	$146	$437
Cash contributions	—	2	2
Depreciation and amortization	(11)	(4)	(15)
Effect of exchange rate changes	—	12	12

Investments in PO joint ventures — June 30, 2011	$280	$156	$436

Investments in PO joint ventures — May 1, 2010	$303	$149	$452
Cash contributions	—	1	1
Depreciation and amortization	(6)	(3)	(9)
Effect of exchange rate changes	—	(10)	(10)

Investments in PO joint ventures — June 30, 2010	$297	$137	$434

Predecessor
Investments in PO joint ventures — January 1, 2010	$533	$389	$922
Return of investment	—	(5)	(5)
Depreciation and amortization	(14)	(5)	(19)
Effect of exchange rate changes	—	(31)	(31)

Investments in PO joint ventures — April 30, 2010	$519	$348	$867

9.	Equity Investments

The changes in equity investments were as follows:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Beginning balance	$1,587	$1,524	$1,085
Income from equity investments	131	27	84
Dividends received	(114)	(28)	(18)
Contributions to joint venture	—	7	20
Currency exchange effects	50	(23)	(8)
Other	—	—	10

Ending balance	$1,654	$1,507	$1,173

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Equity Investments — (Continued)

Summarized income statement information and our share for the periods for which the respective equity investments were accounted for under the equity method is set forth below:

	Successor				Predecessor
	Three Months Ended		May 1 through		April 1 through
	June 30, 2011		June 30, 2010		April 30, 2010
		Company		Company		Company
	100%	Share	100%	Share	100%	Share
Millions of dollars
Revenues	$3,113	$894	$1,382	$553	$789	$245
Cost of sales	(2,659)	(767)	(1,222)	(485)	(664)	(216)

Gross profit	454	127	160	68	125	29
Net operating expense	(59)	(17)	(63)	(22)	(19)	(8)

Operating income	395	110	97	46	106	21
Interest income	6	2	2	—	(5)	(2)
Interest expense	(63)	(18)	(21)	(6)	(6)	(1)
Foreign currency translation	17	5	42	6	61	14
Income from equity investments	(41)	(8)	(59)	(17)	2	2

Income before income taxes	314	91	61	29	158	34
(Provision for) benefit from income taxes	(69)	(18)	1	(2)	(16)	(5)

Net income	$245	$73	$62	$27	$142	$29

	Successor				Predecessor
	Six Months Ended		May 1 through		January 1 through
	June 30, 2011		June 30, 2010		April 30, 2010
		Company		Company		Company
	100%	Share	100%	Share	100%	Share
Millions of dollars
Revenues	$6,700	$2,133	$1,382	$553	$3,127	$989
Cost of sales	(5,829)	(1,876)	(1,222)	(485)	(2,699)	(869)

Gross profit	871	257	160	68	428	120
Net operating expenses	(157)	(49)	(63)	(22)	(82)	(29)

Operating income	714	208	97	46	346	91
Interest income	6	2	2	—	2	1
Interest expense	(121)	(34)	(21)	(6)	(43)	(13)
Foreign currency translation	(22)	(5)	42	6	83	24
Income from equity investments	(31)	(5)	(59)	(17)	3	2

Income before income taxes	546	166	61	29	391	105
(Provision for) benefit from income taxes	(122)	(35)	1	(2)	(67)	(21)

Net income	$424	$131	$62	$27	$324	$84

A joint venture of ours is in default under its financing arrangement due to a delay in the start-up of its assets. The parties are currently negotiating in good faith to resolve the default and at present there is no evidence that such negotiations will not be concluded successfully or that the resolution of this matter will have a material adverse impact on our operations or liquidity.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Debt

Long-term loans, notes and other long-term debt consisted of the following:

	June 30,	December 31,
	2011	2010
Millions of dollars

Bank credit facilities:
Senior Term Loan Facility due 2016	$5	$5
Senior Secured Notes due 2017, $2,250 million, 8.0%	1,822	2,025
Senior Secured Notes due 2017, €375 million, 8.0%	440	452
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240	3,240
Guaranteed Notes, due 2027	300	300
Other	8	18

Total	5,815	6,040
Less current maturities	(2)	(4)

Long-term debt	$5,813	$6,036

Short-term loans, notes and other short-term debt consisted of the following:

	June 30,	December 31,
	2011	2010
Millions of dollars

$2,000 million Senior Secured Asset-Based Revolving Credit Agreement	$—	$—
Financial payables to equity investees	10	11
Other	40	31

Total short-term debt	$50	$42

Senior Secured 8% Notes — In December 2010, we redeemed $225 million of the dollar denominated and €37.5 million ($50 million) of the Euro denominated Senior Secured 8% Notes at a redemption price of 103% of par, paying premiums totaling $8 million. In May 2011, we redeemed an additional $203 million of Senior Secured 8% dollar Notes and €34 million ($50 million) of Senior Secured 8% Euro notes due 2017 at a redemption price of 103% of par, paying premiums totaling $7 million.

The Senior Secured 8% Notes were issued by our wholly owned subsidiary, Lyondell Chemical Company (“Lyondell Chemical”). Lyondell Chemical may redeem the notes (i) prior to maturity at specified redemption premium percentages according to the date the notes are redeemed or (ii) from time to time at a redemption price of 100% of such principal amount plus an applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 10% of the outstanding Senior Secured 8% Notes annually prior to May 1, 2013 at a redemption price equal to 103% of such notes’ principal amount. Also prior to May 1, 2013, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 8% Notes at a redemption price of 108% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.

Senior Secured 11% Notes — The Senior Secured 11% Notes also were issued by Lyondell Chemical. Lyondell Chemical may redeem the notes (i) at par on or after May 1, 2013 and (ii) from time to time at a

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Debt — (Continued)

redemption price of 100% of such principal amount plus an applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 11% Notes at a redemption price of 111% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.

Registration Rights Agreements — In connection with the issuance of the Senior Secured 8% Notes and the Senior Secured 11% Notes (collectively, the “Senior Secured Notes”), we entered into certain registration rights agreements. The agreements require us to (i) exchange the Senior Secured 8% Notes for notes with substantially identical terms, except that the new notes will be registered with the SEC under the Securities Act of 1933, as amended, and will therefore be free of any transfer restrictions and (ii) register for resale the Senior Secured 11% Notes held by the parties to the agreement related to those notes. The registration rights agreements require registration statements for the exchange or resale, as applicable, to be effective with the SEC by May 3, 2011, which has not occurred. As a result, beginning May 4, 2011, we are subject to penalties in the form of increased interest rates. The interest penalties are 0.25% per annum for the first 90 days that the registration statements are not effective, increasing by an additional 0.25% per annum for each additional 90 days, up to a maximum of 1.00% per annum. We do not expect the amount of penalties that we will ultimately pay to be material.

Senior Term Loan Facility — In March 2011, we amended and restated our Senior Secured Term Loan Agreement to, among other things, change the administrative agent and to modify the term of the agreement and certain restrictive covenants. This amended and restated agreement matures in April 2014.

U.S. ABL Facility — On June 2, 2011, we amended our U.S. ABL Facility to, among other things, (i) increase the size of the facility to $2 billion; (ii) extend the maturity date to June 2016; (iii) reduce the applicable margin and commitment fee; and (iv) amend certain covenants and conditions in order to provide additional flexibility. We paid fees of $15 million in connection with this amendment.

At June 30, 2011 and December 31, 2010, there were no borrowings outstanding under the U.S. ABL facility and outstanding letters of credit totaled $263 million and $370 million, respectively. Pursuant to the U.S. ABL facility, Lyondell Chemical could, subject to a borrowing base, borrow up to $1,737 million at June 30, 2011. Advances under this facility are available to Lyondell Chemical and certain of its wholly owned subsidiaries, Equistar Chemicals LP (“Equistar”), Houston Refining LP, and LyondellBasell Acetyls LLC.

Other — In the six months ended June 30, 2011 amortization of debt premiums and debt issuance costs resulted in amortization expense of $20 million that was included in interest expense in the Consolidated Statements of Income. In the two months ended June 30, 2010, amortization expense was $5 million.

At June 30, 2011 and 2010, our weighted average interest rates on outstanding short-term debt were 3.8% and 3.7%, respectively.

11.	Financial Instruments and Derivatives

Cash Concentration — Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

Market Risks — We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Commodity Prices — We are exposed to commodity price volatility related to anticipated purchases of natural gas, crude oil and other raw materials and sales of our products. We selectively use commodity swap, option, and futures contracts with various terms to manage the volatility related to these risks. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions. In cases, when the duration of a derivative is short, hedge accounting generally would not be elected. When hedge accounting is not elected, the changes in fair value of these instruments will be recorded in earnings. When hedge accounting is elected, gains and losses on these instruments will be deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings.

We have entered into futures contracts with respect to sales of gasoline and heating oil. These futures transactions were not designated as hedges, and the changes in the fair value of the futures contracts were recognized in earnings. In the six months ended June 30, 2011, we settled futures positions for gasoline and heating oil of 280 million gallons and 293 million gallons, respectively, resulting in net gains of $1 million and $4 million, respectively. We settled futures positions for gasoline of 69 million gallons in the two months ended June 30, 2010, resulting in a net loss of $4 million. We settled futures positions for heating oil of 59 million gallons in the two months ended June 30, 2010, resulting in a net loss of less than $1 million. At June 30, 2011, futures contracts for 27 million gallons of gasoline and heating oil in the notional amount of $79 million, maturing in August 2011, were outstanding. The fair values, based on quoted market prices, resulted in a net receivable of $4 million at June 30, 2011 and a net payable of $1 million at December 31, 2010.

We also entered into futures contracts during the six months ended June 30, 2011 with respect to purchases of butane and sales of gasoline. These futures transactions were not designated as hedges. At June 30, 2011, futures contracts for 97 million gallons of butane and 100 million gallons of gasoline in the notional amounts of $10 million and $11 million, respectively, maturing in October, November and December 2011, were outstanding. The fair values, based on quoted market prices, resulted in a net receivable of $1 million at June 30, 2011.

In addition, we have entered into futures positions for crude oil. These futures transactions were not designated as hedges. In the six months ended June 30, 2011, we settled futures positions for crude oil of less than 1 million barrels resulting in a net loss of $1 million. We settled futures positions for crude oil of 2 million barrels during the two months ended June 30, 2010, resulting in net gains of $1 million. At June 30, 2011, futures contracts for 1 million barrels of crude oil in the notional amount of $88 million, maturing in August and September 2011, were outstanding. The fair values, based on quoted market prices, resulted in net payables of $2 million at June 30, 2011.

We also entered into futures contracts during the two months ended June 30, 2010 with respect to purchases of crude oil and sales of gasoline. These futures transactions were not designated as hedges. We settled futures positions for gasoline of 1 million barrels in the two months ended June 30, 2010, resulting in a net gain of $5 million. We settled futures positions for crude oil of 1 million barrels in the two months ended June 30, 2010, resulting in a net loss of $7 million.

Foreign Currency Rates — We have significant operations in several countries of which functional currencies are primarily the U.S. dollar for U.S. operations and the Euro for operations in Europe. We enter into transactions denominated in other than our functional currency and the functional currencies of our

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency spot, forward and swap contracts to reduce the effects of our net currency exchange exposures. At June 30, 2011, foreign currency spot, forward and swap contracts in the notional amount of $165 million, maturing in July 2011, were outstanding. The fair values, based on quoted market exchange rates, resulted in a net receivable of $8 million at June 30, 2011 and a net payable of $1 million at December 31, 2010.

For forward and swap contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward and swap contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss) — Other income, net, in the Consolidated Statements of Income reflected a loss of $4 million and a gain of $6 million for the three and six months ended June 30, 2011; a gain of $40 million in the two months ended June 30, 2010; and losses of $54 million and $258 million in the one and four months ended April 30, 2010, respectively.

Interest Rates — Pursuant to the provisions of the Plan of Reorganization, the $201 million liability associated with interest rate swaps designated as cash flow hedges in the notional amount of $2,350 million were discharged on April 30, 2010. The Company discontinued accounting for the interest rate swap as a hedge and, in April 2010, $153 million of unamortized loss was released from accumulated other comprehensive income and recognized in earnings.

Warrants — As of June 30, 2011, we have warrants outstanding to purchase 8,169,148 ordinary shares at an exercise price of $15.90 per ordinary share. As of December 31, 2010 we had 11,508,104 warrants outstanding. The warrants have anti-dilution protection for in-kind stock dividends, stock splits, stock combinations and similar transactions and may be exercised at any time during the period from April 30, 2010 to the close of business on April 30, 2017. Upon an affiliate change of control, the holders of the warrants may put the warrants to LyondellBasell N.V., which would require cash settlement at a price equal to, as applicable, the in-the-money value of the warrants or the Black-Scholes-Merton value of the warrants. The warrants are classified as a liability and are recorded at fair value at the end of each reporting period.

During the second quarter of 2011 the Company’s warrants were thinly traded and as such the Company concluded that the market price alone could not be relied upon to substantiate fair value. Therefore, we also used the Black-Scholes-Merton option pricing model, incorporating management adjusted observable inputs to determine the estimated fair value of each warrant. The market price as quoted at June 30, 2011 and the price calculated using the Black-Scholes-Merton model were not materially different. As a result, we concluded that the use of the quoted market price to determine the fair value is an appropriate measure, but we have now classified them as level 2 in the valuation hierarchy. The fair values of the warrants were determined to be $196 million and $215 million at June 30, 2011 and December 31, 2010, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

The following table summarizes derivative financial instruments outstanding as of June 30, 2011 and December 31, 2010 that are measured at fair value on a recurring basis and the bases used to determine their fair value in the consolidated balance sheets.

			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Notional		Assets	Inputs	Inputs
	Amount	Total	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

June 30, 2011:
Assets at fair value:
Derivatives:
Commodities	$100	$5	$—	$5	$—
Foreign currency	165	8	—	8	—

	$265	$13	$—	$13	$—

Liabilities at fair value:
Derivatives:
Commodities	$88	$2	$—	$2	$—
Warrants	130	196	—	196	—

	$218	$198	$—	$198	$—

December 31, 2010:
Liabilities at fair value:
Derivatives:
Gasoline and heating oil	$70	$1	$—	$1	$—
Warrants	183	215	215	—	—
Foreign currency	93	1	—	1	—

	$346	$217	$215	$2	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents, restricted cash and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.

There were no financial instruments measured on a recurring basis using Level 3 inputs during the six months ended June 30, 2011, the two months ended June 30, 2010 and the four months ended April 30, 2010.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

The following table provides the fair value of derivative instruments and their balance sheet classifications:

	Balance Sheet	June 30,	December 31,
	Classification	2011	2010
Millions of dollars

Fair Value of Derivative Instruments Asset Derivatives
Not designated as hedges:
Commodities	Prepaid expenses and other current assets	$5	$—
Foreign currency	Prepaid expenses and other current assets	8	—

		$13	$—

Fair Value of Derivative Instruments Liability Derivatives
Not designated as hedges:
Warrants	Accrued liabilities	$196	$215
Foreign currency	Accrued liabilities	—	1
Commodities	Accrued liabilities	2	1

		$198	$217

The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
	Three Months Ended June 30, 2011
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
Successor	in AOCI	to Income	in Income	Classification
Millions of dollars

Derivatives not designated as hedges:
Warrants	$—	$—	$6	Other income (expense), net
Commodities	—	—	3	Cost of sales
Foreign currency	—	—	1	Other income (expense), net

	$—	$—	$10

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

	May 1 through June 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Derivatives not designated as hedges:
Warrants	$—	$—	$17	Other income (expense), net
Commodities	—	—	(5)	Cost of sales

	$—	$—	$12

	April 1 through April 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
Predecessor	in AOCI	to Income	in Income	Classification
Millions of dollars

Derivatives designated as cash-flow hedges:
Interest rate	$—	$(4)	$—	Interest expense

Derivatives not designated as hedges:
Commodities	—	—	1	Cost of sales
Foreign currency	—	—	3	Other income (expense), net

	—	—	4

	$—	$(4)	$4

	Effect of Financial Instruments
	Six Months Ended June 30, 2011
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
Successor	in AOCI	to Income	in Income	Classification
Millions of dollars

Derivatives not designated as hedges:
Warrants	$—	$—	$(53)	Other income (expense), net
Commodities	—	—	9	Cost of sales
Foreign currency	—	—	(1)	Other income (expense), net

	$—	$—	$(45)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

	May 1 through June 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Derivatives not designated as hedges:
Warrants	—	—	17	Other income (expense), net
Commodities	—	—	(5)	Cost of sales

	$—	$—	$12

	January 1 through April 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
Predecessor	in AOCI	to Income	in Income	Classification
Millions of dollars

Derivatives designated as cash-flow hedges:
Interest rate	$—	$(17)	$—	Interest expense

Derivatives not designated as hedges:
Commodities	—	—	6	Cost of sales
Foreign currency	—	—	8	Other income (expense), net

	—	—	14

	$—	$(17)	$14

The carrying value and the estimated fair value of our non-derivative financial instruments are shown in the table below:

	June 30, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Millions of dollars

Short and long-term debt, including current maturities	$5,862	$6,515	$6,079	$6,819

The following table summarizes the bases used to measure certain liabilities at fair value which are recorded at historical cost or amortized cost, in the consolidated balance sheet:

		Fair Value Measurement
			Quoted prices	Significant
	Carrying		in active	other	Significant
	Value	Fair Value	markets for	observable	unobservable
	June 30,	June 30,	identical assets	inputs	inputs
	2011	2011	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Short term and long-term debt, including current maturities	$5,862	$6,515	$—	$6,471	$44

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

The following table is a reconciliation of the beginning and ending balances of Level 1 and Level 2 inputs for financial instruments measured at fair value on a recurring basis:

	Fair Value	Fair Value
	Measurement	Measurement
	Using Quoted	Using
	prices in active	Significant
	markets for	Other
	identical assets	Observable
	(Level 1)	Inputs (Level 2)
Millions of dollars

Balance at January 1, 2011	$215	$—
Purchases, sales, issuances, and settlements	(49)	(23)
Transfers in and/or out of Levels 1 and 2	(225)	225
Total gains or losses (realized/unrealized)	59	(6)

Balance at June 30, 2011	$—	$196

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange on which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at June 30, 2011.

The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (iii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of other debts will react in a generally proportionate manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Pension and Other Post-retirement Benefits

Net periodic pension benefits included the following cost components:

	U.S. Plans
	Successor
	Three Months		May 1	Predecessor
	Ended	Six Months Ended	through	April 1 through	January 1 through
	June 30,	June 30,	June 30,	April 30,	April 30,
	2011	2011	2010	2010	2010
Millions of dollars
Service cost	$9	$20	$7	$4	$15
Interest cost	22	45	16	8	31
Expected return on plan assets	(26)	(52)	(15)	(7)	(31)
Amortization	—	—	—	—	3

Net periodic benefit costs	$5	$13	$8	$5	$18

	Non-U.S. Plans
	Successor
	Three Months		May 1	Predecessor
	Ended	Six Months Ended	through	April 1 through	January 1 through
	June 30,	June 30,	June 30,	April 30,	April 30,
	2011	2011	2010	2010	2010
Millions of dollars
Service cost	$12	$21	$4	$—	$9
Interest cost	17	29	9	4	17
Expected return on plan assets	(16)	(23)	(5)	(3)	(10)
Settlement and curtailment loss	4	6	—	—	—
Amortization	2	2	—	1	1

Net periodic benefit costs	$19	$35	$8	$2	$17

Net periodic other post-retirement benefits included the following cost components:

	U.S. Plans
	Successor
	Three Months		May 1	Predecessor
	Ended	Six Months Ended	through	April 1 through	January 1 through
	June 30,	June 30,	June 30,	April 30,	April 30,
	2011	2011	2010	2010	2010
Millions of dollars
Service cost	$1	$5	$1	$1	$2
Interest cost	4	8	3	1	5
Amortization	—	—	—	(1)	(3)

Net periodic benefit costs	$5	$13	$4	$1	$4

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Pension and Other Post-retirement Benefits — (Continued)

	Non-U.S. Plans
	Successor
	Three Months		May 1	Predecessor
	Ended	Six Months Ended	through	April 1 through	January 1 through
	June 30,	June 30,	June 30,	April 30,	April 30,
	2011	2011	2010	2010	2010
Millions of dollars
Service cost	$3	$5	$—	$—	$—
Interest cost	—	—	—	1	1

Net periodic benefit costs	$3	$5	$—	$1	$1

The Company contributed $178 million to its pension plans during the six months ended June 30, 2011, which consisted of $176 million and $2 million to its U.S. and non-U.S. pension plans, respectively.

Employees in the U.S. are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. We match a part of the employees’ contribution.

13.	Income Taxes

Our effective income tax rate for the first six months of 2011 was 30.8% resulting in tax expense of $651 million on pretax income of $2,114 million. The 2011 effective income tax rate was lower than the U.S. statutory 35% rate primarily due to the effect of pretax income in countries with lower statutory tax rates and tax deductible foreign currency losses which were partially offset by the non-deductible expenses related to stock warrants. In the two month Successor period ended June 30, 2010, we recorded a tax provision of $28 million, representing an effective tax rate of 7.5% on pre-tax income of $375 million. In the four months ended April 30, 2010, the Predecessor recorded a tax benefit of $1,315 million, representing an effective tax rate of (18.3)% on pre-tax income of $7,189 million. The provision for the 2010 Successor period differs from the U.S. statutory rate of 35% primarily due to the fact that in several countries the Company generated either income with no tax expense or losses where we recorded no tax expense or benefit due to valuation allowances on our deferred tax assets in those countries.

14.	Commitments and Contingencies

Commitments — We have various purchase commitments for materials, supplies and services resulting from the ordinary course of business. These commitments, which are at prevailing market prices, are generally for quantities required for the operation of our businesses and are designed to assure sources of supply not expected to be in excess of normal requirements. Our capital expenditure commitments at June 30, 2011 were in the normal course of business.

Financial Assurance Instruments — We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation — Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $129 million and $107 million as of June 30, 2011 and December 31, 2010, respectively. At June 30, 2011, the accrued liabilities for individual sites range from

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Commitments and Contingencies — (Continued)

less than $1 million to $39 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor
		May 1	Predecessor
	Six Months Ended	through	January 1 through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Balance at beginning of period	$107	$93	$89
Additional provisions	20	—	11
Amounts paid	(4)	(1)	(2)
Foreign exchange effects	6	(4)	(5)

Balance at end of period	$129	$88	$93

Litigation and Other Matters —

BASF Lawsuit

On April 12, 2005, BASF Corporation (“BASF”) filed a lawsuit against Lyondell Chemical in the Superior Court of New Jersey, Morris County, asserting various claims relating to alleged breaches of a propylene oxide toll manufacturing contract and seeking damages in excess of $100 million. Lyondell Chemical denied breaching the contract and argued that at most it owed BASF $22.5 million, which it has paid. On August 13, 2007, a jury returned a verdict in favor of BASF in the amount of approximately $170 million (inclusive of the $22.5 million refund). On October 3, 2007, the judge in the state court case determined that prejudgment interest on the verdict amounted to $36 million and issued a final judgment. Lyondell Chemical appealed the judgment and has posted an appeal bond, which is collateralized by a $200 million letter of credit.

On April 21, 2010, oral arguments in the appeal were held before the Appellate Division and, on December 28, 2010, the judgment was reversed and the case was remanded for a new trial, which will be in New Jersey state court. Based on the remaining legal and fact issues to be decided, management has estimated the reasonably possible range of loss, excluding interest, to be between $0 and $135 million.

Access Indemnity Demand

On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access Industries, (collectively, “Access”) a more than five percent shareholder of the Company. We conducted an initial investigation of the facts underlying the demand letters and engaged in discussions with Access. We requested that Access withdraw its demands with prejudice and, and on January 17, 2011, Access declined to withdraw the demands, with or without prejudice.

Specifically, Access affiliates Nell Limited (“Nell”) and BI S.á.r.l. (“BI”) have demanded that LyondellBasell Industries Holdings B.V., a wholly owned subsidiary of the Company (“LBIH”), indemnify

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Commitments and Contingencies — (Continued)

them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit styled Edward S. Weisfelner, as Litigation Trustee of the LB Litigation Trust v. Leonard Blavatnik, et al., Adversary Proceeding No. 09-1375 (REG), in the United States Bankruptcy Court, Southern District of New York.

In the Weisfelner lawsuit, the plaintiffs seek to recover damages from numerous parties, including Nell, Access and their affiliates. The damages sought from Nell, Access and their affiliates include, among other things, the return of all amounts earned by them related to their acquisition of shares of Lyondell Chemical prior to its acquisition by Basell AF S.C.A. in December 2007, distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical, and management and transaction fees and expenses. This trial is currently scheduled for October 2011.

Nell and BI have also demanded that LBIH pay $50 million in management fees for 2009 and 2010 and that LBIH pay other unspecified amounts relating to advice purportedly given in connection with financing and other strategic transactions.

Nell and BI assert that LBIH’s responsibility for indemnity and the claimed fees and expenses arise out of a management agreement entered into on December 11, 2007, between Nell and Basell AF S.C.A. They assert that LBIH, as a former subsidiary of Basell AF S.C.A., is jointly and severally liable for Basell AF S.C.A.’s obligations under the agreement, notwithstanding that LBIH was not a signatory to the agreement and the liabilities of Basell AF S.C.A., which was a signatory, were discharged in the LyondellBasell bankruptcy proceedings.

On June 26, 2009, Nell filed a proof of claim in Bankruptcy Court against LyondellBasell AF (successor to Basell AF S.C.A.) seeking “no less than” $723 thousand for amounts allegedly owed under the 2007 management agreement. On April 27, 2011, Lyondell Chemical filed an objection to Nell’s claim and, together with LyondellBasell N.V. (successor to LyondellBasell AF) and LBIH, brought a declaratory judgment action in the Bankruptcy Court for a determination that Nell and BI’s demands are not valid. By a Joint Stipulated Order dated June 13, 2011, the declaratory judgment action is stayed pending the outcome of the Weisfelner lawsuit.

We do not believe that the management agreement is in effect or that the Company, LBIH, or any other Company-affiliated entity owes any obligations under the management agreement. We intend to defend vigorously any proceedings, claims or demands that may be asserted.

We cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may incur as a result of the lawsuit, and therefore we cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may seek from LBIH by way of indemnity.

Indemnification — We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of June 30, 2011, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.

In addition, certain third parties entered into agreements with the Predecessor, LyondellBasell AF, to indemnify LyondellBasell AF for a significant portion of the potential obligations that could arise with respect

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Commitments and Contingencies — (Continued)

to costs relating to contamination at various sites in Europe. These indemnity obligations are currently in dispute. We recognized a pretax charge of $64 million as a change in estimate in the third quarter 2010 related to the dispute, which arose during that period.

As part of our technology licensing contracts, we give indemnifications to our licensees for liabilities arising from possible patent infringement claims with respect to proprietary licensed technology. Such indemnifications have a stated maximum amount and generally cover a period of five to ten years.

Other — We have identified an agreement related to a former project in Kazakhstan under which a payment was made that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of the Audit Committee of the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. We made a voluntary disclosure of these matters to the U.S. Department of Justice and are cooperating fully with that agency. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. In this respect, we may not have conducted business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.

Certain of our non-U.S. subsidiaries conduct or have conducted business in countries subject to U.S. economic sanctions, including Iran. U.S. and European laws and regulations prohibit certain persons from engaging in business activities, in whole or in part, with sanctioned countries, organizations and individuals. We have made voluntary disclosure of these matters to the U.S. Treasury Department and intend to cooperate fully with that agency. The ultimate outcome of this matter cannot be predicted at this time because our investigations are ongoing. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. In addition, we have made the decision to cease all business with the government, entities and individuals in Iran, Syria and Sudan. We have notified our counterparties in these countries of our decision and may be subject to legal actions to enforce agreements with the counterparties. These business activities present a potential risk that could subject the Company to civil and criminal penalties as well as private legal proceedings that could be material to us.

We cannot predict the ultimate outcome of this matter at this time because our investigations and withdrawal activities are ongoing.

We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although final determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of LyondellBasell N.V.

General — In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of LyondellBasell N.V. However, the adverse resolution in any reporting period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or by any insurance coverage that may be available.

15.	Stockholders’ Equity and Non-Controlling Interests

Dividend distribution — On May 5, 2011, shareholders approved the payment of a dividend of $0.10 per ordinary share at the Annual General Meeting of Shareholders in Rotterdam, Netherlands. The dividend,

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Stockholders’ Equity and Non-Controlling Interests — (Continued)

totaling $57 million, was paid May 26, 2011 to shareholders of record on May 5, 2011. On August 3, 2011, the Management Board of the Company recommended the payment of a dividend of $0.20 per share. The Supervisory Board has authorized and directed the Management Board to take action necessary to pay the dividend. Subject to the Management Board’s adoption of a resolution declaring the dividend, it is expected that the dividend will be paid on September 7, 2011 to shareholders of record as of August 17, 2011.

We are subject to restrictive covenants that limit our ability to pay cumulative dividends to the sum of a) the greater of (i) $50 million per year and (ii) in general, 50 percent of net income for the period from March 31, 2012 until the end of the most recently completed fiscal quarter for which financial statements are available, plus b) dividends not to exceed the greater of (i) $350 million and (ii) 1.75% of consolidated tangible assets at the time the dividend is paid.

Ordinary shares — The changes in the outstanding amounts of ordinary shares issued and treasury shares were as follows:

Ordinary shares issued:
Balance at January 1, 2011	565,676,222
Share-based compensation	209,557
Warrants exercised	2,928,918

Balance at June 30, 2011	568,814,697

Ordinary shares held as treasury shares:
Balance at January 1, 2011	1,122,651
Warrants exercised	410,039
Share-based compensation	(209,013)

Balance at June 30, 2011	1,323,677

Non-controlling Interests — Losses attributable to non-controlling interests consisted of the following components:

	Successor
		May 1	Predecessor
	Six Months Ended	through	January 1 through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Non-controlling interests’ comprehensive income (loss):
Net income (loss) attributable to non-controlling interests	$7	$9	$(53)
Fixed operating fees paid to Lyondell Chemical by the PO/SM II partners	(11)	(4)	(7)

Comprehensive loss attributable to non-controlling interests	$(4)	$5	$(60)

16.	Per Share Data

Basic earnings per share for the periods subsequent to April 30, 2010 are based upon the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share includes

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Per Share Data — (Continued)

the effect of certain stock options. The Company has unvested restricted stock and restricted stock units that are considered participating securities for earnings per share. The outstanding warrants were anti-dilutive for the six months ended June 30, 2011.

Earnings per share data and dividends declared per share of common stock were as follows:

	Three Months	Six Months
	Ended	Ended	May 1 through
	June 30,	June 30,	June 30,
	2011	2011	2010
Millions of dollars

Basic:
Net income	$803	$1,463	$347
Less: net loss attributable to non-controlling interests	1	4	(5)

Net income attributable to LyondellBasell N.V.	804	1,467	342
Net income attributable to participating securities	(5)	(9)	(2)

Net income attributable to common stockholders	$799	$1,458	$340

Diluted:
Net income	$803	$1,463	$347
Less: net loss attributable to non-controlling interests	1	4	(5)

Net income attributable to LyondellBasell N.V.	804	1,467	342
Net income attributable to participating securities	(5)	(9)	(2)
Effect of dilutive securities — warrants	(6)	—	—

Net income attributable to common stockholders	$793	$1,458	$340

Millions of shares

Basic weighted average common stock outstanding	566	566	564
Effect of dilutive securities:
Warrants	6	—	—
Stock options	3	3	—

Dilutive potential shares	575	569	564

Earnings per share:
Basic	$1.41	$2.58	$0.60

Diluted	$1.38	$2.56	$0.60

Anti-dilutive stock options, restricted stock, restricted stock units and warrants in millions	—	8.2	8.4

Dividends declared per share of common stock	$0.10	$0.10	$—

17.	Segment and Related Information

We operate in five segments:

•	Olefins and Polyolefins — Americas, primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene, butadiene, and aromatics, which include benzene and

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Segment and Related Information — (Continued)

toluene, as well as ethanol; and polyolefins, including polyethylene, comprising high density polyethylene (“HDPE”), low density polyethylene (“LDPE”) and linear low density polyethylene (“LLDPE”), and polypropylene; and Catalloy process resins;

•	Olefins and Polyolefins — Europe, Asia, International (“O&P — EAI”), primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene and butadiene; polyolefins, including polyethylene, comprising HDPE, LDPE, and polypropylene; polypropylene-based compounds, materials and alloys (“PP Compounds”), Catalloy process resins and polybutene-1 polymers;

•	Intermediates and Derivatives (“I&D”), primarily manufacturing and marketing of propylene oxide (“PO”); PO co-products, including styrene and the TBA intermediates tertiary butyl alcohol (“TBA”), isobutylene and tertiary butyl hydroperoxide; PO derivatives, including propylene glycol, propylene glycol ethers and butanediol; ethylene derivatives, including ethylene glycol, ethylene oxide (“EO”), and other EO derivatives; acetyls, including vinyl acetate monomer, acetic acid and methanol and fragrance and flavor chemicals;

•	Refining and Oxyfuels, primarily manufacturing and marketing of refined petroleum products, including gasoline, ultra-low sulfur diesel, jet fuel, lubricants (“lube oils”), alkylate, and oxygenated fuels, or oxyfuels, such as methyl tertiary butyl ether (“MTBE”) and ethyl tertiary butyl ether (“ETBE”); and

•	Technology, primarily licensing of polyolefin process technologies and supply of polyolefin catalysts and advanced catalysts.

Summarized financial information concerning reportable segments is shown in the following table for the periods presented:

	Successor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates	and
	Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

Three Months Ended June 30, 2011
Sales and other operating revenues:
Customers	$2,825	$4,116	$1,769	$5,223	$103	$6	$14,042
Intersegment	1,185	148	8	610	23	(1,974)	—

	4,010	4,264	1,777	5,833	126	(1,968)	14,042
Operating income (loss)	509	207	235	296	23	(5)	1,265
Income from equity investments	8	61	4	—	—	—	73

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Segment and Related Information — (Continued)

	Successor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates	and
	Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

Six Months Ended June 30, 2011
Sales and other operating revenues:
Customers	$5,260	$7,969	$3,440	$9,395	$212	$18	$26,294
Intersegment	2,322	239	29	1,158	53	(3,801)	—

	7,582	8,208	3,469	10,553	265	(3,783)	26,294
Operating income (loss)	930	386	469	460	89	(4)	2,330
Income from equity investments	11	112	8	—	—	—	131

	Successor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates	and
	Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

May 1 through June 30, 2010
Sales and other operating revenues:
Customers	$1,500	$2,098	$940	$2,178	$52	$4	$6,772
Intersegment	504	42	—	225	23	(794)	—

	2,004	2,140	940	2,403	75	(790)	6,772
Operating income	149	114	109	14	23	13	422
Income (loss) from equity investments	3	25	(1)	—	—	—	27

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Segment and Related Information — (Continued)

	Predecessor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates	and
	Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

April 1 through April 30, 2010
Sales and other operating revenues:
Customers	$885	$1,059	$504	$1,232	$22	$10	$3,712
Intersegment	278	7	—	101	13	(399)	—

	1,163	1,066	504	1,333	35	(389)	3,712
Segment operating income	175	44	34	29	8	18	308
Current cost adjustment							15

Operating income							323
Income from equity investments	1	28	—	—	—	—	29

	Predecessor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates	and
	Americas	International	& Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

January 1 through April 30, 2010
Sales and other operating revenues:
Customers	$3,220	$4,018	$1,820	$4,293	$104	$12	$13,467
Intersegment	963	87	—	455	41	(1,546)	—

	4,183	4,105	1,820	4,748	145	(1,534)	13,467
Segment operating income (loss)	320	115	157	(99)	39	(41)	491
Current cost adjustment							199

Operating income							690
Income (loss) from equity investments	5	80	(1)	—	—	—	84

Sales and other operating revenues and operating income (loss) in the “Other” column above include elimination of intersegment transactions.

18.	Supplemental Guarantor Information

LyondellBasell N.V. has jointly and severally, and fully and unconditionally guaranteed the Senior Secured Notes issued by Lyondell Chemical. Subject to certain exceptions, each of our existing and future wholly owned U.S. restricted subsidiaries (other than Lyondell Chemical, as issuer), other than any such

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and, together with LyondellBasell N.V., the “Guarantors”) has also guaranteed the Senior Secured Notes. Each Subsidiary Guarantor is 100% owned by LyondellBasell N.V.

There are no significant restrictions that would impede the Guarantors from obtaining funds by dividend or loan from their subsidiaries. Subsidiaries are generally prohibited from entering into arrangements that would limit their ability to make dividends to or enter into loans with the Guarantors.

As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information. In this note, LCC refers to Lyondell Chemical Company without its subsidiaries.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET
As of June 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Cash and cash equivalents	$—	$17	$2,149	$2,521	$—	$4,687
Restricted cash	—	—	197	53	—	250
Accounts receivable	—	352	1,592	2,957	—	4,901
Accounts receivable — affiliates	657	2,907	3,078	1,378	(8,020)	—
Inventories	—	600	2,592	2,385	—	5,577
Notes receivable — affiliates	91	3	440	42	(576)	—
Other current assets	2	309	160	677	(50)	1,098
Property, plant and equipment, net	—	375	2,945	4,249	—	7,569
Investments in subsidiaries	14,105	12,197	5,170	—	(31,472)	—
Other investments and long-term receivables	—	—	—	2,235	(63)	2,172
Notes receivable — affiliates	—	—	—	500	(500)	—
Other assets, net	—	756	1,135	732	(402)	2,221

Total assets	$14,855	$17,516	$19,458	$17,729	$(41,083)	$28,475

Current maturities of long-term debt	$—	$—	$—	$2	$—	$2
Short-term debt	—	—	11	39	—	50
Notes payable — affiliates	13	490	8	84	(595)	—
Accounts payable	—	233	1,292	2,474	—	3,999
Accounts payable — affiliates	531	4,661	1,764	1,045	(8,001)	—
Other current liabilities	197	368	596	819	(52)	1,928
Long-term debt	—	5,507	3	303	—	5,813
Notes payable — affiliates	535	3,758	9,956	—	(14,249)	—
Other liabilities	—	265	700	1,145	—	2,110
Deferred income taxes	—	—	800	548	(401)	947
Company share of stockholders’ equity	13,579	2,234	4,328	11,223	(17,785)	13,579
Non-controlling interests	—	—	—	47	—	47

Total liabilities and stockholders’ equity	$14,855	$17,516	$19,458	$17,729	$(41,083)	$28,475

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET
As of December 31, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Cash and cash equivalents	$—	$25	$2,086	$2,111	$—	$4,222
Restricted cash	—	—	—	11	—	11
Accounts receivable	—	313	1,108	2,326	—	3,747
Accounts receivable — affiliates	636	2,727	2,593	1,444	(7,400)	—
Inventories	—	489	2,560	1,775	—	4,824
Notes receivable — affiliates	98	444	59	110	(711)	—
Other current assets	—	287	133	601	(46)	975
Property, plant and equipment, net	—	383	2,746	4,061	—	7,190
Investments in subsidiaries	12,070	10,489	5,122	—	(27,681)	—
Other investments and long-term receivables	—	2	4	2,174	(75)	2,105
Notes receivable — affiliates	—	—	—	500	(500)	—
Other assets, net	13	1,054	1,170	688	(697)	2,228

Total assets	$12,817	$16,213	$17,581	$15,801	$(37,110)	$25,302

Current maturities of long-term debt	$—	$—	$—	$4	$—	$4
Short-term debt	—	—	12	30	—	42
Notes payable — affiliates	1	74	498	178	(751)	—
Accounts payable	—	160	741	1,860	—	2,761
Accounts payable — affiliates	530	4,363	1,504	950	(7,347)	—
Other current liabilities	216	418	674	764	(48)	2,024
Long-term debt	—	5,722	3	311	—	6,036
Notes payable — affiliates	535	3,672	9,124	1	(13,332)	—
Other liabilities	—	413	699	1,071	—	2,183
Deferred income taxes	—	—	832	522	(698)	656
Company share of stockholders’ equity	11,535	1,391	3,494	10,049	(14,934)	11,535
Non-controlling interests	—	—	—	61	—	61

Total liabilities and stockholders’ equity	$12,817	$16,213	$17,581	$15,801	$(37,110)	$25,302

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
Three months ended June 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Sales and other operating revenues	$—	$1,230	$7,691	$6,326	$(1,205)	$14,042
Cost of sales	2	1,135	6,766	5,776	(1,205)	12,474
Selling, general and administrative expenses	2	85	11	149	—	247
Research and development expenses	—	16	7	33	—	56

Operating income (loss)	(4)	(6)	907	368	—	1,265
Interest income (expense), net	7	(178)	4	(1)	4	(164)
Other income (expense), net	12	(7)	37	7	(4)	45
Income (loss) from equity investments	829	592	(112)	73	(1,309)	73
Reorganization items	—	(19)	(8)	(1)	—	(28)
(Provision for) benefit from income taxes	(40)	84	(354)	(78)	—	(388)

Net income	804	466	474	368	(1,309)	803
Less: net loss attributable to non-controlling interests	—	—	—	1	—	1

Net income attributable to the Company	$804	$466	$474	$369	$(1,309)	$804

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
Six Months Ended June 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Sales and other operating revenues	$—	$2,438	$13,770	$12,298	$(2,212)	$26,294
Cost of sales	2	2,249	12,085	11,293	(2,212)	23,417
Selling, general and administrative expenses	5	162	29	262	—	458
Research and development expenses	—	16	14	59	—	89

Operating income (loss)	(7)	11	1,642	684	—	2,330
Interest income (expense), net	15	(344)	8	(2)	4	(319)
Other income (expense), net	(42)	(23)	31	40	(4)	2
Income (loss) from equity investments	1,517	1,070	(192)	131	(2,395)	131
Reorganization items	—	(20)	(8)	(2)	—	(30)
(Provision for) benefit from income taxes	(16)	141	(618)	(158)	—	(651)

Net income	1,467	835	863	693	(2,395)	1,463
Less: net loss attributable to non-controlling interests	—	—	—	4	—	4

Net income attributable to the Company	$1,467	$835	$863	$697	$(2,395)	$1,467

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
May 1 through June 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$687	$3,420	$3,388	$(723)	$6,772
Cost of sales	7	704	3,161	3,049	(723)	6,198
Selling, general and administrative expenses	(2)	24	40	67	—	129
Research and development expenses	—	3	4	16	—	23

Operating income (loss)	(5)	(44)	215	256	—	422
Interest income (expense), net	9	(121)	(3)	(5)	—	(120)
Other income (expense), net	16	(9)	—	47	—	54
Income (loss) from equity investments	325	161	(94)	28	(393)	27
Reorganization items	—	(5)	—	(3)	—	(8)
(Provision for) benefit from income taxes	—	52	(75)	(5)	—	(28)

Net income (loss)	345	34	43	318	(393)	347
Less: net income attributable to non-controlling interests	(3)	—	—	(2)	—	(5)

Net income attributable to the Company	$342	$34	$43	$316	$(393)	$342

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
April 1 through April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$387	$2,001	$1,671	$(347)	$3,712
Cost of sales	(25)	373	1,760	1,523	(347)	3,284
Selling, general and administrative expenses	2	30	26	33	—	91
Research and development expenses	—	(1)	4	11	—	14

Operating income (loss)	23	(15)	211	104	—	323
Interest income (expense), net	8	(276)	1	(32)	—	(299)
Other expense, net	(7)	(7)	—	(91)	40	(65)
Income (loss) from equity investments	7,488	5,101	2,702	165	(15,427)	29
Reorganization items	1,042	2,827	3,019	293	—	7,181
(Provision for) benefit from income taxes	—	(192)	1,504	15	—	1,327

Net income (loss)	8,554	7,438	7,437	454	(15,387)	8,496
Less: net loss attributable to non-controlling interests	—	—	—	58	—	58

Net income attributable to the Company	$8,554	$7,438	$7,437	$512	$(15,387)	$8,554

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the four months ended April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$1,355	$7,102	$6,238	$(1,228)	$13,467
Cost of sales	(25)	1,327	6,605	5,735	(1,228)	12,414
Selling, general and administrative expenses	9	42	95	162	—	308
Research and development expenses	—	3	12	40	—	55

Operating income (loss)	16	(17)	390	301	—	690
Interest income (expense), net	22	(618)	2	(114)	—	(708)
Other income (expense), net	(44)	18	4	(243)	—	(265)
Income from equity investments	7,452	5,367	2,532	93	(15,360)	84
Reorganization items	1,118	2,673	3,029	568	—	7,388
(Provision for) benefit from income taxes	—	(34)	1,432	(83)	—	1,315

Net income	8,564	7,389	7,389	522	(15,360)	8,504
Less: net loss attributable to non-controlling interests	—	—	—	60	—	60

Net income attributable to the Company	$8,564	$7,389	$7,389	$582	$(15,360)	$8,564

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
Six Months Ended June 30, 2011

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Net cash provided by (used in) operating activities	$18	$(481)	$1,367	$343	$—	$1,247

Expenditures for property, plant and equipment	—	(13)	(353)	(116)	—	(482)
Proceeds from disposal of assets	—	5	58	7	—	70
Restricted cash	—	—	(197)	(42)	—	(239)
Loans to affiliates	—	(181)	(812)	—	993	—

Net cash provided by (used in) investing activities	—	(189)	(1,304)	(151)	993	(651)

Shares issued upon exercise of warrants	37	—	—	—	—	37
Dividends paid	(57)	—	—	—	—	(57)
Repayments of long-term debt	—	(260)	—	—	—	(260)
Proceeds from notes payable to affiliates	—	941	—	52	(993)	—
Payments of debt issuance costs	—	(15)	—	—	—	(15)
Other, net	2	(4)	—	(2)	—	(4)

Net cash provided by (used in) financing activities	(18)	662	—	50	(993)	(299)

Effect of exchange rate changes on cash	—	—	—	168	—	168

Increase (decrease) in cash and cash equivalents	—	(8)	63	410	—	465
Cash and cash equivalents at beginning of period	—	25	2,086	2,111	—	4,222

Cash and cash equivalents at end of period	$—	$17	$2,149	$2,521	$—	$4,687

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
May 1 through June 30, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Net cash provided by (used in) operating activities	$—	$(285)	$864	$526	$—	$1,105

Expenditures for property, plant and equipment	—	(1)	(71)	(41)	—	(113)
Proceeds from disposal of assets	—	—	—	4	—	4
Short-term investments	—	—	—	—	—	—
Restricted cash	—	—	—	(1)	—	(1)
Loans to affiliates	—	(371)	(3)	—	374	—

Net cash used in investing activities	—	(372)	(74)	(38)	374	(110)

Net repayments on revolving credit facilities	—	—	—	130	—	130
Payments of debt issuance costs	—	(2)	—	—	—	(2)
Proceeds from notes payable to affiliates	—	26	371	(23)	(374)	—
Other, net	—	14	(9)	—	—	5

Net cash provided by financing activities	—	38	362	107	(374)	133

Effect of exchange rate changes on cash	—	—	—	(86)	—	(86)

Increase (decrease) in cash and cash equivalents	—	(619)	1,152	509	—	1,042
Cash and cash equivalents at beginning of period	—	642	603	1,466	—	2,711

Cash and cash equivalents at end of period	$—	$23	$1,755	$1,975	$—	$3,753

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the four months ended April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Net cash provided by (used in) operating activities	$(107)	$(590)	$(182)	$(46)	$—	$(925)

Expenditures for property, plant and equipment	—	(3)	(96)	(127)	—	(226)
Proceeds from disposal of assets	—	—	1	—	—	1
Short-term investments	—	—	10	2	—	12
Restricted cash	—	—	—	(11)	—	(11)
Contributions and advances to affiliates	(2,550)	—	—	—	2,550	—
Loans to affiliates	(57)	543	375	—	(861)	—

Net cash provided by (used in) investing activities	(2,607)	540	290	(136)	1,689	(224)

Issuance of class B ordinary shares	2,800	—	—	—	—	2,800
Repayments of debtor-in- possession term loan facility	—	(2,167)	—	(3)	—	(2,170)
Net repayments of debtor-in- possession revolving credit facility	—	(325)	—	—	—	(325)
Net borrowings on revolving credit facilities	—	—	—	38	—	38
Proceeds from short-term debt	—	—	—	8	—	8
Repayments of short-term debt	—	—	—	(14)	—	(14)
Issuance of long-term debt	—	3,242	—	—	—	3,242
Repayments of long-term debt	—	—	—	(9)	—	(9)
Payments of debt issuance costs	(86)	(154)	—	(13)	—	(253)
Contributions from owners	—	—	—	2,550	(2,550)	—
Proceeds from notes payable to affiliates	—	—	364	(1,225)	861	—
Other, net	—	—	2	(4)	—	(2)

Net cash provided by financing activities	2,714	596	366	1,328	(1,689)	3,315

Effect of exchange rate changes on cash	—	—	—	(13)	—	(13)

Increase in cash and cash equivalents	—	546	474	1,133	—	2,153
Cash and cash equivalents at beginning of period	—	96	129	333	—	558

Cash and cash equivalents at end of period	$—	$642	$603	$1,466	$—	$2,711

LYONDELLBASELL INDUSTRIES N.V.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and stockholders of LyondellBasell Industries N.V.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2010 and the related consolidated statement of income, of stockholders’ equity (deficit) and of cash flows for the period from May 1, 2010 through December 31, 2010 present fairly, in all material respects, the financial position of LyondellBasell Industries N.V. and its subsidiaries (the “Successor Company”) at December 31, 2010 and the results of their operations and their cash flows for the period from May 1, 2010 through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Successor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 LyondellBasell Industries AF S.C.A. (the “Predecessor Company”), its U.S. subsidiaries and a German subsidiary, each filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Predecessor Company’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the Emergence Date, the Predecessor Company’s equity interests in its indirect subsidiaries terminated and the Successor Company now owns and operates, directly and indirectly, substantially the same business as the Predecessor Company owned and operated prior to emergence from the Bankruptcy Cases. In connection with its emergence from bankruptcy, the Successor Company adopted fresh start accounting on May 1, 2010.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
March 17, 2011, except for the guarantor financial information presented in Note 27 to the consolidated financial statements, as to which the date is June 20, 2011, and except for Revision II described in Note 2, as to which the date is August 12, 2011

Report of Independent Registered Public Accounting Firm

To the Board of Directors and stockholders of LyondellBasell Industries N.V.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2009 and the related consolidated statements of income, of stockholders’ equity (deficit) and of cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 present fairly, in all material respects, the financial position of the Predecessor of LyondellBasell Industries N.V. and its subsidiaries (the “Predecessor Company”) at December 31, 2009 and the results of their operations and their cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 the Predecessor Company, its U.S. subsidiaries and a German subsidiary, each filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Predecessor Company’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the Emergence Date, the Predecessor Company’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. (the “Successor Company”) now owns and operates, directly and indirectly, substantially the same business as the Predecessor Company owned and operated prior to emergence from the Bankruptcy Cases. In connection with its emergence from bankruptcy, the Successor Company adopted fresh start accounting on May 1, 2010.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
March 17, 2011, except for the guarantor financial information presented in Note 27 to the consolidated financial statements, as to which the date is June 20, 2011, and except for Revision II described in Note 2, as to which the date is August 12, 2011

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF INCOME

	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars, except earnings per share
Sales and other operating revenues:
Trade	$26,961	$13,260	$30,207	$49,903
Related parties	723	207	621	803

	27,684	13,467	30,828	50,706
Operating costs and expenses:
Cost of sales	24,697	12,405	29,372	48,780
Inventory valuation adjustment	42	—	127	1,256
Impairments	28	9	17	5,207
Selling, general and administrative expenses	564	308	850	1,197
Research and development expenses	99	55	145	194

	25,430	12,777	30,511	56,634

Operating income (loss)	2,254	690	317	(5,928)
Interest expense	(545)	(713)	(1,795)	(2,476)
Interest income	17	5	18	69
Other income (expense), net	(103)	(263)	319	106

Income (loss) from continuing operations before equity investments, reorganization items and income taxes	1,623	(281)	(1,141)	(8,229)
Income (loss) from equity investments	86	84	(181)	38
Reorganization items	(23)	7,388	(2,961)	—

Income (loss) from continuing operations before income taxes	1,686	7,191	(4,283)	(8,191)
Provision for (benefit from) income taxes	170	(1,315)	(1,411)	(848)

Income (loss) from continuing operations	1,516	8,506	(2,872)	(7,343)
Income (loss) from discontinued operations, net of tax	64	(2)	1	15

Net income (loss)	1,580	8,504	(2,871)	(7,328)
Less: net loss attributable to non-controlling interests	7	60	6	7

Net income (loss) attributable to the Company	$1,587	$8,564	$(2,865)	$(7,321)

Earnings per share:
Net income:
Basic
Continuing operations	$2.68
Discontinued operations	0.11

	$2.79

Diluted
Continuing operations	$2.67
Discontinued operations	0.11

	$2.78

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions, except shares and par value data
ASSETS
Current assets:
Cash and cash equivalents	$4,222	$558
Short-term investments	—	11
Accounts receivable:
Trade, net	3,482	3,092
Related parties	265	195
Inventories	4,824	3,277
Prepaid expenses and other current assets	986	1,119

Total current assets	13,779	8,252
Property, plant and equipment, net	7,190	15,152
Investments and long-term receivables:
Investment in PO joint ventures	437	922
Equity investments	1,587	1,085
Related party receivables	14	14
Other investments and long-term receivables	67	112
Goodwill	595	—
Intangible assets, net	1,360	1,861
Other assets	273	363

Total assets	$25,302	$27,761

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$4	$497
Short-term debt	42	6,182
Accounts payable:
Trade	1,968	1,627
Related parties	793	501
Accrued liabilities	1,705	1,390
Deferred income taxes	319	170

Total current liabilities	4,831	10,367
Long-term debt	6,036	305
Other liabilities	2,183	1,361
Deferred income taxes	656	2,081
Commitments and contingencies
Liabilities subject to compromise	—	22,494
Stockholders’ equity (deficit):
Ordinary shares, €0.04 par value, 1,000 million shares authorized and 565,676,222 shares issued at December 31, 2010	30	—
Predecessor common stock, €124 par value, 403,226 shares authorized and issued at December 31, 2009	—	60
Additional paid-in capital	9,837	563
Retained earnings (deficit)	1,587	(9,313)
Accumulated other comprehensive income (loss)	81	(286)
Treasury stock, at cost, 1,122,651 class A ordinary shares at December 31, 2010	—	—

Total Company share of stockholders’ equity (deficit)	11,535	(8,976)
Non-controlling interests	61	129

Total equity (deficit)	11,596	(8,847)

Total liabilities and equity (deficit)	$25,302	$27,761

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Cash flows from operating activities:
Net income (loss)	$1,580	$8,504	$(2,871)	$(7,328)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	558	565	1,774	1,911
Asset impairments	28	9	17	5,207
Amortization of debt-related costs	23	307	347	513
Charge related to payment of debt	18	—	—	—
Accrued debtor-in-possession exit fees	—	—	159	—
Inventory valuation adjustment	42	—	127	1,256
Equity investments —
Equity (income) loss	(86)	(84)	181	(38)
Distributions of earnings	34	18	26	98
Deferred income taxes	20	(1,321)	(1,399)	(831)
Reorganization items and fresh-start accounting adjustments, net	23	(7,388)	2,961	—
Reorganization-related payments, net	(349)	(407)	(340)	—
(Gain) loss on sale of assets	(64)	4	8	(9)
Unrealized foreign currency exchange loss (gains)	22	264	(193)	(20)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(52)	(650)	(129)	1,367
Inventories	(27)	(368)	(40)	943
Accounts payable	392	249	99	(1,563)
Repayment of accounts receivable securitization facility	—	—	(503)	—
Prepaid expenses and other current assets	22	47	(329)	101
Other, net	773	(685)	(682)	(517)

Net cash provided by (used in) operating activities	2,957	(936)	(787)	1,090

Cash flows from investing activities:
Expenditures for property, plant and equipment	(466)	(226)	(779)	(1,000)
Proceeds from insurance claims	—	—	120	89
Acquisition of businesses, net of cash	—	—	—	(1,061)
Advances and contributions to affiliates	—	—	(4)	(60)
Proceeds from disposal of assets	154	1	20	173
Short-term investments	—	12	23	(32)
Other	—	—	9	7

Net cash used in investing activities	(312)	(213)	(611)	(1,884)

Cash flows from financing activities:
Issuance of class B ordinary shares	—	2,800	—	—
Proceeds from note payable	—	—	100	—
Repayment of note payable	—	—	(100)	—
Net proceeds from (repayments of) debtor-in-possession term loan facility	—	(2,170)	1,986	—
Net borrowings (repayments) under debtor-in-possession revolving credit facility	—	(325)	325	—
Net borrowings (repayments) under pre-petition revolving credit facilities	—	—	(766)	1,510
Net borrowings (repayments) on revolving credit facilities	(412)	38	(298)	—
Proceeds from short-term debt	6	8	42	5
Repayments of short-term debt	(8)	(14)	(6)	(7)
Issuance of long-term debt	—	3,242	—	1
Repayments of long-term debt	(778)	(9)	(68)	(384)
Payments of equity and debt issuance costs	(2)	(253)	(93)	(42)
Other, net	—	(2)	(21)	—

Net cash provided by (used in) financing activities	(1,194)	3,315	1,101	1,083

Effect of exchange rate changes on cash and cash equivalents	60	(13)	(3)	9

Increase (decrease) in cash and cash equivalents	1,511	2,153	(300)	298
Cash and cash equivalents at beginning of period	2,711	558	858	560

Cash and cash equivalents at end of period	$4,222	$2,711	$558	$858

Supplemental Cash Flow Information:
Interest paid	$281	$360	$1,221	$1,457

Net income taxes paid	$75	$12	$57	$145

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

					Accumulated	Total
	Common Stock/		Additional	Retained	Other	Stockholders’	Non-
	Ordinary Shares		Paid-In	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Issued	Treasury	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income (Loss)
Millions of dollars

Predecessor
Balance, January 1, 2008	$60	$—	$563	$881	$417	$1,921	$144
Net loss	—	—	—	(7,321)	—	(7,321)	(7)	$(7,328)
Financial derivatives, net of tax of ($68)	—	—	—	—	(89)	(89)	—	(89)
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	(23)	(23)	—	(23)
Changes in unrecognized employee benefits gains and losses, net of tax of $(127)	—	—	—	—	(378)	(378)	—	(378)
Foreign currency translation, net of tax of ($12)	—	—	—	—	(191)	(191)	(2)	(191)

Comprehensive loss								$(8,009)

Balance, December 31, 2008	$60	$—	$563	$(6,440)	$(264)	$(6,081)	$135
Net loss	—	—	—	(2,865)	—	(2,865)	(6)	$(2,871)
Net distributions to non-controlling interests	—	—	—	—	—	—	(1)	—
Financial derivatives, net of tax of ($27)	—	—	—	—	29	29	—	29
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	31	31	—	31
Changes in unrecognized employee benefits gains and losses, net of tax of $(15)	—	—	—	—	(36)	(36)	—	(36)
Foreign currency translation, net of tax of $(6)	—	—	—	—	(46)	(46)	—	(46)
Other	—	—	—	(8)	—	(8)	1	—

Comprehensive loss								$(2,893)

Balance, December 31, 2009	$60	$—	$563	$(9,313)	$(286)	$(8,976)	$129

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) — (Continued)

					Accumulated	Total
	Common Stock/		Additional	Retained	Other	Stockholders’	Non-
	Ordinary Shares		Paid-In	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Issued	Treasury	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income (Loss)
Millions of dollars

Predecessor
Balance, December 31, 2009	$60	$—	$563	$(9,313)	$(286)	$(8,976)	$129
Net income (loss)	—	—	—	8,564	—	8,564	(60)	$8,504
Net distributions to non-controlling interests	—	—	—	—	—	—	(15)	—
Financial derivatives, net of tax of $51	—	—	—	—	90	90	—	90
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	(13)	(13)	—	(13)
Changes in unrecognized employee benefits gains and losses, net of tax of $3	—	—	—	—	(48)	(48)	—	(48)
Foreign currency translation net of tax of $(9)	—	—	—	—	(25)	(25)	—	(25)

Comprehensive loss								$8,508

Balance, April 30, 2010	60	—	563	(749)	(282)	(408)	54
Fresh-start reporting adjustments:
Elimination of predecessor common stock, capital surplus and accumulated earnings	(60)	—	(563)	749	—	126	—
Elimination of predecessor accumulated other comprehensive loss	—	—	—	—	282	282	—

Balance, May 1, 2010, Successor	$—	$—	$—	$—	$—	$—	$54

Successor
Balance May 1, 2010	$—	$—	$—	$—	$—	$—	$54

Issuance of class A and class B ordinary shares	30	—	9,815	—	—	9,845	—
Share-based compensation expense	—	—	22	—	—	22	—
Net income	—	—	—	1,587	—	1,587	(7)	$1,580
Contributions from non-controlling interests	—	—	—	—	—	—	14	—
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	—	1	1	—	1
Changes in unrecognized employee benefits gains and losses, net of tax of ($30)	—	—	—	—	(33)	(33)	—	(33)
Foreign currency translation, net of tax of $4	—	—	—	—	113	113	—	113

Comprehensive income (loss)								$1,661

Balance, December 31, 2010	$30	$—	$9,837	$1,587	$81	$11,535	$61

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

1.	Description of Company and Operations

LyondellBasell Industries N.V. is a limited liability company (Naamloze Vennootschap) incorporated under Dutch law by deed of incorporation dated October 15, 2009. LyondellBasell Industries N.V. was formed to serve as the parent holding company for certain subsidiaries of LyondellBasell Industries AF S.C.A. (together with its subsidiaries, “LyondellBasell AF,” the “Predecessor Company” or the “Predecessor”) after completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). LyondellBasell Industries AF S.C.A. and 93 of its subsidiaries were debtors (“the Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). As of April 30, 2010 (the “Emergence Date”), LyondellBasell Industries AF S.C.A.’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell Industries AF S.C.A. owned and operated prior to emergence from the Bankruptcy Cases, which business includes subsidiaries of LyondellBasell Industries AF S.C.A. that were not involved in the Bankruptcy Cases. LyondellBasell Industries N.V. is the successor to the combination in December 2007 of Lyondell Chemical Company (“Lyondell Chemical”) and Basell AF S.C.A. (“Basell”), which created one of the world’s largest private petrochemical companies with significant worldwide scale and leading product positions. LyondellBasell Industries AF S.C.A. is no longer part of the LyondellBasell group.

LyondellBasell Industries N.V., together with its consolidated subsidiaries (collectively “LyondellBasell N.V.,” the “Successor Company” or the “Successor”), is a worldwide manufacturer of chemicals and polymers, a refiner of crude oil, a significant producer of gasoline blending components and a developer and licensor of technologies for production of polymers. When we use the terms “LyondellBasell N.V.,” the “Successor Company,” the “Successor,” “we,” “us,” “our” or similar words, unless the context otherwise requires, we are referring to LyondellBasell N.V. after April 30, 2010. References herein to the “Company” for periods through April 30, 2010 are to the Predecessor Company, LyondellBasell AF, and for periods after the Emergence Date, to the Successor Company, LyondellBasell N.V.

LyondellBasell Industries AF S.C.A. was formed in the Grand Duchy of Luxembourg as a corporate partnership limited by shares in April 2005 by BI S.à.r.l., a Luxembourg private limited liability company, affiliated with Access Industries (“Access Industries”), which is a privately held industrial group based in the United States (“U.S.”). On July 2, 2009, Nell Limited (“Nell”), an affiliate of Access Industries and the indirect owner of 100% of the share capital of LyondellBasell AF, transferred its indirect ownership interest in LyondellBasell AF to Prochemie GmbH (“Prochemie”), a wholly owned subsidiary of ProChemie Holding Ltd. (“ProChemie Holding”). As of July 2, 2009, Nell and ProChemie Holding each owned 50% of Prochemie, which owned 100% of the share capital of LyondellBasell AF.

2.	Summary of Significant Accounting Policies

Basis of Presentation — The accompanying consolidated financial statements have been prepared from the books and records of LyondellBasell N.V. and its majority-owned subsidiaries after April 30, 2010 and LyondellBasell AF and its majority-owned subsidiaries for periods up to and including that date under accounting principles generally accepted in the U.S. (“U.S. GAAP”). All inter company transactions and balances have been eliminated in consolidation.

The Company identified adjustments in its opening fresh start balance sheet as a result of deferred tax liabilities either omitted or included in error. These amounts in the aggregate were not material to the Predecessor period or the fresh start opening balance sheet. However, the Company has revised its consolidated financial statements for the four months ending April 30, 2010 to correct for an overstatement of goodwill and

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

deferred income taxes with corresponding adjustments to Reorganization items and Benefit from income taxes (“Revision I”) resulting from these errors as follows:

	Predecessor
	As Previously
	Reported	Adjustment	Revised
Millions of dollars

Statement of Income
Reorganization items	$8,010	$(430)	$7,580
Income from continuing operations before income taxes	7,813	(430)	7,383
Benefit from income taxes	(693)	(430)	(1,123)
Net income	8,504	—	8,504
Statement of Cash Flows
Reorganization items	(8,010)	430	(7,580)
Deferred income taxes	(610)	(519)	(1,129)
Other*	(761)	76	(685)
Net cash used in operating activities	(936)	—	(936)

*	The adjustment for Other includes the reclassification of $9 million to Asset impairments and $4 million to Gain (loss) on sale of assets to conform to classifications at December 31, 2010.

Amounts presented in Note 4 are revised as follows:

	Predecessor
	As Previously
	Reported	Adjustment	Revised
Millions of dollars

Balance Sheet
Goodwill	$1,098	$(314)	$784
Total assets	24,312	(314)	23,998
Deferred income taxes	920	(314)	606
Total liabilities and equity	24,312	(314)	23,998

The Company has identified two adjustments in its opening fresh start balance sheet in addition to those described above as Revision I. The additional adjustments are due to errors in the calculation of the tax asset basis reduction and related uncertain tax provisions resulting from the forgiveness of certain debts upon emergence from bankruptcy. These amounts in the aggregate were not material to the Predecessor period or the fresh start opening balance sheet. However, the Company has revised its consolidated financial statements as of and for the four months ending April 30, 2010 and as of December 31, 2010 to correct for a net

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

overstatement of goodwill and deferred income taxes with corresponding adjustments to Reorganization items and Benefit from income taxes (“Revision II”) resulting from these errors as follows:

	Predecessor
	As Previously
Millions of dollars	Revised	Adjustment	Revised

Statement of Income
Reorganization items	$7,580	$(192)	$7,388
Income from continuing operations before income taxes	7,383	(192)	7,191
Benefit from income taxes	(1,123)	(192)	(1,315)
Net income	8,504	—	8,504
Statement of Cash Flows
Reorganization items	(7,580)	192	(7,388)
Deferred income taxes	(1,129)	(192)	(1,321)
Net cash used in operating activities	(936)	—	(936)

	Successor
	As Previously
Millions of dollars	Reported	Adjustment	Revised

Balance Sheet — December 31, 2010
Goodwill	$787	$(192)	$595
Total assets	25,494	(192)	25,302
Current deferred income taxes	244	75	319
Deferred income taxes	923	(267)	656
Total liabilities and equity	25,494	(192)	25,302

Amounts presented in Note 4 are revised as follows:

	As Previously
Millions of dollars	Revised	Adjustment	Revised

Balance Sheet — April 30, 2010
Goodwill	$784	$(192)	$592
Total assets	23,998	(192)	23,806
Deferred income taxes	606	(192)	414
Total liabilities and equity	23,998	(192)	23,806

We have revised various footnotes in these consolidated financial statements to reflect the impact of these adjustments.

Joint Ventures — Investments in joint ventures where we exert a certain level of management control, but lack full decision making ability over all major issues, are accounted for using the equity method. Under those circumstances, the equity method is used even though our ownership percentage may exceed 50%.

The Accounting Policies of LyondellBasell N.V. in the Successor period are as follows:

Fresh Start Accounting — In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852, Reorganizations, (“ASC 852”), we applied “fresh-start” accounting as of May 1, 2010. Fresh-start accounting requires us to initially record the assets and liabilities at their fair value based on the Company’s reorganization value. Reorganization value is the fair value of the

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

emerged entity before considering liabilities. The Debtors’ reorganization proceedings associated with their emergence from bankruptcy resulted in a new reporting entity. Financial information presented for the Successor is on a basis different from, and is therefore not comparable to, financial information for the Predecessor. The Predecessor information in the financial statements is for periods through April 30, 2010, including the impact of plan of reorganization provisions and the adoption of fresh-start accounting. For additional information on fresh-start accounting, see Note 4.

Revenue Recognition — Revenue from product sales is recognized at the time of transfer of title and risk of loss to the customer, which usually occurs at the time of shipment. Revenue is recognized at the time of delivery if we retain the risk of loss during shipment. For products that are shipped on a consignment basis, revenue is recognized when the customer uses the product. Costs incurred in shipping products sold are included in cost of sales. Billings to customers for shipping costs are included in sales revenue.

With respect to licensing contracts we recognize revenue on a contract-by-contract basis when we determine that we have sold our product or rendered service. For proven technologies for which we are contractually entitled to receive the vast majority of the contract value in cash at or before the date of customer acceptance, we will generally recognize revenue at the date of delivery of the process design package and the related license, provided that the undelivered items are considered inconsequential or perfunctory. Revenue for remaining perfunctory items for these contracts is recognized when the uncertainties are resolved. For contracts involving unproven process technology or post-delivery technical assistance that is not considered inconsequential or perfunctory, we recognize revenue at the date of customer acceptance up to the amount of fixed fees due at customer acceptance date. Future fixed fees for these contracts are recognized when the uncertainties are resolved. Royalties under these contracts are recognized when earned, typically based on production volumes.

Research and Development — Research and Development (“R&D”) costs are expensed when incurred. Subsidies for research and development are included in Other income. Depreciation expense related to R&D assets is included as a cost of R&D. To the extent the purchase price in a business combination is allocated to in-process research and development assets, those assets are capitalized at fair value as an intangible asset with an indefinite life. When the related R&D project is abandoned, the assets are impaired and when the related R&D project activities are completed, we make a determination of the useful lives and amortize those assets over their useful lives.

Cash and Cash Equivalents — Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts. Cash equivalents include instruments with maturities of three months or less when acquired. Cash equivalents are stated at cost, which approximates fair value. Cash and cash equivalents exclude restricted cash. Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

We have no requirements for compensating balances in a specific amount at a specific point in time. We maintain compensating balances for some of our banking services and products. Such balances are maintained on an average basis and are solely at our discretion.

Allowance for Doubtful Accounts — We establish provisions for doubtful accounts receivable based on our estimates of amounts that we believe are unlikely to be collected. Collectability of receivables is reviewed and the allowance for doubtful accounts is adjusted at least quarterly, based on aging of specific accounts and other available information about the associated customers. Provisions for an allowance for doubtful accounts are included in selling, general and administrative expenses.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Inventories — Inventories are carried at the lower of current market value or cost. Cost is determined using the last-in, first-out (“LIFO”) method for raw materials, work in progress (“WIP”) and finished goods, and the moving average cost method for materials and supplies.

Inventory exchange transactions, which involve fungible commodities and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory, with cost determined using the LIFO method.

Property, Plant and Equipment — Property, plant and equipment was recorded at fair value at emergence and then at cost subsequently. Depreciation is computed using the straight-line method over the estimated useful asset lives, generally up to 25 years for major manufacturing equipment, 30 years for buildings, 5 to 15 years for light equipment and instrumentation, 15 years for office furniture and 3 to 5 years for information system equipment. Upon retirement or sale, we remove the cost of the asset and the related accumulated depreciation from the accounts and reflect any resulting gain or loss in the Consolidated Statements of Income. Our policy is to capitalize interest cost incurred on debt during the construction of major projects exceeding one year.

Costs of major maintenance and repairs incurred as part of turnarounds of major units at our manufacturing facilities are deferred and amortized using the straight-line method over the period until the next planned turnaround, predominantly 4 to 7 years. These costs are necessary to maintain, extend and improve the operating capacity and efficiency rates of the production units.

Long-Lived Asset Impairment — We evaluate long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its estimated fair value.

Goodwill — We recorded goodwill upon application of fresh-start accounting (see Note 4). Goodwill is not amortized, but is tested for impairment annually during the fourth quarter, or sooner if events or changes in circumstances indicate the carrying amount may exceed fair value. Recoverability is determined by comparing the estimated fair value of a reporting unit to the carrying value, including the related goodwill, of that reporting unit. We use the present value of expected net cash flows to determine the estimated fair value of the reporting units. The impairment test requires us to make cash flow assumptions including, among other things, future margins, volumes, operating costs, capital expenditures, growth rates and discount rates. Our assumptions regarding future margins and volumes require significant judgment as actual margins and volumes have fluctuated in the past and will likely continue to do so.

Identifiable Intangible Assets — Costs to purchase and to develop software for internal use are deferred and amortized over periods of 3 to 10 years. Other intangible assets were stated at fair value at emergence and carried at cost or amortized cost subsequently. Such assets primarily consist of emission allowances, various contracts, and in-process research and development. These assets are amortized using the straight-line method over their estimated useful lives or over the term of the related agreement, if shorter.

Environmental Remediation Costs — Anticipated expenditures related to investigation and remediation of contaminated sites, which include current and former plant sites and other remediation sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Only ongoing operating and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally are not estimable, are not included in these liabilities.

Legal Costs — We expense legal costs, including those incurred in connection with loss contingencies, as incurred.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Income Taxes — Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the net tax effects of net operating loss carryforwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We recognize the financial statement effects of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. We accrue for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated.

Liabilities Subject to Compromise — Pursuant to U.S. GAAP, certain pre-petition liabilities of the Debtors have been reclassified as of December 31, 2009, to long-term liabilities on the accompanying consolidated balance sheets as liabilities subject to compromise (see Note 3). Liabilities subject to compromise included the Debtors’ long-term debt that was considered undersecured and amounts that were due from the Debtors to vendors and employees for goods and services received prior to the January 6, 2009, April 24, 2009 and May 8, 2009 petition dates and include damage claims created by the Debtors’ rejection of executory contracts. The Debtors recognized claims at the probable allowed amounts. Claims for rejected contracts were recorded at the earlier of default by the Debtors under the contract or notification to the U.S. Bankruptcy Court of rejection. Liabilities subject to compromise were distinguished from pre-petition liabilities of the Debtors estimated to be fully secured, post-petition liabilities of the Debtors and liabilities of the non-Debtors for all of which the balance sheet classification was unchanged.

Stock-Based Compensation — The Company grants stock-based compensation awards that vest over a specified period or upon employees meeting certain service criteria. The fair value of equity instruments issued to employees is measured on the grant date and is recognized over the vesting period.

Non controlling interests — Non-controlling interests primarily represent the interests of unaffiliated investors in a partnership that owns our PO/SM II plant at the Channelview, Texas complex and a subsidiary owning an equity investment in the Al-Waha Petrochemicals Ltd. joint venture.

Foreign Currency Translation — Our reporting currency for the accompanying financial statements is the U.S. dollar. We have significant operations in several countries of which functional currencies are primarily the U.S. dollar for U.S. operations and the Euro for operations in Europe.

Adjustments resulting from the process of translating foreign functional currency financial statements are included in Accumulated other comprehensive income (loss) in Stockholders’ equity. Foreign currency transaction gains and losses are included in current earnings.

Financial Instruments and Derivatives — We selectively enter into derivative transactions to manage volatility related to market risks associated with changes in commodity pricing, currency exchange rates and interest rates. We categorize assets and liabilities, measured at fair value, into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting significant modifications to observable related market data or our assumptions about pricing by market participants. For a discussion related to financial instruments and derivatives policies, see Note 17.

Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Classification — Our consolidated financial statements classify precious metals and catalysts as components of Property, plant and equipment. Catalysts and precious metals were previously reported by the Predecessor as Intangible assets and Other assets, respectively. Debt issuance costs, which were previously reported as Intangible assets, net, by the Predecessor, are classified as Other assets by the Successor.

The accounting policies of LyondellBasell A.F. in the Predecessor period were the same as for the Successor period except as follows:

Inventories — Inventories are carried at the lower of current market value or cost. Cost is determined using the FIFO method, except for certain U.S. inventories for which cost is required to be determined using the LIFO method, and the average cost method for materials and supplies.

New Accounting Standards

Business Combinations — In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Goodwill — In December 2010, the FASB issued guidance related to ASC Topic 350, Intangibles — Goodwill and Other, to require a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning December 15, 2010. Early adoption is not permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Pension and Other Post Retirement Benefits — In September 2010, the FASB issued guidance related to ASC Topic 962, Plan Accounting — Defined Contribution Pension Plans, to clarify how loans to participants should be classified and measured by defined contribution pension benefit plans. The guidance requires that participant loans be classified as notes receivable from participants, which are segregated from plan investments and measured at their unpaid principal balance, plus any accrued but unpaid interest. This guidance is effective for fiscal years ending after December 15, 2010, and should be applied retrospectively to all prior periods presented. Early adoption is permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Revenue Recognition — In April 2010, the FASB issued additional guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. Under this guidance, a vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. Our adoption of this amendment effective July 1, 2010 did not have a material effect on our consolidated financial statements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, will not have a material effect on our consolidated financial statements.

Income Taxes — In April 2010, the FASB issued additional guidance on accounting for certain tax effects of the 2010 Health Care Reforms Act. The guidance requires entities to recognize the impact of changes in tax law in continuing operations in the Consolidated Statements of Income for the period that includes the enactment date. The adoption of these changes in March 2010 did not have a material effect on the Company’s consolidated financial statements.

Fair Value Measurement — In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. We have adopted all of the amendments regarding fair value measurements except for a requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. The requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements beginning in 2011 will not have a material impact on our consolidated financial statements.

Transfer and Servicing — In June 2009, the FASB revised the requirements for accounting for transfers of financial assets. These revisions eliminate the concept of a “qualifying special-purpose entity,” change the requirements for de-recognizing financial assets, and require additional disclosures regarding transfers of financial assets, securitization transactions, and exposures to risks related to transferred financial assets. These changes were effective for the Company beginning in 2010. The adoption of these changes did not have a material effect on the Company’s consolidated financial statements.

3.	Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010.

As a result of the emergence from chapter 11 proceedings, certain prepetition liabilities against the Debtors were discharged to the extent set forth in the Plan of Reorganization and otherwise applicable law and the Debtors were permitted to make distributions to their creditors in accordance with the terms of the Plan of Reorganization.

General unsecured non-priority claims against the Debtors were addressed through the bankruptcy process and were reported as liabilities subject to compromise and adjusted to the estimated allowed claim amount as determined through the bankruptcy process if determined to be probable and estimable. Certain of these claims were resolved and satisfied on or before the Debtors’ emergence on April 30, 2010. Except for certain specific non-priority claims, the unsecured non-priority claims were resolved as part of the Plan of Reorganization.

Under the Plan of Reorganization, the organizational structure of the Company in North America was simplified by the removal of 90 legal entities. The ultimate ownership of 49 of these entities (identified as Schedule III Debtors in the Plan) was transferred to a new owner, the Millennium Custodial Trust, a trust established for the benefit of certain creditors, and these entities are no longer part of LyondellBasell N.V. In addition, certain real properties owned by the Debtors, including the Schedule III Debtors (as defined in the Plan), were transferred to the Environmental Custodial Trust, which now owns and is responsible for these properties. Any associated liabilities of the entities transferred to and owned by the Millennium Custodial Trust are the responsibility of those entities and claims regarding those entities will be resolved solely using

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

their assets and the assets of the trust. In total, $250 million of cash was used to fund the two trusts, including approximately $80 million to the Millennium Custodial Trust and approximately $170 million to fund the Environmental Custodial Trust and to make certain direct payments to the U.S. EPA and certain state environmental agencies.

As part of the Debtors’ emergence from chapter 11 proceedings, approximately 563.9 million shares of common stock of LyondellBasell N.V. were issued under the Plan, including 300 million shares of class A ordinary shares issued in exchange for allowed claims under the Plan of Reorganization. Approximately 263.9 million shares of LyondellBasell N.V. class B ordinary shares were issued in connection with a rights offering for gross proceeds of $2.8 billion.

Pursuant to the Plan of Reorganization, administrative and priority claims, as well as the new money debtor-in-possession (“DIP”) financing, were repaid in full. The lenders of certain DIP loans, which represented a dollar-for-dollar roll-up or conversion of previously outstanding senior secured loans (“DIP Roll-up Notes”), received new senior secured third lien notes in the same principal amount as the DIP Roll-up Notes. In accordance with the Plan of Reorganization, holders of senior secured claims received a combination of LyondellBasell N.V. class A ordinary shares; rights to purchase class B ordinary shares of LyondellBasell N.V.; LyondellBasell N.V. stock warrants; and cash. Allowed general unsecured claims received a combination of cash and class A ordinary shares of LyondellBasell N.V. pursuant to the Amended Lender Litigation Settlement approved by the U.S. Bankruptcy Court on March 11, 2010.

In conjunction with the Debtors’ emergence from chapter 11, LyondellBasell N.V., through its wholly owned subsidiary, LBI Escrow Corporation, (“LBI Escrow”) issued $3.25 billion of first priority debt, including $2.25 billion and €375 million offerings of senior secured notes in a private placement and borrowings of $500 million under a senior term loan facility. Upon emergence, LBI Escrow merged with and into Lyondell Chemical Company (“Lyondell Chemical”), which replaced LBI Escrow as the issuer of the senior secured notes and as borrower under the term loan. On April 30, 2010, Lyondell Chemical issued $3,240 million of Senior Secured 11% Notes due 2018 (the “Senior Secured 11% Notes”) in exchange for DIP Roll-up Notes incurred as part of the debtor-in-possession financing. The net proceeds from the sale of the senior secured notes, together with borrowings under the term loan, a new European securitization facility, and proceeds from the $2.8 billion rights offering, were used to repay and replace certain existing debt, including the debtor-in-possession credit facilities and an existing European securitization facility, and to make certain related payments. In addition, we entered into a new $1,750 million U.S. asset-based revolving credit facility, which can be used for advances or to issue up to $700 million of letters of credit. For additional information on the Company’s debt, see Note 15.

Liabilities Subject to Compromise — Certain prepetition liabilities subject to compromise were reported at the expected allowed amount, even if they could potentially be settled for lesser amounts in accordance with the terms of the Plan of Reorganization. The total amount to be paid by the Debtors to settle claims is fixed under the Plan of Reorganization. As a result, all of the Debtors’ liabilities subject to compromise at April 30, 2010 have been effectively resolved at the Emergence Date. As of December 31, 2010, approximately $98 million of priority and administrative claims have yet to be paid.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

Liabilities subject to compromise included in the Predecessor’s balance sheet consist of the following:

	Predecessor
	April 30,	December 31,
	2010	2009
Millions of dollars

Accounts payable	$473	$602
Employee benefits	994	997
Accrued interest	295	277
Conversion fee — Interim Loan	161	161
Estimated claims	1,392	1,726
Interest rate swap obligations	218	201
Related party payable	—	82
Other accrued liabilities	102	78
Long-term debt	18,310	18,370

Total liabilities subject to compromise	$21,945	$22,494

The April 30, 2010 liabilities subject to compromise in the above table represent such liabilities immediately prior to their discharge in accordance with the Plan of Reorganization.

The Plan of Reorganization required that, upon emergence, certain liabilities previously reported as liabilities subject to compromise be retained by LyondellBasell N.V. Accordingly, on the Emergence Date, approximately $854 million of pension and other post-retirement benefit liabilities, included in employee benefits in the above table, were reclassified from liabilities subject to compromise to current or long-term liabilities, as appropriate.

Long-term debt classified as liabilities subject to compromise immediately prior to the Debtors’ emergence from bankruptcy included amounts outstanding under the Interim Loan; the Senior Secured Credit Facility, including the Term Loan A U.S. Dollar tranche, the U.S. dollar and German tranches of Term Loan B and the Revolving Credit Facility; 10.25% Debentures due 2010; 9.8% Debentures due 2020; 7.55% Debentures due 2026; the Senior Notes due 2015; 7.625% Senior Debentures due 2026; and loans from the State of Maryland and KIC Ltd.

All of the long-term debt classified in liabilities subject to compromise at April 30, 2010, except for a $6 million loan from KIC Ltd., was discharged pursuant to the Plan of Reorganization through distributions of a combination of LyondellBasell N.V. class A ordinary shares, the rights to purchase class B ordinary shares of LyondellBasell N.V. in a rights offering, warrants to purchase class A ordinary shares of LyondellBasell N.V. and cash. The loan from KIC Ltd. was transferred to the Millennium Custodial Trust under the Plan of Reorganization.

Reorganization Items — Reorganization items, including professional advisory fees and other costs directly associated with our reorganization, recognized by the Debtors since the January 6, 2009 bankruptcy are classified as Reorganization items on the Consolidated Statements of Income.

Post-emergence reorganization items are primarily related to professional fees associated with claim settlements, plan implementation and other transition costs attributable to the reorganization. Pre-emergence reorganization items include provisions and adjustments to record the carrying value of certain pre-petition liabilities at their estimated allowable claim amounts, as well as the costs incurred by non-Debtor companies as a result of the Debtors’ chapter 11 proceedings.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

The Company’s charges (credits) for reorganization items, including charges recognized by the Debtors, were as follows:

	Successor	Predecessor
	May 1	January 1	For the
	through	Through	Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in net assets resulting from the application of fresh-start accounting*	$—	$6,278	$—
Gain on discharge of liabilities subject to compromise	—	(13,617)	—
Asset write-offs and rejected contracts	—	25	679
Estimated claims	(1)	(262)	1,548
Accelerated amortization of debt issuance costs	—	—	228
Professional fees	21	172	218
Employee severance costs	(1)	—	201
Plant closures costs	—	12	53
Other	4	4	34

Total	$23	$(7,388)	$2,961

*	We have revised our disclosure for reorganization items for the Predecessor period ended April 30, 2010 as described in the “Basis of Presentation” section of Note 2. Summary of Significant Accounting Policies. The $6,086 million change in net assets resulting from the application of fresh-start accounting has been adjusted in the Predecessor period by $192 million to $6,278 million resulting in income from total reorganization items of $7,388 million in the four months ended April 30, 2010.

Estimated claims in the above table include adjustments made to reflect the Debtors’ estimated claims to be allowed. Such claims were classified as Liabilities subject to compromise.

4.	Fresh-Start Accounting

Effective May 1, 2010, we adopted fresh-start accounting pursuant to ASC 852. Accordingly, the basis of the assets and liabilities in LyondellBasell AF’s financial statements for periods prior to May 1, 2010 will not be comparable to the basis of the assets and liabilities in the financial statements prepared for LyondellBasell N.V. after emergence from bankruptcy.

In order to qualify for fresh-start accounting, ASC 852 requires that total post-petition liabilities and allowed claims be in excess of the reorganization value and that prepetition stockholders receive less than 50% of LyondellBasell N.V.’s common stock. Based on the estimated reorganization value and the terms of the Plan of Reorganization, the criteria of ASC 852 were met and, as a result, we applied fresh-start accounting on May 1, 2010.

In determining the range of reorganization values, we used a combination of customary valuation techniques, including, among other things:

•	The peer group trading analysis methodology, which calculates the total reorganization value of LyondellBasell N.V. by applying valuation metrics derived from an analysis of publicly traded peer

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

companies to LyondellBasell N.V.’s estimated earnings before interest, tax, depreciation and amortization (“EBITDA”):

•	Valuation metrics consist of implied market trading multiples and are calculated by dividing the publicly traded peer company’s market capitalization by its respective EBITDA;

•	The peer group trading analysis was performed on both a consolidated and reported segment basis; and

•	Public peer companies were selected based on their comparability to LyondellBasell N.V.’s reportable operating segments, with those comparable companies primarily operating in the diversified commodity chemicals, refining and technology businesses.

•	Discounted cash flow valuation methodology, which calculates the reorganization value of LyondellBasell N.V. as the sum of the present value of its projected unlevered, after-tax free cash flows. The resulting reorganization valuation is representative of LyondellBasell N.V. on a cash-free, debt-free basis:

•	Financial projections beginning May 1, 2010 were estimated based on a 4-year and 8-month detailed forecast followed with a higher level 10-year forecast. These projections reflected certain economic and industry information relevant to the operating businesses of LyondellBasell N.V. and estimated cyclical trends where appropriate. Various time periods within the approximately 15-year forecast period were evaluated including the entire period itself. To the extent that such cycles are, or commodity price volatility within any cycle is, greater or smaller than estimated, the estimate of the reorganization value could vary significantly;

•	The projected cash flows associated with the projections were discounted at a range of rates that reflected the estimated range of weighted average cost of capital (“WACC”);

•	The imputed discounted cash flow value comprises the sum of (i) the present value of the projected unlevered free cash flows over the projection period; and (ii) the present value of a terminal value, which represents the estimate of value attributable to performance beyond the projection period. Cash flows and associated imputed values were calculated on both a consolidated and reportable segment basis;

•	WACCs utilized in the consolidated discounted cash flow analysis ranged from 11% to 12%. The range of WACCs utilized were developed from an analysis of the yields associated with LyondellBasell N.V.’s own debt financings and the equity costs of peer companies as well as the anticipated mix of LyondellBasell N.V.’s debt and equity;

•	A range of terminal value EBITDA multiples were selected which, where appropriate, represented estimated industry cycle average market capitalization/EBITDA multiples; and

•	Additional discounted cash flow analysis was performed for LyondellBasell N.V.’s unconsolidated joint ventures.

In April 2010 the U.S. Bankruptcy Court approved the total reorganization enterprise value on a cash-free and debt-free basis for consolidated LyondellBasell AF at approximately $14.2 billion to $16.2 billion, with a midpoint of $15.2 billion. This estimate incorporated adjustments to include the estimated reorganization value of LyondellBasell AF’s interests in unconsolidated joint ventures, and deducted the estimated book value of third party non-controlling interests in consolidated joint ventures. The Plan of Reorganization, which was confirmed and approved by the U.S. Bankruptcy Court on April 23, 2010, without objection by any third party, adopted the midpoint of $15.2 billion as the reorganization value used to calculate and settle claims.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

Fresh-start accounting requires us to allocate the reorganization value approved by the U.S. Bankruptcy Court to the individual assets and liabilities based upon their estimated fair values. The determination of fair values of assets and liabilities is subject to significant estimation and assumptions. The following balance sheet information illustrates the financial effects as of May 1, 2010 of implementing the Plan of Reorganization and the adoption of fresh-start accounting. Adjustments recorded to the Predecessor balance sheet, resulting from the consummation of the Plan of Reorganization and the adoption of fresh-start accounting, are summarized below.

CONSOLIDATED BALANCE SHEET

	Predecessor	Reorganization		Fresh Start		Successor
	LyondellBasell AF	Adjustments		Adjustments		LyondellBasell N.V.
Millions of dollars

ASSETS
Current assets:
Cash and cash equivalents	$817	$1,894	a	$—		$2,711
Accounts receivable	3,771	1		—		3,772
Inventories	3,552	—		1,297	h	4,849
Prepaid expenses and other current assets	1,098	(20)		(30)		1,048

Total current assets	9,238	1,875		1,267		12,380
Property, plant and equipment, net	14,554	—		(7,474)	i	7,080
Investments and long-term receivables:
Investments in PO joint ventures	867	—		(415)	j	452
Equity investments	1,173	—		351	k	1,524
Other investments and long-term receivables	97	—		(46)	k	51
Goodwill	—	—		592	l	592
Intangible assets, net	1,689	—		(215)	m	1,474
Other assets	340	154	b	(241)	n	253

Total assets	$27,958	$2,029		$(6,181)		$23,806

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

	Predecessor	Reorganization		Fresh Start		Successor
	LyondellBasell AF	Adjustments		Adjustments		LyondellBasell N.V.
Millions of dollars

Liabilities not subject to compromise
Current liabilities:
Current maturities of long-term debt	$485	$(480)	c	$—		$5
Short-term debt	6,842	(6,392)	c	—		450
Accounts payable	2,351	1		—		2,352
Accrued liabilities	1,373	46	d	(18)		1,401
Deferred income taxes	162	(4)		285	o	443

Total current liabilities	11,213	(6,829)		267		4,651
Long-term debt	304	6,477	c	—		6,781
Other liabilities	1,416	808	e	(163)	p	2,061
Deferred income taxes	2,009	1,408	o	(3,003)	o	414
Commitments and contingencies
Liabilities subject to compromise	21,945	(21,945)	f	—		—
Stockholders’ equity:
Ordinary shares, €0.04 par value, 1,000 million shares authorized and 565,673,773 shares issued at May 1, 2010	—	30	g	—		30
Additional paid-in capital	—	9,815	g	—		9,815
Predecessor common stock, €124 par value, 403,226 shares authorized and issued at April 30, 2010	60	(60)		—		—
Predecessor additional paid-in capital	563	(563)		—		—
Predecessor retained earnings (deficit)	(9,452)	12,958	f	(3,506)	q	—
Predecessor accumulated other comprehensive income (loss)	(212)	(70)		282		—

Total stockholders’ equity (deficit)	(9,041)	22,110		(3,224)		9,845
Non-controlling interests	112	—		(58)	r	54

Total equity (deficit)	(8,929)	22,110		(3,282)		9,899

Total liabilities and equity (deficit)	$27,958	$2,029		$(6,181)		$23,806

Reorganization and Fresh-Start Accounting Adjustments

Reorganization

a. Cash and cash equivalents — The adjustments to Cash and cash equivalents represent net cash inflows, after giving effect to transactions pursuant to the Plan of Reorganization, including proceeds from the issuance of new notes, borrowings under the new Senior Term Loan Facility, receipt of proceeds from the rights

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

offering; payments relating to the discharge of debts and other liabilities subject to compromise; and the funding of the custodial and litigation trusts.

Millions of dollars

Sources of funds:
Senior Secured Notes due 2017, $2,250 million, 8.0%	$2,250
Senior Secured Notes due 2017, €375 million, 8.0%	497
Senior Term Loan Facility due 2016 ($5 million of discount)	495
Issuance of class B ordinary shares	2,714

5,956
Use of funds:
Debtor-in-Possession Credit Agreements
Term Loan facility due 2010:
New Money Loans	(2,167)
ABL Facility	(985)
Settlement with unsecured creditors	(260)
DIP exit fees	(195)
Funding of Millennium and environmental custodial trusts	(270)
Deferred financing costs	(156)
Other	(29)

(4,062)

Net cash proceeds from reorganization	$1,894

b. Other assets — Changes to Other assets primarily comprise capitalized debt issuance costs resulting from the incurrence of new debt.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

c. Debt — The changes in debt are summarized below:

Millions of dollars

Current maturities of senior secured credit facility settled with class A ordinary shares —
Senior secured credit facility:
Term Loan A due 2013, Dutch tranche	$(322)
$1,000 million revolving credit facility	(163)

(485)
Current maturities — New Senior Term Loan Facility due 2016	5

$(480)

Debtor-in-Possession Credit Agreements
Term Loan facility due 2010:
New Money Loans	$(2,167)
Roll-up Loans — Senior Secured Credit Facility	(3,240)
ABL Facility	(985)

$(6,392)

New long-term debt:
Senior Secured Notes due 2017, $2,250 million, 8.0%	$2,250
Senior Secured Notes due 2017, €375 million, 8.0%	497
Senior Term Loan Facility due 2016 ($5 million of discount)	495
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240

6,482
Less: Current maturities	(5)

Additional long-term debt	$6,477

d. Accrued liabilities — The net of payments and accruals related to the Plan of Reorganization, including the issuance of warrants to purchase class A ordinary shares with a fair value of $101 million.

e. Other liabilities — The adjustments to Other liabilities primarily reflect the Company’s agreement to continue sponsoring the pension plans previously reported as Liabilities subject to compromise.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

f. Liabilities subject to compromise — The adjustment to Liabilities subject to compromise reflects the discharge of Liabilities subject to compromise through a series of transactions involving liabilities, equity and cash. The table below summarizes the discharge of debt:

Millions of dollars

Liabilities subject to compromise	$21,945
Current maturities of senior secured credit facility settled with class A ordinary shares	485

22,430
Issuance of class A ordinary shares	(7,131)
Warrants	(101)
Assumption of pension plan liabilities	(854)
Settlement unsecured creditors	(300)
Loss of receivables from deconsolidated companies	(75)
Other	(352)

Gain on discharge of liabilities subject to compromise before tax	$13,617

Millions of dollars

Gain on discharge of liabilities subject to compromise before tax	$13,617
Provision for income taxes	(1,413)

Gain on discharge of liabilities subject to compromise after tax	12,204
Elimination of Predecessor’s retained earnings	754

Retained earnings adjustment	$12,958

g. Equity — The changes to Equity reflect LyondellBasell N.V.’s issuance of common stock.

Fresh-Start Accounting

In applying fresh-start accounting at May 1, 2010, we recorded the assets acquired and the liabilities assumed from LyondellBasell AF at fair value, except for deferred income taxes and certain liabilities associated with employee benefits, which were recorded in accordance with ASC 852 and ASC 740, respectively. The significant assumptions related to the valuations of our assets and liabilities recorded in connection with fresh-start accounting are discussed herein. All valuation inputs, with the exception of the calculation of crude oil related raw material inventories, are considered to be Level 3 inputs, as they are based on significant inputs that are not observable in the market. Crude oil related raw material inventories were valued using a combination of Level 1 and Level 2 inputs depending on the availability of publicly available quoted market prices. For additional information on Level 1, Level 2 and Level 3 inputs, see Note 2.

h. Inventory — We recorded Inventory at its fair value of $4,849 million, which was determined as follows:

•	Finished goods were valued based on the estimated selling price of finished goods on hand less costs to sell, including disposal and holding period costs, and a reasonable profit margin on the selling and disposal effort for each specific category of finished goods being evaluated;

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

•	Work in process was valued based on the estimated selling price once completed less total costs to complete the manufacturing process, costs to sell including disposal and holding period costs, a reasonable profit margin on the remaining manufacturing, selling, and disposal effort; and

•	Raw materials were valued based on current replacement cost.

Compared to amounts recorded by LyondellBasell AF, finished goods increased by $888 million, work in process increased by $65 million, raw materials increased by $313 million and other inventories increased by $31 million.

i. Property, Plant and Equipment — We recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value. Fair value was based on the highest and best use of the assets. We considered and applied two approaches to determine fair value:

•	The market, sales comparison or trended cost approach was utilized for land, buildings and land improvements. This approach relies upon recent sales, offerings of similar assets or a specific inflationary adjustment to original purchase price to arrive at a probable selling price. Certain adjustments were made to reconcile differences in attributes between the comparable sales and the appraised assets.

•	The cost approach was utilized for certain assets primarily consisting of our machinery and equipment. This approach considers the amount required to construct or purchase a new asset of equal utility at current prices, with adjustments in value for physical deterioration, and functional and economic obsolescence. The machinery and equipment amounts determined under the cost approach were adjusted for functional obsolescence, which represents a loss in value due to unfavorable external conditions such as the facilities’ locality, comparative inherent technology and comparative energy efficiency. Physical deterioration is an adjustment made in the cost approach to reflect the real operating age of any individual asset. LyondellBasell N.V.’s estimated economic obsolescence is the difference between the discounted cash flows (income approach) expected to be realized from utilization of the assets as a group, compared to the initial estimate of value from the cost approach method. In the analysis, the lower of the income approach and cost approach was used to determine the fair value of machinery and equipment in each reporting segment. Where the value per reportable segment, using the income approach, exceeded the value of machinery and equipment plus separately identifiable intangible assets, goodwill was generated.

The following table summarizes the components of Property, plant and equipment, net, at April 30, 2010, and reflects the application of fresh-start accounting at May 1, 2010:

	Successor	Predecessor
	May 1,	April 30,
	2010	2010
Millions of dollars
Land	$290	$280
Manufacturing facilities and equipment	6,176	13,219
Construction in progress	614	1,055

Total property, plant and equipment, net	$7,080	$14,554

There would have been no impairment of our assets during the Predecessor period because undiscounted cash flows exceeded their carrying values.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

j. Investments in Propylene Oxide (“PO”) Joint Ventures — Investments in PO Joint Ventures were valued using the techniques described above to value Property, plant and equipment. The equity ownership reflects our direct proportional share of the property, plant and equipment of the PO Joint Ventures. The fair value of the Company’s equity interests in PO Joint Ventures is $452 million.

k. Equity Investments and Other Investments and Long-term Receivables — Our equity in the net assets of our nonconsolidated affiliates was recorded at fair value of $1,575 million determined using discounted cash flow analyses, and included the following assumptions and estimates:

•	Forecasted cash flows, which incorporate projections of sales volumes, revenues, variable costs, fixed costs, other income and costs, and capital expenditures, after considering potential changes in unconsolidated affiliates portfolio and local market conditions;

•	A terminal value calculated for investments and long-term receivables with forecasted cash flows, not limited by contractual terms or the estimated life of the main investment asset, by assuming a maintainable level of after-tax debt-free cash flow multiplied by a capitalization factor reflecting the investor’s WACC adjusted for the estimated long-term perpetual growth rate; and

•	A discount rate ranging from 11% to 15% that considered various factors, including market and country risk premiums and tax rates to determine the investor’s WACC given the assumed capital structure of comparable companies.

The aggregate fair value of equity in net assets of nonconsolidated affiliates accounted for using the equity method was $1,524 million.

l. Goodwill — We recorded Goodwill of $592 million, primarily resulting from the requirement to record the tax effect of the differences for the tax and book basis of the Company’s assets and liabilities. The reported goodwill and deferred tax liabilities reflect adjustments related to the overstatement of goodwill and deferred income taxes reported in quarterly and annual financial statements previously filed with the SEC. These adjustments totaled $506 million, including $314 million in Revision I and $192 million in Revision II (see Note 2). These corrections have no impact on retained earnings.

m. Intangible Assets — We recorded Intangible assets at their fair values of $1,474 million. The following is a summary of the approaches used to determine the fair value of significant intangible assets:

•	We recorded the fair value of developed proprietary technology licensing and catalyst contracts of $210 million using an excess earnings methodology. Significant assumptions used in the calculation included:

•	Forecasted contractual income (fees generated) for each license technology category less directly attributable marketing as well as research and development costs;

•	Discount rates of 17% based on LyondellBasell N.V.’s WACC adjusted for perceived business risks related to the developed technologies; and

•	Economic lives estimated from 4 to 9 years.

•	We recorded the fair value of favorable utility contracts of $355 million using discounted cash flows. Significant assumptions used in this calculation included:

•	The forward price of natural gas;

•	The projected market settlement price of electricity;

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Fresh-Start Accounting — (Continued)

•	Discount rates of 17% based on LyondellBasell N.V.’s WACC adjusted for perceived business risks; and

•	Economic lives estimated from 11 to 16 years.

•	We recorded the fair value of $132 million for in-process research and development at the cost incurred to date adjusted for the probability of future marketability.

•	We recorded the fair value of emission allowances of $731 million. Observed market activity for emission allowance trades is primarily generated only by legislation changes. As participants react to legislation, market trades occur as companies pursue their individual lowest cost compliance strategies. Trading, in the absence of an additional significant market participant, generally ceases once compliance is attained. As such, we could not identify any objective inputs based on market activity and an avoided cost of replacement methodology was used to determine estimated fair value. The significant assumptions used in valuing emission allowances include:

•	Business demand for utilization of the allowances held;

•	Engineering and construction costs required to reduce each marginal emission denomination; and

•	Development of new technologies to aid in the cost and effectiveness of compliance.

•	In addition we recorded other intangible assets, including capitalized software and software licenses, at its fair value of $46 million.

n. Other Assets — The adjustment primarily relates to the current deferred taxes and the change in the classification of precious metals from Other assets to Property, plant and equipment.

o. Deferred Income Taxes, Current and Non-current — The application of fresh-start accounting on May 1, 2010 resulted in the remeasurement of deferred income tax liabilities associated with the revaluation of the company’s assets and liabilities pursuant to ASC 852. Deferred income taxes were recorded at amounts determined in accordance with ASC 740. As described in Note 2, deferred income taxes include adjustments to reduce deferred tax liabilities of $314 million for Revision I and $192 million for Revision II.

p. Other Liabilities — The adjustment in accrued liabilities is primarily a result of the revaluation of deferred revenues based on discounted net cash outflows.

q. Retained Deficit — The changes to retained deficit reflect our revaluation of the assets and liabilities of $5,598 million recorded in Reorganization items in the Consolidated Statements of Income, net of $2,092 million related tax adjustments.

r. Non-controlling Interests — We recorded the fair value of non-controlling interests which resulted in a decrease of $58 million.

5.	Business Acquisitions and Dispositions

In December 2010 LyondellBasell N.V. completed the sale of LyondellBasell Flavors & Fragrances, LLC (the “Flavor & Fragrance chemicals business”), receiving proceeds of $154 million and recognized an after-tax gain of $64 million. The Flavor & Fragrance chemicals business has manufacturing facilities at Jacksonville, Florida, and Brunswick, Georgia, and approximately 200 employees. It produces terpene-based fragrance ingredients and flavor ingredients for the oral-care, confectionery and beverage market.

The capital gain generated by the sale of the Flavor & Fragrance chemicals business was offset by capital loss and carryforwards, for which a full valuation allowance had been recorded and, as such, no tax was provided.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Business Acquisitions and Dispositions — (Continued)

In September 2008, the Predecessor completed the sale of its toluene diisocyanate (“TDI”) business for net proceeds of €77 million ($113 million). The income related to the sale of the Flavor & Fragrance chemicals business and the TDI business has been classified as discontinued operations in the consolidated statements of income. The combined revenues and operating expenses of these businesses are not material.

Acquisition of Shell Oil Refinery in Berre l’Etang, France — In April 2008, LyondellBasell AF acquired the Shell oil refinery, inventory and associated infrastructure and businesses at the Berre l’Etang petrochemical complex in France (the “Berre Refinery”) for a purchase price of $927 million including a final adjustment for working capital and $112 million for settlement of an accrued contingent consideration. The contingent consideration resulted from the 2005 acquisition of the remaining 50% of Société du Craqueur de l’Aubette S.A.S. (“SCA”) from its previous joint venture partner Shell Pétrochimie Méditerranée.

The refinery is a source of raw materials for, and allowed for vertical integration at, one of our core integrated European sites, which operates world-scale polypropylene and polyethylene plants, a steam cracker and a butadiene extraction unit at Berre l’Etang and a polyethylene plant at nearby Fos sur Mer. The acquisition also allows optimization opportunities with our global fuels and chemicals businesses and provides us with access to significant local logistics assets, including pipeline access, storage terminals and harbor access to the Mediterranean Sea. The refinery’s products include naphtha, VGO, liquefied petroleum gas, fuels for a variety of applications, heating oil and bitumen.

Consolidation of the refinery’s operations prospectively from April 1, 2008 added revenues of $2,750 million and a $147 million operating loss, excluding the impairment discussed below, to the 2008 results of operations.

In the fourth quarter 2008, LyondellBasell AF evaluated the long-lived assets of the Berre Refinery for impairment and recorded a $218 million charge representing the net book value of the assets acquired in April 2008.

Acquisition of Solvay Engineered Polymers — In February 2008, LyondellBasell AF acquired Solvay Engineered Polymers, Inc. (“Solvay”), a leading supplier of polypropylene compounds in North America for $134 million. The acquisition of Solvay complements our existing polymer-based composite materials and alloys business in North America.

6.	Insurance Claims

LyondellBasell AF received insurance proceeds during 2009 and 2008 of $120 million and $89 million, respectively, representing partial settlements of outstanding insurance claims related to damages sustained in 2005 at the polymers plant in Münchsmünster, Germany. These proceeds were used to finance the construction of the polyethylene plant in Münchsmünster, Germany (see Note 21). LyondellBasell AF recognized gains on involuntary conversion in 2009 and 2008 of $120 million and $79 million, respectively, all of which were included in “Other income, net,” in the Consolidated Statements of Income.

7.	Related Party Transactions

The Company has related party transactions with affiliates of our major shareholders, Access Industries (“Access”) and Apollo Management (“Apollo”), and with the Company’s joint venture partners (see Note 13).

Access — Past Access related party transactions included a management and a tax-sharing agreement.

Upon emergence, in May 2010, we entered into a tax cooperation agreement with Access. The tax cooperation agreement allows either party to provide the other with information and support in connection

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Related Party Transactions — (Continued)

with tax return preparation and audits for a fee. There were no payments made or received under this agreement during 2010.

In December 2007, LyondellBasell AF also entered into a tax-sharing agreement with a subsidiary of Access entitling Access to consideration equal to 17.5% of the net operating loss carryforwards used by LyondellBasell AF entities to reduce their Dutch or French income tax liability. Payments under this agreement are limited to a maximum of $175 million. There were no payments under this agreement during 2010, 2009 and 2008. This agreement was not assumed upon the Company’s emergence from chapter 11.

In December 2007, in connection with the Lyondell Chemical acquisition, LyondellBasell AF entered into a management agreement with Access. The agreement included a periodic annual fee of $25 million. Management fees of $25 million in 2009 and 2008 are reflected as expense in Selling, general and administrative expenses. The 2009 management fee, which was not paid, was discharged pursuant to the Plan of Reorganization. This agreement was not assumed upon the Company’s emergence from chapter 11.

On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access. The Access affiliates have demanded that our subsidiary, LyondellBasell Industries Holdings B.V. (“LBIH”), indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit and pay $50 million in management fees for 2009 and 2010 in addition to other unspecified amounts related to advice purportedly given in connection with financing and other strategic transactions. For additional information related to this matter, see Note 21.

Apollo — As a result of the distribution of ordinary shares of LyondellBasell N.V. common stock pursuant to the Plan of Reorganization and the issuance of ordinary shares of LyondellBasell N.V. common stock under a rights offering on the Emergence Date, we began reporting transactions between the Company and entities in which Apollo and its affiliates own interests as related party transactions. These transactions include the sales of product under a long-term contract that renews automatically each year on July 31, unless a 90 day notice of termination has been received. Other product sales are made on the spot market.

Consultant Fee — In connection with the Bankruptcy cases, LyondellBasell AF retained the services of and entered into a Bankruptcy Court-approved contractual agreement with one of its directors. The director received a $10 million success fee from the Company upon emergence from chapter 11.

Joint Venture Partners — The Company has related party transactions with its equity investees. These related party transactions include the sales and purchases of goods in the normal course of business as well as certain financing arrangements. In addition, under contractual arrangements with certain of the Company’s equity investees, we receive certain services, utilities, materials and facilities at some of our manufacturing sites and we provide certain services to our equity investees.

In December 2009, LyondellBasell N.V. advanced €10 million ($14 million) to its joint venture partner, Basell Orlen Polyolefins SP.Z.O.O. under a loan agreement that matures on December 31, 2013. The note bears interest, which is due semi-annually, at EURIBOR plus 4% through June 30, 2012 and EURIBOR plus 4.5% thereafter.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Related Party Transactions — (Continued)

Related party transactions are summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
The Company billed related parties for:
Sales of products
Apollo affiliates	$235	$—	$—	$—
Joint venture partners	488	207	621	803
Shared services agreements
Apollo affiliates	—	—	—	—
Joint venture partners	22	3	21	14
Interest
Joint venture partners	—	—	4	18
Related parties billed the Company for:
Sales of products —
Joint venture partners	803	432	1,856	2,418
Shared services agreements
Joint venture partners	56	28	100	111

8.	Short-term Investments

As a result of financial difficulties experienced by major financial institutions beginning in the latter part of the third quarter of 2008, LyondellBasell AF received notice that rights of redemption had been suspended with respect to a money market fund in which LyondellBasell AF invested approximately $174 million. LyondellBasell AF had been advised that additional redemptions were forthcoming, subject to LyondellBasell AF’s pro rata share of a $3.5 billion loss reserve established by the fund in February 2009. Accordingly, LyondellBasell AF recorded a provision in 2008 for an estimated loss of $5 million related to the money market fund. However, on May 5, 2009, the SEC filed an application for injunctive and other relief with The United States District Court for the Southern District of New York (“U.S. District Court”) that objected to the creation of the $3.5 billion loss reserve and instead proposed a plan to distribute the remaining assets of the money market fund on a pro rata basis to shareholders that have not been fully redeemed since September 15, 2008. A majority of the claimants agreed with the SEC’s plan and on November 25, 2009, the U.S. District Court issued an order which provided for a pro rata distribution of the remaining assets. The Company received redemptions totaling $172 million through December 31, 2010, including $12 million in 2010, $23 million in 2009 and $137 million in 2008. The 2010 redemption exceeded the $9 million carrying value. Accordingly, the Predecessor recognized a $3 million gain on redemption in January 2010.

9.	Accounts Receivable

We sell our products primarily to other industrial concerns in the petrochemicals and refining industries. We perform ongoing credit evaluations of our customers’ financial condition and, in certain circumstances, require letters of credit or corporate guarantees from them. As part of fresh-start accounting our Accounts receivable were valued at market. Our allowance for doubtful accounts at December 31, 2010, which is

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, was $12 million. LyondellBasell AF’s allowance for doubtful accounts receivable totaled $109 million at December 31, 2009.

Our provisions for doubtful accounts receivable, which are recorded in the Consolidated Statements of Income, were $12 million for the eight months ended December 31, 2010. LyondellBasell AF recorded provisions for doubtful accounts receivable of $7 million, $18 million, and $47 million in the four months ended April 30, 2010 and for the full years 2009 and 2008, respectively.

10.	Inventories

Inventories consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Finished goods	$3,127	$2,073
Work-in-process	230	164
Raw materials and supplies	1,467	1,040

Total inventories	$4,824	$3,277

In connection with application of fresh-start accounting on May 1, 2010, we recorded inventory at its fair value of $4,849 million (see Note 4). The increase in inventory of $1,297 million was primarily in the U.S. and largely due to the price of crude oil.

We recorded non-cash charges in the Successor period totaling $365 million to adjust the value of our raw materials and finished goods inventory to market as of June 30, 2010 and September 30, 2010. These non-cash charges were the result of the decline in the per barrel benchmark price of crude oil from the Emergence Date to June 30, 2010 and lower market prices for certain products, primarily polypropylene. A non-cash credit of $323 million recorded in the fourth quarter 2010 to reflect the recovery of market price substantially offset the lower of cost or market adjustment related to our raw materials inventory.

LyondellBasell AF recorded charges of $127 million and $1,256 million in 2009 and 2008, respectively, to adjust the value of its inventory to market value, which was lower than the carrying cost at December 31, 2009 and 2008.

At December 31, 2010, approximately 87% of our inventories were valued using the LIFO method. Approximately 42% of the Predecessor inventory was valued using the LIFO method at December 31, 2009, and the remainder, excluding materials and supplies, was valued using the FIFO method. The excess of current replacement cost over LIFO cost of inventories amounted to $257 million and $801 million at December 31, 2010 and 2009, respectively. During 2010 and 2009, liquidations of LIFO inventory layers resulted in charges of $9 million and $5 million, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets

Plant, Property and Equipment — The components of Property, plant and equipment, at cost, and the related accumulated depreciation were as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Land	$286	$297
Manufacturing facilities and equipment	6,752	17,665
Construction in progress	569	1,029

Total property, plant and equipment	7,607	18,991
Less accumulated depreciation	(417)	(3,839)

Property, plant and equipment, net	$7,190	$15,152

In connection with application of fresh-start accounting on May 1, 2010, we recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value of $7,080 million (see Note 4).

On February 25, 2010, based on the continued impact of global economic conditions on polypropylene demand, LyondellBasell AF announced a project to cease production at, and permanently shut down, its polypropylene plant at Terni, Italy. LyondellBasell AF recognized charges of $23 million in cost of sales related to plant and other closure costs in the first quarter of 2010. In July 2010 the plant ceased production.

Following an analysis of the cash flow projections for the Berre refinery, we concluded that the capital additions in 2010 are impaired. Accordingly, we recognized a $25 million charge for impairment of the carrying value of those assets.

The full carrying value of the Berre Refinery assets was impaired in 2008 resulting in a charge of $218 million. The analysis that was conducted resulting in the impairment was triggered by a downward revision of the Company’s long range cash flow projections due to the significantly deteriorating business conditions experienced in the fourth quarter of 2008.

Capitalized interest expense related to Property, plant and equipment for the eight months ended December 31, 2010, the four months ended April 30, 2010 and for the years ended December 31, 2009 and 2008 was $2 million, $4 million, $35 million and $13 million, respectively.

Goodwill — We recorded goodwill of $592 million upon application of fresh-start accounting (see Notes 2 and 4). Goodwill at December 31, 2010 reflects a change of $3 million as a result of foreign exchange translation. This was the only movement in goodwill during the Successor period.

During the fourth quarter of 2008, LyondellBasell AF determined that the goodwill associated with its Refining and Oxyfuels, O&P — Americas and Intermediates and Derivatives business segments was impaired. The impairment was based on a review of the business segments performed by Management in which discounted cash flows did not support the carrying value of the goodwill due to the rapid deterioration in the global economy and the effects on LyondellBasell AF’s operations in the latter part of the fourth quarter of 2008. Accordingly, in the fourth quarter of 2008, LyondellBasell AF recorded a charge to earnings of $4,982 million, for impairment of goodwill, including $4,921 million related to the December 20, 2007 acquisition of Lyondell Chemical. In the fourth quarter of 2009, LyondellBasell AF recorded an adjustment related to prior periods which increased income from operations and net income for the three-month period ended December 31, 2009 by $65 million. The adjustment related to an overstatement of goodwill impairment in 2008.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

Intangible Assets - In connection with application of fresh-start accounting on May 1, 2010, we recorded Intangible assets at their fair values of $1,474 million (see Note 4).

The components of identifiable intangible assets, at cost, and the related accumulated amortization were as follows at December 31:

	Successor			Predecessor
	2010			2009
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net
Millions of dollars
In-process research and development costs	$132	$(3)*	$129	$—	$—	$—
Technology, patent and license costs	2	—	2	1,021	(338)	683
Emission allowances	731	(46)	685	733	(62)*	671
Various contracts	567	(74)	493	350	(118)	232
Debt issuance costs	—	—	—	598	(477)	121
Software costs	53	(2)	51	71	(6)	65
Catalyst costs	—	—	—	127	(89)	38
Other	—	—	—	111	(60)	51

Total intangible assets	$1,485	$(125)	$1,360	$3,011	$(1,150)	$1,861

*	Includes impairments discussed in the paragraphs below.

Amortization of these identifiable intangible assets for the next five years is expected to be $133 million in each of 2011, 2012, 2013 and 2014 and $126 million in 2015.

During the Successor period we recognized an impairment of $3 million related to certain in-process research and development projects which were abandoned.

During the fourth quarter 2009 LyondellBasell AF recognized a $44 million charge related to surplus highly-reactive volatile organic compound (“HRVOC”) emissions allowances. For purposes of the annual impairment test, fair value was measured based on estimates of cost to implement alternative emission reduction technology. Also in December 2009, LyondellBasell AF recognized a $9 million impairment for non-U.S. emission rights. These charges are reflected in Impairments on the Consolidated Statements of Income.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

The components of Other assets were as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Precious metals	$—	$90
Debt issuance costs	126	—
Company-owned life insurance	58	52
Pension assets	21	19
Deferred tax assets	41	115
Other	27	87

Total other assets	$273	$363

Depreciation and Amortization Expense — Depreciation and amortization expense is summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Property, plant and equipment	$413	$499	$1,515	$1,628
Investment in PO joint ventures	16	19	57	59
Emission allowances	46	—	—	—
Various contracts	81	—	—	—
Technology, patent and license costs	—	25	123	93
Software costs	2	12	21	15
Other	—	10	58	116

Total depreciation and amortization	$558	$565	$1,774	$1,911

Asset Retirement Obligations - At some sites we are contractually obligated to decommission our plants upon site exit. The Company has provided for the net present value of the estimated costs. Typically such

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

costs are incurred within three years after a plant’s closure. The changes in the Company’s asset retirement obligations were as follows:

	Successor	Predecessor
	May 1	January 1	For the Year
	Through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Beginning balance	$138	$132	$108
Payments	(11)	(3)	—
Changes in estimates	(2)	(11)	—
Accretion expense	5	40	17
Effects of exchange rate changes	2	(10)	7
Divestitures	—	(2)	—
Other	—	(3)	—

Ending balance	$132	$143	$132

In connection with application of fresh-start accounting on May 1, 2010, we recorded asset retirement obligations at their fair values of $138 million.

We believe that there are asset retirement obligations associated with some of our facilities, but that the present value of those obligations is not material in the context of an indefinite expected life of the facilities. We continually review the optimal future alternatives for our facilities. Any decision to retire one or more facilities may result in an increase in the present value of such obligations.

12.	Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), share ownership in a U.S. propylene oxide (“PO”) manufacturing joint venture (the “U.S. PO Joint Venture”) and a separate joint venture for certain related PO technology. Bayer’s ownership interest represents ownership of annual in-kind PO production of the U.S. PO Joint Venture of 1.5 billion pounds in 2010 and 2009. We take in kind the remaining PO production and all co-product (styrene monomer (“SM” or “styrene”) and tertiary butyl ether (“TBA”) production from the U.S. PO Joint Venture.

In addition, we and Bayer each have a 50% interest in a separate manufacturing joint venture (the “European PO Joint Venture”), which includes a world-scale PO/SM plant at Maasvlakte near Rotterdam, The Netherlands. We and Bayer each are entitled to 50% of the PO and SM production at the European PO Joint Venture.

We and Bayer do not share marketing or product sales under the U.S. PO Joint Venture. We operate the U.S. PO Joint Venture’s and the European PO Joint Venture’s (collectively the “PO joint ventures”) plants and arrange and coordinate the logistics of product delivery. The partners share in the cost of production and logistics based on their product offtake.

We report the cost of our product offtake as inventory and cost of sales in our consolidated financial statements. Related cash flows are reported in the operating cash flow section of the consolidated statements of cash flows. Our investment in the PO joint ventures is reduced through recognition of our share of the depreciation and amortization of the assets of the PO joint ventures, which is included in cost of sales. Other changes in the investment balance are principally due to additional capital investments in the PO joint ventures

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Investment in PO Joint Ventures — (Continued)

by us. Our contributions to the PO joint ventures are reported as “Contributions and advances to affiliates” in the Consolidated Statements of Cash Flows.

Total assets reflected in the books and records of the PO joint ventures, primarily property, plant and equipment, were $1,205 million and $1,916 million as of December 31, 2010 and 2009, respectively.

Changes in the Company’s investment in the U.S. and European PO joint ventures for 2010 and 2009 are summarized below:

	U.S. PO Joint	European PO Joint	Total PO Joint
	Venture	Venture	Ventures
Millions of dollars

Successor
Investments in PO joint ventures — May 1, 2010	$303	$149	$452
Cash contributions	1	—	1
Depreciation and amortization	(13)	(3)	(16)
Effect of exchange rate changes	—	—	—

Investments in PO joint ventures — December 31, 2010	$291	$146	$437

Predecessor
Investments in PO joint ventures — January 1, 2010	$533	$389	$922
Return of investment	—	(5)	(5)
Depreciation and amortization	(14)	(5)	(19)
Effect of exchange rate changes	—	(31)	(31)

Investments in PO joint ventures — April 30, 2010	$519	$348	$867

Investments in PO joint ventures — January 1, 2009	$562	$392	$954
Cash contributions	12	2	14
Depreciation and amortization	(41)	(16)	(57)
Effect of exchange rate changes	—	11	11

Investments in PO joint ventures — December 31, 2009	$533	$389	$922

In connection with application of fresh-start accounting on May 1, 2010, our equity interests in PO joint ventures were valued at their fair value of $452 million (see Note 4).

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Equity Investments

Direct and indirect Equity investments held by the Company are as follows:

	December 31,	December 31,
Percent of Ownership	2010	2009

Basell Orlen Polyolefins Sp. Z.o.o.	50.00%	50.00%
PolyPacific Pty. Ltd.	50.00%	50.00%
SunAllomer Ltd.	50.00%	50.00%
Saudi Polyolefins Company	25.00%	25.00%
Saudi Ethylene & Polyethylene Company Ltd.	25.00%	25.00%
Al-Waha Petrochemicals Ltd.	20.95%	20.95%
PolyMirae Co. Ltd.	42.59%	42.59%
HMC Polymers Company Ltd.	28.56%	28.56%
Indelpro S.A. de C.V.	49.00%	49.00%
Kazakhstan Petro-Chemicals Industries, Inc.	—	24.00%
Ningbo ZRCC Lyondell Chemical Co. Ltd.	26.65%	26.65%
Ningbo ZRCC Lyondell Chemical Marketing Co.	50.00%	50.00%
Nihon Oxirane Company	40.00%	40.00%
NOC Asia Ltd.	40.00%	40.00%
Geosel	27.00%	27.00%

The changes in Equity investments are as follows for the years 2010 and 2009:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Beginning balance	$1,524	$1,085	$1,215
Investee net income	86	84	47
Impairment recognized by investor	—	—	(228)

Income (loss) from equity investments	86	84	(181)
Dividends received	(34)	(18)	(19)
Contributions to joint venture	—	20	8
Currency exchange effects	(7)	(8)	48
Other	18	10	14

Ending balance	$1,587	$1,173	$1,085

We capitalize interest on the projects of our equity investees that are necessary for the commencement of their principal operations. During 2010 and 2009, the Company capitalized interest of $2 million and $17 million, respectively, for qualified projects of Saudi Ethylene & Polyethylene Company Ltd. and Al-Waha Petrochemicals Ltd.

The subsidiary that holds the Company’s equity interest in Saudi Al-Waha Petrochemicals Ltd has a minority shareholder, which holds 16.21% of its equity. The equity interest held by the minority shareholder can be called by the Company or can be put to the Company by the minority interest shareholder at any time after May 23, 2009. The price of the call option is the nominal value of the shares (initial $18 million

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Equity Investments — (Continued)

investment) plus accrued interest based on LIBOR plus 40 basis points, less paid dividends. The price of the put option is €1 plus the minority shareholder’s undistributed pro-rata earnings. As of December 31, 2010 and 2009, the put would have a minimal redemption amount and the call could be redeemed for $21 million and $20 million, respectively, the value of the initial investment plus accrued interest.

Summarized balance sheet information and the Company’s share of Equity investments was as follows:

	Successor		Predecessor
	December 31, 2010		December 31, 2009
		Company		Company
	100%	Share	100%	Share
Millions of dollars
Current assets	$3,793	$1,343	$2,760	$1,016
Noncurrent assets	6,849	1,998	6,887	2,172

Total assets	10,642	3,341	9,647	3,188
Current liabilities	2,923	1,016	1,881	695
Noncurrent liabilities	3,926	1,100	4,207	1,180

Net assets	$3,793	$1,225	$3,559	$1,313

Summarized income statement information and the Company’s share for the periods for which the respective equity investments were accounted for under the equity method is set forth below:

	Successor		Predecessor
	May 1		January 1
	through		through
	December 31, 2010		April 30, 2010
		Company		Company
	100%	Share	100%	Share
Millions of dollars
Revenues	$6,249	$2,248	$3,127	$989
Cost of sales	(5,622)	(2,042)	(2,699)	(869)

Gross profit	627	206	428	120
Net operating expenses	(169)	(55)	(82)	(29)

Operating income	458	151	346	91
Interest income	4	2	2	1
Interest expense	(151)	(43)	(43)	(13)
Foreign currency translation	5	(1)	83	24
Income (loss) from equity investments	(2)	(3)	3	2

Income before income taxes	314	106	391	105
Provision for income taxes	43	20	67	21

Net income	$271	$86	$324	$84

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Equity Investments — (Continued)

	Predecessor
	2009		2008
		Company		Company
	100%	Share	100%	Share
Millions of dollars

Revenues	$6,640	$2,099	$7,252	$2,609
Cost of sales	(5,973)	(1,891)	(6,532)	(2,418)

Gross profit	667	208	720	191
Net operating expenses	(169)	(71)	(423)	(106)

Operating income	498	137	297	85
Interest income	18	3	24	8
Interest expense	(202)	(61)	(62)	(26)
Foreign currency translation	(10)	(5)	(57)	(16)
Income from equity investments	4	2	23	4

Income before income taxes	308	76	225	55
Provision for income taxes	92	29	58	17

Net income	$216	$47	$167	$38

In connection with application of fresh-start accounting on May 1, 2010, we recorded equity investments at their fair value of $1,524 million (see Note 4). The carrying value of our equity investments at December 31, 2010 of $1,587 million reflects the 2010 aggregate fair value adjustment, which is different than our share of its equity investment in the underlying assets of $1,225 million. In 2009, the Company recognized pretax impairment charges totaling $228 million for impairment of the carrying value of its investments in certain joint ventures.

A joint venture of ours is in default under its financing arrangement due to a delay in the start-up of its assets and as a result of LyondellBasell AF’s voluntary filing for relief under chapter 11 of the U.S. Bankruptcy Code on April 24, 2009. The parties are currently negotiating in good faith to resolve the default and at present there is no evidence that such negotiations will not be concluded successfully or that the resolution of this matter will have a material adverse impact on our operations or liquidity.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Accrued Liabilities

Accrued liabilities consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Payroll and benefits	$386	$403
Taxes other than income taxes	235	209
Interest	202	26
Product sales rebates	210	156
Warrants	215	—
Debtor-in-possession exit fees	—	195
Income taxes	99	84
Priority and administrative claims	98	—
Deferred revenues	49	36
Other	211	281

Total accrued liabilities	$1,705	$1,390

15.	Debt

Long-term loans, notes and other long-term debt due to banks and other unrelated parties consisted of the following:

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
Bank credit facilities:
Senior Term Loan Facility due 2016	$5	$—
Senior secured credit facility:
Term loan A due 2013 — Dutch tranche	—	331
$1,000 million revolving credit facility	—	164
Senior Secured Notes due 2017, $2,250 million, 8.0%	2,025	—
Senior Secured Notes due 2017, €375 million, 8.0%	452	—
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240	—
Guaranteed Notes, due 2027	300	300
Other	18	7

Total	6,040	802
Less current maturities	(4)	(497)

Long-term debt	$6,036	$305

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

Short-term loans, notes and other short-term debt due to banks and other unrelated parties consisted of the following:

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
Bank credit facilities:
$1,750 million Senior Secured Asset-Based Revolving Credit Agreement	$—	$—
Debtor-in-Possession Credit Agreements:
Term Loan facility due 2010:
New Money Loans	—	2,167
Roll-up Loans — Senior Secured Credit Facility:
Term Loan A due 2013 — U.S. tranche	—	385
Term Loan A due 2013 — Dutch tranche	—	122
Term Loan B due 2014 — U.S. tranche	—	2,012
Term Loan B due 2014 — German tranche	—	465
Revolving Credit Facility — U.S. tranche	—	202
Revolving Credit Facility — Dutch tranche	—	54
ABL Facility	—	325
Receivables securitization program	—	377
Accounts receivable factoring facility	—	24
Financial payables to equity investees	11	12
Other	31	37

Total short-term debt	$42	$6,182

Aggregate maturities of debt during the next five years are $46 million in 2011, $10 million in 2012, $1 million in each of the years 2013 and 2015, and $6,024 million thereafter

On April 30, 2010, in accordance with provisions in the Plan of Reorganization, payments totaling $2,362 million were made to repay, in full, $2,167 million outstanding under the DIP Term Loan Facility and a related $195 million exit fee. The outstanding amount of $985 million under the DIP ABL Facility was also repaid on April 30, 2010. In addition, $18,310 million of debt classified as liabilities subject to compromise was discharged pursuant to the Plan of Reorganization (see Note 4).

Senior Secured 8% Notes — On April 8, 2010, LBI Escrow issued $2,250 million of 8% senior secured notes due 2017 and €375 million of senior secured notes due 2017, (collectively, the “Senior Secured 8% Notes”). We paid fees of $62 million related to the issuance of these facilities. On April 30, 2010, Lyondell Chemical was merged with and replaced LBI Escrow as issuer of the Senior Secured 8% Notes and borrower under the Senior Term Loan Facility.

The Senior Secured 8% Notes are jointly and severally, and fully and unconditionally guaranteed by LyondellBasell N.V. and, subject to certain exceptions, each existing and future wholly owned U.S. restricted subsidiary of LyondellBasell N.V. (other than Lyondell Chemical, as issuer), other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and, together with LyondellBasell N.V., the “Guarantors”).

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

The Senior Secured 8% Notes rank equally in right of payment with all existing and future senior debt of Lyondell Chemical and the Guarantors; the notes and guarantees rank junior to obligations of our subsidiaries that do not guarantee the Senior Secured 8% Notes.

The Senior Secured 8% Notes and guarantees are secured by:

•	a first priority lien on substantially all of Lyondell Chemical’s and the Subsidiary Guarantors’ existing and future property and assets other than the assets securing the U.S. ABL Facility;

•	a first priority lien on the capital stock of Lyondell Chemical and all Subsidiary Guarantors (other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary);

•	a first priority lien on 65% of the capital stock and 100% of the non-voting capital stock of the first-tier non-U.S. subsidiaries of Lyondell Chemical or of LyondellBasell N.V.;

•	a second priority lien on the accounts receivables, inventory, related contracts and other rights and assets related to the foregoing and proceeds thereof that secure the U.S. ABL Facility on a first priority basis;

•	subject, in each case, to certain exceptions permitted liens and releases under certain circumstances.

The Senior Secured 8% Notes are redeemable by Lyondell Chemical (i) prior to maturity at specified redemption premium percentages according to the date the notes are redeemed or (ii) from time to time at a redemption price of 100% of such principal amount plus generally applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 10% of the outstanding Senior Secured 8% Notes annually prior to May 1, 2013 at a redemption price equal to 103% of such notes’ principal amount. Also prior to May 1, 2013, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 8% Notes (plus any additional notes), generally at a redemption price of 108% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.

The Senior Secured 8% Notes are redeemable at par after May 1, 2016 and contain covenants, subject to certain exceptions, that restrict, among other things, debt and lien incurrence; investments; certain restricted payments; sales of assets and mergers; and affiliate transactions.

Several of the restrictive covenants would be suspended if we receive an investment grade rating from two rating agencies. The Senior Secured 8% Notes are not subject to the maintenance of any specific financial covenant.

In December 2010 we redeemed $225 million of 8.0% Senior Secured dollar notes and €37.5 million ($50 million) of 8.0% Senior Secured Euro notes maturing in 2017, pursuant to the terms of the indenture representing repayment of 10% of the outstanding bonds. Interest expense in the 2010 Successor period reflects the effect of prepayment premiums of $7 million and $1 million, respectively, paid in connection with the repayment of the 8% Senior Secured dollar notes and 8% Senior Secured Euro notes.

Senior Secured 11% Notes — Consistent with the terms of the Plan of Reorganization, on the Emergence Date, Lyondell Chemical issued Senior Secured 11% Notes under an indenture of approximately $3,240 million, replacing the DIP Roll-up Notes issued as part of the DIP Term Loan Facility in January 2009.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

The Senior Secured 11% Notes are guaranteed by the same Guarantors that support the Senior Secured 8% Notes, the Senior Term Loan Facility and the U.S. ABL Facility. The Senior Secured 11% Notes are secured by the same security package as the Senior Secured 8% Notes, the Senior Term Loan Facility and the U.S. ABL Facility on a third priority basis and bear interest at a rate equal to 11%.

The Senior Secured 11% Notes are redeemable by Lyondell Chemical (i) at par on or after May 1, 2013 and (ii) from time to time at a redemption price of 100% of such principal amount plus generally applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 11% Notes (plus any additional notes), generally at a redemption price of 111% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal. The exercise of this option is subject to certain limitations under the Senior Term Loan Facility.

Registration Rights Agreement — In connection with the issuance of the Senior Secured 8% Notes and the Senior Secured 11% Notes (collectively, the “Senior Secured Notes”), we entered into registration rights agreements that require us to exchange the Senior Secured Notes for notes with substantially identical terms as the Senior Secured Notes except the new notes will be registered with the SEC under the Securities Act of 1933, as amended, and will therefore be free of any transfer restrictions. The registration rights agreement requires a registration statement for the exchange to be effective with the SEC by April 30, 2011 and the exchange to be consummated within 45 days thereafter. If we do not meet these deadlines, the interest rate on the Senior Secured Notes will be increased by 0.25% per annum for the 90-day period following April 30, 2011 and will increase by an additional 0.25% for each subsequent 90-day period that the registration and exchange are not completed, up to a maximum of 1.00% per annum.

Senior Term Loan Facility — On April 8, 2010, LBI Escrow borrowed $500 million under a new six-year, $500 million senior term loan facility (the “Senior Term Loan Facility”) and received proceeds, net of discount, of $495 million. We paid fees of $10 million related to the issuance of this facility.

Borrowings under the Senior Term Loan Facility will bear interest at either (a) a LIBOR rate adjusted for certain additional costs or (b) a base rate determined by reference to the highest of the administrative agent’s prime rate, the federal funds effective rate plus 0.5%, or one-month LIBOR plus 1.0% (the “Base Rate”), in each case plus an applicable margin.

The Senior Term Loan Facility is guaranteed, jointly and severally, and fully and unconditionally, on a senior secured basis, initially by the Guarantors. Subject to permitted liens and other exceptions, Lyondell Chemical’s obligations and guarantees will be secured on a pari passu basis with the Senior Secured Notes by first priority security interests in the collateral securing the Senior Secured Notes and by a second priority security interest in the collateral securing the U.S. ABL Facility described below.

The Senior Term Loan Facility contains covenants that are substantially similar to the Senior Secured Notes. The Senior Term Loan Facility is not subject to the maintenance of any specific financial covenant.

During the Successor period, we made payments under the Senior Term Loan Facility totaling $495 million, including a $1 million mandatory quarterly amortization payment in September 2010 and $494 million in December 2010. The payment in December 2010 satisfied all future amortization payments under the loan.

U.S. ABL Facility — On April 8, 2010, Lyondell Chemical completed the financing of a new four-year, $1,750 million U.S. asset-based facility (“U.S. ABL Facility”), which may be used for advances or to issue up to $700 million of letters of credit. Lyondell Chemical paid fees of $70 million related to the completion of

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

this financing. Borrowings under the U.S. ABL Facility bear interest at the Base Rate or LIBOR, plus an applicable margin, and the lenders are paid a commitment fee on the average daily unused commitments.

At December 31, 2010, there were no borrowings outstanding under the U.S. ABL facility and outstanding letters of credit totaled $370 million. Pursuant to the U.S. ABL facility, Lyondell Chemical could, subject to a borrowing base, borrow up to $1,380 million. The borrowing base is determined using formulae applied to accounts receivable and inventory balances, and is reduced to the extent of outstanding letters of credit under the facility. Advances under this new facility are available to our subsidiaries, Lyondell Chemical, Equistar Chemicals LP (“Equistar”), Houston Refining LP, or LyondellBasell Acetyls LLC.

Obligations under the U.S. ABL Facility are guaranteed jointly and severally, and fully and unconditionally, on a senior secured basis, by the Guarantors (except, in the case of any Guarantor that is a borrower under the facility, to the extent of its own obligations in its capacity as a borrower). The borrowers’ obligations under the U.S. ABL Facility and the related guarantees are secured by (i) a first priority lien on all present and after-acquired inventory, accounts receivable, related contracts and other rights, deposit accounts into which proceeds of the foregoing are credited, and books and records related thereto, together with all proceeds of the foregoing, in each case to the extent of the rights, title and interest therein of any ABL borrowers and (ii) a second priority lien on the Senior Secured Notes and Senior Term Loan Facility collateral.

Mandatory prepayments of the loans under the U.S. ABL Facility will be made from net cash proceeds from certain sales of collateral securing the facility and insurance and condemnation awards involving the facility.

The U.S. ABL Facility contains covenants that are substantially similar to the Senior Secured Notes.

In addition, during the first two years, in the event (i) excess availability under the U.S. ABL Facility falls below $300 million for five consecutive business days or below $250 million on any business day, or (ii) total liquidity falls below $550 million for five consecutive business days or below $500 million on any business day, we are required to comply with a minimum fixed charge coverage ratio of not less than 1.00 to 1.00, measured quarterly. Following the second anniversary of the effective date, in the event (i) excess availability under the U.S. ABL Facility falls below $400 million for five consecutive business days or below $325 million on any business day, or (ii) total liquidity falls below $650 million for five consecutive business days or below $575 million on any business day, we are also required to meet the minimum fixed charge coverage ratio. The fixed charge coverage ratio is defined in the facility, generally, as the ratio of earnings before interest, taxes, depreciation and amortization less capital expenditures to consolidated interest expense, plus dividends on preferred or other preferential stock, adjusted for relevant taxes, and scheduled repayments of debt. The availability under the U.S. ABL Facility was $1,380 million as of December 31, 2010.

Guaranteed Notes due 2027 — We have outstanding fixed interest rate Guaranteed Notes of $300 million with a maturity date of March 15, 2027. The interest rate is 8.1% and the interest payment dates are September 15 and March 15.

The Guaranteed Notes are guaranteed by LyondellBasell Industries Holdings B.V., a subsidiary of LyondellBasell N.V. The 2027 Guaranteed Notes provide certain restrictions with respect to the level of maximum debt that can be incurred and security that can be granted by the operating companies in Italy and The Netherlands that are direct or indirect wholly owned subsidiaries of LyondellBasell Industries Holdings B.V.

The 2027 Notes contain customary provisions for default, including, among others, the non-payment of principal and interest on the 2027 Notes, certain failures to perform or observe any other obligation under the 2027 Agreement on the 2027 Notes, the occurrence of certain defaults under other indebtedness, failure to pay certain indebtedness and the insolvency or bankruptcy of certain LyondellBasell N.V. subsidiaries.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Debt — (Continued)

Receivables securitization programs — On December 20, 2007, in connection with the acquisition of Lyondell Chemical, certain U.S. subsidiaries entered into a $1,150 million accounts receivable securitization facility to sell, through a wholly owned, bankruptcy-remote subsidiary, on an ongoing basis and without recourse, interests in a pool of U.S. accounts receivable to financial institutions participating in the facility.

The amount of outstanding receivables sold under the new facility was $503 million as of December 31, 2008. On January 9, 2009, as a result of the filing for relief under chapter 11 of the U.S. Bankruptcy Code, the $1,150 million accounts receivable sales facility was terminated and repaid in full, using $503 million of the initial proceeds of the DIP Financing.

The Company had an accounts receivable securitization program under which it could receive funding of up to €450 million against eligible receivables of certain European subsidiaries. This facility was refinanced, in full, on May 4, 2010 and replaced with a new three-year European securitization facility. Transfers of accounts receivable under this program do not qualify as sales; therefore, the transferred accounts receivable and the proceeds received through such transfers are included in Trade receivables, net, and Short-term debt in the Consolidated Balance Sheets. In October 2010, the amounts outstanding under the receivable securitization program were repaid. The lenders will receive a commitment fee on the unused commitments.

Accounts Receivable Factoring Facility — On October 8, 2009, the Company entered into an accounts receivable factoring facility for up to €100 million. The factoring facility was for an indefinite period, non-recourse, unsecured and terminable by either party subject to notice. In November 2010, the facility was paid in full and terminated.

Other — In the eight months ended December 31, 2010, and in the four months ended April 30, 2010, amortization of debt premiums and debt issuance costs resulted in amortization expense of $23 million and $307 million, respectively, that was included in interest expense in the Consolidated Statements of Income. For the years ended December 31, 2009 and 2008, such amortization was $499 million and $513 million, respectively, including adjustments to fair values included in accounting for the acquisition of Lyondell Chemical, and debt issuance costs.

In 2009, in conjunction with the reclassification of debt to “Liabilities Subject to Compromise,” LyondellBasell AF wrote off the associated unamortized debt issuance costs of $228 million, which are reflected in “Reorganization items” in the Consolidated Statements of Income.

Contractual interest for the Debtors was $914 million for the four-months ended April 30, 2010; and $2,720 million for the year ended December 31, 2009.

Our 2010 weighted average interest rate on outstanding short-term debt was 5% and 9.2% in the 2010 Successor and Predecessor periods, respectively, and 8.8% in 2009.

16.	Lease Commitments

We lease office facilities, railcars, vehicles, and other equipment under long-term operating leases. Some leases contain renewal provisions, purchase options and escalation clauses. Additionally, we have entered into a long-term agreement with an information technology service provider that is cancellable by us with a six-month notice period and payment of a cancellation fee. This agreement is classified as an operating lease.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Lease Commitments — (Continued)

The aggregate future estimated payments under these commitments are:

Millions of dollars

2011	$278
2012	232
2013	211
2014	185
2015	152
Thereafter	629

Total minimum lease payments	$1,687

Rental expense for the years ended December 31, 2010, 2009 and 2008 was $276 million, $315 million and $556 million, respectively.

17.	Financial Instruments and Derivatives

Cash Concentration — Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

Market Risks — We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Commodity Prices — We are exposed to commodity price volatility related to anticipated purchases of natural gas, crude oil and other raw materials and sales of our products. We selectively use commodity swap, option, and futures contracts with various terms to manage the volatility related to these risks. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions. In cases, when the duration of a derivative is short, hedge accounting generally would not be elected. When hedge accounting is not elected, the changes in fair value of these instruments will be recorded in earnings. When hedge accounting is elected, gains and losses on these instruments will be deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings.

The Company entered into futures contracts with respect to sales of gasoline and heating oil. These futures transactions were not designated as hedges, and the changes in the fair value of the futures contracts were recognized in earnings. In the eight months ended December 31, 2010, we settled futures positions for gasoline and heating oil of 355 million gallons and 349 million gallons, respectively, resulting in net gains of $3 million and $8 million, respectively. At December 31, 2010, futures contracts for 28 million gallons of gasoline and heating oil in the notional amount of $70 million, maturing in February 2011, were outstanding. The fair values, based on quoted market prices, resulted in a net payable of $1 million at December 31, 2010.

In addition, we settled futures positions for crude oil of 6 million barrels in during the eight months ended December 31, 2010, resulting in net gains of $3 million. These futures transactions were not designated as hedges.

We also entered into futures contracts during the eight months ended December 31, 2010 with respect to purchases of crude oil and sales of gasoline. These futures transactions were not designated as hedges. We

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

settled futures positions for gasoline of 1 million barrels in the eight months ended December 31, 2010, resulting in a net gain of $5 million. We settled futures positions for crude oil of 1 million barrels in the eight months ended December 31, 2010, resulting in a net loss of $7 million.

Foreign Currency Rates — We have significant operations in several countries of which functional currencies are primarily the U.S. dollar for U.S. operations and the Euro for operations in Europe. We enter into transactions denominated in other than our functional currency and the functional currencies of our subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency forward contracts to reduce the effects of our net currency exchange exposures. At December 31, 2010, foreign currency forward contracts in the notional amount of $93 million, maturing in January and February 2011, were outstanding. The fair value, based on quoted market exchange rates, resulted in a net payable of $1 million at December 31, 2010.

For forward contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss) — Other income, net, in the Consolidated Statements of Income reflected a gain of $18 million for the eight months ended December 31, 2010; losses of $258 million for the four months ended April 30, 2010; and gains of $123 million and $20 million, for the years ended December 31, 2009 and 2008, respectively, related to changes in currency exchange rates.

Interest Rates — Pursuant to the provisions of the Plan of Reorganization, $201 million in liabilities associated with interest rate swaps designated as cash-flow hedges in the notional amount of $2,350 million were discharged on April 30, 2010. The Predecessor Company discontinued accounting for the interest rate swap as a hedge and, in April 2010, $153 million of unamortized loss was released from AOCI and recognized in Interest expense on the Consolidated Statements of Income.

Warrants — As of December 31, 2010, LyondellBasell N.V. has warrants to purchase 11,508,104 ordinary shares at an exercise price of $15.90 per ordinary share issued and outstanding. The warrants have anti-dilution protection for in-kind stock dividends, stock splits, stock combinations and similar transactions and may be exercised at any time during the period from April 30, 2010 to the close of business on April 30, 2017. Upon an affiliate change of control, the holders of the warrants may put the warrants to LyondellBasell N.V. at a price equal to, as applicable, the in-the-money value of the warrants or the Black-Scholes-Merton value of the warrants.

The fair value of each warrant granted is estimated based on quoted market price as of December 31, 2010. A Black-Scholes-Merton option-pricing model was used to estimate the fair value of the warrants at April 30, 2010; therefore, the $84 million fair value as of June 30, 2010 has been transferred from Level 3 to Level 1 in the reconciliation of the beginning and ending balances of Level 1, Level 2 and Level 3 inputs, below.

The fair values of the warrants were determined to be $215 million and $101 million at December 31, 2010 and at April 30, 2010, respectively.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

The following table summarizes financial instruments outstanding as of December 31, 2010 and 2009 that are measured at fair value on a recurring basis and the bases used to determine their fair value in the consolidated balance sheets.

			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Notional		Assets	Inputs	Inputs
	Amount	Total	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Successor
December 31, 2010:
Liabilities at fair value:
Derivatives:
Gasoline and heating oil	$70	$1	$—	$1	$—
Warrants	183	215	215	—	—
Foreign currency	93	1	—	1	—

	$346	$217	$215	$2	$—

Predecessor
December 31, 2009:
Liabilities at fair value:
Derivatives:
Gasoline, heating oil and crude oil	$38	$2	$—	$2	$—
Foreign currency	234	20	—	20	—

	$272	$22	$—	$22	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.

The following table provides the fair value of derivative instruments and their balance sheet classifications at December 31, 2010:

		Successor	Predecessor
	Balance Sheet	December 31,	December 31,
	Classification	2010	2009
Millions of dollars
Fair Value of Derivative Instruments Liability Derivatives
Not designated as hedges:
Warrants	Accrued liabilities	$215	$—
Foreign currency	Accrued liabilities	1	20
Commodities	Accrued liabilities	1	2

		$217	$22

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Successor
For the period May 1 through December 31, 2010:
Derivatives not designated as hedges:
Warrants	$—	$—	$(114)	Other income (expense), net
Commodities	—	—	11	Cost of sales
Foreign currency	—	—	(2)	Other income (expense), net

	$—	$—	$(105)

Predecessor
For the period January 1 through April 30, 2010:
Derivatives designated as cash-flow hedges:
Interest rate	$—	$(17)	$—	Interest Expense

Derivatives not designated as hedges:
Commodities	—	—	6	Cost of sales Other income
Foreign currency	—	—	8	(expense), net

	—	—	14

	$—	$(17)	$14

Non-derivatives designated as hedges of foreign currency:
Net foreign investment
8.1% Guaranteed Notes due 2027	$(24)	$—	$—
8.375% Senior Notes due 2015	(20)	—	—

	$(44)	$—	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2009:
Derivatives designated as cash-flow hedges:
Commodities	$—	$50	$—	Cost of sales
Cross-currency interest rate	23	23	—	Other income (expense), net
Interest rate	(5)	(31)	—	Interest expense

	18	42	—

Derivatives not designated as hedges:
Commodities	—	—	36	Cost of sales
Foreign currency	—	—	(15)	Other income (expense), net
Stock option plans	—	—	(3)	Other income (expense), net

	—	—	18

	$18	$42	$18

Non-derivatives designated as hedges of foreign currency:
Net foreign investment
8.1% Guaranteed Notes due 2027	$9	$—	$—
8.375% Senior Notes due 2015	8	—	—

	$17	$—	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2008:
Derivatives designated as cash-flow hedges:
Commodities	$112	$62	$—	Cost of sales
Cross-currency interest rate	22	(22)	—	Other income (expense), net
Interest rate	(241)	—	35	Interest expense

	(107)	40	35

Derivatives not designated as hedges: Commodities	—	—	9	Cost of sales
Foreign currency	—	—	74	Other income (expense), net
Stock option plans	—	—	(5)	Other income (expense), net

	—	—	78

	$(107)	$40	$113

Non-derivatives designated as hedges of foreign currency:
Net foreign investment
8.1% Guaranteed Notes due 2027	$(13)	$—	$—
Dutch tranche A term loan	(19)	—	—
8.375% Senior Notes due 2015	(11)	—	—

	$(43)	$—	$—

The carrying value and the estimated fair value of the Company’s non-derivative financial instruments are shown in the table below:

	Successor		Predecessor
	December 31, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Millions of dollars
Short and long-term debt, including current maturities and debt classified as liabilities subject to compromise	$6,079	$6,819	$25,354	$13,986

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Financial Instruments and Derivatives — (Continued)

The following table summarizes the bases used to measure certain liabilities at fair value on a recurring basis, which are recorded at historical cost or amortized cost, in the consolidated balance sheet:

		Fair Value Measurement
			Quoted prices
	Successor		in active	Significant
	Carrying		markets for	other	Significant
	Value	Fair Value	identical	observable	unobservable
	December 31,	December 31,	assets	inputs	inputs
	2010	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Short and long-term debt, including current maturities	$6,079	$6,819	$—	$6,774	$45

The following table is a reconciliation of the beginning and ending balances of Level 1, Level 2 and Level 3 inputs:

	Fair Value	Fair Value
	Measurement	Measurement	Fair Value
	Using Quoted	Using	Measurement
	prices in active	Significant	Using
	markets for	Other	Significant
	identical assets	Observable	Unobservable
	(Level 1)	Inputs (Level 2)	Inputs (Level 3)
Millions of dollars

Debt and warrants
Balance at May 1, 2010	$—	$6,766	$558
Purchases, sales, issuances, and settlements (net)	—	(770)	(414)
Transfers in and/or out of Level 3	84	—	(84)
Total gains or losses (realized/unrealized)	131	778	(15)

Balance at December 31, 2010	$215	$6,774	$45

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange in which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at December 31, 2010.

The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (iii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of other debts will react in a generally proportionate manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits

We have defined benefit pension plans which cover employees in the U.S. and various non-U.S. countries. We also sponsor postretirement benefit plans other than pensions that provide medical benefits to our U.S. and Canadian employees. In addition, we provide other post employment benefits such as early retirement and deferred compensation severance benefits to employees of certain non-U.S. countries. We use a measurement date of December 31 for all of our benefit plans.

Employees in the U.S. are eligible to participate in defined contribution plans (Employee Savings Plans) by contributing a portion of their compensation. We match a part of the employees’ contributions.

Pensions — Substantially all of our employees in Germany are covered under several defined benefit pension plans, which provide for benefits based on years of service and average rates of pay. Up to a certain salary level, the benefit obligations regarding the majority of the German employees are covered by contributions of the Company and the employees to the Pensionskasse der BASF VVaG. In 2010, our contributions into this plan were $7 million. In addition, we offer an unfunded supplementary plan for employees earning in excess of the local social security limits. For certain employees we offer an unfunded pension plan.

For 2010 the actual return on plan assets for the U.S. and non-U.S. was 15.6% and 8.4%, respectively.

Under the Plan of Reorganization, except with respect to the Supplemental Executive Retirement Plan, all benefit plans and collective bargaining agreements remained in force subsequent to the Debtors’ emergence from chapter 11 proceedings. Accordingly, approximately $854 million of pension and other post-retirement benefit liabilities were reclassified from liabilities subject to compromise to current or long-term liabilities, as appropriate, upon emergence from bankruptcy (see Note 4).

The U.S. bankruptcy court approved the termination of the U.S. Supplemental Executive Retirement Plans as of January 6, 2009. The termination of these plans resulted in a gain of $4 million. Due to the bankruptcy no benefits were paid as a result of the plan termination. The beneficiaries of these plans had outstanding claims of $48 million, $8 million of which is related to non-U.S. employees, filed with the bankruptcy court. The liability balance for these claims was discharged pursuant to the Plan of Reorganization (see Note 4).

In 2010, the settlement gain of $15 million in the U.S. plans reflected payments of lump sum benefits in the Pension Plans for Eligible Hourly Non-Represented Employees of Equistar Chemicals, LP and Houston Refining LP Retirement Plan for Eligible Hourly Non-Represented Employees. In 2009, the settlement gain of $11 million in the U.S. plans reflected payments of lump sum benefits in the Pension Plan for Eligible Hourly Represented Employees of Equistar Chemicals, LP and the Houston Refining LP Retirement Plan for Represented Employees.

The accounting for a reduction in expected years of future service due to the headcount reduction program resulted in a $5 million curtailment charge in 2009 related to the U.S. plans: LyondellBasell Retirement Plan, Equistar Chemicals, LP Retirement Plan, and Basell Retirement Income Plan.

Divestitures — In December 2010, we sold our Flavor and Fragrance chemicals business. The plan and related obligations covering the retired employees of the business were retained by LyondellBasell N.V. As a result of this divestiture, the accumulated benefit obligation related to the plan decreased by approximately $4 million, resulting in a curtailment. The gain associated with the curtailment was not recognized in 2010 since it does not exceed the unrecognized net loss existing under the plan.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of projected benefit obligations, plan assets and the funded status of our U.S. and non-U.S. defined benefit pension plans:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$1,730	$1,747	$1,595
Service cost	29	14	50
Interest cost	62	31	90
Actuarial loss (gain)	113	—	113
Plan amendments	—	—	(10)
Benefits paid	(86)	(22)	(60)
Settlement	(15)	—	(39)
Curtailment	1	—	8

Benefit obligation, end of period	1,834	1,770	1,747

Change in plan assets:
Fair value of plan assets, beginning of period	1,194	1,152	1,036
Actual return on plan assets	95	55	215
Company contributions	22	9	—
Benefits paid	(86)	(22)	(60)
Settlement	(15)	—	(39)

Fair value of plan assets, end of period	1,210	1,194	1,152

Funded status of continuing operations, end of period	$(624)	$(576)	$(595)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$1,064	$1,031	$960
Reclassify plans to pension from Other Postretirement benefits	30	—	—
Service cost	19	9	28
Interest cost	34	17	53
Actuarial loss (gain)	(37)	94	37
Plan amendments	10	—	—
Benefits paid	(34)	(19)	(44)
Participant contributions	2	1	3
Settlement	—	—	(6)
Curtailment	—	(1)	—
Foreign exchange effects	11	(66)	—
Net transfer in/(out) (including the effect of any business combinations/divestitures)	—	6	—

Benefit obligation, end of period	1,099	1,072	1,031

Change in plan assets:
Fair value of plan assets, beginning of period	512	486	457
Acquisition through business combinations	—	(1)	—
Actual return on plan assets	23	25	31
Company contributions	41	27	52
Benefits paid	(34)	(19)	(44)
Participant contributions	2	1	3
Foreign exchange effects	—	(25)	(7)
Settlement	—	—	(6)
Other	6	—	—

Fair value of plan assets, end of period	550	494	486

Funded status of continuing operations, end of period	$(549)	$(578)	$(545)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Successor		Predecessor
	December 31, 2010		December 31, 2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Prepaid benefit cost	$—	$19	$17	$2
Accrued benefit liability, current	—	(33)	—	(1)
Accrued benefit liability, long-term	(624)	(535)	(612)	(546)

Funded status, December 31	$(624)	$(549)	$(595)	$(545)

	Successor		Predecessor
	December 31,		December 31,
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment loss (gain)	$78	$(40)	$521	$60
Prior service cost (credit)	—	10	(124)	—
Amortization or settlement recognition of net loss	(1)	—	—	—

Balance at December 31	$77	$(30)	$397	$60

The following additional information is presented for our U.S. and non-U.S. pension plans as of December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Accumulated benefit obligation for defined benefit plans, December 31	$1,815	$1,013	$1,720	$1,002

Pension plans with projected benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Projected benefit obligations	$1,834	$832	$1,731	$757
Fair value of assets	1,210	263	1,119	210

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

Pension plans with accumulated benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Accumulated benefit obligations	$1,815	$712	$1,704	$734
Fair value of assets	1,210	173	1,119	210

The following table provides the components of net periodic pension costs:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Pension Cost:
Service cost	$29	$14	$50	$50
Interest cost	62	31	90	105
Actual return on plan assets	(95)	(55)	(215)	467
Less — return in excess of (less than) expected return	35	24	125	(593)

Expected return on plan assets	(60)	(31)	(90)	(126)
Settlement and curtailment loss (gain)	2	—	2	1
Prior service cost (benefit) amortization	—	(4)	(14)	(3)
Actuarial and investment loss amortization	—	8	27	—

Net periodic benefit cost (benefit)	$33	$18	$65	$27

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Pension Cost:
Service cost	$19	$9	$28	$30
Interest cost	34	17	53	50
Actual return on plan assets	(23)	(25)	(31)	61
Less — return in excess of (less than) expected return	3	15	3	(96)

Expected return on plan assets	(20)	(10)	(28)	(35)
Settlement and curtailment loss (gain)	—	(1)	(2)	(1)
Prior service cost (benefit) amortization	—	—	8	2
Actuarial and investment loss amortization	—	1	(3)	(1)
Other	—	1	—	—

Net periodic benefit cost (benefit)	$33	$17	$56	$45

Our goal is to manage pension investments over the longer term to achieve optimal returns with an acceptable level of risk and volatility. The assets are externally managed by professional investment firms and performance is evaluated continuously against specific benchmarks.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The actual and target allocation for our plans are as follows:

	Successor		Predecessor
	2010		2009
	Actual	Target	Actual	Target
Canada
Equity securities	60%	60%	62%	60%
Fixed income	40%	40%	38%	40%
United Kingdom — Lyondell Chemical Plans
Equity securities	52%	50%	51%	50%
Fixed income	48%	50%	49%	50%
United Kingdom — Basell Plans
Equity securities	59%	60%	97%	60%
Fixed income	41%	40%	3%	40%
United States
Equity securities	65%	65%	64%	65%
Fixed income	27%	30%	29%	30%
Real Estate	3%	5%	3%	5%
Other	5%	—%	4%	—%
Netherlands — Lyondell Chemical Plans
Equity securities	16%	50%	15%	50%
Fixed income	84%	50%	85%	50%
Netherlands — Basell Plans
Equity securities	19%	18%	19%	18%
Fixed income	81%	82%	81%	82%

We estimate the following contributions to our pension plans in 2011:

	U.S.	Non-U.S.
Millions of dollars

Defined benefit plans	$221	$59
Multi-employer plans	—	7

Total	$221	$66

As of December 31, 2010, future expected benefit payments by our pension plans which reflect expected future service, as appropriate, were as follows:

Millions of dollars	U.S.	Non-U.S.

2011	$112	$49
2012	121	45
2013	117	119
2014	125	61
2015	135	70
2016 through 2020	733	322

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table sets forth the principal assumptions on discount rates, projected rates of compensation increase and expected rates of return on plan assets, where applicable. These assumptions vary for the different plans, as they are determined in consideration of the local conditions.

The assumptions used in determining the net benefit liabilities for our pension plans were as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions:
Discount rate	5.18%	4.97%	5.75%	5.51%
Rate of compensation increase	4.00%	3.27%	4.00%	3.12%

The assumptions used in determining net benefit costs for our pension plans were as follows:

	Successor		Predecessor
	May 1		January 1
	through		through
	December 31,		April 30,		For the Year Ended December 31,
	2010		2010		2009		2008
	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions for the year:
Discount rate	5.68%	4.82%	5.75%	5.50%	6.00%	5.73%	6.30%	5.30%
Expected return on plan assets	8.00%	6.24%	8.00%	6.52%	8.00%	5.78%	8.25%	6.35%
Rate of compensation increase	4.00%	3.26%	4.00%	3.08%	4.45%	3.25%	4.50%	3.11%

The discount rate assumptions reflect the rates at which the benefit obligations could be effectively settled, based on published long-term bond indices where the term closely matches the term of the benefit obligations. The expected rate of return on assets was estimated based on the plans’ asset allocation, a review of historical capital market performance, historical plan performance and a forecast of expected future asset returns. We review these long-term assumptions on a periodic basis.

Our pension plans have not invested in securities of LyondellBasell N.V., and there have been no significant transactions between any of the pension plans and the Company or related parties thereof.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The pension investments that are measured at fair value as of December 31, 2010 are summarized below:

	U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

U.S.
Common stocks	$806	$806	$—	$—
Fixed income securities	234	—	234	—
Real estate	42	—	—	42
Convertible investments	1	—	1	—
U. S. government securities	103	41	62	—
Cash and Cash equivalents	33	31	2	—
John Hancock GACs	5	—	—	5
Metropolitan Life Insurance GIC	18	—	—	18

Total U.S. Pension Assets	$1,242	$878	$299	$65

	Non-U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Non-U.S.
Common stocks	$187	$187	$—	$—
Fixed income securities	340	—	340	—
Other	—	—	—	—

Total Non-U.S. Pension Assets	$527	$187	$340	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The pension investments that are measured at fair value as of December 31, 2009 are summarized below:

	U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

U.S.
Common stocks	$737	$737	$—	$—
Fixed income securities	249	—	249	—
U.S. Government securities	89	41	48	—
Cash and cash equivalents	19	18	1	—
Real estate	36	—	—	36
Convertible investments	2	—	2	—
John Hancock GACs	5	—	—	5
Metropolitan Life Insurance GIC	15	—	—	15

Total U.S. Pension Assets	$1,152	$796	$300	$56

	Non-U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Non-U.S.
Common stocks	$195	$195	$—	$—
Fixed income securities	291	—	291	—

Total Non-U.S. Pension Assets	$486	$195	$291	$—

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table sets forth a summary of changes in the fair value of the level 3 plan assets for the year ended December 31, 2009 and 2010:

	U.S. Pension
	Level 3 Assets
			John
		Metropolitan	Hancock
	Real estate	Life GAC	GACs	Total
Millions of dollars

Predecessor
Balance, January 1, 2009	$54	$18	$4	$76
Realized gain	2	2	—	4
Unrealized gain (loss) relating to instruments still held at the reporting date	(26)	(5)	1	(30)
Purchases, sales, issuances, and settlements (net)	6	—	—	6

Balance, December 31, 2009	36	15	5	56
Realized gain	1	1	—	2
Unrealized loss relating to instruments still held at the reporting date	(2)	—	—	(2)
Purchases, sales, issuances, and settlements (net)	1	—	—	1

Balance, April 30, 2010	$36	$16	$5	$57

Successor
May 1, 2010	$36	$16	$5	$57
Realized gain	1	1	—	2
Unrealized gain relating to instruments still held at the reporting date	4	1	—	5
Purchases, sales, issuances, and settlements (net)	1	—	—	1

Balance, December 31, 2010	$42	$18	$5	$65

Other Postretirement Benefits — We sponsor unfunded defined benefit health care and life insurance plans covering certain eligible retired employees and their spouses. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Life insurance benefits are generally provided by insurance contracts. We retain the right, subject to existing agreements, to modify or eliminate these benefits.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of benefit obligations of our unfunded other postretirement benefit plans:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$292	$308	$328
Service cost	4	2	5
Interest cost	11	5	18
Plan amendments	—	—	(23)
Actuarial loss (gain)	22	(15)	—
Benefits paid	(21)	(11)	(27)
Participant contributions	6	3	7
Net transfer out including the effect of any business combinations/divestitures	(4)	—	—

Benefit obligation, end of period	310	292	308

Change in plan assets:
Fair value of plan assets, beginning of period	—	—	—
Employer contributions	15	8	20
Participant contributions	6	3	7
Benefits paid	(21)	(11)	(27)

Fair value of plan assets, end of period	—	—	—

Funded status, end of period	$(310)	$(292)	$(308)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$53	$45	$44
Transfer to pension from Other Postretirement benefits	(30)	—	—
Service cost	—	—	—
Interest cost	1	1	2
Plan amendments	—	—	—
Actuarial loss (gain)	(2)	10	4
Benefits paid	—	(1)	(4)
Participant contributions	—	—	—
Foreign exchange effects	—	(2)	(1)

Benefit obligation, end of period	22	53	45

Change in plan assets:
Fair value of plan assets, beginning of period	—	—	—
Employer contributions	—	1	4
Participant contributions	—	—	—
Benefits paid	—	(1)	(4)

Fair value of plan assets, end of period	—	—	—

Funded status, end of period	$(22)	$(53)	$(45)

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Accrued benefit liability, current	$(21)	$(1)	$(21)	$(2)
Accrued benefit liability, long-term	(289)	(21)	(287)	(43)

Funded status, December 31	$(310)	$(22)	$(308)	$(45)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment loss (gain)	$18	$(2)	$4	$(1)
Prior service cost	—	—	(76)	—

Balance at December 31	$18	$(2)	$(72)	$(1)

The following table provides the components of net periodic other postretirement benefit costs:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Other Postretirement Benefit Costs:
Service cost	$3	$2	$5	$6
Interest cost	11	5	18	19
Prior service cost (benefit) amortization	—	(3)	(7)	(5)
Actuarial amortization gain	—	—	(1)	(2)

Net periodic benefit cost	$14	$4	$15	$18

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Other Postretirement Benefit Costs:
Service cost	$—	$—	$—	$—
Interest cost	1	1	2	2
Prior service cost (benefit) amortization	—	—	—	(1)
Actuarial amortization gain	—	—	—	—
Curtailment gain	—	—	—	—

Net periodic benefit cost	$1	$1	$2	$1

For the U.S. plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 9.1% for 2011 decreasing 0.5% per year to 5.0% in 2026 and thereafter. At December 31, 2010, the assumed annual rate of increase was 9.5%. At December 31, 2009, the assumed rate of increase was 9.5% for 2010 decreasing 0.5% per year to 5% in 2026 and thereafter. At December 31, 2009, the assumed annual rate of increase was 9.5%. For the Canadian plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 8.5% for 2011 decreasing 0.5% per year to 5% in 2018 and thereafter. At December 31, 2010, the assumed annual rate of

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

increase was 8.5%. As of December 31, 2009, the assumed annual rate of increase in the per capita cost of covered health care benefits for the Canadian plans was 8.5% for 2010 decreasing 0.5% per year to 5% in 2017 and thereafter. At December 31, 2009, the assumed annual rate of increase was 9.0%. For the French plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 3.5% for 2011 and at December 31, 2009 was 2.0% for 2010 with no available trending.

The health care cost trend rate assumption does not have a significant effect on the amounts reported due to limits on maximum contribution levels to the medical plans. To illustrate, increasing or decreasing the assumed health care cost trend rates by one percentage point in each year would change the accumulated other postretirement benefit liability as of December 31, 2010 by less than $1 million for U.S. and $3 million for non-U.S. plans and would not have a material effect on the aggregate service and interest cost components of the net periodic other postretirement benefit cost for the year then ended.

The assumptions used in determining the net benefit liabilities for our other postretirement benefit plans were as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions:
Discount rate	5.00%	5.36%	5.75%	5.46%
Rate of compensation increase	4.00%	3.52%	4.00%	3.58%

The assumptions used in determining the net benefit costs for our other postretirement benefit plans were as follows:

	Successor		Predecessor
	May 1		January 1
	through		through
	December 31,		April 30,		For the Year Ended December 31,
	2010		2010		2009		2008
	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions for the year:
Discount rate	5.73%	5.22%	5.75%	5.46%	6.00%	5.73%	6.30%	5.30%
Rate of compensation increase	4.00%	3.46%	4.00%	3.58%	4.45%	3.25%	4.50%	3.11%

As of December 31, 2010, future expected benefit payments by our other postretirement benefit plan, which reflect expected future service, as appropriate, were as follows:

	U.S.	Non-U.S.
Millions of dollars

2011	$21	$1
2012	21	1
2013	22	1
2014	22	1
2015	23	1
2016 through 2020	121	6

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

Accumulated Other Comprehensive Income — The following pre-tax amounts were recognized in accumulated other comprehensive income as of and for the year ended December 31, 2010:

	Pension Benefits		Other Benefits
	Actuarial	Prior Service	Actuarial	Prior Service
	(Gain) Loss	Cost (Credit)	(Gain) Loss	Cost (Credit)
Millions of dollars

Predecessor
January 1, 2009	$612	$(140)	$(4)	$(60)
Arising during the period	6	(3)	7	(1)
Amortization included in net periodic benefit cost	(7)	(7)	2	8
(Gain) loss due to settlements and curtailments	(30)	26	(2)	—
Gain due to plan amendments	—	—	—	(23)

December 31, 2009	581	(124)	3	(76)
Arising during the period	64	—	(5)	—
(Gain) loss due to settlements and curtailments	(10)	5	—	3

April 30, 2010	$635	$(119)	$(2)	$(73)

Successor
May 1, 2010	$—	$—	$—	$—
Arising during the period	38	10	16	—
Amortization included in net periodic benefit cost	—	—	—	—
(Gain) loss due to settlements and curtailments	(1)	—	—	—

December 31, 2010	$37	$10	$16	$—

Deferred income taxes related to amounts in Accumulated other comprehensive income include provisions of $30 million and $118 million as of December 31, 2010 and 2009, respectively. At April 30, 2010 all gains and losses in OCI and the related deferred income were written off.

At December 31, 2010, AOCI included $2 million of prior service credit related to non-U.S. pension plans that is expected to be recognized as a component of net periodic benefit cost in 2011. There are no such amounts in AOCI at December 31, 2010 for U.S. pension plans and U.S. and non-U.S. other postretirement benefits expected to be recognized in net periodic benefit cost in 2011.

Pension Claim — Two legacy Basell subsidiaries, Basell UK Ltd and Basell Polyolefins UK Ltd were subject to a claim totaling £40.8 million ($70.4 million) related to exit fees charged by two UK pension funds of a former shareholder. The claims were made following the termination of the membership of these two subsidiaries in these funds in connection with the 2005 acquisition of Basell by Access. These claims were net settled with the two pension funds for £17 million ($32.1 million) on August 20, 2008. LyondellBasell AF subsequently initiated arbitration proceedings against its former shareholder for indemnification of the net

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Pension and Other Postretirement Benefits — (Continued)

settlement amount. These proceedings were settled in October 2009 for £9.5 million ($15.7 million), which amount was recognized in the 2009 Consolidated Statement of Income.

Defined Contribution Plans — Employees in the U.S. are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. We match a part of the employees’ contribution. The Predecessor had temporarily suspended contributions beginning in March 2009 as a result of filing voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. In May 2010, we resumed matching contributions under the Employee Savings Plans. Contributions to these plans were $17 million in 2010, $8 million in 2009 and $31 million in 2008.

19.	Incentive and Share-Based Compensation

Medium-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we replaced the Predecessor Company’s Management Incentive Plan with the 2010 Medium-Term Incentive Plan (“MTI”). The MTI is designed to link the interests of senior management with the interests of shareholders by tying incentives to measurable corporate performance. The MTI provides for payouts based on our return on assets and cost improvements over the calendar years 2010 through 2012. Benefits under the MTI will vest on the date, following December 31, 2012, on which the Compensation Committee of the Supervisory Board certifies the performance results and will be paid on March 31 following the end of the performance cycle. The MTI provides for an accelerated pro-rata payout in the event of a change in control of the Successor Company. The MTI, which is accounted for as a liability award, is classified in Other liabilities on the Consolidated Balance Sheets. We recorded $4 million of compensation expense for the eight months ended December 31, 2010 based on the expected achievement of performance results.

Long-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we created the 2010 Long-Term Incentive Plan (“LTI”). Under the LTI, the Compensation Committee is authorized to grant restricted stock, restricted stock units, stock options, stock appreciation rights and other types of equity-based awards. The Compensation Committee determines the recipients of the equity awards, the type of award made, the required performance measures, and the timing and duration of each grant. The maximum number of shares of LyondellBasell N.V. stock reserved for issuance under the LTI is 22,000,000. In connection with the Debtors’ emergence from bankruptcy, awards were granted to our senior management and we have since granted awards for new hires and promotions. As of December 31, 2010, there were 9,860,818 shares remaining available for issuance.

The LTI awards resulted in compensation expense of $22 million for the eight months ended December 31, 2010, and $24 million for the four months ended April 30, 2010. The tax benefits were $8 million for the eight months ended December 31, 2010, and $8 million for the four months ended April 30, 2010.

Restricted Stock Units — Restricted stock units entitle the recipient to be paid out an equal number of class A ordinary shares on the fifth anniversary of the grant date, subject to forfeiture in the event of certain termination events. Restricted stock units are accounted for as an equity award with compensation cost recognized ratably over the vesting period. The holders of the restricted stock units are entitled to dividend equivalents to be settled no later than March 15th following the year in which dividends are paid, as long as the participant is in full employment at the time of payment.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes restricted stock unit activity for the eight months ended December 31, 2010 in thousands of units:

	Number of	Weighted-
	Units	Average Price

Outstanding at May 1, 2010	—	$—
Granted	2,037	17.65
Paid	(4)	17.61
Forfeited	(159)	17.61

Outstanding at December 31, 2010	1,874	$17.65

For the eight months ended December 31, 2010, the compensation expense related to the outstanding restricted stock units was $5 million and the related tax benefit was $1 million. As of December 31, 2010, the unrecognized compensation cost related to restricted stock units was $29 million, which is expected to be recognized over a weighted-average period of 4 years.

Stock Options — Stock options are granted with an exercise price equal to the market price of class A ordinary shares at the date of grant. The stock options are accounted for as an equity award with compensation cost recognized using the graded vesting method. We issued certain Stock options to purchase 1% of the number of common stock shares outstanding at the Debtors’ emergence from bankruptcy. These options vest in five equal, annual installments beginning on May 14, 2009 and may be exercised for a period of seven years following the grant date at a price of $17.61 per share, the fair value of the Company’s common stock based on its reorganized value at the date of emergence. All other stock options vest in equal increments on the second, third and fourth anniversary of the grant date and have a contractual term of ten years, with accelerated vesting upon death, disability, or change in control and exercise prices ranging from $16.45 to $26.75.

The fair value of each stock option award is estimated, based on several assumptions, on the date of grant using the Black-Scholes-Merton option valuation model. Upon adoption of ASC 718 Stock Compensation, we modified our methods used to determine these assumptions based on the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107. We estimated volatility based on the historic average of the common stock of our peer companies and the historic stock price volatility over the expected term. The fair value and the assumptions used for the 2010 grants are shown in the table below.

Weighted-average Fair Value per share of options granted	$7.82
Fair value assumptions:
Dividend yield	0.00%
Expected volatility	47.0%
Risk-free interest rate	1.63-2.94%
Weighted-average expected term, in years	5.2

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes stock option activity for the four months ended April 30, 2010 and the eight months ended December 31, 2010 in thousands of shares for the non-qualified stock options:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
Predecessor	Shares	Price	Term	Value

Outstanding at January 1, 2010	—	$—
Granted	5,639	17.61	7.0 years
Exercised	—	—
Outstanding at April 30, 2010	5,639	$17.61	7.0 years	$—

Exercisable at April 30, 2010	—	$—		$—

Successor

Outstanding at May 1, 2010	5,639	$17.61	7.0 years
Granted	3,088	17.65	9.4 years
Forfeited	(237)	17.61	—
Exercised	—
Outstanding at December 31, 2010	8,490	$17.63	7.5 years	$121

Exercisable at December 31, 2010	1,135	$17.61	6.3 years	$19

Total stock option expense was $12 million for the eight months ended December 31, 2010, and $19 million for the four months ended April 30, 2010. The related tax benefits were $5 million and $6 million for the eight months ended December 31, 2010, and four months ended April 30, 2010, respectively. As of December 31, 2010, the unrecognized compensation cost related to non-qualified stock options was $35 million, which is expected to be recognized over a weighted-average period of 3 years.

Restricted Stock Shares — On April 30, 2010, we issued restricted class A ordinary shares. The shares may not be sold or transferred until the restrictions lapse on May 14, 2014. The participants are entitled to receive dividends and have full voting rights during the restriction period.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes restricted stock shares activity for the four months ended April 30, 2010 and the eight months ended December 31, 2010 in thousands of shares:

		Weighted-Average
	Number of	Grant Date Fair
Predecessor	Shares	Value

Outstanding at January 1, 2010	—	$—
Granted	1,772	17.61
Paid	—	—
Forfeited	—	—

Outstanding at April 30, 2010	1,772	$17.61

Successor

Outstanding at May 1, 2010	1,772	$17.61
Granted	—	—
Paid	—	—
Forfeited	—	—

Outstanding at December 31, 2010	1,772	$17.61

The total restricted stock shares expense was $5 million for both the eight months ended December 31, 2010, and four months ended April 30, 2010. The related tax benefit was $2 million for both periods. As of December 31, 2010, the unrecognized compensation cost related to restricted stock shares was $21 million, which is expected to be recognized over a weighted-average period of 3 years.

Stock Appreciation Rights — Certain employees in Europe were granted stock appreciation rights (“SARs”) under the LTI. SARs gives those employees the right to receive an amount of cash equal to the appreciation in the market value of the Company’s class A ordinary shares from the award’s grant date to the exercise date. Because the SAR’s are settled in cash, they are accounted for as a liability award. The SARs vest over three years beginning with the second anniversary of the grant date. We recognized less than $1 million of compensation expense related to SARs for the eight months ended December 31, 2010.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes

The significant components of the provision for income taxes are as follows:

	Successor	Predecessor
	May 1	January 1
	through	through		For the Year Ended
	December 31,	April 30,		December 31,
	2010	2010		2009	2008
Millions of dollars
Current:
U.S. federal	$32	$11		$(142)	$(79)
Non-U.S.	106	(16)		114	17
State	12	11		16	16

Total current	150	6		(12)	(46)

Deferred:
U.S. federal	228	(1,386	)*	(1,310)	(948)
Non-U.S.	(198)	106		(66)	178
State	(10)	(41	)*	(23)	(32)

Total deferred	20	(1,321	)*	(1,399)	(802)

Provision for income taxes before tax effects of other comprehensive income	170	(1,315	)*	(1,411)	(848)
Tax effects of elements of other comprehensive income:
Pension and postretirement liabilities	(30)	3		(15)	(127)
Financial derivatives	—	51		(27)	(68)
Foreign currency translation	4	(9)		(6)	(12)

Total income tax expense in comprehensive income	$144	$(1,270	)*	$(1,459)	$(1,055)

Under the Plan of Reorganization, a substantial portion of the Company’s pre-petition debt securities, revolving credit facility and other obligations was extinguished. Absent an exception, a debtor recognizes cancellation of indebtedness income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration that is less than its adjusted issue price. The Internal Revenue Code of 1986, as amended (“IRC”), provides that a debtor in a bankruptcy case may exclude CODI from taxable income but must reduce certain of its tax attributes by the amount of any CODI realized as a result of the consummation of a plan of reorganization. The amount of CODI realized by a taxpayer is the adjusted issue price of any indebtedness discharged less the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued and (iii) the fair market value of any other consideration, including equity, issued. As a result of the market value of equity upon emergence from chapter 11 bankruptcy proceedings, the estimated amount of U.S. CODI exceeded the estimated amount of the Company’s U.S. tax attributes by approximately $9,483* million. The actual reduction in tax attributes does not occur until the first day of our tax year subsequent to the date of emergence, or January 1, 2011.

As a result of attribute reduction, we do not expect to retain any U.S. net operating loss carryforwards, alternative minimum tax credits or capital loss carryforwards. In addition, we expect that a substantial amount of our tax bases in depreciable assets in the U.S. will be eliminated. Accordingly, we expect that the liability for U.S. income taxes in future periods will reflect these adjustments and the estimated U.S. cash tax liabilities for the years following 2010 will be significantly higher than in 2009 or 2010. This situation may be

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

somewhat postponed by the temporary bonus depreciation provisions contained in the Job Creation Act of 2010 which allow current year expensing for certain qualified asset acquisitions.

The Company recorded its adjusted taxes in fresh-start accounting without adjustment for estimated changes of tax attributes that could occur from May 1, 2010 to January 1, 2011, the date of actual reduction of tax attributes. Any adjustment to our tax attributes as a result of events or transactions that occurred during the period from May 1, 2010 to December 31, 2010 is reflected in the earnings of the Successor Company.

IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in-losses, against future U.S. taxable income in the event of a change in ownership. Our emergence from Chapter 11 bankruptcy proceedings is considered a change in ownership for purposes of IRC Section 382. The limitation under the IRC is based on the value of the corporation as of the Emergence Date. We do not expect that the application of these limitations will have any material affect upon our U.S. federal income tax liabilities. Germany has similar provisions that preclude the use of certain tax attributes generated prior to a change of control. As of the Emergence Date, the Company had tax benefits associated with excess interest expense carryforwards in Germany in the amount of $20 million that were eliminated as a result of the emergence. The reversal of tax benefits associated with the loss of these carryforwards is reflected in the Predecessor period.

Our current and future provisions for income taxes are significantly impacted by the initial recognition of, and changes in, valuation allowances in certain countries and are dependent upon future earnings and earnings sustainability in those jurisdictions. Consequently, our effective income tax rate of 10.1% in the Successor period will not be indicative of future effective tax rates.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

The deferred tax effects of tax losses carried forward and the tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, reduced by a valuation allowance where appropriate, are presented below:

	Successor		Predecessor
	December 31,		December 31,
	2010		2009
Millions of dollars
Deferred tax liabilities:
Accelerated tax depreciation	$1,436	*	$3,251
Investments in joint venture partnerships	139		482
Accrued interest	—		341
Other intangible assets	357		430
Inventory	672	*	238
Other	—		17

Total deferred tax liabilities	2,604	*	4,759

Deferred tax assets:
Net operating loss carryforwards	645		1,031
Employee benefit plans	514	*	543
Deferred interest carryforwards	896		638
AMT credits	—		214
Goodwill	—		44
State and foreign income taxes, net of federal tax benefit	42		107
Environmental reserves	35		549
Other	162	*	167

Total deferred tax assets	2,294	*	3,293
Deferred tax asset valuation allowances	(558)		(666)

Net deferred tax assets	1,736	*	2,627

Net deferred tax liabilities	$868	*	$2,132

Balance sheet classifications:
Deferred tax assets — current	$66		$4
Deferred tax assets — long-term	41		115
Deferred tax liability — current	319	*	170
Deferred tax liability — long term	656	*	2,081

Net deferred tax liabilities	$868	*	$2,132

The application of fresh-start accounting on May 1, 2010 resulted in the re-measurement of deferred income tax liabilities associated with the revaluation of the Company’s assets and liabilities pursuant to ASC 852 (see Note 4). As a result, deferred income taxes were recorded at amounts determined in accordance with ASC 740 of $857* million. Further, we recorded valuation allowances against certain of our deferred tax assets resulting from this re-measurement.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

The individual components of the net deferred tax liabilities and assets at December 31, 2010 reflect adjustments to amounts originally disclosed which had no net effect, but resulted in a revised short term and long term balance sheet presentation.

At December 31, 2010 and 2009, the Company had total tax losses carried forward in the amount of $2,107 million and $3,262 million, respectively, for which a deferred tax asset was recognized at December 31, 2010 and 2009 of $645 million and $1,031 million, respectively.

Tax benefits totaling $441* million and $68 million relating to uncertain tax positions were unrecognized as of December 31, 2010 and 2009, respectively. The following table presents a reconciliation of the beginning and ending amounts of unrecognized tax benefits:

	Successor		Predecessor
	May 1		January 1
	through		through	For the Year Ended
	December 31,		April 30,	December 31,
	2010		2010	2009	2008
Millions of dollars
Balance, beginning of period	$451	*	$68	$49	$34
Additions for tax positions of current year	1		373 *	1	—
Additions for tax positions of prior years	16		41	30	42
Reductions for tax positions of prior years	(4)		(11)	(7)	(25)
Cash Settlements	(23)		—	(5)	(3)
Effects of currency exchange rates	—		(3)	—	1
Discharge upon emergence from bankruptcy	—		(17)	—	—

Balance, end of period	$441	*	$451 *	$68	$49

The 2010, 2009 and 2008 balances, if recognized subsequent to 2010, will affect the effective tax rate. The Company operates in multiple jurisdictions throughout the world, and its tax returns are periodically audited or subject to review by both domestic and foreign tax authorities. We are no longer subject to any significant income tax examination by tax authorities for years prior to 2007 in The Netherlands, Germany and Italy, and 2008 in the U.S., our principal tax jurisdictions. We settled unrecognized tax benefits during the fourth quarter of 2010 due to the resolution of a German income tax audit of certain matters that includes years up to and including 2008. In addition, the Company recognized $17 million of unrecognized tax benefits that were discharged by the bankruptcy court in the predecessor period ended April 30, 2010. The recognition of these items was recorded as reorganization expense and is not included in the income tax accrual. As a result of the uncertainties in the application of complex tax principles related to the reorganization, we did not recognize tax benefits of $360 million in the predecessor period ended April 30, 2010. We do not expect any significant changes in the amounts of unrecognized tax benefits during the next 12 months.

We recognize interest expense and penalties related to uncertain income tax positions in operating expenses. As of December 31, 2009, the Company’s accrued liability for interest expense was $9 million. There was no accrued liability for interest as of December 31, 2010, as the future settlement of the uncertain tax positions would not result in any payment of interest at this time. No interest was accrued during the Predecessor and Successor periods of 2010. The Company accrued interest expense of $2 million in 2009 and in 2008 reversed accruals of $4 million related to prior years as a reduction in goodwill. During the four months ended April 30, 2010, $2 million of interest was discharged upon emergence from bankruptcy. Interest payments of $3 million, $3 million and $7 million were made in the Successor period and in 2009 and 2008, respectively, in connection with various settlements.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

The expiration of the tax losses carried forward and the related deferred tax asset, before valuation allowance, as of December 31, 2010 was as follows:

		Gross
		Deferred Tax
	Tax Loss Carry	on Loss Carry
	Forwards	Forwards
Millions of dollars

Year
2011	$—	$—
2012	—	—
2013	3	1
2014	3	—
2015	105	26
Thereafter	1,096	308
Indefinite	900	310

	$2,107	$645

Valuation allowances are provided against certain net deferred tax assets for tax losses carried forward in Canada, France, Japan, Spain, Thailand, Mexico, Taiwan and the United Kingdom.

In assessing the recoverability of the deferred tax assets, we consider whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. In order to fully realize the deferred tax assets related to the net operating losses, we will need to generate sufficient future taxable income in the countries where these net operating losses exist during the periods in which the net operating losses can be utilized. Based upon projections of future taxable income over the periods in which the net operating losses can be utilized and/or the temporary differences can be reversed, management believes it is more likely than not that the deferred tax assets in excess of the valuation allowance of $558 million at December 31, 2010 will be realized.

If, in the future, taxable income is generated on a sustained basis in jurisdictions where a full valuation allowance has been recorded, the conclusion regarding the need for full valuation allowances in these tax jurisdictions could change, resulting in the reversal of some or all of the valuation allowances. If operations generate taxable income prior to reaching profitability on a sustained basis, a portion of the valuation allowance related to the corresponding realized tax benefit for that period will be reversed, without changing the conclusion on the need for a full valuation allowance against the remaining net deferred tax assets. As a result, our current and future provision for income taxes is significantly impacted by the initial recognition of, and changes in, valuation allowances in certain countries and the Successor period effective tax rate of 10.1% will not be indicative of our future effective tax rate.

During the Predecessor period, we recorded a valuation allowance of $176 million against deferred tax assets, primarily related to our French operations and various deferred tax assets resulting from the implementation of fresh-start accounting. We also reversed $11 million of valuation allowances during the Predecessor period related to the Luxembourg entities that are no longer a part of the LyondellBasell group following the Company’s emergence from bankruptcy. In the Successor period, we reversed valuation allowances attributable to our Dutch net operating loss carryforwards as improved business results combined with a restructuring of debt caused us to conclude that it is now more likely than not that the deferred tax assets will be realized. We also reversed valuation allowances during the Successor period related to a portion

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

of our French deferred tax assets due to a restructuring of our French operations. These reversals resulted in a net decrease in income tax expense of $250 million in the Successor period. There were also changes in the valuation allowances for 2010 related to translation adjustments. At the end of 2009, the balance of cumulative valuation allowances was $666 million. The only changes in the valuation allowance in 2009 were related to translation adjustments.

In most cases, deferred taxes have not been provided for possible future distributions of earnings of subsidiaries as such dividends are not expected to be subject to further taxation upon their distribution. Deferred taxes on the unremitted earnings of certain equity joint ventures of $23 million, and $20 million at December 31, 2010 and 2009, respectively, have been provided to the extent that such earnings are subject to taxation on their future remittance.

LyondellBasell N.V. is incorporated and is resident in The Netherlands. However, since the Company’s proportion of U.S. revenues, assets, operating income and associated tax provisions is significantly greater than any other single taxing jurisdiction within the worldwide group, the reconciliation of the differences between the provision for income taxes and the statutory rate is presented on the basis of the U.S. statutory federal

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Income Taxes — (Continued)

income tax rate of 35% as opposed to the Dutch statutory rate of 25.5% to provide a more meaningful insight into those differences. This summary is shown below:

	Successor	Predecessor
	May 1	January 1
	through	through		For the Year Ended
	December 31,	April 30,		December 31,
	2010	2010		2009	2008
Millions of dollars
Income (loss) before income taxes:
U.S.	$1,141	$8,492	*	$(4,358)	$(8,308)
Non-U.S.	545	(1,301)		75	117

Total	$1,686	$7,191	*	$(4,283)	$(8,191)

Theoretical income tax at U.S. statutory rate	$590	$2,517	*	$(1,499)	$(2,867)
Increase (reduction) resulting from:
Impairment of goodwill	—	—		—	1,746
Discharge of debt and other reorganization related items	(221)	(4,355	)*	—	—
Non-U.S. income taxed at lower statutory rates	(14)	(3)		(1)	(59)
State income taxes, net of federal benefit	36	(63	)*	—	—
Changes in valuation allowances	(250)	176		—	200
Non-taxable (income) and non-deductible expenses	(102)	—		124	44
Notional royalties	(12)	(11)		(47)	—
Other income taxes, net of federal benefit	33	30		24	34
Uncertain tax positions	13	402	*	24	33
Warrants & Stock Compensation	24	5		—	—
Transfer of subsidiary	88	—		—	—
Other, net	(15)	(13)		(36)	21

Income tax provision (benefit)	$170	$(1,315	)*	$(1,411)	$(848)

As discussed in the “Basis of Presentation” section of Note 2, the Company has revised amounts previously reported for deferred income taxes. Each revised amount in this footnote has been annotated with an asterisk (“*”). See Note 2 for additional information related to the revision.

21.  Commitments and Contingencies

Commitments — We have various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for its businesses and at prevailing market prices. These commitments are designed to assure sources of supply and are not expected to be in excess of normal requirements. At December 31, 2010, we had commitments of approximately $5 million related to rebuilding an expanded world-scale high-density polyethylene plant at its Münchsmünster, Germany site. Our other capital expenditure commitments at December 31, 2010 were in the normal course of business.

Financial Assurance Instruments — We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.  Commitments and Contingencies — (Continued)

obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation — Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $107 million as of December 31, 2010. The accrued liabilities for individual sites range from less than $1 million to $37 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Balance at beginning of period	$93	$89	$256
Additional provisions	17	11	8
Amounts paid	(3)	(2)	(7)
Reclassification to Liabilities subject to compromise	—	—	(169)
Foreign exchange effects	—	(5)	1

Balance at end of period	$107	$93	$89

The Debtors resolved substantially all of their liability related to third-party sites (including sites where the Debtors were subject to a Comprehensive Environmental Response, Compensation and Liability Act or similar state order to fund or perform such cleanup, such as the river and the other portions of the Kalamazoo River Superfund Site that the Debtors do not own) through creation of the Environmental Custodial Trust and agreement on allowed claim values as set forth in the Debtors’ Third Amended Plan of Reorganization and Settlement Agreement Among the Debtors, the Environmental Custodial Trust Trustee, The United States, and certain environmental Agencies filed with the U.S. Bankruptcy Court on March 30, 2010 and approved by the court on April 23, 2010. Upon the Debtors’ emergence from bankruptcy, certain real properties owned by the Debtors, including the Schedule III Debtors (as defined in the Plan of Reorganization), were transferred to the Environmental Custodial Trust, which now owns and is responsible for these properties. Consistent with the Debtors’ settlement with the governmental agencies and its Plan of Reorganization, approximately $170 million of cash was also used to fund the Environmental Custodial Trust and to make certain direct payments to the Environmental Protection Agency and certain state environmental agencies.

Litigation and Other Matters — On April 12, 2005, BASF Corporation (“BASF”) filed a lawsuit in New Jersey against Lyondell Chemical asserting various claims relating to alleged breaches of a product sales contract and seeking damages in excess of $100 million. Lyondell Chemical denied it breached the contracts. Lyondell Chemical believed the maximum refund due to BASF was $22.5 million on such product sales and has paid such amount to BASF. On August 13, 2007, the jury returned a verdict in favor of BASF in the

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.  Commitments and Contingencies — (Continued)

amount of approximately $170 million (which includes the above $22.5 million). On October 3, 2007, the judge determined that prejudgment interest on the verdict was $36 million and issued a final judgment. Lyondell Chemical appealed this verdict and has posted a bond, which is collateralized by a $200 million letter of credit.

On April 21, 2010, oral arguments related to the appeal were held and on December 28, 2010, the judgment was reversed and the case was remanded. The parties have filed motions with the Bankruptcy Court for a determination as to whether the case will proceed in the Bankruptcy Court or New Jersey state court. Based on the remaining legal and fact issues to be decided, management has estimated the reasonably possible range of loss, excluding interest, to be between $0 and $135 million.

On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access Industries, a more than five percent shareholder of the Company. The Access affiliates have demanded that our subsidiary, LyondellBasell Industries Holdings B.V. (“LBIH”) indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit and pay $50 million in management fees for 2009 and 2010 in addition to other unspecified amounts related to advice purportedly given in connection with financing and other strategic transactions. We conducted an initial investigation of the facts underlying the demand letters and engaged in discussions with Access. We requested that Access withdraw its demands, and on January 17, 2011, Access declined to withdraw its demands.

In the pending lawsuit, the plaintiffs are seeking damages from numerous parties, including Access and its affiliates. The damages sought from Access and its affiliates include, among other things, the return of all amounts earned by them related to their acquisition of shares of Lyondell Chemical prior to its acquisition by Basell AF S.C.A. in December 2007, distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical, and management and transaction fees and expenses.

The Access affiliates assert that LBIH’s responsibility for indemnity and the claimed fees and expenses arises out of a management agreement entered into on December 11, 2007, between Nell and Basell AF S.C.A. They assert that LBIH, as a former subsidiary of Basell AF S.C.A., is jointly and severally liable for Basell AF S.C.A.’s obligations under the agreement, notwithstanding that LBIH was not a signatory to the agreement and the liabilities of Basell AF S.C.A., which was a signatory, were discharged in the LyondellBasell bankruptcy proceedings.

We do not believe that the management agreement is in effect or that the Company, LBIH, or any other Company-affiliated entity owes any obligations under the management agreement. We intend to defend vigorously any proceedings, claims or demands that may be asserted.

We cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access or their affiliates may incur as a result of the lawsuit, and therefore we cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may seek from LBIH by way of indemnity.

Indemnification — We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of December 31, 2010, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.  Commitments and Contingencies — (Continued)

determine with certainty the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.

In addition, certain third parties entered into agreements with the Predecessor, LyondellBasell AF, to indemnify LyondellBasell AF for a significant portion of the potential obligations that could arise with respect to costs relating to contamination at the Berre site in France and the Ferrara and Brindisi sites in Italy. These indemnity obligations are currently in dispute. We recognized a pretax charge of $64 million as a change in estimate in the third quarter 2010 related to the dispute, which arose during that period.

As part of our technology licensing contracts, we give indemnifications to our licensees for liabilities arising from possible patent infringement claims with respect to proprietary licensed technology. Such indemnifications have a stated maximum amount and generally cover a period of five to ten years.

Other — We have identified an agreement related to a former project in Kazakhstan under which a payment was made that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of the Audit Committee of the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. We made a voluntary disclosure of these matters to the U.S. Department of Justice and are cooperating fully with that agency. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. In this respect, we may not have conducted business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.

Certain of our non-U.S. subsidiaries conduct business in countries subject to U.S. economic sanctions, including Iran. U.S. and European laws and regulations prohibit certain persons from engaging in business activities, in whole or in part, with sanctioned countries, organizations and individuals. We have made voluntary disclosure of these matters to the U.S. Treasury Department and intend to cooperate fully with that agency. The ultimate outcome of this matter cannot be predicted at this time because our investigations are ongoing. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. In addition, we have made the decision to cease all business with the government, entities and individuals in Iran, Syria and Sudan. We have notified our counterparties in these countries of our decision and may be subject to legal actions to enforce agreements with the counterparties. These activities present a potential risk that could subject the Company to civil and criminal penalties as well as private legal proceedings that could be material to us. We cannot predict the ultimate outcome of this matter at this time because our investigations and withdrawal activities are ongoing.

We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although final determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of LyondellBasell N.V.

General — In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of LyondellBasell N.V. However, the adverse resolution in any reporting period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or by any insurance coverage that may be available.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Stockholders’ Equity (Deficit) and Non-Controlling Interests

Common Stock — On April 30, 2010, approximately 563.9 million shares of LyondellBasell N.V. common stock, including 300 million shares of class A new ordinary shares were issued in exchange for allowed claims under the Plan of Reorganization. In addition, approximately 263.9 million shares of LyondellBasell N.V. class B ordinary shares were issued in connection with a rights offering for gross proceeds of $2.8 billion. On December 6, 2010, 263.9 million class B ordinary shares converted into class A ordinary shares on a one-for-one basis in accordance with their terms.

Dividend distribution — Our credit arrangements include restrictive covenants that limit our ability to pay dividends up to $50 million per year through December 31, 2011 and to the greater of (i) $50 million per year and (ii) the aggregate dividends paid since April 30, 2010 not to exceed fifty percent of net income since January 1, 2012 and thereafter.

Conversion of Class B Ordinary Shares — Our Articles of Association provided that at the earlier of (i) the request of the relevant holder of class B ordinary shares with respect to the number of class B ordinary shares specified by such holder; (ii) acquisition by us of one or more class B ordinary shares; or (iii) the first date upon which the closing price per share of the class B ordinary shares has exceeded 200% of $10.61 for at least forty-five trading days within a period of sixty consecutive trading days (provided that the closing price per share of the class B ordinary shares exceeded such threshold on both the first and last day of the sixty day period), each such class B ordinary share would be converted into one class A ordinary share. At the close of business on December 6, 2010, the provision in (iii) was met, and the 263.9 million class B ordinary shares outstanding as of that date had not previously been converted in accordance with (i), above, converted into an equal number of Class A ordinary shares.

Treasury shares — In connection with our formation, we issued one million one hundred twenty-five thousand (1,125,000), four Eurocent (€0.04) each, class A ordinary shares for €45 thousand to Stichting TopCo, a foundation formed under the laws of The Netherlands (the “Foundation”). On April 30, 2010, the Foundation transferred the shares from the Foundation for nil consideration. These shares are classified as Treasury Stock on our Consolidated Balance Sheet.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Stockholders’ Equity (Deficit) and Non-Controlling Interests — (Continued)

The changes in the outstanding amounts of class A and class B ordinary shares and treasury shares for the period May 1 through December 31, 2010, were as follows:

Successor

Class A ordinary shares:
Issued April 30, 2010	300,000,000
Share-based compensation	1,774,196
Conversion of class B ordinary shares	263,901,979
Warrants exercised	47

Balance December 31, 2010	565,676,222

Class B ordinary shares:
Issued April 30, 2010	263,901,979
Conversion to class A ordinary shares	(263,901,979)

Balance December 31, 2010	—

Class A ordinary shares held as treasury shares:
Shares acquired April 30, 2010	1,125,000
Shares tendered to exercise warrants	53
Share-based compensation	(2,402)

Balance December 31, 2010	1,122,651

Accumulated Other Comprehensive Income (Loss) — The components of accumulated other comprehensive income (loss) were as follows:

Millions of dollars

Successor
December 31, 2010
Pension and postretirement liabilities	$(33)
Foreign currency translation	113
Unrealized gains on available-for-sale securities	1

Total	$81

Predecessor
December 31, 2009
Pension and postretirement liabilities	$(273)
Financial derivatives	(60)
Foreign currency translation	35
Unrealized gains on available-for-sale securities	12

Total	$(286)

Transactions recorded in “Accumulated other comprehensive income” are recognized net of tax.

The unrealized gain on available-for-sale securities represents the Company’s share of such gain recorded by equity investees.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

22.	Stockholders’ Equity (Deficit) and Non-Controlling Interests — (Continued)

Non-controlling Interests — Losses attributable to non-controlling interests consisted of the following components:

	Successor
	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Comprehensive income (loss):
Non-controlling interests share of income (loss)	$7	$(53)	$15	$18
Fixed operating fees paid to Lyondell Chemical by the PO/SM II partnership	(14)	(7)	(21)	(25)

Net loss attributable to non-controlling interests	$(7)	$(60)	$(6)	$(7)

23.	Per Share Data

Basic earnings per share for the periods subsequent to April 30, 2010 are based upon the weighted average number of shares of common stock outstanding during the periods. Diluted earnings per share includes the effect of certain stock options. The Company has unvested restricted stock and restricted stock units that are considered participating securities for earnings per share. Certain outstanding stock options, participating securities and all of the outstanding warrants were anti-dilutive.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

23.	Per Share Data — (Continued)

Earnings per share data and dividends declared per share of common stock were as follows for the period May 1 through December 21, 2010:

	Continuing	Discontinued
	Operations	Operations
Millions of dollars

Net Income	$1,516	$64
Less: net loss attributable to non-controlling interests	7	—

Net income attributable to LyondellBasell N.V.	1,523	64
Net income attributable to participating securities	(3)	—

Net income attributable to common stockholders	$1,520	$64

Millions of shares

Basic weighted average common stock outstanding	564	564
Effect of dilutive securities:
Stock options	2	2

Dilutive potential shares	566	566

Earnings per share:
Basic	$2.68	$0.11

Diluted	$2.67	$0.11

Anti-dilutive stock options and warrants in millions	17.9	17.9

Dividends declared per share of common stock	$—	$—

24.  Segment and Related Information

We operate in five segments:

•	Olefins and Polyolefins — Americas, primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene, butadiene, and aromatics, which include benzene and toluene, as well as ethanol; and polyolefins, including polyethylene, comprising HDPE, LDPE and linear low density polyethylene (“LLDPE”), and polypropylene; and Catalloy process resins;

•	Olefins and Polyolefins — Europe, Asia, International, primarily manufacturing and marketing of olefins, including ethylene and its co-products, primarily propylene and butadiene; polyolefins, including polyethylene, comprising HDPE, LDPE and polypropylene; polypropylene-based compounds, materials and alloys (“PP Compounds”), Catalloy process resins and polybutene-1 polymers;

•	Intermediates and Derivatives (“I&D”), primarily manufacturing and marketing of PO; PO co-products, including styrene and the TBA intermediates tertiary butyl alcohol (“TBA”), isobutylene and tertiary butyl hydroperoxide; PO derivatives, including propylene glycol, propylene glycol ethers and butanediol; ethylene derivatives, including ethylene glycol, ethylene oxide (“EO”), and other EO derivatives; acetyls, including vinyl acetate monomer, acetic acid and methanol and fragrance and flavor chemicals;

•	Refining and Oxyfuels, primarily manufacturing and marketing of refined petroleum products, including gasoline, ultra-low sulfur diesel, jet fuel, lubricants (“lube oils”), alkylate, and oxygenated fuels, or oxyfuels, such as methyl tertiary butyl ether (“MTBE”), ethyl tertiary butyl ether (“ETBE”); and

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.  Segment and Related Information — (Continued)

•	Technology, primarily licensing of polyolefin process technologies and supply of polyolefin catalysts and advanced catalysts.

The accounting policies of the segments are the same as those described in “Summary of Significant Accounting Policies” (see Note 2), except that the Predecessor’s segment operating results reported to management reflected costs of sales determined using current costs, which approximated results using the LIFO method of accounting for inventory. These current cost-basis operating results are reconciled to consolidated operating income in the Predecessor tables below. Sales between segments are made primarily at prices approximating prevailing market prices.

No customer accounted for 10% or more of the Company’s consolidated sales during any year in the three-year period ended December 31, 2010.

On December 22, 2010, we completed the sale of our Flavor and Fragrance chemicals business, including production assets in Jacksonville, Florida and Colonels Island, Georgia, related inventories, receivables, contracts, customer lists, intellectual property and certain liabilities, receiving proceeds of $154 million. As a result, the Flavor and Fragrance chemicals business, which was part of our I&D segment, is presented as discontinued operations and therefore excluded from the operations of the I&D segment below in the Successor period.

On September 1, 2008, LyondellBasell AF completed the sale of its TDI business, including production assets in Pont-du-Claix, France, related inventories, contracts, customer lists and intellectual property, receiving net proceeds of €77 million ($113 million). As a result, LyondellBasell AF’s TDI business, which was part of LyondellBasell AF’s I&D segment, is presented as discontinued operations and therefore is excluded from the operations of the I&D segment below in the Predecessor periods.

Summarized financial information concerning reportable segments is shown in the following table for the periods presented.

	Successor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

May 1 through December 31, 2010:
Sales and other operating revenues:
Customers	$5,993	$8,522	$3,714	$9,180	$291	$(16)	$27,684
Intersegment	2,413	207	40	1,141	74	(3,875)	—

	8,406	8,729	3,754	10,321	365	(3,891)	27,684
Operating income (loss)	1,043	411	512	241	69	(22)	2,254
Income from equity investments	16	68	2	—	—	—	86
Capital expenditures	146	105	76	108	19	12	466
Depreciation and amortization expense	151	146	81	107	78	(5)	558

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.  Segment and Related Information — (Continued)

	Predecessor
		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

January 1 through April 30, 2010:
Sales and other operating revenues:
Customers	$3,220	$4,018	$1,820	$4,293	$104	$12	$13,467
Intersegment	963	87	—	455	41	(1,546)	—

	4,183	4,105	1,820	4,748	145	(1,534)	13,467
Segment operating income (loss)	320	115	157	(99)	39	(41)	491
Current cost adjustment							199

Operating income							690
Income (loss) from equity investments	5	80	(1)	—	—	—	84
Capital expenditures	52	102	8	49	12	3	226
Depreciation and amortization expense	160	108	91	180	23	3	565

		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

2009
Sales and other operating revenues:
Customers	$6,728	$9,047	$3,777	$10,831	$436	$9	$30,828
Intersegment	1,886	354	1	1,247	107	(3,595)	—

	8,614	9,401	3,778	12,078	543	(3,586)	30,828
Impairments	(47)	(16)	—	(9)	(1)	56	(17)
Segment operating income (loss)	169	(2)	250	(357)	210	18	288
Current cost adjustment							29

Operating income							317
Income (loss) from equity investments	7	(172)	(16)	—	—	—	(181)
Capital expenditures	142	411	21	167	32	6	779
Depreciation and amortization expense	515	316	276	556	100	11	1,774

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.  Segment and Related Information — (Continued)

		Olifins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

2008
Sales and other operating revenues:
Customers	$13,193	$13,489	$6,218	$17,370	$434	$2	$50,706
Intersegment	3,219	—	—	992	149	(4,360)	—

	16,412	13,489	6,218	18,362	583	(4,358)	50,706
Impairments:
Goodwill	(624)	(61)	(1,992)	(2,305)	—	—	(4,982)
Other	(7)	—	—	(218)	—	—	(225)
Segment operating income (loss)	(1,355)	220	(1,915)	(2,378)	202	(134)	(5,360)
Current cost adjustment							(568)

Operating loss							(5,928)
Income (loss) from equity investments	6	34	(2)	—	—	—	38
Capital expenditures	201	509	37	196	33	24	1,000
Depreciation and amortization expense	558	295	360	566	97	35	1,911

Sales and other operating revenues and operating income (loss) in the “Other” column above include elimination of intersegment transactions and businesses that are not reportable segments in the periods presented.

In the Successor period, we recognized a $64 million charge related to a change in estimate associated with a dispute over environmental liability, including $35 million, $21 million, and $8 million related to the O&P — EAI, Refining and Oxyfuels, and Technology business segments, respectively. The Successor period also includes a $28 million charge associated with the Refining and Oxyfuels business segment, primarily related to impairment of capital additions for the Berre refinery. These charges are reflected in Cost of sales and Impairments, respectively, on the Consolidated Statements of Income.

In 2009, LyondellBasell AF recognized charges of $696 million to write off the carrying value of assets, $679 million of which are reflected in “Reorganization items,” on the Consolidated Statements of Income. These charges included $624 million related to the O&P — Americas business segment, all of which was associated with a lease rejection at an olefin plant at Chocolate Bayou, Texas and $55 million related to the I&D business segment associated with an interest in an ethylene glycol facility in Beaumont, Texas.

Also in 2009, operating results for the O&P — Americas and Refining and Oxyfuels business segments included charges of $47 million and $9 million, respectively, primarily for impairment of the carrying value of surplus emission allowances related to HRVOCs and non-U.S. emission rights (see Note 11).

The remaining $17 million, which is included in “Impairments” on the Consolidated Statements of Income related to the O&P — EAI business segment, including $6 million was related to an LDPE plant at Fos-sur-Mer, France, $6 million related to the closure of a polypropylene line at Wesseling, Germany,

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.  Segment and Related Information — (Continued)

$3 million related to an LDPE plant at Carrington, U.K. and $1 million related to an advanced polyolefins compounding facility in Mansfield, Texas.

In 2009 LyondellBasell AF determined that there had been a diminution in the value of its investments in certain joint ventures and such loss was other than temporary. This determination resulted in pretax impairment charges of $228 million that was included in “Income (loss) from equity investments” for 2009 in the O&P — EAI business segment.

Long-lived assets of continuing operations, including goodwill, are summarized and reconciled to consolidated totals in the following table:

		Olefins and
		Polyolefins —
	Olefins and	Europe,		Refining
	Polyolefins —	Asia &	Intermediates &	and
	Americas	International	Derivatives	Oxyfuels	Technology	Other	Total
Millions of dollars

Successor
2010
Property, plant and equipment, net	$1,696	$2,458	$1,700	$937	$351	$48	$7,190
Investment in PO Joint Ventures	—	—	437	—	—	—	437
Equity and other investments	164	1,311	112	—	—	—	1,587
Goodwill*	162	178	246	—	9	—	595
Predecessor
2009
Property, plant and equipment, net	$4,170	$3,115	$2,583	$4,888	$323	$73	$15,152
Investment in PO Joint Ventures	—	—	922	—	—	—	922
Equity and other investments	117	869	99	—	—	—	1,085

*	The Company has revised Goodwill as of December 31, 2010 to reflect an adjustment to our fresh-start opening balance sheet as described in the “Basis of Presentation” “Revision II” section of Note 2. Goodwill at December 31, 2010 has been adjusted by $192 million to $595 million from the $787 million previously reported. Such adjustment is related entirely to our Olefins and Polyolefins — Americas (“O&P-Americas”) business segment. Goodwill for the O&P-Americas business segment was adjusted to $162 million from the $354 million previously reported.

Property, plant and equipment, net, included in the “Other” column above includes assets related to corporate and support functions.

The following geographic data for revenues are based upon the delivery location of the product and for long-lived assets, the location of the assets.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

24.  Segment and Related Information — (Continued)

	Revenues
	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Europe	$10,480	$4,462	$10,931	$19,223
North America	14,046	7,326	16,566	28,118
All other	3,158	1,679	3,331	3,365

Total	$27,684	$13,467	$30,828	$50,706

	Long-Lived Assets
	Successor	Predecessor
	2010	2009
Millions of dollars
United States	$3,792	$11,211
Non-U.S.:
Germany	1,706	1,958
The Netherlands	752	1,283
France	609	857
Other non-U.S.	768	765

Total non-U.S.	3,835	4,863

Total	$7,627	$16,074

Long-lived assets include Property, plant and equipment, net and investments in PO joint ventures (see Note 12).

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

25.  Unaudited Quarterly Results

Selected financial data for the quarterly periods in 2010 and 2009 are presented in the following table.

	Predecessor		Successor
	For the			For the	For the
	Quarter	April 1	May 1	Quarter	Quarter
	Ended	through	through	Ended	Ended
	March 31	April 30	June 30	September 30	December 31
Millions of dollars
2010
Sales and other operating revenues	$9,755	$3,712	$6,772	$10,302	$10,610
Operating income(a)	367	323	422	988	844
Income from equity investments	55	29	27	29	30
Reorganization items(b)	207	7,181	(8)	(13)	(2)
Income from continuing operations(c)	8	8,498	347	467	702
Income (loss) from discontinued operations(c)	—	(2)	—	—	64
Net income	8	8,496	347	467	766
Earnings per share:
Basic			0.61	0.84	1.35
Diluted			0.58	0.84	1.34

	Predecessor
		For the Quarter Ended
Millions of dollars	March 31	June 30	September 30	December 31

2009
Sales and other operating revenues	$5,900	$7,499	$8,612	$8,817
Operating income (loss)(d)	(141)	89	419	(50)
Income (loss) from equity investments(e)	(20)	22	(168)	(15)
Reorganization items(b)	(948)	(124)	(928)	(961)
Loss from continuing operations(d)(e)(f)	(1,013)	(355)	(650)	(854)
Income (loss) from discontinued operations	(4)	2	(1)	4
Net loss	(1,017)	(353)	(651)	(850)

(a)	Operating income in 2010 includes lower of cost or market charges of $333 million and $32 million, respectively, in the quarters ended June 30, 2010 and September 30, 2010, to adjust the value of inventory to market value. Operating income in the quarter ended December 31, 2010 includes a credit of $323 million, reflecting the recovery of market price during that period.

(b)	See Note 3 for a description of reorganization items and Note 2 for the revisions to Reorganization items previously reported for the 2010 predecessor period.

(c)	The 2010 results included after-tax gains of $8,640 million for discharge of liabilities subject to compromise and change in net assets from application of fresh-start accounting on April 30, 2010, $53 million for a change in estimate related to a dispute over environmental indemnity in the quarter ended September 30, 2010, and $64 million for gain on sale of the Flavor and Fragrance chemicals business in the quarter ended December 31, 2010. See Note 2 for the revision to Income from continuing operations previously reported for the 2010 predecessor period.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

25.  Unaudited Quarterly Results — (Continued)

(d)	In the fourth quarter of 2009, LyondellBasell AF recorded an adjustment related to prior periods which increased income from operations and net income for the three-month period ended December 31, 2009, by $65 million. The adjustment related to an overstatement of goodwill impairment in 2008.

(e)	Loss from equity investments in the third and fourth quarters of 2009 included pretax charge for impairment of the carrying value of certain equity investments of $215 million and $13 million, respectively.

(f)	The 2009 results included after tax charges of $1,924 million for reorganization items, $148 million for impairment of certain equity investments and $78 million for involuntary conversion gains on insurance proceeds related to damages sustained at a polymers plant in Münchsmünster, Germany.

26.	Subsequent Events

We have evaluated subsequent events through the date the financial statements were issued.

27.	Supplemental Guarantor Information

LyondellBasell N.V. has jointly and severally, and fully and unconditionally guaranteed the Senior Secured Notes issued by Lyondell Chemical. Subject to certain exceptions, each of our existing and future wholly owned U.S. restricted subsidiaries (other than Lyondell Chemical, as issuer), other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and, together with LyondellBasell N.V., the “Guarantors”) has also guaranteed the Senior Secured Notes. Each subsidiary Guarantor is 100% owned by LyondellBasell N.V.

There are no significant restrictions that would impede the Guarantors from obtaining funds by dividend or loan from their subsidiaries. Subsidiaries are generally prohibited from entering into arrangements that would limit their ability to make dividends to or enter into loans with the Guarantors.

As a result of these guarantee arrangements, we are required to present the following condensed consolidating financial information. In this note, LCC refers to Lyondell Chemical Company without its subsidiaries.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET
As of December 31, 2010

	Successor
								Consolidated
	LyondellBasell				Non-			LyondellBasell
	N.V.	LCC		Guarantors	Guarantors	Eliminations		N.V.
Millions of dollars

Cash and cash equivalents	$—	$25		$2,086	$2,111	$—		$4,222
Accounts receivable	—	313		1,108	2,326	—		3,747
Accounts receivable — affiliates	636	2,727		2,593	1,444	(7,400)		—
Inventories	—	489		2,560	1,775	—		4,824
Notes receivable — affiliates	98	444	(a)	59	110	(711	)(a)	—
Other current assets	—	287		133	612	(46)		986
Property, plant and equipment, net	—	383		2,746	4,061	—		7,190
Investments in subsidiaries*	12,070	10,489		5,122	—	(27,681)		—
Other investments and long-term receivables	—	2		4	2,174	(75)		2,105
Notes receivable, affiliates	—	—		—	500	(500)		—
Other assets, net*	13	1,054		1,170	688	(697)		2,228

Total assets*	$12,817	$16,213		$17,581	$15,801	$(37,110)		$25,302

Current maturities of long-term debt	$—	$—		$—	$4	$—		$4
Short-term debt	—	—		12	30	—		42
Notes payable — affiliates	1	74	(a)	498	178	(751	)(a)	—
Accounts payable	—	160		741	1,860	—		2,761
Accounts payable — affiliates	530	4,363		1,504	950	(7,347)		—
Other current liabilities*	216	418		674	764	(48)		2,024
Long-term debt	—	5,722		3	311	—		6,036
Notes payable — affiliates	535	3,672		9,124	1	(13,332)		—
Other liabilities	—	413		699	1,071	—		2,183
Deferred income taxes*	—	—		832	522	(698)		656
Company share of stockholders’ equity	11,535	1,391		3,494	10,049	(14,934)		11,535
Non-controlling interests	—	—		—	61	—		61

Total liabilities and stockholders’ equity*	$12,817	$16,213		$17,581	$15,801	$(37,110)		$25,302

(a)	We have revised current notes receivable, affiliates and current notes payable, affiliates reflected in the Issuer’s balance sheet from that previously presented by $1,497 million to reflect the proper net presentation of these intercompany notes.

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET
As of December 31, 2009

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Cash and cash equivalents	$—	$96	$129	$333	$—	$558
Accounts receivable	—	243	1,062	1,982	—	3,287
Accounts receivable — affiliates	8	1,480	3,311	2,310	(7,109)	—
Inventories	—	430	1,492	1,355	—	3,277
Notes receivable — affiliates	1,491	225	950	82	(2,748)	—
Other current assets	2	263	352	513	—	1,130
Property, plant and equipment, net	—	769	8,878	5,505	—	15,152
Investments in subsidiaries	1,317	15,724	1,018	—	(18,059)	—
Other investments and long-term receivables	—	4	9	2,120	—	2,133
Notes receivable, affiliates	—	—	—	2,901	(2,901)	—
Other assets, net	5	374	1,264	746	(165)	2,224

Total assets	$2,823	$19,608	$18,465	$17,847	$(30,982)	$27,761

Current maturities of long-term debt	$—	$—	$—	$497	$—	$497
Short-term debt	—	5,092	—	1,090	—	6,182
Notes payable — affiliates	681	40	132	—	(853)	—
Accounts payable	—	123	757	1,248	—	2,128
Accounts payable — affiliates	5	2,549	2,632	3,769	(8,955)	—
Other current liabilities	28	596	265	671	—	1,560
Long-term debt	—	—	—	305	—	305
Notes payable — affiliates	9,589	86	7,931	43	(17,649)	—
Other liabilities	—	54	111	1,197	(1)	1,361
Deferred income taxes	—	1,614	—	512	(45)	2,081
Liabilities subject to compromise	1,496	19,103	18,366	4,384	(20,855)	22,494
Company share of stockholders’ equity	(8,976)	(9,649)	(11,729)	4,002	17,376	(8,976)
Non-controlling interests	—	—	—	129	—	129

Total liabilities and stockholders’ equity	$2,823	$19,608	$18,465	$17,847	$(30,982)	$27,761

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the eight months ended December 31, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Sales and other operating revenues	$3	$2,786	$14,119	$13,364	$(2,588)	$27,684
Cost of sales	—	2,646	12,343	12,366	(2,588)	24,767
Selling, general and administrative expenses	5	109	154	296	—	564
Research and development expenses	—	7	19	73	—	99

Operating income (loss)	(2)	24	1,603	629	—	2,254
Interest income (expense), net	41	(481)	(57)	(31)	—	(528)
Other income (expense), net	(115)	(15)	2	26	(1)	(103)
Income from equity investments	1,649	922	20	79	(2,584)	86
Reorganization items	—	(10)	—	(13)	—	(23)
(Provision for) benefit from income taxes	14	437	(723)	102	—	(170)

Income from continuing operations	1,587	877	845	792	(2,585)	1,516
Income (loss) from discontinued operations	—	(1)	65	—	—	64

Net income	1,587	876	910	792	(2,585)	1,580
Less: net loss attributable to non-controlling interests	—	—	—	7	—	7

Net income attributable to the Company	$1,587	$876	$910	$799	$(2,585)	$1,587

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the four months ended April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$1,355	$7,102	$6,238	$(1,228)	$13,467
Cost of sales	(25)	1,327	6,605	5,735	(1,228)	12,414
Selling, general and administrative expenses	9	42	95	162	—	308
Research and development expenses	—	3	12	40	—	55

Operating income (loss)	16	(17)	390	301	—	690
Interest income (expense), net	22	(618)	2	(114)	—	(708)
Other income (expense), net	(44)	20	4	(243)	—	(263)
Income from equity investments*	7,452	5,367	2,532	93	(15,360)	84
Reorganization items*	1,118	2,673	3,029	568	—	7,388
(Provision for) benefit from income taxes*	—	(34)	1,432	(83)	—	1,315

Income from continuing operations	8,564	7,391	7,389	522	(15,360)	8,506
Loss from discontinued operations	—	(2)	—	—	—	(2)

Net income	8,564	7,389	7,389	522	(15,360)	8,504
Less: net loss attributable to non-controlling interests	—	—	—	60	—	60

Net income attributable to the Company	$8,564	$7,389	$7,389	$582	$(15,360)	$8,564

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the year ended December 31, 2009

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$2,917	$15,798	$14,481	$(2,368)	$30,828
Cost of sales	1	2,593	15,797	13,493	(2,368)	29,516
Selling, general and administrative expenses	31	65	262	492	—	850
Research and development expenses	—	22	26	97	—	145

Operating income (loss)	(32)	237	(287)	399	—	317
Interest income (expense), net	32	(1,427)	(1)	(381)	—	(1,777)
Other income (expense), net	15	(64)	1	367	—	319
Loss from equity investments	(2,880)	(1,639)	(1,960)	(152)	6,450	(181)
Reorganization items	—	(471)	(971)	(1,519)	—	(2,961)
Benefit from income taxes	—	546	400	465	—	1,411

Loss from continuing operations	(2,865)	(2,818)	(2,818)	(821)	6,450	(2,872)
Income from discontinued operations	—	—	—	1	—	1

Net loss	(2,865)	(2,818)	(2,818)	(820)	6,450	(2,871)
Less: net loss attributable to non-controlling interests	—	—	—	6	—	6

Net loss attributable to the Company	$(2,865)	$(2,818)	$(2,818)	$(814)	$6,450	$(2,865)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME
For the year ended December 31, 2008

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Sales and other operating revenues	$—	$4,635	$27,628	$21,761	$(3,318)	$50,706
Cost of sales	—	6,645	30,976	20,940	(3,318)	55,243
Selling, general and administrative expenses	36	128	519	520	(6)	1,197
Research and development expenses	—	28	47	120	(1)	194

Operating income (loss)	(36)	(2,166)	(3,914)	181	7	(5,928)
Interest expense, net	(112)	(1,247)	(571)	(477)	—	(2,407)
Other income (expense), net	—	217	(9)	103	(205)	106
Income (loss) from equity investments	(7,173)	(4,314)	(3,147)	38	14,634	38
(Provision for) benefit from income taxes	—	588	504	(244)	—	848

Loss from continuing operations	(7,321)	(6,922)	(7,137)	(399)	14,436	(7,343)
Income from discontinued operations	—	—	—	15	—	15

Net loss	(7,321)	(6,922)	(7,137)	(384)	14,436	(7,328)
Less: net loss attributable to non-controlling interests	—	—	—	7	—	7

Net loss attributable to the Company	$(7,321)	$(6,922)	$(7,137)	$(377)	$14,436	$(7,321)

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the eight months ended December 31, 2010

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	N.V.	LCC	Guarantors	Guarantors	Eliminations	N.V.
Millions of dollars

Net cash provided by operating activities	$41	$300	$1,503	$1,113	$—	$2,957

Expenditures for property, plant and equipment	—	(35)	(276)	(155)	—	(466)
Proceeds from disposal of assets	—	1	153	—	—	154
Loans to affiliates	(42)	(111)	—	—	153	—

Net cash used in investing activities	(42)	(145)	(123)	(155)	153	(312)

Net repayments on revolving credit facilities	—	—	—	(412)	—	(412)
Proceeds from short-term debt	—	—	—	6	—	6
Repayments of short-term debt	—	—	—	(8)	—	(8)
Repayments of long-term debt	—	(778)	—	—	—	(778)
Payments of debt issuance costs	—	(2)	—	—	—	(2)
Proceeds from notes payable to affiliates	1	—	111	41	(153)	—
Other, net	—	8	(8)	—	—	—

Net cash provided by (used in) financing activities	1	(772)	103	(373)	(153)	(1,194)

Effect of exchange rate changes on cash	—	—	—	60	—	60

Increase (decrease) in cash and cash equivalents	—	(617)	1,483	645	—	1,511
Cash and cash equivalents at beginning of period	—	642	603	1,466	—	2,711

Cash and cash equivalents at end of period	$—	$25	$2,086	$2,111	$—	$4,222

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the four months ended April 30, 2010

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Net cash used in operating activities	$(107)	$(590)	$(182)	$(57)	$—	$(936)

Expenditures for property, plant and equipment	—	(3)	(96)	(127)	—	(226)
Proceeds from disposal of assets	—	—	1	—	—	1
Short-term investments	—	—	10	2	—	12
Contributions and advances to affiliates	(2,550)	—	—	—	2,550	—
Loans to affiliates	(57)	543	375	—	(861)	—

Net cash provided by (used in) investing activities	(2,607)	540	290	(125)	1,689	(213)

Issuance of class B ordinary shares	2,800	—	—	—	—	2,800
Repayments of debtor-in- possession term loan facility	—	(2,167)	—	(3)	—	(2,170)
Net repayments of debtor-in- possession revolving credit facility	—	(325)	—	—	—	(325)
Net borrowings on revolving credit facilities	—	—	—	38	—	38
Proceeds from short-term debt	—	—	—	8	—	8
Repayments of short-term debt	—	—	—	(14)	—	(14)
Issuance of long-term debt	—	3,242	—	—	—	3,242
Repayments of long-term debt	—	—	—	(9)	—	(9)
Payments of debt issuance costs	(86)	(154)	—	(13)	—	(253)
Contributions from owners	—	—	—	2,550	(2,550)	—
Proceeds from notes payable to affiliates	—	—	364	(1,225)	861	—
Other, net	—	—	2	(4)	—	(2)

Net cash provided by financing activities	2,714	596	366	1,328	(1,689)	3,315

Effect of exchange rate changes on cash	—	—	—	(13)	—	(13)

Increase in cash and cash equivalents	—	546	474	1,133	—	2,153
Cash and cash equivalents at beginning of period	—	96	129	333	—	558

Cash and cash equivalents at end of period	$—	$642	$603	$1,466	$—	$2,711

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the year ended December 31, 2009

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Net cash provided by (used in) operating activities	$(2)	$(952)	$(211)	$378	$—	$(787)

Expenditures for property, plant and equipment	—	(22)	(276)	(481)	—	(779)
Proceeds from insurance claims	—	—	—	120	—	120
Advances and contributions to affiliates	—	—	—	(4)	—	(4)
Proceeds from disposal of assets	—	—	20	—	—	20
Short-term investments	—	—	23	—	—	23
Loans to affiliates	—	(115)	442	(161)	(166)	—
Other	—	8	—	1	—	9

Net cash provided by (used in) investing activities	—	(129)	209	(525)	(166)	(611)

Proceeds from note payable	—	100	—	—	—	100
Repayment of note payable	—	(100)	—	—	—	(100)
Borrowings (repayments) of debtor-in-possession term loan facility	—	1,992	—	(6)	—	1,986
Net borrowings of debtor-in- possession revolving credit facility	—	325	—	—	—	325
Net repayments under pre-petition revolving credit facilities	—	(636)	(130)	—	—	(766)
Net repayments on revolving credit facilities	—	—	(114)	(184)	—	(298)
Proceeds from short-term debt	—	—	—	42	—	42
Repayments of short-term debt	—	—	—	(6)	—	(6)
Repayments of long-term debt	—	—	—	(68)	—	(68)
Payments of debt issuance costs	—	(93)	—	—	—	(93)
Proceeds from notes payable to affiliates	—	(523)	122	235	166	—
Other, net	—	5	—	(26)	—	(21)

Net cash provided by (used in) financing activities	—	1,070	(122)	(13)	166	1,101

Effect of exchange rate changes on cash	—	—	—	(3)	—	(3)

Decrease in cash and cash equivalents	(2)	(11)	(124)	(163)	—	(300)
Cash and cash equivalents at beginning of period	2	107	253	496	—	858

Cash and cash equivalents at end of period	$—	$96	$129	$333	$—	$558

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOWS
For the year ended December 31, 2008

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

Net cash provided by (used in) operating activities	$72	$325	$462	$445	$(214)	$1,090

Expenditures for property, plant and equipment	—	(8)	(411)	(581)	—	(1,000)
Proceeds from insurance claims	—	—	—	89	—	89
Acquisition of businesses, net of cash	—	—	(134)	(927)	—	(1,061)
Advances and contributions to affiliates	—	—	—	(60)	—	(60)
Proceeds from disposal of assets	—	119	33	21	—	173
Short-term investments	—	—	(31)	(1)	—	(32)
Loans to affiliates	59	(865)	(250)	197	859	—
Other	—	—	—	7	—	7

Net cash provided by (used in) investing activities	59	(754)	(793)	(1,255)	859	(1,884)

Net borrowings under pre-petition revolving credit facilities	—	1,286	53	171	—	1,510
Proceeds from short-term debt	—	—	—	5	—	5
Repayments of short-term debt	—	—	(2)	(5)	—	(7)
Issuances of long-term debt	—	—	1	—	—	1
Repayments of long-term debt	—	(150)	(28)	(206)	—	(384)
Payments of debt issuance costs	—	(28)	(14)	—	—	(42)
Dividends paid	—	—	(214)	—	214	—
Proceeds from notes payable to affiliates	(129)	(662)	556	1,094	(859)	—

Net cash provided by (used in) financing activities	(129)	446	352	1,059	(645)	1,083

Effect of exchange rate changes on cash	—	—	—	9	—	9

Increase in cash and cash equivalents	2	17	21	258	—	298
Cash and cash equivalents at beginning of period	—	90	232	238	—	560

Cash and cash equivalents at end of period	$2	$107	$253	$496	$—	$858

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

*	The Company has revised its consolidated financial statements as well as the financial statements of LCC, the Issuer, and the Guarantors to reflect an adjustment to its fresh-start opening balance sheet as described in the “Basis of Presentation” “Revision II” section of Note 2.

	Successor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	NV	LCC	Guarantors	Guarantors	Eliminations	NV
Millions of dollars

December 31, 2010

As previously reported:
Investments in subsidiaries	$12,070	$10,681	$4,930	$—	$(27,681)	$—
Other assets, net	13	862	1,362	688	(505)	2,420
Total assets	12,817	17,710	17,581	15,801	(38,415)	25,494
Other current liabilities	216	418	599	764	(48)	1,949
Deferred income taxes	—	—	907	522	(506)	923
Total liabilities and stockholders’ equity	12,817	17,710	17,581	15,801	(38,415)	25,494

Adjustments:
Investments in subsidiaries	—	(192)	192	—	—	—
Other assets, net	—	192	(192)	—	(192)	(192)
Total assets	—	—	—	—	(192)	(192)
Other current liabilities	—	—	75	—	—	75
Deferred income taxes	—	—	(75)	—	(192)	(267)
Total liabilities and stockholders’ equity	—	—	—	—	(192)	(192)

As Adjusted:
Investments in subsidiaries	12,070	10,489	5,122	—	(27,681)	—
Other assets, net	13	1,054	1,170	688	(697)	2,228
Total assets	12,817	17,710	17,581	15,801	(38,607)	25,302
Other current liabilities	216	418	674	764	(48)	2,024
Deferred income taxes	—	—	832	522	(698)	656
Total liabilities and stockholders’ equity	12,817	17,710	17,581	15,801	(38,607)	25,302

LYONDELLBASELL INDUSTRIES N.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

27.	Supplemental Guarantor Information — (Continued)

	Predecessor
						Consolidated
	LyondellBasell			Non-		LyondellBasell
	AF	LCC	Guarantors	Guarantors	Eliminations	AF
Millions of dollars

January 1 through April 30, 2010:

As previously reported:
Income from equity investments	$7,452	$5,559	$2,340	$93	$(15,360)	$84
Reorganization items	1,118	2,673	3,221	568	—	7,580
(Provision for) benefit from income taxes	—	(226)	1,432	(83)	—	1,123
Net income	8,564	7,389	7,389	522	(15,360)	8,504

Adjustments:
Income from equity investments	—	(192)	192	—	—	—
Reorganization items	—	—	(192)	—	—	(192)
(Provision for) benefit from income taxes	—	192	—	—	—	192
Net income	—	—	—	—	—	—

As Adjusted:
Income from equity investments	7,452	5,367	2,532	93	(15,360)	84
Reorganization items	1,118	2,673	3,029	568	—	7,388
(Provision for) benefit from income taxes	—	(34)	1,432	(83)	—	1,315
Net income	8,564	7,389	7,389	522	(15,360)	8,504

LYONDELL CHEMICAL COMPANY

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

LYONDELL CHEMICAL COMPANY

CONSOLIDATED STATEMENTS OF INCOME

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Sales and other operating revenues:
Trade	$14,265	$3,702	$7,806
Related parties	751	210	340

	15,016	3,912	8,146
Operating costs and expenses:
Cost of sales	13,108	3,627	7,592
Selling, general and administrative expenses	201	71	160
Research and development expenses	30	7	15

	13,339	3,705	7,767
Operating income	1,677	207	379
Interest expense:
Related parties	(82)	(11)	(1)
Other	(315)	(123)	(635)

	(397)	(134)	(636)
Interest income:
Related parties	12	—	18
Other	6	1	—

	18	1	18
Other income, net	42	6	11

Income (loss) before equity investments, reorganization items and income taxes	1,340	80	(228)
Income (loss) from equity investments	8	1	(1)
Reorganization items	(29)	(5)	6,207

Income before income taxes	1,319	76	5,978
Provision for (benefit from) income taxes	484	40	(1,383)

Income from continuing operations	835	36	7,361
Income (loss) from discontinued operations, net of tax	—	3	(28)

Net income	835	39	7,333
Net (income) loss attributable to non-controlling interests	4	(5)	56

Net income attributable to the Company	$839	$34	$7,389

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
Millions of dollars

ASSETS
Current Assets:
Cash and cash equivalents	$2,176	$2,120
Restricted cash	197	1
Deposits with related parties	59	82
Accounts receivable:
Trade, net	1,991	1,512
Related parties	576	343
Inventories	3,190	3,026
Prepaid expenses and other current assets	443	402

Total current assets	8,632	7,486
Property, plant and equipment, net	3,680	3,501
Investments and long-term receivables:
Investment in PO joint ventures	280	292
Equity investments	120	111
Notes receivables — related parties	535	534
Other investments and long-term receivables	—	6
Goodwill	276	276
Intangible assets, net	1,032	1,075
Other assets	180	175

Total assets	$14,735	$13,456

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$—	$—
Short-term debt
Related parties	15	19
Others	12	12
Accounts payable:
Trade	1,525	893
Related parties	345	367
Accrued liabilities	631	734
Deferred income taxes	315	315

Total current liabilities	2,843	2,340
Long-term debt	5,510	5,725
Notes payable — related parties	2,595	2,546
Other liabilities	1,021	1,173
Deferred income taxes	498	233
Commitment and contingencies	—	—
Stockholders’ equity:
Additional paid-in capital	1,089	1,071
Retained earnings	1,199	376
Accumulated other comprehensive income	(54)	(56)

Total Company share of stockholders’ equity	2,234	1,391
Non-controlling interests	34	48

Total equity	2,268	1,439

Total liabilities and equity	$14,735	$13,456

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Cash flows from operating activities:
Net income	$835	$39	$7,333
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	246	78	420
(Gain) loss on sale of assets	(40)	(1)	4
Amortization of debt-related costs	16	5	255
Accrued debtor-in-possession exit fee	—	—	36
Inventory valuation adjustment	—	309	—
Equity investments —
Equity income	(8)	(1)	(1)
Deferred income taxes	301	26	(1,428)
Reorganization items and fresh start accounting adjustments, net	29	5	(6,207)
Reorganization-related payments, net	(10)	(273)	(399)
Unrealized foreign currency exchange (gains) loss	27	(39)	(3)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(691)	221	(536)
Inventories	(164)	44	(95)
Accounts payable	598	213	147
Accrued interest	(7)	104	5
Prepaid expenses and other current assets	(18)	1	128
Other, net	(162)	(134)	(527)

Net cash provided by (used in) operating activities	952	597	(868)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(368)	(71)	(99)
Proceeds from loan agreement with related parties	—	—	603
Restricted cash	(197)	—	—
Net advances to related parties	(114)	—	—
Net proceeds from disposal of assets	63	—	—
Short-term investments	—	—	10
Other	—	—	1

Net cash provided by (used in) investing activities	(616)	(71)	515

Cash flows from financing activities:
Net borrowings from related parties	—	—	736
Repayments of debtor-in-possession term loan facility	—	—	(2,167)
Net borrowings under debtor-in-possession revolving credit facility	—	—	(325)
Issuance (repayment) of long-term debt	—	(2)	3,242
Repayments of long-term debt	(259)	—	—
Payments of debt issuance costs	(15)	—	(154)
Other, net	(5)	5	(1)

Net cash provided by (used in) financing activities	(279)	3	1,331

Effect of exchange rate changes on cash	—	(2)	(2)

Increase in cash and cash equivalents	57	527	976
Cash and cash equivalents at beginning of period	2,119	1,298	322

Cash and cash equivalents at end of period	$2,176	$1,825	$1,298

See Notes to the Consolidated Financial Statements

LYONDELL CHEMICAL COMPANY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Accumulated	Total
	Additional	Retained	Other	Stockholders’	Non-
	Paid-in	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income (Loss)
Millions of dollars

Balance, January 1, 2011	$1,071	$376	$(56)	$1,391	$48
Dividend to parent	—	(16)	—	(16)
Share-based compensation	18	—	—	18	—
Net income (loss)	—	839	—	839	(4)	$835
Distributions to non-controlling interests	—	—	—	—	(21)
Contributions from non-controlling interests	—	—	—	—	11
Changes in unrecognized employee benefits gains and losses, net of tax of less than $1	—	—	(1)	(1)	—	(1)
Foreign currency translations, net of tax of $1	—	—	3	3	—	3

Comprehensive income						$837

Balance, June 30, 2011	$1,089	$1,199	$(54)	$2,234	$34

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

Lyondell Chemical Company (“LCC”) together with its consolidated subsidiaries, (collectively, “Lyondell Chemical” or the “Company”) is an indirect wholly owned subsidiary of LyondellBasell Industries N.V. (“LyondellBasell N.V.”). Lyondell Chemical is a leading manufacturer of chemicals, a North American manufacturer of plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of gasoline blending components. When we use the terms “Successor Company”, the “Successor”, “we”, “us”, “our” or similar words, unless the context otherwise requires, we are referring to Lyondell Chemical after April 30, 2010.

On April 30, 2010 (the “Emergence Date”), LyondellBasell N.V. became the successor parent holding company of Lyondell Chemical and certain other subsidiaries of LyondellBasell Industries AF S.C.A. (together with its subsidiaries, “LyondellBasell AF,” or the “Predecessor Parent Company”) after completion of proceedings under chapter 11 (“chapter 11”) of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). LyondellBasell AF and 93 of its subsidiaries, including LCC and certain LCC subsidiaries (collectively, the “Lyondell Chemical Debtors”), were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “U.S. Bankruptcy Court”). As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. LyondellBasell AF is no longer part of the LyondellBasell N.V. group of companies (“LyondellBasell Group”).

The accompanying consolidated financial statements include financial information of Lyondell Chemical for periods subsequent to April 30, 2010 on a basis different from, and therefore not comparable to, financial information for periods prior to the Emergence Date. To indicate the application of a different basis of accounting for the period subsequent to the Emergence Date, the financial statements and notes to the consolidated financial statements present separately the period prior to the Emergence Date (“Predecessor”) and the period after the Emergence Date (“Successor”). The accompanying consolidated financial statements are unaudited and have been prepared in accordance with Accounting Standards Codification (“ASC”) 270, Interim Reporting, U.S. GAAP guidance for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In our opinion, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results for the entire year. These consolidated financial statements should be read in conjunction with our consolidated financial statements and notes thereto for the year ended December 31, 2010.

2.	Accounting and Reporting Changes

Comprehensive Income — In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) related to ASC 220, Comprehensive Income: Presentation of Comprehensive Income. This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Under the ASC 220, an entity can elect to present either 1) one continuous statement of comprehensive income or 2) in two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the income statement format used today, and the second statement would include components of other comprehensive income (OCI). The ASU does not change the items that must be reported in OCI. The statement(s) would need to be presented with equal prominence as the other primary financial statements. The ASU is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted but full retrospective application is required. The adoption of this amendment will have an affect on the presentation of our Consolidated Financial Statements by inclusion of either Consolidated Statements of Other Comprehensive Income or a Consolidated Statement of Comprehensive Income.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Accounting and Reporting Changes — (Continued)

Fair Value Measurement — In May, 2011 the FASB issued new guidance related to ASC 820, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS and changes some fair value measurement principles and disclosure requirements. This guidance aligns the fair value measurement of instruments classified within an entity’s shareholders’ equity with the guidance for liabilities and as a result, requires an entity to measure the fair value of its own equity instruments from the perspective of a market participant that holds the equity instruments as assets. This guidance also enhances disclosure requirements for recurring Level 3 fair value measurements to include quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements. New disclosures on the use of nonfinancial asset measured or disclosed at fair value are required if the assets use differs from its highest and best use. In addition, entities must report the level in the fair value hierarchy of assets and liabilities not recorded at fair value but where fair value is disclosed. The ASU is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. The adoption of this amendment is not expected to have a material effect on the presentation of our consolidated financial statements.

In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. In 2010, we adopted all of the amendments regarding fair value measurements except for a requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. Our implementation in January 2011 of the requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements did not have a material impact on the presentation of our consolidated financial statements.

Business Combinations — In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.

Goodwill — In December 2010, the FASB issued guidance related to ASC Topic 350, Intangibles — Goodwill and Other, to require a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2010. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.

Revenue Recognition — In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, did not have a material effect on our consolidated financial statements.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors, including LCC and certain of its subsidiaries, emerged from chapter 11 protection on April 30, 2010. As of June 30, 2011, approximately $106 million of priority and administrative claims have yet to be paid.

The Company’s charges (credits) for reorganization items, including charges recognized by the Debtors, were as follows:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Change in net assets resulting from the application of fresh-start accounting	$—	$—	$6,367
Gain on discharge of liabilities subject to compromise	—	—	(12,597)
Asset write-offs and rejected contracts	—	—	25
Estimated claims	24	—	(185)
Professional fees	5	2	167
Plant closures costs	—	—	8
Other	—	3	8

Total	$29	$5	$(6,207)

Estimated claims in the above table include adjustments made to reflect the Debtors’ estimated claims to be allowed.

4.	Discontinued Operations

The Flavors & Fragrance chemicals business has been classified as discontinued operations in the Consolidated Statements of Income. Unless otherwise indicated, information presented in the Notes to the Consolidated Financial Statements relates only to our continuing operations. Amounts included in Income (loss) from discontinued operations, net of tax, for all periods presented for Flavors & Fragrance chemicals business are summarized as follows:

	Successor	Predecessor
	May 1	April 1	January 1
	through	through	through
	June 30,	April 30,	April 30,
	2010	2010	2010
Millions of dollars
Sales and other operating revenues	$25	$12	$47

Cost of sales	20	11	41

Reorganization items	—	31	31

Income (loss) from discontinued operations, net of tax	$3	$(28)	$(25)

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Restricted Cash

Restricted cash primarily represents amounts deposited with financial institutions to collateralize letters of credit. As of June 30, 2011, letters of credit totaling $182 million were cash collateralized. Such cash is included in the $197 million reflected as Restricted cash on the Consolidated Balance Sheet as of June 30, 2011.

6.	Accounts Receivable

Our allowance for doubtful accounts receivable is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable. At June 30, 2011 and December 31, 2010, our allowance for doubtful accounts receivable was zero.

7.	Inventories

Inventories consisted of the following components:

	June 30,	December 31,
	2011	2010
Millions of dollars

Finished goods	$1,852	$1,685
Work-in-process	254	217
Raw materials and supplies	1,084	1,124

Total inventories	$3,190	$3,026

8.	Property, Plant and Equipment

Plant, Property and Equipment — The components of Property, plant and equipment, at cost, and the related accumulated depreciation were as follows:

	June 30,	December 31,
	2011	2010
Millions of dollars

Land	$109	$109
Manufacturing facilities and equipment	3,498	3,334
Construction in progress	462	275

Total property, plant and equipment	4,069	3,718
Less accumulated depreciation	(389)	(217)

Property, plant and equipment, net	$3,680	$3,501

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Property, Plant and Equipment — (Continued)

Depreciation and Amortization Expense — Depreciation and amortization expense is summarized as follows:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Property, plant and equipment	$187	$56	$366
Investment in PO joint ventures	12	6	14
Emission allowances	35	—	—
Various contracts	10	—	—
Technology, patent and license costs	—	3	22
Software costs	2	—	7
Other	—	13	11

Total depreciation and amortization	$246	$78	$420

Asset Retirement Obligations — The liabilities recognized for all asset retirement obligations were $39 million and $33 million at June 30, 2011 and December 31, 2010, respectively.

9.	Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), share ownership in a U.S. propylene oxide (“PO”) manufacturing joint venture (the “PO Joint Venture”) and a separate joint venture for certain related PO technology. Bayer’s ownership interest represents ownership of annual in-kind PO production of the PO Joint Venture of 1.5 billion pounds in 2010. We take in-kind the remaining PO production and all co-product (styrene monomer (“SM” or “styrene”) and tertiary butyl ether (“TBA”) production from the U.S. PO Joint Venture.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Investment in PO Joint Ventures — (Continued)

Changes in the Company’s investment in the PO joint ventures for six month periods ended June 30, 2011 and 2010 are summarized below:

U.S. PO Joint
Venture
Millions of dollars

Successor
Investments in PO joint ventures — January 1, 2011	$292
Cash contributions	—
Depreciation and amortization	(12)

Investments in PO joint ventures — June 30, 2011	$280

Investments in PO joint ventures — May 1, 2010	$303
Depreciation and amortization	(6)

Investments in PO joint ventures — June 30, 2010	$297

Predecessor
Investments in PO joint ventures — January 1, 2010	$533
Depreciation and amortization	(14)

Investments in PO joint ventures — April 30, 2010	$519

10.	Debt

Long-term loans, notes and other long-term debt due to banks and other unrelated parties consisted of the following:

	June 30,	December 31,
	2011	2010
Millions of dollars

Bank credit facilities:
Senior Term Loan Facility due 2016	$5	$5
Senior Secured Notes due 2017, $2,250 million, 8.0%	1,822	2,025
Senior Secured Notes due 2017, €375 million, 8.0%	440	452
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240	3,240
Other	3	3

Total	5,510	5,725
Less current maturities	—	—

Long-term debt	$5,510	$5,725

Short-term loans, notes and other short-term debt due to banks and other unrelated parties consisted of the following:

	June 30,	December 31,
	2011	2010
Millions of dollars

Other	$12	$12

Total short-term debt	$12	$12

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Debt — (Continued)

Senior Secured 8% Notes — In December 2010, we redeemed $225 million of the dollar denominated and €37.5 million ($50 million) of the Euro denominated Senior Secured 8% Notes at a redemption price of 103% of par, paying premiums totaling $8 million. In May 2011, we redeemed an additional $203 million of Senior Secured 8% dollar Notes and €34 million ($48 million) of Senior Secured 8% Euro notes due 2017 at a redemption price of 103% of par, paying premiums totaling $8 million.

We may redeem the Senior Secured 8% Notes (i) prior to maturity at specified redemption premium percentages according to the date the notes are redeemed or (ii) from time to time at a redemption price of 100% of such principal amount plus an applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 10% of the outstanding Senior Secured 8% Notes annually prior to May 1, 2013 at a redemption price equal to 103% of such notes’ principal amount. Also prior to May 1, 2013, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 8% Notes at a redemption price of 108% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.

Senior Secured 11% Notes — We may redeem the Senior Secured 11% Notes (i) at par on or after May 1, 2013 and (ii) from time to time at a redemption price of 100% of such principal amount plus an applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 11% Notes at a redemption price of 111% of such principal amount, with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.

Registration Rights Agreements — In connection with the issuance of the Senior Secured 8% Notes and the Senior Secured 11% Notes (collectively, the “Senior Secured Notes”), we entered into certain registration rights agreements. The agreements require us to (i) exchange the Senior Secured 8% Notes for notes with substantially identical terms, except that the new notes will be registered with the SEC under the Securities Act of 1933, as amended, and will therefore be free of any transfer restrictions and (ii) register for resale the Senior Secured 11% Notes held by the parties to the agreement related to those notes. The registration rights agreements require registration statements for the exchange or resale, as applicable, to be effective with the SEC by May 3, 2011, which has not occurred. As a result, beginning May 4, 2011, we are subject to penalties in the form of increased interest rates. The interest penalties are 0.25% per annum for the first 90 days that the registration statements are not effective, increasing by an additional 0.25% per annum for each additional 90 days, up to a maximum of 1.00% per annum. We do not expect the amount of penalties that we will ultimately pay to be material.

Senior Term Loan Facility — In March 2011, we amended and restated our Senior Secured Term Loan Agreement to, among other things, change the administrative agent and to modify the term of the agreement and certain restrictive covenants. This amended and restated agreement matures in April 2014.

U.S. ABL Facility — On June 2, 2011, we amended the U.S. ABL Facility to, among other things, (i) increase the size of the facility to $2.0 billion; (ii) extend the maturity date to June 2, 2016; (iii) reduce the applicable margin and commitment fee and (iv) amend certain covenants and conditions in order to provide additional flexibility. We paid fees of $15 million in connection with this amendment.

At June 30, 2011 and December 31, 2010, there were no borrowings outstanding under the U.S. ABL facility and outstanding letters of credit totaled $263 million and $370 million, respectively. Pursuant to the

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Debt — (Continued)

U.S. ABL facility, Lyondell Chemical could, subject to a borrowing base, borrow up to $1,737 million at June 30, 2011. Advances under this facility are available to us and our wholly owned subsidiaries, Equistar Chemicals LP (“Equistar”), Houston Refining LP, and LyondellBasell Acetyls LLC.

Other — In the six months ended June 30, 2011 amortization of debt premiums and debt issuance costs resulted in amortization expense of $16 million that was included in interest expense in the Consolidated Statements of Income. In the two months ended June 30, 2010, amortization expense was $5 million.

Our weighted average interest rate on outstanding short-term debt was 9.2% in the 2010 Predecessor period.

11.	Financial Instruments and Derivatives

Cash Concentration — Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

Market Risks — We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Commodity Prices — We are exposed to commodity price volatility related to anticipated purchases of natural gas, crude oil and other raw materials and sales of our products. We selectively use commodity swap, option, and futures contracts with various terms to manage the volatility related to these risks. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions. In cases when the duration of a derivative is short, hedge accounting generally would not be elected. When hedge accounting is not elected, the changes in fair value of these instruments will be recorded in earnings. When hedge accounting is elected, gains and losses on these instruments will be deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings.

We have entered into futures contracts with respect to sales of gasoline and heating oil. These futures transactions were not designated as hedges, and the changes in the fair value of the futures contracts were recognized in earnings. In the six months ended June 30, 2011, we settled futures positions for gasoline and heating oil of 280 million gallons and 293 million gallons, respectively, resulting in net gains of $1 million and $4 million, respectively. We settled futures positions for gasoline of 69 million gallons in the two months ended June 30, 2010, resulting in a net loss of $4 million. We settled futures positions for heating oil of 59 million gallons in the two months ended June 30, 2010, resulting in a net loss of less than $1 million. At June 30, 2011, futures contracts for 27 million gallons of gasoline and heating oil in the notional amount of $79 million, maturing in August 2011, were outstanding. The fair values, based on quoted market prices, resulted in a net receivable of $4 million at June 30, 2011 and net payable of $1 million at December 31, 2010.

We also entered into futures contracts during the six months ended June 30, 2011 with respect to purchases of butane and sales of gasoline. These futures transactions were not designated as hedges. At June 30, 2011, futures contracts for 97 million gallons of butane and 100 million gallons of gasoline in the notional amounts of $10 million and $11 million, respectively, maturing in October, November and December 2011, were outstanding. The fair values, based on quoted market prices, resulted in a net receivable of $1 million at June 30, 2011.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

In addition, we have entered into futures positions for crude oil. These futures transactions were not designated as hedges. In the six months ended June 30, 2011, we settled futures positions for crude oil of less than 1 million barrels resulting in a net loss of $1 million. We settled futures positions for crude oil of 2 million barrels during the two months ended June 30, 2010, resulting in net gains of $1 million. At June 30, 2011, futures contracts for 1 million barrels of crude oil in the notional amount of $88 million, maturing in August and September 2011, were outstanding. The fair values, based on quoted market prices, resulted in net payables of $2 million at June 30, 2011.

We also entered into futures contracts during the two months ended June 30, 2010 with respect to purchases of crude oil and sales of gasoline. These futures transactions were not designated as hedges. We settled futures positions for gasoline of 1 million barrels in the two months ended June 30, 2010, resulting in a net gain of $5 million. We settled futures positions for crude oil of 1 million barrels in the two months ended June 30, 2010, resulting in a net loss of $7 million.

Foreign Currency Rates — We enter into transactions denominated in other than our functional currency and the functional currencies of our subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency spot, forward and swap contracts to reduce the effects of our net currency exchange exposures. At June 30, 2011, foreign currency swap contracts in the notional amount of $448 million, maturing in July 2011 and May 2013, were outstanding. The fair values, based on quoted market exchange rates, resulted in net receivables of less than $1 million at June 30, 2011 and $12 million at December 31, 2010.

For forward or swap contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward and swap contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss) — Other income, net, in the Consolidated Statements of Income reflected gains of $5 million for the six months ended June 30, 2011; a gain of $2 million in the two months ended June 30, 2010; and a gain of $2 million for the four months ended April 30, 2010.

Interest Rates — Pursuant to the provisions of the Plan of Reorganization, the $201 million liability associated with interest rate swaps designated as cash flow hedges in the notional amount of $2,350 million were discharged on April 30, 2010. The Company discontinued accounting for the interest rate swap as a hedge and, in April 2010, $153 million of unamortized loss was released from accumulated other comprehensive income and recognized in earnings.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

The following table summarizes derivative instruments outstanding as of June 30, 2011 and December 31, 2010 that are measured at fair value on a recurring basis and the bases used to determine their fair value in the consolidated balance sheets.

			Quoted
			Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Notional		Assets	Inputs	Inputs
	Amount	Total	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

June 30, 2011:
Assets at fair value —
Derivatives:
Commodities	$100	$5	$—	$5	$—
Foreign currency	448	—	—	—	—

	$548	$5	$—	$5	$—

Liabilities at fair value —
Derivatives:
Commodities	$88	$2	$—	$2	$—

December 31, 2010:
Assets at fair value —
Derivatives:
Foreign currency	$563	$12	$—	$12	$—

Liabilities at fair value —
Derivatives:
Gasoline and heating oil	$70	$1	$—	$1	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.

There were no financial instruments measured on a recurring basis using Level 3 inputs during the six months ended June 30, 2011, the two months ended June 30, 2010 and the four months ended April 30, 2010.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

The following table provides the fair value of derivative instruments and their balance sheet classifications:

		June 30,	December 31,
	Balance Sheet Classification	2011	2010
Millions of dollars

Fair Value of Derivative Instruments Liability Derivatives
Not designated as hedges:
Commodities	Prepaid expenses and other current assets	$5	$—
Foreign currency	Prepaid expenses and other current assets	—	12

		$5	$12

Fair Value of Derivative Instruments Liability Derivatives
Not designated as hedges:
Commodities	Accrued liabilities	$2	$1

The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
	Six Months Ended June 30, 2011
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Successor
Derivatives not designated as hedges:
Commodities	$—	$—	$9	Cost of sales
Foreign currency	—	—	12	Other income (expense), net

	$—	$—	$21

May 1 through June 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Derivatives not designated as hedges:
Commodities	$—	$—	$(5)	Cost of sales

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

	January 1 through April 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
Derivatives designated as cash-flow hedges:
Interest rate	$—	$(17)	$—	Interest expense

Derivatives not designated as hedges:
Commodities	—	—	6	Cost of sales

	$—	$(17)	$6

The carrying value and the estimated fair value of our non-derivative financial instruments are shown in the table below:

	June 30, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Millions of dollars

Related party notes receivable	$535	$535	$616	$616

Short and long-term debt, including current maturities	$8,128	$8,746	$8,299	$9,015

The following table summarizes the bases used to measure certain liabilities at fair value which are recorded at historical cost or amortized cost, in the consolidated balance sheet:

		Fair Value Measurement
			Quoted prices	Significant
	Carrying		in active	other	Significant
	Value	Fair Value	markets for	observable	unobservable
	June 30,	June 30,	identical assets	inputs	inputs
	2011	2011	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Related party notes payable	$2,610	$2,610	$—	$—	$2,610
Short term and long-term debt, including current maturities	5,518	6,136	—	6,136	—

	$8,128	$8,746	$—	$6,136	$2,610

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange on which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at June 30, 2011.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Financial Instruments and Derivatives — (Continued)

The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (ii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of our related party loans, which are within a specified interest rate band (benchmark interest rate is LIBOR) and are prepayable at par, will react in a generally proportionate manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.

12.	Pension and Other Postretirement Benefits

Net periodic pension benefits included the following cost components for the three and six months ended June 30:

	U.S. Plans
	Successor		Predecessor
		For the Period	For the Period
	For the Six	May 1	January 1
	Months Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Service cost	$20	$7	$15
Interest cost	45	16	31
Expected return on plan assets	(52)	(15)	(31)
Amortization	—	—	3

Net periodic benefit costs	$13	$8	$18

The Company reported no net periodic pension benefit costs on its non-U.S. plans during the six months ended June 30, 2011 or the period ended April 30, 2010.

Net periodic other postretirement benefits included the following cost components:

	U.S. Plans
	Successor		Predecessor
		For the Period	For the Period
	For the Six	May 1	January 1
	Months Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Service cost	$5	$1	$2
Interest cost	8	3	5
Amortization	—	—	(3)

Net periodic benefit costs	$13	$4	$4

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Pension and Other Postretirement Benefits — (Continued)

The Company contributed $176 million to its U.S. pension plans during the six months ended June 30, 2011.

Employees in the U.S. are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. We match a part of the employees’ contribution.

13.	Income Taxes

Our effective income tax rate for the first six months of 2011 was 36.7% resulting in tax expense of $484 million on pretax income of $1,319 million. The 2011 effective income tax rate was higher than the U.S. statutory 35% rate primarily due to the effect of state tax expense, net of federal benefit. In the two months ended June 30, 2010, the Successor recorded a tax provision of $40 million, representing an effective tax rate of 52.6% on pre-tax income of $76 million. In the four months ended April 30, 2010, the Predecessor recorded a tax benefit of $1,383 million, representing an effective tax rate of (23.1) % on pre-tax income of $5,978 million. The provision for the 2010 Successor period differs from the U.S. statutory rate of 35% primarily due to the effect of various non-recurring items related to the reorganization of our U.S. operations. The tax provision for the Predecessor period differs from the statutory rate primarily because a significant portion of the pre-tax gain from the discharge of pre-petition liabilities will not result in future tax liabilities, which was somewhat offset by restructuring charges for which no tax benefit was provided.

14.	Commitments and Contingencies

Commitments — We have various purchase commitments for materials, supplies and services resulting from the ordinary course of business. These commitments, which are at prevailing market prices, are generally for quantities required for the operation of our businesses and are designed to assure sources of supply not expected to be in excess of normal requirements. Our capital expenditure commitments at June 30, 2011 were in the normal course of business.

Financial Assurance Instruments — We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation — Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $38 million and $37 million at June 30, 2011 and December 31, 2010, respectively. The accrued liabilities for individual sites range from less than $1 million to $16 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Commitments and Contingencies — (Continued)

The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Balance at beginning of period	$37	$33	$23
Additional provisions	3	—	11
Amounts paid	(2)	—	(1)

Balance at end of period	$38	$33	$33

BASF Lawsuit

On April 12, 2005, BASF Corporation (“BASF”) filed a lawsuit against Lyondell Chemical in the Superior Court of New Jersey, Morris County, asserting various claims relating to alleged breaches of a propylene oxide toll manufacturing contract and seeking damages in excess of $100 million. Lyondell Chemical denied breaching the contract and argued that at most it owed BASF $22.5 million, which it has paid. On August 13, 2007, a jury returned a verdict in favor of BASF in the amount of approximately $170 million (inclusive of the $22.5 million refund). On October 3, 2007, the judge in the state court case determined that prejudgment interest on the verdict amounted to $36 million and issued a final judgment. Lyondell Chemical appealed the judgment and has posted an appeal bond, which is collateralized by a $200 million letter of credit.

On April 21, 2010, oral arguments in the appeal were held before the Appellate Division and, on December 28, 2010, the judgment was reversed and the case was remanded for a new trial, which will be in New Jersey state court. Based on the remaining legal and fact issues to be decided, management has estimated the reasonably possible range of loss, excluding interest, to be between $0 and $135 million.

Indemnification — We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of June 30, 2011 and December 31, 2010, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine with certainty the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.

We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although final determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of the Company.

General — In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of the Company. However, the adverse resolution in any reporting

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Commitments and Contingencies — (Continued)

period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or by any insurance coverage that may be available.

15.	Non-Controlling Interests

Non-controlling Interests — Losses attributable to non-controlling interests consisted of the following components:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
Millions of dollars	2011	2010	2010
Comprehensive income (loss):
Net income attributable to non-controlling interests	$7	$9	$(53)
Fixed operating fees paid to Lyondell Chemical by the
PO/SM II partnership	(11)	(4)	(7)

	$(4)	$5	$(60)

LYONDELL CHEMICAL COMPANY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Lyondell Chemical Company:

In our opinion, the accompanying consolidated balance sheet as of December 31, 2010 and the related consolidated statement of income, of stockholder’s equity (deficit) and of cash flows for the period from May 1, 2010 through December 31, 2010 present fairly, in all material respects, the financial position of Lyondell Chemical Company and its subsidiaries (the “Successor Company”), a wholly owned subsidiary of LyondellBasell Industries N.V., at December 31, 2010 and the results of their operations and their cash flows for the period from May 1, 2010 through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Successor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 LyondellBasell Industries AF S.C.A. (the “Predecessor Parent”), its U.S. subsidiaries (including Lyondell Chemical Company) and a German subsidiary (collectively the “Debtors”), each filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Debtor’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the emergence date, the Predecessor Parent’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as the Predecessor Parent owned and operated prior to emergence from the bankruptcy cases. On May 1, 2010, in connection with its emergence from bankruptcy, LyondellBasell Industries N.V. adopted fresh-start accounting resulting in a new basis of accounting. As a result, a new basis of accounting was also recorded at Lyondell Chemical Company.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
June 20, 2011, except for the revision described in Note 2 as to which the date is August 16, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Lyondell Chemical Company:

In our opinion, the accompanying consolidated balance sheet as of December 31, 2009 and the related consolidated statements of income, of stockholder’s equity (deficit) and of cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 present fairly, in all material respects, the financial position of Lyondell Chemical Company (the “Predecessor Company”), a wholly owned subsidiary of LyondellBasell AF S.C.A (the “Predecessor Parent”), at December 31, 2009 and the results of their operations and their cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 the Predecessor Parent, its U.S. subsidiaries (including the Predecessor Company) and a German subsidiary (collectively the “Debtors”), filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Debtor’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the emergence date, the Predecessor Parent’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as the Predecessor Parent owned and operated prior to emergence from the Bankruptcy Cases. On May 1, 2010, in connection with its emergence from bankruptcy, LyondellBasell Industries N.V. adopted fresh-start accounting resulting in a new basis of accounting. As a result, a new basis of accounting was also recorded at Lyondell Chemical Company.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
June 20, 2011, except for the revision described in Note 2, as to which the date is August 16, 2011

LYONDELL CHEMICAL COMPANY

CONSOLIDATED STATEMENTS OF INCOME

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues:
Trade	$15,244	$7,806	$17,588	$30,351
Related parties	673	340	768	840

	15,917	8,146	18,356	31,191
Operating costs and expenses:
Cost of sales	13,901	7,592	17,977	30,420
Inventory valuation adjustment	42	—	20	1,125
Impairments	4	—	(15)	4,989
Selling, general and administrative expenses	274	160	382	587
Research and development expenses	25	15	47	74

	14,246	7,767	18,411	37,195

Operating income (loss)	1,671	379	(55)	(6,004)
Interest expense:
Related parties	(93)	(1)	(17)	(997)
Other	(488)	(635)	(1,485)	(1,095)

	(581)	(636)	(1,502)	(2,092)
Interest income:
Related parties	1	18	71	81
Other	8	—	2	8

	9	18	73	89
Other income (expense), net	(2)	11	(6)	30

Income (loss) from continuing operations before equity investments, reorganization items and income taxes	1,097	(228)	(1,490)	(7,977)
Income (loss) from equity investments	3	(1)	(17)	(2)
Reorganization items	(10)	6,207	(2,764)	—

Income (loss) from continuing operations before income taxes	1,090	5,978	(4,271)	(7,979)
Provision for (benefit from) income taxes	296	(1,383)	(1,429)	(1,030)

Income (loss) from continuing operations	794	7,361	(2,842)	(6,949)
Income (loss) from discontinued operations, net of tax	75	(28)	18	20

Net income (loss)	869	7,333	(2,824)	(6,929)
Less: net (income) loss attributable to non-controlling interests	7	56	6	7

Net income (loss) attributable to the Company	$876	$7,389	$(2,818)	$(6,922)

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
ASSETS
Current assets:
Cash and cash equivalents	$2,120	$322
Short-term investments	—	9
Deposits with related parties	82	716
Accounts receivable:
Trade, net	1,512	1,391
Related parties	343	338
Inventories	3,026	2,063
Prepaid expenses and other current assets	403	722

Total current assets	7,486	5,561
Property, plant and equipment, net	3,501	11,067
Investments and long-term receivables:
Investment in PO joint ventures	292	533
Equity investments	111	99
Note receivables — related parties	534	56
Other investments and long-term receivables	6	28
Goodwill	276	—
Intangible assets, net	1,075	1,585
Other assets	175	188

Total assets	$13,456	$19,117

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current maturities of long-term debt	$—	$—
Short-term debt:
Banks and other unrelated parties	12	5,092
Related Parties	19	40
Accounts payable:
Trade	893	908
Related parties	367	138
Accrued liabilities	734	726
Deferred income taxes	315	97

Total current liabilities	2,340	7,001
Long-term debt	5,725	—
Notes payable — related parties	2,546	—
Other liabilities	1,173	234
Deferred income taxes	233	1,626
Commitments and contingencies
Liabilities subject to compromise	—	19,794
Stockholder’s equity (deficit):
Additional paid-in capital	1,071	1,281
Retained earnings (accumulated deficit)	376	(10,591)
Accumulated other comprehensive loss	(56)	(339)

Lyondell’s share of stockholder’s equity (deficit)	1,391	(9,649)
Non-controlling interests	48	111

Total equity (deficit)	1,439	(9,538)

Total liabilities and equity (deficit)	$13,456	$19,117

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Cash flows from operating activities:
Net income (loss)	$869	$7,333	$(2,824)	$(6,929)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	324	420	1,322	1,428
Asset impairments	4	—	(15)	4,989
(Gain) loss on sale of assets	(64)	4	8	(9)
Amortization of debt-related costs	45	255	307	478
Accrued debtor-in-possession exit fees	—	36	159	—
Inventory valuation adjustment	42	—	20	1,125
Equity Investments
Equity (income) loss	2	(4)	17	2
Distributions of earnings	—	—	2	414
Deferred income taxes	207	(1,428)	(1,304)	(986)
Reorganization items and push-down accounting adjustments, net	10	(6,207)	2,764	—
Reorganization-related payments, net	(339)	(399)	(278)	—
Unrealized foreign currency exchange loss (gain)	31	(3)	—	2
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	48	(536)	(432)	917
Inventories	68	(95)	(126)	531
Accounts payable	201	147	519	(1,453)
Repayment of accounts receivable securitization facility	—	—	(503)	—
Accrued interest	189	5	11	34
Prepaid expenses and other current assets	74	128	(249)	83
Other, net	65	(524)	(245)	(671)

Net cash provided by (used in) Operating activities	1,776	(868)	(847)	(45)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(301)	(99)	(287)	(426)
Proceeds from (advances under) loan agreements with related parties	87	603	(315)	342
Contributions and advances to affiliates	—	—	(2)	(38)
Acquisition of businesses, net of cash	—	—	—	(134)
Proceeds from disposal of assets	154	1	15	151
Short-term investments	1	10	23	(32)
Other	—	—	9	3

Net cash provided by (used in) investing activities	(59)	515	(557)	(134)

Cash flows from financing activities:
Net borrowings from related parties	(120)	736	—	—
Net proceeds from (repayment of) debtor-in-possession term-loan facility	—	(2,167)	1,992	—
Proceeds from note payable	—	—	100	—
Repayment of note payable	(778)	—	(100)	—
Net borrowings (repayments) under debtor-in-possession revolving credit facility	—	(325)	325	—
Net borrowings (repayments) under pre-petition revolving credit facility	—	—	(636)	1,315
Net repayment on revolving credit facilities	—	—	(24)	—
Proceeds from (advances under) loan agreements with related parties	—	—	10	(790)
Issuance of long-term debt	—	3,242	—	246
Repayments of short term debt	—	—	—	(192)
Repayment of long-term debt	—	—	(245)	(336)
Payment of debt issuance costs	(2)	(154)	(93)	(42)
Other, net	3	(1)	(12)	(7)

Net cash provided by (used in) financing activities	(897)	1,331	1,317	194

Effect of exchange rate changes on cash	2	(2)	—	3

Increase (decrease) in cash and cash equivalents	822	976	(87)	18
Cash and cash equivalents at beginning of period	1,298	322	409	391

Cash and cash equivalents at end of period	$2,120	$1,298	$322	$409

Supplemental Cash Flow Information
Cash paid for interest	$259	$341	$981	$714

Net income taxes paid (refund)	$36	$3	$17	$(32)

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

			Accumulated	Total
	Additional	Retained	Other	Stockholders’	Non-
	Paid-In	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income (Loss)
Millions of dollars

Balance, January 1, 2008	$1,363	$(911)	$89	$541	$126
Net loss	—	(6,922)	—	(6,922)	(7)	$(6,929)
Interest on push down debt	—	79	—	79	—	79
Changes in push down debt	24	—	—	24	—	—
Financial derivatives, net of tax of $(27)	—	—	(78)	(78)	—	(78)
Changes in unrecognized employee benefits gains and losses, net of tax of $(139)	—	—	(328)	(328)	—	(328)
Foreign currency translation, net of tax of $(15)	—	—	(19)	(19)	—	(19)
Contra equity reclassification of receivables from related parties not settled	(50)	—	—	(50)	—	—
Purchase price adjustments for Basell North America	13	—	—	13	—	—
Other	3	—	—	3	(2)	—

Comprehensive loss						$(7,275)

Balance, December 31, 2008	$1,353	$(7,754)	$(336)	$(6,737)	$117
Net loss	—	(2,818)	—	(2,818)	(6)	(2,824)
Net distributions to non-controlling interests	—	—	—	—	(1)	—
Reclassification to goodwill	(65)	—	—	(65)	—	—
Changes in push down debt	(2)	—	—	(2)	—	—
Derivative Instruments, net of tax of $(10)	—	—	(32)	(32)	—	(32)
Changes in unrecognized employee benefits gains and losses, net of tax of $13	—	—	24	24	—	24
Foreign currency translation, net of tax of $(6)	—	—	(4)	(4)	—	(4)
Securities held by equity investees	—	—	9	9	—	9
Other	(5)	(19)	—	(24)	1	—

Comprehensive loss						$(2,827)

Balance, December 31, 2009	$1,281	$(10,591)	$(339)	$(9,649)	$111

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT) — (Continued)

			Accumulated	Total
	Additional	Retained	Other	Stockholders’	Non-
	Paid-In	Earnings	Comprehensive	Equity	Controlling	Comprehensive
	Capital	(Deficit)	Income (Loss)	(Deficit)	Interests	Income (Loss)
Millions of dollars

Predecessor
Balance, December 31, 2009	$1,281	$(10,591)	$(339)	$(9,649)	$111
Net income (loss)	—	7,389	—	7,389	(56)	$7,333
Elimination of predecessor:
Foreign currency translation, net of tax of $16	—	—	11	11	—	11
Changes in unrecognized employee benefits gains and losses, net of tax of $104	—	—	193	193	—	193
Net distributions to non-controlling interests	—	—	—	—	(14)	—
Financial derivatives, net of tax of $59	—	—	110	110	—	110
Changes in unrecognized employee benefits gains and losses, net of tax of $10	—	—	23	23	—	23
Foreign currency translation, net of tax of $10	—	—	2	2	—	2

Comprehensive income						$7,672

Balance, April 30, 2010	1,281	(3,202)	—	(1,921)	41
Push-down of Fresh-start reporting adjustments:
Elimination of predecessor common stock, capital surplus and accumulated earnings	(1,281)	3,202	—	1,921	—

Balance, May 1, 2010, Successor	$—	$—	$—	$—	$41

Successor
Balance, May 1, 2010	$—	$—	$—	$—	$41
Capital contribution	1,603	—	—	1,603	—
Share-based compensation expense	18	—	—	18	—
Loss on common control transaction	(50)	—	—	(50)	—
Net income (loss)	—	876	—	876	(7)	$869
Dividend to parent	(500)	(500)	—	(1,000)	—	—
Contribution from non-controlling interests	—	—	—	—	14	—
Changes in unrecognized employee benefits gains and losses, net of tax of $(34)	—	—	(61)	(61)	—	(61)
Foreign currency translation, net of tax of $4	—	—	5	5	—	5

Comprehensive income						$813

Balance, December 31, 2010	$1,071	$376	$(56)	$1,391	$48

See Notes to the Consolidated Financial Statements.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Company and Operations

Lyondell Chemical Company (“LCC”) together with its consolidated subsidiaries, (collectively, “Lyondell Chemical” or the “Company”) is an indirect wholly owned subsidiary of LyondellBasell Industries N.V. (“LyondellBasell N.V.”). Lyondell Chemical is a leading manufacturer of chemicals, a North American manufacturer of plastics, a refiner of heavy, high-sulfur crude oil and a significant producer of gasoline blending components. When we use the terms “Successor Company”, the “Successor”, “we”, “us”, “our” or similar words, unless the context otherwise requires, we are referring to Lyondell Chemical after April 30, 2010.

On April 30, 2010 (the “Emergence Date”), LyondellBasell N.V. became the successor parent holding company of Lyondell Chemical and certain other subsidiaries of LyondellBasell Industries AF S.C.A. (together with its subsidiaries, “LyondellBasell AF,” or the “Predecessor Parent Company”) after completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). LyondellBasell AF and 93 of its subsidiaries, including LCC and certain LCC subsidiaries (collectively, the “Lyondell Chemical Debtors”), were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “U.S. Bankruptcy Court”). As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. LyondellBasell AF is no longer part of the LyondellBasell N.V. group of companies (“LyondellBasell Group”).

Under the Plan of Reorganization, certain U.S. subsidiaries of LyondellBasell AF were transferred to Lyondell Chemical. Therefore, the accounts of such transferred U.S. subsidiaries, which have been under common control since the acquisition of Lyondell Chemical by LyondellBasell AF on December 20, 2007, were transferred at their historical carrying values and are reflected in the accompanying financials as if the transaction had occurred on December 20, 2007.

In December 2010, Lyondell Chemical transferred its indirect, wholly owned subsidiary, Lyondell France Holdings SAS (“Lyondell France Holdings”) to LyondellBasell Subholdings B.V. (“LB Subholdings”) and in consideration received a $534 million note receivable from LyondellBasell N.V.

2.	Summary of Significant Accounting Policies

Basis of Presentation — The accompanying consolidated financial statements have been prepared from the books and records of Lyondell Chemical and its majority-owned subsidiaries under accounting principles generally accepted in the U.S. (“U.S. GAAP”). All intercompany transactions and balances have been eliminated in consolidation.

The Company has identified two adjustments in its opening fresh start balance sheet due to errors in the calculation of the tax asset basis reduction and related uncertain tax positions resulting from the forgiveness of certain debts upon emergence from bankruptcy. These amounts in the aggregate were not material to the Predecessor period or the fresh start opening balance sheet. However, the Company has revised its consolidated statements of income and consolidated statements of cash flows for the four months ending April 30, 2010 and balance sheets as of December 31, 2010 and April 30, 2010 to correct for an overstatement of goodwill and deferred income taxes

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

with corresponding adjustments to Reorganization items and Benefit from income taxes resulting from these errors as follows:

	Predecessor
	As Previously
	Reported	Adjustment	Revised
Millions of dollars

Statement of Income for the four months ended April 30, 2010
Reorganization items	$6,399	$(192)	$6,207
Income from continuing operations before income taxes	6,170	(192)	5,978
Benefit from income taxes	(1,191)	(192)	(1,383)
Net income (loss) from continuing operations	7,361	—	7,361

Statement of Cash Flows for the four months ended April 30, 2010
Reorganization items	(6,399)	192	(6,207)
Deferred income taxes	(1,236)	(192)	(1,428)
Net cash used in operating activities	(868)	—	(868)

	Successor

Balance Sheet as of December 31, 2010
Goodwill	468	(192)	276
Total assets	13,648	(192)	13,456
Current deferred income taxes	240	75	315
Deferred income taxes	500	(267)	233
Total liabilities and equity	13,648	(192)	13,456

Amounts presented in Note 4 changed as follows:

	Predecessor

Balance Sheet as of April 30, 2010
Goodwill	544	(192)	352
Total assets	13,368	(192)	13,176
Deferred income taxes	216	(192)	24
Total liabilities and equity	13,368	(192)	13,176

We have revised various footnotes in these consolidated financial statements to reflect the impact of these adjustments.

Joint Ventures — Investments in joint ventures where we exert a certain level of management control, but lack full decision making ability over all major issues, are accounted for using the equity method. Under those circumstances, the equity method is used even though our ownership percentage may exceed 50%.

The accompanying consolidated financial statements of Lyondell Chemical are being provided pursuant to Rule 3-16 of the U.S. Securities and Exchange Commission’s Regulation S-X to provide information about the assets and capital stock of Lyondell Chemical that would be available to satisfy obligations related to the debt issued by Lyondell Chemical on April 8, 2010 should an event of default, as defined under the credit agreements, occur (see Note 13).

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

The transfer of Lyondell France Holdings was treated as an asset held in use for all periods presented, in accordance with SEC Staff Accounting Bulleting (“SAB”) Topic 5-Z.7, Miscellaneous Accounting — Accounting and Disclosure Regarding Discontinued Operations — Accounting for the Spin-off of a Subsidiary (SAB 93, Accounting and Disclosures Relating to Discontinued Operations (SAB 93)).

To indicate the application of a different basis of accounting for the period subsequent to the Emergence Date, the financial statements and notes to the consolidated financial statements present separately the periods prior to the Emergence Date (“Predecessor”) and the period after the Emergence Date (“Successor”).

The Accounting Policies of Lyondell Chemical in the successor period are as follows:

Fresh-Start and Push-Down Accounting— In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 852, Reorganizations, (“ASC 852”), LyondellBasell N.V. applied “fresh-start” accounting as of May 1, 2010. Fresh-start accounting requires LyondellBasell N.V. to initially record the assets and liabilities at their fair value based on the Company’s reorganization value. Reorganization value is the fair value of the emerged entity before considering liabilities. At May 1, 2010, LyondellBasell N.V. recorded its assets and liabilities at fair value except for deferred income taxes and certain liabilities associated with employee benefits which were recorded in accordance with ASC 852 and ASC Topic 740, Income Taxes.

On May 1, 2010, in accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 5J, Push Down Basis of Accounting Required in Certain Limited Circumstances (“Topic 5J”), Lyondell Chemical applied a new basis of accounting (push-down accounting). The estimated fair values established in the fresh-start accounting of LyondellBasell N.V. were used to determine the new basis for accounting. Accordingly, the basis of the assets and liabilities subsequent to April 30, 2010 is not comparable to the basis of assets and liabilities prior to the Emergence Date. In connection with the May 1, 2010 application of the push-down of fresh start accounting, Lyondell Chemical gave effect to reorganization adjustments and fresh-start adjustments as contemplated by the Plan of Reorganization. For additional information on fresh-start and push-down accounting, see Note 4.

Topic 5J requires, among other things, that, in situations where debt is used to acquire substantially all of an acquiree’s common stock and the acquiree guarantees the debt or pledges its assets as collateral for the debt, the debt and related interest expense and debt issuance costs be reflected in, or “pushed down” to, the acquiree’s financial statements. As of December 31, 2009 and 2008, Lyondell Chemical recorded $8.3 billion of debt for which it is not the primary obligor, but which it has guaranteed, and which was used by LyondellBasell AF in the acquisition of Lyondell Chemical (“push-down debt”). On April 30, 2010, the debt was discharged pursuant to the Third Amended Plan of Reorganization.

Revenue Recognition — Revenue from product sales is recognized at the time of transfer of title and risk of loss to the customer, which usually occurs at the time of shipment. Revenue is recognized at the time of delivery if we retain the risk of loss during shipment. For products that are shipped on a consignment basis, revenue is recognized when the customer uses the product. Costs incurred in shipping products sold are included in cost of sales. Billings to customers for shipping costs are included in sales revenue.

Research and Development  — Research and Development (“R&D”) costs are expensed when incurred. Subsidies for research and development are included in Other income. Depreciation expense related to R&D assets is included as a cost of R&D. To the extent the purchase price in a business combination is allocated to in-process research and development assets, those assets are capitalized at fair value as an intangible asset with an indefinite life. When the related R&D project is abandoned, the assets are impaired and when the related R&D project activities are completed, we make a determination of the useful lives and amortize those assets over their useful lives.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Allowance for Doubtful Accounts — We establish provisions for doubtful accounts receivable based on our estimates of amounts that we believe are unlikely to be collected. Collectability of receivables is reviewed and the allowance for doubtful accounts is adjusted at least quarterly, based on aging of specific accounts and other available information about the associated customers. Provisions for an allowance for doubtful accounts are included in Selling, general and administrative expenses.

Cash and Cash Equivalents — Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts. Cash equivalents include instruments with maturities of three months or less when acquired. Cash equivalents are stated at cost, which approximates fair value. Cash and cash equivalents exclude restricted cash. Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

We have no requirements for compensating balances in a specific amount at a specific point in time. We maintain compensating balances for some of our banking services and products. Such balances are maintained on an average basis and are solely at our discretion.

Related party loans receivable — intercompany loans are stated at historic cost plus accrued interest, if unpaid, until maturity. Recoverability is assessed periodically against the cash reserves of the counterparty

Inventories — Inventories are carried at the lower of current market value or cost. Cost is determined using the last-in, first-out (“LIFO”) method for raw materials, work in progress (“WIP”) and finished goods, and the moving average cost method for materials and supplies.

Inventory exchange transactions, which involve fungible commodities and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory, with cost determined using the LIFO method.

Property, Plant and Equipment — Property, plant and equipment was recorded at fair value at emergence and then at cost subsequently. Depreciation is computed using the straight-line method over the estimated useful asset lives, generally up to 25 years for major manufacturing equipment, 30 years for buildings, 5 to 15 years for light equipment and instrumentation, 15 years for office furniture and 3 to 5 years for information system equipment. Upon retirement or sale, we remove the cost of the asset and the related accumulated depreciation from the accounts and reflect any resulting gain or loss in the Consolidated Statements of Income. Our policy is to capitalize interest cost incurred on debt during the construction of major projects exceeding one year.

Costs of major maintenance and repairs incurred as part of turnarounds of major units at our manufacturing facilities are deferred and amortized using the straight-line method over the period until the next planned turnaround, predominantly 4 to 7 years. These costs are necessary to maintain, extend and improve the operating capacity and efficiency rates of the production units.

Long-Lived Asset Impairment — We evaluate long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its estimated fair value.

Goodwill — We recorded goodwill upon application of push down accounting (see Note 4). Goodwill is not amortized, but is tested for impairment annually during the fourth quarter, or sooner if events or changes in circumstances indicate the carrying amount may exceed fair value. Recoverability is determined by comparing the estimated fair value of a reporting unit to the carrying value, including the related goodwill, of that reporting unit. We use the present value of expected net cash flows to determine the estimated fair value

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

of the reporting units. The impairment test requires us to make cash flow assumptions including, among other things, future margins, volumes, operating costs, capital expenditures, growth rates and discount rates. Our assumptions regarding future margins and volumes require significant judgment as actual margins and volumes have fluctuated in the past and will likely continue to do so.

Identifiable Intangible Assets — Costs to purchase and to develop software for internal use are deferred and amortized over periods of 3 to 10 years. Other intangible assets were stated at fair value at emergence and carried at cost or amortized cost subsequently. Such assets primarily consist of emission allowances, various contracts, and in-process research and development. These assets are amortized using the straight-line method over their estimated useful lives or over the term of the related agreement, if shorter.

Environmental Remediation Costs — Anticipated expenditures related to investigation and remediation of contaminated sites, which include current and former plant sites and other remediation sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reliably be estimated. Only ongoing operating and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally are not estimable, are not included in these liabilities.

Legal Costs — We expense legal costs, including those incurred in connection with loss contingencies, as incurred.

Income Taxes — Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the net tax effects of net operating loss carryforwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We recognize the financial statement effects of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. We accrue for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated.

The Company’s operations are included in the consolidated federal income tax returns filed by its parent, LyondellBasell Finance Company. The financial statements presented here reflect the Company’s U.S. federal, state, and foreign income tax liabilities as if the Company filed a separate return.

Liabilities Subject to Compromise — Pursuant to U.S. GAAP, certain pre-petition liabilities of the Debtors have been reclassified as of December 31, 2009, to long-term liabilities on the accompanying consolidated balance sheets as liabilities subject to compromise (see Note 3). Liabilities subject to compromise included the Debtors’ long-term debt that was considered undersecured and amounts that were due from the Debtors to vendors and employees for goods and services received prior to the January 6, 2009, April 24, 2009 and May 8, 2009 petition dates and include damage claims created by the Debtors’ rejection of executory contracts. The Debtors recognized claims at the probable allowed amounts. Claims for rejected contracts were recorded at the earlier of default by the Debtors under the contract or notification to the U.S. Bankruptcy Court of rejection. Liabilities subject to compromise were distinguished from pre-petition liabilities of the Debtors estimated to be fully secured, post-petition liabilities of the Debtors and liabilities of the non-Debtors for all of which the balance sheet classification was unchanged.

Stock-Based Compensation — The Company grants stock-based compensation awards that vest over a specified period or upon employees meeting certain service criteria. The fair value of equity instruments issued to employees is measured on the grant date and is recognized over the vesting period.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Non-controlling interests — Non-controlling interests primarily represent the interests of unaffiliated investors in a partnership that owns our PO/SM II plant at the Channelview, Texas and a partnership that owns the La Porte Methanol Company plant in La Porte, Texas.

Foreign Currency Translation — Our reporting currency for the accompanying financial statements is the U.S. dollar. We have significant operations in several countries of which functional currencies are primarily the U.S. dollar.

Adjustments resulting from the process of translating foreign functional currency financial statements are included in Accumulated other comprehensive income (loss) in Stockholder’s equity. Foreign currency transaction gains and losses are included in current earnings.

Financial Instruments and Derivatives — We selectively enter into derivative transactions to manage volatility related to market risks associated with changes in commodity pricing, currency exchange rates and interest rates. We categorize assets and liabilities, measured at fair value, into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting significant modifications to observable related market data or our assumptions about pricing by market participants. For a discussion related to financial instruments and derivatives policies, see Note 15.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Classification — Our consolidated financial statements classify precious metals and catalysts as components of Property, plant and equipment. Catalysts and precious metals were previously reported by the Predecessor as Intangible assets and Other assets, respectively. Debt issuance costs, which were previously reported as Intangible assets, net by the Predecessor, are classified as Other assets by the Successor.

The accounting policies in the Predecessor period were the same as for the Successor period except as follows:

Inventories — Inventories were carried at the lower of current market value or cost. Cost was determined using LIFO method for the majority of inventories, except for certain inventories carried at FIFO. Materials and supplies are valued using the average cost method.

New Accounting Standards

Fair Value Measurement — In May 2011, the Financial Accounting Standards Board (“FASB”) issued new guidance related to Accounting Standards Codification (“ASC”) 820, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS and changes some fair value measurement principles and disclosure requirements. This guidance aligns the fair value measurement of instruments classified within an entity’s shareholders’ equity with the guidance for liabilities and as a result requires an entity to measure the fair value of its own equity instruments from the perspective of a market participant that holds the equity instruments as assets. This guidance also enhances disclosure requirements for recurring Level 3 fair value measurements to include quantitative information about unobservable inputs used,

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements. New disclosures on the use of a nonfinancial asset measured or disclosed at fair value are required if its use differs from its highest and best use. In addition, entities must report the level in the fair value hierarchy of assets and liabilities not recorded at fair value but where fair value is disclosed. The Accounting Standards Update (“ASU”) is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. The adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. We have adopted all of the amendments regarding fair value measurements except for a requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. The requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements, beginning in 2011, will not have a material impact on our consolidated financial statements.

Business Combinations — In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the consolidated entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Goodwill — In December 2010, the FASB issued guidance related to ASC Topic 350, Intangibles — Goodwill and Other, to require a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning December 15, 2010. Early adoption is not permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Pension and Other Post Retirement Benefits — In September 2010, the FASB issued guidance related to ASC Topic 962, Plan Accounting — Defined Contribution Pension Plans, to clarify how loans to participants should be classified and measured by defined contribution pension benefit plans. The guidance requires that participant loans be classified as notes receivable from participants, which are segregated from plan investments and measured at their unpaid principal balance, plus any accrued but unpaid interest. This guidance is effective for fiscal years ending after December 15, 2010, and should be applied retrospectively to all prior periods presented. Early adoption is permitted. Adoption of this amendment did not have a material effect on our consolidated financial statements.

Revenue Recognition — In April 2010, the FASB issued additional guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. Under this guidance, a vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. Our adoption of this amendment effective July 1, 2010 did not have a material effect on our consolidated financial statements.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, will not have a material effect on our consolidated financial statements.

Income Taxes — In April 2010, the FASB issued additional guidance on accounting for certain tax effects of the 2010 Health Care Reforms Act. The guidance requires entities to recognize the impact of changes in tax law in continuing operations in the Consolidated Statement of Incomes for the period that includes the enactment date. The adoption of these changes in March 2010 did not have a material effect on the Company’s consolidated financial statements.

Transfer and Servicing — In June 2009, the FASB revised the requirements for accounting for transfers of financial assets. These revisions eliminate the concept of a “qualifying special-purpose entity,” change the requirements for de-recognizing financial assets, and require additional disclosures regarding transfers of financial assets, securitization transactions, and exposures to risks related to transferred financial assets. These changes were effective for the Company beginning in 2010. The adoption of these changes did not have a material effect on the Company’s consolidated financial statements.

3.	Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors, including LCC and certain of its subsidiaries, emerged from chapter 11 protection on April 30, 2010.

As a result of the emergence from chapter 11 proceedings, certain prepetition liabilities against the Debtors were discharged to the extent set forth in the Plan of Reorganization and otherwise applicable law and the Debtors were permitted to make distributions to their creditors in accordance with the terms of the Plan of Reorganization.

General unsecured non-priority claims against the Debtors were addressed through the bankruptcy process and were reported as liabilities subject to compromise and adjusted to the estimated allowed claim amount as determined through the bankruptcy process if determined to be probable and estimable. Certain of these claims were resolved and satisfied on or before the Debtors’ emergence on April 30, 2010. Except for certain specific non-priority claims, the unsecured non-priority claims were resolved as part of the Plan of Reorganization.

Under the Plan of Reorganization, the organizational structure of the Company in North America was simplified by the removal of 90 legal entities. The ultimate ownership of 49 of these entities (identified as Schedule III Debtors in the Plan) was transferred to a new owner, the Millennium Custodial Trust, a trust established for the benefit of certain creditors, and these entities are no longer part of Lyondell Chemical. In addition, certain real properties owned by the Lyondell Chemical Debtors, including the Schedule III Debtors (as defined in the Plan), were transferred to the Environmental Custodial Trust, which now owns and is responsible for these properties. Any associated liabilities of the entities transferred to and owned by the Millennium Custodial Trust are the responsibility of those entities and claims regarding those entities will be resolved solely using their assets and the assets of the trust. In total, $250 million of cash was used to fund the two trusts, including approximately $80 million to the Millennium Custodial Trust and approximately $170 million to fund the Environmental Custodial Trust and to make certain direct payments to the U.S. EPA and certain state environmental agencies.

As part of the Debtors’ emergence from chapter 11 proceedings, approximately 563.9 million shares of common stock of LyondellBasell N.V. were issued under the Plan, including 300 million shares of class A ordinary shares issued in exchange for allowed claims under the Plan of Reorganization. Approximately

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

263.9 million shares of LyondellBasell N.V. class B ordinary shares were issued in connection with a rights offering for gross proceeds of $2.8 billion.

Pursuant to the Plan of Reorganization, administrative and priority claims, as well as the new money debtor-in-possession (“DIP”) financing, were repaid in full. The lenders of certain DIP loans, which represented a dollar-for-dollar roll-up or conversion of previously outstanding senior secured loans (“DIP Roll-up Notes”), received new senior secured loans (“DIP Roll-up Notes”), received new senior secured third lien notes in the same principal amount as the DIP Roll-up Notes. In accordance with the Plan of Reorganization, holders of senior secured claims received a combination of LyondellBasell N.V. class A ordinary shares; rights to purchase class B ordinary shares of LyondellBasell N.V.; LyondellBasell N.V. stock warrants; and cash. Allowed general unsecured claims received a combination of cash and class A ordinary shares of LyondellBasell N.V. pursuant to the Amended Lender Litigation Settlement approved by the U.S. Bankruptcy Court on March 11, 2010.

In conjunction with the Debtors’ emergence from chapter 11, LyondellBasell N.V., through its wholly owned subsidiary, LBI Escrow Corporation, (“LBI Escrow”) issued $3.25 billion of first priority debt, including $2.25 billion and €375 million offerings of senior secured notes in a private placement and borrowings of $500 million under a senior term loan facility. Upon emergence, LBI Escrow merged with and into Lyondell Chemical, which replaced LBI Escrow as the issuer of the senior secured notes and as borrower under the term loan. On April 30, 2010, Lyondell Chemical issued $3,240 million of Senior Secured 11% Notes due 2018 (the “Senior Secured 11% Notes”) in exchange for DIP Roll-up Notes incurred as part of the debtor-in-possession financing. The net proceeds from the sale of the senior secured notes, together with borrowings under the term loan, a new European securitization facility, and proceeds from the $2.8 billion rights offering, were used to repay and replace certain existing debt, including the debtor-in-possession credit facilities and to make certain related payments. In addition, we entered into a new $1,750 million U.S. asset-based revolving credit facility, which can be used for advances or to issue up to $700 million of letters of credit. For additional information on the Company’s debt, see Note 13.

Liabilities Subject to Compromise — Certain prepetition liabilities subject to compromise were reported at the expected allowed amount, even if they could potentially be settled for lesser amounts in accordance with the terms of the Plan of Reorganization. The total amount to be paid by the Debtors to settle claims is fixed under the Plan of Reorganization. As a result, all of the Debtors’ liabilities subject to compromise at April 30, 2010 have been effectively resolved at the Emergence Date. As of December 31, 2010, approximately $98 million of priority and administrative claims have yet to be paid.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

Liabilities subject to compromise included in the Predecessor’s balance sheet consist of the following:

	Predecessor
	April 30,	December 31,
	2010	2009
Millions of dollars

Accounts payable	$475	$587
Employee benefits	993	998
Accrued interest	77	62
Estimated claims	1,251	1,746
Interest rate swap obligations	217	201
Related party payable	31	193
Other accrued liabilities	242	73
Long-term debt	16,099	15,934

Total liabilities subject to compromise	$19,385	$19,794

The April 30, 2010 liabilities subject to compromise in the above table represent such liabilities immediately prior to their discharge in accordance with the Plan of Reorganization.

The Plan of Reorganization required that, upon emergence, certain liabilities previously reported as liabilities subject to compromise be retained by the Debtors. Accordingly, on the Emergence Date, approximately $854 million of pension and other post-retirement benefit liabilities, included in employee benefits in the above table, were reclassified from liabilities subject to compromise to current or long-term liabilities, as appropriate.

Long-term debt classified as Liabilities subject to compromise immediately prior to the Debtors’ emergence from bankruptcy included amounts outstanding under the Senior Secured Credit Facility, including the Term Loan A U.S. Dollar tranche, the U.S. dollar tranche of Term Loan B and the Revolving Credit Facility; 10.25% Debentures due 2010; 9.8% Debentures due 2020; 7.55% Debentures due 2026; 7.625% Senior Debentures due 2026; and a loan from KIC Ltd.; and $8.3 billion of pushdown debt and associated accrued interest related to the December 2007 acquisition of Lyondell Chemical by Basell AF S.C.A.

All of the long-term debt classified in Liabilities subject to compromise including the pushdown debt at April 30, 2010, except for a $6 million loan from KIC Ltd., was discharged pursuant to the Plan of Reorganization through distributions of a combination of LyondellBasell N.V. class A ordinary shares, the rights to purchase class B ordinary shares of LyondellBasell N.V. in a rights offering, warrants to purchase class A ordinary shares of LyondellBasell N.V. and cash. The loan from KIC Ltd. was transferred to the Millennium Custodial Trust under the Plan of Reorganization.

Reorganization Items — Reorganization items, including professional advisory fees and other costs directly associated with our reorganization, recognized by the Debtors since the January 6, 2009 bankruptcy are classified as Reorganization items on the Consolidated Statements of Income.

Post-emergence reorganization items are primarily related to professional fees associated with claim settlements, plan implementation and other transition costs attributable to the reorganization. Pre-emergence reorganization items include provisions and adjustments to record the carrying value of certain pre-petition liabilities at their estimated allowable claim amounts, as well as the costs incurred by non-Debtor companies as a result of the Debtors’ chapter 11 proceedings.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

The Company’s charges (credits) for reorganization items, including charges recognized by the Debtors, were as follows:

	Successor	Predecessor
	May 1	January 1	For the
	through	through	Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in net assets resulting from the application of push-down of fresh start accounting*	$—	$6,367	$—
Gain on discharge of liabilities subject to compromise	—	(12,597)	—
Asset write-offs and rejected contracts	—	25	840
Estimated claims	(1)	(185)	1,405
Accelerated amortization of debt issuance costs	—	—	160
Professional fees	7	167	223
Employee severance costs	—	—	86
Plant closures costs	—	8	46
Other	4	8	4

Total	$10	$(6,207)	$2,764

*	We have revised our disclosure for Reorganization items for the Predecessor period ended April 30, 2010 as described in the “Basis of Presentation” section of Note 2, Summary of Significant Accounting Policies. The $6,175 million change in net assets resulting from the application of fresh-start accounting has been adjusted in the Predecessor period by $192 million to $6,367 million resulting in income from total reorganization items of $6,207 million in the four months ended April 30, 2010.

Estimated claims in the above table include adjustments made to reflect the Debtors’ estimated claims to be allowed. Such claims were classified as Liabilities subject to compromise.

4.	Push-Down Accounting

In April 2010 the U.S. Bankruptcy Court approved the total reorganization enterprise value on a cash-free and debt-free basis for consolidated LyondellBasell AF at approximately $14.2 billion to $16.2 billion, with a midpoint of $15.2 billion. The Plan of Reorganization, which was confirmed and approved by the U.S. Bankruptcy Court on April 23, 2010, without objection by any third party, adopted the midpoint of $15.2 billion as the reorganization value used to calculate and settle claims. As of May 1, 2010, LyondellBasell N.V. applied fresh-start accounting pursuant to ASC 852.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

Push-down of fresh-start accounting requires us to allocate the reorganization value of LyondellBasell N.V., approved by the U.S. Bankruptcy Court, to the individual assets and liabilities of Lyondell Chemical based upon their estimated fair values. The determination of fair values of assets and liabilities is subject to significant estimation and assumptions. The following balance sheet information illustrates the financial effects as of May 1, 2010 of implementing the Plan of Reorganization and the adoption of fresh-start and push down accounting. Adjustments recorded to the Predecessor balance sheet, resulting from the consummation of the Plan of Reorganization and the adoption of the push-down of fresh start accounting, are summarized below.

CONSOLIDATED BALANCE SHEET

		Reorganization		Push-down
	Predecessor	Adjustments		Adjustments		Successor
Millions of dollars

ASSETS
Current assets:
Cash and cash equivalents	$494	$804	a	$—		$1,298
Accounts receivable
Trade, net	1,661	—		—		1,661
Related parties	305	11		18		334
Inventories	2,151	3		1,084	h	3,238
Prepaid expenses and other current assets	599	(21)		15		593
Notes receivable — related parties	922	(753)	b	—		169

Total current assets	6,132	44		1,117		7,293
Property, plant and equipment, net	10,785	(2)		(7,016)	i	3,767
Investments and long-term receivables:
Investments in PO joint ventures	519	—		(215)	j	304
Equity investments	99	—		3		102
Notes receivable — related party	180	(180)	b	—		—
Other investments and long-term receivables	12	—		—		12
Goodwill	—	—		352	k	352
Intangible assets, net	1,455	—		(319)	l	1,136
Other assets, net	211	141	c	(142)	m	210

Total assets	$19,393	$3		$(6,220)		$13,176

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

		Reorganization		Push-down
	Predecessor	Adjustments		Adjustments		Successor
Millions of dollars

Liabilities not subject to compromise —
Current liabilities:
Current maturities of long-term debt	$—	$4	d	$—		$4
Short-term debt	5,755	(5,755)	d	—		—
Short-term loans payable — related parties	32	107	b	—		139
Accounts payable:
Trade	867	—		(8)		859
Related parties	136	35		19		190
Accrued liabilities	816	(41)	e	(15)		760
Deferred income taxes	89	(4)	n	358	n	443

Total current liabilities	7,695	(5,654)		354		2,395
Long-term debt	—	6,478	d	—		6,478
Long-term loans payable — related parties	—	1,525	b	—		1,525
Other liabilities	313	830	f	(33)	o	1,110
Deferred income taxes	1,635	1,447	n	(3,058)	n	24
Liabilities subject to compromise:	19,385	(19,385)	g	—		—
Stockholders’ equity (deficit):
Additional paid-in capital	—	1,603	r	—		1,603
Predecessor additional paid-in capital	1,244	(1,244)	r	—		—
Retained earnings (deficit)	(10,767)	14,401	g	(3,634)	p	—
Accumulated other comprehensive income (loss)	(206)	2	r	204	r	—

Total company share of stockholders’ equity (deficit)	(9,729)	14,762		(3,430)		1,603
Non-controlling interests	94	—		(53)	q	41

Total equity (deficit)	(9,635)	14,762		(3,483)		1,644

Total liabilities and equity (deficit)	$19,393	$3		$(6,220)		$13,176

Reorganization and Push-Down Accounting Adjustments

Reorganization

a. Cash and cash equivalents — The adjustments to Cash and cash equivalents represent net cash inflows, after giving effect to transactions pursuant to the Plan of Reorganization, including proceeds from the issuance of new notes, borrowings under the new Senior Term Loan Facility, receipt of proceeds from the rights offering of LyondellBasell N.V.; payments relating to the discharge of debts and other liabilities subject to compromise; and the funding of the custodial and litigation trusts.

b. Related party loans — The changes to related party loans are primarily due to receipt of $860 million from LyondellBasell N.V. for repayment of deposits, additional borrowings of $1,525 million under the plan of reorganization and discharge of $50 million Short-term related party receivables classified as Contra equity.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

c. Other assets — Changes to Other assets primarily comprise capitalized debt issuance costs resulting from the incurrence of new debt.

d. Debt — The changes in debt are summarized below:

Millions of dollars

Debtor-in-Possession Credit Agreements —
Term Loan facility due 2010:
New Money Loans	$(2,167)
Roll-up Loans — Senior Secured Credit Facility	(2,603)
ABL Facility	(985)

$(5,755)

New long-term debt:
Senior Secured Notes due 2017, $2,250 million, 8.0%	$2,250
Senior Secured Notes due 2017, €375 million, 8.0%	497
Senior Term Loan Facility due 2016 ($5 million of discount)	495
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240

6,482
Less: Current maturities	(4)

Additional long-term debt	$6,478

e. Accrued liabilities — The net of payments and accruals related to the Plan of Reorganization.

f. Other liabilities — The adjustments to Other liabilities primarily reflect the Company’s agreement to continue sponsoring the pension plans previously reported as Liabilities subject to compromise.

g. Liabilities subject to compromise — The adjustment to Liabilities subject to compromise reflects the discharge of Liabilities subject to compromise through a series of transactions involving liabilities, contribution to the Company of class A ordinary shares of LyondellBasell N.V. and subsequent issuance of those shares by the Company and cash. The table below summarizes the discharge of Liabilities subject to compromise:

Millions of dollars

Liabilities subject to compromise	$19,385
Issuance by the Company of LyondellBasell N.V. class A ordinary shares	(5,312)
Assumption of pension plan liabilities	(854)
Settlement secured creditors	(264)
Settlement unsecured creditors	(132)
Others	(226)

Gain on discharge of liabilities subject to compromise before tax	$12,597

Provision for income taxes	(1,448)

Gain on discharge of liabilities subject to compromise after tax	$11,149

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

Push-Down Accounting

In applying the push-down of fresh start accounting at May 1, 2010, we recorded the assets acquired and the liabilities assumed from LyondellBasell AF at fair value, except for deferred income taxes and certain liabilities associated with employee benefits, which were recorded in accordance with ASC 852 and ASC 740, respectively. The significant assumptions related to the valuations of our assets and liabilities recorded in connection with the push-down of fresh-start accounting are discussed herein. All valuation inputs, with the exception of the calculation of crude oil related raw material inventories, are considered to be Level 3 inputs, as they are based on significant inputs that are not observable in the market. Crude oil related raw material inventories were valued using a combination of Level 1 and Level 2 inputs depending on the availability of publicly available quoted market prices. For additional information on Level 1, Level 2 and Level 3 inputs, see Note 2.

h. Inventory — We recorded Inventory at its fair value of $3,238 million, which was determined as follows:

•	Finished goods were valued based on the estimated selling price of finished goods on hand less costs to sell, including disposal and holding period costs, and a reasonable profit margin on the selling and disposal effort for each specific category of finished goods being evaluated;

•	Work in process was valued based on the estimated selling price once completed less total costs to complete the manufacturing process, costs to sell including disposal and holding period costs, a reasonable profit margin on the remaining manufacturing, selling, and disposal effort; and

•	Raw materials were valued based on current replacement cost.

Compared to amounts recorded in the predecessor period, finished goods increased by $540 million, work in process increased by $65 million, raw materials increased by $455 million and other inventories increased by $24 million.

i. Property, Plant and Equipment — We recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value. Fair value was based on the highest and best use of the assets. We considered and applied two approaches to determine fair value:

•	The market, sales comparison or trended cost approach was utilized for land, buildings and land improvements. This approach relies upon recent sales, offerings of similar assets or a specific inflationary adjustment to original purchase price to arrive at a probable selling price. Certain adjustments were made to reconcile differences in attributes between the comparable sales and the appraised assets.

•	The cost approach was utilized for certain assets primarily consisting of our machinery and equipment. This approach considers the amount required to construct or purchase a new asset of equal utility at current prices, with adjustments in value for physical deterioration, and functional and economic obsolescence. The machinery and equipment amounts determined under the cost approach were adjusted for functional obsolescence, which represents a loss in value due to unfavorable external conditions such as the facilities’ locality, comparative inherent technology and comparative energy efficiency. Physical deterioration is an adjustment made in the cost approach to reflect the real operating age of any individual asset. Lyondell Chemical estimated economic obsolescence is the difference between the discounted cash flows (income approach) expected to be realized from utilization of the assets as a group, compared to the initial estimate of value from the cost approach method. In the analysis, the lower of the income approach and cost approach was used to determine the

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

fair value of machinery and equipment in each reporting segment. Where the value per reportable segment, using the income approach, exceeded the value of machinery and equipment plus separately identifiable intangible assets, goodwill was generated.

The following table summarizes the components of Property, plant and equipment, net, at April 30, 2010, and reflects the application of the push-down of fresh-start accounting at May 1, 2010:

	Successor	Predecessor
	May 1,	April 30,
	2010	2010
Millions of dollars
Land	$115	$118
Manufacturing facilities and equipment	3,513	10,364
Construction in progress	139	303

Total property, plant and equipment, net	$3,767	$10,785

There was no impairment of our assets during the Predecessor period because undiscounted cash flows exceed their carrying values.

j. Investments in Propylene Oxide (“PO”) Joint Ventures — Investments in PO Joint Ventures were valued using the techniques described above to value Property, plant and equipment. The equity ownership reflects our direct proportional share of the property, plant and equipment of the PO Joint Ventures. The fair value of the Company’s equity interests in PO Joint Ventures is $304 million.

k. Goodwill — We recorded Goodwill of $352 million, primarily resulting from the requirement to record the tax effect of the differences for the tax and book basis of the Company’s assets and liabilities. The reported goodwill and deferred tax liabilities reflect an adjustment of $192 million related to the overstatement of goodwill and deferred income taxes reported in the financial statements previously filed with the SEC, (see Note 2). This correction has no impact on the retained earnings.

l. Intangible Assets — We recorded Intangible assets at their fair values of $1,136 million. The following is a summary of the approaches used to determine the fair value of significant intangible assets:

•	We recorded the fair value of favorable utility contracts of $355 million using discounted cash flows. Significant assumptions used in this calculation included:

•	The forward price of natural gas;

•	The projected market settlement price of electricity;

•	Discount rates of 17% based on Lyondell Chemical WACC adjusted for perceived business risks; and

•	Economic lives estimated from 11 to 16 years.

•	We recorded the fair value of $5 million for in-process research and development at the cost incurred to date adjusted for the probability of future marketability.

•	We recorded the fair value of emission allowances of $729 million. Observed market activity for emission allowance trades is primarily generated only by legislation changes. As participants react to legislation, market trades occur as companies pursue their individual lowest cost compliance strategies. Trading, in the absence of an additional significant market participant, generally ceases once compliance is attained. As such, we could not identify any objective inputs based on market activity and an

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

avoided cost of replacement methodology was used to determine estimated fair value. The significant assumptions used in valuing emission allowances include:

•	Business demand for utilization of the allowances held;

•	Engineering and construction costs required to reduce each marginal emission denomination; and

•	Development of new technologies to aid in the cost and effectiveness of compliance.

•	In addition we recorded other intangible assets, including capitalized software and software licenses, at its fair value of $47 million.

m. Other Assets — The adjustment primarily relates to the current deferred taxes and the change in the classification of precious metals from Other assets to Property, plant and equipment.

n. Deferred Income Taxes, Current and Non-current — The application of the push-down of fresh start accounting on May 1, 2010 resulted in the remeasurement of deferred income tax liabilities associated with the revaluation of the Company’s assets and liabilities pursuant to ASC 852. Deferred income taxes were recorded at amounts determined in accordance with ASC 740. As described in Note 2, deferred income taxes include adjustments to reduce deferred tax liabilities of $192 million.

o. Other Liabilities — The adjustment in accrued liabilities is primarily a result of the revaluation of deferred revenues based on discounted net cash outflows.

p. Retained Deficit — The changes to retained deficit reflect the revaluation of our assets and liabilities in push-down of fresh start accounting.

q. Non-controlling Interests — We recorded the fair value of non-controlling interests which resulted in a decrease of $53 million.

r. Equity — The changes are due to elimination of Predecessor common stock, capital surplus and accumulated earnings, partly offset by additional capital contribution.

5.	Business Acquisitions and Dispositions

In December 2010, Lyondell Chemical completed the sale of LyondellBasell Flavors & Fragrances, LLC (the “Flavor & Fragrance chemicals business”), receiving proceeds of $154 million and recognizing an after-tax gain of $64 million. The Flavors & Fragrance chemicals business has manufacturing facilities at Jacksonville, Fla., and Brunswick, GA., and approximately 200 employees. It produces terpene-based fragrance ingredients and flavor ingredients for the oral-care, confectionery and beverage market.

The capital gain generated by the sale of the Flavor & Fragrance chemicals business was offset by capital losses and carryforwards, for which a full valuation allowance had been recorded and, as such, no tax was provided.

The gain on sale of the Flavors & Fragrance chemicals business has been classified as discontinued operations in the consolidated statements of income. Unless otherwise indicated, information presented in the Notes to the Consolidated Financial Statements relates only to our continuing operations. Amounts included in

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Business Acquisitions and Dispositions — (Continued)

Income (loss) from discontinued operations, net of tax, for all periods presented for Flavors & Fragrance chemicals business are summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues	$102	$47	$142	$139

Cost of sales	91	41	125	134

Reorganization items	—	31	—	—

Income (loss) from discontinued operations, net of tax	$11	$(25)	$17	$5

Under the Plan of Reorganization, certain U.S. subsidiaries of LyondellBasell AF were transferred to Lyondell Chemical, a wholly owned subsidiary of LyondellBasell AF for all periods presented. Therefore, the accounts of such transferred U.S. subsidiaries, which have been under common control since the acquisition of Lyondell Chemical by LyondellBasell AF on December 20, 2007, were transferred at their historical carrying values and are reflected in the accompanying financials as if the transaction had occurred on December 20, 2007.

In December 2010, Lyondell Chemical transferred its indirect, wholly owned subsidiary, Lyondell France Holdings to LyondellBasell N.V. and in consideration received a $534 million note receivable. Lyondell France Holdings was treated as an asset held in use for all periods presented, in accordance with SEC Staff Accounting Bulleting (“SAB”) Topic 5-Z.7, Miscellaneous Accounting — Accounting and Disclosure Regarding Discontinued Operations — Accounting for the Spin-off of a Subsidiary (SAB 93, Accounting and Disclosures Relating to Discontinued Operations (SAB 93)). Amounts included in Income statement and assets included on the Balance sheet for all periods presented are summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Revenues	$735	$394	$792	$1,209

Operating income	81	39	74	107

	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Net assets as at	$—	$590	$729	$665

In September 2008, the Predecessor completed the sale of its toluene diisocyanate (“TDI”) business for net proceeds of €77 million ($113 million). The income related to the sale of Flavor & Fragrance chemicals business and the TDI businesses has been classified as Discontinued operations in the Consolidated Statements of Income.

Acquisition of Solvay Engineered Polymers — On February 29, 2008, we acquired Solvay Engineered Polymers, Inc. (“Solvay”), a leading supplier of polypropylene compounds in North America for $134 million.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Business Acquisitions and Dispositions — (Continued)

The acquisition of Solvay complements our existing polymer-based composite materials and alloys business in North America.

6.	Related Party Transactions

Lyondell Chemical’s current and long-term related party loans include the following at December 31:

Millions of dollars	2010	2009

Current Account Agreements
Deposits	$82	$716

Borrowings	$19	$40

Long-term
Receivable	$534	$56

Debt
Agreement dated April 22, 2008	$1,022	$—
Agreement dated April 30, 2010	500	—
Agreement dated December 20, 2010	1,000	—
Others	24	—

	$2,546	$—

Current Account Agreements with Subsidiaries of LyondellBasell N.V. — On and after April 30, 2010, we and the subsidiaries of LyondellBasell N.V. entered into several unsecured current account agreements for an indefinite period, under which we may deposit excess cash balances with LyondellBasell N.V. subsidiaries and have access to uncommitted revolving lines of credit in excess of deposits. Deposits bear interest at the LIBOR 1 month rate minus fifteen basis points. Borrowings under the lines of credit bear interest at the LIBOR 1 month rate plus 400 basis points. At December 31, 2010, the balance held on current account agreements reflected net deposits of $82 million in the Consolidated Balance Sheet as deposits with related parties.

Notes Payable to subsidiaries of LyondellBasell N.V. — During the fiscal year 2010, we and the subsidiaries of LyondellBasell N.V. entered into several unsecured current account agreements for an indefinite period, under which we may deposit excess cash balances with LyondellBasell N.V. and have access to uncommitted revolving lines of credit in excess of deposits. Deposits bear interest at the LIBOR 1 month rate minus fifteen basis points. Borrowings under the lines of credit bear interest at the LIBOR 1 month rate plus 400 basis points. At December 31, 2010, the balance under these current account agreements reflected net withdrawals of $19 million in the Consolidated Balance Sheet as payables with related party.

Lyondell Chemical recorded $8.0 billion of debt for which it is not the primary obligor, but which it has guaranteed, and which was used by LyondellBasell AF in the acquisition of Lyondell Chemical (“push-down debt”) in December 2007. The books and records of Lyondell Chemical includes an intercompany loan with a subsidiary of LyondellBasell A.F. at December 31, 2007, which represents $7.2 billion of the push-down debt. At December 31, 2009 the balance of the push-down debt, inclusive of the intercompany loan, was $8.3 billion and was classified as “Liabilities subject to compromise.” Pursuant to the Plan of reorganization the inter company loan was discharged through a series of equity transactions. As part of the parent’s legal entity restructuring $1 billion was borrowed under the existing intercompany loan agreement, and $500 million was borrowed under a new inter-company loan agreement with a subsidiary of LyondellBasell N.V.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Related Party Transactions — (Continued)

Long-Term Notes Receivable from subsidiaries of LyondellBasell N.V. and LyondellBasell AF — In December 2010, we transferred our indirect wholly owned subsidiary, Lyondell France Holdings to LB Subholdings, and received a $534 million note from LyondellBasell N.V. The note bears interest at the LIBOR 3 month rate for USD plus 400 basis points and has a repayment date of December 15, 2013. Interest, which is due quarterly, will automatically be added to principal if unpaid at the “Interest Payment Date”, as defined, and such unpaid interest will constitute an advance under the loan.

Long-Term Notes Payable to subsidiaries of LyondellBasell N.V. — On December 20, 2010, we and LyondellBasell N.V. and it’s subsidiaries entered into a $1,000 million unsecured loan. The loan matures on December 31, 2015 and bears interest at the LIBOR 3 month rate for USD plus 400 basis points. Interest, which is due quarterly, will automatically be added to principal if unpaid at the “Interest Payment Date”, as defined, and such unpaid interest will constitute an advance under the loan. At December 31, 2010, the outstanding balance under this loan agreement was $1,000 million. This loan was issued in lieu of an inter-company dividend which was paid as a return of capital and from retained earnings, each of $500 million.

LyondellBasell Related Companies — In 2009, we entered into a Shared Service Agreement with a subsidiary of LyondellBasell N.V. The shared service agreement allows either party to provide the other services and advice related to business matters for a fee. The total cost incurred is allocated on an equitable cost sharing basis, primarily driven by sales revenue. These costs include corporate overheads such as legal, information technology, finance and accounting and human resources. Management believes that the allocation methodology is reasonable.

Others — Pursuant to the Plan of Reorganization, at the Emergence Date, we received payment from a subsidiary of LyondellBasell N.V. for deposits under loan agreements dated December 20, 2007 of $380 million, dated January 1, 2001 and amended and restated on November 30, 2007 of $56 million, dated September 30, 2008 of $98 million and dated January 9, 2009 of $325 million.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Related Party Transactions — (Continued)

Related party transactions are summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
The Company billed related parties for:
Sales of products and processing services —
Apollo affiliates	$223	$—	$—	$—
LyondellBasell related companies	450	340	768	840
Shared services agreements —
LyondellBasell related companies	20	6	14	45
Interest —
LyondellBasell related companies	1	18	71	81
Royalties	83	42	84	127
Related parties billed the Company for:
Purchases of products and processing services —
Equity investees	$28	$21	$—	$—
LyondellBasell related companies	492	57	78	278
Shared services agreements —
LyondellBasell related companies	11	7	29	30
Interest —
LyondellBasell related companies	93	1	17	997
Royalties	30	16	28	50

7.	Short-term Investments

As a result of financial difficulties experienced by major financial institutions beginning in the latter part of the third quarter of 2008, we received notice that rights of redemption had been suspended with respect to a money market fund in which we invested approximately $174 million. We had been advised that additional redemptions were forthcoming, subject to our pro rata share of a $3.5 billion loss reserve established by the fund in February 2009. Accordingly, we recorded a provision in 2008 for an estimated loss of $5 million related to the money market fund. However, on May 5, 2009, the SEC filed an application for injunctive and other relief with The United States District Court for the Southern District of New York (“U.S. District Court”) that objected to the creation of the $3.5 billion loss reserve and instead proposed a plan to distribute the remaining assets of the money market fund on a pro rata basis to shareholders that have not been fully redeemed since September 15, 2008. A majority of the claimants agreed with the SEC’s plan and on November 25, 2009, the U.S. District Court issued an order which provided for a pro rata distribution of the remaining assets. We received redemptions totaling $172 million through December 31, 2010, including $12 million in 2010, $23 million in 2009 and $137 million in 2008. The 2010 redemption exceeded the $9 million carrying value. Accordingly, we recognized a $3 million gain on redemption in January 2010.

8.	Accounts Receivable

We sell our products primarily to other industrial concerns in the petrochemicals and refining industries. We perform ongoing credit evaluations of our customers’ financial condition and, in certain circumstances,

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Accounts Receivable — (Continued)

require letters of credit or corporate guarantees from them. As part of the push-down of fresh-start accounting our Accounts receivable were valued at market. Our allowance for doubtful accounts receivable, which is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, totaled $13 million at December 31, 2009. We have not recorded any provisions for doubtful accounts for the eight months ended December 31, 2010 and we recorded a provision for doubtful accounts of $5 million for the four months ended April 30, 2010. The Consolidated Statements of Income included provisions for doubtful accounts of $4 million and $13 million for the years ended December 31, 2009 and 2008, respectively.

9.	Inventories

Inventories consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Finished goods	$1,685	$1,201
Work-in-process	217	158
Raw materials and supplies	1,124	704

	$3,026	$2,063

In connection with application of the push-down of fresh-start accounting on May 1, 2010, we recorded inventory, at its fair value of $3,238 million (see Note 4). The increase in inventory of $1,087 million was largely due to the price of crude oil.

We recorded non-cash charges in the Successor period totaling $42 million to adjust the value of our raw materials and finished goods inventory to market as of December 31, 2010. These non-cash charges were the result of the decline in the per barrel benchmark price of crude oil from the Emergence Date to December 31, 2010.

We recorded charges of $20 million and $1,125 million in 2009 and 2008, respectively, to adjust the value of its inventory to market value, which was lower than the carrying cost at December 31, 2009 and 2008.

At December 31, 2010, approximately 85% of our inventories were valued using the LIFO method. Approximately 67% of the Predecessor inventory was valued using the LIFO method at December 31, 2009, and the remainder, excluding materials and supplies, was valued using the FIFO method. The excess of current replacement cost over LIFO cost of inventories amounted to $72 million and $801 million at December 31, 2010 and 2009, respectively. During 2010 and 2009, liquidations of LIFO inventory layers resulted in a gain of $8 million and a charge of $5 million, respectively.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets

Plant, Property and Equipment — The components of Property, plant and equipment, at cost, and the related accumulated depreciation were as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Land	$109	$125
Manufacturing facilities and equipment	3,334	12,994
Construction in progress	275	272

Total property, plant and equipment	3,718	13,391
Less accumulated depreciation	(217)	(2,324)

Property, plant and equipment, net	$3,501	$11,067

In connection with application of the push-down of fresh start accounting on May 1, 2010, we recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value of $3,767 million (see Note 4).

No interest was capitalized to Property, plant, and equipment during the three-year period ended December 31, 2010.

Goodwill — We recorded goodwill of $352 million upon application of the push-down of fresh start accounting (see Notes 2 and 4). The following table summarizes the changes to our goodwill during 2010:

Millions of dollars

Goodwill, May 1, 2010	$352
Sale of Lyondell France Holdings	(76)

Goodwill, December 31, 2010	$276

*	We have revised our disclosure for Goodwill, as described in the “Basis of Presentation” section of Note 2. Goodwill has been adjusted by $192 million from $544 million to $352 million.

During the fourth quarter of 2008, Lyondell Chemical performed its annual impairment tests for goodwill. As a result of the review, Lyondell Chemical determined that the goodwill associated with its Refining and Oxyfuels, O&P — Americas and Intermediates and Derivatives business segments were impaired. The impairment was based on a review of the business segments performed by Management in which long-term discounted cash flows did not support the carrying value of the goodwill. This was due to the rapid deterioration in the global economy and the effects on Lyondell Chemical’s operations in the latter part of the fourth quarter of 2008. Accordingly, in the fourth quarter of 2008, Lyondell Chemical recorded a charge to earnings of $4,921 million for impairment of goodwill related to the December 20, 2007 acquisition of Lyondell Chemical by LyondellBasell AF. In 2009, Lyondell Chemical recorded an adjustment related to prior periods which increased income from operations and net income for the year ended December 31, 2009, by $65 million. The adjustment related to an overstatement of goodwill impairment in 2008.

Intangible Assets — In connection with application of the push-down of fresh-start accounting on May 1, 2010, we recorded Intangible assets at their fair values of $1,136 million (see Note 4).

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

The components of identifiable intangible assets, at cost, and the related accumulated amortization were as follows at December 31:

	Successor			Predecessor
	2010			2009
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net
Millions of dollars
In-process research and development costs	$5	$(4)*	$1	$—	$—	$—
Technology, patent and license costs	—	—	—	591	(137)	454
Emission allowances	729	(46)	683	692	(44)*	648
Various contracts	355	(14)	341	350	(118)	232
Debt issuance costs	—	—	—	504	(399)	105
Software costs	52	(2)	50	69	(5)	64
Catalyst costs	—	—	—	117	(85)	32
Other	—	—	—	110	(60)	50

Total intangible assets	$1,141	$(66)	$1,075	$2,433	$(848)	$1,585

*	Includes impairments discussed in the paragraphs below.

Amortization of these identifiable intangible assets for the next five years is expected to be $105 million in each of 2011 to 2014, and $98 million in 2015.

During the Successor period we recognized an impairment of $4 million related to certain in-process research and development projects which were abandoned.

During the fourth quarter 2009, Lyondell Chemical recognized a $44 million charge related to surplus highly-reactive volatile organic compound (“HRVOC”) emission allowances. For purposes of the annual impairment test, fair value was measured based on estimates of cost to implement alternative emission reduction technology.

The components of Other assets were as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Precious metals	$—	$90
Debt issuance costs	109	—
Non-current assets held for sale	8
Company-owned life insurance	58	52
Pension assets	—	17
Other	—	29

Total other assets	$175	$188

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

Depreciation and Amortization Expense — Depreciation and amortization expense is summarized as follows:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Property, plant and equipment	$241	$366	$1,162	$1,221
Investment in PO joint ventures	13	14	41	39
Technology, patent and license costs	—	22	55	38
Emissions Allowances	46	—	—	—
Various Contracts	22	—	—	—
Software costs	2	7	15	14
Other	—	11	49	116

Total depreciation and amortization	$324	$420	$1,322	$1,428

Asset Retirement Obligations — At some sites we are contractually obligated to decommission our plants upon site exit. The Company has provided for the net present value of the estimated costs. Typically such costs are incurred within three years after a plant’s closure. The changes in the Company’s asset retirement obligations were as follows:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Beginning balance	$40	$4	$4
Payments	(11)	(2)	—
Changes in estimates	—	39	—
Accretion expense	3	—	—
Divestitures	—	(2)	—
Other	1	(1)	—

Ending balance	$33	$38	$4

In connection with application of the push-down of fresh-start accounting on May 1, 2010, we recorded asset retirement obligations at their fair values of $40 million.

We believe that there are asset retirement obligations associated with some of our facilities, but that the present value of those obligations is not material in the context of an indefinite expected life of the facilities. We continually review the optimal future alternatives for our facilities. Any decision to retire one or more facilities may result in an increase in the present value of such obligations.

11.	Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), share ownership in a U.S. propylene oxide (“PO”) manufacturing joint venture (the “PO Joint Venture”) and a separate joint venture

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Investment in PO Joint Ventures — (Continued)

for certain related PO technology. Bayer’s ownership interest represents ownership of annual in-kind PO production of the PO Joint Venture of 1.5 billion pounds in 2010 and 2009. We take in kind the remaining PO production and all co-product (styrene monomer (“SM” or “styrene”) and tertiary butyl ether (“TBA”) production from the U.S. PO Joint Venture.

We and Bayer do not share marketing or product sales under the PO Joint Venture. We operate the PO Joint Venture’s plants and arrange and coordinate the logistics of product delivery. The partners share in the cost of production and logistics based on their product offtake.

We report the cost of our product offtake as inventory and cost of sales in our Consolidated Financial Statements. Related cash flows are reported in the operating cash flow section of the Consolidated Statements of Cash Flows. Our investment in the PO joint ventures is reduced through recognition of our share of the depreciation and amortization of the assets of the PO joint ventures, which is included in Cost of sales. Other changes in the investment balance are principally due to additional capital investments in the PO joint ventures by us. Our contributions to the PO joint ventures are reported as “Contributions and advances to affiliates” in the Consolidated Statements of Cash Flows.

Total assets reflected in the books and records of the PO joint ventures, primarily property, plant and equipment, were $735 million and $1,267 million as of December 31, 2010 and 2009.

Changes in the Company’s investment in the PO joint ventures for 2010 and 2009 are summarized below:

PO Joint
Venture
Millions of dollars

Successor
Investments in PO joint ventures — May 1, 2010	$304
Cash contributions	1
Depreciation and amortization	(13)

Investments in PO joint ventures — December 31, 2010	$292

Predecessor
Investments in PO joint ventures — January 1, 2010	$533
Cash contributions	—
Depreciation and amortization	(14)

Investments in PO joint ventures — April 30, 2010	$519

Investments in PO joint ventures — January 1, 2009	$562
Cash contributions	12
Depreciation and amortization	(41)

Investments in PO joint ventures — December 31, 2009	$533

In connection with application of the push-down of fresh start accounting on May 1, 2010, our equity interests in PO joint ventures were valued at their fair value of $304 million (see Note 4).

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Accrued Liabilities

Accrued liabilities consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Payroll and benefits	$165	$194
Taxes other than income taxes	121	141
Interest	189	14
Product sales rebates	36	24
Priority and administrative claims	98	—
Debtor-in-possession exit fees	—	195
Derivatives	1	2
Income taxes	12	21
Deferred revenues	37	36
Other	75	99

Total accrued liabilities	$734	$726

13.	Debt

Long-term loans, notes and other long-term debt due to banks and other unrelated parties consisted of the following:

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
Bank credit facilities:
Senior Term Loan Facility due 2016	$5	$—
Senior Secured Notes due 2017, $2,250 million, 8.0%	2,025	—
Senior Secured Notes due 2017, €375 million, 8.0%	452	—
Senior Secured Notes due 2018, $3,240 million, 11.0%	3,240	—
Other	3	—

Total Long-Term Debt	5,725	$—

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Debt — (Continued)

Short-term loans, notes and other short-term debt due to banks and other unrelated parties consisted of the following:

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
Debtor-in-Possession Credit Agreements:
Term Loan facility due 2010:
New Money Loans	$—	$2,167
Roll-up Loans — Senior Secured Credit Facility:
Term Loan A due 2013 — U.S. tranche	—	385
Term Loan B due 2014 — U.S. tranche	—	2,012
Revolving Credit Facility — U.S. tranche	—	202
ABL Facility	—	325
Other	12	1

Total short-term debt	$12	$5,092

Aggregate maturities of all debts are $12 million in 2011, $1 million in each of 2012, 2013, 2014 and 2015, and $5,721 million thereafter.

On April 30, 2010, in accordance with provisions in the Plan of Reorganization, payments totaling $2,362 million were made to repay, in full, $2,167 million outstanding under the DIP Term Loan Facility and a related $195 million exit fee. The outstanding amount of $985 million under the DIP ABL Facility was also repaid on April 30, 2010. In addition, $16,062 million of debt classified as liabilities subject to compromise was discharged pursuant to the Plan of Reorganization (see Note 3).

Senior Secured 8% Notes — On April 8, 2010, LBI Escrow issued $2,250 million of 8% senior secured notes due 2017 and €375 million of senior secured notes due 2017, (collectively, the “Senior Secured 8% Notes”). We paid fees of $62 million related to the issuance of these facilities. On April 30, 2010, Lyondell Chemical was merged with and replaced LBI Escrow as issuer of the Senior Secured 8% Notes and borrower under the Senior Term Loan Facility.

The Senior Secured 8% Notes are jointly and severally, and fully and unconditionally guaranteed by LyondellBasell N.V. and, subject to certain exceptions, each existing and future wholly owned U.S. restricted subsidiary of LyondellBasell N.V. (other than Lyondell Chemical, as issuer), other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary (the “Subsidiary Guarantors” and, together with LyondellBasell N.V., the “Guarantors”).

The Senior Secured 8% Notes rank equally in right of payment with all existing and future senior debt of Lyondell Chemical and the Guarantors; the notes and guarantees rank junior to obligations of LyondellBasell N.V. subsidiaries that do not guarantee the Senior Secured 8% Notes.

The Senior Secured Notes and guarantees are secured by:

•	a first priority lien on substantially all of Lyondell Chemical’s and the Subsidiary Guarantors’ existing and future property and assets other than the assets securing the U.S. ABL Facility;

•	a first priority lien on the capital stock of Lyondell Chemical and all Subsidiary Guarantors (other than any such subsidiary that is a subsidiary of a non-U.S. subsidiary);

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Debt — (Continued)

•	a first priority lien on 65% of the capital stock and 100% of the non-voting capital stock of the first-tier non-U.S. subsidiaries of Lyondell Chemical or of LyondellBasell N.V.;

•	a second priority lien on the accounts receivable, inventory, related contracts and other rights and assets related to the foregoing and proceeds thereof that secure the U.S. ABL Facility on a first priority basis;

•	subject, in each case, to certain exceptions permitted liens and releases under certain circumstances.

The Senior Secured 8% Notes are redeemable by Lyondell Chemical (i) prior to maturity at specified redemption premium percentages according to the date the notes are redeemed or (ii) from time to time at a redemption price of 100% of such principal amount plus generally applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 10% of the outstanding Senior Secured 8% Notes annually prior to May 1, 2013 at a redemption price equal to 103% of such notes’ principal amount. Also prior to May 1, 2013, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 8% Notes (plus any additional notes), generally at a redemption price of 108% of such principal amount, with proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal.

The Senior Secured 8% Notes are redeemable at par after May 1, 2016 and contain covenants, subject to certain exceptions, that restrict, among other things, debt and lien incurrence; investments; certain restricted payments; sales of assets and mergers; and affiliate transactions.

Several of the restrictive covenants would be suspended if we receive an investment grade rating from two rating agencies. The Senior Secured 8% Notes are not subject to the maintenance of any specific financial covenant.

In December 2010 we redeemed $225 million of 8.0% Senior Secured dollar notes and €37.5 million ($50 million) of 8.0% Senior Secured Euro notes maturing in 2017, pursuant to the terms of the indenture representing repayment of 10% of the outstanding bonds. Interest expense in the 2010 Successor period reflects the effect of prepayment premiums of $7 million and $1 million, respectively, paid in connection with the repayment of the 8% Senior Secured dollar notes and 8% Senior Secured Euro notes. In May 2011, we redeemed an additional $203 million of 8% senior secured dollar notes and €34 million ($48 million) of 8% senior secured Euro notes due 2017 at a redemption price of 103% of par.

Senior Secured 11% Notes — Consistent with the terms of the Plan of Reorganization, on the Emergence Date, Lyondell Chemical issued Senior Secured 11% Notes under an indenture of approximately $3,240 million, replacing the DIP Roll-up Notes issued as part of the DIP Term Loan Facility in January 2009.

The Senior Secured 11% Notes are guaranteed by the same Guarantors that support the Senior Secured 8% Notes, the Senior Term Loan Facility and the U.S. ABL Facility. The Senior Secured 11% Notes are secured by the same security package as the Senior Secured 8% Notes, the Senior Term Loan Facility and the U.S. ABL Facility on a third priority basis and bear interest at a rate equal to 11%.

The Senior Secured 11% Notes are redeemable by Lyondell Chemical (i) at par on or after May 1, 2013 and (ii) from time to time at a redemption price of 100% of such principal amount plus generally applicable premium as calculated pursuant to a formula.

In addition, Lyondell Chemical has the option to redeem up to 35% of the original aggregate principal amount of the Senior Secured 11% Notes (plus any additional notes), generally at a redemption price of 111%

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Debt — (Continued)

of such principal amount with the net proceeds of one or more equity offerings, provided that (i) at least 50% of the original aggregate principal amount remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the closing of the equity offering. The value of this embedded derivative is nominal. The exercise of this option is subject to certain limitations under the Senior Term Loan Facility.

Registration Rights Agreement — In connection with the issuance of the Senior Secured 8% Notes and the Senior Secured 11% Notes (collectively, the “Senior Secured Notes”), we entered into registration rights agreements that require us to exchange the Senior Secured Notes for notes with substantially identical terms as the Senior Secured Notes except the new notes will be registered with the SEC under the Securities Act of 1933, as amended, and will therefore be free of any transfer restrictions. The registration rights agreement requires a registration statement for the exchange to be effective with the SEC by April 30, 2011 and the exchange to be consummated within 45 days thereafter. If we do not meet these deadlines, the interest rate on the Senior Secured Notes will be increased by 0.25% per annum for the 90-day period following April 30, 2011 and will increase by an additional 0.25% for each subsequent 90-day period that the registration and exchange are not completed, up to a maximum of 1.00% per annum.

Senior Term Loan Facility — On April 8, 2010, LBI Escrow borrowed $500 million under a new six-year, $500 million senior term loan facility (the “Senior Term Loan Facility”) and received proceeds, net of discount, of $495 million. We paid fees of $10 million related to the issuance of this facility.

Borrowings under the Senior Term Loan Facility will bear interest at either (a) a LIBOR rate adjusted for certain additional costs or (b) a base rate determined by reference to the highest of the administrative agent’s prime rate, the federal funds effective rate plus 0.5%, or one-month LIBOR plus 1.0% (the “Base Rate”), in each case plus an applicable margin.

The Senior Term Loan Facility is guaranteed, jointly and severally, and fully and unconditionally, on a senior secured basis, initially by the Guarantors. Subject to permitted liens and other exceptions, Lyondell Chemical’s obligations and guarantees will be secured on a pari passu basis with the Senior Secured Notes by first priority security interests in the collateral securing the Senior Secured Notes and by a second priority security interest in the collateral securing the U.S. ABL Facility described below.

The Senior Term Loan Facility contains covenants that are substantially similar to the Senior Secured Notes. The Senior Term Loan Facility is not subject to the maintenance of any specific financial covenant.

During the Successor period, we made payments under the Senior Term Loan Facility totaling $495 million, including a $1 million mandatory quarterly amortization payment in September 2010 and $494 million in December 2010. The payment in December 2010 satisfied all future amortization payments under the loan.

U.S. ABL Facility — On April 8, 2010, Lyondell Chemical completed the financing of a new four-year, $1,750 million U.S. asset-based facility (“U.S. ABL Facility”), which may be used for advances or to issue up to $700 million of letters of credit. Lyondell Chemical paid fees of $70 million related to the completion of this financing. Borrowings under the U.S. ABL Facility bear interest at the Base Rate or LIBOR, plus an applicable margin, and the lenders are paid a commitment fee on the average daily unused commitments. On June 2, 2011, the U.S. ABL Facility was amended to, among other things, (i) increase the facility to $2.0 billion, (ii) extend the maturity date until June 6, 2016, (iii) reduce the applicable margin and commitment fee, and (iv) amend certain covenants and conditions in order to provide additional flexibility.

At December 31, 2010, there were no borrowings outstanding under the U.S. ABL Facility and outstanding letters of credit totaled $370 million. Pursuant to the U.S. ABL Facility, Lyondell Chemical could, subject to a borrowing base, borrow up to $1,380 million. The borrowing base is determined using formulae applied to accounts receivable and inventory balances, and is reduced to the extent of outstanding letters of

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Debt — (Continued)

credit under the facility. Advances under this new facility are available to our subsidiaries, Lyondell Chemical, Equistar Chemicals LP (“Equistar”), Houston Refining LP, or LyondellBasell Acetyls LLC.

Obligations under the U.S. ABL Facility are guaranteed jointly and severally, and fully and unconditionally, on a senior secured basis, by the Guarantors (except, in the case of any Guarantor that is a borrower under the facility, to the extent of its own obligations in its capacity as a borrower). The borrowers’ obligations under the U.S. ABL Facility and the related guarantees are secured by (i) a first priority lien on all present and after-acquired inventory, accounts receivable, related contracts and other rights, deposit accounts into which proceeds of the foregoing are credited, and books and records related thereto, together with all proceeds of the foregoing, in each case to the extent of the rights, title and interest therein of any ABL borrowers and (ii) a second priority lien on the Senior Secured Notes and Senior Term Loan collateral.

Mandatory prepayments of the loans under the U.S. ABL Facility will be made from net cash proceeds from certain sales of collateral securing the facility and insurance and condemnation awards involving the facility.

The U.S. ABL Facility contains covenants that are substantially similar to the Senior Secured Notes.

In addition, during the first two years, in the event (i) excess availability under the U.S. ABL Facility falls below $300 million for five consecutive business days or below $250 million on any business day, or (ii) total liquidity falls below $550 million for five consecutive business days or below $500 million on any business day, we are required to comply with a minimum fixed charge coverage ratio of not less than 1.00 to 1.00, measured quarterly. Following the second anniversary of the effective date, in the event (i) excess availability under the U.S. ABL Facility falls below $400 million for five consecutive business days or below $325 million on any business day, or (ii) total liquidity falls below $650 million for five consecutive business days or below $575 million on any business day, we are also required to meet the minimum fixed charge coverage ratio. The fixed charge coverage ratio is defined in the facility generally as the ratio of earnings before interest, taxes, depreciation and amortization less capital expenditures to consolidated interest expense, plus dividends on preferred or other preferential stock, adjusted for relevant taxes, and scheduled repayments of debt. The availability under the U.S. ABL Facility was $1,380 million as of December 31, 2010.

Other — In the eight months ended December 31, 2010 and in the four months ended April 30, 2010, amortization of debt premiums and debt issuance costs resulted in amortization expense of $45 million and $291 million (including exit costs), respectively, that was included in interest expense in the Consolidated Statements of Income. For the years ended December 31, 2009 and 2008, such amortization was $307 million and $478 million, respectively.

Contractual interest for the Debtors was $436 million for the four-months ended April 30, 2010; and $1,297 million for the year ended December 31, 2009.

Our weighted average interest rate on outstanding short-term debt was 5% and 9.2% in 2010 Successor and Predecessor periods respectively, and 9.1% in 2009.

14.	Lease Commitments

We lease office facilities, railcars, vehicles, and other equipment under long-term operating leases. Some leases contain renewal provisions, purchase options and escalation clauses. Additionally, we have entered into a long-term agreement with an information technology service provider that is cancellable by us with a six-month notice period and payment of a cancellation fee. This agreement is classified as an operating lease.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Lease Commitments — (Continued)

The aggregate future estimated payments under these commitments are:

Millions of dollars

2011	$207
2012	188
2013	172
2014	148
2015	123
Thereafter	457

Total minimum lease payments	$1,295

Rental expense for the years ended December 31, 2010, 2009 and 2008 was $200 million, $241 million and $310 million, respectively.

15.	Financial Instruments and Derivatives

Cash Concentration — Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Commodity Prices — We are exposed to commodity price volatility related to anticipated purchases of natural gas, crude oil and other raw materials and sales of our products. We selectively use commodity swap, option, and futures contracts with various terms to manage the volatility related to these risks. Such contracts are generally limited to durations of one year or less. Cash-flow hedge accounting may be elected for these derivative transactions. In cases, when the duration of a derivative is short, hedge accounting generally would not be elected. When hedge accounting is not elected, the changes in fair value of these instruments will be recorded in earnings. When hedge accounting is elected, gains and losses on these instruments will be deferred in accumulated other comprehensive income (“AOCI”), to the extent that the hedge remains effective, until the underlying transaction is recognized in earnings.

The Company entered into futures contracts with respect to sales of gasoline and heating oil. These futures transactions were not designated as hedges, and the changes in the fair value of the futures contracts were recognized in earnings. In the eight months ended December 31, 2010, we settled futures positions for gasoline and heating oil of 355 million gallons and 349 million gallons, respectively, resulting in net gains of $3 million and $8 million, respectively. At December 31, 2010, futures contracts for 28 million gallons of gasoline and heating oil in the notional amount of $70 million, maturing in February 2011, were outstanding. The fair values, based on quoted market prices, resulted in a net payable of $1 million at December 31, 2010.

In addition, we settled futures positions for crude oil of 6 million barrels in during the eight months ended December 31, 2010, resulting in net gains of $3 million. These futures transactions were not designated as hedges.

We also entered into futures contracts during the eight months ended December 31, 2010 with respect to purchases of crude oil and sales of gasoline. These futures transactions were not designated as hedges. We

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Financial Instruments and Derivatives — (Continued)

settled futures positions for gasoline of 1 million barrels in the eight months ended December 31, 2010, resulting in a net gain of $5 million. We settled futures positions for crude oil of 1 million barrels in the eight months ended December 31, 2010, resulting in a net loss of $7 million.

Foreign Currency Rates — We enter into transactions denominated in other than our functional currency and the functional currencies of our subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency forward and swap contracts to reduce the effects of our net currency exchange exposures. At December 31, 2010, foreign currency swap contracts in the notional amount of $563 million, maturing in May 2011, were outstanding. The fair values, based on quoted market exchange rates, resulted in net receivables of $12 million at December 31, 2010.

For forward or swap contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, no hedge accounting is applied. Changes in the fair value of foreign currency forward and swap contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss) — Other income, net, in the Consolidated Statements of Income reflected gains of $2 million for both the eight months ended December 31, 2010 and the four months ended April 30, 2010, a loss of $11 million for the year ended December 31, 2009 and a gain of $29 million for the year ended December 31, 2008.

Interest Rates — Pursuant to the provisions of the Plan of Reorganization, $201 million in liabilities associated with interest rate swaps designated as cash-flow hedges in the notional amount of $2,350 million were discharged on April 30, 2010. The Predecessor Company discontinued accounting for the interest rate swap as a hedge and, in April 2010, $153 million of unamortized loss was released from AOCI and recognized in Interest expense on the Consolidated Statements of Income.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Financial Instruments and Derivatives — (Continued)

The following table summarizes financial instruments outstanding as of December 31, 2010 and 2009 that are measured at fair value on a recurring basis and the bases used to determine their fair value in the consolidated balance sheets.

			Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Notional		Assets	Inputs	Inputs
	Amount	Total	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Successor
December 31, 2010:
Assets at fair value —
Derivatives:
Foreign currency	$563	$12	$—	$12	$—

Liabilities at fair value —
Derivatives:
Gasoline and heating oil	$70	$1	$—	$1	$—

Predecessor
December 31, 2009:
Liabilities at fair value —
Derivatives:
Gasoline, heating oil and crude oil	$38	$2	$—	$2	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.

The following table provides the fair value of derivative instruments and their balance sheet classifications at December 31, 2010:

		Successor	Predecessor
	Balance Sheet	December 31,	December 31,
	Classification	2010	2009
Millions of Dollars
Fair Value of Derivative Instruments
Asset Derivatives-
Not designated as hedges:
Foreign currency	Prepaid expenses and other current assets	$12	$—

Liability Derivatives-
Not designated as hedges:
Commodities	Accrued liabilities	$1	$2

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Financial Instruments and Derivatives — (Continued)

The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Successor
For the period May 1 through December 31, 2010:
Derivatives not designated as hedges:
Foreign currency	$—	$—	$18	Other income (expense), net
Commodities	—	—	11	Cost of sales

	$—	$—	$29

Predecessor
For the period January 1 through April 30, 2010:
Derivatives designated as cash-flow hedges:
Interest rate	$—	$(17)	$—	Interest expense

Derivatives not designated as hedges:
Commodities	$—	$—	$6	Cost of sales

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2009:
Derivatives designated as cash-flow hedges:
Commodities	$—	$50	$—	Cost of sales
Interest rate	(5)	(31)	—	Interest expense

	(5)	19	—

Derivatives not designated as hedges:
Commodities	—	—	36	Cost of sales

	$(5)	$19	$36

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Financial Instruments and Derivatives — (Continued)

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2008:
Derivatives designated as cash-flow hedges:
Commodities	$112	$62	$—	Cost of sales
Interest rate	(196)	—	—	Interest expense

	(84)	62	—
Derivatives not designated as hedges:
Commodities	—	—	9	Cost of sales

	$(84)	$62	$9

The carrying value and the estimated fair value of the Company’s non-derivative financial instruments are shown in the table below:

	Successor		Predecessor
	December 31, 2010		December 31, 2009
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Millions of dollars
Related party notes receivable	$616	$616	$716	$716

Short and long-term debt, including current maturities	$8,299	$9,015	$12,864	$10,719

The following table summarizes the bases used to measure certain liabilities at fair value on a recurring basis, which are recorded at historical cost or amortized cost, in the consolidated balance sheet:

	Successor	Fair Value Measurement
			Quoted prices
			in active	Significant
	Carrying		markets for	other	Significant
	Value	Fair Value	identical	observable	unobservable
	December 31,	December 31,	assets	inputs	inputs
	2010	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars
Related party notes receivable	$616	$616	$—	$—	$616

Short and long-term debt, including current maturities, excluding capital leases	$5,734	$6,450	$—	$6,450	$—
Related party notes payable	$2,565	$2,565	$—	$—	$2,565

	$8,299	$9,015	$—	$6,450	$2,565

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Financial Instruments and Derivatives — (Continued)

The following table is a reconciliation of the beginning and ending balances of Level 2 and Level 3 inputs:

	Short and Long-
	Term Debt,
	Including
	Current	Related Party	Related Party
	Maturities	Notes Receivable	Notes Payable
Millions of dollars	(Level 2)	(Level 3)	(Level 3)

Balance at May 1, 2010	$6,490	$169	$1,558
Purchases, sales, issuances, and settlements (net)	(770)	447	1,018
Total gains or losses (realized/unrealized)	730	—	(11)

Balance at December 31, 2010	$6,450	$616	$2,565

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange in which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at December 31, 2010.

The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (ii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of our related party loans, which are within a specified interest rate band (benchmark interest rate is LIBOR) and are prepayable at par, will react in a generally proportionate manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.

16.	Pension and Other Postretirement Benefits

Lyondell Chemical has defined benefit pension plans which cover employees in the U.S. and the United Kingdom. Retirement benefits are generally based on years of service and the employee’s highest compensation for any consecutive 36-month period during the last 120 months of service or other compensation measures as defined under the respective plan provisions. Lyondell Chemical funds the plans through contributions to pension trust funds, generally subject to minimum funding requirements as provided by applicable law. In addition, Lyondell Chemical sponsors unfunded postretirement benefit plans other than pensions for U.S. employees, which provide medical and life insurance benefits. The postretirement medical plans are contributory, while the life insurance plans are generally noncontributory. The life insurance benefits under certain plans are provided to employees who retired before July 1, 2002.

Employees in the U.S. are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. Lyondell Chemical matches a part of the employees’

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

contributions. Lyondell Chemical had temporarily suspended matching contributions beginning in March 2009 as a result of filing voluntary petition for reorganization under chapter 11 of the U.S. Bankruptcy Code. In May 2010, Lyondell Chemical resumed matching contributions under the Employee Savings Plans.

For 2010, the actual return on plan assets for our U.S. and non-U.S. plans was 15.6% and 2.6%, respectively.

Under the Plan of Reorganization, except with respect to the Supplemental Executive Retirement Plan, all benefit plans and collective bargaining agreements remained in force subsequent to the Debtors’ emergence from chapter 11 proceedings. Accordingly, approximately $854 million of pension and other post-retirement benefit liabilities were reclassified from liabilities subject to compromise to current or long-term liabilities, as appropriate, upon emergence from bankruptcy (see Note 4).

The U.S. bankruptcy court approved the termination of the U.S. Supplemental Executive Retirement Plans as of January 6, 2009. The termination of these plans resulted in a gain of $4 million. Due to the bankruptcy, no benefits were paid as a result of the plan termination. The beneficiaries of these plans had outstanding claims of $48 million, $8 million of which is related to non-U.S. employees, filed with the bankruptcy court. The liability balance for these claims was discharged pursuant to the Plan of Reorganization (see Note 4).

In 2010, the settlement gain of $15 million in the U.S. plans reflected payments of lump sum benefits in the Pension Plans for Eligible Hourly Non-Represented Employees of Equistar Chemicals, LP and Houston Refining LP Retirement Plan for Eligible Hourly Non-Represented Employees. In 2009, the settlement gain of $11 million in the U.S. plans reflected payments of lump sum benefits in the Pension Plan for Eligible Hourly Represented Employees of Equistar Chemicals, LP and the Houston Refining LP Retirement Plan for Represented Employees.

The accounting for a reduction in expected years of future service due to the headcount reduction program resulted in a $5 million curtailment charge in 2009 related to the U.S. plans: LyondellBasell Retirement Plan, Equistar Chemicals, LP Retirement Plan, and Basell Retirement Income Plan.

Divestitures — In December 2010, we sold our Flavor and Fragrance chemicals business. The plan and related obligations covering the retired employees of the business were retained by Lyondell Chemical. As a result of this divestiture, the accumulated benefit obligation related to the plan decreased approximately $4 million, resulting in a curtailment. The gain associated with the curtailment was not recognized in 2010 since it does not exceed the unrecognized net loss existing under the plan.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of projected benefit obligations, plan assets and the funded status of our U.S. and non-U.S. defined benefit pension plans:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$1,730	$1,747	$1,595
Service cost	29	14	50
Interest cost	62	31	90
Actuarial loss (gain)	113	—	113
Plan amendments	—	—	(10)
Benefits Paid	(86)	(22)	(60)
Settlement	(15)	—	(39)
Curtailment	1	—	8

Benefit obligation, end of period	1,834	1,770	1,747

Change in plan assets:
Fair value of plan assets, beginning of period	1,194	1,152	1,036
Actual return on plan assets	95	55	215
Company contributions	22	9	—
Benefits paid	(86)	(22)	(60)
Settlement	(15)	—	(39)

Fair value of plan assets, end of period	1,210	1,194	1,152

Funded status of continuing operations, end of period	$(624)	$(576)	$(595)

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$34	$41	$38
Service cost	—	—	—
Interest cost	1	1	2
Actuarial loss	2	3	1
Benefits paid	(1)	—	(1)
Curtailment	—	—	(2)
Foreign exchange effects	2	(3)	3

Benefit obligation, end of period	38	42	41

Change in plan assets:
Fair value of plan assets, beginning of period	32	32	30
Actual return on plan assets	2	2	2
Company contributions	2	—	—
Benefits paid	(1)	—	(1)
Foreign exchange effects	—	(2)	3
Settlement payments	—	—	(2)

Fair value of plan assets, end of period	35	32	32

Funded status of continuing operations, end of period	$(3)	$(10)	$(9)

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Prepaid benefit cost	$—	$—	$17	$—
Accrued benefit liability, long-term	(624)	(3)	(612)	(9)

Funded status, December 31	$(624)	$(3)	$(595)	$(9)

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment loss	$78	$—	$521	$1
Prior service credit	—	—	(124)	—
Amortization or settlement recognition of net loss	(1)	—	—	—

Balance at December 31	$77	$—	$397	$1

The following additional information is presented for our U.S. and non-U.S. pension plans:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Accumulated benefit obligation for defined benefit plans, December 31	$1,815	$38	$1,720	$41

Pension plans with projected benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Projected benefit obligations	$1,834	$38	$1,731	$41
Fair value of assets	1,210	35	1,119	32

Pension plans with accumulated benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Millions of dollars
Accumulated benefit obligations	$1,815	$38	$1,704	$41
Fair value of assets	1,210	35	1,119	32

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

The following table provides the components of net periodic pension costs:

	U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Pension Cost:
Service cost	$29	$14	$50	$50
Interest cost	62	31	90	105
Actual return on plan assets	(95)	(55)	(215)	467
Less — return in excess of (less than) expected return	35	24	125	(593)

Expected return on plan assets	(60)	(31)	(90)	(126)
Settlement and curtailment loss (gain)	2	—	2	1
Prior service cost (benefit) amortization	—	(4)	(14)	(3)
Actuarial and investment loss amortization	—	8	27	—

Net periodic benefit cost (benefit)	$33	$18	$65	$27

	Non-U.S. Plans
	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Pension Cost:
Service cost	$—	$—	$—	$—
Interest cost	1	1	3	2
Actual return on plan assets	(2)	(2)	(2)	2
Less — return in excess of (less than) expected return	1	1	—	(4)

Expected return on plan assets	(1)	(1)	(2)	(2)

Net periodic benefit cost (benefit)	$—	$—	$1	$—

Our goal is to manage pension investments over the longer term to achieve optimal returns with an acceptable level of risk and volatility. The assets are externally managed by professional investment firms and performance is evaluated continuously against specific benchmarks.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

Our targeted asset allocation, during the period and target allocation for our plans are as follows:

	Successor		Predecessor
	2010		2009
	Actual	Target	Actual	Target
United Kingdom — Lyondell Chemical Plans:
Equity securities	52%	50%	51%	50%
Fixed income	48%	50%	49%	50%
United States:
Equity securities	65%	65%	64%	65%
Fixed income	27%	30%	29%	30%
Real Estate	3%	5%	3%	5%
Other	5%	—	4%	—

We estimate the following contributions to our pension plans in 2011:

Millions of dollars	U.S.	Non-U.S.

Defined benefit plans	$221	$1
Multi-employer plans	—	—

Total	$221	$1

As of December 31, 2010, future expected benefit payments by our pension plans which reflect expected future service, as appropriate, were as follows:

Millions of dollars	U.S.	Non-U.S.

2011	$112	$1
2012	121	1
2013	117	1
2014	125	1
2015	135	1
2016 through 2020	733	6

The following table sets forth the principal assumptions on discount rates, projected rates of compensation increase and expected rates of return on plan assets, where applicable. These assumptions vary for the different plans, as they are determined in consideration of the local conditions.

The assumptions used in determining the net benefit liabilities for our pension plans were as follows at December 31:

	Successor		Predecessor
	2010		2009
	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions as of December 31:
Discount rate	5.18%	5.30%	5.75%	5.90%
Rate of compensation increase	4.00%	3.75%	4.00%	3.70%

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

The assumptions used in determining net benefit costs for our pension plans were as follows for the year ended December 31:

	Successor		Predecessor
	2010		2009		2008
	U.S.	Non-U.S.	U.S.	Non-U.S.	U.S.	Non-U.S.
Weighted-average assumptions for the year:
Discount rate	5.68%	5.50%	6.00%	5.90%	6.30%	5.90%
Expected return on plan assets	8.00%	6.75%	8.00%	6.10%	8.25%	7.30%
Rate of compensation increase	4.00%	N/A	4.45%	3.20%	4.50%	5.00%

The discount rate assumptions reflect the rates at which the benefit obligations could be effectively settled, based on published long-term bond indices where the term closely matches the term of the benefit obligations. The expected rate of return on assets was estimated based on the plans’ asset allocation, a review of historical capital market performance, historical plan performance and a forecast of expected future asset returns. We review these long-term assumptions on a periodic basis.

Our pension plans have not invested in securities of Lyondell Chemical, and there have been no significant transactions between any of the pension plans and the Company or related parties thereof.

The pension investments that are measured at fair value as of December 31, 2010 are summarized below:

	U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

U.S.
Common stocks	$806	$806	$—	$—
Fixed income securities	234	—	234	—
Real estate	42	—	—	42
Convertible investments	1	—	1	—
U.S. government securities	103	41	62	—
Cash and cash equivalents	33	31	2	—
John Hancock GACs	5	—	—	5
Metropolitan Life Insurance GIC	18	—	—	18

Total U.S. pension assets	$1,242	$878	$299	$65

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

	Non-U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Non-U.S.
Common stocks	$18	$18	$—	$—
Fixed income securities	16	—	16	—

Total Non-U.S. pension assets	$34	$18	$16	$—

The pension investments that are measured at fair value as of December 31, 2009 are summarized below:

	U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices	Significant
		in Active	Other	Significant
	Balance at	Markets for	Observable	Unobservable
	December 31,	Identical	Inputs	Inputs
	2009	Assets (Level 1)	(Level 2)	(Level 3)
Millions of dollars

U.S.
Common stocks	$737	$737	$—	$—
Fixed income securities	249	—	249	—
U.S. Government securities	89	41	48	—
Cash and cash equivalents	19	18	1	—
Real estate	36	—	—	36
Convertible investments	2	—	2	—
John Hancock GACs	5	—	—	5
Metropolitan Life Insurance GIC	15	—	—	15

Total U.S. pension assets	$1,152	$796	$300	$56

	Non-U.S. Pension
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Non-U.S.
Common stocks	$16	$16	$—	$—
Fixed income securities	16	—	16	—

Total non-U.S. pension assets	$32	$16	$16	$—

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

The following table sets forth a summary of changes in the fair value of the level 3 plan assets for the year ended December 31, 2010:

	U.S. Pension
	Level 3 Assets
			John
		Metropolitan	Hancock
	Real estate	Life GIC	GACs	Total
Millions of dollars

Predecessor
Balance, January 1, 2009	$54	$18	$4	$76
Realized gain	2	2	—	4
Unrealized (loss) gain relating to instruments still held at the reporting date	(26)	(5)	1	(30)
Purchases, sales, issuances, and settlements (net)	6	—	—	6

Balance, December 31, 2009	36	15	5	56
Realized gain	1	1	—	2
Unrealized loss relating to instruments still held at the reporting date	(2)	—	—	(2)
Purchases, sales, issuances, and settlements (net)	1	—	—	1

Balance, April 30, 2010	$36	$16	$5	$57

Successor
Balance, May 1, 2010	$36	$16	$5	$57
Realized gain	1	1	—	2
Unrealized gain relating to instruments still held at the reporting date	4	1	—	5
Purchases, sales, issuances, and settlements (net)	1	—	—	1

Balance, December 31, 2010	$42	$18	$5	$65

Other Postretirement Benefits — We sponsor unfunded defined benefit health care and life insurance plans covering certain eligible retired U.S. employees and their spouses. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Life insurance benefits are generally provided by insurance contracts. We retain the right, subject to existing agreements, to modify or eliminate these benefits.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of benefit obligations of our unfunded other postretirement benefit plans:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$292	$308	$328
Service cost	4	2	5
Interest cost	11	5	18
Plan amendments	—	—	(23)
Actuarial loss (gain)	22	(15)	—
Benefits paid	(21)	(11)	(27)
Participant contributions	6	3	7
Net transfer in/(out) including the effect of any business combinations/divestitures	(4)	—	—
Foreign exchange effects	—	—	—

Benefit obligation, end of period	310	292	308

Change in plan assets:
Fair value of plan assets, beginning of period	—	—	—
Employer contributions	15	8	20
Participant contributions	6	3	7
Benefits paid	(21)	(11)	(27)

Fair value of plan assets, end of period	—	—	—

Funded status, end of period	$(310)	$(292)	$(308)

	Successor	Predecessor
	2010	2009
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Accrued benefit liability, current	$(21)	$(21)
Accrued benefit liability, long-term	(289)	(287)

Funded status, December 31	$(310)	$(308)

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

	Successor	Predecessor
	2010	2009
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment loss (gain)	$18	$4
Prior service cost	—	(76)

Balance at December 31,	$18	$(72)

The following table provides the components of net periodic other postretirement benefit costs:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Other Postretirement Benefit Costs:
Service cost	$3	$2	$5	$6
Interest cost	11	5	18	19
Prior service cost (benefit) amortization	—	(3)	(7)	(5)
Actuarial amortization gain	—	—	(1)	(2)

Net periodic benefit cost	$14	$4	$15	$18

For the U.S. plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 9.1% for 2011 decreasing 0.5% per year to 5.0% in 2026 and thereafter. At December 31, 2009, similar cost escalation assumptions were used. At December 31, 2010, the assumed annual rate of increase was 9.5%. The health care cost trend rate assumption does not have a significant effect on the amounts reported due to limits on maximum contribution levels to the medical plans. To illustrate, increasing or decreasing the assumed health care cost trend rates by one percentage point in each year would change the accumulated other postretirement benefit liability as of December 31, 2010 by less than $1 million and would not have a material effect on the aggregate service and interest cost components of the net periodic other postretirement benefit cost for the year then ended.

The assumptions used in determining the net benefit liabilities for our other postretirement benefit plans were as follows at December 31:

	Successor	Predecessor
	2010	2009
Weighted-average assumptions as of December 31:
Discount rate	5.00%	5.75%
Rate of compensation increase	4.00%	4.00%

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

The assumptions used in determining net benefit costs for our other postretirement benefit plans were as follows for the year ended December 31:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Weighted-average assumptions for the year:
Discount rate	5.73%	5.75%	6.00%	6.33%
Rate of compensation increase	4.00%	4.00%	4.45%	4.50%

As of December 31, 2010, future expected benefit payments by our other postretirement benefit plan, which reflect expected future service, as appropriate, were as follows:

Millions of dollars

2011	$21
2012	21
2013	22
2014	22
2015	23
2016 through 2020	121

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Pension and Other Postretirement Benefits — (Continued)

Accumulated Other Comprehensive Income — The following pre-tax amounts were recognized in accumulated other comprehensive income as of and for the year ended December 31, 2010:

	Pension Benefits		Other Benefits
	Actuarial	Prior Service	Actuarial	Prior Service
	(Gain) Loss	Cost (Credit)	(Gain) Loss	Cost (Credit)
Millions of dollars

Predecessor
January 1, 2009	$568	$(143)	$2	$(59)
Arising during the period	(7)	—	2	(1)
Amortization included in net periodic benefit cost	(12)	(7)	—	7
(Gain) loss due to settlements and curtailments	(28)	26	—	—
Gain due to plan amendments	—	—	—	(23)

December 31, 2009	521	(124)	4	(76)
Arising during the period	(12)	—	(15)	—
Amortization included in net periodic benefit cost	—	—	—	3
(Gain) loss due to settlements and curtailments	(8)	4	—	—

April 30, 2010	$501	$(120)	$(11)	$(73)

Successor
May 1, 2010	$—	$—	$—	$—
Arising during the period	78	—	18	—
Gain due to settlements and curtailments	(1)	—	—	—

December 31, 2010	$77	$—	$18	$—

The related deferred income taxes amount to $33 million and $114 million as of December 31, 2010 and 2009, respectively. At April 30, 2010 all gains and losses in AOCI and the related deferred income taxes were written off.

There are no amounts in AOCI at December 31, 2010 related to our pension plans and other postretirement benefits expected to be recognized in net periodic benefit cost in 2011.

Defined Contribution Plans — Employees in the U.S. are eligible to participate in defined contribution plans (“Employee Savings Plans”) by contributing a portion of their compensation. We match a part of the employees’ contribution. The Predecessor had temporarily suspended contributions beginning in March 2009 as a result of filing voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. In May 2010, we resumed matching contributions under the Employee Savings Plans. Contributions to these plans were $17 million in 2010, $8 million in 2009 and $31 million in 2008.

17.	Incentive and Share-Based Compensation

Medium-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we replaced the Predecessor Company’s Management Incentive Plan with the 2010 Medium-Term Incentive Plan (“MTI”).

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Incentive and Share-Based Compensation — (Continued)

The MTI is designed to link the interests of senior management with the interests of shareholders by tying incentives to measurable corporate performance. The MTI provides for payouts based on our return on assets and cost improvements over the calendar years 2010 through 2012. Benefits under the MTI will vest on the date, following December 31, 2012, on which the Compensation Committee of the Supervisory Board certifies the performance results and will be paid on March 31 following the end of the performance cycle. The MTI provides for an accelerated pro-rata payout in the event of a change in control of the Successor Company. The MTI, which is accounted for as a liability award, is classified in Other liabilities on the Consolidated Balance Sheet. We recorded $3 million of compensation expense for the eight months ended December 31, 2010 based on the expected achievement of performance results.

Long-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we created the 2010 Long-Term Incentive Plan (“LTI”). Under the LTI, the Compensation Committee is authorized to grant restricted stock, restricted stock units, stock options, stock appreciation rights and other types of equity-based awards of LyondellBasell N.V. The Compensation Committee determines the recipients of the equity awards, the type of award made, the required performance measures, and the timing and duration of each grant. The maximum number of shares of LyondellBasell N.V. stock reserved for issuance under the LTI is 22,000,000. In connection with the Debtors’ emergence from bankruptcy, awards were granted to our senior management and we have since granted awards for new hires and promotions. As of December 31, 2010, there were 9,860,818 shares remaining available for issuance.

The LTI awards resulted in compensation expense of $18 million for the eight months ended December 31, 2010, and $24 million for the four months ended April 30, 2010. The tax benefits were $7 million for the eight months ended December 31, 2010, and $8 million for the four months ended April 30, 2010.

Restricted Stock Units — Restricted stock units entitle the recipient to be paid out an equal number of class A ordinary shares on the fifth anniversary of the grant date, subject to forfeiture in the event of certain termination events. Restricted stock units are accounted for as an equity award with compensation cost recognized ratably over the vesting period.

The following table summarizes restricted stock unit activity for the eight months ended December 31, 2010 in thousands of units:

	Number of	Weighted-
	Units	Average Price

Outstanding at May 1, 2010	—	$—
Granted	1,372	17.67
Paid	(3)	17.61
Forfeited	(17)	17.61

Outstanding at December 31, 2010	1,352	$17.67

For the eight months ended December 31, 2010, the compensation expense related to the outstanding restricted stock units was $4 million and the related tax benefit was $1 million. As of December 31, 2010, the unrecognized compensation cost related to restricted stock units was $21 million, which is expected to be recognized over a weighted-average period of 4 years.

Stock Options — Stock options are granted with an exercise price equal to the market price of class A ordinary shares at the date of grant. The stock options are accounted for as an equity award with compensation cost recognized using the graded vesting method. We issued certain Stock options to purchase 1% of the number of common stock shares outstanding at the Debtors’ emergence from bankruptcy. These options vest in five equal, annual installments beginning on May 14, 2009 and may be exercised for a period of seven

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Incentive and Share-Based Compensation — (Continued)

years following the grant date at a price of $17.61 per share, the fair value of the Company’s common stock based on its reorganized value at the date of emergence. All other stock options vest in equal increments on the second, third and fourth anniversary of the grant date and have a contractual term of ten years, with accelerated vesting upon death, disability, or change in control and exercise prices ranging from $16.45 to $26.75.

The fair value of each stock option award is estimated, based on several assumptions, on the date of grant using the Black-Scholes option valuation model. Upon adoption of ASC 718 Stock Compensation, we modified our methods used to determine these assumptions based on the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107. We estimated volatility based on the historic average of the common stock of our peer companies and the historic stock price volatility over the expected term. The fair value and the assumptions used for the 2010 grants are shown in the table below.

Weighted-average Fair Value per share of options granted	$7.70
Fair value assumptions:
Dividend yield	0.00%
Expected volatility	47.0%
Risk-free interest rate	1.63%-2.94%
Weighted-average expected term, in years	5.1

The following table summarizes stock option activity for the four months ended April 30, 2010 and the eight months ended December 31, 2010 in thousands of shares for the non-qualified stock options:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
Predecessor	Shares	Price	Term	Value

Outstanding at January 1, 2010	—	$—
Granted	5,639	17.61	7.0 years
Exercised	—	—
Outstanding at April 30, 2010	5,639	$17.61	7.0 years	$—

Exercisable at April 30, 2010	—	$—		$—

Successor
Outstanding at May 1, 2010	5,639	$17.61	7.0 years
Granted	2,222	17.67	9.4 years
Forfeited	(17)	17.61
Exercised	—	—
Outstanding at December 31, 2010	7,844	$17.63	7.3 years	$111

Exercisable at December 31, 2010	1,132	$17.61	6.3 years	$19

Total stock option expense was $11 million for the eight months ended December 31, 2010, and $19 million for the four months ended April 30, 2010. The related tax benefits were $4 million and $6 million for the eight months ended December 31, 2010, and four months ended April 30, 2010, respectively. As of December 31, 2010, the unrecognized compensation cost related to non-qualified stock options was $31 million, which is expected to be recognized over a weighted-average period of 3 years.

Restricted Stock Shares — On April 30, 2010, we issued restricted class A ordinary shares. The shares may not be sold or transferred until the restrictions lapse on May 14, 2014. The participants are entitled to receive dividends and have full voting rights during the restriction period.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes restricted stock shares activity for the four months ended April 30, 2010 and the eight months ended December 31, 2010 in thousands of shares:

		Weighted-Average
	Number of	Grant Date Fair
Predecessor	Shares	Value

Outstanding at January 1, 2010	—	$—
Granted	1,772	17.61
Paid	—	—
Forfeited	—	—

Outstanding at April 30, 2010	1,772	$17.61

Successor

Outstanding at May 1, 2010	1,772	$17.61
Granted	—	—
Paid	—	—
Forfeited	—	—

Outstanding at December 31, 2010	1,772	$17.61

The total restricted stock shares expense was $5 million for both the eight months ended December 31, 2010, and four months ended April 30, 2010. The related tax benefit was $2 million for both periods. As of December 31, 2010, the unrecognized compensation cost related to restricted stock shares was $21 million, which is expected to be recognized over a weighted-average period of 3 years.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Income Taxes

The significant components of the provision for income taxes are as follows:

	Successor	Predecessor
	May 1	January 1
	through	through		For the Year Ended
	December 31,	April 30,		December 31,
	2010	2010		2009	2008
Millions of dollars
Current:
U.S. federal	$36	$12		$(143)	$(43)
Non-U.S.	41	22		2	(20)
State	12	11		16	19

Total current	89	45		(125)	(44)

Deferred:
U.S. federal	225	(1,388	)*	(1,306)	(1,022)
Non-U.S.	(8)	—		25	64
State	(10)	(40	)*	(23)	(28)

Total deferred	207	(1,428	)*	(1,304)	(986)
Provision for (benefit from) income taxes before tax effects of other comprehensive income	296	(1,383	)*	(1,429)	(1,030)
Tax effects of elements of other comprehensive income:
Pension and postretirement liabilities	(33)	13		13	(139)
Financial derivatives	—	59		(10)	(27)
Foreign currency translation	4	(10)		(6)	(15)

Total income tax expense in comprehensive income	$267	$(1,321	)*	$(1,432)	$(1,211)

Under the Plan of Reorganization, a substantial portion of the Company’s pre-petition debt securities, revolving credit facility and other obligations was extinguished. Absent an exception, a debtor recognizes cancellation of indebtedness income (“CODI”) upon discharge of its outstanding indebtedness for an amount of consideration that is less than its adjusted issue price. The Internal Revenue Code of 1986, as amended (“IRC”), provides that a debtor in a bankruptcy case may exclude CODI from taxable income but must reduce certain of its tax attributes by the amount of any CODI realized as a result of the consummation of a plan of reorganization. The amount of CODI realized by a taxpayer is the adjusted issue price of any indebtedness discharged less the sum of (i) the amount of cash paid, (ii) the issue price of any new indebtedness issued and (iii) the fair market value of any other consideration, including equity, issued. As a result of the market value of equity upon emergence from chapter 11 bankruptcy proceedings, the estimated amount of U.S. CODI exceeded the estimated amount of the Company’s (and all other members of the Company’s U.S. tax affiliated group) U.S. tax attributes by approximately $9,483* million. These estimates are subject to revision, as the actual reduction in tax attributes does not occur until the first day of our tax year subsequent to the date of emergence, or January 1, 2011.

As a result of attribute reduction, we do not expect to retain any U.S. net operating loss carryforwards, alternative minimum tax credits or capital loss carryforwards. In addition, we expect that a substantial amount of our tax bases in depreciable assets in the U.S. will be eliminated. Accordingly, we expect that the liability for U.S. income taxes in future periods will reflect these adjustments and the estimated U.S. cash tax liabilities

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Income Taxes — (Continued)

for the years following 2010 will be significantly higher than in 2009 or 2010. . This situation may be somewhat postponed by the temporary bonus depreciation provisions contained in the Job Creation Act of 2010 which allow current year expensing for certain qualified asset acquisitions.

The Company recorded its adjusted taxes in the push down of fresh start accounting without adjustment for estimated charges of tax attributes that could occur from May 1, 2010 to January 1, 2011, the date of actual reduction of tax attributes. Any adjustment to our tax attributes as a result of events or transactions that occurred during the period May 1, 2010 to December 31, 2010 is reflected in the earnings of the Successor period

IRC Sections 382 and 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in-losses, against future U.S. taxable income in the event of a change in ownership. The Debtors’ emergence from chapter 11 bankruptcy proceedings is considered a change in ownership for purposes of IRC Section 382. The limitation under the IRC is based on the value of the corporation as of the emergence date. We do not expect that the application of these limitations will have any material affect upon our U.S. federal income tax liabilities after 2010.

The deferred tax effects of tax losses carried forward and the tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, are presented below:

	Successor		Predecessor
	December 31,		December 31,
	2010		2009
Millions of dollars
Deferred tax liabilities:
Accelerated tax depreciation	$1,072	*	$2,869
Investments in joint venture partnerships	111		414
Other intangible assets	253		409
Inventory	592	*	203

Total deferred tax liabilities	2,028	*	3,895

Deferred tax assets:
Net operating loss carryforwards	—		318
Employee benefit plans	418	*	455
Deferred interest carryforwards	896		328
AMT credits	—		207
Goodwill	—		42
U.S. tax benefit of deferred state and non-U.S. taxes	42		107
Environmental reserves	15		549
Intangible assets	—		27
Other	109	*	143

Total deferred tax assets	1,480	*	2,176
Deferred tax asset valuation allowances	—		(4)

Net deferred tax assets	1,480	*	2,172

Net deferred tax liabilities	$548	*	$1,723

Balance sheet classifications:
Deferred tax assets — current	$—		$—
Deferred income liability — current	315	*	97
Deferred income liability — long term	233	*	1,626

Net deferred tax liabilities	$548	*	$1,723

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Income Taxes — (Continued)

The application of the push-down of fresh-start accounting on May 1, 2010 resulted in the re-measurement of deferred income tax liabilities associated with the revaluation of the Company’s assets and liabilities pursuant to ASC 852 (see Note 4). As a result, deferred income taxes were recorded at amounts determined in accordance with ASC 740 of $467* million.

The individual components of the net deferred tax liabilities and assets at December 31, 2010 reflect adjustments to amounts originally disclosed which had no net effect, but resulted in a revised short term and long term balance sheet presentation.

At December 31, 2009, the Company had total tax losses carried forward, the tax benefit of which was $318 million for which a deferred tax asset was recognized at December 31, 2009. A valuation allowance of $4 million was established for certain state tax losses as of December 31, 2009. As of April 30, 2010 the tax benefit related to the tax loss carryforward was eliminated as a result of attribute reduction in accordance with the Internal Revenue Code, and the associated valuation allowance was reversed.

Certain income tax returns of the Company are under examination by U.S. and non-U.S. tax authorities. In many cases, these audits may result in proposed assessments by the tax authorities. We believe that our tax positions comply with applicable tax law and intend to defend our positions through appropriate administrative and judicial processes.

Tax benefits totaling $419* million and $19 million relating to uncertain tax positions were unrecognized as of December 31, 2010 and 2009, respectively. The following table presents a reconciliation of the beginning and ending amounts of unrecognized tax benefits:

	Successor		Predecessor
	May 1		January 1
	through		through		For the Year Ended
	December 31,		April 30,		December 31,
	2010		2010		2009	2008
Millions of dollars
Balance at January 1	$406	*	$19		$20	$12
Additions for tax positions of current year	1		373	*	2	—
Additions for tax positions of prior years	15		21		—	16
Reductions for tax positions of prior years	(3)		—		(3)	(5)
Discharge upon emergence from bankruptcy	—		(7)		—	—
Settlements	—		—		—	(3)

Balance, end of period	$419	*	$406	*	$19	$20

The 2010, 2009 and 2008 balances, if recognized subsequent to 2010, will affect the effective tax rate. We are no longer subject to any significant income tax examination by tax authorities for years prior to 2009 in the U.S., our principal tax jurisdiction. In addition, the Company recognized $7 million of unrecognized tax benefits that were discharged by the bankruptcy court in the predecessor period ended April 30, 2010. The recognition of these items was recorded as reorganization expense and is not included in the income tax accrual. As a result of the uncertainties in the application of complex tax principles related to the reorganization, we recorded a reserve of $360 million in the Predecessor period against certain deferred income tax assets. We do not expect any significant changes in the amounts of unrecognized tax benefits during the next 12 months. We recognize interest expense and penalties related to uncertain income tax positions in operating expenses. As of December 31, 2010 and 2009, the Company’s accrued liability for interest expense was $1 million and $3 million, respectively. During the years ended December 31, 2009 and 2008, the Company accrued interest expense of $3 million and $3 million, respectively, and in 2008 reversed

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Income Taxes — (Continued)

accruals of $4 million related to prior years as a reduction in goodwill. During the four months ended April 30, 2010, $2 million of interest was discharged upon emergence from bankruptcy. During the eight months ended December 31, 2010 and the period ended December 31, 2009, there were no interest payments. For the year ended December 31, 2008, interest payments of $7 million were paid in connection with various settlements.

Lyondell Chemical Company is incorporated and is resident in the United States. Since the Company’s proportion of U.S. revenues, assets, operating income and associated tax provisions is significantly greater than any other single taxing jurisdiction, the reconciliation of the differences between the provision for income taxes and the statutory rate is presented on the basis of the U.S. statutory federal income tax rate of 35%. This summary is shown below:

	Successor	Predecessor
	May 1	January 1
	through	through		For the Year Ended
	December 31,	April 30,		December 31,
	2010	2010		2009	2008
Millions of dollars
Income (loss) before income taxes:
U.S.	$919	$6,178	*	$(4,362)	$(8,082)
Non-U.S.	171	(200)		91	103

Total	$1,090	$5,978	*	$(4,271)	$(7,979)

Theoretical income tax at U.S. statutory rate	$382	$2,092	*	$(1,495)	$(2,793)
Increase (reduction) resulting from:
IPR&D	—	—		—
Impairment of goodwill	—	—		—	1,727
Discharge of debt and other reorganization related items	(221)	(3,842	)*	—	—
Non-deductible professional fees	3	6		54	—
State income taxes, net of federal benefit	36	(63	)*	(5)	(6)
Other income taxes, net of federal benefit	(5)	41		17	29
Uncertain tax position	13	387	*	(1)	11
Transfer of subsidiary	88	—		—	—
Other, net	—	(4	)*	1	2

Income tax provision (benefit)	296	(1,383	)*	(1,429)	(1,030)

Effective income tax rate	27.11%	(23.13	)*%	33.45%	12.91%

As discussed in the “Basis of Presentation” section of Note 2, the Company has revised amounts previously reported for deferred income taxes. Each revised amount in this footnote has been annotated with an asterisk (“*”). See Note 2 for additional information related to the revision.

The Successor period effective tax rate of 27.11% will not be indicative of our future effective tax rate due to the effect of various non-recurring items related to the reorganization of our U.S. operations.

19.	Commitments and Contingencies

Commitments — We have various purchase commitments for materials, supplies and services incident to the ordinary course of business, generally for quantities required for our businesses and at prevailing market

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Commitments and Contingencies — (Continued)

prices. These commitments are designed to assure sources of supply and are not expected to be in excess of normal requirements.

Financial Assurance Instruments— We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation — Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $37 million as of December 31, 2010. The accrued liabilities for individual sites range from less than $1 million to $37 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Balance at beginning of period	$33	$23	$194
Additional provisions	6	11	4
Amounts paid	(2)	(1)	(6)
Reclassification to Liabilities subject to compromise	—	—	(169)

Balance at end of period	$37	$33	$23

The Debtors resolved substantially all of their liability related to third-party sites (including sites where the Debtors were subject to a Comprehensive Environmental Response, Compensation and Liability Act or similar state order to fund or perform such cleanup, such as the river and the other portions of the Kalamazoo River Superfund Site that the Debtors do not own) through creation of the Environmental Custodial Trust and agreement on allowed claim values as set forth in the Debtors’ Third Amended Plan of Reorganization and Settlement Agreement Among the Debtors, the Environmental Custodial Trust Trustee, The United States, and certain environmental agencies filed with the U.S. Bankruptcy Court on March 30, 2010 and approved by the court on April 23, 2010. Upon the Debtors’ emergence from bankruptcy, certain real properties owned by the Debtors, including the Schedule III Debtors (as defined in the Plan of Reorganization), were transferred to the Environmental Custodial Trust, which now owns and is responsible for these properties. Consistent with the Debtors’ settlement with the governmental agencies and its Plan of Reorganization, approximately $170 million of cash was also used to fund the Environmental Custodial Trust and to make certain direct payments to the Environmental Protection Agency and certain state environmental agencies.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Commitments and Contingencies — (Continued)

Litigation and Other Matters — On April 12, 2005, BASF Corporation (“BASF”) filed a lawsuit in New Jersey against Lyondell Chemical asserting various claims relating to alleged breaches of a product sales contract and seeking damages in excess of $100 million. Lyondell Chemical denied it breached the contracts. Lyondell Chemical believed the maximum refund due to BASF was $22.5 million on such product sales and has paid such amount to BASF. On August 13, 2007, the jury returned a verdict in favor of BASF in the amount of approximately $170 million (which includes the above $22.5 million). On October 3, 2007, the judge determined that prejudgment interest on the verdict was $36 million and issued a final judgment. Lyondell Chemical appealed this verdict and has posted a bond, which is collateralized by a $200 million letter of credit.

On April 21, 2010, oral arguments related to the appeal were held and on December 28, 2010, the judgment was reversed and the case was remanded for a new trial, which will be in New Jersey state court. Based on the remaining legal and fact issues to be decided, management has estimated the reasonably possible range of loss, excluding interest, to be between $0 and $135 million.

Indemnification — We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of December 31, 2010, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine with certainty the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.

We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although final determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of the Company.

General — In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of the Company. However, the adverse resolution in any reporting period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or by any insurance coverage that may be available.

LYONDELL CHEMICAL COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Stockholder’s Equity (Deficit) and Non-Controlling Interests

Accumulated Other Comprehensive Income (Loss) — The components of accumulated other comprehensive income (loss) were as follows:

Millions of dollars

Successor
December 31, 2010
Pension and postretirement liabilities	$(61)
Foreign currency translation	5
Unrealized gains on available-for-sale securities	—

Total	$(56)

Predecessor
December 31, 2009
Pension and postretirement liabilities	$(216)
Financial derivatives	(110)
Foreign currency translation	(13)

Total	$(339)

Transactions recorded in “Accumulated other comprehensive income” are recognized net of tax.

The unrealized gain on available-for-sale securities represents the Company’s share of such gain recorded by equity investees.

Non-controlling Interest — Losses attributable to non-controlling interests consisted of the following components:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Comprehensive income (loss):
Non-controlling interests net income (loss)	$7	$(49)	$15	$18
Fixed operating fees paid to Lyondell Chemical by the PO/SM II partnership	(14)	(7)	(21)	(25)

Net income (loss) attributable to non-controlling interests	$(7)	$(56)	$(6)	$(7)

21.	Subsequent Events

We have evaluated subsequent events through the date the financial statements were issued.

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED STATEMENTS OF INCOME

	Successor		Predecessor
		May 1	January 1
	Six Months	through	through
	Ended	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Sales and other operating revenues:
Trade	$11,423	$3,141	$5,736
Related parties	733	197	384

	12,156	3,338	6,120
Operating costs and expenses:
Cost of sales	11,185	3,007	5,623
Selling, general and administrative expenses	253	60	139
Research and development expenses	58	16	40

	11,496	3,083	5,802
Operating income	660	255	318
Interest expense:
Related parties	(4)	—	(52)
Other	(26)	(9)	(79)

	(30)	(9)	(131)
Interest income:
Related parties	11	4	14
Other	16	1	6

	27	5	20
Other income (expense), net	5	29	(230)

Income (loss) before equity investments, reorganization items and income taxes	662	280	(23)
Income from equity investments	123	29	84
Reorganization items	(2)	(2)	246

Income before income taxes	783	307	307
Provision for income taxes	134	5	—

Net income	649	302	307
Net loss attributable to non-controlling interests	—	—	5

Net income attributable to the Company	$649	$302	$312

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
Millions, except shares and par value data

ASSETS
Current Assets:
Cash and cash equivalents	$2,511	$2,102
Restricted cash	53	11
Deposits with related parties	8	39
Accounts receivable:
Trade, net	2,614	2,010
Related parties	343	364
Inventories	2,386	1,798
Prepaid expenses and other current assets	677	661

Total current assets	8,592	6,985
Property, plant and equipment, net	3,890	3,689
Investments and long-term receivables:
Investment in PO joint ventures	156	146
Equity investments	1,536	1,476
Notes receivables — related parties	500	500
Other investments and long-term receivables	76	60
Goodwill	346	320
Intangible assets, net	279	284
Other assets	85	85

Total assets	$15,460	$13,545

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$2	$4
Short-term debt
Related parties	139	209
Other	38	30
Accounts payable:
Trade	1,463	1,074
Related parties	1,404	989
Accrued liabilities	804	878
Deferred income taxes	—	4

Total current liabilities	3,850	3,188
Long-term debt	302	310
Other liabilities	1,090	1,010
Deferred income taxes	449	422
Commitment and contingencies	—	—
Stockholders’ equity:
Common Stock, 1 par value, 50,000,000 shares authorized and 10,018,000 shares issued	13	13
Additional paid-in capital	7,794	7,792
Retained earnings	1,309	660
Accumulated other comprehensive income	640	137

Total Company share of stockholders’ equity	9,756	8,602
Non-controlling interests	13	13

Total equity	9,769	8,615

Total liabilities and equity	$15,460	$13,545

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Cash flows from operating activities:
Net income	$649	$309	$307
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	193	49	158
Asset impairments	18	—	9
Amortization of debt-related costs	4	1	15
Inventory valuation adjustment	—	24	—
Equity investments -
Equity income	(123)	(29)	(84)
Distribution of earnings	107	28	18
Deferred income taxes	—	(28)	45
Reorganization items and fresh start accounting adjustments, net	2	2	(246)
Reorganization-related payments, net	—	(2)	(8)
Gain on sale of assets	(7)	—	—
Unrealized foreign currency exchange (gain) loss	(28)	57	224
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(437)	(71)	(600)
Inventories	(455)	17	(293)
Accounts payable	710	(298)	557
Prepaid expenses and other current assets	(77)	(21)	(55)
Other, net	(279)	470	(100)

Net cash provided by (used in) operating activities	277	508	(53)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(114)	(42)	(127)
Proceeds from disposal of assets	7	—	—
Restricted cash	(42)	—	—
Net advances to related party	—	—	(15)
Other	—	3	1

Net cash used in investing activities	(149)	(39)	(141)

Cash flows from financing activities:
Capital contribution from LyondellBasell N.V.	—	—	2,550
Net borrowings from (repayment to) related parties	114	—	(1,167)
Net borrowings on revolving credit facilities	—	130	38
Proceeds from short-term debt	—	—	8
Repayments of short-term debt	(1)	—	(17)
Repayments, net of borrowings of long-term debt	(1)	—	(9)
Payments of debt issuance costs	—	—	(23)

Net cash provided by financing activities	112	130	1,380

Effect of exchange rate changes on cash	168	(85)	(13)

Increase in cash and cash equivalents	408	514	1,173
Cash and cash equivalents at beginning of period	2,103	1,421	248

Cash and cash equivalents at end of period	$2,511	$1,935	$1,421

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

				Accumulated
		Additional		Other	Total	Non-
	Common	Paid-in	Retained	Comprehensive	Stockholders’	Controlling	Comprehensive
	Stock	Capital	Earnings	Income	Equity	Interests	Income
Millions of dollars

Balance, January 1, 2011	$13	$7,792	$660	$137	$8,602	$13
Warrants exercised
Shares purchased
Share-based compensation	—	2	—	—	2	—
Net income (loss)	—	—	649	—	649	—	$649
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	2	2	—	2
Changes in unrecognized employee benefits gains and losses, net of tax of $(1)	—	—	—	7	7	—	7
Foreign currency translations, net of tax of less than $1	—	—	—	494	494	—	494

Comprehensive income							$1,152

Balance, June 30, 2011	$13	$7,794	$1,309	$640	$9,756	$13

See Notes to the Consolidated Financial Statements

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

LyondellBasell Subholdings B.V. (“LB Subholdings”) together with its consolidated subsidiaries (collectively “LB Subholdings” or the “Company”) is a wholly owned subsidiary of LyondellBasell Industries N.V. (“LyondellBasell N.V.”). LB Subholdings is a manufacturer of chemicals and polymers, a refiner of light and medium weight crude oil, and a developer and licensor of technologies for the production of polymers. When we use the terms “LB Subholdings,” the “Successor Company,” the “Successor,” “we,” “us,” “our” or similar words, unless the context otherwise requires, we are referring to LB Subholdings and its subsidiaries after April 30, 2010. LB Subholdings was incorporated in The Netherlands on March 15, 2010.

On April 30, 2010 (the “Emergence Date”), LyondellBasell N.V. became the parent holding company of LB Subholdings and LB Subholdings became the successor parent of LyondellBasell Industries Holdings B.V. (“LBIH B.V.” or the “Predecessor”) after completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”). Basell Germany Holdings GmbH, formerly an indirect wholly owned subsidiary of LyondellBasell Industries AF S.C.A. (“LyondellBasell AF”), together with LyondellBasell AF and 92 of its other subsidiaries, were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “U.S. Bankruptcy Court”). LBIH B.V. was formerly a subsidiary of LyondellBasell AF. LB Subholdings now operates, directly and indirectly, substantially the same business as LBIH B.V. As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. LyondellBasell AF is no longer part of the LyondellBasell N.V. group of companies (the “LyondellBasell Group”).

The accompanying combined financial statements, which are unaudited and have been prepared in accordance with Accounting Standards Codification (“ASC”) 270, Interim Reporting, U.S. GAAP guidance for interim financial information, do not include all of the information and notes required by generally accepted accounting principles for complete consolidated financial statements and notes thereto for the year ended December 31, 2010. This financial information includes LB Subholdings for periods subsequent to April 30, 2010 on a basis different from, and therefore not comparable to, financial information for periods prior to the Emergence Date. To indicate the application of a different basis of accounting for the period subsequent to the Emergence Date, the financial statements and notes to the combined financial statements present separately the period prior to the Emergence Date (“Predecessor”) and the period after the Emergence Date (“Successor”). The results for interim periods are not necessarily indicative of results for the entire year. In our opinion, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included.

2.	Accounting and Reporting Changes

Comprehensive Income — In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) related to ASC 220, Comprehensive Income: Presentation of Comprehensive Income. This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. Under the ASC 220, an entity can elect to present either 1) one continuous statement of comprehensive income or 2) in two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, which is consistent with the income statement format used today, and the second statement would include components of other comprehensive income (OCI). The ASU does not change the items that must be reported in OCI. The statement(s) would need to be presented with equal prominence as the other primary financial statements. The ASU is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted but full retrospective application is required. The adoption of this amendment will have an affect on

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Accounting and Reporting Changes — (Continued)

the presentation of our Consolidated Financial Statements by inclusion of either Consolidated Statements of Other Comprehensive Income or a Consolidated Statement of Comprehensive Income.

Fair Value Measurement — In May, 2011 the FASB issued new guidance related to ASC 820, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS and changes some fair value measurement principles and disclosure requirements. This guidance aligns the fair value measurement of instruments classified within an entity’s shareholders’ equity with the guidance for liabilities and as a result requires an entity to measure the fair value of its own equity instruments from the perspective of a market participant that holds the equity instruments as assets. This guidance also enhances disclosure requirements for recurring Level 3 fair value measurements to include quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements. New disclosures on the use of nonfinancial asset measured or disclosed at fair value are required if the assets use differs from its highest and best use. In addition, entities must report the level in the fair value hierarchy of assets and liabilities not recorded at fair value but where fair value is disclosed. The ASU is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. The adoption of this amendment is not expected to have a material effect on the presentation of our consolidated financial statements.

In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. In 2010, we adopted all of the amendments regarding fair value measurements except for a requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. Our implementation in January 2011 of the requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements did not have a material impact on the presentation of our consolidated financial statements.

Business Combinations — In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.

Goodwill — In December 2010, the FASB issued guidance related to ASC Topic 350, Intangibles — Goodwill and Other, to require a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2010. Adoption of this amendment in January 2011 did not have a material effect on our consolidated financial statements.

Revenue Recognition — In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Accounting and Reporting Changes — (Continued)

selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, did not have a material effect on our consolidated financial statements.

3.	Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed LyondellBasell AF’s Third Amended and Restated Plan of Reorganization and the Debtors emerged from chapter 11 protection on April 30, 2010. The Company’s charges (credits) for reorganization items were as follows:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Change in net assets resulting from the application of fresh-start accounting	$—	$—	$(253)
Professional fees	2	—	3
Employee severance costs	—	2	—
Plant closures costs	—	—	4

Total	$2	$2	$(246)

Estimated claims in the above table include adjustments made to reflect the Debtors’ estimated claims to be allowed.

4.	Accounts Receivable

Our allowance for doubtful accounts receivable, which is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, totaled $14 million and $12 million at June 30, 2011 and December 31, 2010, respectively.

5.	Inventories

Inventories consisted of the following components:

	June 30,	December 31,
	2011	2010
Millions of dollars

Finished goods	$1,695	$1,442
Work-in-process	19	14
Raw materials and supplies	672	342

Total inventories	$2,386	$1,798

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Inventories — (Continued)

6.	Property, Plant, Equipment, Intangibles, and Goodwill

Plant, Property and Equipment — The components of Property, plant and equipment, at cost, and the related accumulated depreciation were as follows:

	June 30,	December 31,
	2011	2010
Millions of dollars

Land	$192	$177
Manufacturing facilities and equipment	3,794	3,418
Construction in progress	288	294

Total property, plant and equipment	4,274	3,889
Less accumulated depreciation	(384)	(200)

Property, plant and equipment, net	$3,890	$3,689

In the first six months of 2011, we recognized $13 million of impairment charges related to the capital expenditures at the Berre refinery. Capital spending required for the operation of the Berre refinery will continue to be impaired until such time as the discounted cash flow projections for the Berre refinery are sufficient to recover the asset’s carrying amount.

In July 2010, we ceased production and permanently shut down our polypropylene plant at Terni, Italy. We recognized charges of $23 million, in cost of sales, related to plant and other closure costs in the first quarter of 2010.

Depreciation and amortization expense is summarized as follows:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	30-Apr
	2011	2010	-
Millions of dollars
Property, plant and equipment	$164	$43	$143
Investment in PO joint ventures	4	3	5
Various contracts	25	—	—
Technology, patent and license costs	—	1	6
Software costs	—	1	4
Other	—	1	—

Total depreciation and amortization	$193	$49	$158

Asset Retirement Obligations — The liabilities recognized for all asset retirement obligations were $109 million and $100 million at June 30, 2011 and December 31, 2010, respectively.

Goodwill — Goodwill increased from $320 million at December 31, 2010 to $346 million at June 30, 2011. The $26 million change in goodwill is a result of foreign exchange translation.

7.	Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), each have a 50% interest in a manufacturing joint venture (the “PO Joint Venture”), which includes a world-scale propylene oxide

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Investment in PO Joint Ventures — (Continued)

(“PO”)/styrene monomer (“SM”) (“PO/SM”) plant at Maasvlakte near Rotterdam, The Netherlands. We and Bayer each are entitled to 50% of the PO and SM production at the PO Joint Venture.

Changes in the Company’s investment in the PO joint venture for the six month periods ended June 30, 2011 and 2010 are summarized below:

PO Joint
Millions of dollars	Ventures

Successor
Investments in PO joint ventures — January 1, 2011	$146
Cash contributions	2
Depreciation and amortization	(4)
Effect of exchange rate changes	12

Investments in PO joint ventures — June 30, 2011	$156

Investments in PO joint ventures — May 1, 2010	$149
Cash contributions	1
Depreciation and amortization	(3)
Effect of exchange rate changes	(10)

Investments in PO joint ventures — June 30, 2010	$137

Predecessor
Investments in PO joint ventures — January 1, 2010	$389
Return of investment	(5)
Depreciation and amortization	(5)
Effect of exchange rate changes	(31)

Investments in PO joint ventures — April 30, 2010	$348

8.	Equity Investments

The changes in equity investments were as follows:

	Successor		Predecessor
	For the Six	May 1	January 1
	Months Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Beginning balance	$1,476	$1,421	$986
Income from equity investments	123	29	84
Dividends received	(114)	(28)	(18)
Contributions to joint venture	—	7	19
Currency exchange effects	51	(27)	(8)
Other	—	5	10

Ending balance	$1,536	$1,407	$1,073

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Equity Investments — (Continued)

Summarized income statement information and our share for the periods for which the respective equity investments were accounted for under the equity method is set forth below:

	Successor				Predecessor
	Six Months Ended		May 1 through		January 1 through
	June 30, 2011		June 30, 2010		April 30, 2010
		Company		Company		Company
	100%	Share	100%	Share	100%	Share
Millions of dollars
Revenues	$4,883	$1,497	$914	$370	$2,703	$819
Cost of sales	(4,070)	(1,260)	(764)	(314)	(2,282)	(702)

Gross profit	813	237	150	56	421	117
Net operating expenses	(112)	(35)	(31)	(8)	(72)	(26)

Operating income	701	202	119	48	349	91
Interest income	6	2	2	(1)	2	1
Interest expense	(117)	(34)	(22)	(6)	(42)	(13)
Foreign currency translation	(22)	(5)	42	6	83	24
Income from equity investments	(31)	(6)	(59)	(16)	3	2

Income before income taxes	537	159	82	31	395	105
Provision for income taxes	123	36	3	2	67	21

Net income	$414	$123	$79	$29	$328	$84

A joint venture of ours is in default under its financing arrangement due to a delay in the start-up of its assets. The parties are currently negotiating in good faith to resolve the default and at present there is no evidence that such negotiations will not be concluded successfully or that the resolution of this matter will have a material adverse impact on our operations or liquidity.

9.	Debt

Long-term loans, notes, and other long-term debt due to banks and other unrelated parties consisted of the following:

	June 30,	December 31,
	2011	2010
Millions of dollars

Guaranteed Notes, due 2027	$300	$300
Other	4	14

Total	304	314
Less current maturities	(2)	(4)

Long-term debt	$302	$310

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Debt — (Continued)

Short-term loans, notes and other short-term debt due to banks and other unrelated parties consisted of the following:

	June 30,	December 31,
	2011	2010
Millions of dollars

Total short-term debt	$38	$30

Other — In the six months ended June 30, 2011 amortization of debt premiums and debt issuance costs resulted in amortization expense of $4 million that was included in interest expense in the Consolidated Statements of Income.

At June 30, 2011 and 2010, our weighted average interest rates on outstanding short-term debt were 3.8% and 3.7%, respectively.

10.	Financial Instruments and Derivatives

Cash Concentration — Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

Market Risks — We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Foreign Currency Rates — We have significant operations in several countries of which functional currencies are primarily the U.S. dollar for U.S. operations and the Euro for operations in Europe. We enter into transactions denominated in other than our functional currency and the functional currencies of our subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency spot, forward and swap contracts to reduce the effects of our net currency exchange exposures. At June 30, 2011, foreign currency spot, forward and swap contracts in the notional amount of $613 million, maturing in July 2011 and May 2013, were outstanding. The fair values, based on quoted market exchange rates, resulted in net receivables of $8 million and net payables of less than $1 million at June 30, 2011, and net payables of $13 million at December 31, 2010.

For forward and swap contracts that economically hedge recognized monetary assets and liabilities in foreign currencies, we do not currently apply hedge accounting. Changes in the fair value of foreign currency forward and swap contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss) — Other income, net, in the Consolidated Statements of Income reflected a gain of $1 million for the six months ended June 30, 2011; a gain of $35 million in the two months ended June 30, 2010, and a loss of $214 million for the four months ended April 30, 2010.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Financial Instruments and Derivatives — (Continued)

The following table summarizes financial instruments outstanding as of June 30, 2011 and December 31, 2010 that are measured at fair value on a recurring basis and the bases used to determine their fair value in the consolidated balance sheets.

			Quoted
			Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Notional		Assets	Inputs	Inputs
	Amount	Total	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

June 30, 2011:
Assets at fair value:
Derivatives:
Foreign currency	$165	$8	$—	$8	$—

Liabilities at fair value:
Derivatives:
Foreign currency	$448	$—	$—	$—	$—

December 31, 2010:
Liabilities at fair value:
Derivatives:
Foreign currency	$656	$13	$—	$13	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.

There were no financial instruments measured on a recurring basis using Level 3 inputs during the six months ended June 30, 2011 and 2010.

The following table provides the fair value of derivative instruments and their balance sheet classifications:

	Balance Sheet	June 30,	December 31,
	Classification	2011	2010
Millions of dollars

Fair Value of Derivative Instruments Asset Derivatives
Not designated as hedges:
Foreign currency	Prepaid expenses and other current assets	$8	$—

Fair Value of Derivative Instruments Liability Derivatives
Not designated as hedges:
Foreign currency	Accrued liabilities	$—	$13

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Financial Instruments and Derivatives — (Continued)

The following table summarizes the pretax effect of derivative instruments charged directly to income. There were no gains or losses on derivative instruments during the two months ended June 30, 2010:

Effect of Financial Instruments
Six Months Ended June 30, 2011
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
Millions of dollars	in AOCI	to Income	in Income	Classification

Successor
Derivatives not designated as hedges:
Foreign currency	$—	$—	$(13)	Other income (expense), net

January 1 through April 30, 2010
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
Derivatives not designated as hedges:
Foreign currency	$—	$—	$8	Other income (expense), net

The carrying value and the estimated fair value of the our non-derivative financial instruments are shown in the table below:

	June 30, 2011		December 31, 2010
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Millions of dollars

Related party notes receivable	$508	$508	$539	$539
Related party short-term debt and notes payable	139	139	209	209
Third party short and long-term debt, including current maturities	344	379	344	368

The following table summarizes the bases used to measure certain liabilities at fair value which are recorded at historical cost or amortized cost, in the consolidated balance sheet:

		Fair Value Measurement
			Quoted prices
			in active	Significant
	Carrying		markets for	other	Significant
	Value	Fair Value	identical	observable	unobservable
	June 30,	June 30,	assets	inputs	inputs
	2011	2011	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Related party notes payable	$508	$508	$—	$—	$508

Related party short-term debt and notes payable	$139	$139	$—	$—	$139
Short term and long-term debt, including current maturities	344	379		379

	$483	$518	$—	$379	$139

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Financial Instruments and Derivatives — (Continued)

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange on which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at June 30, 2011.

The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (iii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of other debts will react in a generally proportionate manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.

11.	Pension and Other Post-retirement Benefits

Net periodic pension benefits included the following cost components:

	Non-U.S. Plans
	Successor		Predecessor
		For the Period	For the Period
	For the Six	May 1	January 1
	Months Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Service cost	$21	$4	$9
Interest cost	29	9	16
Expected return on plan assets	(23)	(5)	(9)
Settlement and curtailment loss	6	—	—
Amortization	2	—	1

Net periodic benefit costs	$35	$8	$17

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Pension and Other Post-retirement Benefits — (Continued)

Net periodic other postretirement benefits included the following cost components:

	Non-U.S. Plans
	Successor		Predecessor
		For the Period	For the Period
	For the Six	May 1	January 1
	Months Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Service cost	$5	$—	$—
Interest cost	—	—	1
Net periodic benefit costs	$5	$—	$1

The Company contributed $2 million to its non-U.S. pension plans during the six months ended June 30, 2011.

12.	Income Taxes

Our effective income tax rate for the first six months of 2011 was 17.1% resulting in tax expense of $134 million on pretax income of $783 million. The 2011 effective income tax rate was lower than the statutory 25% rate primarily due to the release of valuation allowances, foreign currency exchange losses, and tax exempt income related to equity joint ventures. In the 2010 Successor period, we recorded a tax expense of $5 million, representing an effective tax rate of 1.6% on pre-tax income of $307 million. In the four months ended April 30, 2010, the Predecessor did not record any a tax benefit or provision on pre-tax income of $307 million. The provision for the 2010 Successor period differs from the statutory rate of 25.5% primarily due to result of tax exempt income related to equity investments and the fact that in several countries the Company generated either income with not tax provision or losses where we recorded no tax benefit due to valuation allowances on our deferred tax assets in these countries.

13.	Commitments and Contingencies

Commitments — We have various purchase commitments for materials, supplies and services resulting from the ordinary course of business. These commitments, which are at prevailing market prices, are generally for quantities required for the operation of our businesses and are designed to assure sources of supply not expected to be in excess of normal requirements. Our capital expenditure commitments at June 30, 2011 were in the normal course of business.

Financial Assurance Instruments — We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation — Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $90 million and $70 million as of June 30, 2011 and December 31, 2010, respectively. At June 30, 2011, the accrued liabilities for individual sites range from less than $1 million to $39 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Commitments and Contingencies — (Continued)

possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor		Predecessor
	Six Months	May 1	January 1
	Ended	through	through
	June 30,	June 30,	April 30,
	2011	2010	2010
Millions of dollars
Balance at beginning of period	$70	$66	$66
Additional provisions	17	—	—
Amounts paid	(3)	(1)	(1)
Foreign exchange effects	6	(10)	(5)

Balance at end of period	$90	$55	$60

Litigation and Other Matters — On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access Industries, a more than five percent shareholder of the Company. We conducted an initial investigation of the facts underlying the demand letters and engaged in discussions with Access. We requested that Access withdraw its demands with prejudice and, on January 17, 2011, Access declined to withdraw the demands, with or without prejudice.

Specifically, Access affiliates Nell Limited (“Nell”) and BI S.á.r.l. (“BI”) have demanded that LyondellBasell Industries Holdings B.V., a wholly owned subsidiary of the Company (“LBIH”), indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit styled Edward S. Weisfelner, as Litigation Trustee of the LB Litigation Trust v, Leonard Blavatnik, et al., Adversary Proceeding No. 09-1375 (REG), in the United States Bankruptcy Court, Southern District of New York.

In the Weisfelner lawsuit, the plaintiffs seek to recover damages from numerous parties, including Nell, Access and their affiliates. The damages sought from Nell, Access and their affiliates include, among other things, the return of all amounts earned by them related to their acquisition of shares of Lyondell Chemical prior to its acquisition by Basell AF S.C.A. in December 2007, distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical, and management and transaction fees and expenses. This trial is currently is currently scheduled for October 2011.

Nell and BI have also demanded that LBIH pay a total of $50 million in management fees for 2009 and 2010 and that LBIH pay other unspecified amounts relating to advice purportedly given in connection with financing and other strategic transactions. Nell and BI assert that LBIH’s responsibility for indemnity and the claimed fees and expenses arise out of a management agreement entered into on December 11, 2007, between Nell and Basell AF S.C.A. They assert that LBIH, as a former subsidiary of Basell AF S.C.A., is jointly and severally liable for Basell AF S.C.A.’s obligations under the agreement, notwithstanding that LBIH was not a signatory to the agreement and the liabilities of Basell AF S.C.A., which was a signatory, were discharged in the LyondellBasell bankruptcy proceedings.

On June 26, 2009, Nell filed a proof of claim in Bankruptcy Court against LyondellBasell AF (successor to Basell AF S.C.A,) seeking “no less than $723,963.65” for “any and all amounts owing under” the 2007 management agreement. Because there was an April 30, 2011 deadline for all debtors to file objections to

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13.	Commitments and Contingencies — (Continued)

proofs of claims, on April 27, 2011, Lyondell Chemical filed an objection to Nell’s claim and, together with LyondellBasell N.V. (successor to LyondellBasell AF) and LBIH, brought a declaratory judgment action in the Bankruptcy Court for a determination that Nell’s and BI’s demands are not valid. By a Joint Stipulated Order dated June 13, 2011, the declaratory judgment action is stayed pending the outcome of the Weisfelner lawsuit.

We do not believe that the management is in effect or that the Company, LBIH, or any other Company-affiliated entity owes any obligations under the management agreement. We intend to defend vigorously any proceedings, claims or demands that may be asserted.

We cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may incur as a result of the lawsuit, and therefore we cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may seek from LBIH by way of indemnity.

Indemnification — We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of June 30, 2011, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine the potential amount of future payment sunder the indemnification arrangements until events arise that would trigger a liability under the arrangements.

In addition, certain third parties entered into agreements with the Predecessor, LyondellBasell AF, to indemnify LyondellBasell AF for a significant portion of the potential obligations that could arise with respect to costs relating to contamination at various sites in Europe. These indemnity obligations are currently in dispute. We recognize a pretax charge of $64 million as a change in estimate in the third quarter 2010 related to the dispute, which arose during that period.

As part of our technology licensing contracts, we give indemnifications to our licensees for liabilities arising from possible patent infringement claims with respect to proprietary licenses technology. Such indemnifications have a stated maximum amount and generally cover a period of five to ten years.

Other — We have identified an agreement related to a former project in Kazakhstan under which a payment was made that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of the Audit Committee of the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. We made a voluntary disclosure of these matters to the U.S. Department of Justice and are cooperating fully with that agency. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. In this respect, we may not have conducted business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.

Certain of our non-U.S. subsidiaries conduct or have conducted business in countries subject to U.S. economic sanctions, including Iran. U.S. and European laws and regulations prohibit certain persons from engaging in business activities, in whole or in part, with sanctioned countries, organizations and individuals. We have made voluntary disclosure of these matters to the U.S. Treasury Department and intend to cooperate fully with that agency. The ultimate outcome of this matter cannot be predicted at this time because our investigations are ongoing. Therefore, we cannot reasonably estimate a range of liability for any potential

13.	Commitments and Contingencies — (Continued)

penalty resulting from these matters. In addition, we have made the decision to cease all business with the government, entities and individuals in Iran, Syria and Sudan. We have notified our counterparties in these countries of our decision and may be subject to legal actions to enforce agreements with the counterparties. These business activities present a potential risk that could subject the Company to civil and criminal penalties as well as private legal proceedings that could be material to us. We cannot predict the ultimate outcome of this matter at this time because our investigations and withdrawal activities are ongoing.

We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although financial determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of LB Subholdings.

General — In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of LB Subholdings. However, the adverse resolution in any reporting period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or any insurance coverage that may be available.

13.	Commitments and Contingencies — (Continued)

13.	Commitments and Contingencies — (Continued)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the Board of Directors and Stockholder of LyondellBasell Subholdings B.V.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2010 and the related consolidated statement of income, of stockholder’s equity and of cash flows for the period from May 1, 2010 through December 31, 2010 present fairly, in all material respects, the financial position of Lyondell Basell Subholdings B.V. and its subsidiaries (the “Successor Company”), a wholly owned subsidiary of LyondellBasell Industries N.V., at December 31, 2010 and the results of their operations and their cash flows for the period from May 1, 2010 through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Successor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 LyondellBasell Industries AF S.C.A. (“the Predecessor Parent”), its U.S. subsidiaries and a German subsidiary (collectively “the Debtors), each filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Debtor’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the emergence date, the Predecessor Parent’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as the Predecessor Parent owned and operated prior to emergence from the bankruptcy cases. In connection with its emergence from bankruptcy, LyondellBasell Industries N.V. adopted fresh-start accounting on May 1, 2010 resulting in a new basis of accounting. As a result, a new basis of accounting was also recorded at LyondellBasell Subholdings B.V.

Rotterdam, 21 June 2011

PricewaterhouseCoopers Accountants N.V.

/s/  A. F. Westerman RA

A.F. Westerman RA

13.	Commitments and Contingencies — (Continued)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the Board of Directors and Stockholder of LyondellBasell Subholdings B.V.

In our opinion, the accompanying consolidated balance sheet as of December 31, 2009 and the related consolidated statements of income, of stockholder’s equity and of cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 present fairly, in all material respects, the financial position of the predecessor to LyondellBasell Subholdings B.V. (the “Predecessor Company”), a wholly owned subsidiary of LyondellBasell AF S.C.A. (“the Predecessor Parent”), at December 31, 2009 and the results of their operations and their cash flows for the period from January 1, 2010 through April 30, 2010 and for each of the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, in 2009 the Predecessor Parent, its U.S. subsidiaries and a German subsidiary of the Predecessor Company (collectively “the Debtors”), filed a voluntary petition with the United States Bankruptcy Court for reorganization under the provisions of Chapter 11 of the United States Bankruptcy Code. The Debtor’s Third Amended and Restated Plan of Reorganization was confirmed on April 23, 2010 and the Debtors emerged from Chapter 11 protection on April 30, 2010. As of the emergence date, the Predecessor Parent’s equity interests in its indirect subsidiaries terminated and LyondellBasell Industries N.V. now owns and operates, directly and indirectly, substantially the same business as the Predecessor Parent owned and operated prior to emergence from the Bankruptcy Cases. In connection with its emergence from bankruptcy, LyondellBasell Industries N.V. adopted fresh-start accounting on May 1, 2010 resulting in a new basis of accounting. As a result, a new basis of accounting was also recorded at LyondellBasell Subholdings B.V.

Rotterdam, 21 June 2011

PricewaterhouseCoopers Accountants N.V.

/s/  A. F. Westerman RA

A.F. Westerman RA

13.	Commitments and Contingencies — (Continued)

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED STATEMENTS OF INCOME

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Sales and other operating revenues:
Trade	$12,299	$5,736	$13,283	$20,627
Related parties	1,192	384	1,059	1,528

	13,491	6,120	14,342	22,155
Operating costs and expenses:
Cost of sales	12,448	5,614	13,263	21,033
Impairments	25	9	24	616
Selling, general and administrative expenses	283	139	449	591
Research and development expenses	73	40	98	128

	12,829	5,802	13,834	22,368

Operating income (loss)	662	318	508	(213)
Interest expense:
Related parties	—	(52)	(192)	(204)
Other	(56)	(79)	(257)	(277)

	(56)	(131)	(449)	(481)
Interest income:
Related parties	17	14	51	191
Other	10	6	12	52

	27	20	63	243

Other income (expense), net	8	(230)	294	36

Income (loss) before equity investments, reorganization items and income taxes	641	(23)	416	(415)
Income (loss) from equity investments	86	84	(145)	20
Reorganization items	(13)	246	(201)	—

Income (loss) income before income taxes	714	307	70	(395)
Provision for (benefit from) income taxes	54	—	(66)	225

Net income (loss)	660	307	136	(620)
Less: net (income) loss attributable to non-controlling interest	—	5	—	—

Net income (loss) attributable to the Company	$660	$312	$136	$(620)

See Notes to the Consolidated Financial Statements.

13.	Commitments and Contingencies — (Continued)

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
Millions of dollars
ASSETS
Current assets:
Cash and cash equivalents	$2,102	$248
Accounts receivable:
Trade, net	2,010	1,729
Related parties	364	318
Inventories	1,798	1,298
Short-term loans receivable- related parties	39	74
Prepaid expenses and other current assets	672	482

Total current assets	6,985	4,149
Property, plant and equipment, net	3,689	4,474
Investments and long-term receivables
Investment in PO joint ventures	146	389
Equity investments	1,476	986
Notes receivable — related parties	500	32
Other investments and long-term receivables	60	84
Goodwill	320	—
Intangible assets, net	284	311
Other assets	85	45

Total assets	$13,545	$10,470

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$4	$497
Short-term debt:
Related parties	209	2,087
Other	30	1,090
Accounts payable:
Trade	1,074	747
Related parties	989	828
Accrued liabilities	878	666
Deferred income taxes	4	98

Total current liabilities	3,188	6,013
Long-term debt	310	304
Notes payable — related parties, net	—	56
Other liabilities	1,010	1,138
Deferred income taxes	422	382
Commitments and contingencies
Liabilities subject to compromise	—	1,258
Stockholder’s equity:
Common Stock, €1 par value, 50,000,000 shares authorized and 10,018,000 shares issued	13	—
Additional paid-in capital	7,792	1,049
Net receivables with debtor affiliates	—	(48)
Retained earnings	660	393
Accumulated other comprehensive income (loss)	137	(93)

Total Company share of stockholder’s equity	8,602	1,301
Non-controlling interests	13	18

Total equity	8,615	1,319

Total liabilities and equity	$13,545	$10,470

See Notes to the Consolidated Financial Statements.

13.	Commitments and Contingencies — (Continued)

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Cash flows from operating activities:
Net income (loss)	$660	$307	$136	$(620)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	252	158	490	524
Gain on sale of assets	—	—	—	(19)
Asset impairments	25	9	24	616
Amortization of debt-related costs	4	15	31	15
Inventory valuation adjustment	—	—	89	143
Equity investments —
Equity (income) loss	(86)	(84)	145	(20)
Distributions of earnings	34	18	26	98
Deferred income taxes	51	45	(198)	39
Reorganization items and pushdown of fair value adjustments, net	13	(246)	201	—
Reorganization-related payments, net	(10)	(8)	(51)	—
Unrealized foreign currency exchange (gains) losses	8	224	(147)	(42)
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(99)	(600)	88	303
Inventories	(72)	(293)	59	467
Accounts payable	218	557	(218)	8
Accrued interest	—	(2)	3	177
Prepaid expenses and other current assets	14	(53)	(99)	(106)
Other, net	150	(100)	(303)	(381)

Net cash provided by (used in) operating activities	1,162	(53)	276	1,202

Cash flows from investing activities:
Expenditures for property, plant and equipment	(160)	(127)	(515)	(571)
Proceeds from insurance claims	—	—	120	89
Acquisition of businesses, net of cash	—	—	—	(932)
Advances and contributions to affiliates	—	—	(2)	(22)
Proceeds from disposal of assets	—	—	—	22
Net proceeds from (advances to) related parties	(14)	(15)	(61)	(622)
Short-term investments	(1)	2	—	—
Other	1	(1)	(1)	6

Net cash used in investing activities	(174)	(141)	(459)	(2,030)

Cash flows from financing activities:
Capital contribution from LyondellBasell N.V.	—	2,550	—	—
Net borrowings from (repayments to) related parties	86	(1,167)	180	2,373
Distribution to owners	—	—	—	(1,393)
Repayment of debtor-in-possession term loan facility	—	—	(6)	—
Net borrowings (repayments) under revolving credit facilities	(412)	38	(130)	152
Proceeds from short-term debt	6	8	42	—
Repayment of short-term debt	(8)	(17)	(29)	—
Payment of debt issuance costs	—	(23)	—	—
Repayment net of borrowings of long-term debt	—	(9)	(68)	(20)
Dividends paid	—	—	—	(3)
Other, net	(4)	—	(24)	(5)

Net cash provided by (used in) financing activities	(332)	1,380	(35)	1,104

Effect of exchange rate changes on cash	25	(13)	18	4

Increase (decrease) in cash and cash equivalents	681	1,173	(200)	280
Cash and cash equivalents at beginning of period	1,421	248	448	168

Cash and cash equivalents at end of period	$2,102	$1,421	$248	$448

Supplemental Cash Flow Information
Cash paid for interest	$22	$61	$296	$291

Net income taxes paid	$65	$17	$11	$247

See Notes to the Consolidated Financial Statements.

13.	Commitments and Contingencies — (Continued)

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

				Accumulated
		Additional	Retained	Other	Receivables —	Total	Non-
	Common	Paid-In	Earnings	Comprehensive	Related	Stockholder’s	Controlling	Comprehensive
	Stock	Capital	(Deficit)	Income (Loss)	Parties	Equity	Interest	Income (Loss)
Millions of dollars

Predecessor
Balance, January 1, 2008	$—	$3,252	$938	$292	$—	$4,482	$18
Net loss	—	—	(620)	—	—	(620)	—	$(620)
Deemed dividends	—	—	(3)	—	—	(3)	—	—
Cancellation of preference shares	—	(1,338)	—	—	—	(1,338)	—	—
Dividend payment on preference Shares	—	—	(55)	—	—	(55)	—	—
Derivative instruments, net of tax of $(9)	—	—	—	(24)	—	(24)	—	(24)
Changes in unrecognized employee benefits gains and losses, net of tax of $(1)	—	—	—	(66)	—	(66)	—	(66)
Foreign currency translation	—	—	—	(440)	—	(440)	—	(440)
Reclass receivables with Debtor affiliates	—	—	—	—	(48)	(48)	—	—
Purchase price adjustments for Lyondell France Holdings acquisition	—	20	—	—	—	20	—	—
Contra equity reclassification of receivables from related parties not settled	—	(826)	—	—	—	(826)	—	—

Comprehensive loss								$(1,150)

Balance, December 31, 2008	$—	$1,108	$260	$(238)	$(48)	$1,082	$18
Net income	—	—	136	—	—	136	—	$136
Deemed dividends	—	—	(3)	—	—	(3)	—	—
Derivative instruments	—	—	—	(8)	—	(8)	—	(8)
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	4	—	4	—	4
Changes in unrecognized employee benefits gains and losses, net of tax of $(1)	—	—	—	(23)	—	(23)	—	(23)
Foreign currency translation	—	—	—	172	—	172	—	172
Contra equity reclassification of receivables from related parties not settled	—	(59)	—	—	—	(59)	—	—

Comprehensive income								$281

Balance, December 31, 2009	$—	$1,049	$393	$(93)	$(48)	$1,301	$18

See Notes to the Consolidated Financial Statements.

LYONDELLBASELL SUBHOLDINGS B.V.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY — (Continued)

13.	Commitments and Contingencies — (Continued)

				Accumulated
		Additional	Retained	Other	Receivables —	Total	Non-
	Common	Paid-In	Earnings	Comprehensive	Related	Stockholders’	Controlling	Comprehensive
	Stock	Capital	(Deficit)	Income (Loss)	Parties	Equity	Interests	Income (Loss)
Millions of dollars

Predecessor
Balance, December 31, 2009	$—	$1,049	$393	$(93)	$(48)	$1,301	$18	$—
Net income (loss)	—	—	312	—		312	(5)	307
Reversal of Related party receivables, assumed on emergence	—	—	—	—	48	48	—	—
Elimination of predecessor:			—	—	—
Financial derivatives, net of tax of $(10)	—	—	—	(30)	—	(30)	—	(30)
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	1	—	1	—	1
Changes in unrecognized employee benefits gains and losses, net of tax of $11	—	—	—	130	—	130	—	130
Foreign currency translation	—	—	—	15	—	15	—	15
Financial derivatives, net of tax of $(13)	—	—	—	(31)	—	(31)	—	(31)
Unrealized gain on held-for-sale securities held by equity investees	—	—	—	(14)	—	(14)	—	(14)
Changes in unrecognized employee benefits gains and losses, net of tax of $(10)	—	—	—	(73)	—	(73)	—	(73)
Foreign currency translation	—	—	—	95		95	—	95

Comprehensive income								$400

Balance, April 30, 2010	—	1,049	705	—	—	1,754	13
Elimination of predecessor Additional paid-in-capital and accumulated earnings	—	(1,049)	(705)	—	—	(1,754)	—

Balance, May 1, 2010, Successor	$—	$—	$—	$—	$—	$—	$13

Successor
Balance, May 1, 2010	$—	$—	$—	$—	$—	$—	$13
Issuance of common stock	13	—	—	—	—	13	—	—
Additional paid-in-capital	—	7,789	—	—	—	7,789	—	—
Share-based compensation expense	—	3	—	—	—	3	—	—
Net income	—	—	660	—	—	660	—	$660
Changes in unrecognized employee benefits gains and losses, net of tax of $3	—	—	—	28	—	28	—	28
Foreign currency translation	—	—	—	109	—	109	—	109

Comprehensive income								$797

Balance, December 31, 2010	$13	$7,792	$660	$137	$—	$8,602	$13

See Notes to the Consolidated Financial Statements.

13.	Commitments and Contingencies — (Continued)

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	Commitments and Contingencies — (Continued)

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Company and Operations

LyondellBasell Subholdings B.V. (“LBS”) together with its consolidated subsidiaries (collectively “LB Subholdings” or the “Company”) is a wholly owned subsidiary of LyondellBasell Industries N.V. (“LyondellBasell N.V.”). LB Subholdings is a manufacturer of chemicals and polymers, a refiner of light and medium weight crude oil, and a developer and licensor of technologies for the production of polymers. When we use the terms “LB Subholdings,” the “Successor Company,” the “Successor,” “we,” “us,” “our” or similar words, unless the context otherwise requires, we are referring to LB Subholdings and its subsidiaries after April 30, 2010. LB Subholdings was incorporated in The Netherlands on March 15, 2010.

Basell Germany Holdings GmbH, formerly an indirect wholly owned subsidiary of LyondellBasell Industries AF S.C.A. (“LyondellBasell AF”), together with LyondellBasell AF and 92 of its other subsidiaries, were debtors (the “Debtors”) in jointly administered bankruptcy cases (the “Bankruptcy Cases”) in the United States Bankruptcy Court in the Southern District of New York (the “U.S. Bankruptcy Court”). After completion of proceedings under chapter 11 (“chapter 11”) of title 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) on April 30, 2010 (the “Emergence Date”), LyondellBasell N.V. became the parent holding company of LB Subholdings and LB Subholdings became the successor parent of LyondellBasell Industries Holdings B.V. (“LBIH B.V.” or the “Predecessor”). LBIH B.V. was formerly a subsidiary of LyondellBasell AF. LB Subholdings now operates, directly and indirectly, substantially the same business as LBIH B.V. As of the Emergence Date, LyondellBasell AF’s equity interests in its indirect subsidiaries terminated and LyondellBasell N.V. now owns and operates, directly and indirectly, substantially the same business as LyondellBasell AF owned and operated prior to emergence from the Bankruptcy Cases. LyondellBasell AF is no longer part of the LyondellBasell N.V. group of companies.

In December 2010, a capital contribution of $534 million was made by LyondellBasell N.V. for the purchase of Lyondell France Holdings SAS (“Lyondell France Holdings”), an indirect, wholly owned subsidiary of Lyondell Chemical Company (“Lyondell Chemical”). LB Subholdings and its predecessor, LBIH B.V., and Lyondell Chemical have been wholly owned subsidiaries of LyondellBasell N.V. or its predecessor, LyondellBasell AF. Financial information for Lyondell France Holdings and its wholly owned subsidiary have been included, in all periods presented, in the accompanying financial statements as if the purchase had occurred on December 20, 2007, the date when Lyondell France Holdings came under common control.

2.	Summary of Significant Accounting Policies

Basis of Presentation — The accompanying consolidated financial statements have been prepared from the books and records of LB Subholding after April 30, 2010 and LBIH B.V. for periods up to and including that date under accounting principles generally accepted in the U.S. (“U.S. GAAP”). All intercompany transactions and balances have been eliminated in consolidation.

Investments in joint ventures where LB Subholdings exerts a certain level of management control, but lacks full decision making ability over all major issues, are accounted for using the equity method. Under those circumstances, the equity method is used even though LB Subholding’s ownership percentage may exceed 50%.

To indicate the application of a different basis of accounting for the period subsequent to the Emergence Date, the consolidated financial statements and notes to the consolidated financial statements present separately the period prior to the Emergence Date (“Predecessor”) and the period after the Emergence Date (“Successor”). In addition, financial information for Lyondell France Holdings is included for all periods presented.

The accompanying consolidated financial statements of LB Subholdings are being provided pursuant to Rule 3-16 of the U.S. Securities and Exchange Commission’s Regulation S-X to provide information about the assets of LB Subholdings that would be available to satisfy obligations related to the debt issued by Lyondell

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Chemical on April 8, 2010 should an event of default, as defined under the credit agreements, occur (see Note 14).

The Accounting Policies of LB Subholdings in the Successor period are as follows:

Fresh-Start and Push-Down Accounting — Effective May 1, 2010, LyondellBasell N.V. adopted fresh-start accounting pursuant to Accounting Standards Codification Topic 852, Reorganizations (“ASC 852”). Fresh-start accounting requires LyondellBasell N.V. to allocate the reorganization value approved by the U.S. Bankruptcy Court to its individual assets and liabilities, including the assets and liabilities of LB Subholdings, based upon their estimated fair values. The determination of fair values of assets and liabilities is subject to significant estimation and assumptions. At May 1, 2010, LyondellBasell N.V. recorded its assets and liabilities at fair value except for deferred income taxes and certain liabilities associated with employee benefits which were recorded in accordance with ASC 852 and ASC Topic 740, Income Taxes.

On May 1, 2010, in accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 5J, Push Down Basis of Accounting Required in Certain Limited Circumstances, LB Subholdings applied a new basis of accounting (push-down accounting). The estimated fair values established in the fresh-start accounting of LyondellBasell N.V. were used to determine the new basis for accounting. Accordingly, the basis of the assets and liabilities subsequent to April 30, 2010 is not comparable to the basis of assets and liabilities prior to the Emergence Date. In connection with the May 1, 2010 application of push-down accounting, LB Subholdings gave effect to reorganization adjustments and fresh-start adjustments as contemplated by the Plan of Reorganization. For additional information on fresh-start and push-down accounting, see Note 4.

Revenue Recognition — Revenue from product sales is recognized at the time of transfer of title and risk of loss to the customer, which usually occurs at the time of shipment. Revenue is recognized at the time of delivery if we retain the risk of loss during shipment. For products that are shipped on a consignment basis, revenue is recognized when the customer uses the product. Costs incurred in shipping products sold are included in cost of sales. Billings to customers for shipping costs are included in sales revenue.

With respect to licensing contracts we recognize revenue on a contract-by-contract basis when we determine that we have sold our product or rendered service. For proven technologies for which we are contractually entitled to receive the vast majority of the contract value in cash at or before the date of customer acceptance, we will generally recognize revenue at the date of delivery of the process design package and the related license, provided that the undelivered items are considered inconsequential or perfunctory. Revenue for remaining perfunctory items for these contracts is recognized when the uncertainties are resolved. For contracts involving unproven process technology or post-delivery technical assistance that is not considered inconsequential or perfunctory, we recognize revenue at the date of customer acceptance up to the amount of fixed fees due at customer acceptance date. Future fixed fees for these contracts are recognized when the uncertainties are resolved. Royalties under these contracts are recognized when earned, typically based on production volume.

Research and Development Costs — Research and Development (“R&D”) costs are expensed when incurred. Subsidies for research and development are included in Other income. Depreciation expense related to R&D assets is included as a cost of R&D. To the extent the purchase price in a business combination is allocated to in-process research and development assets, those assets are capitalized at fair value as an intangible asset with an indefinite life. When the related R&D project is abandoned, the assets are impaired and when the related R&D project activities are completed, we make a determination of the useful lives and amortize those assets over their useful lives.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Allowance for Doubtful Accounts — We establish provisions for doubtful accounts receivable based on management’s estimates of amounts that we believe are unlikely to be collected. Collectability of receivables is reviewed and the allowance for doubtful accounts is adjusted at least quarterly, based on aging of specific accounts and other available information about the associated customers. Provisions for an allowance for doubtful accounts are included in selling, general and administrative expenses.

Cash and Cash Equivalents — Cash equivalents consist of highly liquid debt instruments such as certificates of deposit, commercial paper and money market accounts. Cash equivalents include instruments with maturities of three months or less when acquired. Cash equivalents are stated at cost, which approximates fair value. Cash and cash equivalents exclude restricted cash. Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

We have no requirements for compensating balances in a specific amount at a specific point in time. We maintain compensating balances for some of our banking services and products. Such balances are maintained on an average basis and are solely at our discretion.

Related party loans receivable — inter company loans are stated at historic cost plus accrued interest, if unpaid, until maturity. Recoverability is assessed periodically against the cash reserves of the counterparty.

Inventories — Inventories are carried at the lower of current market value or cost. Cost is determined using the last-in, first-out (“LIFO”) method for raw materials, work in progress (“WIP”) and finished goods, and the moving average cost method for materials and supplies.

Inventory exchange transactions, which involve fungible commodities and do not involve the payment or receipt of cash, are not accounted for as purchases and sales. Any resulting volumetric exchange balances are accounted for as inventory, with cost determined using the LIFO method.

Property, Plant and Equipment — Property, plant and equipment was recorded at fair value at emergence and then at cost subsequently. Depreciation is computed using the straight-line method over the estimated useful asset lives, generally up to 25 years for major manufacturing equipment, 30 years for buildings, 5 to 15 years for light equipment and instrumentation, 15 years for office furniture and 3 to 5 years for information system equipment. Upon retirement or sale, we remove the cost of the asset and the related accumulated depreciation from the accounts and reflects any resulting gain or loss in the Consolidated Statements of Income. Our policy is to capitalize interest cost incurred on debt during the construction of major projects exceeding one year.

Costs of major maintenance and repairs incurred as part of turnarounds of major units at our manufacturing facilities are deferred and amortized using the straight-line method over the period until the next planned turnaround, predominantly 4 to 7 years. These costs are necessary to maintain, extend and improve the operating capacity and efficiency rates of the production units.

Long-Lived Asset Impairment — We evaluate long-lived assets, including identifiable intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its estimated fair value.

Goodwill — We recorded goodwill upon application of push-down accounting (see Note 4). Goodwill is not amortized, but is tested for impairment annually during the fourth quarter, or sooner if events or changes in circumstances indicate the carrying amount may exceed fair value. Recoverability is determined by comparing the estimated fair value of a reporting unit to the carrying value, including the related goodwill, of that reporting unit. We use the present value of expected net cash flows to determine the estimated fair value

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

of the reporting units. The impairment test requires us to make cash flow assumptions including, among other things, future margins, volumes, operating costs, capital expenditures, growth rates and discount rates. Our assumptions regarding future margins and volumes require significant judgment as actual margins and volumes have fluctuated in the past and will likely continue to do so.

Identifiable Intangible Assets — Costs to purchase and to develop software for internal use are deferred and amortized over periods of 3 to 10 years. Other intangible assets were stated at fair value at emergence and carried at cost or amortized cost subsequently. Such assets primarily consist of emission allowances, various contracts, and in-process research and development. These assets are amortized using the straight-line method over their estimated useful lives or over the term of the related agreement, if shorter.

Environmental Remediation Costs — Anticipated expenditures related to investigation and remediation of contaminated sites, which include current and former plant sites and other remediation sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Only ongoing operating and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally are not estimable, are not included in these liabilities.

Legal Costs — We expense legal costs, including those incurred in connection with loss contingencies, as incurred.

Income Taxes— Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the net tax effects of net operating loss carryforwards. Valuation allowances are provided against deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized.

We recognize the financial statement effects of an uncertain income tax position when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. We accrue for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated.

Liabilities Subject to Compromise — Pursuant to U.S. GAAP, certain pre-petition liabilities of the Debtor have been reclassified as of December 31, 2009, to long-term liabilities on the accompanying consolidated balance sheet as liabilities subject to compromise (see Note 3). Liabilities subject to compromise included the Debtor’s long-term debt that was considered undersecured. Liabilities subject to compromise were distinguished from pre-petition liabilities of the Debtor estimated to be fully secured, post-petition liabilities of the Debtor and liabilities of the non-Debtors for all of which the balance sheet classification was unchanged.

Stock-Based Compensation — The Company grants stock-based compensation awards that vest over a specified period or upon employees meeting certain service criteria. The fair value of equity instruments issued to employees is measured on the grant date and is recognized over the vesting period.

Non-controlling interests — Non-controlling interests represent the interests of a subsidiary owning an equity investment in the Al-Waha Petrochemicals Ltd. joint venture.

Foreign Currency Translation — Our reporting currency for the accompanying financial statements is the U.S. dollar. We have significant operations in several countries of which functional currencies are primarily the Euro.

Adjustments resulting from the process of translating foreign functional currency financial statements are included in Accumulated other comprehensive income (loss) in Stockholder’s equity. Foreign currency transaction gains and losses are included in current earnings.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Financial Instruments and Derivatives — We selectively enter into derivative transactions to manage volatility related to market risks associated with changes in commodity pricing, currency exchange rates and interest rates. We categorize assets and liabilities, measured at fair value, into one of three different levels depending on the observability of the inputs employed in the measurement. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are observable inputs other than quoted prices included within Level 1 for the asset or liability, either directly or indirectly through market corroborated inputs. Level 3 inputs are unobservable inputs for the asset or liability reflecting significant modifications to observable related market data or our assumptions about pricing by market participants. For a discussion of our policies related to financial instruments and derivatives, see Note 16.

Use of Estimates — The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Classification — Our consolidated financial statements classify precious metals and catalysts as components of Property, plant and equipment. Catalysts and precious metals were previously reported by the Predecessor as Intangible assets and Other assets, respectively. Debt issuance costs, which were previously reported as Intangible assets, net, by the Predecessor, are classified as Other assets by the Successor.

The accounting policies in the Predecessor period were the same as for the Successor period except as follows:

Inventories— Inventories are carried at the lower of current market value or cost. Cost was determined using the FIFO method. The average cost method was used for materials and supplies.

New Accounting Standards

Fair Value Measurement — In May 2011, the Financial Accounting Standards Board (“FASB”) issued new guidance related to Accounting Standards Codification (“ASC”) 820, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The new guidance results in a consistent definition of fair value and common requirements for measurement of and disclosure about fair value between U.S. GAAP and IFRS and changes some fair value measurement principles and disclosure requirements. This guidance aligns the fair value measurement of instruments classified within an entity’s shareholders’ equity with the guidance for liabilities and as a result requires an entity to measure the fair value of its own equity instruments from the perspective of a market participant that holds the equity instruments as assets. This guidance also enhances disclosure requirements for recurring Level 3 fair value measurements to include quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements. New disclosures on the use of a nonfinancial asset measured or disclosed at fair value are required if its use differs from its highest and best use. In addition, entities must report the level in the fair value hierarchy of assets and liabilities not recorded at fair value but where fair value is disclosed. The Accounting Standards Update (“ASU”) is effective for interim and annual periods beginning on or after December 15, 2011, with early adoption prohibited. The adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

In January 2010, the FASB issued additional guidance on improving disclosures regarding fair value measurements. The guidance requires the disclosure of the amounts of, and the rationale for, significant transfers between Level 1 and Level 2 of the fair value hierarchy, as well as the rationale for transfers in or out of Level 3. We have adopted all of the amendments regarding fair value measurements except for a

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

requirement to disclose information about purchases, sales, issuances, and settlements in the reconciliation of recurring Level 3 measurements on a gross basis. The requirement to separately disclose purchases, sales, issuances, and settlements of recurring Level 3 measurements, beginning in 2011, will not have a material impact on our consolidated financial statements.

Business Combinations — In December 2010, the FASB issued guidance related to ASC Topic 805, Business Combinations, to clarify that if a public entity presents comparative financial statements, the entity should disclose pro-forma revenue and earnings of the consolidated entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This guidance also expands the supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This guidance is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Goodwill — In December 2010, the FASB issued guidance related to ASC Topic 350, Intangibles — Goodwill and Other, to require a company with reporting units having a carrying amount of zero or less to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This guidance is effective for fiscal years, and interim periods within those years, beginning December 15, 2010. Early adoption is not permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Pension and Other Post Retirement Benefits — In September 2010, the FASB issued guidance related to ASC Topic 962, Plan Accounting — Defined Contribution Pension Plans, to clarify how loans to participants should be classified and measured by defined contribution pension benefit plans. The guidance requires that participant loans be classified as notes receivable from participants, which are segregated from plan investments and measured at their unpaid principal balance, plus any accrued but unpaid interest. This guidance is effective for fiscal years ending after December 15, 2010, and should be applied retrospectively to all prior periods presented. Early adoption is permitted. Adoption of this amendment is not expected to have a material effect on our consolidated financial statements.

Revenue Recognition — In April 2010, the FASB issued additional guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. Under this guidance, a vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive. Our adoption of this amendment effective July 1, 2010 did not have a material effect on our consolidated financial statements.

In October 2009, the FASB ratified the consensus reached by its emerging issues task force to require companies to allocate revenue in multiple-element arrangements based on the estimated selling price of an element if vendor-specific or other third-party evidence of value is not available. The adoption of these changes, in January 2011, will not have material effect on our consolidated financial statements.

Income Taxes — In April 2010, the FASB issued additional guidance on accounting for certain tax effects of the 2010 Health Care Reforms Act. The guidance requires entities to recognize the impact of changes in tax law in continuing operations in the Consolidated Statement of Income for the period that includes the enactment date. The adoption of these changes in March 2010 did not have a material effect on the Company’s consolidated financial statements.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2.	Summary of Significant Accounting Policies — (Continued)

Transfer and Servicing — In June 2009, the FASB revised the requirements for accounting for transfers of financial assets. These revisions eliminate the concept of a “qualifying special-purpose entity,” change the requirements for de-recognizing financial assets, and require additional disclosures regarding transfers of financial assets, securitization transactions, and exposures to risks related to transferred financial assets. These changes were effective for the Company beginning in 2010. The adoption of these changes did not have a material effect on the Company’s consolidated financial statements.

3.	Emergence from Chapter 11 Proceedings

On April 23, 2010, the U.S. Bankruptcy Court confirmed the Debtors’ Third Amended and Restated Plan of Reorganization. The Debtors, including Basell Germany Holdings GmbH, the only Debtor subsidiary of LBIH B.V., emerged from chapter 11 protection on April 30, 2010.

As a result of the emergence from chapter 11 proceedings, certain prepetition liabilities against the Debtors were discharged to the extent set forth in the Plan of Reorganization and otherwise applicable law and the Debtors were permitted to make distributions to their creditors in accordance with the terms of the Plan of Reorganization.

Pursuant to the Plan of Reorganization, the lenders of certain DIP loans, which represented a dollar-for-dollar roll-up or conversion of previously outstanding senior secured loans (“DIP Roll-up Notes”), received new 11% senior secured third lien notes due 2018 from another indirect, wholly owned subsidiary of LyondellBasell N.V. in the same principal amount as the DIP Roll-up Notes.

Liabilities Subject to Compromise — Certain prepetition liabilities subject to compromise of Germany Holdings were reported at the expected allowed amount, even if they could potentially have been settled for lesser amounts in accordance with the terms of the Plan of Reorganization. The total amount to be paid by the Debtors, including Germany Holdings, to settle claims is fixed under the Plan of Reorganization. As a result, liabilities subject to compromise at April 30, 2010, have been effectively resolved at the Emergence Date.

Liabilities subject to compromise at April 30, 2010 and December 31, 2009 comprises $1,258 million outstanding under the €1,300 million Term Loan B facility due 2014. Pursuant to the Plan of Reorganization, holders of Term Loan B facility received LyondellBasell N.V. class A ordinary shares.

Reorganization Items — Reorganization items, including professional advisory fees and other costs directly associated with our reorganization, recognized by the Debtors since the January 6, 2009 bankruptcy are classified as Reorganization items on the Consolidated Statements of Income.

Post-emergence reorganization items are primarily related to professional fees associated with claim settlements, plan implementation and other transition costs attributable to the reorganization. Pre-emergence reorganization items include provisions and adjustments to record the carrying value of certain pre-petition liabilities at their estimated allowable claim amounts, as well as the costs incurred by non-Debtor companies as a result of the Debtors’ chapter 11 proceedings.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Emergence from Chapter 11 Proceedings — (Continued)

The Company’s charges for reorganization items, including charges recognized by the Debtors, were as follows:

	Successor	Predecessor
			For the
	May 1	January 1	Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in net assets resulting from the application of fresh-start accounting	$—	$(253)	$—
Accelerated amortization of debt issuance costs	—	—	69
Professional fees	13	3	4
Employee severance costs	—	—	119
Plant closures costs	—	4	8
Other	—	—	1

Total	$13	$(246)	$201

4.	Push-Down Accounting

In April 2010, the U.S. Bankruptcy Court approved the total reorganization enterprise value on a cash-free and debt-free basis for consolidated LyondellBasell AF at approximately $14.2 billion to $16.2 billion, with a midpoint of $15.2 billion. The Plan of Reorganization, which was confirmed and approved by the U.S. Bankruptcy Court on April 23, 2010, without objection by any third party, adopted the midpoint of $15.2 billion as the reorganization value used to calculate and settle claims. As of May 1, 2010, LyondellBasell N.V. applied fresh-start accounting pursuant to ASC 852.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

Push-down accounting requires us to allocate the reorganization value of LyondellBasell AF, approved by the U.S. Bankruptcy Court, to the individual assets and liabilities of LB Subholdings based upon their estimated fair values. The determination of fair values of assets and liabilities is subject to significant estimation and assumptions. The following balance sheet information illustrates the financial effects as of May 1, 2010 of implementing the Plan of Reorganization and the adoption of fresh-start and push down accounting. Adjustments recorded to the Predecessor balance sheet, resulting from the consummation of the Plan of Reorganization and the adoption of push-down accounting, are summarized below.

CONSOLIDATED BALANCE SHEET

	Predecessor	Reorganization		Push-down		Successor
	LBIH B.V.	Adjustments		Adjustments		LB Subholdings
Millions of dollars

ASSETS
Current assets:
Cash and cash equivalents	$332	$1,089	a	$—		$1,421
Deposits with related parties	63	(63	) b	—		—
Accounts receivable:
Trade, net	1,978	—		(38)		1,940
Related parties	382	—		(9)		373
Inventories	1,497	—		206	f	1,703
Prepaid expenses and other current assets	530	(2)		3		531

Total current assets	4,782	1,024		162		5,968
Property, plant and equipment, net	4,118	—		(462	) g	3,656
Investments and long-term receivables:
Long-term loans receivable — related parties	8	522	b	—		530
Investments in PO joint ventures	348	—		(199	) h	149
Equity investments	1,073	—		348	i	1,421
Other investments and long-term receivables	87	—		(41	) i	46
Goodwill	—	—		316	j	316
Intangible assets, net	261	—		77	k	338
Other assets	9	21		9		39

Total assets	$10,686	$1,567		$210		$12,463

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

CONSOLIDATED BALANCE SHEET — (Continued)

	Predecessor	Reorganization		Push-down		Successor
	LBIH B.V.	Adjustments		Adjustments		LB Subholdings
Millions of dollars

LIABILITIES AND EQUITY
Liabilities not subject to compromise —
Current liabilities:
Current maturities of long-term debt	$485	$(485	) c	$—		$—
Short-term debt
Related Parties	2,314	(2,191	) b	—		123
Other	1,087	(637	) c	—		450
Accounts payable:
Trade, net	881	—		—		881
Related parties	931	(5)		—		926
Accrued liabilities	582	—		(12)		570
Deferred income taxes	88	—		(88	) l	—

Total current liabilities	6,368	(3,318)		(100)		2,950
Long-term debt	304	—		—		304
Notes payable — related parties	56	(56	) b	—		—
Other liabilities	1,129	—		(155	) m	974
Deferred income taxes	303	(125	) l	215	l	393
Commitments and contingencies
Liabilities subject to compromise	1,258	(1,258	) d	—		—
Stockholder’s equity:
Common Stock, €1 par value, 50,000,000 shares authorized and 10,018,000 shares issued	—	13		—		13
Additional paid-in capital	—	7,816	e	—		7,816
Predecessor additional paid-in capital	1,049	(1,049	) e	—		—
Retained earnings	356	(495	) n	139	n	—
Accumulated other comprehensive income (loss)	(155)	39	e	116	e	—

Total stockholder’s equity	1,250	6,324		255		7,829
Non-controlling interests	18	—		(5	) o	13

Total equity	1,268	6,324		250		7,842

Total liabilities and equity	$10,686	$1,567		$210		$12,463

Reorganization and Push-Down Accounting Adjustments

Reorganization

a. Cash and cash equivalents — The adjustments to cash and cash equivalents represent net cash inflows, after giving effect to transactions pursuant to the Plan of Reorganization, including proceeds from the issuance of new related party notes, and payments relating to the discharge of debts and other liabilities subject to compromise.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

CONSOLIDATED BALANCE SHEET — (Continued)

b. Related party loans — The adjustment primarily reflects $500 million loan provided to a subsidiary of LyondellBasell N.V., repayment of $860 million Short-term related party debts, repurchase and cancellation of $1,461 Short-term related party debt and discharge of $885 million Short-term related party receivables classified as Contra equity, see Note 7.

c. Debt — The changes in debt are summarized below.

Millions of dollars

Current maturities of senior secured credit facility was settled with LyondellBasell N.V. class A ordinary shares —
Senior secured credit facility:
Term Loan A due 2013, Dutch tranche	$(322)
$1,000 million revolving credit facility	(163)

$(485)

Repayment of Debtor-in-Possession Credit Agreements —
Term Loan facility due 2010:
Roll-up Loans — Senior Secured Credit Facility	$(637)

d. Liabilities subject to compromise — The adjustment to liabilities subject to compromise reflects the discharge of Liabilities subject to compromise through a series of transactions involving liabilities, contribution to the Company of class A ordinary shares of LyondellBasell N.V. and subsequent issuance of those shares by the Company and cash. . The table below summarizes the discharge of debt:

Millions of dollars

Liabilities subject to compromise	$1,258
Current maturities of senior secured credit facility	485

1,743
Issuance by the Company of LyondellBasell N.V. class A ordinary shares	(1,743)

Gain on discharge of liabilities subject to compromise	$—

e. Equity — Movement reflects capital contribution from LyondellBasell N.V. and the elimination of Predecessor common stock, capital surplus and accumulated earnings.

Push-Down Accounting

In applying push-down accounting at May 1, 2010, we recorded the assets acquired and the liabilities assumed from our Predecessor at fair value, except for deferred income taxes and certain liabilities associated with employee benefits, which were recorded in accordance with ASC 852 and ASC 740. The significant assumptions related to the valuations of our assets and liabilities recorded in connection with push-down accounting are discussed herein. All valuation inputs, with the exception of the calculation of crude oil related raw material inventories, are considered to be Level 3 inputs, as they are based on significant inputs that are not observable in the market. Crude oil related raw material inventories were valued using a combination of Level 1 and Level 2 inputs depending on the availability of publicly available quoted market prices. For additional information on Level 1, Level 2 and Level 3 inputs, see Note 2.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

f. Inventory — We recorded Inventory at its fair value of $1,703 million, which was determined as follows:

•	Finished goods were valued based on the estimated selling price of finished goods on hand less costs to sell, including disposal and holding period costs, and a reasonable profit margin on the selling and disposal effort for each specific category of finished goods being evaluated;

•	Work in process was valued based on the estimated selling price once completed less total costs to complete the manufacturing process, costs to sell including disposal and holding period costs, a reasonable profit margin on the remaining manufacturing, selling, and disposal effort; and

•	Raw materials were valued based on current replacement cost.

Compared to amounts recorded by our predecessor, finished goods increased by $201 million, raw materials increased by $1 million and other inventories increased by $4 million.

g. Property, Plant and Equipment — We recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value. Fair value was based on the highest and best use of the assets. Two approaches were considered and applied to determine fair value:

•	The market, sales comparison or trended cost approach was utilized for land, buildings and land improvements. This approach relies upon recent sales, offerings of similar assets or a specific inflationary adjustment to original purchase price to arrive at a probable selling price. Certain adjustments were made to reconcile differences in attributes between the comparable sales and the appraised assets.

•	The cost approach was utilized for certain assets primarily consisting of machinery and equipment. This approach considers the amount required to construct or purchase a new asset of equal utility at current prices, with adjustments in value for physical deterioration, and functional and economic obsolescence. The machinery and equipment amounts determined under the cost approach were adjusted for functional obsolescence, which represents a loss in value due to unfavorable external conditions such as the facilities’ locality, comparative inherent technology and comparative energy efficiency. Physical deterioration is an adjustment made in the cost approach to reflect the real operating age of any individual asset. The estimated economic obsolescence is the difference between the discounted cash flows (income approach) expected to be realized from utilization of the assets as a group, compared to the initial estimate of value from the cost approach method. In the analysis, the lower of the income approach and cost approach was used to determine the fair value of machinery and equipment in each reporting segment. Where the value per reportable segment, using the income approach, exceeded the value of machinery and equipment plus separately identifiable intangible assets, goodwill was generated.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

The following table summarizes the components of Property, plant and equipment, net, at April 30, 2010, and reflects the application of push-down accounting at May 1, 2010:

	Successor	Predecessor
	May 1,	April 30,
	2010	2010
Millions of dollars
Land	$176	$160
Manufacturing facilities and equipment	2,997	3,198
Construction in progress	483	760

Total property, plant and equipment, net	$3,656	$4,118

There was no impairment of our assets during the predecessor period because undiscounted cash flows exceeded their carrying values.

h. Investments in Propylene Oxide (“PO”) Joint Ventures — Investments in PO Joint Ventures were valued using the techniques described above to value Property, plant and equipment. The equity ownership reflects the direct proportional share of the property, plant and equipment of the PO Joint Ventures. The fair value of the Company’s equity interests in PO Joint Ventures is $149 million.

i. Equity Investments and Other Investments and Long-term Receivables — Our equity in the net assets of our nonconsolidated affiliates was recorded at fair value of $1,467 million determined using discounted cash flow analyses, and included the following assumptions and estimates:

•	Forecasted cash flows, which incorporate projections of sales volumes, revenues, variable costs, fixed costs, other income and costs, and capital expenditures, after considering potential changes in unconsolidated affiliates portfolio and local market conditions;

•	A terminal value calculated for investments and long-term receivables with forecasted cash flows, not limited by contractual terms or the estimated life of the main investment asset, by assuming a maintainable level of after-tax debt-free cash flow multiplied by a capitalization factor reflecting the investor’s WACC adjusted for the estimated long-term perpetual growth rate; and

•	A discount rate ranging from 11% to 15% that considered various factors, including market and country risk premiums and tax rates to determine the investor’s WACC given the assumed capital structure of comparable companies.

The aggregate fair value of equity in net assets of nonconsolidated affiliates accounted for using the equity method was $1,421 million.

j. Goodwill — We recorded goodwill of $316 million, primarily resulting from the requirement to record the tax effect of the differences for the tax and book basis of the Company’s assets and liabilities.

k. Intangible Assets — We recorded Intangible assets at their fair values of $338 million. The following is a summary of the approaches used to determine the fair value of significant intangible assets:

•	We recorded the fair value of developed proprietary technology licensing and catalyst contracts of $204 million using an excess earnings methodology. Significant assumptions used in the calculation included:

•	Forecasted contractual income (fees generated) for each license technology category less directly attributable marketing as well as research and development costs;

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4.	Push-Down Accounting — (Continued)

•	Discount rates of 17% based on the WACC adjusted for perceived business risks related to the developed technologies; and

•	Economic lives estimated from 4 to 9 years.

•	We recorded the fair value of $132 million for In-process-research and development at the cost incurred to date adjusted for the probability of future marketability.

•	In addition we recorded the fair value of Emissions allowances of $2 million.

l. Deferred Income Taxes, Current and Non-current — The application of push-down accounting on May 1, 2010 resulted in the remeasurement of deferred income tax liabilities associated with the revaluation of the Company’s assets and liabilities pursuant to ASC 852. Deferred income taxes were recorded at amounts determined in accordance with ASC 740.

m. Other Liabilities — The adjustment in accrued liabilities is primarily a result of the revaluation of deferred revenues based on discounted net cash outflows.

n. Retained Earnings — The changes to retained earnings reflect our revaluation of the assets and liabilities and reorganization adjustments under the Plan of Reorganization.

o. Non-controlling Interests — We recorded the fair value of non-controlling interests which resulted in a decrease of $5 million.

5.	Business Acquisitions and Dispositions

In December 2010, a $534 million capital contribution from LyondellBasell N.V. was made for the purchase of Lyondell France Holdings SAS, an indirect, wholly owned subsidiary of Lyondell Chemical Company. LB Subholdings and its predecessor, LBIH B.V., and Lyondell Chemical have been wholly owned subsidiaries of LyondellBasell N.V. or its predecessor, LyondellBasell AF. Financial information for Lyondell France Holdings and its wholly owned subsidiary have been included, in all periods presented, in the accompanying financial statements as if the purchase had occurred on December 20, 2007, the date when it came under common control. The net assets of Lyondell France Holdings SAS were transferred at historic cost.

Acquisition of Shell Oil Refinery in Berre l’Etang, France — In April 2008, LyondellBasell AF acquired the Shell oil refinery, inventory and associated infrastructure and businesses at the Berre l’Etang petrochemical complex in France (the “Berre Refinery”) for a purchase price of $927 million including final adjustment for working capital and $112 million for settlement of accrued contingent consideration of $112 million. The contingent consideration resulted from the 2005 acquisition of the remaining 50% of Société du Craqueur de l’Aubette S.A.S. (“SCA”) from its previous joint venture partner Shell Pétrochimie Méditerranée.

The refinery is a source of raw materials for, and allowed for vertical integration at, one of our core integrated European sites, which operates world-scale polypropylene and polyethylene plants, a steam cracker and a butadiene extraction unit at Berre l’Etang and a polyethylene plant at nearby Fos sur Mer. The acquisition also allows optimization opportunities with our global fuels and chemicals businesses and provides us with access to significant local logistics assets, including pipeline access, storage terminals and harbor access to the Mediterranean Sea. The refinery’s products include naphtha, VGO, liquefied petroleum gas, fuels for a variety of applications, heating oil and bitumen.

Consolidation of the refinery’s operations prospectively from April 1, 2008 added revenues of $2,750 million and a $147 million operating loss, excluding the impairment discussed below, to the 2008 results of operations.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Business Acquisitions and Dispositions — (Continued)

In the fourth quarter 2008, the Predecessor evaluated the long-lived assets of the Berre Refinery for impairment and recorded a $218 million charge representing the net book value of the assets acquired in April 2008.

6.	Insurance Claims

The Predecessor received insurance proceeds during 2009 and 2008 of $120 million and $89 million, respectively, representing partial settlements of outstanding insurance claims related to damages sustained in 2005 at the polymers plant in Münchsmünster, Germany. These proceeds are being used to finance the construction of the polyethylene plant in Münchsmünster, Germany. The Predecessor recognized gains on involuntary conversion in 2009 and 2008 of $120 million and $79 million, respectively, all of which were included in “Other income, net,” in the Consolidated Statements of Income.

7.	Related Party Transactions

LB Subholdings current and long-term related party loans include the following:

		December 31, 2009
			Transferred
	December 31,		to Contributed
	2010	Total	Capital	Net
Millions of dollars

Short-term receivables	$39	$692	$618	$74
Long-term receivables	500	299	267	32

Total	$539	$991	$885	$106

Short-term payables	$209	$2,087	$—	$2,087
Long-term payables	—	56	—	56

Total	$209	$2,143	$—	$2,143

Current Account Agreements with Subsidiaries of LyondellBasell N.V. — We provide financial services to certain subsidiaries of LyondellBasell N.V. through unsecured current account agreements for indefinite periods, under which each subsidiary may deposit excess cash balances with us and have access to uncommitted revolving lines of credit in excess of their respective deposits.

On and after April 30, 2010, we and the subsidiaries of LyondellBasell N.V. entered into several unsecured current account agreements for an indefinite period. Deposits bear interest at the LIBOR 1 month rate minus fifteen basis points. Borrowings under the lines of credit bear interest at the LIBOR 1 month rate plus 400 basis points. At December 31, 2010, the balance under these current account agreements reflected net borrowings of $39 million in the Consolidated Balance Sheet as Receivables from related parties.

We and subsidiaries of LyondellBasell AF were parties to a Credit Agreement and an Inter-company creditor Agreement dated December 20, 2007. Deposits under these current account agreements bore interest at the LIBOR 1 month rate minus fifteen basis points and borrowings under the available lines of credit bear interest at the LIBOR 1 month rate plus 350 basis points. At December 31, 2009, the balances under the current account agreements for related party borrowings totaled $227 million and for Related party loans totaled $9 million. On April 30, 2010, net borrowings of $216 million were discharged pursuant to the Plan of Reorganization and have been classified as a reduction of stockholder’s equity in the predecessor periods.

Notes Payable to LyondellBasell N.V. and LyondellBasell AF — we and the subsidiaries of LyondellBasell N.V. entered into several unsecured current account agreements for an indefinite period on and after April 30,

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Related Party Transactions — (Continued)

2010. Deposits bear interest at the LIBOR 1 month rate minus fifteen basis points. Borrowings under the lines of credit bear interest at the LIBOR 1 month rate plus 400 basis points. At December 31, 2010, the balance under these current account agreements reflected net borrowings of $209 million in the Consolidated Balance Sheet as related party payables.

Subject to the terms of a high yield loan agreement dated August 10, 2005, LBIH B.V. could borrow up to €500 million and up to $615 million from LyondellBasell AF. At December 31, 2009, the outstanding balance of loans payable under this agreement was $1,490 million. On April 30, 2010, the loan balance of $1,461 million was purchased by LB Subholdings for 10 Euro from LyondellBasell AF. LBIH B. V. recorded a capital contribution of $1,461 million from LB Subholdings and eliminated the loan at April 30, 2010 as per the Plan of Reorganization.

Long-term loan receivable from a Subsidiary of LyondellBasell N.V. — Pursuant to the Third Amended Plan of Reorganization, on April 30, 2010, we entered into a $500 million unsecured loan agreement with a subsidiary of LyondellBasell N.V. The loan matures on April 30, 2013 and bears interest at the LIBOR 3 month rate for USD plus 400 basis points. Interest, which is due quarterly, will automatically be added to principal if unpaid at the “Interest Payment Date”, as defined, and such unpaid interest will constitute an advance under the loan. On December 31, 2010, the outstanding balance under this loan agreement was $500 million.

On December 20, 2007, LBIH B.V. advanced $500 million to LyondellBasell AF under a $500 million loan agreement. The loan, which was deemed fully drawn on December 20, 2007, would have matured on December 31, 2012. At December 31, 2009, the outstanding balance under the loan was $465 million. On April 30, 2010, the debt was discharged pursuant to Third Amended Plan of Reorganization and, as such, has been classified as a reduction of stockholder’s equity in the predecessor period.

Pursuant to a loan agreement entered into on December 31, 2005 and amended and restated on August 1, 2007, a subsidiary of LyondellBasell AF could have borrowed up to €250 million on a revolving basis. The note, which would have matured on August 31, 2011, bore interest at EURIBOR (EURO Interbank Offer Rate) 3 month rate plus .25%. Interest was due quarterly. At December 31, 2009, the outstanding balance under this loan was $299 million. On April 30, 2010, related party net borrowings of $266 million were discharged pursuant to the Plan of Reorganization and as such have been classified as a reduction of stockholder’s equity in the predecessor period.

Others — Pursuant to Third Amended Plan of Reorganization, at the Emergence Date we made payment for deposits under loan agreements dated December 20, 2007 of $380 million, dated January 1, 2001 and amended and restated on November 30, 2007 of $56 million, dated September 30, 2008 of $98 million and dated January 9, 2009 of $325 million to Lyondell Chemical Company and its subsidiaries.

The Company has related party transactions with affiliates of our major shareholders, Access Industries (“Access”) and Apollo Management (“Apollo”) and with the Company’s joint venture partners.

Access — Past Access related party transactions included a management and a tax-sharing agreement.

Upon emergence, in May 2010, LyondellBasell, N.V. entered into a tax cooperation agreement with Access. The tax cooperation agreement allows either party to provide the other with information and support in connection with tax return preparation and audits for a fee. There were no payments made or received under this agreement during 2010.

In December 2007, LyondellBasell AF also entered into a tax-sharing agreement with a subsidiary of Access entitling Access to consideration equal to 17.5% of the net operating loss carryforwards used by LyondellBasell AF entities to reduce their Dutch or French income tax liability. Payments under this agreement

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Related Party Transactions — (Continued)

are limited to a maximum of $175 million. There were no payments under this agreement during 2010, 2009 or 2008. This agreement was not assumed upon the Company’s emergence from chapter 11.

In December 2007, in connection with the Lyondell Chemical acquisition, LyondellBasell AF entered into a management agreement with Access. The agreement included a periodic annual fee of $25 million. Management fees of $25 million in 2009 and 2008 are reflected as expense in Selling, general and administrative expenses. The 2009 management fee, which was not paid, was discharged pursuant to the Plan of Reorganization. This agreement was not assumed upon the Company’s emergence from chapter 11.

On December 20, 2010, one of our subsidiaries received demand letters from affiliates of Access. The Access affiliates have demanded that our subsidiary, LBIHB.V. indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit and pay $50 million in management fees for 2009 and 2010 in addition to other unspecified amounts related to advice purportedly given in connection with financing and other strategic transactions. For additional information related to this matter, see Note 20.

Apollo — As a result of the distribution of ordinary shares of LyondellBasell N.V. common stock pursuant to the Plan of Reorganization and the issuance of ordinary shares of LyondellBasell N.V. common stock under a rights offering on the Emergence Date, we began reporting transactions between the Company and affiliates of Apollo as related party transactions. These transactions with Apollo affiliates include the sales of product under a long-term contract that renews automatically each year on July 31, unless a 90 day notice of termination has been received. Other product sales are made on the spot market.

Consultant Fee — In connection with the Bankruptcy cases, LyondellBasell AF retained the services of and entered into a Bankruptcy Court-approved contractual agreement with one of its directors. The directors received a $10 million success fee from the Company upon emergence from chapter 11.

Joint Venture Partners — The Company has related party transactions with its equity investees. These related party transactions include the sales and purchases of goods in the normal course of business as well as certain financing arrangements. In addition, under contractual arrangements with certain of the Company’s equity investees, we receive certain services, utilities, materials and facilities at some of our manufacturing sites and we provide certain services to our equity investees.

In December 2009, LyondellBasell N.V. advanced €10 million ($14 million) to its joint venture partner, Basell Orlen Polyolefins SP.Z.O.O. under a loan agreement that matures on December 31, 2013. The note bears interest, which is due semi-annually, at EURIBOR plus 4% through June 30, 2012 and EURIBOR plus 4.5% thereafter.

LyondellBasell Related Companies — In 2009, we entered into a Shared Service Agreement with a subsidiary of LyondellBasell N.V. The shared service agreement allows either party to provide the other services and advice related to business matters for a fee. The total cost incurred is allocated on an equitable cost sharing basis, primarily driven by sales revenue. The management believes that the allocation methodology is reasonable.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Related Party Transactions — (Continued)

Related party transactions are summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
Millions of dollars	2010	2010	2009	2008
The Company billed related parties for:
Sales of products and processing services
Apollo affiliates	$13	$—	$—	$—
Equity investees	488	207	621	803
LyondellBasell related companies	691	177	438	725
Shared services agreements —
Equity investees	22	4	21	14
LyondellBasell related companies	20	6	12	41
Interest —
Equity investees	—	—	4	18
LyondellBasell related companies	17	14	47	173
Related parties billed the Company for:
Purchases of products and processing services —
Equity investees	776	411	1,856	2,418
LyondellBasell related companies	350	267	375	778
Shared services agreements —
Equity investees	56	28	100	111
LyondellBasell related companies	2	1	4	4
Interest —
Equity investees	—	—	3	10
LyondellBasell related companies	—	52	189	194
Royalties	83	42	26	49

8.	Accounts Receivable

We sell our products primarily to other industrial concerns in the petrochemicals and refining industries. We perform ongoing credit evaluations of our customers’ financial condition and, in certain circumstances, require letters of credit or corporate guarantees from them. As part of push-down accounting our Accounts receivable were valued at market. Our allowance for doubtful accounts receivable, which is reflected in the Consolidated Balance Sheets as a reduction of accounts receivable, totaled $12 million and $96 million at December 31, 2010 and 2009, respectively. Our provisions for doubtful accounts receivable, which are recorded in the Consolidated Statements of Income, were $12 million, $1 million, $13 million and $34 million during the eight months ended December 31, 2010, the four months ended April 30, 2010 and for the years ended December 31, 2009 and 2008, respectively.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	Inventories

Inventories consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Finished goods	$1,442	$932
Work-in-process	14	7
Raw materials and supplies	342	359

Total inventories	$1,798	$1,298

In connection with application of push-down accounting on May 1, 2010, we recorded inventory at its fair value of $1,703 million (see Note 4).

We recorded charges of $89 million and $143 million in 2009 and 2008, respectively, to adjust the value of our inventory to market value, which was lower than the carrying cost at December 31, 2009 and 2008. Also in 2008, we recognized a $33 million charge for impairment of inventory. The Successor period did not include any inventory valuation adjustments on a net basis.

Approximately 90% of the Company’s inventories were valued using the LIFO method at December 31, 2010. The excess of current replacement cost over LIFO cost of inventories amounted to $185 million at December 31, 2010. During 2010, liquidations of LIFO inventory layers resulted in a charge of $17 million.

Prior to LyondellBasell N.V.’s emergence from bankruptcy proceedings on April 30, 2010, our inventory was carried on a FIFO basis.

10.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets

Property, Plant and Equipment — The components of Property, plant and equipment, at cost, and the related accumulated depreciation were as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Land	$177	$172
Manufacturing facilities and equipment	3,418	5,095
Construction in progress	294	773

Total property, plant and equipment	3,889	6,040
Less accumulated depreciation	(200)	(1,566)

Property, plant and equipment, net	$3,689	$4,474

In connection with application of push-down accounting on May 1, 2010, we recorded Property, plant and equipment, which includes land, buildings and equipment, furniture and fixtures and construction in progress, at its fair value of $3,656 million (see Note 4).

On February 25, 2010, based on the continued impact of global economic conditions on polypropylene demand, the Predecessor announced a project to cease production, and permanently shut down, its polypropylene plant at Terni, Italy. The Predecessor recognized charges of $23 million in cost of sales related to plant and other closure costs in the first quarter of 2010. In July 2010, the plant ceased production.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

Following an analysis of the cash flow projections for the Berre refinery, we concluded that the capital additions in 2010 are impaired. Accordingly, we recognized a $25 million charge for impairment of the carrying value of those assets. Capital spending required for the operation of the Berre refinery will continue to be impaired until such time as the discounted cash flow projections for the Berre refinery are sufficient to recover the asset’s carrying amount.

The full carrying value of the Berre refinery assets was impaired in 2008 resulting in a charge of $218 million. The analysis that was conducted resulting in the impairment was triggered by a downward revision of the Company’s long range cash flow projections due to the significantly deteriorating business conditions experienced in the fourth quarter of 2008.

Capitalized interest expense related to Property, plant and equipment for the eight months ended December 31, 2010, the four months ended April 30, 2010 and for the years ended December 31, 2009 and 2008 was $2 million, $4 million, $35 million and $13 million, respectively.

Goodwill — We recorded goodwill of $316 million upon application of push-down accounting (see Note 4). Goodwill at December 31, 2010 reflects the $4 million effect of changes in currency exchange rates since April 30, 2010. This was the only movement in goodwill during the Successor period.

During the fourth quarter of 2008, LBIH B.V. performed its annual impairment tests for goodwill. As a result of the review, LBIH B.V. determined the goodwill was impaired. The impairment was based on a review performed by Management in which the discounted cash flows did not support the carrying value of the goodwill due to rapid deterioration in the global economy and the effects on LBIH B.V.’s operations in the latter part of the fourth quarter of 2008. Accordingly, in the fourth quarter of 2008, LBIH B.V. recorded a charge to earnings of $360 million for impairment of goodwill for acquisition of Lyondell France Holdings.

Intangibles Assets — In connection with application of push-down accounting on May 1, 2010, we recorded Intangible assets at their fair values of $338 million (see Note 4).

The components of identifiable intangible assets, at cost, and the related accumulated amortization were as follows at December 31:

	Successor			Predecessor
	2010			2009
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net
Millions of dollars
In-process research and development costs	$127	$—	$127	$—	$—	$—
Technology, patent and license costs	1	—	1	480	(219)	261
Emission allowances	2	—	2	32	(8)	24
Various contracts	212	(59)	153	—	—	—
Debt issuance costs	—	—	—	94	(81)	13
Software costs	1	—	1	2	(1)	1
Catalyst costs	—	—	—	11	(2)	9
Other	—	—	—	3	—	3

Total intangible assets	$343	$(59)	$284	$622	$(311)	$311

Amortization of these identifiable intangible assets for each of the next five years is expected to be $29 million in 2011, $26 million in 2012, $15 million in 2013, $20 million in 2014 and $9 million in 2015.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

In December 2009, LBIH B.V. recognized a $9 million impairment of Emission rights due to reductions in the observable market price. These charges are reflected in Impairments on the Consolidated Statements of Income.

The components of Other assets were as follows at December 31:

	Successor	Predecessor
	2010	2009
Investments at cost	$—	$28
Debt issuance costs	17	—
Pension assets	21	2
Deferred tax asset	29	3
Other	18	12

Total other assets	$85	$45

Depreciation and Amortization Expense — Depreciation and amortization expense is summarized as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Property, plant and equipment	$190	$143	$382	$430
Investment in PO joint venture	3	5	16	20
Technology, patent and license costs	—	6	79	73
Software costs	—	4	7	1
Various contracts	59	—	—	—
Other	—	—	6	—

Total depreciation and amortization	$252	$158	$490	$524

Asset Retirement Obligations — At some sites we are contractually obligated to decommission our plants upon site exit. The Company has provided for the net present value of the estimated costs. Typically such

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Property, Plant and Equipment, Goodwill, Intangible and Other Assets — (Continued)

costs are incurred within three years after a plant’s closure. The changes in the Company’s asset retirement obligations were as follows:

	Successor	Predecessor
	May 1	January 1	For the Year
	Through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
	2010	2010	2009
Millions of dollars
Beginning balance	$98	$128	$104
Payments	—	(1)	—
Changes in estimates	(2)	(11)	—
Accretion expense	2	1	17
Effects of exchange rate changes	2	(9)	7
Reduction as a result of business acquisition	—	—	—
Other	—	(2)	—

Ending balance	$100	$106	$128

In connection with application of push-down accounting on May 1, 2010, we recorded asset retirement obligations at their fair values of $98 million.

We believe that there are other asset retirement obligations associated with some of our facilities, but that the present value of those obligations is not material in the context of an indefinite expected life of the facilities. We continually review the optimal future alternatives for our facilities. Any decision to retire one or more facilities may result in an increase in the present value of such obligations.

11.	Investment in PO Joint Ventures

We, together with Bayer AG and Bayer Corporation (collectively “Bayer”), each have a 50% interest in a manufacturing joint venture (the “PO Joint Venture”), which includes a world-scale propylene oxide (“PO”) /styrene monomer (“SM”) (“PO/SM”) plant at Maasvlakte near Rotterdam, The Netherlands. The Company and Bayer each are entitled to 50% of the PO and SM production at the PO Joint Venture.

We operate the PO Joint Venture plant and arrange and coordinate the logistics of product delivery. The partners share in the cost of production and logistics based on their product offtake.

We report the cost of our product offtake as inventory and cost of sales in our consolidated financial statements. Related cash flows are reported in the operating cash flow section of the Consolidated Statements of Cash Flows. Our investment in the PO Joint Venture is reduced through recognition of our share of the depreciation and amortization of the assets of the PO Joint Venture, which is included in cost of sales. Other changes in the investment balance are principally due to additional capital investments in the PO Joint Venture by the Company. The Company’s contributions to the PO Joint Venture are reported as Contributions and advances to affiliates in the Consolidated Statements of Cash Flows.

Total assets reflected in the books and records of the PO Joint venture, primarily property, plant and equipment, were $470 million and $554 million as of December 31, 2010 and 2009, respectively.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

11.	Investment in PO Joint Ventures — (Continued)

Changes in the Company’s investment in the PO joint venture for the years ended December 31, 2010 and 2009 are summarized below:

PO Joint Venture
Millions of dollars

Successor
Investment in PO joint venture — May 1, 2010	$149
Depreciation and amortization	(3)

Investment in PO joint ventures — December 31, 2010	$146

Predecessor
Investment in PO joint venture — January 1, 2010	$389
Cash contributions (return of investment)	(5)
Depreciation and amortization	(5)
Effect of exchange rate changes	(31)

Investments in PO joint venture — April 30, 2010	$348

Investment in PO joint venture — January 1, 2009	$392
Cash contributions	2
Depreciation and amortization	(16)
Effect of exchange rate changes	11

Investment in PO joint venture — December 31, 2009	$389

In connection with application of push down accounting on May 1, 2010, our equity interests in PO joint ventures were valued at their fair value of $149 million (see Note 4).

12.	Equity Investments

Direct and indirect Equity investments held by the Company are as follows:

	Successor	Predecessor
	December 31,	December 31,
Percent of Ownership	2010	2009
Basell Orlen Polyolefins Sp. Z.o.o.	50.00%	50.00%
PolyPacific Pty. Ltd.	50.00%	50.00%
SunAllomer Ltd.	50.00%	50.00%
Saudi Polyolefins Company	25.00%	25.00%
Saudi Ethylene & Polyethylene Company Ltd.	25.00%	25.00%
Al-Waha Petrochemicals Ltd.	20.95%	20.95%
PolyMirae Co. Ltd.	42.59%	42.59%
HMC Polymers Company Ltd.	28.56%	28.56%
Indelpro S.A. de C.V.	49.00%	49.00%
Kazakhstan Petro-Chemicals Industries, Inc.	—	24.00%
Geosel	27.00%	27.00%

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Equity Investments — (Continued)

The changes in Equity investments are as follows:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Beginning balance	$1,421	$986	$1,053
Investee net income	86	84	83
Impairment recognized by investor	—	—	(228)

Income (loss) from equity investments	86	84	(145)
Dividends received	(34)	(18)	(19)
Contributions to joint venture	—	19	8
Currency exchange effects	(13)	(8)	48
Other	16	10	41

Ending balance	$1,476	$1,073	$986

We capitalize interest on the projects of our equity investees that are necessary for the commencement of their principal operations. During 2010 and 2009, the Company capitalized interest of $2 million and $17 million, respectively, for qualified projects of Saudi Ethylene & Polyethylene Company Ltd. and Al-Waha Petrochemicals Ltd.

The subsidiary that holds the Company’s equity interest in Saudi Al-Waha Petrochemicals Ltd. has a minority shareholder, which holds 16.21% of its equity. The equity interest held by the minority shareholder can be called by the Company or can be put to the Company by the minority interest shareholder at any time after May 23, 2009. The price of the call option is the nominal value of the shares (initial $18 million investment) plus accrued interest based on LIBOR plus 40 basis points, less paid dividends. The price of the put option is €1 plus the minority shareholder’s undistributed pro-rata earnings. As of December 31, 2010 and 2009, the put would have a minimal redemption amount and the call could be redeemed for $21 million and $20 million, respectively, the value of the initial investment plus accrued interest.

Summarized balance sheet information and the Company’s share of Equity investments are as follows:

	Successor		Predecessor
	December 31, 2010		December 31, 2009
		Company		Company
	100%	Share	100%	Share
Millions of dollars
Current assets	$3,207	$1,112	$2,403	$871
Noncurrent assets	6,304	1,844	6,420	2,036

Total assets	9,511	2,956	8,823	2,907
Current liabilities	2,384	809	1,545	563
Noncurrent liabilities	3,660	1,028	4,021	1,130

Net assets	$3,467	$1,119	$3,257	$1,214

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Equity Investments — (Continued)

Summarized income statement information for the years ended December 31 and the Company’s share for the years for which the respective equity investments were accounted for under the Equity method is set forth below:

	Successor		Predecessor
	May 1		January 1
	through		through
	December 31, 2010		April 30, 2010
		Company		Company
	100%	Share	100%	Share
Millions of dollars
Revenues	$4,096	$1,569	$2,703	$819
Cost of sales	(3,507)	(1,375)	(2,282)	(702)

Gross profit	589	194	421	117
Net operating expenses	(140)	(46)	(72)	(25)

Operating income	449	148	349	92
Interest income	3	2	2	—
Interest expense	(143)	(43)	(42)	(13)
Foreign currency translation	5	—	83	24
Income (loss) from equity investments	(2)	(2)	3	1

Income before income taxes	312	105	395	104
Provision for income taxes	(44)	(19)	(67)	(20)

Net income	$268	$86	$328	$84

	Predecessor
	2009		2008
		Company		Company
Millions of dollars	100%	Share	100%	Share

Revenues	$5,533	$1,656	$5,627	$1,959
Cost of sales	(4,881)	(1,453)	(4,960)	(1,790)

Gross profit	652	203	667	169
Net operating expenses	(112)	(46)	(363)	(84)

Operating income	540	157	304	85
Interest income	17	3	19	6
Interest expense	(118)	(40)	(146)	(47)
Foreign currency translation	(10)	(6)	(57)	(16)
Income from equity investments	4	2	23	4

Income before income taxes	433	116	143	32
Provision for income taxes	(108)	(33)	(39)	(12)

Net income	$325	$83	$104	$20

In connection with application of push-down accounting on May 1, 2010, we recorded equity investments at their fair value of $1,421 million (see Note 4). The carrying value of the our equity investments at December 31, 2010 of $1,476 million reflects the 2010 aggregate fair value adjustment which is different than

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Equity Investments — (Continued)

our share of the equity investment in the underlying assets of $1,119 million. In 2009, the Company recognized pretax impairment charges totaling $228 million for impairment of the carrying value of its investments in certain joint ventures.

A joint venture of ours is in default under its financing arrangement due to a delay in the start-up of its assets and as a result of the voluntary filing for relief under chapter 11 of the U.S. Bankruptcy Code on April 24, 2009. The parties are currently negotiating in good faith to resolve the default and at present there is no evidence that such negotiations will not be concluded successfully or that the resolution of this matter will have a material adverse impact on our operations or liquidity.

13.	Accrued Liabilities

Accrued liabilities consisted of the following components at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Payroll and benefits	$220	$224
Taxes other than income taxes	114	77
Interest	13	12
Product sales rebates	174	133
Derivatives	1	20
Income taxes	87	55
Deferred revenues	13	—
Other	256	145

Total accrued liabilities	$878	$666

14.	Debt

Long-term loans, notes, and other long-term debt due to banks and other unrelated parties consisted of the following at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Bank credit facilities:
Senior secured credit facility:
Term loan A due 2013 — Dutch tranche	$—	$331
$1,000 million revolving credit facility	—	164
Guaranteed Notes, due 2027	300	300
Other	14	6

Total	314	801
Less current maturities	(4)	(497)

Long-term debt	$310	$304

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Debt — (Continued)

Short-term loans, notes, and other short-term debt due to banks and other unrelated parties consisted of the following at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Debtor-in-Possession Credit Agreements:
Term Loan facility due 2010:
Roll-up Loans — Senior Secured Credit Facility:
Term Loan A due 2013 — Dutch tranche	$—	$122
Term Loan B due 2014 — German tranche	—	465
Revolving Credit Facility — Dutch tranche	—	54
Receivables securitization program	—	377
Accounts receivable factoring facility	—	24
Financial payables to equity investees	—	12
Other	30	36

Total short-term debt	$30	$1,090

Aggregate maturities of all long-term debt during the next 5 years are $34 million in 2011, $9 million in 2012, and $301 million in 2016 and thereafter.

At December 31, 2010, long-term debt comprised the $300 million Guaranteed Notes due 2027 and $14 million of other debt.

Guaranteed Notes due 2027 — The Company is a guarantor of $300 million of fixed interest rate Guaranteed Notes held by one of its subsidiaries. The Guaranteed Notes, which have a maturity date of March 15, 2027, bear interest, payable on the fifteenth day of each March and September, at an annual rate of 8.1%.

The 2027 Guaranteed Notes provide certain restrictions with respect to the level of maximum debt that can be incurred and security that can be granted by the operating companies in Italy and The Netherlands that are direct or indirect wholly owned subsidiaries of the Company.

The 2027 Notes contain customary provisions for default, including, among others, the non-payment of principal and interest on the 2027 Notes, certain failures to perform or observe any other obligation under the 2027 Agreement on the 2027 Notes, the occurrence of certain defaults under other indebtedness, failure to pay certain indebtedness and the insolvency or bankruptcy of certain LyondellBasell N.V. subsidiaries.

Receivables securitization programs — The Company had an accounts receivable securitization program under which it could receive funding of up to €450 million against eligible receivables of certain European subsidiaries. This facility was refinanced, in full, on May 4, 2010 and replaced with a new three-year European securitization facility. Transfers of accounts receivable under this program do not qualify as sales; therefore, the transferred accounts receivable and the proceeds received through such transfers are included in trade receivables, net, and short-term debt in the Consolidated Balance Sheets. In October 2010, the amounts outstanding under the receivable securitization program were repaid. The lenders will receive a commitment fee on the unused commitments.

Accounts Receivable Factoring Facility — On October 8, 2009, the Company entered into an accounts receivable factoring facility for up to €100 million. The factoring facility was for an indefinite period, non-

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Debt — (Continued)

recourse, unsecured and terminable by either party subject to notice. In November 2010, the facility was paid in full and terminated.

Other — In the eight months ended December 31, 2010 and in the four months ended April 30, 2010, amortization of debt premiums and debt issuance costs resulted in amortization expense of $4 million and $15 million, respectively, that was included in interest expense in the Consolidated Statements of Income. For the years ended December 31, 2009 and 2008, such amortization was $31 million and $15 million, respectively, including adjustments to fair values included in accounting for the acquisition of Lyondell Chemical, and debt issuance costs.

In 2009, in conjunction with the reclassification of debt to “Liabilities Subject to Compromise,” we wrote off the associated unamortized debt issuance costs of $69 million, which are reflected in “Reorganization items” in the Consolidated Statements of Income.

Contractual interest for the Debtors was $478 million for the four-months ended April 30, 2010; and $1,423 million for the year ended December 31, 2009.

Our 2010 weighted average interest rate on outstanding short-term debt was 5.0% and 9.2%, in the 2010 Successor and Predecessor periods, respectively, and 8.8% in 2009.

15.	Lease Commitments

We lease office facilities, railcars, vehicles, and other equipment under long-term operating leases. Some leases contain renewal provisions, purchase options and escalation clauses. Additionally, we have entered into a long-term agreement with an information technology service provider that is cancellable by us with a six-month notice period and payment of a cancellation fee. This agreement is classified as an operating lease.

The aggregate future estimated payments under these commitments are:

Millions of dollars

2011	$70
2012	43
2013	39
2014	37
2015	28
Thereafter	173

Total minimum lease payments	$390

Rental expense for the years ended December 31, 2010, 2009 and 2008 was $76 million, $75 million and $88 million, respectively.

16.	Financial Instruments and Derivatives

Cash Concentration — Our cash equivalents are placed in high-quality commercial paper, money market funds and time deposits with major international banks and financial institutions.

We are exposed to market risks, such as changes in commodity pricing, currency exchange rates and interest rates. To manage the volatility related to these exposures, we selectively enter into derivative transactions pursuant to our policies. Designation of the derivatives as fair-value or cash-flow hedges is performed on a specific exposure basis. Hedge accounting may or may not be elected with respect to certain

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Financial Instruments and Derivatives — (Continued)

short-term exposures. The changes in fair value of these hedging instruments are offset in part or in whole by corresponding changes in the fair value or cash flows of the underlying exposures being hedged.

Foreign Currency Rates — We enter into transactions denominated in other than our functional currency and the functional currencies of our subsidiaries and are, therefore, exposed to foreign currency risk on receivables and payables. We maintain risk management control systems intended to monitor foreign currency risk attributable to both the outstanding foreign currency balances and future commitments. The risk management control systems involve the centralization of foreign currency exposure management, the offsetting of exposures and the estimating of expected impacts of changes in foreign currency rates on our earnings. We enter into foreign currency forward contracts to reduce the effects of our net currency exchange exposures. At December 31, 2010, foreign currency forward contracts in the notional amount of $656 million, maturing in January, February and May 2011, were outstanding.

Changes in the fair value of foreign currency forward contracts are reported in the Consolidated Statements of Income and offset the currency exchange results recognized on the assets and liabilities.

Foreign Currency Gain (Loss) — Other income, net, in the Consolidated Statements of Income reflected a gain of $16 million for the eight months ended December 31, 2010; losses of $259 million for the four months ended April 30, 2010; and gains of $110 million for the year ended December 31, 2009 and a $2 million loss for the year ended December 31, 2008 related to changes in currency exchange rates.

The following table summarizes financial instruments outstanding as of December 31, 2010 and 2009 that are measured at fair value on a recurring basis and the bases used to determine their fair value in the Consolidated Balance Sheets.

Quoted Prices
			in Active	Significant
			Markets for	Other	Significant
			Identical	Observable	Unobservable
	Notional		Assets	Inputs	Inputs
	Amount	Total	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Successor
December 31, 2010:
Liabilities at fair value:
Derivatives:
Foreign currency	$656	$13	$—	$13	$—

Predecessor
December 31, 2009:
Liabilities at fair value:
Derivatives:
Foreign currency	$234	$20	$—	$20	$—

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents and accounts receivable, and accounts payable, approximated the applicable carrying value due to the short maturity of those instruments.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Financial Instruments and Derivatives — (Continued)

The following table provides the fair value of derivative instruments and their balance sheet classifications at December 31, 2010 and 2009:

		Successor	Predecessor
	Balance Sheet	December 31,	December 31,
	Classification	2010	2009
Millions of dollars
Fair Value of Derivative Instruments
Liability Derivatives
Not designated as hedges:
Foreign currency	Accrued liabilities	$13	$20

The following table summarizes the pretax effect of derivative instruments charged directly to income:

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Successor
For the period May 1 through December 31, 2010:
Derivatives not designated as hedges:
Foreign currency	$—	$—	$(20)	Other income (expense), net

Predecessor
For the period January 1 through April 30, 2010:
Derivatives not designated as hedges:
Foreign currency	$—	—	$8	Other income (expense), net

Non-derivatives designated as hedges of foreign currency:
Net foreign investment —
8.1% Guaranteed Notes due 2027	$(24)	$—	$—
8.375% Senior Notes due 2015	(20)	—	—

	$(44)	$—	$8

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Financial Instruments and Derivatives — (Continued)

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2009:
Derivatives designated as cash-flow hedges:
Cross-currency interest rate	$23	$23	$—	Other income (expense), net

	$23	$23	$—

Derivatives not designated as hedges:
Foreign currency	$—	$—	$(15)	Other income (expense), net
Stock option plans	—	—	(3)	Other income (expense), net

	—	—	(18)

	$23	$23	$(18)

Non-derivatives designated as hedges of foreign currency:
Net foreign investment —
8.1% Guaranteed Notes due 2027	$9	$—	$—
8.375% Senior Notes due 2015	8	—	—

	$17	$—	$—

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Financial Instruments and Derivatives — (Continued)

	Effect of Financial Instruments
		Gain (Loss)	Additional
	Gain (Loss)	Reclassified	Gain (Loss)
	Recognized	from AOCI	Recognized	Income Statement
	in AOCI	to Income	in Income	Classification
Millions of dollars

Predecessor
For the year ended December 31, 2008:
Derivatives designated as cash-flow hedges:
Cross-currency interest rate	22	(22)	—	Other income (expense), net
Interest rate	(45)	—	35	Interest expense

	(23)	(22)	35

Derivatives not designated as hedges:
Foreign currency	—	—	74	Other income (expense), net
Stock option plans	—	—	(5)	Other income (expense), net

	—	—	69

	$(23)	$(22)	$104

Non-derivatives designated as hedges of foreign currency:
Net foreign investment —
8.1% Guaranteed Notes due 2027	$(13)	$—	$—
Dutch tranche A term loan	(19)	—	—
8.375% Senior Notes due 2015	(11)	—	—

	$(43)	$—	$—

The carrying value and the estimated fair value of the Company’s non-derivative financial instruments are shown in the table below:

	2010		2009
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Millions of dollars
Related party notes receivable	$539	$539	$106	$106
Related party short-term debt and notes payable	209	209	2,143	2,143
Third party short and long-term debt, including current maturities and liabilities subject to compromise	344	368	3,149	2,616

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Financial Instruments and Derivatives — (Continued)

The following table summarizes the bases used to measure certain assets and liabilities at fair value on a recurring basis in the Consolidated Balance Sheets:

		Fair Value Measurement
			Quoted prices
			in active	Significant
	Carrying		markets for	other	Significant
	Value	Fair Value	identical	observable	unobservable
	December 31,	December 31,	assets	inputs	inputs
	2010	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Related party notes receivable	$539	$539	$—	$—	$539

Related party notes payable	$209	$209	$—	$—	$209
Short and Long-term debt, including current maturities	344	368	—	324	44

Total	$553	$577	$—	$324	$253

The fair value of all non-derivative financial instruments included in current assets, including cash and cash equivalents, and accounts receivable and accounts payable, approximated carrying value due to the short maturity of those instruments.

The following table is a reconciliation of the beginning and ending balances of short and long-term debt, including current maturities, the fair value measurement of which was determined using Level 2 inputs:

Short and
Long-term
debt, including
current
maturities
Millions of dollars

Balance at May 1, 2010	$276
Purchases, sales, issuances, and settlements, net	—
Total gains or losses (realized/unrealized)	48

Balance at December 31, 2010	$324

The following table is a reconciliation of the beginning and ending balances of Long-term debt, Related party notes receivables and Related party notes payable , including current maturities, the fair value measurement of which was determined using Level 3 inputs:

		Short and	3rd party short
		Long-term	and long-term
	Related party	debt, including	debt, including
	notes	current	current	Related party
	receivable	maturities	maturities	notes payable
Millions of dollars

Balance at May 1, 2010	$530	$583	$457	$126
Purchases, sales, issuances, and settlements, net	9	(331)	(414)	83
Total gains or losses (realized/unrealized)	—	1	1	—

Balance at December 31, 2010	$539	$253	$44	$209

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Financial Instruments and Derivatives — (Continued)

For liabilities classified as Level 1, the fair value is measured using quoted prices in active markets. The total fair value is either the price of the most recent trade at the time of the market close or the official close price, as defined by the exchange in which the asset is most actively traded on the last trading day of the period, multiplied by the number of units held without consideration of transaction costs. For liabilities classified as Level 2, fair value is based on the price a market participant would pay for the security, adjusted for the terms specific to that asset and liability. Broker quotes were obtained from well established and recognized vendors of market data for debt valuations. The inputs for liabilities classified as Level 3 reflect our assessment of the assumptions that a market participant would use in determining the price of the asset or liability, including our liquidity risk at December 31, 2010.

The fair values of Level 3 instruments are determined using pricing data similar to that used in Level 2 financial instruments described above, and reflect adjustments for less liquid markets or longer contractual terms. For these Level 3 financial instruments, pricing data obtained from third party pricing sources is adjusted for the liquidity of the underlying over the contractual terms to develop an estimated price that market participants would use. Our valuation of these instruments considers specific contractual terms, present value concepts and other internal assumptions related to (i) contract maturities that extend beyond the periods in which quoted market prices are available; (ii) the uniqueness of the contract terms; and (ii) our creditworthiness or that of our counterparties (adjusted for collateral related to our asset positions). Based on our calculations, we expect that a significant portion of other debts will react in a generally proportionate manner to changes in the benchmark interest rate. Accordingly, these financial instruments are fair valued at par and are classified as Level 3.

17.	Pension and Other Postretirement Benefits

We have defined benefit pension plans which cover employees in various countries, primarily Germany, the United Kingdom and Canada. We also sponsor postretirement benefit plans other than pensions for Canadian employees, which provide medical benefits to those employees. In Italy and Germany, we provide other post employment benefits such as early retirement and deferred compensation severance benefits. We use a measurement date of December 31 for all of our benefit plans.

Pensions — Substantially all of our employees in Germany are covered under several defined benefit pension plans, which provide for benefits based on years of service and average rates of pay. Up to a certain salary level, the benefit obligations regarding the majority of the German employees are covered by contributions of the Company and the employees to the Pensionskasse der BASF VVaG. In 2010, the Company made contributions to this plan of $7 million. In addition, we offer an unfunded supplementary plan for employees earning in excess of the local social security limits. For certain employees, we offer an unfunded pension plan.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of projected benefit obligations, plan assets and the funded status of our defined benefit pension plans:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$1,029	$990	$922
Reclassification of plans from Other postretirement benefits	30	—	—
Service cost	19	9	28
Interest cost	33	16	51
Actuarial loss (gain)	(38)	91	35
Participant contributions	2	1	3
Plan amendments	10	—	—
Benefits paid	(33)	(20)	(42)
Settlements and curtailments	—	—	(4)
Net transfers out (including the effect of any business combinations/divestitures)	—	6	—
Foreign exchange effects	9	(63)	(4)
Other	—	(1)	—

Benefit obligation, end of period	1,061	1,029	989

Change in plan assets:
Fair value of plan assets, beginning of period	480	454	426
Acquisition through business combinations/divestitures	—	(1)	—
Actual return on plan assets	21	23	28
Company contributions	39	28	52
Benefits paid	(33)	(20)	(42)
Participant contributions	2	1	3
Foreign exchange effects	5	(23)	(9)
Settlement	—	—	(4)

Fair value of plan assets, December 31	$514	$462	$454

Funded status of continuing operations, end of period	$(547)	$(567)	$(535)

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

	Successor	Predecessor
	December 31, 2010	December 31, 2009
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Prepaid benefit cost	$19	$2
Accrued benefit liability, current	(33)	(1)
Accrued benefit liability, long-term	(533)	(536)

Funded status, December 31	$(547)	$(535)

	Successor	Predecessor
	December 31, 2010	December 31, 2009
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment loss	$(40)	$59
Prior service cost	10	—

Balance at December 31	$(30)	$59

The following additional information is presented for our pension plans at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Accumulated benefit obligation for defined benefit plans, December 31	$975	$960

Pension plans with projected benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Projected benefit obligations	$794	$715
Fair value of assets	228	178

Pension plans with accumulated benefit obligations in excess of the fair value of assets are summarized as follows at December 31:

	Successor	Predecessor
	2010	2009
Millions of dollars
Accumulated benefit obligations	$675	$693
Fair value of assets	$138	$178

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

The following table provides the components of net periodic pension costs:

	Successor	Predecessor
	May 1	January 1
	through	through
	December 31,	April 30,	For the Year Ended December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Pension Cost:
Service cost	$19	$9	$28	$30
Interest cost	33	16	51	49
Actual return on plan assets	(21)	(23)	(28)	59
Less — return in excess of (less than) expected return	2	14	2	(91)

Expected return on plan assets	(19)	(9)	(26)	(32)
Settlement and curtailment gain	—	—	(2)	(1)
Prior service cost (benefit) amortization	—	—	8	(2)
Actuarial and investment loss amortization	—	—	(4)	—
Other	—	1	—	—

Net periodic benefit cost	$33	$17	$55	$44

Our goal is to manage pension investments over the longer term to achieve optimal returns with an acceptable level of risk and volatility. The assets are externally managed by professional investment firms and performance is evaluated continuously against specific benchmarks.

The actual and target asset allocation for our plans are as follows:

	Successor		Predecessor
	2010		2009
	Actual	Target	Actual	Target
Canada
Equity securities	60%	60%	62%	60%
Fixed income	40%	40%	38%	40%
United Kingdom — Basell Plans
Equity securities	59%	60%	97%	60%
Fixed income	41%	40%	3%	40%
Netherlands — Lyondell Chemical Plans
Equity securities	16%	50%	15%	50%
Fixed income	84%	50%	85%	50%
Netherlands — Basell Plans
Equity securities	19%	18%	19%	17.5%
Fixed income	81%	82%	81%	82.5%

We estimate contributions of $57 million to our defined benefit pension plans and $7 million to our multiemployer plans in 2011.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

As of December 31, 2010, future expected benefit payments by our pension plans which reflect expected future service, as appropriate, were as follows:

Millions of dollars

2011	$48
2012	44
2013	118
2014	60
2015	69
2016 through 2020	316

The following table sets forth the principal assumptions on discount rates, projected rates of compensation increase and expected rates of return on plan assets, where applicable. These assumptions vary for the different plans, as they are determined in consideration of the local conditions.

The assumptions used in determining the net benefit liabilities for our pension plans were as follows at December 31:

	Successor	Predecessor
	2010	2009
Weighted-average assumptions as of December 31:
Discount rate	4.96%	5.50%
Rate of compensation increase	3.27%	3.08%

The assumptions used in determining net benefit costs for our pension plans were as follows for the following periods:

	Successor	Predecessor
	May 1	January 1	Year	Year
	through	through	Ended	Ended
	December 31,	April 30,	December 31,	December 31,
	2010	2010	2009	2008
Weighted-average assumptions for the year:
Discount rate	4.80%	5.48%	5.73%	5.30%
Expected return on plan assets	6.21%	6.54%	5.78%	6.35%
Rate of compensation increase	3.26%	3.08%	3.25%	3.11%

The discount rate assumptions reflect the rates at which the benefit obligations could be effectively settled, based on published long-term bond indices where the term closely matches the term of the benefit obligations. The expected rate of return on assets was estimated based on the plans’ asset allocation, a review of historical capital market performance, historical plan performance and a forecast of expected future asset returns. We review these long-term assumptions on a periodic basis.

Our pension plans have not invested in securities of the Company, and there have been no significant transactions between any of the pension plans and the Company or related parties thereof.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

The pension investments that are measured at fair value as of December 31, 2010 are summarized below:

	Pension Investments
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Common stocks	$169	$169	$—	$—
Fixed income securities	324	—	324	—

Total pension assets	$493	$169	$324	$—

The pension investments that are measured at fair value as of December 31, 2009 are summarized below:

	Pension Investments
	Basis of Fair Value Measurement
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
	Balance at	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2009	(Level 1)	(Level 2)	(Level 3)
Millions of dollars

Common stocks	$179	$179	$—	$—
Fixed income securities	275	—	275	—

Total Pension Assets	$454	$179	$275	$—

Other Postretirement Benefits — We sponsor unfunded defined benefit health care and life insurance plans covering certain eligible retired employees and their spouses. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverage. Life insurance benefits are generally provided by insurance contracts. We retain the right, subject to existing agreements, to modify or eliminate these benefits.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

The following table provides a reconciliation of benefit obligations of our unfunded other postretirement benefit plans:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Change in benefit obligation:
Benefit obligation, beginning of period	$53	$45	$44
Reclassification of plans to Pension	(30)	—	—
Interest cost	1	1	2
Actuarial loss (gain)	(2)	10	4
Benefits paid	—	(1)	(4)
Foreign exchange effects	—	(2)	(1)

Benefit obligation, end of period	22	53	45

Change in plan assets:
Fair value of plan assets, beginning of period	—	—	—
Employer contributions	—	1	4
Benefits paid	—	(1)	(4)

Fair value of plan assets, end of period	—	—	—

Funded status, end of period	$(22)	$(53)	$(45)

	Successor	Predecessor
	2010	2009
Millions of dollars
Amounts recognized in the Consolidated Balance Sheets consist of:
Accrued benefit liability, current	$—	$(2)
Accrued benefit liability, long-term	(22)	(43)

Funded status, December 31	$(22)	$(45)

	Successor	Predecessor
	2010	2009
Millions of dollars
Amounts recognized in Accumulated Other Comprehensive Income:
Actuarial and investment gain	$(2)	$(1)
Prior service cost	—	—

Balance at December 31,	$(2)	$(1)

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

The following table provides the components of net periodic other postretirement benefit costs:

	Successor	Predecessor
	May 1	January 1	For the Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Net Periodic Other Postretirement Benefit Costs:
Interest cost	$1	$1	$2	$2
Prior service cost (benefit) amortization	—	—	—	(1)

Net periodic benefit cost	$1	$1	$2	$1

For the Canadian plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 8.5% for 2011 decreasing 0.5% per year to 5% in 2018 and thereafter. At December 31, 2010, the assumed annual rate of increase was 8.5%. As of December 31, 2009, the assumed annual rate of increase in the per capita cost of covered health care benefits for the Canadian plans was 8.5% for 2010 decreasing 0.5% per year to 5% in 2017 and thereafter. At December 31, 2009, the assumed annual rate of increase was 9.0%. For the French plans, the assumed annual rate of increase in the per capita cost of covered health care benefits as of December 31, 2010 was 3.5% for 2011 with no available trending. The health care cost trend rate assumption does not have a significant effect on the amounts reported due to limits on maximum contribution levels to the medical plans. To illustrate, increasing or decreasing the assumed health care cost trend rates by one percentage point in each year would change the accumulated other postretirement benefit liability as of December 31, 2010 by less than $3 million and would not have a material effect on the aggregate service and interest cost components of the net periodic other postretirement benefit cost for the year then ended.

The assumptions used in determining the net benefit liabilities for our other postretirement benefit plans were as follows at December 31:

	Successor	Predecessor
	2010	2009
Weighted-average assumptions as of December 31:
Discount rate	5.36%	5.46%
Rate of compensation increase	3.52%	3.58%

The assumptions used in determining net benefit costs for our other postretirement benefit plans were as follows for the following periods:

	Successor	Predecessor
	May 1	January 1	Year	Year
	through	through	Ended	Ended
	December 31,	April 30,	December 31,	December 31,
	2010	2010	2009	2008
Weighted-average assumptions for the year:
Discount rate	5.22%	5.46%	5.73%	5.30%
Rate of compensation increase	3.46%	3.58%	3.25%	3.11%

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

As of December 31, 2010, future expected benefit payments by our other postretirement benefit plans, which reflect expected future service, as appropriate, were as follows:

Millions of dollars

2011	$1
2012	1
2013	1
2014	1
2015	1
2016 through 2020	6

Accumulated Other Comprehensive Income — The following pre-tax amounts were recognized in accumulated other comprehensive income for the following periods:

	Pension Benefits		Other Benefits
	Actuarial	Prior Service	Actuarial	Prior Service
	(Gain) Loss	Cost (Credit)	(Gain) Loss	Cost (Credit)
Millions of dollars

Predecessor
January 1, 2009	$44	$3	$(6)	$(1)
Arising during the period	13	(3)	5	—
Amortization included in net periodic benefit cost	5	—	2	1
(Gain) loss due to settlements	(2)	—	(2)	—

December 31, 2009	60	—	(1)	—
Arising during the period	76	—	10	—
Amortization included in net periodic benefit cost	—	—	—	—
(Gain) loss due to settlements and curtailments	(2)	1	—	—

April 30, 2010	$134	$1	$9	$—

Successor
May 1, 2010	$—	$—	$—	$—
Arising during the period	(40)	10	(2)	—

December 31, 2010	$(40)	$10	$(2)	$—

The related deferred income taxes amount to $3 million and $4 million as of December 31, 2010 and 2009, respectively. At April 30, 2010 all gains and losses in AOCI and the related deferred income taxes were written off.

At December 31, 2010, AOCI included $2 million of prior service credit related to our pension plans that is expected to be recognized as a component of net periodic benefit cost in 2011. There are no such amounts in AOCI at December 31, 2010 for other postretirement benefits expected to be recognized in net periodic benefit cost in 2011.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Pension and Other Postretirement Benefits — (Continued)

Pension Claim — Two legacy Basell subsidiaries, Basell UK Ltd and Basell Polyolefins UK Ltd were subject to a claim totaling £40.8 million ($70.4 million) related to exit fees charged by two UK pension funds of a former shareholder. The claims were made following the termination of the membership of these two subsidiaries in these funds in connection with the 2005 acquisition of Basell by Access. These claims were net settled with the two pension funds for £17 million ($32.1 million) on August 20, 2008. LyondellBasell AF subsequently initiated arbitration proceedings against its former shareholder for indemnification of the net settlement amount. These proceedings were settled in October 2009 for £9.5 million ($15.7 million), which amount was recognized in the 2009 Consolidated Statement of Income.

18.	Incentive and Share-Based Compensation

Medium-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we replaced the Predecessor Company’s Management Incentive Plan with the 2010 Medium-Term Incentive Plan (“MTI”). The MTI is designed to link the interests of senior management with the interests of shareholders by tying incentives to measurable corporate performance. The MTI provides for payouts based on our return on assets and cost improvements over the calendar years 2010 through 2012. Benefits under the MTI will vest on the date, following December 31, 2012, on which the Compensation Committee of the Supervisory Board certifies the performance results and will be paid on March 31 following the end of the performance cycle. The MTI provides for an accelerated pro-rata payout in the event of a change in control of the Successor Company. The MTI, which is accounted for as a liability award, is classified in Other liabilities on the Consolidated Balance Sheets. We recorded $1 million of compensation expense for the eight months ended December 31, 2010 based on the expected achievement of performance results.

Long-Term Incentive Plan — Upon the Debtors’ emergence from chapter 11 proceedings, we created the 2010 Long-Term Incentive Plan (“LTI”). Under the LTI, the Compensation Committee is authorized to grant restricted stock, restricted stock units, stock options, stock appreciation rights and other types of equity-based awards of LyondellBasell N.V. The Compensation Committee determines the recipients of the equity awards, the type of award made, the required performance measures, and the timing and duration of each grant. The maximum number of shares of LyondellBasell N.V. stock reserved for issuance under the LTI is 22,000,000. In connection with the Debtors’ emergence from bankruptcy, awards were granted to our senior management and we have since granted awards for new hires and promotions. As of December 31, 2010, there were 9,860,818 shares remaining available for issuance.

The LTI awards resulted in compensation expense of $3 million for the eight months ended December 31, 2010, and no compensation expense for the four months ended April 30, 2010. The tax benefit was $1 million for the eight months ended December 31, 2010.

Restricted Stock Units — Restricted stock units entitle the recipient to be paid out an equal number of class A ordinary shares on the fifth anniversary of the grant date, subject to forfeiture in the event of certain termination events. Restricted stock units are accounted for as an equity award with compensation cost recognized ratably over the vesting period. The holders of the restricted stock units are entitled to dividend equivalents to be settled no later than March 15 following the year in which dividends are paid, as long as the participant is in full employment at the time of payment.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes restricted stock unit activity for the eight months ended December 31, 2010 in thousands of units:

	Number of	Weighted-
	Units	Average Price

Outstanding at May 1, 2010	—	$—
Granted	636	17.61
Paid	(1)	17.61
Forfeited	(142)	17.61

Outstanding at December 31, 2010	493	$17.61

For the eight months ended December 31, 2010, the compensation expense related to the outstanding restricted stock units was $1 million and the related tax benefit was less than $1 million. As of December 31, 2010, the unrecognized compensation cost related to restricted stock units was $8 million, which is expected to be recognized over a weighted-average period of 4 years.

Stock Options — Stock options are granted with an exercise price equal to the market price of class A ordinary shares at the date of grant. The stock options are accounted for as an equity award with compensation cost recognized using the graded vesting method. We issued certain Stock options as a price of $17.61 per share, the fair value of the Company’s common stock based on its reorganized value at the date of emergence. The stock options vest in equal increments on the second, third and fourth anniversary of the grant date and have a contractual term of ten years, with accelerated vesting upon death, disability, or change in control and exercise price of $17.61 per share.

The fair value of each stock option award is estimated, based on several assumptions, on the date of grant using the Black-Scholes option valuation model. Upon adoption of ASC Topic 718 Stock Compensation, we modified our methods used to determine these assumptions based on the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107. We estimated volatility based on the historic average of the common stock of our peer companies and the historic stock price volatility over the expected term. The fair value and the assumptions used for the 2010 grants are shown in the table below.

Weighted-average Fair Value per share of options granted	$8.86
Fair value assumptions:
Dividend yield	0.00%
Expected volatility	47%
Risk-free interest rate	2.94
Weighted-average expected term, in years	6.5

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Incentive and Share-Based Compensation — (Continued)

The following table summarizes stock option activity for the eight months ended December 31, 2010 in thousands of shares for the non-qualified stock options:

			Weighted-
		Weighted-	Average	Aggregate
		Average	Remaining	Intrinsic
Successor	Shares	Price	Term	Value

Outstanding at May 1, 2010	—	$—	—
Granted	833	17.61	9.3 years
Forfeited	(219)	17.61	—
Exercised	—	—	—

Outstanding at December 31, 2010	614	$17.61	9.3 years	$10

Exercisable at December 31, 2010	3	$17.61	—	$—

Total stock option expense was $1 million for the eight months ended December 31, 2010. The related tax benefit was less than $1 million for the eight months ended December 31, 2010. As of December 31, 2010, the unrecognized compensation cost related to non-qualified stock options was $4 million, which is expected to be recognized over a weighted-average period of 3 years.

Stock Appreciation Rights — Certain employees in Europe were granted stock appreciation rights (“SARs”) under the LTI. SARs gives those employees the right to receive an amount of cash equal to the appreciation in the market value of the Company’s class A ordinary shares from the award’s grant date to the exercise date. Because the SAR’s are settled in cash, they are accounted for as a liability award. The SARs vest over three years beginning with the second anniversary of the grant date. We recognized less than $1 million of compensation expense related to SARs for the eight months ended December 31, 2010.

19.	Income Taxes

The significant components of the provision for income taxes are as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Current:
Non-U.S.	$105	$45	$132	$186
Deferred:
Non-U.S.	(51)	(45)	(198)	39

Provision for (benefits from) income taxes before tax effects of other comprehensive income	54	—	(66)	225
Tax effects of elements of other comprehensive income:
Pension and postretirement liabilities	3	(10)	(1)	(1)
Financial derivatives	—	(13)	—	9

Total income tax expense in comprehensive income	$57	$(23)	$(67)	$233

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Income Taxes — (Continued)

The deferred tax effects of tax losses carried forward and the tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, reduced by a valuation allowance where appropriate, are presented below:

	2010	2009
Millions of dollars

Deferred tax liabilities:
Accelerated tax depreciation	$363	$469
Investments in joint venture partnerships	29	63
Other intangible assets	28	37
Inventory	80	39
Deferred charges and revenues	77	65
Misc. accrued liabilities	—	91
Other	—	26

Total deferred tax liabilities	577	790

Deferred tax assets:
Net operating loss carryforwards	634	697
Employee benefit plans	97	91
Goodwill	2	2
Deferred charges and revenues	—	4
Other	72	31

Total deferred tax assets	805	825
Deferred tax asset valuation allowances	(560)	(515)

Net deferred tax assets	245	310

Net deferred tax liabilities	$332	$480

Balance sheet classifications:
Deferred tax assets — current	$65	$—
Deferred tax assets — long-term	29	—
Deferred income tax liabilities — current	4	98
Deferred income tax liabilities — long term	422	382

Net deferred tax liabilities	$332	$480

At December 31, 2010 and 2009, the Company had total tax losses carried forward in the amount of $2,060 million and $2,319 million, respectively, for which a deferred tax asset was recognized at December 31, 2010 and 2009 of $634 million and $697 million, respectively. A valuation allowance of $560 million and $515 million was established for these tax losses and other deferred tax assets as of December 31, 2010 and 2009, respectively.

Certain income tax returns of the Company and several of its subsidiaries are under examination by tax authorities. In many cases, these audits may result in proposed assessments. The Company believes that its tax positions comply with applicable tax law and intends to defend its positions through appropriate administrative and judicial processes.

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Income Taxes — (Continued)

Tax benefits totaling $22 million, $39 million and $18 million relating to uncertain tax positions were unrecognized as of December 31, 2010, 2009, and 2008, respectively. The following table presents a reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Balance, beginning of period	$45	$39	$18	$20
Currency translation adjustments	1	(3)	1	1
Additions for tax positions of current year	—	—	1	—
Additions for tax positions of prior years	—	20	29	17
Reductions for tax positions of prior years	(1)	(11)	(5)	—
Cash Settlements	(23)	—	(5)	(20)

Balance, end of period	$22	$45	$39	$18

The 2010, 2009 and 2008 balances, if recognized subsequent to 2010, would affect the annual effective tax rate. The Company is no longer subject to any significant income tax examination by tax authorities for years prior to 2007 in The Netherlands, Germany, and Italy. We settled a significant percentage of the total amount of unrecognized tax benefits during the fourth quarter of 2010 due to the resolution of a German income tax audit of certain matters that includes years up to and including 2008.

The Company recognizes interest expense and penalties related to uncertain income tax positions in operating expenses. As of December 31, 2009 the Company’s accrued liability for interest expense was $2 million. The Company accrued interest expense of $2 million in each of the years ended December 31, 2010 and 2009. Interest payments of $3 million were made in connection with various settlements in the successor period of 2010.

The expiration of the tax losses carried forward and the related deferred tax asset, before valuation allowance, as of December 31, 2010 was as follows:

		Gross
	Tax Loss	Deferred Tax
	Carry	on Loss Carry
	Forwards	Forwards
Millions of dollars

Year
2011	$—	$—
2012	—	—
2013	3	1
2014	3	1
2015	105	26
Thereafter	1,096	308
Indefinite	853	298

	$2,060	$634

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19.	Income Taxes — (Continued)

Valuation allowances are provided against certain net deferred tax assets and tax losses carried forward in the Canada, France, Japan, Spain, Thailand and the United Kingdom.

In assessing the recoverability of the deferred tax assets, management considers whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of the deferred tax assets is dependent upon the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. In order to fully realize the deferred tax assets related to the net operating losses, the Company will need to generate sufficient future taxable income in the countries where these net operating losses exist during the periods in which the net operating losses can be utilized. Based upon projections of future taxable income over the periods in which the net operating losses can be utilized and/or the temporary differences can be reversed, management believes it is more likely than not that the deferred tax assets in excess of the valuation allowance of $560 million at December 31, 2010 will be realized.

In most cases, deferred taxes have not been provided for possible future distributions of earnings of subsidiaries as such dividends are not expected to be subject to further taxation upon their distribution. Deferred taxes on unremitted earnings of equity investments of $23 million, $20 million and $29 million at December 31, 2010, 2009 and 2008, respectively, have been provided.

The components of income (loss) before income taxes in the various countries and reconciliation of the income tax provision to theoretical income tax computed by applying the Dutch statutory tax rate are as follows:

	Successor	Predecessor
	May 1	January 1
	through	through	For the Year Ended
	December 31,	April 30,	December 31,
	2010	2010	2009	2008
Millions of dollars
Income (loss) before income taxes:
Non-U.S.	$714	307	$70	$(395)

Theoretical income tax at Dutch statutory rate of 25.5%	183	78	18	(101)
Increase (reduction) resulting from:
Impairment of goodwill	—	—	—	124
Discharge of debt and other reorganization related items	—	(245)	—	—
Non-U.S. income taxed at lower statutory rates	(14)	34	12	(94)
Changes in valuation allowances	(117)	176	(105)	212
Non-taxable (income) and non-deductible expenses	(14)	(52)	42	53
Notional royalties	(15)	(8)	(34)	—
Other income taxes	41	14	(8)	11
Uncertain tax positions	(1)	9	25	17
Other, net	(9)	(6)	(16)	3

Income tax provision (benefit)	$54	$—	$(66)	$225

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Commitments and Contingencies

Commitments — We have various purchase commitments for materials, supplies and services incident to the ordinary course of business, generally for quantities required for our businesses and at prevailing market prices. These commitments are designed to assure sources of supply and are not expected to be in excess of normal requirements. At December 31, 2010, we had commitments of approximately $5 million related to rebuilding an expanded world-scale high-density polyethylene plant at our Münchsmünster, Germany site. Our other capital expenditure commitments at December 31, 2010 were in the normal course of business.

Financial Assurance Instruments — We have obtained letters of credit, performance and surety bonds and have issued financial and performance guarantees to support trade payables, potential liabilities and other obligations. Considering the frequency of claims made against the financial instruments we use to support our obligations, and the magnitude of those financial instruments in light of our current financial position, management does not expect that any claims against or draws on these instruments would have a material adverse effect on our consolidated financial statements. We have not experienced any unmanageable difficulty in obtaining the required financial assurance instruments for our current operations.

Environmental Remediation — Our accrued liability for future environmental remediation costs at current and former plant sites and other remediation sites totaled $70 million as of December 31, 2010. The accrued liabilities for individual sites range from less than $1 million to $37 million. The remediation expenditures are expected to occur over a number of years, and not to be concentrated in any single year. In our opinion, it is reasonably possible that losses in excess of the liabilities recorded may have been incurred. However, we cannot estimate any amount or range of such possible additional losses. New information about sites, new technology or future developments such as involvement in investigations by regulatory agencies, could require us to reassess our potential exposure related to environmental matters.

The following table summarizes the activity in the Company’s accrued environmental liability included in “Accrued liabilities” and “Other liabilities”:

	Successor	Predecessor
	May 1	January 1	Year
	through	through	Ended
	December 31,	April 30,	December 31,
	2010	2010	2009
Millions of dollars
Balance at beginning of period	$60	$66	$63
Additional provisions	11	—	4
Amounts paid	(1)	(1)	(2)
Foreign exchange effects	—	(5)	1

Balance at end of period	$70	$60	$66

Litigation and Other Matters — On December 20, 2010, we received demand letters from affiliates of Access Industries, a more than five percent shareholder of the Company. The Access affiliates have demanded that we indemnify them and their shareholders, members, affiliates, officers, directors, employees and other related parties for all losses, including attorney’s fees and expenses, arising out of a pending lawsuit and pay $50 million in management fees for 2009 and 2010 in addition to other unspecified amounts related to advice purportedly given in connection with financing and other strategic transactions. We conducted an initial investigation of the facts underlying the demand letters and engaged in discussions with Access. We requested that Access withdraw its demands, and on January 17, 2011, Access declined to withdraw its demands.

In the pending lawsuit, the plaintiffs are seeking damages from numerous parties, including Access and its affiliates. The damages sought from Access and its affiliates include, among other things, the return of all amounts earned by them related to their acquisition of shares of Lyondell Chemical prior to its acquisition by

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Commitments and Contingencies — (Continued)

Basell AF S.C.A. in December 2007, distributions by Basell AF S.C.A. to its shareholders before it acquired Lyondell Chemical, and management and transaction fees and expenses.

The Access affiliates assert that our responsibility for indemnity and the claimed fees and expenses arises out of a management agreement entered into on December 11, 2007, between Nell and Basell AF S.C.A. They assert that the Company, as a former subsidiary of Basell AF S.C.A., is jointly and severally liable for Basell AF S.C.A.’s obligations under the agreement, notwithstanding that we were not a signatory to the agreement and the liabilities of Basell AF S.C.A., which was a signatory, were discharged in the LyondellBasell bankruptcy proceedings.

We do not believe that the management agreement is in effect or that the Company or any other Company-affiliated entity owes any obligations under the management agreement. We intend to defend vigorously any proceedings, claims or demands that may be asserted.

We cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access or their affiliates may incur as a result of the lawsuit, and therefore we cannot at this time estimate the reasonably possible loss or range of loss that Nell, Access, or their affiliates may seek from LBIH by way of indemnity.

Indemnification — We are parties to various indemnification arrangements, including arrangements entered into in connection with acquisitions, divestitures and the formation of joint ventures. Pursuant to these arrangements, we provide indemnification to and/or receive indemnification from other parties in connection with liabilities that may arise in connection with the transactions and in connection with activities prior to completion of the transactions. These indemnification arrangements typically include provisions pertaining to third party claims relating to environmental and tax matters and various types of litigation. As of December 31, 2010, we had not accrued any significant amounts for our indemnification obligations, and we are not aware of other circumstances that would likely lead to significant future indemnification obligations. We cannot determine with certainty the potential amount of future payments under the indemnification arrangements until events arise that would trigger a liability under the arrangements.

In addition, certain third parties entered into agreements with the Predecessor parent company, LyondellBasell AF, to indemnify LyondellBasell AF for a significant portion of the potential obligations that could arise with respect to costs relating to contamination at the Berre site in France and the Ferrara and Brindisi sites in Italy. These indemnity obligations are currently in dispute. We recognized a pretax charge of $64 million as a change in estimate in the third quarter 2010 related to the dispute, which arose during that period.

As part of our technology licensing contracts, we give indemnifications to our licensees for liabilities arising from possible patent infringement claims with respect to proprietary licensed technology. Such indemnifications have a stated maximum amount and generally cover a period of five to ten years.

Other — We have identified an agreement related to a former project in Kazakhstan under which a payment was made that raises compliance concerns under the U.S. Foreign Corrupt Practices Act (the “FCPA”). We have engaged outside counsel to investigate these activities, under the oversight of the Audit Committee of the Supervisory Board, and to evaluate internal controls and compliance policies and procedures. We made a voluntary disclosure of these matters to the U.S. Department of Justice and are cooperating fully with that agency. We cannot predict the ultimate outcome of these matters at this time since our investigations are ongoing. In this respect, we may not have conducted business in compliance with the FCPA and may not have had policies and procedures in place adequate to ensure compliance. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. Violations of these laws could result in criminal and civil liabilities and other forms of relief that could be material to us.

Certain of our non-U.S. subsidiaries conduct business in countries subject to U.S. economic sanctions, including Iran. U.S. and European laws and regulations prohibit certain persons from engaging in business activities, in whole or in part, with sanctioned countries, organizations and individuals. We have made

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Commitments and Contingencies — (Continued)

voluntary disclosure of these matters to the U.S. Treasury Department and intend to cooperate fully with that agency. The ultimate outcome of this matter cannot be predicted at this time because our investigations are ongoing. Therefore, we cannot reasonably estimate a range of liability for any potential penalty resulting from these matters. In addition, we have made the decision to cease all business with the government, entities and individuals in Iran, Syria and Sudan. We have notified our counterparties in these countries of our decision and may be subject to legal actions to enforce agreements with the counterparties. These business activities present a potential risk that could subject the Company to civil and criminal penalties as well as private legal proceedings that could be material to us. We cannot predict the ultimate outcome of this matter at this time because our investigations and withdrawal activities are ongoing.

We and our joint ventures are, from time to time, defendants in lawsuits and other commercial disputes, some of which are not covered by insurance. Many of these suits make no specific claim for relief. Although final determination of any liability and resulting financial impact with respect to any such matters cannot be ascertained with any degree of certainty, we do not believe that any ultimate uninsured liability resulting from these matters will, individually or in the aggregate, have a material adverse effect on the financial position, liquidity or results of operations of the Company.

General — In our opinion, the matters discussed in this note are not expected to have a material adverse effect on the financial position or liquidity of the Company. However, the adverse resolution in any reporting period of one or more of these matters could have a material impact on our results of operations for that period, which may be mitigated by contribution or indemnification obligations of others, or by any insurance coverage that may be available.

21.	Stockholder’s Equity

Common Stock — Pursuant to the Plan of Reorganization, in April 2010, we issued 10,018 thousand ordinary shares, each with a par value of €1. On December 31, 2010, we had authorized share capital of €50 million comprising 50 million €1 par value ordinary shares, of which 10,018 thousand ordinary shares were outstanding.

Non-controlling Interests — The non-controlling interest represents unrelated investors’ 16.21% interest in a partnership that owns the Saudi Al-Waha Petrochemicals Ltd. LBIH B.V. owns the remaining 83.79% interest. Non-controlling interest was $13 million and $18 million at December 31, 2010 and 2009, respectively. In connection with application of push-down accounting on May 1, 2010, we recorded non-controlling interest impairment of $5 million (see Note 4).

LYONDELLBASELL SUBHOLDINGS B.V.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

21.	Stockholder’s Equity — (Continued)

Accumulated Other Comprehensive Income (Loss) — The component of accumulated other comprehensive income (loss) were as follows:

Millions of dollars

Successor
December 31, 2010
Pension and postretirement liabilities	$28
Foreign currency translation	109

Total	$137

Predecessor
December 31, 2009
Pension and postretirement liabilities	$(57)
Financial derivatives	61
Foreign currency translation	(110)
Unrealized gains on available-for-sale securities	13

Total	$(93)

22.	Subsequent Events

On May 31, 2011, LB Subholdings announced its intention to seek a buyer for the Berre refinery in France.

We have evaluated subsequent events through the date the financial statements were issued.

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER

$1,822,500,000 8% SENIOR SECURED NOTES DUE 2017
€303,750,000 8% SENIOR SECURED NOTES DUE 2017

OF

LYONDELL CHEMICAL COMPANY
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED          , 2011

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON          , 2011, UNLESS THE EXCHANGE OFFER IS EXTENDED BY LYONDELL CHEMICAL COMPANY IN ITS SOLE DISCRETION.

The Exchange Agent for the Exchange Offer is:

For Exchange Dollar Notes — Deutsche Bank Trust Company Americas
For Exchange Euro Notes — Deutsche Bank AG, London Branch

Deliver To:

For Exchange Dollar Notes:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:

Deutsche Bank Trust Company Americas
DB Services Americas, Inc.
MS JCK01-0218
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Trust & Securities Services
Telephone: (800) 735-7777 (Option #1)	(615) 866-3889 To Confirm by Telephone: (800) 735-7777 (Option #1)	Deutsche Bank Trust Company Americas
DB Services Americas, Inc.
MS JCK01-0218
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Trust & Securities Services
Telephone: (800) 735-7777 (Option #1)

For Exchange Euro Notes:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:

Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street, London, EC2N 2DB England Attn: Trust & Securities Services Telephone: +44 (207) 547-5000	+44 (207) 547-5001 To Confirm by Telephone: +44 (207) 547-5000	Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street, London, EC2N 2DB England Attn: Trust & Securities Services Telephone: +44 (207) 547-5000

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned hereby acknowledges receipt of the Prospectus dated          , 2011, (the “Prospectus”) of Lyondell Chemical Company (the “Company”) and this letter of transmittal and the instructions hereto (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange each $1,000 principal amount (in minimum denominations of $100,000 and integral multiples of $1,000 thereafter) of its 8% Senior Secured Notes due 2017 (the “Exchange Dollar Notes”) and each €1,000 principal amount (in minimum denominations of €50,000 and integral multiples of €1,000 thereafter) of its 8% Senior Secured Notes due 2017 (the “Exchange Euro Notes,” and together with the Exchange Dollar Notes, the “Exchange Notes”), each of which have registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount (in minimum denominations of $100,000 and integral multiples of $1,000 thereafter) of its outstanding 8% Senior Secured Notes due 2017 (the “Outstanding Dollar Notes”) and each €1,000 principal amount (in minimum denominations of €50,000 and integral multiples of €1,000 thereafter) of its outstanding 8% Senior Secured Notes due 2017 (the “Outstanding Euro Notes,” and together with the Outstanding Dollar Notes, the “Outstanding Notes”), respectively. The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and do not contain restrictions on transfer, registration rights or provisions for additional interest.

There are currently Outstanding Dollar Notes and Outstanding Euro Notes in the aggregate principal amounts of $2,025,000,000 and €337,500,000, respectively. $202,500,000 Outstanding Dollar Notes and €33,750,000 Outstanding Euro Notes have been called for redemption on March 30, 2011. All Outstanding Notes subject to the partial redemption are not eligible to be tendered in the Exchange Offer.

The term “Expiration Date” shall mean 12:00 a.m., New York City time, on          , 2011, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended.

Because all of the Outstanding Notes are held in book-entry accounts maintained by the Exchange Agent at The Depository Trust Company (“DTC”), or through Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream, Luxembourg, a holder need not manually execute this Letter of Transmittal, provided, however, that tenders of Outstanding Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (“ATOP”) or by Euroclear or Clearstream, Luxembourg, as the case may be. However, all holders who exchange their Outstanding Notes for Exchange Notes in accordance with the procedures outlined in the Prospectus will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the Letter of Transmittal.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

List below the notes to which this Letter of Transmittal relates. If the space indicated below is inadequate, the Certificate or Registration Numbers and Principal Amounts should be listed on a separately signed schedule affixed hereto.

DESCRIPTION OF OUTSTANDING DOLLAR NOTES TENDERED HEREBY

Name(s) and Address(es) of	Certificate or	Aggregate Principal
Registered Owner(s)	Registration	Amount Represented	Principal Amount
(Please Fill in)	Numbers*	by Outstanding Notes	Tendered**

Total Principal Amount Tendered

*	Need not be completed by book-entry Holders.

**	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Outstanding Notes. All tenders must be in a minimum denomination of $100,000 and integral multiples of $1,000 thereafter.

DESCRIPTION OF OUTSTANDING EURO NOTES TENDERED HEREBY

Name(s) and Address(es) of	Certificate or	Aggregate Principal
Registered Owner(s)	Registration	Amount Represented	Principal Amount
(Please Fill in)	Numbers*	by Outstanding Notes	Tendered**

Total Principal Amount Tendered

*	Need not be completed by book-entry Holders.

**	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Outstanding Notes. All tenders must be in a minimum denomination of €50,000 and integral multiples of €1,000 thereafter.

This Letter of Transmittal is to be used if certificates of Outstanding Notes are to be forwarded herewith. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

The term “Holder” with respect to the Exchange Offer means any person in whose name Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Outstanding Notes must complete this letter in its entirety.

☐	CHECK HERE IF OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name

Address

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of the Outstanding Notes indicated above. Subject to, and effective upon, the acceptance for exchange of such Outstanding Notes tendered hereby, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Outstanding Notes as are being tendered hereby, including all rights to accrued and unpaid interest thereon as of the Expiration Date. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the Company in connection with the Exchange Offer) to cause the Outstanding Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Outstanding Notes, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The undersigned represents to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned and (ii) neither the undersigned nor any such other person is engaged or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such Exchange Notes. If the undersigned or the person receiving the Exchange Notes covered hereby is a broker-dealer that is receiving the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it or such other person will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The undersigned and any such other person acknowledge that, if they are participating in the Exchange Offer for the purpose of distributing the Exchange Notes, (i) they must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction and (ii) failure to comply with such requirements in such instance could result in the undersigned or any such other person incurring liability under the Securities Act for which such persons are not indemnified by the Company. The undersigned or the person receiving the Exchange Notes covered by this letter represents and warrants that it is not an affiliate (as defined under Rule 405 of the Securities Act) of the Company or if the Holder or such recipient is an affiliate, that the Holder or such recipient understands and acknowledges that such Exchange Notes may not be offered for resale, resold or otherwise transferred by the undersigned or such other person without registration under the Securities Act or an exemption therefrom.

The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Outstanding Notes or transfer ownership of such Outstanding Notes on the account books maintained by a book-entry transfer facility.

The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer — Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Outstanding Notes tendered hereby and, in such event, the Outstanding Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

Unless otherwise indicated in the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, certificates for all Exchange Notes delivered in exchange for tendered Outstanding Notes, and any Outstanding Notes delivered herewith but not exchanged, will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If an Exchange Note is to be issued to a person other than the person(s) signing this Letter of Transmittal, or if an Exchange Note is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address different than the address shown on this Letter of Transmittal, the appropriate boxes of this Letter of Transmittal should be completed. If Outstanding Notes are surrendered by Holder(s) that have completed either the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined in Instruction 3).

SPECIAL REGISTRATION INSTRUCTIONS

To be completed ONLY if the Exchange Notes are to be issued in the name of someone other than the undersigned. (See Instruction 4)

Name:

Address:

Book-Entry Transfer Facility Account:

Employer Identification or Social Security Number:

(Please Print or Type)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the Exchange Notes are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown in the box entitled “Description of Outstanding Dollar Notes Tendered Hereby” or “Description of Outstanding Euro Notes Tendered Hereby”. (See Instruction 4)

Name:

Address:

Employer Identification or Social Security Number:

(Please Print or Type)

Registered Holders of Outstanding Notes Sign Here

X

X

Must be signed by registered holder(s) exactly as name(s) appear(s) on the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information (Please print or type:)

Name and Capacity (full title)

Address (including zip code)

(Area Code and Telephone Number)

(Taxpayer Identification or Social Security No.)

Dated:  , 2011

SIGNATURE GUARANTEE
(If Required — See Instruction 3)

(Signature of Representative of Signature Guarantor)

(Name and Title)

(Name of Plan)

(Area Code and Telephone Number)

Dated:  , 2011

INSTRUCTIONS
FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFER

1. Delivery of this Letter of Transmittal and Certificates. All physically delivered Outstanding Notes or confirmation of any book-entry transfer to the Exchange Agent’s account at a book-entry transfer facility of Outstanding Notes tendered by book-entry transfer, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof (or compliance with the procedures of DTC, Euroclear or Clearstream, Luxembourg with respect to the tender of Outstanding Notes), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Letter of Transmittal, the Outstanding Notes and any other required documents is at the election and risk of the Holder, and except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof) or otherwise complying with the tender procedures set forth in the Prospectus, shall waive any right to receive notice of the acceptance of the Outstanding Notes for exchange.

Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of Outstanding Notes evidenced by a submitted certificate is tendered, the tendering Holder should fill in the principal amount tendered in the column entitled “Principal Amount Tendered” in the box entitled “Description of Outstanding Dollar Notes Tendered Hereby” or “Description of Outstanding Euro Notes Tendered Hereby”. A newly issued Outstanding Note for the principal amount of Outstanding Notes submitted but not tendered will be sent to such Holder as soon as practicable after the Expiration Date. All Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered in full unless otherwise indicated.

Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, after which tenders of Outstanding Notes are irrevocable. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent or the Holder must otherwise comply with the withdrawal procedures of DTC, Euroclear or Clearstream, Luxembourg as described in the Prospectus. Any such notice of withdrawal must (i) specify the name of the person having deposited the Outstanding Notes to be withdrawn (the “Depositor”), (ii) identify the Outstanding Notes to be withdrawn (including the registration number(s) and principal amount of such Outstanding Notes, or, in the case of Outstanding Notes transferred by book-entry transfer, the name and number of the account at DTC, Euroclear or Clearstream, Luxembourg, to be credited), (iii) be signed by the Holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of Exchange Offer.

3. Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Outstanding Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC, Euroclear or Clearstream, Luxembourg, the signature must correspond with the name as it appears on the security position listing as the owner of the Outstanding Notes.

If any of the Outstanding Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If a number of Outstanding Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Outstanding Notes.

Signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17A-15 under the Exchange Act (each an “Eligible Institution”) unless the Outstanding Notes tendered hereby are tendered (i) by a registered Holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

If this Letter of Transmittal is signed by the registered Holder or Holders of Outstanding Notes (which term, for the purposes described herein, shall include a participant in DTC, Euroclear or Clearstream, Luxembourg whose name appears on a security listing as the owner of the Outstanding Notes) listed and tendered hereby, no endorsements of the tendered Outstanding Notes or separate written instruments of transfer or exchange are required. In any other case, the registered Holder (or acting Holder) must either properly endorse the Outstanding Notes or transmit properly completed bond powers with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on the Outstanding Notes, and, with respect to a participant in DTC, Euroclear or Clearstream, Luxembourg whose name appears on a security position listing as the owner of Outstanding Notes, exactly as the name of the participant appears on such security position listing), with the signature on the Outstanding Notes or bond power guaranteed by an Eligible Institution (except where the Outstanding Notes are tendered for the account of an Eligible Institution).

If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

4. Special Registration and Delivery Instructions. Tendering Holders should indicate, in the applicable box, the name and address (or account at DTC, Euroclear or Clearstream, Luxembourg, as applicable) in which the Exchange Notes or substitute Outstanding Notes for principal amounts not tendered or not accepted for exchange are to be issued (or deposited), if different from the names and addresses or accounts of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification number or social security number of the person named must also be indicated and such person must properly complete an Internal Revenue Service Form W-9, a Form W-8BEN, a Form W-8ECI, or a Form W-8IMY, as appropriate. Such forms may be obtained by contacting the Exchange Agent at the address on the face of this Letter of Transmittal. In addition, the tendering Holder should complete the applicable box.

If no instructions are given, the Exchange Notes (and any Outstanding Notes not tendered or not accepted) will be issued in the name of and sent to the acting Holder of the Outstanding Notes or deposited at such Holder’s account at DTC, Euroclear or Clearstream, Luxembourg, as applicable.

5. Transfer Taxes. The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of Outstanding Notes to it or its order pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of Outstanding Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be collected from the tendering Holder by the Exchange Agent.

Except as provided in this Instruction 5, it will not be necessary for transfer stamps to be affixed to the Outstanding Notes listed in this Letter of Transmittal.

6. Waiver of Conditions. The Company reserves the right, in its reasonable judgment, to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

7. Mutilated, Lost, Stolen or Destroyed Outstanding Notes. Any Holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

8. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number(s) set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed by telephone to the Exchange Agent at (+44) 20 7508 3866.

9. Validity and Form. All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right, in its reasonable judgment, to waive any defects, irregularities or conditions of tender as to particular Outstanding Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder as soon as practicable following the Expiration Date.

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH OUTSTANDING NOTES) OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

LYONDELL CHEMICAL COMPANY

OFFER TO EXCHANGE

$1,822,500,000 8% SENIOR SECURED NOTES DUE 2017
€303,750,000 8% SENIOR SECURED NOTES DUE 2017

FOR

$1,822,500,000 8% SENIOR SECURED NOTES DUE 2017
€303,750,000 8% SENIOR SECURED NOTES DUE 2017

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification Of Directors And Officers

Assumed Indemnification Obligations

LyondellBassell Industries N.V. assumed certain indemnification obligations for any person who served as a director or officer of any of the Debtors in the Bankruptcy Cases during the period beginning January 6, 2009, subject to certain exceptions. All of our current executive officers and most of our officers will be indemnified pursuant to this assumption under the Plan of Reorganization. Furthermore, pursuant to the Plan of Reorganization, to the extent that indemnification claims relate to acts or omissions prior to the commencement of the Bankruptcy Cases, any individual covered by the assumed indemnification obligations must first demonstrate that he or she has taken all reasonable actions to obtain payment under any applicable insurance policies, and that the insurers under the policies have disclaimed coverage or have informed such individual that the available limits of liability under the applicable policies have been exhausted. We will only be required to make a payment under the assumed indemnification obligations after the insurance policy has been exhausted or is not otherwise available. With respect to acts or omissions after the commencement of the Bankruptcy Cases and prior to the Emergence Date, an insurance policy took effect on December 20, 2007 which covers such acts or omissions.

Indemnification Arrangements

Article 26 of Chapter XI of the Articles of Association of LyondellBassell Industries N.V. contains mandatory indemnification provisions for its current and former directors and officers, as well as directors and officers of its direct or indirect subsidiaries, including Lyondell Chemical and the Subsidiary Guarantors, as described generally below.

We are obligated to indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he (or a person or entity for whom he) is or was a member of our Management Board or a member of our Supervisory Board or is or was serving at our request as a director, officer, employee or agent of another company or a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans. Our indemnification obligation applies to all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred, except that our indemnification does not apply in respect of any claim, issue or matter as to which the person is adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to us, unless and only to the extent that the court in which such action suit or proceeding was brought or any other court having appropriate jurisdiction determines otherwise.

Expenses (including attorneys’ fees) incurred in defending a proceeding may be paid by us in advance of the final disposition of such proceeding upon a resolution of our Management Board which will have been approved by our Supervisory Board with respect to the specific case upon receipt of an undertaking by or on behalf of the member of our Management Board, member of our Supervisory Board, director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by us.

We have entered into indemnification agreements with our current directors and will enter into similar agreements with executive officers and certain officers and employees of LyondellBasell Industries N.V. We believe that these indemnification agreements are necessary to attract and retain qualified persons as our directors and executive officers and as officers and employees of LyondellBasell Industries N.V. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We maintain directors’ and officers’ liability insurance coverage.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Article VII of Lyondell Chemical’s Amended and Restated Certificate of Incorporation and Section 5.11 of Lyondell Chemical’s Amended and Restated By-Laws provide for indemnification to the fullest extent permitted by the DGCL.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of its directors or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Lyondell Chemical’s Amended and Restated Certificate of Incorporation provides that no director of Lyondell Chemical shall be personally liable to Lyondell Chemical or its shareholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

ITEM 21.  Exhibits and Financial Statement Schedules

(a) Financial Statements.  Our financial statements for the years ended December 31, 2010, 2009 and 2008, including the report of our independent registered public accounting firm, and the quarter ended June 30, 2011 are attached hereto beginning at page F-1 immediately following the signature page of this Registration Statement.

Page	Description

F-1	Index to the Consolidated Financial Statements

(b) Exhibits.  The exhibits required to be filed pursuant to the requirements of Item 601 of Regulation S-K are set forth in the Index to Exhibits accompanying this registration statement.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ James L. Gallogly
James L. Gallogly
Sole Member of the Management Board

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Chief Executive Officer and Sole Member of the Management Board (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Jacques Aigrain	Director

* Jagjeet S. Bindra	Director

* Robin Buchanan	Director

* Milton Carroll	Director

* Stephen F. Cooper	Director

* Robert G. Gwin	Director

Joshua J. Harris	Director

* Scott M. Kleinman	Director

Signature	Title

* Marvin O. Schlanger	Chairman of the Supervisory Board and Director

* Bruce A. Smith	Director

* Rudy M.J. van der Meer	Director

*	The undersigned, by signing his name hereto, does execute this registration statement on behalf of the persons identified above pursuant to a power-of-attorney.

By:	/s/ Craig B. Glidden
Craig B. Glidden
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELLBASELL FINANCE COMPANY

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

/s/ Samuel L. Smolik Samuel L. Smolik	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELLBASELL ACETYLS, LLC

By:	LyondellBasell Acetyls Holdco, LLC, its Sole Member

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

HOUSTON REFINING LP

By:	Lyondell Refining Company LLC, its General Partner

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELLBASELL F&F HOLDCO, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELLBASELL ACETYLS HOLDCO, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELL REFINING I LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELL REFINING COMPANY, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL EUROPE HOLDINGS INC.

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELL CHIMIE FRANCE LLC

By:	Lyondell Europe Holdings Inc., its Sole Member

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELL CHEMICAL TECHNOLOGY, L.P.

By:	Lyondell Chemical Technology Management, Inc., its General Partner

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Debra Beran Debra Beran	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Debra Beran Debra Beran	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL TECHNOLOGY 1 INC.

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Debra Beran Debra Beran	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

LYONDELL CHEMICAL PROPERTIES, L.P.

By:	Lyondell Chemical Technology Management, Inc., its General Partner

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Debra Beran Debra Beran	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL OVERSEES SERVICES, INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL INTERNATIONAL COMPANY

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LYONDELL CHEMICAL DELAWARE COMPANY

By:	/s/ C. Kent Potter
C. Kent Potter
President

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ C. Kent Potter C. Kent Potter	Director, President (Principal Executive and Financial Officer)

/s/ Wendy Johnson Wendy Johnson	Director, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

EQUISTAR CHEMICALS, LP

By:	Equistar GP, LLC, its General Partner

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BASELL NORTH AMERICA INC.

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Samuel L. Smolik Samuel L. Smolik	Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

EQUISTAR GP, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 6, 2011.

EQUISTAR LP, LLC

By:	Lyondell Chemical Company, its Sole Member

By:	/s/ James L. Gallogly
James L. Gallogly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 2 to Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on September 6, 2011.

Signature	Title

/s/ James L. Gallogly James L. Gallogly	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ C. Kent Potter C. Kent Potter	Director, Executive Vice President and Chief Financial Officer (Principal Financial & Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number		Description

2.1		Third Amended and Restated Joint Chapter 11 Plan of Reorganization for the LyondellBasell Debtors, dated as of March 12, 2010 (incorporated by reference to Exhibit 2.1 to Form 10 dated April 28, 2010).
3	.1*	Amended and Restated Articles of Association of LyondellBasell Industries N.V., dated as of May 27, 2011.
3.2		Rules for the Supervisory Board of LyondellBasell Industries N.V. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Form 10 dated July 26, 2010).
3.3		Rules for the Management Board of LyondellBasell Industries N.V. (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to Form 10 dated July 26, 2010).
3	.4*	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company.
3	.5*	Certificate of Amendment of Certificate of Incorporation of Lyondell Chemical Company.
3	.6*	Amended and Restated By-Laws of Lyondell Chemical Company, adopted as of December 30, 2007.
4.1		Specimen certificate for Class A ordinary shares, par value €0.04 per share, of LyondellBasell Industries N.V. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.2		Nomination Agreement between Leveragesource (Delaware), LLC and LyondellBasell Industries N.V., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.3		Nomination Agreement between Ares Corporate Opportunities Fund III, L.P. and LyondellBasell Industries N.V., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.4		Nomination Agreement between AI International Chemicals S.à.r.l. and LyondellBasell Industries N.V., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.5		Registration Rights Agreement by and among LyondellBasell Industries N.V., Banc of America Securities LLC and UBS Securities LLC, dated as of April 8, 2010 (incorporated by reference to Exhibit 4.4 to Form 10 dated April 28, 2010).
4.6		Registration Rights Agreement by and among LyondellBasell Industries N.V. and the Holders (as defined therein), dated as of April 30, 2010 (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.7		Amended and Restated Indenture relating to 8% Senior Secured Notes due 2017 between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Wilmington Trust FSB, dated as of April 30, 2010 (incorporated by reference to Exhibit 4.8 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.8		Security Agreement relating to 8% Senior Secured Notes due 2017 dated as of April 30, 2010 among Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4.9 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.9		Indenture relating to 11% Senior Secured Notes due 2018 by and among LyondellBasell Industries N.V., Lyondell Chemical Company and Wells Fargo, N.A., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.10		Security Agreement relating to 11% Senior Secured Notes due 2018 by and among LyondellBasell Industries N.V., Lyondell Chemical Company and Wells Fargo, N.A., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.11 to Amendment No. 2 to Form 10 dated July 26, 2010).
4.11		Warrant Agreement by and among LyondellBasell Industries N.V. and Computershare Inc. and Computershare Trust Company, N.A., dated as of April 30, 2010 (incorporated by reference to Exhibit 4.12 to Amendment No. 2 to Form 10 dated July 26, 2010).
5	.1*	Legal opinion of Vinson & Elkins LLP regarding the legality of the securities being registered under this registration statement.
5	.2*	Legal opinion of Clifford Chance LLP.
10.1		Employment agreement by and among James L. Gallogly, Lyondell Chemical Company and LyondellBasell AFGP, dated as of May 14, 2009 (incorporated by reference to Exhibit 10.1 to Form 10 dated April 28, 2010).
10.2		Compensation terms of C. Kent Potter (incorporated by reference to Exhibit 10.2 to Form 10 dated April 28, 2010).

Exhibit
Number		Description

10.3		Employment agreement by and among Craig B. Glidden, Lyondell Chemical Company and LyondellBasell AFGP, dated as of August 5, 2009 (incorporated by reference to Exhibit 10.3 to Form 10 dated April 28, 2010).
10.4		Employment agreement by and among Kevin Brown, Lyondell Chemical Company and LyondellBasell AFGP, dated as of March 19, 2010 (incorporated by reference to Exhibit 10.4 to Form 10 dated April 28, 2010).
10.5		Employment agreement by and among Bhavesh V. Patel, Lyondell Chemical Company and LyondellBasell AFGP, dated as of March 19, 2010 (incorporated by reference to Exhibit 10.5 to Form 10 dated April 28, 2010).
10.6		LyondellBasell Industries N.V. Short-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.7		LyondellBasell Industries N.V. Medium Term Incentive Plan (incorporated by reference to Exhibit 10.12 to Form 10 dated April 28, 2010).
10.8		LyondellBasell Industries N.V. 2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to Form 10 dated April 28, 2010).
10.9		Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.10		Form of Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.11		Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.12		Form of Stock Appreciation Right Award Agreement (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.13		Senior Secured Term Loan Credit Agreement by and between Lyondell Chemical Company, LBI Escrow Corporation, LyondellBasell Industries, N.V. and UBS AG, Stamford Branch, dated as of April 8, 2010 (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.14		U.S. Security Agreement among Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and USB AG Stamford Branch, dated as of April 30, 2010 (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.15		Senior Secured Asset-Based Credit Agreement by and between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Citibank, N.A., dated as of April 8, 2010 (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.16		Security Agreement dated as of April 30, 2010 between Lyondell Chemical Company, certain of its subsidiaries, LyondellBasell Industries N.V. and Citibank N.A. (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.17		Master Receivables Purchase Agreement dated May 4, 2010 among Basell Sales and Marketing Company B.V., Lyondell Chemie Nederland B.V., Basell Polyolefins Collections Limited, Citicorp Trustee Company Limited and Citibank, N.A., London Branch (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to Form 10 dated July 26, 2010).
10.18		First Amendment to Senior Secured Asset-Based Credit Agreement, dated as of June 2, 2011 (incorporated by reference to Exhibit 10.1 to Form 8-K filed June 8, 2011).
12	.1*	Computation of Ratio of Earnings to Fixed Charges.
21.1		List of subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Form 10-K dated March 18, 2011).
23	.1*	Consent of Vinson & Elkins LLP (Included in Exhibit 5.1).
23	.2**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23	.3**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23	.4**	Consent of PricewaterhouseCoopers Accountants N.V., Independent Registered Public Accounting Firm.
23	.5*	Consent of Clifford Chance LLP (Included in Exhibit 5.2).
24	.1*	Powers of Attorney (included on Page II-4 as part of the signature page).
25	.1*	Statement of Eligibility on Form T-1 of Wilmington Trust FSB.

*	Previously filed.

**	Filed herewith.